As filed with the Securities and Exchange Commission on August 28, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Talawar Tx Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	41-5282723
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

303 Wyman St., PMB 17417506

Suite 300

Waltham, MA 02451

Tel: (781) 684-9780

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Schegerin

Chief Executive Officer

303 Wyman St., PMB 17417506

Suite 300

Waltham, MA 02451

Tel: (781) 684-9780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Brandon Fenn William Sorabella Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000	Stephen Migausky Chief Legal and Administrative Officer 303 Wyman St., PMB 17417506 Suite 300 Waltham, MA 02451 Tel: (781) 684-9780	Alan Annex Adam Namoury Anthony Zangrillo Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017 Tel: (212) 801-9200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED AUGUST 28, 2026

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING IN LIEU OF AN ANNUAL MEETING OF

JATT II ACQUISITION CORP.

PROSPECTUS FOR UP TO SHARES OF COMMON STOCK

OF

After careful consideration, the board of directors of JATT II Acquisition Corp., a Cayman Islands exempted company, with limited liability (“JATT”), has unanimously approved, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in the proxy statement/prospectus), and determined it to be in the best interests of JATT and its shareholders (“you”) to enter into the Business Combination Agreement, dated as of June 29, 2026, by and among JATT, Talawar Tx Inc., a Delaware corporation (“Talawar”) and Talawar Merger Sub, a Cayman Islands exempted company, with limited liability and a direct wholly-owned subsidiary of Talawar (“Merger Sub”), a copy of which is attached to this proxy statement/prospectus as Annex A (as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, on the date the transactions contemplated by the Business Combination Agreement actually occur (the “Closing Date” and such closing, the “Closing”), Merger Sub will merge with and into JATT (the “Merger”), with JATT surviving the Merger as a wholly-owned subsidiary of Talawar (such transactions, the “Business Combination”), and unanimously, aside from Dr. Sidhu, recommends that shareholders vote or give instruction to vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby including the Merger, and “FOR” the proposals presented to JATT’s shareholders in the accompanying proxy statement/prospectus (the “Shareholder Proposals”). The Stock Split (as defined below), the Merger and the other transactions contemplated by the Business Combination Agreement or other transaction documents are collectively referred to as the “Transactions.” We refer to Talawar, as the continuing public company following the consummation of the Transactions, as the “Post-Closing Company.”

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each ordinary share of JATT, par value $0.0001 per share (the “JATT Ordinary Shares”) will be automatically converted into the right to receive one share of Post-Closing Company common stock, par value $0.00001 per share (the “Post-Closing Company Common Stock”).

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement:

(a)
immediately prior to the Stock Split, all outstanding Talawar convertible instruments (including any simple agreements for future equity) (the “Talawar Convertible Instruments”) will be converted into shares of common stock of Talawar, par value $0.00001 per share (the “Talawar Common Shares”), pursuant to their respective terms, and all outstanding shares of Series L Preferred Stock of Talawar, par value $0.00001 per share (the “Talawar Preferred Shares”, together with the Talawar Common Shares, the “Talawar Shares”), will be automatically converted into Talawar Common Shares in accordance with the terms of Talawar’s Certificate of Incorporation and bylaws, as in effect immediately prior to the Effective Time;
(b)
immediately prior to the Effective Time, Talawar will effect a stock split pursuant to which each Talawar Common Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of shares of Post-Closing Company Common Stock determined by multiplying each such Talawar Common Share by the Exchange Ratio (as defined below) (the “Stock Split”); and

(c)
immediately prior to the Effective Time, each option to purchase Talawar Common Shares (each, a “Talawar Option”), that is outstanding and unexercised immediately prior to the Effective Time, whether then vested or unvested, will be automatically assumed by the Post-Closing Company and converted into an option to purchase a number of shares of Post-Closing Company Common Stock (each, an “Exchanged Option”) equal to the product (rounded down to the nearest whole share) of (x) the number of Talawar Common Shares subject to such Talawar Option immediately prior to the Effective Time and (y) the Exchange Ratio (as defined below), at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Talawar Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided above, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Talawar Option immediately prior to the Effective Time.

The “Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration by (b) the number of Fully-Diluted Shares. The “Transaction Share Consideration” means an aggregate number of Post-Closing Company Common Stock equal to (i) $120,000,000 divided by (ii) $10.00. Fully-Diluted Shares means an amount equal to, without duplication (a) the aggregate number of Talawar Common Shares and any other shares of capital stock of Talawar that are issued and outstanding as of immediately prior to the Effective Time, calculated on a fully-diluted basis (with any Talawar Preferred Shares deemed included on an as-converted to Talawar Common Shares basis), including (x) the Talawar Common Shares issuable upon the exercise of Talawar Options solely to the extent exercised prior to Closing and (y) any Talawar Common Shares and any other shares of capital stock of Talawar underlying the Equity Securities issued in connection with any fundraising transactions from and after the date of the Business Combination Agreement (excluding the PIPE Financing, as defined below) for aggregate net proceeds of up to $30,000,000, plus (b) the aggregate number of Talawar Shares issuable upon the full conversion of any Talawar Convertible Instruments that are outstanding as of immediately prior to the Effective Time. “Fully-Diluted Shares” shall not include Talawar Common Shares issuable upon the exercise of Exchanged Options or Talawar Common Shares issued pursuant to the Talawar Equity Plan.

At the Effective Time, each JATT Ordinary Share issued and outstanding as of immediately prior to the Effective Time (other than JATT Treasury Stock, JATT Redeeming Stock, and JATT Dissenting Shares) will be automatically cancelled and converted into the right to receive one (1) share of Post-Closing Company Common Stock.

Concurrently with the execution of the Business Combination Agreement, JATT and Talawar entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) with institutional and other accredited investors, including certain investors affiliated with Insiders (as defined in the accompanying proxy statement/prospectus) (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase on the Closing Date immediately prior to or substantially concurrently with the Closing, an aggregate of 22,500,000 shares of Post-Closing Company Common Stock (collectively, the “PIPE Shares”), for a purchase price of $10.00 per share of Post-Closing Company Common Stock in a private placement, for aggregate gross proceeds to the Post-Closing Company of $225,000,000 (the “PIPE Investment Amount”).

In connection with JATT’s initial public offering (the “IPO”), JATT Ventures II L.P., a Cayman Islands exempted limited partnership (the “Sponsor”), and JATT’s directors and executive officers entered into a letter agreement, pursuant to which they agreed to vote their JATT Ordinary Shares in favor of the Business Combination Proposal (the “Business Combination Proposal”) (except with respect to any Public Shares which may not be voted in favor of approving a Business Combination in accordance with Rule 14e-5 under the Exchange Act). Further, concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Support Agreement with Talawar, dated as of June 29, 2026 (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things, to vote its JATT Ordinary Shares in favor of (i) adopting and approving the Transactions, and (ii) approving each of the proposals and any other matters reasonably necessary for the consummation of the Transactions. As of the Record Date (as defined in the accompanying proxy statement/prospectus), the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

Interests of Sponsor and its Affiliates

Dr. Someit Sidhu, the Chairman and Chief Executive Officer of JATT, is a limited partner of the Sponsor. JATT Ventures II Ltd is the sole general partner of the Sponsor. Dr. Someit Sidhu is the sole member of JATT Ventures II Ltd. In addition, Dr. Someit Sidhu is also the founder and Chief Executive Officer of Khanda Therapeutics L.P., which licensed to Talawar the assets it is developing, and is a significant stockholder in Talawar. As a result, Dr. Someit Sidhu may have additional economic interests in the completion of the Transactions that are different from those of JATT’s shareholders.

On February 13, 2026, the Sponsor purchased an aggregate of 1,725,000 JATT Ordinary Shares (the “Founder Shares”) for an aggregate consideration of $25,000, or approximately $0.014 per share. Of these, 225,000 Founder Shares were surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option, resulting in 1,500,000 Founder Shares remaining outstanding. Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to surrender an additional 150,000 Founder Shares to JATT for no consideration in connection with the Closing (referred to herein as the Sponsor Forfeiture). The Founder Shares are identical to the JATT Ordinary Shares sold in the IPO (the “Public Shares”), except that the Founder Shares are subject to certain transfer restrictions. In connection with the Closing, the Sponsor has agreed to enter into the Registration Rights and Lock-Up Agreement.

On April 20, 2026, the Sponsor purchased an aggregate of 300,000 JATT Ordinary Shares (the “Private Placement Shares”), at a price of $10.00 per share, for an aggregate purchase price of $3,000,000, in a private placement simultaneously with the closing of the IPO (the “Private Placement”). The Private Placement Shares are identical to the Public Shares, except that, so long as they are held by the Sponsor and its permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of a business combination, including the transactions contemplated by the Business Combination Agreement, and (ii) they are entitled to registration rights. In addition, the Sponsor has agreed to waive its redemption rights with respect to the Founder Shares and the Private Placement Shares in connection with (i) the consummation of JATT’s initial business combination, which is the transaction contemplated by the Business Combination Agreement, or (ii) a shareholder vote to approve an amendment to JATT’s amended and restated memorandum and articles of association (the “Articles of Association”) to modify the substance or timing of JATT’s obligation to redeem 100% of the Public Shares if JATT has not consummated a business combination within 24 months of the closing of the IPO (or such other time period pursuant to an amendment to JATT’s Articles of Association) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

In connection with the IPO, JATT agreed to reimburse the Sponsor for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination and also agreed to pay the Sponsor and/or its affiliates or designees $20,000 per month for officer compensation and administrative services provided to members of JATT’s management team (the “Administrative Service Fee”). In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of JATT’s officers and directors may, but are not obligated to, loan JATT funds as may be required (“Working Capital Loans”). If JATT completes a business combination, JATT would repay the Working Capital Loans out of the proceeds of the Trust Account released to JATT. In the event that a business combination does not close, JATT may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. At the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into Post-Closing Company Common Stock at a price of $10.00 per share. The shares will contain restrictions identical to the restrictions attached to the Private Placement Shares. As of June 30, 2026, JATT had no outstanding borrowings or commitments under the Working Capital Loans. In addition, prior to or in connection with the Closing, there may be payment by JATT to the Sponsor, its officers or directors, or JATT’s or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the Closing, which, if made prior to the completion of the initial business combination, will be paid from funds held outside the trust account. JATT’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, its officers or directors or JATT’s or their affiliates. Any such payments prior to an initial business combination are made from funds held outside the Trust Account.

JATT has agreed to indemnify the Sponsor and its directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the IPO or JATT’s operations or conduct of its business (including, for the avoidance of doubt, a Business Combination), or (ii) any claim against the Sponsor alleging any express or implied management or endorsement by the Sponsor of any activities of JATT or any express or implied association between the Sponsor, on the one hand, and JATT or any of its affiliates, on the other hand. Such indemnity provides that the indemnified parties cannot access the funds held in the trust account.

The Sponsor has agreed that it will be liable to JATT if and to the extent any claims by a third party for services rendered or products sold to JATT, or by a prospective target business with which JATT has entered into a written letter of intent, confidentiality agreement or business combination agreement (other than JATT’s registered public accounting firm), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of taxes paid or payable and up to $100,000 of interest to pay dissolution expenses; provided, however, that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under JATT’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). JATT has not asked the Sponsor to reserve for such indemnification obligations, and JATT believes that the Sponsor’s only assets are securities of JATT. Accordingly, JATT cannot assure its shareholders that the Sponsor would be able to satisfy those obligations if called upon to do so.

After the Closing, members of JATT’s management team who remain with the Post-Closing Company, which is currently only expected to include Dr. Someit Sidhu, who is expected to become a member of the board of directors of the Post-Closing Company (referred to in the accompanying proxy statement/prospectus as the Post-Closing Company Board), may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to JATT’s shareholders, to the extent then known, in this proxy statement/prospectus or other proxy solicitation materials (as applicable) furnished to JATT’s shareholders. It is unlikely the amount of such compensation is fully known at the time of distribution of this proxy statement/prospectus, or will be fully known at the time of the extraordinary general meeting (the “Extraordinary General Meeting”) held to consider the Business Combination, as it will be up to the directors of the Post-Closing Company to determine executive and director compensation.

For more information about JATT’s officers’ and directors’ economic interests in the Transactions, see the section entitled “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions.”

Potential conflicts of interest in connection with the Business Combination

There may be actual or potential material conflicts of interest between or among (1) the Sponsor, JATT’s officers and directors, Talawar’s officers and directors and (2) unaffiliated security holders of JATT. Such conflicts of interest may include a material conflict of interest arising in determining whether to proceed with the business combination, the compensation of JATT’s directors and officers and the compensation of the Sponsor in connection with the business combination. See the section entitled “Proposal No. 1 —The Business Combination Proposal — Interests of Certain JATT Persons in the Business Combination” and “Information About JATT — Conflicts of Interest.” Talawar’s managers and executive officers have interests in the Business Combination that are different from, or in addition to, those of the JATT shareholders generally.

Pro Forma Post-Closing Company Common Stock Ownership

The following summarizes the pro forma shares of the Post-Closing Company Common Stock issued and outstanding immediately after the Closing, on an issued and outstanding basis, presented under the following redemption scenarios:

•
No Redemptions Scenario: which is the scenario that assumes no Public Shareholders exercise their redemption rights.
•
25% Redemptions Scenario: which is the scenario that illustrates 25% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition (as defined in the accompanying proxy statement/prospectus).
•
50% Redemptions Scenario: which is the scenario that illustrates 50% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition.
•
75% Redemptions Scenario: which is the scenario that illustrates 75% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition.
•
Maximum Redemptions Scenario: which is the scenario that illustrates the largest number of redemptions by Public Shareholders that can occur while still satisfying the Minimum Cash Condition.

	No Redemption Scenario(1)		25% Scenario(2)		50% Scenario(3)		75% Scenario(4)		Maximum Redemptions Scenario(5)
	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership
Talawar Stockholders(6)	12,534,278	29.37%	12,534,278	30.43%	12,534,278	31.58%	12,534,278	32.83%	12,534,278	34.17%
Sponsor Shares(7)	1,650,000	3.87%	1,650,000	4.01%	1,650,000	4.16%	1,650,000	4.32%	1,650,000	4.50%
Public Shareholders	6,000,000	14.06%	4,500,000	10.93%	3,000,000	7.56%	1,500,000	3.93%	—	—
PIPE Investors(8)	22,500,000	52.71%	22,500,000	54.63%	22,500,000	56.70%	22,500,000	58.92%	22,500,000	61.33%
Total	42,684,278	100%	41,184,278	100%	39,684,278	100%	38,184,278	100%	36,684,278	100%

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes redemptions of 1,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(3)
Assumes redemptions of 3,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(4)
Assumes redemptions of 4,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(5)
Assumes redemptions of 6,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(6)
Consists of 12,534,278 shares of Post-Closing Company Common Stock issuable in respect of Talawar Shares. Both are based on an assumed Exchange Ratio of 1.0556. The Exchange Ratio reflects the Talawar Share and Talawar Option, in each case, outstanding as of June 30, 2026 and does not reflect any issuances of Talawar Shares after such date.
(7)
Includes 300,000 Private Placement Shares held by the Sponsor and 1,350,000 Founder Shares held by the Sponsor. Sponsor shall, in connection with the Closing, surrender to JATT for no consideration 150,000 Sponsor Shares for cancellation, which Sponsor Shares shall be entitled to vote at the Extraordinary General Meeting.
(8)
Pursuant to the terms of the PIPE Subscription Agreements, as described above, Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy, 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225.0 million.

See the sections entitled “Proposal No. 1 — The Business Combination Proposal — General — Impact of the Business Combination on Our Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

After careful consideration, the JATT Board has unanimously approved, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in the proxy statement/prospectus), and determined it to be in the best interests of JATT and its shareholders to enter into the Business Combination and the Business Combination Agreement and unanimously, aside from Dr. Sidhu, recommends that shareholders vote or give instruction to vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby and “FOR” the Shareholder Proposals in the accompanying proxy statement/prospectus. The JATT Board received an opinion of Houlihan Capital, LLC, which it took into account in making a determination to approve the Transactions, to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other conditions contained therein, the Post-Closing Company Common Stock to be received in exchange for JATT Ordinary Shares in connection with the Merger are fair, from a financial point of view, to the unaffiliated shareholders of JATT. A copy of the written opinion is attached as Annex C to this proxy statement/prospectus. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Opinion of Houlihan Capital” for further information. The JATT Board recommends that you vote “FOR” each of the Shareholder Proposals.

JATT will hold the Extraordinary General Meeting to consider matters relating to the Business Combination at , Eastern Time, on , 2026 at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Ave, New York, NY 10017 and virtually via live webcast at . You or your proxyholder will be able to attend and vote at the Extraordinary General Meeting in-person or online by visiting and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the Extraordinary General Meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

The approval of each of the Business Combination Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law and the Articles of Association, which is a resolution passed by the holders of a majority of JATT Ordinary Shares who, being entitled to do so, attend and vote in person or by proxy at the Extraordinary General Meeting, and includes a unanimous written resolution. Approval of the Merger Proposal requires a special resolution under Cayman Islands law and the Articles of Association, which is a resolution passed by the holders of at least 66-2/3% of JATT Ordinary Shares who, being entitled to do so, attend and vote in person or by proxy at the Extraordinary General Meeting, and includes a unanimous written resolution. Accordingly, a shareholder’s failure to vote in person, online, or by proxy at the Extraordinary General Meeting will have no effect on the outcome of the vote on any of the proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

If you have any questions or need assistance voting your JATT Ordinary Shares, please contact , our proxy solicitor, by calling , or banks and brokers can call collect at , or by emailing . The notice of the Extraordinary General Meeting and the proxy statement/prospectus relating to the Business Combination will be available at .

The JATT Ordinary Shares are currently listed on the Nasdaq Global Market under the symbol “JATT”. Pursuant to the terms of the Business Combination Agreement, as a closing condition, the Post-Closing Company Common Stock issued in connection with the Business Combination is to be conditionally approved for listing on Nasdaq Capital Market (“Nasdaq”), but there can be no assurance that such closing condition will be met. If such closing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, it is proposed that the Post-Closing Company Common Stock will be listed, subject to Nasdaq approval, under the proposed symbol “TLWR”. It is important for you to know that, at the time of the Extraordinary General Meeting, JATT and Talawar may not have received from Nasdaq either confirmation of the listing of the Post-Closing Company Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement; provided, however that such condition is also waived by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived or is subject to an exception and therefore the Post-Closing Company Common Stock would not be listed on any nationally recognized securities exchange. If such condition is waived, JATT may not recirculate an updated proxy statement/prospectus or solicit a new vote of JATT shareholders prior to proceeding with the Business Combination and the Merger. See “Risk Factors — Risk Related to Talawar and the

Post-Closing Company — Additional Risks Related to Ownership of the Post-Closing Company’s Common Stock Following the Business Combination and the Post-Closing Company Operating as a Public Company — There can be no assurance that the Post-Closing Company Common Stock issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing” for additional information.

Talawar is an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, has elected to comply with certain reduced public company reporting requirements as applicable to such types of companies and may elect to do so in future filings. See the section titled “Summary of the Proxy Statement/Prospectus — Emerging Growth Company” and “Summary of the Proxy Statement/Prospectus – Smaller Reporting Company.”

This proxy statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the Extraordinary General Meeting in lieu of an annual meeting of JATT’s shareholders. It also contains or references information about JATT, Talawar and the Post-Closing Company. We encourage you to carefully read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. In particular, when you consider the recommendation regarding these proposals by the JATT Board, you should keep in mind that the Sponsor and JATT’s directors and officers have interests in the business combination that are different from or in addition to, or may conflict with, your interests as a shareholder. For instance, the Sponsor, JATT’s officers and directors and/or their affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating JATT. See the section of this proxy statement/prospectus entitled “Proposal No. 1 —The Business Combination Proposal — Interests of Certain JATT Persons in the Business Combination” and “Information About JATT — Conflicts of Interest” for a further discussion of these considerations. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 52 of this proxy statement/prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated   , 2026 and is first being mailed to JATT shareholders on or about , 2026.

JATT II Acquisition Corp.
A Cayman Islands Exempted Company
153 Central Avenue
C/O 56
Westfield, NJ 07091
201-688-0364

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON , 2026

TO THE SHAREHOLDERS OF JATT II ACQUISITION CORP.:

JATT II Acquisition Corp., a Cayman Islands exempted company, with limited liability (“JATT”), is furnishing this proxy statement/prospectus to JATT shareholders (“you”) as part of the solicitation of proxies by the board of directors of JATT (the “JATT Board”) for use at the extraordinary general meeting (the “Extraordinary General Meeting”) of JATT shareholders to be held on , 2026, and at any adjournment or postponement thereof. This proxy statement/prospectus provides JATT shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting. You are cordially invited to attend the Extraordinary General Meeting of JATT, to be held at , Eastern Time, on , 2026 at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Avenue, New York, New York 10017, and virtually via live webcast at . The Extraordinary General Meeting will be held for the following purposes:

Proposal No. 1 – The Business Combination Proposal – To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of June 29, 2026 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among JATT, Talawar Tx Inc., a Delaware corporation (“Talawar”), Talawar Merger Sub, a Cayman Islands exempted company, with limited liability and a direct wholly-owned subsidiary of Talawar (“Merger Sub”), pursuant to which, on the date the transactions contemplated by the Business Combination Agreement actually occur (the “Closing Date” and such closing, the “Closing”), Merger Sub will merge with and into JATT (the “Merger”), with JATT surviving the Merger as a wholly-owned subsidiary of Talawar, and the other transactions contemplated by the Business Combination Agreement (such transactions, together with the Merger, the “Business Combination”), as more fully described in the accompanying proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Proposal No. 2 – The Merger Proposal – To consider and vote upon, a proposal to approve by special resolution, the Merger and a plan of merger (the “Plan of Merger”), by and between JATT and Merger Sub, substantially in the form attached to the accompanying proxy statement/prospectus as Annex B. We refer to this proposal as the “Merger Proposal.”

Proposal No. 3 – The Adjournment Proposal (if presented) – To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or appropriate, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting, (ii) for the absence of a quorum; (iii) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to JATT shareholders or (iv) if the holders of Public Shares (as defined below) have elected to redeem a number of Public Shares that would reasonably be expected to result in certain conditions to Closing not being satisfied or waived. We refer to this proposal as the “Adjournment Proposal”, and together with the Business Combination Proposal and the Merger Proposal, the “Shareholder Proposals.”

These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of JATT ordinary shares, par value $0.0001 per share (the “JATT Ordinary Shares”), at the close of business on , 2026 (the “Record Date”) are entitled to notice of and to have their votes counted at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

The approval of the Business Combination Proposal and the Adjournment Proposal (if presented) each requires an ordinary resolution, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at an Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution.

The approval of the Merger Proposal requires a special resolution, being the affirmative vote of the holders of at least 66-2/3% of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at an Extraordinary General Meeting, vote at the Extraordinary General Meeting.

The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law.

The accompanying proxy statement/prospectus and proxy card are being provided to JATT’s shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournment of the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, all of JATT’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 52 of the accompanying proxy statement/prospectus.

After careful consideration, the JATT Board has unanimously approved, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in the proxy statement/prospectus), the Business Combination and determined it to be in the best interests of JATT and its shareholders and unanimously, aside from Dr. Sidhu, recommends that shareholders vote or give instruction to vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby and “FOR” the other Shareholder Proposals in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the JATT Board, you should keep in mind that JATT’s Sponsor, JATT Ventures II L.P. (the “Sponsor”), and JATT’s directors and officers, and/or their affiliates, have interests in the Business Combination that may conflict with your interests as a shareholder. For instance, the Sponsor and JATT’s officers and directors, and/or their affiliates, will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating JATT. See the section of the accompanying proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for a further discussion of these considerations.

In connection with the Business Combination, certain related agreements have been or will be entered into on or prior to the Closing, including the Registration Rights and Lock-Up Agreement, the Sponsor Support Agreement, the Stockholder Support Agreement and the PIPE Subscription Agreements (each as defined in the accompanying proxy statement/prospectus). See “Proposal No. 1 — The Business Combination Proposal — Other Agreements Related to the Business Combination” and “Certain Relationships and Related Person Transactions” in the accompanying proxy statement/prospectus for more information.

Pursuant to JATT’s amended and restated memorandum and articles of association (the “Existing Governing Documents”), a holder of Public Shares (as defined below), who is not an Insider (as defined in the accompanying proxy statement/prospectus) (a “Public Shareholder”), may request to redeem all or a portion of such holder’s Public Shares for cash if the Business Combination is consummated. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)
hold JATT Ordinary Shares sold in JATT’s initial public offering (“IPO”), whether they were purchased in the IPO or thereafter in the open market (“Public Shares”);
(ii)
submit a written request to Continental Stock Transfer & Trust Company, LLC (“Continental”), JATT’s transfer agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that JATT redeem all or a portion of your Public Shares for cash; and

(iii)
deliver your share certificates for Public Shares (if any) along with other applicable redemption forms to Continental, physically or electronically through The Depository Trust Company.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to p.m., Eastern Time, on , 2026, two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting in order for their Public Shares to be redeemed.

Public Shareholders may elect to redeem Public Shares regardless of if or how they vote in respect of the Business Combination Proposal, and regardless of whether they hold Public Shares on the Record Date. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank.

If a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, and JATT initiates the redemption of Public Shares in connection with the Business Combination (the “Redemption”) pursuant to the Existing Governing Documents, JATT will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of the IPO (the “Trust Account”), calculated as of two (2) business days prior to the consummation of the Business Combination (the “Redemption Price”). For illustrative purposes, as of August 20, 2026, this would have amounted to approximately $10.12 per Public Share. Prior to exercising redemption rights, Public Shareholders should verify the market price of the JATT Ordinary Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. JATT cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in JATT’s securities when its shareholders wish to sell their shares. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. Any request to redeem Public Shares, once made, may be requested to be withdrawn at any time until the deadline for submitting redemption requests, which is two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting, and, thereafter, with JATT’s consent, until the Redemption. However, no withdrawal will be permitted unless the JATT Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If a Public Shareholder delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that JATT instruct Continental to return the shares (physically or electronically). The holder can make such request by contacting Continental, at the address or email address listed in the accompanying proxy statement/prospectus. See “Extraordinary General Meeting of JATT - Redemption Rights” of the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares in the aggregate (“Excess Shares”) without JATT’s prior written consent and provided further that any Public Shareholder on whose behalf a redemption right is being exercised must identify itself to JATT in connection with any redemption election in order to validly redeem such Public Shares. Accordingly, if a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, seeks to redeem Excess Shares, then any such Excess Shares would not be redeemed for cash without JATT’s prior written consent and compliance with the Existing Governing Documents.

The Insiders have agreed to, among other things, vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination in accordance with Rule 14e-5 under the Exchange Act), and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any JATT Ordinary Shares held by them. The Sponsor has agreed to also vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares it may hold, in favor of the other Shareholder Proposals. None of the Sponsor nor JATT’s directors or officers received separate consideration for their waiver of redemption rights. The Founder Shares (as defined in the accompanying proxy statement/prospectus) held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

The consummation of the Business Combination is conditioned upon the satisfaction or waiver of certain closing conditions, including among other things: (i) the approval of the Required JATT Shareholder Approval (as defined in the accompanying proxy statement/prospectus); (ii) no legal restraint or prohibition issued by any government entity enjoining, prohibiting or preventing the consummation of the Transactions (as defined in the accompanying proxy statement/prospectus) shall be in effect; (iii) the registration statement of which this proxy statement/prospectus forms a part shall have become effective under the Securities Act, no stop order shall have been issued by the SEC (as defined in the accompanying proxy statement/prospectus) and shall remain in effect with respect thereto, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending; (iv) the Talawar Stockholder Written Consent (as defined in the accompanying proxy statement/prospectus) shall have been obtained; (v) the Post-Closing Company Shares shall have been conditionally approved for listing on Nasdaq, subject to official notice of issuance; and (vi) with respect to Talawar’s obligations only, the satisfaction of the Minimum Cash Condition (as defined in the accompanying proxy statement/prospectus). Both the Business Combination Proposal and the Merger Proposal must be approved by JATT shareholders in order to consummate the Business Combination. The Adjournment Proposal (if presented) is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus.

The JATT Ordinary Shares are currently listed on the Nasdaq Global Market under the symbol “JATT.” Pursuant to the terms of the Business Combination Agreement, as a closing condition, JATT and Talawar are each required to use reasonable best efforts to cause the Post-Closing Company Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, the Post-Closing Company Common Stock is intended to be listed, subject to approval by Nasdaq, under the proposed symbol “TLWR.” It is important for you to know that, at the time of our Extraordinary General Meeting, we may not have received from Nasdaq either confirmation of the listing of the Post-Closing Company Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement; provided, however that such condition is also waived by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the Post-Closing Company Common Stock would not be listed on any nationally recognized securities exchange. If such condition is waived, JATT may not recirculate an updated proxy statement/prospectus or solicit a new vote of JATT shareholders prior to proceeding with the Business Combination and the Merger.

For terms used in this notice but not otherwise defined herein, please refer to the Frequently Used Terms section of the accompanying proxy statement/prospectus.

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting or any adjournment or postponement thereof. The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal is approved at the Extraordinary General Meeting, and if the other conditions to Closing are satisfied or waived. Both the Business Combination Proposal and the Merger Proposal must be approved by JATT shareholders in order to consummate the Business Combination. The Adjournment Proposal (if presented) is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and will not be voted. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO CONTINENTAL THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND DELIVER YOUR PUBLIC SHARES TO CONTINENTAL, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS ABANDONED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THEIR RESPECTIVE HOLDERS. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF JATT - REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of the JATT Board, I would like to thank you for your support.

Sincerely,

Someit Sidhu
Chief Executive Officer and Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus relates to the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among JATT II Acquisition Corp., a Cayman Islands exempted company, with limited liability (“JATT”), Talawar Tx Inc., a Delaware corporation (“Talawar”) and Talawar Merger Sub, a Cayman Islands exempted company, with limited liability (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the merger as a wholly-owned subsidiary of Talawar (the “Merger”), a copy of which is attached to this proxy statement/prospectus as Annex A thereto. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Transactions.” We refer to the new public entity following the consummation of the Transactions as the “Post-Closing Company.” This proxy statement/prospectus serves as:

•
a proxy statement for the Extraordinary General Meeting of JATT (the “Extraordinary General Meeting”), where JATT shareholders will vote on, among other things, proposals to (i) adopt and approve, by ordinary resolution, the Business Combination Agreement and the transactions contemplated hereby (including the Merger); (ii) adopt and approve, by special resolution, the Merger and the plan of merger (referred to herein as the “Plan of Merger”) by and between JATT and Merger Sub; and (iii) adopt and approve, by ordinary resolution, a proposal for the adjournment of the Extraordinary General Meeting, if necessary, to a later date or dates, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (iii) together, the “Shareholder Proposals”); and
•
a prospectus for the shares of common stock of the Post-Closing Company that will be issued in connection with the completion of the Transactions.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus contains estimates and information concerning Talawar’s industry, including market size of the markets in which Talawar participates, that are based on various third-party sources, industry publications and reports, as well as Talawar’s own internal information. This information involves assumptions and limitations, and you are cautioned not to give undue weight to such estimates and information. The markets in which Talawar operates are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these sources, publications and reports.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“25% Redemptions Scenario” means the scenario that illustrates 25% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition.

“50% Redemptions Scenario” means the scenario that illustrates 50% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition.

“75% Redemptions Scenario” means the scenario that illustrates 75% of Public Shareholders exercise their redemption rights while still satisfying the Minimum Cash Condition.

“2026 Plan” means the Talawar Tx Inc. 2026 Stock Incentive Plan.

“AI Talawar” means AI Talawar Investor LLC, a Delaware limited liability company.

“Ancillary Documents” means the (a) Registration Rights and Lock-up Agreement, (b) Sponsor Support Agreement, (c) PIPE Subscription Agreements, (d) Stockholder Support Agreements, and (e) each other agreement, document, instrument and/or certificate contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Antibody Discovery and Option Agreement” means the Antibody Discovery and Option Agreement, dated June 1, 2026, between Talawar and Khanda, pursuant to which Khanda will conduct one or more research programs to generate multispecific antibodies directed to mutually agreed targets, and Talawar has an option to obtain an exclusive license to develop, manufacture, use and commercialize products incorporating any resulting antibodies, including the TALA-711 program.

“Articles of Association” means the memorandum and articles of association of JATT, as in effect immediately prior to the Effective Time.

“Available Cash” means, without duplication, an amount equal to the sum of (a) the gross amount of cash available in the aggregate, whether in or outside the Trust Account (after deducting the amount required to satisfy the JATT Shareholder Redemption Amount) plus (b) the aggregate gross proceeds of the PIPE Financing that have been, or will be, funded in connection with, or prior to, the Closing plus (c) the aggregate gross proceeds from any convertible securities financing (including in respect of SAFEs) or any other alternative financing involving JATT and/or Talawar that have been, or will be, funded in connection with, or prior to, the Closing.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 29, 2026, by and among JATT, Merger Sub and Talawar, as it may be amended, supplemented or restated from time to time in accordance with its terms.

“Bylaws” means the bylaws of Talawar, as in effect immediately prior to the Effective Time.

“Cayman Act” means the Cayman Islands Companies Act (As Revised).

“Certificate of Incorporation” means the certificate of incorporation of Talawar, as in effect immediately prior to the Effective Time.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date the Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal" shall have the meaning ascribed to it in the Business Combination Agreement.

“Company Expenses” shall have the meaning ascribed to it in the Business Combination Agreement.

“Continental” means Continental Stock Transfer & Trust Company, LLC.

“DC License Agreement” means the Patent and Know-How Licence Agreement, dated June 1, 2026, between Talawar and Khanda, pursuant to which Khanda will conduct a development program to generate bispecific antibodies directed to IL-13 and an additional undisclosed target, and Talawar was granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, use, commercialize and otherwise exploit resulting drug products.

“DGCL” means the Delaware General Corporation Law, as amended.

“DWAC” means the Depository Trust Company’s Deposit and Withdrawal at Custodian System.

“Effective Time” means the date and time that the Merger shall become effective.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $120,000,000.

“ESPP” means an employee stock purchase plan, effective as of the Closing Date, reserving for grant thereunder such number of Post-Closing Company Common Stock shares as shall be mutually agreed by Talawar and JATT.

“Excess Shares” means the Public Shares held by a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, in excess of 15% of the Public Shares in the aggregate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the exchange agent appointed in connection with the Merger to facilitate the exchange of JATT Ordinary Shares for Post-Closing Company Common Stock.

“Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“Exchanged Option” means each option to purchase Talawar Common Shares that is outstanding and unexercised immediately prior to the Effective Time, whether then vested or unvested, which shall be converted into an option to purchase a number of shares of Post-Closing Company Common Stock (rounded down to the nearest whole share) equal to (i) the number of Talawar Shares subject to such Talawar Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Talawar Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio, in each case determined in a manner consistent with Section 409A of the Code (and Section 424(a) of the Code, as applicable).

“Extraordinary General Meeting” means the extraordinary general meeting of shareholders of JATT, to be held via live webcast at     Eastern Time, on     . For purposes of Cayman Islands law and the Articles of Association, the physical location of the Extraordinary General Meeting will be the offices of Greenberg Traurig, LLP, located at One Vanderbilt Avenue, New York, New York 10017.

“FDA” means the United States Food and Drug Administration.

“Founder Shares” means the 1,725,000 JATT Ordinary Shares purchased by the Sponsor for an aggregate consideration of $25,000, or approximately $0.014 per share.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Talawar Shares and any other shares of capital stock of Talawar that are issued and outstanding as of immediately prior to the Effective Time calculated on a fully-diluted basis (with Talawar Preferred Shares deemed included on an as-converted to Talawar Common Shares basis), including (x) Talawar Shares issuable upon the exercise of Talawar Options solely to the extent exercised prior to Closing and (y) any Talawar Shares and any other shares of capital stock of Talawar underlying the Equity Securities issued in connection with any Talawar Interim Financing, plus (b) the aggregate number of Talawar Shares issuable upon the full conversion of Talawar Convertible Instruments that are outstanding as of immediately prior to the Effective Time. “Fully-Diluted Shares” shall not include Talawar Shares issuable upon the exercise of Exchanged Options or issued pursuant to the Talawar Equity Plan.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body entitled under applicable Law to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Guggenheim” means Guggenheim Securities, LLC.

“Houlihan Capital” means Houlihan Capital, LLC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Insiders” means the Sponsor, Dr. Someit Sidhu, Nicholas Fernandez, Verender S. Badial, Christopher Staral, Arjun Goyal, Jonathon Kluft and Brad Middlekauff.

“Indebtedness” shall have the meaning ascribed to it in the Business Combination Agreement.

“Intended Tax Treatment” means that the parties to the Business Combination Agreement intend for such agreement to constitute (a) a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger be treated as a “reorganization” within the meaning of Section 368 of the Code for U.S. federal income tax purposes.

“IPO” means the initial public offering of JATT of 6,000,000 JATT Ordinary Shares, which closed on April 20, 2026.

“IPO Promissory Note” means the loan agreement entered into between JATT and the Sponsor on February 12, 2026, whereby the Sponsor agreed to loan JATT an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note.

“IRS” means the Internal Revenue Service.

“JATT” means JATT II Acquisition Corp.

“JATT Acquisition Proposal” shall have the meaning ascribed to it in the Business Combination Agreement.

“JATT Board” means the board of directors of JATT.

“JATT Dissenting Shares” means JATT Ordinary Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of the Business Combination Proposal or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 238 of the Cayman Act.

“JATT Expenses” shall have the meaning ascribed to it in the Business Combination Agreement.

“JATT Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of JATT, or (b) the ability of JATT to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause

(a), none of the following shall be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement(provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.10 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) the extent of JATT Ordinary Shares redeemed pursuant to the JATT Shareholder Redemption Right, or (vii) the failure to obtain the Required JATT Shareholder Approval; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (iv) may be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on JATT relative to other similarly situated special purpose acquisition companies operating in the industries or markets in which JATT operates.

“JATT Ordinary Shares” means the ordinary shares of JATT, par value $0.0001 per share.

“JATT Redeeming Stock” means the JATT Ordinary Shares in respect of which the holder thereof (as determined in accordance with the Articles of Association) has validly exercised (and not validly revoked, withdrawn or lost) his, her or its JATT Shareholder Redemption Right.

“JATT Shareholder Approval” means, collectively, the Required JATT Shareholder Approval and the Other JATT Shareholder Approval.

“JATT Shareholder Redemption Amount” means the aggregate amount payable with respect to all shares of JATT Redeeming Stock.

“JATT Shareholder Redemption Right” means the right of the Public Shareholders to redeem all or a portion of their JATT Ordinary Shares (in connection with the transactions contemplated by the Business Combination Agreement or otherwise) as set forth in the Articles of Association.

“JATT Treasury Stock” means JATT Ordinary Shares that are owned by JATT as treasury shares or any shares of JATT Ordinary Shares owned by any direct or indirect subsidiary of JATT immediately prior to the Effective Time.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Khanda” means Khanda Therapeutics L.P.

“Khanda Agreements” means, collectively, the TALA-125 License Agreement, the DC License Agreement and the Antibody Discovery and Option Agreement.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Letter Agreement” means the letter agreement, dated as of April 16, 2026, by and among JATT, the Sponsor and each of JATT’s officers, directors and director nominees, pursuant to which, among other things, the Sponsor and each Insider agreed to (a) vote any JATT Ordinary Shares owned by them in favor of any proposed business combination (except with respect to any Public Shares which may not be voted in favor of approving a business combination in accordance with Rule 14e-5 under the Exchange Act), (b) waive any redemption rights with respect to JATT Ordinary Shares held by them in connection with the consummation of a business combination or any amendment to the Articles of Association, and (c) waive any right, title, interest or claim of any kind in or to any monies held in the Trust Account with respect to any JATT Ordinary Shares held by them, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

“Lock-Up Shares” shall have the meaning ascribed to it in the Registration Rights and Lock-Up Agreement.

“Maximum Redemptions Scenario” means the scenario that illustrates the largest number of redemptions by Public Shareholders that can occur while still satisfying the Minimum Cash Condition.

“Material Contract” shall have the meaning ascribed to it in the Business Combination Agreement.

“Merger” means the merger of Merger Sub with and into JATT, with JATT continuing as the surviving entity.

“Merger Sub” means Talawar Merger Sub, a Cayman Islands exempted company.

“Minimum Cash Condition” means the condition to the obligations of Talawar to consummate the Transactions that there will be at least $125.0 million of Available Cash, after accounting for the Company Expenses and JATT Expenses.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Rules” means the listing rules of the Nasdaq Stock Market.

“No Redemptions Scenario” means the scenario that assumes no Public Shareholders exercise their redemption rights.

“Non-Party Affiliate” shall have the meaning ascribed to it in the Business Combination Agreement.

“Other JATT Shareholder Approval” shall have the meaning ascribed to it in the Business Combination Agreement.

“Outside Date” means the date at which JATT or Talawar may terminate the Business Combination Agreement if the transactions contemplated thereby shall not have been consummated on or prior to January 31, 2027.

“PCAOB Financials” shall have the meaning ascribed to it in the Business Combination Agreement.

“PIPE Financing” means the private placement pursuant to which JATT and Talawar entered into PIPE Subscription Agreements with certain investors, pursuant to which, subject to the terms and conditions thereof, Talawar has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to purchase, an aggregate of $225,000,000 of Post-Closing Company Common Stock at a purchase price of $10.00 per share.

“PIPE Investment Amount” means the $225,000,000 in aggregate gross proceeds to the Post-Closing Company from the sale of the PIPE Shares.

“PIPE Investors” means the investors participating in the PIPE Financing.

“PIPE Shares” means the aggregate of 22,500,000 shares of Post-Closing Company Common Stock to be issued and sold to the PIPE Investors pursuant to the PIPE Subscription Agreements at a purchase price of $10.00 per share.

“PIPE Subscription Agreements” means the common stock subscription agreements entered into by and among Talawar and the investors party thereto, in each case, dated as of June 29, 2026 and entered into in connection with the PIPE Financing.

“Plan of Merger” means the plan of merger by and between JATT and Merger Sub, substantially in the form attached to this proxy statement/prospectus as Annex B.

“Post-Closing Company” means Talawar Tx Inc., the public entity following the consummation of the business combination.

“Post-Closing Company Board” means the board of directors of the Post-Closing Company.

“Post-Closing Company Common Stock” or “Post-Closing Company Shares” mean shares of common stock, par value $0.00001 per share, of the Post-Closing Company.

“Post-Closing Company Options” means all issued and outstanding options to purchase shares of Post-Closing Company Common Stock, including Talawar options assumed by the Post-Closing Company that become an option to purchase shares of Post-Closing Company Common Stock in accordance with the terms of the Business Combination Agreement.

“Public Bylaws” means the bylaws of the Post-Closing Company, in the form filed as an exhibit to the registration statement of which this prospectus forms a part, to be in effect immediately after the Effective Time.

“Public Certificate of Incorporation” means the certificate of incorporation of the Post-Closing Company, in the form filed as an exhibit to the registration statement of which this prospectus forms a part, to be in effect immediately after the Effective Time.

“Public Shareholders” means the non-Insider holders of Public Shares.

“Public Shares” means the JATT Ordinary Shares sold in the IPO, whether they were purchased in the IPO or thereafter in the open market.

“Private Placement” means that certain private placement to the Sponsor of 300,000 JATT Ordinary Shares at a price of $10.00 per share, generating total proceeds of $3,000,000.

“Private Placement Shares” means the 300,000 JATT Ordinary Shares sold to the Sponsor at a price of $10.00 per share in the Private Placement.

“pro forma” means giving pro forma effect to the Transactions and the other related events contemplated by the Business Combination Agreement.

“Redemption” means the redemption of Public Shares by Public Shareholders.

“Record Date” means the close of business on      .

“Redemption Deadline” means the last date and time at which any holder of JATT Ordinary Shares (other than the Insiders) may exercise its right to redeem all or a portion of their JATT Ordinary Shares (in connection with the transactions contemplated by the Business Combination Agreement or otherwise) as set forth in the Articles of Association.

“Redemption Price” means an amount equal to the price at which each Public Share may be redeemed by a Public Shareholder (other than the Insiders) pursuant to the redemption rights provided by the Articles of Association, which price will be the per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (net of taxes payable) and not previously released to JATT to pay its taxes, divided by the number of then issued Public Shares.

“Required JATT Shareholder Approval” means the approval of the Business Combination Proposal by the affirmative vote of the holders of the requisite number of JATT Ordinary Shares entitled to vote thereon, whether in person or by proxy at the Extraordinary General Meeting (or any adjournment or postponement thereof), in accordance with the Articles of Association and applicable Law.

“Registration Rights and Lock-Up Agreement” means the Registration Rights and Lock-Up Agreement, to be effective as of the Closing Date, by and among the Post-Closing Company, certain JATT shareholders and certain Talawar Stockholders.

“Resale Registration Statement” means the registration statement to be filed by the Post-Closing Company with the SEC registering the resale of certain securities held by or issuable to the parties to the Registration Rights and Lock-Up Agreement (excluding any PIPE Shares), which the Post-Closing Company has agreed to file within 30 calendar days after the Closing.

“Representatives” shall have the meaning ascribed to it in the Business Combination Agreement.

“SAFE” means a simple agreement for future equity.

“Shareholder Proposals” means the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal (if presented).

“Sponsor” means JATT Ventures II L.P., a Cayman Islands exempted limited partnership.

“Sponsor Forfeiture” means the forfeiture of 150,000 Sponsor Shares by the Sponsor pursuant to the terms of the Sponsor Support Agreement.

“Sponsor Support Agreement” means the sponsor support agreement, pursuant to which, among other things, the Sponsor has agreed to (a) vote in favor of the Business Combination Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Articles of Association, any other anti-dilution or similar protections with respect to the JATT Ordinary Shares (whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise) and any redemption rights and (c) agree to surrender for no consideration, in connection with the Closing, 150,000 JATT Ordinary Shares.

“Stock Split” means the stock split effected by Talawar immediately prior to the Effective Time, pursuant to which each Talawar Common Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of Post-Closing Company Common Stock shares determined by multiplying each such Talawar Common Share by the Exchange Ratio.

“Stockholder Support Agreement” means a stockholder support agreement, pursuant to which, among other things, Khanda Therapeutics L.P. has agreed to, among other things, (a) support and vote (or provide a written consent) in favor of the Business Combination Agreement, such other Ancillary Documents to which Talawar is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing, and (c) a release of claims against Talawar, JATT, Merger Sub.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC” means a special purpose acquisition company.

“Sponsor Shares” means collectively the Founder Shares and the Private Placement Shares.

“Surviving Entity Articles” means the second amended and restated memorandum and articles of association of JATT (as the surviving entity) a copy of which is attached to the proxy statement/prospectus as Annex D.

“TALA-125 License Agreement” means the Patent and Know-How License Agreement, dated May 6, 2026, between Talawar and Khanda, pursuant to which Talawar was granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise IL-13/IL-18 bispecific antibodies disclosed or claimed in the licensed patents, including TALA-125, and derivatives thereof.

“Talawar” means Talawar Tx Inc., a Delaware corporation (or, as expressly stated in this proxy statement/prospectus or the context otherwise requires, the Post-Closing Company).

“Talawar Board” means the board of directors of Talawar prior to the closing of the Transactions.

“Talawar Common Shares” means Talawar’s common stock, par value $0.00001 per share, issued and outstanding prior to the closing of the Transactions.

“Talawar Convertible Instruments” means convertible financing instruments that convert into Talawar Shares, including SAFEs.

“Talawar Equity Plan” means, collectively, (a) Talawar Tx Inc. 2026 Equity Incentive Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of Talawar of rights of any kind to receive Equity Securities of Talawar or benefits measured in whole or in part by reference to Equity Securities of Talawar.

“Talawar Interim Financing” means any fundraising transactions from and after the date of the Business Combination Agreement (excluding the PIPE Financing) for aggregate net proceeds of up to $30,000,000 to Talawar.

“Talawar Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of Talawar, or (b) the ability of Talawar to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Talawar Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Entity, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which Talawar operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of Talawar with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.4 of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) of the Business Combination Agreement to the extent it relates to such representations and warranties), (vii) any failure by Talawar to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by Talawar at the written request or with the written consent of JATT, (x) any changes in GAAP or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the transactions contemplated by this Agreement, (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby, (xiii) any determination by, or delay of a determination by, the FDA or any other Governmental Entity, or any panel, or advisory body empowered or appointed thereby, with respect to any applications, approvals or clearances relating to Talawar’s or its competitors’ or potential competitors’ product candidates, products, or programs, (xiv) any results, outcomes, data, indications, adverse events, side effects or safety observations arising from preclinical trials, clinical trials or testing (including any stability testing), including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, with respect to Talawar’s or its competitors’ product candidates, products or program, (xv) the results of, or any data derived from, any preclinical or clinical testing being conducted by or on behalf of any actual competitor of Talawar or any announcements thereof, or (xvi) any regulatory, preclinical or clinical, competitive, pricing reimbursement or manufacturing effects, changes, events, facts, circumstances or occurrences relating to or affecting any product candidate of Talawar or any product or product candidate competitive with or related to any product candidate of Talawar; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Talawar Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on Talawar, taken as a whole, relative to other participants operating in the industries or markets in which Talawar operates.

“Talawar Option” means each issued and outstanding option to purchase Talawar Common Shares that is outstanding and unexercised immediately prior to the Effective Time.

“Talawar Preferred Shares” means Talawar’s shares of Series L Preferred Stock, par value $0.00001 per share, issued and outstanding prior to the closing of the Transactions.

“Talawar Shares” means Talawar Common Shares and Talawar Preferred Shares, issued and outstanding prior to the closing of the Transactions.

“Talawar Stockholder Written Consent” means the written consent in lieu of a meeting (in form and substance reasonably satisfactory to JATT) approving the Business Combination Agreement, the Ancillary Documents to which Talawar is or will be a party and the transactions contemplated by the Business Combination Agreement and the Ancillary Documents (including the Merger, that is duly executed by the Talawar Stockholders that hold at least the requisite number of issued and outstanding Talawar Shares required to approve and adopt such matters in accordance with the DGCL and the Bylaws and Certificate of Incorporation).

“Talawar Stockholders” means the holders of Talawar Shares as of any determination time prior to the Effective Time, including the holders of Talawar Convertible Instruments, which will become Talawar Stockholders immediately prior to the Closing upon conversion of such Talawar Convertible Instruments for Talawar Shares pursuant to the terms of the Business Combination Agreement.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Transaction Share Consideration” means an aggregate number of Post-Closing Company Common Stock shares equal to (a) the Equity Value divided by (b) $10.00.

“Transactions” means the Merger and other transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

“Trust Account” means the trust account of JATT that holds the proceeds from the IPO.

“Trust Agreement” means the Investment Management Trust Agreement, dated April 16, 2026, by and between JATT and Continental.

“U.S. Holder” has the meaning ascribed to such term in the section “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

“Working Capital Loans” means loans made to JATT by the Sponsor, an affiliate of the Sponsor, or certain of JATT’s officers and directors, to finance transaction costs in connection with a business combination or to fund working capital deficiencies.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

The following are answers to some questions that you, as a shareholder of JATT, may have regarding the Business Combination and the Extraordinary General Meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Shareholder Proposals (as defined in the accompanying proxy statement/prospectus) and the other matters being considered at the Extraordinary General Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement/prospectus.

Q: What will happen in the Business Combination?

A: On June 29, 2026, JATT entered into a Business Combination Agreement, by and among JATT, Talawar and Merger Sub. The Business Combination Agreement provides that, among other things, Merger Sub will merge with and into JATT, with JATT surviving the Merger as a wholly-owned subsidiary of Talawar. Pursuant to the Business Combination Agreement, subject to, and in accordance with the terms and conditions of the Business Combination Agreement:

(a)
immediately prior to the Stock Split, all outstanding Talawar Convertible Instruments will be converted into Talawar Common Shares, pursuant to their respective terms, and all outstanding shares of Talawar Preferred Shares, will be automatically converted into Talawar Common Shares in accordance with the terms of Talawar’s Certificate of Incorporation and Bylaws, as in effect immediately prior to the Effective Time;
(b)
immediately prior to the Effective Time, Talawar will effect the Stock Split pursuant to which each Talawar Common Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of shares of Post-Closing Company Common Stock determined by multiplying each such Talawar Common Share by the Exchange Ratio; and
(c)
immediately prior to the Effective Time, each outstanding and unexercised Talawar Option will be converted into an Exchanged Option.

Prior to the Closing, Talawar will take all necessary or appropriate actions to give effect to the foregoing conversions. Subject to the terms and conditions of the Business Combination Agreement, the aggregate equity value to be paid to Talawar Stockholders via the Stock Split will be $120,000,000, which consideration will be paid entirely in Post-Closing Company Shares at a deemed value of $10.00 per share, resulting in an aggregate of 12,000,000 Post-Closing Company Shares (the “Transaction Share Consideration”), subject to adjustment based on the Exchange Ratio, resulting in 12,534,278 shares of Post-Closing Company Common Stock based on the Exchange Ratio and Fully-Diluted Shares as of June 30, 2026. Each JATT Ordinary Share issued and outstanding as of immediately prior to the Effective Time (other than JATT Treasury Stock, JATT Redeeming Stock, and JATT Dissenting Shares) will be automatically cancelled and converted into the right to receive one (1) Post-Closing Company Share. The Exchange Ratio is the quotient obtained by dividing the Transaction Share Consideration by the number of Fully-Diluted Shares. In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by the Public Shareholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes.

Q: Why am I receiving this proxy statement/prospectus?

A: JATT shareholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, and the other Shareholder Proposals described in this proxy statement/prospectus. You are receiving this proxy statement/prospectus because you were a shareholder of record of JATT Ordinary Shares at the close of business on the Record Date for the Extraordinary General Meeting, and are therefore entitled to vote at the Extraordinary General Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote. JATT urges its shareholders to read the Business Combination Agreement in its entirety, which is attached to this proxy statement/prospectus as Annex A. YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE

AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE EXTRAORDINARY GENERAL MEETING.

Q. What proposals are shareholders of JATT being asked to vote upon?

A. At the Extraordinary General Meeting, JATT is asking holders of JATT Ordinary Shares to consider and vote upon:

•
The Business Combination Proposal;
•
The Merger Proposal; and
•
The Adjournment Proposal (if presented).

JATT will hold the Extraordinary General Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. Shareholders of JATT should read it carefully.

After careful consideration, the JATT Board has determined that each of the Shareholder Proposals are in the best interests of JATT and its shareholders and unanimously recommends, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in the proxy statement/prospectus), that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, JATT’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for a further discussion of these considerations.

Q. Are the proposals conditioned on one another?

A. Yes. Both the Business Combination Proposal and the Merger Proposal must be approved by JATT shareholders in order to consummate the Business Combination. If the Business Combination Proposal is not approved, the JATT shareholders will not be provided an opportunity to vote on the Merger Proposal. The Adjournment Proposal (if presented) is not conditioned upon the approval of any other proposal.

Q. Why is JATT proposing the Business Combination?

A. JATT was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination involving JATT and one or more businesses or entities. The JATT Board considered a wide variety of factors in connection with its evaluation of the Business Combination, as well as the JATT Board’s review of the results of the due diligence conducted by JATT management and JATT’s advisors. As a result, the JATT Board concluded that a transaction with Talawar would present the most attractive opportunity to maximize value for JATT shareholders. Please see the subsection entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” of this proxy statement/prospectus for additional information. JATT shareholder approval of the Business Combination is required by the Business Combination Agreement and Articles of Association.

Q: What is the consideration being paid to Talawar securityholders?

A: If the Business Combination is completed, and subject to the terms and conditions of the Business Combination Agreement, the aggregate equity value to be paid to Talawar Stockholders via the Stock Split will be $120,000,000, which consideration will be paid entirely in Post-Closing Company Shares at a deemed value of $10.00 per share, resulting in the Transaction Share Consideration. The Exchange Ratio is the quotient obtained by dividing the Transaction Share Consideration by the number of Fully-Diluted Shares. Based on the Exchange Ratio and Fully-Diluted Shares as of June 30, 2026, and subject to adjustment, Talawar Stockholders will receive 12,534,278 shares of Post-Closing Company Common Stock.

Q: What conditions must be satisfied to complete the Business Combination?

A: The consummation of the Business Combination is conditioned upon, among other things, (i) approval by the JATT shareholders of both the Business Combination Proposal and the Merger Proposal, (ii) approval by Talawar’s stockholders, (iii) no law or order enjoining or prohibiting the consummation of the Transactions being in force, (iv) the satisfaction of the Minimum Cash Condition, (v) receipt of approval for listing on Nasdaq of the shares of Post-Closing Company Common Stock, (vi) the effectiveness of this registration statement on Form S-4, (vii) the accuracy of the parties’ respective representations and warranties (subject to specified materiality thresholds) and the material performance of the parties’ respective covenants and other obligations, and (viii) no Talawar Material Adverse Effect or JATT Material Adverse Effect having occurred since signing that is continuing at Closing. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Closing Conditions.”

Q: When is the Business Combination expected to occur?

A: The Closing is expected to take place no later than (i) the third (3rd) business day following the satisfaction or waiver of the conditions described below under the section titled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Closing Conditions” or (ii) at such other place, date and/or time as JATT and Talawar may agree in writing. The Business Combination Agreement may be terminated by either JATT or Talawar if the Closing has not occurred by the Outside Date. For a description of the conditions to the Closing, see the section titled “Proposal No. 1 — The Business Combination  Proposal — Certain Agreements Related to the Business Combination — Closing Conditions.”

Q: What happens if a business combination is not consummated?

A: If JATT does not consummate a business combination by April 20, 2028, including the Business Combination contemplated hereby, it will trigger its automatic winding up, dissolution and liquidation of JATT pursuant to the terms of the Articles of Association. As a result, this has the same effect as if JATT had formally gone through a voluntary liquidation procedure under the laws of the Cayman Islands. Accordingly, no vote would be required from JATT’s shareholders to commence such a voluntary winding up, dissolution and liquidation. If JATT is unable to consummate its initial business combination by April 20, 2028, it will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of outstanding JATT Ordinary Shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. The estimated consideration that each JATT Ordinary Share would be paid at liquidation would be approximately $ per share for the Public Shareholders based on amounts on deposit in the Trust Account as of , 2026, which was $ . The Insiders have waived the right to any liquidation distribution with respect to any JATT Ordinary Shares held by them.

Q. Did the JATT Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A. Yes. Although the Articles of Association do not require the JATT Board to seek a third-party valuation or fairness opinion in connection with its initial business combination unless the target business is affiliated with JATT’s initial shareholders, officers, directors or their affiliates, the JATT Board received an opinion from Houlihan Capital, LLC (“Houlihan Capital”) in connection with the proposed Business Combination to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations and qualifications set forth therein, the consideration to be paid by JATT pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to JATT. For a description of the opinion issued by Houlihan Capital to the JATT Board, please see “Proposal No. 1: The Business Combination Proposal — Opinion of Houlihan Capital.”

Q: What happens to the funds deposited in the Trust Account following the Business Combination?

A: Following the Closing, holders of public JATT Ordinary Shares eligible to and exercising redemption rights will receive their per share Redemption Price out of the funds in the Trust Account. The balance of the funds will be released to the Post-Closing Company to fund its working capital needs. As of , 2026, there was approximately $ in the Trust Account (including $ of accrued interest which JATT can withdraw to pay taxes). JATT estimates that approximately $ per outstanding JATT Ordinary Share will be paid to the Public Shareholders exercising their redemption rights.

Q: What happens if a substantial number of Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

The Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of Public Shareholders are substantially reduced as a result of redemptions by Public Shareholders. With fewer Public Shares and Public Shareholders, the trading market for Post-Closing Company Shares may be less liquid than the market for the Public Shares was prior to the Business Combination and the Post-Closing Company may not be able to meet the listing standards for Nasdaq. If the Post-Closing Company’s Shares are not listed on Nasdaq and certain other conditions are not met, the PIPE Financing will not close and any monies paid by the applicable subscriber to Talawar pursuant to the PIPE Subscription Agreement shall promptly be returned to the PIPE Investors without any deduction for or on account of any tax, withholding, charges, or set-off. In addition, with fewer funds available from the trust account, the working capital infusion from the trust account into Talawar’s business will be reduced. See “Risk Factors” for more details.

The Business Combination may be consummated even though the funds available from the trust account and the number of Public Shareholders are substantially reduced as a result of redemption by Public Shareholders, subject to the requirements of the Minimum Cash Condition.

The potential impact on Post-Closing Company ownership of different redemption levels is illustrated below through a comparison of a No Redemptions Scenario, 25% Redemptions Scenario, 50% Redemptions Scenario, 75% Redemptions Scenario and a Maximum Redemptions Scenario. Increasing levels of redemption will increase the dilutive effects on non-redeeming shareholders.

	No Redemption Scenario(1)		25% Scenario		50% Scenario		75% Scenario		Maximum Redemptions Scenario(2)
	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership
Talawar Stockholders(6)	12,534,278	29.37%	12,534,278	30.43%	12,534,278	31.58%	12,534,278	32.83%	12,534,278	34.17%
Sponsor Shares(7)	1,650,000	3.87%	1,650,000	4.01%	1,650,000	4.16%	1,650,000	4.32%	1,650,000	4.50%
Public Shareholders	6,000,000	14.06%	4,500,000	10.93%	3,000,000	7.56%	1,500,000	3.93%	—	—
PIPE Investors(8)	22,500,000	52.71%	22,500,000	54.63%	22,500,000	56.70%	22,500,000	58.92%	22,500,000	61.33%
Total	42,684,278	100%	41,184,278	100%	39,684,278	100%	38,184,278	100%	36,684,278	100%

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes redemptions of 1,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June

30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(3)
Assumes redemptions of 3,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(4)
Assumes redemptions of 4,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(5)
Assumes redemptions of 6,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(6)
Consists of 12,534,278 shares of Post-Closing Company Common Stock issuable in respect of Talawar Shares. Both are based on an assumed Exchange Ratio of 1.0556. The Exchange Ratio reflects the Talawar Share and Talawar Option, in each case, outstanding as of June 30, 2026 and does not reflect any issuances of Talawar Shares after such date.
(7)
Includes 300,000 Private Placement Shares held by the Sponsor and 1,350,000 Founder Shares held by the Sponsor. Sponsor shall, in connection with the Closing, surrender to JATT for no consideration 150,000 Sponsor Shares for cancellation, which Sponsor Shares shall be entitled to vote at the Extraordinary General Meeting.
(8)
Pursuant to the terms of the PIPE Subscription Agreements, as described above, Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy, 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225.0 million.

Q: Who are the anticipated directors and managers of the Post-Closing Company following the Business Combination?

A. The anticipated directors and managers of the Post-Closing Company following the Business Combination are set forth below:

Name	Age	Position
Executive Officers
Marc Schegerin	51	Chief Executive Officer and Director
Fabio Nunes	49	Chief Medical Officer
Stephen Migausky	44	Chief Legal and Administrative Officer
Kristine Callahan	62	Vice President, Controller
Non-Employee Directors
Daniel Becker	51	Director and Chairman
Christine Borowski	49	Director
Someit Sidhu	37	Director
Praveen Tipirneni	57	Director

Q: Following the Business Combination, will the Post-Closing Company’s securities trade on a stock exchange?

A.
Yes. The Post-Closing Company intends to apply to list the Post-Closing Company Common Stock on Nasdaq under the proposed symbol “TLWR” upon the Closing. Pursuant to the terms of the Business Combination Agreement, as a closing condition, JATT and Talawar are each required to use reasonable best efforts to cause the Post-Closing Company Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of the Extraordinary General Meeting, we may not have received from Nasdaq either confirmation of the listing of the Post-Closing Company Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement; provided, however that such condition is also waived by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived and therefore the Post-Closing Company Common Stock would not be listed on any nationally recognized securities exchange. If such condition is waived, JATT may not recirculate an updated proxy statement/prospectus or solicit a new vote of JATT shareholders prior to proceeding with the Business Combination and the Merger. See “Risk Factors — Risk Related to Talawar and the Post-Closing Company — Additional Risks Related to Ownership of the Post-Closing Company’s Common Stock Following the Business Combination and the Post-Closing Company Operating as a Public Company — There can be no assurance that the Post-Closing Company Common Stock issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing” for additional information.

Q: Do any of JATT’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A.
Yes. The Sponsor and JATT’s officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of JATT’s shareholders generally. The JATT Board was aware of and considered these interests, among other matters, in approving the Business Combination Agreement and the Business Combination, and in determining to recommend that JATT’s shareholders vote in favor of the Business Combination Agreement and the Business Combination. See the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for more information.

Q: Do the Public Certificate of Incorporation and Public Bylaws differ materially from the Articles of Association?

A.
The Business Combination Agreement contemplates, among other things, that the Post-Closing Company will be a Delaware corporation, and accordingly, its governing documents, specifically the Public Certificate of Incorporation and Public Bylaws, will differ materially from the current Articles of Association. Please see the section entitled “Comparison of Shareholder Rights” and “Description of Securities” for more information.

Q: When and where is the Extraordinary General Meeting?

A.
The Extraordinary General Meeting will be held on , 2026 at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Ave, New York, NY 10017 and virtually via live webcast at , or at such other time, on such other date and at such other place to which the Extraordinary General Meeting may be postponed or adjourned. You are strongly urged to attend the Extraordinary General Meeting virtually.

Q: How may I participate in the virtual meeting?

A. If you are a registered shareholder, you will receive a proxy card from Continental Stock Transfer & Trust Company (“Continental”), JATT’s transfer agent. The card will contain instructions on how to attend the Extraordinary General Meeting virtually, including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at , or email @continentalstock.com.

You can pre-register to attend the virtual Extraordinary General Meeting starting , 2026 at , Eastern Time (three (3) business days prior to the meeting date). Enter the URL address into your browser , enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.

Shareholders who hold their investments through a bank or broker, will need to contact Continental to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. In either case you must contact the Transfer Agent for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the Extraordinary General Meeting for processing your control number.

If you do not have access to Internet, you can listen only to the Extraordinary General Meeting by dialing (toll free) (or if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.

Q: What is the quorum requirement for the Extraordinary General Meeting?

A. A quorum of JATT shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if the holders of one-third of the issued and outstanding JATT Ordinary Shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy. As of the Record Date for the Extraordinary General Meeting, , 2026, JATT Ordinary Shares would be required to achieve a quorum.

Q: What vote is required to approve the Shareholder Proposals?

A: Proposal No. 1 — The Business Combination Proposal requires an ordinary resolution, approved by the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person, including by virtual attendance, or by proxy, and are entitled to vote at the Extraordinary General Meeting or any adjournment or postponement thereof, and includes a unanimous written resolution. An abstention and broker non-vote will count towards the quorum for the Extraordinary General Meeting but will have no effect on the vote for the Business Combination Proposal.

Proposal No. 2 —  The Merger Proposal requires the affirmative vote of at least 66-2/3% of the JATT Ordinary Shares present in person, including by virtual attendance, or represented by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting or any adjournment or postponement thereof. An abstention and broker non-vote will count towards the quorum for the Extraordinary General Meeting but will have no effect on the vote for the Merger Proposal.

Proposal No. 3 —  The Adjournment Proposal (if presented) requires an ordinary resolution, approved by the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person including by virtual attendance, or by proxy, and are entitled to vote at the Extraordinary General Meeting or any adjournment or postponement thereof, and includes a unanimous written resolution. An abstention and broker non-vote will count towards the quorum for the Extraordinary General Meeting but will have no effect on the vote for the Adjournment Proposal.

Q: How will the Sponsor and Insiders vote?

A: The Sponsor has agreed pursuant to the Sponsor Support Agreement to vote all JATT Ordinary Shares, including the Founder Shares and the Private Placement Shares it may hold, in favor of all Shareholder Proposals being presented at the Extraordinary General Meeting. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law.

The Insiders have agreed pursuant to the Letter Agreement to vote all JATT Ordinary Shares, including the Founder Shares and the Private Placement Shares they may hold, in favor of the Business Combination Proposal (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act). As of the Record Date, the Insiders beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law.

Q: How many votes do I have at the Extraordinary General Meeting?

A: You are entitled to one vote for each JATT Ordinary Share that you held as of , 2026, the Record Date.

Q: Who may vote at the Extraordinary General Meeting?

A: Only holders of record of JATT Ordinary Shares as of the close of business on , 2026 may vote at the Extraordinary General Meeting. As of , 2026 there were JATT Ordinary Shares outstanding and entitled to vote. Please see “The Extraordinary General Meeting — Record Date; Who is Entitled to Vote” for further information.

Q: Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A: No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that JATT redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of Public Shares electing to exercise their redemption rights will not be entitled to receive such payments and their share certificates (if any) will be returned to them.

Q: How do I exercise my redemption rights?

A: If you are a Public Shareholder and you seek to have your Public Shares redeemed, you must (i) demand, no later than , Eastern Time on , 2026 (at least two (2) business days before the Extraordinary General Meeting), that JATT redeem your Public Shares into cash; (ii) submit your request in writing to Continental, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, at the address listed at the end of this section; and (iii) deliver your share certificates (if any) and other redemption forms to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC System, in each case, at least two (2) business days before the Extraordinary General Meeting.

Any corrected or changed written exercise of redemption rights must be received by Continental prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s Public Shares (including share certificates, if any, and other redemption forms) have been delivered (either physically or electronically) to Continental at least two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting.

Public Shareholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Public Shares as of the Record Date. Any Public Shareholder who holds Public Shares on or before           , , 2026 (at least two (2) business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

The actual per share Redemption Price will be equal to the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination, including interest (net taxes payable), divided by the number of then-outstanding Public Shares. Please see the section titled “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Any request to redeem Public Shares, once made, may be requested to be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with JATT’s consent, until the closing of the Business Combination. However, no withdrawal will be permitted unless the JATT Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If JATT receives valid redemption requests from holders of Public Shares prior to the redemption deadline, JATT may, at its sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. JATT may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where necessary for satisfaction of the Minimum Cash Condition. If you delivered your share certificates (if any) for redemption to Continental and decide within the required timeframe not to exercise your redemption rights, you may request that JATT permit the withdrawal of the redemption request and instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the email address or address listed under the question “Who can help answer any other questions I might have about the Extraordinary General Meeting?” below.

If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, JATT will promptly return any share certificates previously delivered by public holders.

Q. What are the U.S. federal income tax consequences of the Merger to U.S. Holders of Public Shares?

A. As discussed more fully below under “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares,” the U.S. federal income tax consequences of the Merger to U.S. Holders of Public Shares will depend primarily upon (i) whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and (ii) whether the Merger, taken together with certain related transactions, qualifies as a transaction governed by Section 351 of the Code. Legal counsel to JATT is unable to opine regarding the qualification of the Merger under Section 368(a) of the Code or Section 351 of the Code because of certain legal and factual uncertainties, and there is a material risk that the Merger will be a taxable transaction to U.S. Holders of Public Shares. If the Merger is treated as a taxable transaction, a U.S. Holder that surrenders its Public Shares in connection with the Merger will recognize gain or loss with respect to the Public Shares as discussed below under “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

The tax consequences of the Merger are complex and will depend on a holder’s particular circumstances. All U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Merger, including the PFIC rules, see the section entitled “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

Q: What are the U.S. federal income tax consequences of exercising my redemption rights with respect to my JATT Ordinary Shares?

A: The U.S. federal income tax consequences of exercising your redemption rights with respect to your Public Shares depend on your particular facts and circumstances. See the section entitled “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

Q: What do I need to do now?

A: You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q: How can I vote?

A: If you are a shareholder of record, you may vote at the Extraordinary General Meeting, online at the virtual Extraordinary General Meeting or vote by proxy using the enclosed proxy card, or the Internet. Whether or not you plan to participate at the Extraordinary General Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Extraordinary General Meeting and vote online, if you choose.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Extraordinary General Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Extraordinary General Meeting so that your shares will be voted if you are unable to attend the Extraordinary General Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by p.m., Eastern Time, on , 2026.

Voting in Person at the Extraordinary General Meeting. If you attend the Extraordinary General Meeting and plan to vote in person, you will be provided with a ballot at the Extraordinary General Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Extraordinary General Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, you will need to bring to the Extraordinary General Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares.

Voting Electronically. You may attend, vote and examine the list of shareholders entitled to vote at the Extraordinary General Meeting by visiting and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026.

If your JATT Ordinary Shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those JATT Ordinary Shares and those JATT Ordinary Shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card so as to be received no later than the time appointed for the commencement of the Extraordinary General Meeting to ensure that your vote is counted. You may be eligible to vote your JATT Ordinary Shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q: Who can help answer any other questions I might have about the Extraordinary General Meeting?

A. If you have any questions concerning the Extraordinary General Meeting (including accessing the Extraordinary General Meeting by virtual means) or need help voting your ordinary shares, please contact Continental at , or email @continentalstock.com.

The notice of Extraordinary General Meeting, proxy statement/prospectus and form of proxy card are available at: .

Q: If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A: No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Shareholder Proposal for which your broker does not have discretionary authority to vote. If a Shareholder Proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the Shareholder Proposal without receiving voting instructions from you. If a Shareholder Proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the Shareholder Proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Shareholder Proposals to be presented at the Extraordinary General Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Shareholder Proposals. Broker non-votes will have no effect on the vote for any of the Shareholder Proposals.

Q: What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A: JATT will count a properly executed proxy marked “ABSTAIN” with respect to a particular Shareholder Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting but it will not otherwise be counted. Broker non-votes will have no effect on the vote for the Shareholder Proposals.

Q: If I am not going to attend the Extraordinary General Meeting, should I return my proxy card instead?

A. Yes. Whether you plan to attend the Extraordinary General Meeting virtually or not, please read the enclosed proxy statement/prospectus carefully, and vote your JATT Ordinary Shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided so as to be received no later than the time appointed for the commencement of the Extraordinary General Meeting.

Q: How can I submit a proxy?

A. You may submit a proxy by:

•
visiting and following the on screen instructions (have your proxy card available when you access the webpage), or
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calling toll-free           in the U.S. or           from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or
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submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the Extraordinary General Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one as long as it is received no later than the time appointed for the commencement of the Extraordinary General Meeting, or by attending the Extraordinary General Meeting in person and casting your vote or by voting again by the telephone or Internet voting options described above, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your public JATT Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Unless revoked, a proxy will be voted at the Extraordinary General Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted “FOR” each of the Shareholder Proposals.

Q: What will happen if I return my proxy card without indicating how to vote?

A: If you sign and return your proxy card without indicating how to vote on any particular Shareholder Proposal, the JATT Ordinary Shares represented by your proxy will be voted in favor of each Shareholder Proposal. Proxy cards that are returned without a signature will not be counted as present at the Extraordinary General Meeting and cannot be voted.

Q: Should I send in my share certificates now to have my JATT Ordinary Shares redeemed?

A: Public Shareholders who intend to have their JATT Ordinary Shares redeemed should send their certificates to Continental at least two (2) business days before the Extraordinary General Meeting. Please see “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q: Who will solicit the proxies and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A: JATT will pay the cost of soliciting proxies for the Extraordinary General Meeting. JATT has engaged to assist in the solicitation of proxies for the Extraordinary General Meeting. JATT has agreed to pay a fee of approximately $ and will reimburse for its reasonable out-of-pocket expenses and indemnify it and its affiliates against certain claims, liabilities, losses, damages, and expenses. JATT will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of public JATT Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of the public JATT Ordinary Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q: What happens if I sell my shares before the Extraordinary General Meeting?

A: The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your JATT Ordinary Shares after the Record Date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting, but will transfer ownership of the shares and will not hold an interest in JATT after the Business Combination is consummated.

Q: Are Talawar’s stockholders required to approve the Business Combination?

A: Yes. The Talawar Stockholders are required to approve the Business Combination.

Pursuant to the Stockholder Support Agreement, Khanda, which owns 9,000,000 Talawar Shares representing % of the voting power of the outstanding Talawar Shares (voting together as a single class, and, with respect to the Talawar Preferred Shares, on an as-converted to Talawar Common Shares basis) and  % of the voting power of the outstanding Talawar Preferred Shares (voting together as a single class on an as-converted to Talawar Common Shares basis), has agreed to support the transactions contemplated by the Business Combination Agreement on behalf of Talawar, which is sufficient to constitute the Talawar Stockholder Written Consent.

Q: Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A: Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Business Combination Agreement that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 52 of this proxy statement/prospectus.

Q: May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A: The Cayman Act prescribes when shareholder appraisal rights are available and sets limitations on such rights. JATT shareholders will have appraisal rights and dissenter’s rights under Section 238 and 239 of the Cayman Act. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the Public Shareholders are still entitled to exercise the rights of redemption as set out herein, and the JATT Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represent the fair value of those shares.

Section 238. (1) of the Cayman Act provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

Section 239. (1) of the Cayman Act provides that no rights under section 238 of the Cayman Act shall be available in respect of the shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Cayman Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Cayman Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).

JATT Shareholders who are considering exercising dissenter’s rights are advised to consult appropriate legal counsel.

Q: Who will manage the Post-Closing Company after the Business Combination?

A: At the Closing of the Business Combination, all of the officers and directors of JATT except JATT’s chairman and chief executive officer, Someit Sidhu, who will become a director of the Post-Closing Company, will resign. Effective at the Closing, the Post-Closing Company Board will consist of up to seven individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq. For information on the anticipated management of the Post-Closing Company, see the section titled “Board of Directors and Management After the Business Combination” in this proxy statement/prospectus.

Q: Who can help answer my questions?

A: If you have questions about the Shareholder Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact JATT’s proxy solicitor at:

You may also obtain additional information about JATT from documents filed by it with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you are a Public Shareholder and you intend to seek redemption of your shares, you will need to deliver your Public Shares (either physically or electronically) to Continental (or through DTC to Continental) at the address listed below at least two (2) business days prior to the vote at the Extraordinary General Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn:

E-mail:

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted by JATT for a vote at the Extraordinary General Meeting, including the Business Combination Proposal, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Business Combination Agreement.” Unless the context otherwise requires, references in this section to “we,” “our” and “us” generally refer to JATT prior to the Business Combination.

The Parties

JATT

JATT is a blank check company incorporated as a Cayman Islands exempted company, with limited liability, on January 13, 2026. JATT was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

On April 20, 2026, JATT completed the IPO of 6,000,000 JATT Ordinary Shares at a public offering price of $10.00 per share, generating gross proceeds to JATT of $60,000,000. Simultaneously with the consummation of the IPO, JATT consummated the Private Placement of 300,000 Private Placement Shares to the Sponsor at a price of $10.00 per share, generating total proceeds of $3,000,000. Transaction costs amounted to $2,881,539, consisting of $600,000 of cash underwriting fee, $1,800,000 of deferred underwriting fee, and $481,539 of other offering costs.

A total of $60,000,000 was deposited into the Trust Account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective initial business combinations and continuing general and administrative expenses. The IPO was conducted pursuant to a registration statement on Form S-1 that became effective on April 16, 2026. As of the close of business on     , the Record Date for the Extraordinary General Meeting of shareholders of JATT, there was approximately $    held in the Trust Account. The JATT Ordinary Shares are traded on the Nasdaq Global Market under the symbol “JATT.” Upon the Closing, JATT expects that Post-Closing Company Common Stock will begin trading on Nasdaq under the symbol “TLWR” and the JATT Ordinary Shares will be delisted from the Nasdaq Global Market such that only the Post-Closing Company Common Stock shares will be listed for trading on a national securities exchange.

The mailing address of JATT’s principal executive office is 153 Central Avenue, C/O 56, Westfield, NJ 07091, Attention: Nicholas Fernandez. Its telephone number is (201) 688-0364. After the consummation of the business combination, its principal executive office will be that of Talawar.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Talawar incorporated as a Cayman Islands exempted company on June 23, 2026, solely for the purpose of effectuating the Merger described herein. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub is 303 Wyman Street, PMB 17417506, Suite 300, Waltham, MA 02451. Merger Sub’s telephone number is (781) 684-9780. After the consummation of the Business Combination, JATT will be the surviving entity of the Merger and will be a wholly-owned subsidiary of Talawar.

Talawar

Talawar, which was incorporated and commenced its operations in 2026, is a preclinical-stage biotechnology company developing bispecific and multispecific antibody therapeutics for immunology and inflammation disorders.

The mailing address of Talawar’s principal executive office is 303 Wyman St., PMB 17417506, Suite 300, Waltham, MA 02451. Talawar’s corporate website address is https://talawartx.com. Talawar’s website and the information contained on or accessed through the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

See the sections entitled “Information About Talawar” and “Talawar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information about Talawar.

Emerging Growth Company

Talawar is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in their periodic reports and this proxy statement/prospectus, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Talawar’s securities less attractive as a result, there may be a less active trading market for Talawar’s securities and the prices of its securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Talawar intends to take advantage of the benefits of this extended transition period.

Talawar (including the Post-Closing Company) will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which Talawar has total annual gross revenue of at least $1.235 billion, or (c) in which Talawar is deemed to be a large accelerated filer, which means the market value of Talawar Common Shares that is held by non-affiliates exceeds $700 million as of the end of the prior June 30; and (2) the date on which Talawar has issued more than $1.0 billion in nonconvertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Talawar is also a “smaller reporting company” under the Exchange Act, and may continue to be a smaller reporting company so long as, as of June 30 of the preceding year, (1) the market value of the Post-Closing Company Shares held by non-affiliates, or Talawar’s public float, is less than $250 million; or (2) Talawar has annual revenues less than $100 million and our public float is less than $700 million. If the Post-Closing Company is a smaller reporting company at the time it ceases to be an emerging growth company, it may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company the Post-Closing Company may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Business Combination

Capitalized terms in this section not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.

Structure of the Transactions

On June 29, 2026, JATT entered into the Business Combination Agreement with Merger Sub and Talawar. Pursuant to the Business Combination Agreement, subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the merger as a wholly-owned subsidiary of Talawar and the parties shall consummate the Transactions.

Transaction Share Consideration

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (a) immediately prior to the Stock Split, all outstanding Talawar Convertible Instruments (including any simple agreements for future equity) will be converted into Talawar Common Shares pursuant to their respective terms, and all outstanding Talawar Preferred Shares will be automatically converted into Talawar Common Shares in accordance with the terms of Talawar’s Certificate of Incorporation and Bylaws, (b) immediately prior to the Effective Time, Talawar will effect the Stock Split. Prior to the Closing, Talawar will take all necessary or appropriate actions to give effect to the foregoing conversions.

Subject to the terms and conditions of the Business Combination Agreement, the aggregate equity value to be paid to Talawar Stockholders via the Stock Split will be $120,000,000, which consideration will be paid entirely in Post-Closing Company Shares at a deemed value of $10.00 per share, resulting in the Transaction Share Consideration.

Each JATT Ordinary Share issued and outstanding as of immediately prior to the Effective Time (other than JATT Treasury Stock, JATT Redeeming Stock, and JATT Dissenting Shares) will be automatically cancelled and converted into the right to receive one (1) Post-Closing Company Share. The Exchange Ratio is the quotient obtained by dividing the Transaction Share Consideration by the number of Fully-Diluted Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of any Party or other Person, the following will occur:

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Each JATT Ordinary Share issued and outstanding immediately prior to the Effective Time (other than JATT Treasury Stock, JATT Redeeming Stock, and JATT Dissenting Shares) will be automatically cancelled and extinguished and converted into the right to receive one (1) Post-Closing Company Share.
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All shares of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically converted into one (1) validly issued, fully paid and non-assessable JATT Share, which will constitute the only issued and outstanding share in the capital of the Post-Closing Company.
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Any JATT Treasury Stock or JATT Ordinary Shares owned by any direct or indirect Subsidiary of JATT immediately prior to the Effective Time will be automatically cancelled and will cease to exist without any conversion or consideration.

For more information regarding the sources and uses of the funds utilized to consummate the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Sources and Uses of Funds for the Business Combination.”

Exchange and Fractional Shares

At the Effective Time, Post-Closing Company Common Stock will deposit, or cause to be deposited, with (the “Exchange Agent”), for the benefit of the former JATT Shareholders, evidence of Post-Closing Company Shares in book-entry form representing such shares issuable pursuant to the Business Combination Agreement in exchange for outstanding JATT Ordinary Shares (the “Exchange Fund”).

Each JATT Shareholder holding JATT Ordinary Shares in book-entry form whose shares have been converted into the right to receive Post-Closing Company Shares will automatically be entitled to receive the number of Post-Closing Company Shares to which such holder is entitled. Each JATT Shareholder holding a certificate whose JATT Ordinary Shares have been converted into the right to receive Post-Closing Company Shares will be entitled to receive such Post-Closing Company Shares upon surrender of such Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent.

No fractional Post-Closing Company Shares will be issued. For purposes of calculating the aggregate number of Post-Closing Company Shares to be issued to each Talawar Stockholder pursuant to the Stock Split and the aggregate number of Exchanged Options to be granted to each holder of Talawar Options, all Talawar Shares held by each holder or underlying such Talawar Options will be aggregated, and the Exchange Ratio applied to that aggregate number. The number of Post-Closing Company Shares to be issued will be rounded down to the nearest whole share.

Treatment of Talawar Options

Immediately prior to the Effective Time, each outstanding and unexercised Talawar Option will be converted into an Exchanged Option, but will otherwise remain subject to the same terms and conditions (including vesting and exercisability terms) as applied to the corresponding Talawar Option immediately prior to the Effective Time.

Prior to the Closing, Talawar will take, or cause to be taken, all necessary or appropriate actions under the Talawar Equity Plan, under the underlying grant, award or similar agreement and, if required, by the holders of Talawar Convertible Instruments, to give effect to the provisions of the Business Combination Agreement relating to treatment of equity securities, and will provide JATT with evidence reasonably satisfactory to JATT of the foregoing.

Certain Agreements Related to the Business Combination

Business Combination Agreement

The summary of the material provisions of the Business Combination Agreement set forth below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which is incorporated by reference in this proxy statement/prospectus. All JATT shareholders and Talawar Stockholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

Closing and Effective Time of the Transactions

The Closing will take place no later than the third (3rd) business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions), as described below under the section entitled “Certain Agreements Related to the Business Combination — Conditions to Closing,” unless JATT and Talawar agree in writing to another time or unless the Business Combination Agreement is terminated pursuant to its terms, as summarized in the section entitled “— Termination.” The Transactions are expected to be consummated promptly after approval by JATT shareholders of the proposals voted on at the Extraordinary General Meeting, as described in this proxy statement/prospectus.

General Conditions to Closing

Consummation of the Transactions is conditioned on the satisfaction or written waiver of the following conditions applicable to all Parties:

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no order or law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the Transactions (including the Merger) shall be in effect;
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the Registration Statement / Proxy Statement shall have become effective under the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect thereto, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
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the Talawar Stockholder Written Consent shall have been obtained;
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the Required JATT Shareholder Approval shall have been obtained;
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the Post-Closing Company’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, the Post-Closing Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Post-Closing Company Shares shall have been conditionally approved for listing on Nasdaq, subject to official notice of issuance; and
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the Business Combination Proposal and the Merger Proposal shall have been approved.

JATT’s Conditions to Closing

The obligations of JATT to consummate the Transactions contemplated by the Business Combination Agreement are also subject to the satisfaction or, if permitted by applicable Law, prior written waiver by JATT of the following further conditions:

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(i) the Talawar Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date); and (ii) the representations and warranties of Talawar set forth in Article III of the Business Combination Agreement (other than the Talawar Fundamental Representations) shall be true and correct in all respects as of the Closing Date (except to the extent made as of an earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not constitute or result in a Talawar Material Adverse Effect;
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Talawar shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Talawar under the Business Combination Agreement at or prior to the Closing;
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since the date of the Business Combination Agreement, no Talawar Material Adverse Effect shall have occurred that is continuing; and
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at or prior to the Closing, Talawar shall have delivered, or caused to be delivered, to JATT: (i) a certificate duly executed by an authorized officer of Talawar, dated as of the Closing Date, to the effect that certain conditions specified in the Business Combination Agreement are satisfied; and (ii) the Registration Rights and Lock-Up Agreement, duly executed by Talawar Stockholders holding 2% or more of Talawar Shares outstanding immediately prior to the Effective Time (excluding shares issued in the PIPE Financing) and by Talawar’s Chief Executive Officer, Marc Schegerin.

Talawar’s Conditions to Closing

The obligations of Talawar to consummate the Transactions contemplated by the Business Combination Agreement are also subject to the satisfaction or, if permitted by applicable Law, written waiver by Talawar of the following further conditions:

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(i) the JATT Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date); and (ii) the representations and warranties of JATT (other than the JATT Fundamental Representations) contained in the Business Combination Agreement shall be true and correct in all respects as of the Closing Date (except to the extent made as of an earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not constitute or result in a JATT Material Adverse Effect;
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JATT shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by JATT under the Business Combination Agreement at or prior to the Closing;
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the satisfaction of the Minimum Cash Condition;
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since the date of the Business Combination Agreement, no JATT Material Adverse Effect shall have occurred that is continuing; and
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at or prior to the Closing, JATT shall have delivered, or caused to be delivered: (i) a certificate duly executed by an authorized officer of JATT, dated as of the Closing Date, to the effect that certain conditions specified in the Business Combination Agreement are satisfied; and (ii) the Registration Rights and Lock-Up Agreement, duly executed by JATT and the Sponsor.

Waiver

Talawar may (a) extend the time for the performance of any of the obligations or other acts of JATT, (b) waive any inaccuracies in the representations and warranties of JATT, or (c) waive compliance by JATT with any of the agreements or conditions set forth in the Business Combination Agreement. JATT may (i) extend the time for the performance of any of the obligations or other acts of Talawar, (ii) waive any inaccuracies in the representations and warranties of Talawar, or (iii) waive compliance by Talawar with any of the agreements or conditions set forth in the Business Combination Agreement. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of the Business Combination Agreement. The failure of any Party to assert any of its rights under the Business Combination Agreement shall not constitute a waiver of such rights.

Termination

The Business Combination Agreement may be terminated and the Transactions abandoned at any time prior to the Closing, solely as follows:

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by mutual written consent of JATT and Talawar;
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by JATT, if any of the representations or warranties of Talawar are not true and correct or Talawar has failed to perform or has otherwise breached any of its covenants or agreements such that certain conditions to Closing set forth in the Business Combination Agreement would not be satisfied, and such breach is not cured within the earlier of (i) 30 days after written notice thereof is delivered to Talawar by JATT, and (ii) the Outside Date; provided that JATT is not then in breach of the Business Combination Agreement so as to prevent certain conditions to Closing set forth in the Business Combination Agreement from being satisfied;
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by Talawar, if any of the representations or warranties of JATT are not true and correct or JATT has failed to perform any covenant or agreement on its part such that certain conditions to Closing set forth in the Business Combination Agreement could not be satisfied, and such breach is not cured within the earlier of (i) 30 days after written notice thereof is delivered to JATT by Talawar and (ii) the Outside Date; provided that Talawar is not then in breach of the Business Combination Agreement so as to prevent certain conditions to Closing set forth in the Business Combination Agreement from being satisfied;
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by either JATT or Talawar, if the Transactions have not been consummated on or prior to the Outside Date; provided that (i) the right to terminate on this basis shall not be available to JATT if JATT’s breach of any covenant or obligation under the Business Combination Agreement shall have proximately caused the failure to consummate the Transactions on or before the Outside Date, and (ii) the right to terminate on this basis shall not be available to Talawar if Talawar’s breach of any covenant or obligation under the Business Combination Agreement shall have proximately caused such failure. The Outside Date may be automatically extended in the event of a Financial Statement Delivery Failure that is cured within the 30-day cure period under the Business Combination Agreement, in which case the Outside Date shall be extended by the number of days from the Financial Statement Delivery Deadline until the cure date;
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by either JATT or Talawar, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions (including the Merger) and such Order or other action shall have become final and non-appealable;
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by either JATT or Talawar, if the Extraordinary General Meeting has been held (including any adjournment or postponement thereof), has concluded, JATT’s shareholders have duly voted, and the Required JATT Shareholder Approval was not obtained; or

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by JATT, if Talawar has not delivered, or caused to be delivered, to JATT the written consents of Talawar Stockholders sufficient to constitute the Talawar Stockholder Written Consent on or prior to two (2) business days following the date on which the Registration Statement is declared effective by the SEC; or
•
by JATT, if Talawar has not delivered the PCAOB Financials on or prior to the Financial Statement Delivery Deadline (as described in the Business Combination Agreement) (any failure to deliver the PCAOB Financials by such date, the “Financial Statement Delivery Failure”), provided that such termination right shall become available to JATT only if the Financial Statement Delivery Failure is not cured within the 30-day period after receipt by Talawar of written notice from JATT of such Financial Statement Delivery Failure, which Talawar may cure by providing the PCAOB Financials by the end of such period, and in any case JATT shall cease to have the right to terminate the Business Combination Agreement after the expiration of such 30-day cure period upon Talawar’s delivery of the PCAOB Financials to JATT, and provided further that JATT shall not have the right to terminate the Business Combination Agreement, if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would cause the certain conditions in the Business Combination Agreement not to be satisfied (assuming the Closing occurred as of such date).

Effect of Termination

In the event of the termination of the Business Combination Agreement pursuant to its terms, (a) the entire Business Combination Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the parties and their respective Non-Party Affiliates) subject to certain limited exceptions set forth in the Business Combination Agreement that shall survive such termination and remain valid and binding obligations of the Parties, and (b) the Confidentiality Agreement shall survive such termination and remain valid and binding in accordance with its terms. Notwithstanding the foregoing, the termination of the Business Combination Agreement shall not affect (i) any liability on the part of any party for any Willful Breach of any covenant or agreement set forth in the Business Combination Agreement prior to such termination, or Fraud, or (ii) any person’s liability under any PIPE Subscription Agreement, Confidentiality Agreement, Stockholder Support Agreement or Sponsor Support Agreement to which such person is a party, to the extent arising from a claim against such person by another party to such agreement.

Fees and Expenses

Except as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with the Business Combination Agreement, the Ancillary Documents, and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses. For the avoidance of doubt: (a) the payment of any SEC filing fees due prior to the Closing shall be borne equally by Talawar and JATT; (b) if the Business Combination Agreement is terminated in accordance with its terms, Talawar shall pay, or cause to be paid, all unpaid Company Expenses and JATT shall pay, or cause to be paid, all unpaid JATT Expenses; and (c) if the Closing occurs, the Post-Closing Company shall pay, or cause to be paid, all unpaid Company Expenses and all unpaid JATT Expenses from the funds of the Post-Closing Company, including funds released from the Trust Account.

Sponsor and Insider Agreements

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor and Talawar entered into the Sponsor Support Agreement, pursuant to which the Sponsor has agreed, among other things, to (a) vote in favor of the Business Combination Agreement and the Transactions (including the Merger), (b) irrevocably waive any adjustment to the conversion ratio set forth in the Articles of Association, and any anti-dilution or similar protections with respect to the Sponsor Shares, including any such protections that may be triggered by the issuance of Post-Closing Company Shares pursuant to the PIPE Subscription Agreements or the PIPE Financing, (c) waive any right to demand redemption of any Sponsor Shares and any right to participate in any such redemption, (d) waive any appraisal, fair value or dissent rights (including under Section 238 of the Cayman Act) with respect to the Sponsor Shares in connection with the Merger and the Transactions, and (e) surrender for no consideration, in connection with the Closing, 150,000 Sponsor Shares for cancellation. The following summary of material provisions of the Sponsor Support Agreement is qualified by reference to the complete text of the Sponsor Support Agreement, a copy of which is attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part. All shareholders are encouraged to read the Sponsor Support Agreement in its entirety for a more complete description of the terms and conditions of the Sponsor Support Agreement.

Pursuant to the terms of the Sponsor Support Agreement, until the earlier of (a) the Closing and (b) termination of the Business Combination Agreement in accordance with its terms, the Sponsor agreed, among other things, to (i) appear at the Extraordinary General Meeting and cause all Sponsor Shares to be counted as present for quorum purposes and (ii) vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted, all of the Sponsor Shares (A) in favor of the approval and adoption of the Business Combination Agreement, the Transactions, and any other proposal submitted by the JATT Board for approval by the JATT Shareholders in connection with the Transactions, (B) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the JATT Shareholders, (C) against any action, agreement or transaction or proposal that would (1) reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of JATT under the Business Combination Agreement or any Ancillary Document, (2) reasonably be expected to result in the failure of the Transactions to be consummated, or (3) change the business, management, or JATT Board except as contemplated by the Business Combination Agreement and the Ancillary Documents, and (D) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by JATT (other than the Business Combination Agreement and the Transactions). The Sponsor further agreed not to enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the foregoing. In addition, the Sponsor agreed not to, and to direct its representatives and agents not to, bring, commence, institute, maintain, voluntarily aid, join in, facilitate, assist or encourage any claim, derivative or otherwise, against JATT, Talawar or Merger Sub (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Sponsor Support Agreement or the Business Combination Agreement, or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. The Sponsor Support Agreement terminates automatically upon the earlier of (x) the Closing and (y) the termination of the Business Combination Agreement in accordance with its terms.

Letter Agreement

The Insiders have entered into a Letter Agreement with JATT, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any JATT Ordinary Shares held by them if JATT fails to complete its initial business combination within 24 months from the closing of the IPO, or such later period approved by JATT’s shareholders in accordance with the Articles of Association. However, if the Insiders acquired, or in the future acquire, JATT Ordinary Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if JATT fails to complete its initial business combination within 24 months from the closing of the IPO, or such later period approved by JATT’s shareholders in accordance with the Articles of Association.

Registration Rights and Lock-Up Agreement

Effective upon the Closing, JATT, certain JATT Shareholders (including the Sponsor), Talawar and certain Talawar Stockholders will enter into the Registration Rights and Lock-Up Agreement. The following summary of material provisions of the Registration Rights and Lock-Up Agreement is qualified by reference to the complete text of the form of Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part of. All shareholders are encouraged to read the Registration Rights and Lock-Up Agreement in its entirety for a more complete description of the terms and conditions of the Registration Rights and Lock-Up Agreement.

Pursuant to the Registration Rights and Lock-Up Agreement, the Post-Closing Company will agree to use commercially reasonable efforts to (1) file with the SEC (at the Post-Closing Company’s sole cost and expense) the Resale Registration Statement within 30 calendar days after the Closing and (2) cause such Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filing, but in no event later than the 60th calendar day (or 90th calendar day if the SEC notifies the Post-Closing Company that it will “review” the Resale Registration Statement) following the filing date thereof after the Closing Date. In certain circumstances, the holders of registration rights thereunder may demand in the aggregate up to three underwritten offerings (of which Khanda and AI Talawar may initiate an aggregate of two between them) and will be entitled to customary piggyback registration rights.

Pursuant to the Registration Rights and Lock-Up Agreement, the holders of Post-Closing Company Shares that are a signatory thereto have agreed not to transfer their respective Post-Closing Company Shares for a period of 180 days following the Closing Date, subject to certain exceptions. The restrictions set forth in the Registration Rights and Lock-up Agreement, shall not apply during the lock-up period to transfers (i) as a bona fide gift or charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such holder or any other natural person with whom such holder has a relationship by blood, marriage or adoption not more remote than first cousin; (iii) by will or intestate succession upon the death of the holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement, or any legal, regulatory or other order; (v) if such holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the holder, or (B) to partners, limited liability company members or stockholders of the holder, including, for the avoidance of doubt, where the holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vi) if such holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi); (viii) as a pledge or other grant of a security interest in Post-Closing Company Shares to one or more financial or lending institutions as collateral or security in connection with any bona fide loans, advances or extensions of credit or debt transaction (or enforcement thereunder) entered into by the holder or any of its affiliates, or any refinancings thereof, and any transfers of such Post-Closing Company Shares upon foreclosure thereof; (ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change in control of the Post-Closing Company; provided, however, that if such tender offer, merger, stock sale, recapitalization, consolidation or other such transaction is not completed, the Shares shall remain subject to the lock-up restrictions; (x) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Post-Closing Company Shares during the lock-up period; (xi) to Post-Closing Company in connection with the repurchase of such holder’s Shares in connection with the termination of the holder’s employment with the Post-Closing Company or any subsidiary of the Post-Closing Company pursuant to contractual agreements with the Post-Closing Company; (xii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Post-Closing Company Common Stock or the vesting or settlement of Post-Closing Company stock-based awards; or (xiii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Post-Closing Company Shares; provided, however, that in the case of clauses (i) through (viii), the transferee(s) of such transfer must enter into a written agreement agreeing to be bound by the transfer restrictions set forth in the Registration Rights and Lock-Up Agreement.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, JATT, Talawar, and Khanda (the sole Stockholder party thereto) entered into the Stockholder Support Agreement pursuant to which Khanda agreed, among other things, to (a) vote (or deliver a written consent within 24 hours of a request therefor) all of its Shares (i) in favor of the approval and adoption of the Business Combination Agreement, the Merger, the Stock Split and all other Transactions and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Talawar under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated, (b) take, or cause to be taken, any actions necessary or advisable to cause certain letter agreements providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, board observer rights or other similar rights not generally available to stockholders of Talawar to be terminated effective immediately prior to the Effective Time, and (c) irrevocably waive any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and the Stock Split.

The Stockholder Support Agreement restricts Khanda from, among other things, directly or indirectly, (a) selling, assigning, transferring (including by operation of law), creating any lien or pledge, disposing of or otherwise encumbering any of the Shares, or agreeing to do any of the foregoing, except pursuant to (i) the Business Combination Agreement, (ii) a transfer to another Talawar Stockholder party to the Stockholder Support Agreement or (iii) a transfer to a Permitted Transferee (as defined in the Stockholder Support Agreement) that agrees in writing to be bound by the Stockholder Support Agreement; (b) depositing any Shares into a voting trust or entering into a voting agreement or arrangement or granting any proxy or power of attorney with respect thereto that is inconsistent with the Stockholder Support Agreement; and (c) entering into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares. Any purported transfer in violation of these restrictions shall be null and void ab initio.

Pursuant to the Stockholder Support Agreement, Khanda, which owns 9,000,000 Talawar Shares representing % of the voting power of the outstanding Talawar Shares (voting together as a single class, and, with respect to the Talawar Preferred Shares, on an as-converted to Talawar Common Shares basis) and  % of the voting power of the outstanding Talawar Preferred Shares (voting together as a single class on an as-converted to Talawar Common Shares basis), has agreed to support the transactions contemplated by the Business Combination Agreement on behalf of Talawar, which is sufficient to constitute the Talawar Stockholder Written Consent. In addition, Khanda has agreed to irrevocably waive any appraisal rights under applicable law in connection with the Merger and the Stock Split.

The Stockholder Support Agreement will automatically terminate upon the earliest of (a) the Closing, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of the parties thereto. Notwithstanding any termination, no such termination shall relieve any party of liability for fraud or any willful breach of the Stockholder Support Agreement occurring prior to such termination.

The foregoing description of the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

PIPE Subscription Agreements

In connection with the execution of the Business Combination Agreement, JATT and Talawar entered into the PIPE Subscription Agreements with the PIPE Investors. The following summary of the PIPE Subscription Agreements is qualified by reference to the complete text of the PIPE Subscription Agreement, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are encouraged to read the form of the PIPE Subscription Agreement in its entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the PIPE Subscription Agreements, the Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to purchase, an aggregate of 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225,000,000.

The PIPE Subscription Agreements provide that Post-Closing Company is required to file with the SEC, within 30 calendar days after the consummation of the Transactions, a shelf registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th day (or 150th day if the SEC notifies the Post-Closing Company that it will review such registration statement) following the closing of the PIPE Financing and (ii) the fifth business day after the date the Post-Closing Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The closing of the PIPE Financing is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Transactions shall be scheduled to occur substantially concurrently with or immediately following the closing of the PIPE Financing pursuant to the PIPE Subscription Agreements. The PIPE Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) if any of the conditions to closing of the PIPE Subscription Agreement set forth therein are not satisfied or waived as of the closing date thereof and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreement will not be and are not consummated as of the date of the Closing; or (iv) written notice by either (x) Talawar to the PIPE Investor or (y) the PIPE Investor to Talawar, if the transactions contemplated by the PIPE Subscription Agreement are not consummated on or prior to the Outside Date.

The foregoing description of the PIPE Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

Impact of the Business Combination on Our Public Float

As of the date of this proxy statement/prospectus, there are    JATT Ordinary Shares issued and outstanding. The following table illustrates varying ownership levels in the Post-Closing Company immediately following the consummation of the Business Combination, excluding the dilutive effect of the potential issuance of any Post-Closing Company Shares upon exercise of outstanding Talawar Options assumed by the Post-Closing Company and the potential issuance of Post-Closing Company Shares initially reserved for issuance under the 2026 Plan, in each of the No Redemptions Scenario, 25% Redemptions Scenario, 50% Redemptions Scenario, 75% Redemptions Scenario and Maximum Redemptions Scenario:

	No Redemption Scenario(1)		25% Scenario		50% Scenario		75% Scenario		Maximum Redemptions Scenario(2)
	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership
Talawar Stockholders(6)	12,534,278	29.37%	12,534,278	30.43%	12,534,278	31.58%	12,534,278	32.83%	12,534,278	34.17%
Sponsor Shares(7)	1,650,000	3.87%	1,650,000	4.01%	1,650,000	4.16%	1,650,000	4.32%	1,650,000	4.50%
Public Shareholders	6,000,000	14.06%	4,500,000	10.93%	3,000,000	7.56%	1,500,000	3.93%	0	—
PIPE Investors(8)	22,500,000	52.71%	22,500,000	54.63%	22,500,000	56.70%	22,500,000	58.92%	22,500,000	61.33%
Total	42,684,278	100%	41,184,278	100%	39,684,278	100%	38,184,278	100%	36,684,278	100%

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes redemptions of 1,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(3)
Assumes redemptions of 3,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(4)
Assumes redemptions of 4,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(5)
Assumes redemptions of 6,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026, as described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation”.
(6)
Consists of 12,534,278 shares of Post-Closing Company Common Stock issuable in respect of Talawar Shares. Both are based on an assumed Exchange Ratio of 1.0556. The Exchange Ratio reflects the Talawar Share and Talawar Option, in each case, outstanding as of June 30, 2026 and does not reflect any issuances of Talawar Shares after such date.
(7)
Includes 300,000 Private Placement Shares held by the Sponsor and 1,350,000 Founder Shares held by the Sponsor. Sponsor shall, in connection with the Closing, surrender to JATT for no consideration 150,000 Sponsor Shares for cancellation, which Sponsor Shares shall be entitled to vote at the Extraordinary General Meeting.
(8)
Pursuant to the terms of the PIPE Subscription Agreements, as described above, Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy, 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225.0 million.

See the sections entitled “Proposal No. 1 — The Business Combination Proposal — General — Impact of the Business Combination on Our Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

JATT Deferred Underwriting Fees

$1,800,000 of the underwriting fee payable in connection with the IPO was deferred and conditioned upon completion of an initial business combination. Guggenheim agreed that if no business combination was consummated within the time period provided in the Articles of Association and the funds held under the Trust Agreement are distributed to the holders of the Public Shares, (i) Guggenheim would forfeit any rights or claims to the deferred discount and (ii) the trustee under the Trust Agreement is authorized to distribute the deferred discount to the Public Shareholders on a pro rata basis.

Matters Being Voted On at the Extraordinary General Meeting

JATT shareholders will be asked to consider and vote on the following proposals at the Extraordinary General Meeting:

•
a proposal to approve the Business Combination Proposal. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;
•
a proposal to approve the Merger Proposal. Please see the section entitled “Proposal No. 2 — The Merger Proposal”; and
•
a proposal to approve the Adjournment Proposal (if presented). Please see the section entitled “Proposal No. 3 — The Adjournment Proposal.”

Date, Time and Place of Extraordinary General Meeting

The Extraordinary General Meeting will be held on , 2026, Eastern time, at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Avenue, New York, New York 10017, and virtually via live webcast at . Shareholders may attend and vote in person or by visiting and entering the control number found on their proxy card, voting instruction form or notice they previously received. The purpose of the Extraordinary General Meeting is to consider and vote on the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal (if presented).

Both the Business Combination Proposal and the Merger Proposal must be approved by JATT shareholders in order to consummate the Business Combination. If the Business Combination Proposal is not approved, the JATT shareholders will not be provided an opportunity to vote on the Merger Proposal. The Adjournment Proposal (if presented) is not conditioned upon the approval of any other proposal.

Voting Power; Record Date

JATT shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned JATT Ordinary Shares at the close of business on     , 2026, which is the Record Date for the Extraordinary General Meeting. JATT shareholders will have one vote for each share of JATT Ordinary Shares owned at the close of business on the Record Date. If your JATT Ordinary Shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were     JATT Ordinary Shares outstanding.

Quorum and Vote of JATT Shareholders

A quorum of JATT shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if the holders of one-third of the issued and outstanding JATT Ordinary Shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy (which would include presence at the Extraordinary General Meeting). Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

As of the Record Date for the Extraordinary General Meeting, JATT Ordinary Shares would be required to achieve a quorum.

The Insiders have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act) and the Sponsor has agreed to also vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, it may hold in favor of the other Shareholder Proposals being presented at the Extraordinary General Meeting. As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

The approval of the Business Combination Proposal requires an ordinary resolution under the Cayman Act, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. As a result, JATT would need Public Shares or approximately % of the issued and outstanding Public Shares to be voted in favor of the Business Combination in order to approve the Business Combination Proposal (assuming all outstanding shares are voted). The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law. The approval by the JATT shareholders of the Business Combination and the Merger Proposal is required to consummate the Business Combination.

The approval of the Merger Proposal requires a special resolution, being the affirmative vote of holders of at least 66 2⁄3% of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at an Extraordinary General Meeting, vote at the Extraordinary General Meeting. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. As a result, JATT would need only , or approximately % of the issued and outstanding Public Shares, to be voted in favor of the Merger Proposal (assuming all outstanding shares are voted).

The approval of the Adjournment Proposal (if presented) requires an ordinary resolution, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at an Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. As a result, JATT would need Public Shares or approximately % of the issued and outstanding Public Shares to be voted in favor of the Adjournment Proposal in order to approve the Adjournment Proposal (assuming all outstanding JATT Ordinary Shares are voted).

Redemption Rights

Pursuant to the Articles of Association, a Public Shareholder, who is not an Insider, may request to redeem all or a portion of its Public Shares for cash in connection with the Closing. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a) hold Public Shares;

(b) submit a written request to Continental, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that JATT redeem all or a portion of your Public Shares for cash; and

(c) deliver your share certificates for Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to p.m., Eastern Time, on , 2026 two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting in order for their Public Shares to be redeemed.

Public Shareholders may elect to redeem all or a portion of the Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal, and regardless of whether they hold Public Shares on the Record Date. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption rights to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to Continental, JATT will redeem such Public Shares for the Redemption Price, a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of August 20, 2026, this would have amounted to approximately $10.12 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See the section of the proxy statement/prospectus entitled “Extraordinary General Meeting of JATT — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, will be restricted from redeeming its Excess Shares without JATT's prior written consent and provided further that any Public Shareholder on whose behalf a redemption right is being exercised must identify itself to JATT in connection with any redemption election in order to validly redeem such Public Shares. Accordingly, if a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, seeks to redeem Excess Shares, then any such Excess Shares would not be redeemed for cash without JATT's prior written consent and compliance with the Existing Governing Documents.

The Sponsor and the Insiders have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, held by them. As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

Appraisal Rights of JATT Shareholders

The Cayman Act prescribes when shareholder appraisal rights are available and sets limitations on such rights. JATT shareholders will have appraisal rights and dissenter’s rights under Section 238 and 239 of the Cayman Act. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the Public Shareholders are still entitled to exercise the rights of redemption as set out herein, and the JATT Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represent the fair value of those shares.

Section 238. (1) of the Cayman Act provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

Section 239. (1) of the Cayman Act provides that no rights under section 238 of the Cayman Act shall be available in respect of the shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Cayman Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Cayman Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).

JATT Shareholders who are considering exercising dissenter’s rights are advised to consult appropriate legal counsel.

Proxy Solicitation

Proxies may be solicited by mail or in person. JATT has engaged (“Proxy Solicitor”) to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its JATT Ordinary Shares during the Extraordinary General Meeting if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of JATT— Revoking Your Proxy.”

Interests of Certain JATT Persons in the Business Combination

When you consider the recommendation of the JATT Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and JATT’s directors and officers have interests in such proposals that are different from, in addition to and/or in conflict with, those of the JATT shareholders generally. Further, JATT’s officers and directors have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section titled “Information about JATT — Conflicts of Interest”. We believe there were no such opportunities that were not presented to JATT for a potential business combination as a result of the existing fiduciary or contractual obligations of our officers and directors to other entities. The JATT Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and Business Combination Agreement and in recommending to our shareholders that they vote in favor of the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. JATT shareholders should take these interests into account in deciding whether to approve the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. These interests include, among other things:

•
the fact that the Insiders have agreed not to redeem any JATT Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;
•
the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares, which will be converted into 1,350,000 shares (after giving effect to the 225,000 Founder Shares surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option and to the Sponsor Forfeiture) of Post-Closing Company Common Stock upon consummation of the Business Combination and that such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $ million based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
•
the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of Public Shares and the number of Post-Closing Company Common Stock that the Sponsor will receive upon Closing of the Business Combination, the Sponsor may earn a positive rate of return on their investment even if the Post-Closing Company Common Stock trades below the price initially paid for the Public Shares in the IPO and Public Shareholders experience a negative rate of return following the Closing. Thus, our Sponsor and its affiliates may have more of an economic interest for JATT to, rather than liquidate if JATT fails to complete our initial business combination, enter into an initial business combination on potentially less favorable terms with potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, that would be the case if such parties had paid the full offering price for their Founder Shares;
•
the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if JATT fails to complete an initial business combination by April 20, 2028;

•
the fact that the Sponsor purchased 300,000 Private Placement Shares for an aggregate purchase price of $3,000,000 ($10.00 per Private Placement Share) and if JATT does not consummate an initial business combination by April 20, 2028, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the Public Shareholders and the Private Placement Shares held by the Sponsor will be worthless. The Private Placement Shares held by the Sponsor had an estimated aggregate market value of approximately $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
•
the fact that, in the aggregate, the Sponsor has approximately $3,025,000 at risk that depends upon the completion of a business combination, and following the consummation of the Business Combination, the aggregate value of the Sponsor’s investment will be $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
•
the fact that JATT Ventures II Ltd is the sole general partner of the Sponsor, and its Chairman and Chief Executive Officer, Dr. Someit Sidhu is a limited partner of the Sponsor. Dr. Someit Sidhu is also the sole member of JATT Ventures II Ltd. Dr. Someit Sidhu has voting and investment discretion with respect to the ordinary shares held of record by JATT Ventures II L.P., and therefore may be deemed to beneficially own the JATT Ordinary Shares owned by Sponsor. For more information about our officers’ and directors’ economic interests in the Transactions, see the section entitled “Beneficial Ownership of Securities”;
•
if the Trust Account is liquidated, including in the event JATT is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to JATT if and to the extent any claims by a third-party for services rendered or products sold to JATT, or a prospective target business with which JATT has entered into a written letter of intent, confidentiality or other similar agreement or merger agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;
•
the fact that JATT’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination;
•
the fact that JATT has certain provisions in its organizational documents that waive the corporate opportunities doctrine on an ongoing basis, JATT’s officers and directors have not been obligated and continue to not be obligated to bring all corporate opportunities to JATT. The potential conflict of interest relating to the waiver of the corporate opportunities doctrine in JATT’s organizational documents did not, to JATT’s knowledge, impact JATT’s search for an acquisition target or prevent JATT from reviewing any opportunities as a result of such waiver;
•
the fact that JATT’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on JATT’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Financing. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $    in the aggregate. However, if JATT fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, JATT may not be able to reimburse these expenses if the Transactions or another business combination are not completed within the completion window;

•
the fact that, pursuant to the Registration Rights and Lock-Up Agreement, JATT’s officers and directors, the Sponsor and its members and certain other security holders named therein will have customary registration rights, including demand piggy-back rights, subject to cooperation and cut-back provisions with respect to the Post-Closing Company Common Stock held by such parties following the consummation of the Business Combination;
•
the fact that Arjun Goyal and Christopher Staral, directors of JATT, are each affiliated with an investment fund participating in the PIPE Financing, pursuant to which the PIPE Investors have agreed to buy Post-Closing Company Common Stock at a purchase price of $10.00 per share. The closing price of the JATT Ordinary Shares on Nasdaq was $    per share on    , the Record Date; and
•
the fact that Someit Sidhu, the Chairman and Chief Executive Officer of JATT, a director of Talawar, and an expected director of the Post-Closing Company, is also the founder and Chief Executive Officer and member of the board of Khanda, which is also a principal securityholder of Talawar. Dr. Sidhu recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar. For additional information, please see the section entitled “Certain Relationships and Related Person Transactions—Khanda Agreements.”

As a result of the foregoing interests, the Sponsor and JATT’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals.

The financial and personal interests of the Sponsor, as well as JATT’s directors and officers, may have influenced their motivation in identifying and selecting Talawar as a business combination target, completing an initial business combination with Talawar and influencing the operation of the business following the initial business combination. In considering the recommendations of the JATT Board to vote for the Shareholder Proposals, its shareholders should consider these interests.

Sponsor and Affiliates Compensation

Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsor, its affiliates and JATT’s directors, officers and their affiliates in connection with the Business Combination and related transactions.

Entity	Amount of Compensation To be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor

1,350,000 shares of Post-Closing Company Common Stock upon conversion of 1,350,000 Founder Shares (after giving effect to the 225,000 Founder Shares surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option and to the Sponsor Forfeiture). Prior to the closing of JATT’s IPO, the management team received indirect interests in Founder Shares through membership interests in the Sponsor, including (i) 150,000 Founder Shares to Dr. Someit Sidhu, the Chairman and Chief Executive Officer of JATT, for his services, (ii) 50,000 Founder Shares to Nicholas Fernandez, JATT’s Chief Financial Officer, for his services, (iii) 25,000 to each of the independent directors of JATT for their services to the JATT Board, and (iv) 25,000 Founder Shares to an independent consultant of JATT for his services in connection with the IPO.

$25,000 (approximately $0.014 per share)

Entity	Amount of Compensation To be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid

	300,000 shares of Post-Closing Company Common Stock upon conversion of the 300,000 Private Placement Shares	$3,000,000 ($10.00 per share)

Sponsor, JATT officers, directors, or their affiliates

Finder’s fees, advisory fees, consulting fees, success fees and reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Working Capital Loans to finance transaction costs in connection with the Business Combination.

Up to $1,500,000 in working capital loans, which loans may be convertible into shares of the Post-Closing Company at the price of $10.00 per unit. As of June 30, 2026, JATT had no outstanding borrowings or commitments under the Working Capital Loans.

See the section of this proxy statement/prospectus entitled “Proposal No. 1 —The Business Combination Proposal — Interests of Certain JATT Persons in the Business Combination” for a further discussion of the compensation received by the Sponsor.

Board of Directors Following the Business Combination

Upon consummation of the Business Combination, it is expected that each Class I director of the Post-Closing Company will have a term that expires at the annual meeting of stockholders of the Post-Closing Company in 2026, each Class II director of the Post-Closing Company will have a term that expires at the annual meeting of stockholders of the Post-Closing Company in 2027 and each Class III director of the Post-Closing Company will have a term that expires at the annual meeting of stockholders of the Post-Closing Company in 2028, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Upon consummation of the Business Combination     ,      and      are expected to serve as the Class I directors,     ,      and      to serve as the Class II directors and     ,      and      to serve as the Class III directors.

Opinion of Houlihan Capital

The JATT Board retained Houlihan Capital to act as its financial advisor in connection with the transactions contemplated by the Business Combination Agreement. On June 28, 2026, Houlihan Capital rendered its oral opinion to the JATT Board, which was reaffirmed by delivery of Houlihan Capital’s written opinion dated June 29, 2026, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Houlihan Capital, as set forth in Houlihan Capital’s written opinion, the consideration to be issued or paid in the Business Combination is fair, from a financial point of view to the unaffiliated shareholders of JATT.

The full text of the written opinion of Houlihan Capital delivered to the JATT Board, dated June 29, 2026, is attached as Annex C and incorporated by reference into this proxy statement/prospectus in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan Capital in rendering its opinion. All shareholders of JATT are urged to, and should, read the opinion carefully and in its entirety. Houlihan Capital’s opinion was directed to the JATT Board and addressed only the consideration to be issued or paid in the Business Combination is fair, from a financial point of view to the unaffiliated shareholders, in each case, as of the date of the opinion. Houlihan Capital’s opinion did not address any other aspect or implications of the Business Combination and does not constitute an opinion, advice or recommendation as to how any shareholder of JATT should vote at the Extraordinary General Meeting. The summary of Houlihan Capital’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Houlihan Capital’s written opinion attached as Annex C hereto.

For further information, see the section “Proposal No. 1 — The Business Combination Proposal — Opinion of Houlihan Capital” and Annex C.

Recommendation of the JATT Board to JATT Shareholders

The JATT Board has determined that each of the Shareholder Proposals are in the best interests of JATT and its shareholders and unanimously recommends, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in this proxy statement/prospectus), that you vote or give instruction to vote “FOR” each of those proposals.

When you consider the JATT Board’s recommendation of these proposals, you should keep in mind that our directors and officers, as well as the Sponsor, have interests in the Transactions that are different from, or in addition to, the interests of JATT shareholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain JATT Persons in the Business Combination” for additional information. The JATT Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to JATT shareholders that they vote in favor of the proposals presented at the Extraordinary General Meeting.

Material U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of the Merger and an exercise of redemption rights in connection with the business combination, please see “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

Expected Accounting Treatment of the Transactions

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Expected Accounting Treatment of the Transactions.”

Regulatory Matters

At any time before or after consummation of the Transactions, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division of the Department of Justice, the Federal Trade Commission, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither JATT nor Talawar is aware of any material regulatory approvals or actions that are required for completion of the Transactions. It is presently contemplated that if any such regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Summary Risk Factors

Unless the context otherwise requires, references in this subsection to “Talawar,” “the Company,” “we,” “us” or “our” refer to the business of Talawar prior to the consummation of the Business Combination, which will be the business of the Post-Closing Company and its subsidiaries following the Business Combination.

Talawar’s business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. These risks include, among others, the following:

•
We are a preclinical-stage biotechnology company with a limited operating history on which to assess our business; we have not initiated, conducted, or completed any clinical trials and we have no products approved for commercial sale, which may make it difficult to evaluate our current business and predict our future success and viability.
•
We expect to continue to incur losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have no products approved for sale, have not generated any revenue from our product candidates, and may never generate revenue or become profitable.
•
We have concluded there is substantial doubt about our ability to continue as a going concern for at least twelve months from the date our financial statements as of June 30, 2026 are available to be issued. Even if the Merger and PIPE Financing are successful, we will need substantial additional funding in order to maintain our operations and advance the development and commercialization of our product candidates. Failure to obtain this necessary capital when needed, or on acceptable terms, may force us to delay, reduce or eliminate certain of our product development or research operations and may raise substantial doubt about our ability to continue as a going concern.
•
Preclinical and clinical drug development is a lengthy and expensive process, with uncertain timelines and outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our therapeutic candidates or any of our future therapeutic candidates on a timely basis or at all.
•
Disruptions at the FDA and other government agencies caused by funding shortages or layoffs could hinder their ability to hire, retain or deploy key leadership and other personnel or otherwise prevent product candidates from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business.
•
The safety and effectiveness of our approach to the discovery and development of our product candidates remains uncertain, and we may not be successful in our efforts to build a pipeline of programs with commercial value.
•
Our clinical trials may fail to demonstrate substantial evidence of the safety and efficacy of our current or any future product candidates, which would prevent or delay or limit the scope of regulatory approval and commercialization.
•
We are substantially dependent on the success of TALA-125, and our anticipated clinical trials for such product candidate may not be successful.
•
The results of preclinical studies and early-stage clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials or results in other indications. Initial positive results, if any, in our clinical trials may not be indicative of results obtained when these trials are completed or in later-stage trials.
•
Our product candidates may be associated with serious adverse, undesirable or unacceptable side effects or other properties or safety risks, which may delay or halt their clinical development, prevent their marketing approval or lead to limited market demand, if approved. If such side effects are identified during the development of our product candidates or following approval, we may suspend or abandon our development of such product candidates, the commercial profile of any approved label may be limited or we may be subject to other significant negative consequences following marketing approval.

•
Interim, top-line and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data. Data from our clinical trials reported as of a measurement date may not be predictive of the effect, if any, of our product candidates at any later measurement date.
•
The cross-trial comparisons we present from trials of other products or product candidates suggesting that inhibiting two orthogonal, validated pathways simultaneously may result in greater efficacy than either target alone are subject to significant limitations and may not be predictive of relative performance in any of our product candidates, or products, if approved.
•
Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control, which could adversely affect our business, operating results and prospects.
•
If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our therapeutics may be delayed and, as a result, our stock price may decline.
•
We currently have no marketing, sales or distribution capabilities, and we may need to invest significant resources to develop these capabilities. If we are unable to establish marketing, sales or distribution capabilities or enter into agreements with third parties to perform such activities, we may not be able to generate product revenue.
•
If the market opportunities for any of our product candidates, if approved, are smaller than we estimate, our revenue may be adversely affected, and our business may suffer.
•
We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.
•
If our information technology systems or those of third parties with whom we work or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits and other adverse consequences.
•
We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our (or the third parties with whom we work) actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation (including class claims) and mass arbitration demands, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits and other adverse business consequences.
•
We are highly dependent on the services of our senior management team and if we are not able to retain members of our management team and recruit and retain additional management, clinical and scientific personnel, our business will be harmed.
•
Our relationships with customers, physicians, other healthcare providers, and third-party payors may be subject, directly or indirectly, to federal, state and foreign healthcare fraud and abuse laws, false claims laws, other healthcare laws and regulations and health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
•
Our relationships with customers, physicians, other healthcare providers, and third-party payors may be subject, directly or indirectly, to federal, state and foreign healthcare fraud and abuse laws, false claims laws, other healthcare laws and regulations and health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

•
We rely, and expect to continue to rely, on third parties, including Khanda. We may choose to enter into additional collaboration and licensing arrangements with Khanda and other third parties. If we are unable to maintain these collaborations or licensing arrangements, or if these collaborations or licensing arrangements are not successful, our business could be negatively impacted.
•
We have licensed intellectual property rights from third parties and may do so in the future. Such licenses may be subject to early termination if we fail to comply with our obligations in our licenses with third parties, which could result in the loss of rights or technology that are material to our business.
•
We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be, and, as a result, it may be difficult for you to sell your shares of our common stock.

Sources and Uses of Funds for the Transactions

The following tables summarize the sources and uses for funding the Business Combination, assuming (i) no Public Shareholders exercise their redemption rights and (ii) the largest number of redemptions by Public Shareholders that can occur while still satisfying the Minimum Cash Condition. This scenario assumes that Available Cash is met.

Where actual amounts are not known or knowable, the figures below represent Talawar’s good faith estimate of such amounts. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.” In the event of the 25% Redemption Scenario, 50% Redemption Scenario and 75% Redemption Scenario, funds available to the Post-Closing Company from the Trust Account will be reduced proportionally to such redemption rate.

Sources and Uses of Funds for the Business Combination

	Assuming No Redemptions(1)	Assuming Maximum Redemptions(2)
Sources
JATT Trust Account(3)	$60,409,419	$—
Talawar cash(4)	19,311,000	19,311,000
PIPE gross proceeds(5)	225,000,000	225,000,000
Talawar equity rollover	120,000,000	120,000,000
Sponsor Shares	16,500,000	16,500,000
Allocated to 2026 Plan	30,400,000	30,400,000

Total sources	$471,620,419	$411,211,000

Uses(1)(2)(3)(4)(5)
Talawar equity rollover	$120,000,000	$120,000,000
Illustrative transaction-related fees and expenses	23,600,000	23,600,000
Cash to balance sheet(6)	281,120,419	220,711,000
Sponsor Shares	16,500,000	16,500,000
Allocated to 2026 Plan	30,400,000	30,400,000

Total uses	$471,620,419	$411,211,000

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes that all 6,000,000 Public Shares are redeemed.
(3)
Reflects the amount in the Trust Account as of June 30, 2026.
(4)
Reflects cash as of June 30, 2026.
(5)
Assumes the PIPE Investment Amount.
(6)
Represents the sum of proceeds from the PIPE Financing as of the consummation of the Business Combination, and cash held in the Trust Account (as of June 30, 2026) along with Talawar cash (as of June 30, 2026), less illustrative transaction-related fees and expenses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “expect,” “potential,” “plan,” “seek,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates or otherwise requires, references in this section to “we,” “us” or the “Company” refer to Talawar. Forward-looking statements contained in this proxy statement/prospectus include statements about:

•
our ability to consummate the Business Combination;
•
the anticipated timing of the Closing of the Business Combination;
•
the expected benefits and costs of the Business Combination;
•
the Post-Closing Company’s financial and business performance following the Business Combination;
•
changes in our strategy, future operations, financial position, prospects and plans;
•
the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, Investigational New Drug, and other regulatory submissions;
•
our estimates regarding the potential market opportunities and the number of patients for our product candidates and any future product candidates, if approved for commercial use;
•
our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with its financial obligations pursuant to the terms of such agreements;
•
the timing and likelihood of the achievement of milestones pursuant to our existing collaboration and licensing agreements;
•
the performance of our third-party service providers, including our suppliers and manufacturers;
•
our ability to achieve timing and product development milestones on our product roadmap;
•
our ability to attract and retain qualified employees and management;
•
our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•
our ability to attract and retain employees and collaborators with development, regulatory, and commercialization expertise;
•
expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•
our future capital requirements and sources and uses of cash, including our expected cash runway;
•
our ability to obtain funding for our operations and future growth; and
•
our ability to maintain the listing of the Post-Closing Company Common Stock on Nasdaq and the potential liquidity and trading of such securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this proxy statement/prospectus. We advise you that the safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by JATT or Talawar in connection with this proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this proxy statement/prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section entitled “Risk Factors” and elsewhere in this proxy statement/prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this proxy statement/prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this proxy statement/prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this proxy statement/prospectus to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make following the Closing.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus/consent solicitation, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. If the Business Combination is completed, the Post-Closing Company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. Investing in the Post-Closing Company Common Stock involves a high degree of risk. The following risk factors apply to the business and operations of JATT and Talawar and will also apply to the business and operations of the Post-Closing Company following the Closing. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on the ability to complete or realize the anticipated benefits of the Business Combination, and may adversely affect the business, cash flows, financial condition, results of operations of the Post-Closing Company. In that case, the trading price of Post-Closing Company Common Stock may decline, and you may lose all or part of your investment. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” JATT or Talawar may face additional risks and uncertainties that are not presently known to JATT and Talawar, or that JATT and Talawar currently deem immaterial, which may also impair JATT’s or Talawar’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Unless the context otherwise requires, references in this subsection to “Talawar,” “the Company,” “we,” “us” or “our” refer to the business of Talawar prior to the consummation of the Business Combination, which will be the business of the Post-Closing Company and its subsidiaries following the Business Combination.

Risk Related to Talawar and the Post-Closing Company

Risks Related to Our Limited Operating History, Financial Position and Capital Requirements

We are a preclinical-stage biotechnology company with a limited operating history on which to assess our business; we have not initiated, conducted, or completed any clinical trials and we have no products approved for commercial sale, which may make it difficult to evaluate our current business and predict our future success and viability.

We are a preclinical-stage biotechnology company with a limited operating history on which to assess our business; we have not initiated, conducted or completed any clinical trials and we have no products approved for commercial sale, which may make it difficult to evaluate our current business and predict our future success and viability. We have incurred net losses since our inception in April 2026 and expect to continue to incur net losses for the foreseeable future. Since inception, we have invested most of our resources in developing our product candidates, acquiring and building an intellectual property portfolio, conducting business planning, organizing and staffing our company, raising capital, conducting preclinical studies and providing general and administrative support for these operations. In part because of this lack of experience, we cannot be certain that our preclinical studies or clinical trials will begin or be completed on time, if at all. Biotechnology product development is a highly speculative undertaking, involving substantial upfront capital expenditure and significant risk. Any product candidate may fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval or become commercially viable, despite substantial investment on development or commercialization. In addition, we have not yet demonstrated an ability to obtain regulatory approvals, manufacture a commercial-scale product, or arrange for a third party to do so on our behalf, or conduct sales, marketing, and distribution activities necessary for successful product commercialization. Consequently, any predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history.

In addition, as our business grows, we may encounter unforeseen expenses, restrictions, difficulties, complications, delays, and other known and unknown factors. We will need to transition at some point from a company with an early research and development focus to a company capable of supporting larger scale clinical trials and eventually commercial activities. We may not be successful in such a transition.

We expect to continue to incur losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have no products approved for sale, have not generated any revenue from our product candidates, and may never generate revenue or become profitable.

Investment in biotechnology product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risks that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, and become commercially viable. We have no products approved for commercial sale, have not generated any revenue from product sales to date, and continue to incur significant research and development and other expenses related to our ongoing operations. We do not expect to generate product revenue unless or until we successfully complete preclinical and clinical development and obtain regulatory approval for, and then successfully commercialize, at least one of our product candidates.

We may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability. If we are unable to raise sufficient additional capital to advance a product candidate to commercialization or generate sufficient revenue through the sale of any approved products, we may be unable to continue operations without additional funding.

For the period from April 1, 2026 (inception) through June 30, 2026, we had a net loss and an accumulated deficit of $23.7 million. As of June 30, 2026, we had cash of $19.3 million. We expect to continue to incur significant losses for the foreseeable future and expect these losses to increase as we continue our research and development of, commence clinical trials and seek regulatory approvals for, our lead product candidate, TALA-125, a bispecific antibody that is designed to simultaneously bind and inhibit interleukin-13 (“IL-13”) and interleukin-18 (“IL-18”), along with any future product candidates we may develop, including product candidates from our TALA-307 and TALA-711 programs.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future and anticipate that our expenses will increase substantially if, and as, we:

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continue and increase the research and development of our preclinical-stage product candidates and discovery-stage programs, including the continued development of our most advanced product candidate, TALA-125, along with any future product candidates we may develop, including product candidates from our TALA-307 and TALA-711 programs;
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progress our chemistry, manufacturing and control development, registration, and validation, including the manufacture of our product candidates by third parties, including increasing volumes manufactured by third parties;
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commence the clinical development of our product candidates, including advancing our product candidates into larger, more expensive trials;
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make milestone, royalty, reimbursement or other payments pursuant to the Patent and Know-How Licence Agreement (the “TALA-125 License Agreement”), dated May 6, 2026, with Khanda pursuant to which we exclusively in-licensed TALA-125, the Patent and Know-How Licence Agreement (the “DC License Agreement”), dated June 1, 2026, with Khanda, pursuant to which we exclusively in-licensed rights to our TALA-307 program, the Antibody Discovery and Option Agreement (the “Antibody Discovery and Option Agreement”), dated June 1, 2026, with Khanda, pursuant to which we were granted an option to exclusively in-license rights to our TALA-711 and potentially other future programs (the TALA-125 License Agreement, the DC License Agreement and the Antibody Discovery and Option Agreement, collectively, the “Khanda Agreements”) and under any additional future in-license or collaboration agreements;
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maintain, expand and protect our intellectual property portfolio;
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expand our operational, financial and management systems and increase personnel, including personnel to support our clinical development, manufacturing and commercialization efforts;

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establish sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval and intend to commercialize on our own or jointly with third parties;
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address any competing therapies and market developments;
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incur additional costs associated with operating as a public company following the Closing; and
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experience any delays or encounter any issues with any of the above, including but not limited to failed studies or trials, complex results, manufacturing challenges, safety issues or other regulatory challenges.

To become and remain profitable, we and any potential future collaborators must develop and eventually commercialize products with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials, manufacturing our product candidates, either on our own or with contract development and manufacturing organizations (“CDMOs”), obtaining marketing approval for product candidates, marketing and selling any products for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability. Our failure to become and remain profitable would decrease the value of the company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

Even if we succeed in commercializing one or more of our product candidates, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our future results of operations will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

We have concluded there is substantial doubt about our ability to continue as a going concern for at least twelve months from the date our financial statements as of June 30, 2026 are available to be issued. Even if the Merger and PIPE Financing are successful, we will need substantial additional funding in order to maintain our operations and advance the development and commercialization of our product candidates. Failure to obtain this necessary capital when needed, or on acceptable terms, may force us to delay, reduce or eliminate certain of our product development or research operations and may raise substantial doubt about our ability to continue as a going concern.

The development of product candidates, including conducting preclinical studies and clinical trials, is a time-consuming, capital-intensive and uncertain process. To date, we have funded our operations primarily with proceeds from the entry into simple agreements for future equity. As of June 30, 2026, we had $19.3 million of cash. If we are unable to raise additional capital when needed, that could raise substantial doubt about our ability to continue as a going concern. As a result, we have concluded there is substantial doubt about our ability to continue as a going concern for at least twelve months from the date our financial statements as of June 30, 2026 are available to be issued. In light of these concerns, our independent registered public accounting firm included in its opinion on the financial statements an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern beyond twelve months from the date our financial statements are available to be issued. Notwithstanding the foregoing, based on current operating assumptions, we expect that our existing cash, together with the net proceeds from the Business Combination and the corresponding PIPE Investment Amount, will enable us to fund our operating expenses and capital expenditure requirements into 2029. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect.

Accordingly, we will still need to raise additional capital to continue to fund our operations in the future. Future capital requirements for TALA-125 or any of our other product development programs, including product candidates from our TALA-307 and TALA-711 programs, will depend on many factors, including:

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the progress, timing and completion of preclinical studies and clinical trials for our current or any future product candidates, as well as the associated costs, including any unforeseen costs we may incur as a result of preclinical study or clinical trial delays due to disease outbreaks, epidemics and pandemics or other causes;
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the timing and amount of milestone, royalty and other payments we are required to make under the Khanda Agreements and any future license or collaboration agreements;

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the number and characteristics of potential new product candidates we identify and decide to develop;
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the need for additional or expanded preclinical studies and clinical trials beyond those that we plan to conduct with respect to our current and future product candidates;
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the cost involved in growing the organization to the size needed to allow for the research, development and potential commercialization of our current or any future product candidates;
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the costs involved in filing patent applications, maintaining and enforcing patents or defending against infringement or other claims raised by third parties;
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the maintenance of our existing license and collaboration agreements and option agreements, including the Khanda Agreements, and the potential entry into new license and collaboration agreements;
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the time and costs involved in obtaining regulatory approval for our product candidates and any delays we may encounter as a result of evolving regulatory requirements or adverse results with respect to any of our product candidates;
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the effect of competing technological and market developments;
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the cost and timing of completion of clinical and commercial-scale outsourced manufacturing activities;
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the cost of establishing sales, marketing and distribution capabilities for any product candidates for which we may receive regulatory approval in regions where we choose to commercialize our products on our own;
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the cost associated with manufacturing and supply of our product candidates;
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the cost associated with operating as a public company;
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the costs of operational, financial and management information systems and associated personnel;
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the amount of revenues, if any, we may derive either directly or in the form of royalty payments from future sales of our product candidates, if approved; and
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market acceptance of any approved product candidates.

In addition, if we successfully develop and obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or any future commercialization efforts.

Other than the proceeds we expect to receive from the Business Combination and the PIPE Financing, we do not have any committed external source of funds or other support for our development efforts and we cannot be certain that additional funding will be available on acceptable terms or at all. If we obtain regulatory approval for our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, until we can generate sufficient product or other revenue to finance our cash requirements, which we may never achieve, we expect to finance our future cash requirements through a combination of equity offerings, debt financings or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements when needed could result in us being required to curtail our product development activities and other activities commensurate with the magnitude of the shortfall and our product development activities may cease altogether, which could materially harm our business, financial condition, and results of operations. To the extent that the costs of our activities exceed our current estimates and we are unable to raise sufficient additional capital to cover such costs, we will need to reduce operating expenses, sell assets, enter into strategic transactions, or effect a combination of the above. No assurance can be given that we will be able to enter into any of such transactions on acceptable terms, if at all.

Our ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which we may have no or limited control. Market volatility resulting from geopolitical and economic instability, including as a result of trade policy, inflation, global wars, including between Russia and Ukraine and in the Middle East, or other factors could also adversely impact our ability to access capital as and when needed. If adequate funds are not available on commercially acceptable terms when needed, we may be forced to delay, reduce or terminate the development or commercialization of all or part of our research programs or product candidates or we may be unable to take advantage of future business opportunities.

We will need to raise additional capital. Raising additional capital may cause dilution to our stockholders and may restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through equity offerings, debt financings or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. Other than the proceeds we expect to receive from the Business Combination and the PIPE Financing, we do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our stockholders may be diluted, and the terms of these securities may include liquidation or other preferences that may adversely affect the rights of our stockholders. Debt and equity financings, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as redeeming shares, making investments, incurring additional debt, making capital expenditures, declaring dividends or placing limitations on our ability to acquire, sell or license intellectual property rights.

If we raise additional capital through future collaborations, strategic alliances or third-party licensing arrangements, we may have to relinquish certain valuable rights to our intellectual property, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional capital when needed, we may be required to delay, limit, reduce or terminate our clinical development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

In addition, pursuant to the terms of the TALA-125 License Agreement, we are required to issue shares of our common stock to Khanda as follows: (i) shares representing 1.0% of our outstanding shares on the first anniversary of the Closing and (ii) shares representing 1.0% of our outstanding shares on the second anniversary of the Closing, in each case on a fully diluted basis (including all shares issuable upon the exercise or conversion of any convertible securities, stock options, warrants or similar instruments). Such share issuances will result in further dilution to all securityholders of the Post-Closing Company.

Due to our limited resources and access to capital, we must prioritize development of certain product candidates over other potential product candidates and the amount of resources to allocate to each. These decisions may prove to have been wrong and may adversely affect our ability to develop our own programs, our attractiveness as a commercial partner and may ultimately have an adverse impact on our success.

Due to our limited resources and access to capital, we must prioritize development of certain product candidates over other potential product candidates and the amount of resources to allocate to each. These decisions concerning the allocation of research, collaboration, management and financial resources toward our product candidates or therapeutic areas may prove to have been wrong and may adversely affect our ability to develop our own programs, our attractiveness as a commercial partner and may ultimately have an adverse impact on our success. Similarly, our decisions to delay, terminate or collaborate with third parties in respect of certain product development programs may also prove not to be optimal and could cause us to miss valuable opportunities. If we make incorrect determinations regarding the market potential of our product candidates or misread trends in the biotechnology industry, in particular for our most advanced product candidate, TALA-125, our business, financial condition and results of operations could be materially adversely affected.

Risks Related to Discovery, Development and Regulatory Approval of Product Candidates

Preclinical and clinical drug development is a lengthy and expensive process, with uncertain timelines and outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our therapeutic candidates or any of our future therapeutic candidates on a timely basis or at all.

Successful development of product candidates involves a lengthy and expensive process, is highly uncertain and is dependent on numerous factors, many of which are beyond our control. It is impossible to predict when or if our product candidate will receive regulatory approval. To obtain the requisite regulatory approvals to commercialize our product candidate, we must demonstrate through lengthy, complex, and expensive clinical trials that our product candidate is safe and effective in patient populations for the relevant indication(s) for use. For example, although TALA-125 combines two validated, orthogonal mechanisms into a bispecific antibody, there can be no assurance that our clinical development plan will be sufficient for regulatory approval or that regulators will not require additional trials. Preclinical and clinical testing can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process. We may be unable to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful, and a clinical trial can fail at any stage of testing. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:

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clinical trial results may show the product candidates to be less effective than expected (for example, a clinical trial could fail to meet its primary or key secondary endpoint(s)) or have an unacceptable or unexpected safety profile;
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failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by patients who fail the trial screening process, slow enrollment in clinical trials, patients dropping out of trials, patients lost to follow-up, length of time to achieve trial endpoints, additional time requirements for data analysis or marketing application preparation, discussions with the FDA, the European Medicines Agency (“EMA”) or other comparable foreign regulatory authorities, regulatory authorities, including FDA, EMA or other comparable foreign regulatory authorities, requesting additional preclinical or clinical data (such as long-term toxicology studies), or encountering unexpected safety or manufacturing issues;
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preclinical study results may show the product candidate to be less effective than desired or to have harmful on-target or off-target side effects;
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imposition of extensive post-marketing approval requirements; or
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the proprietary rights of others and their competing products and technologies that may prevent our product candidates from being commercialized.

Furthermore, the length of time necessary to complete clinical trials and submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product candidate to the next and from one country or jurisdiction to another and may be difficult to predict. Even if we are successful in obtaining marketing approval, commercial success of any approved products will also depend in large part on the availability of coverage and adequate reimbursement from third-party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations in the United States or country-specific governmental organizations in foreign countries, which may be affected by existing and future healthcare reform measures designed to reduce the cost of healthcare. Third-party payors could require us to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert our resources. If government and other healthcare payors were not to provide coverage and adequate reimbursement for our products once approved, market acceptance and commercial success would be reduced. Even if we are able to obtain coverage and adequate reimbursement for our products once approved, there may be features or characteristics of our products that prevent our products from achieving market acceptance by the healthcare or patient communities.

In addition, if any of our product candidates receive marketing approval, we will be subject to significant regulatory obligations regarding the submission of safety and other post-marketing information and reports and registration and will need to continue to comply (or ensure that our third-party providers comply) with current Good Manufacturing Practice (“cGMPs”) and Good Clinical Practice (“GCPs”) for any clinical trials that we conduct post-approval. In addition, there is the risk that we, a regulatory authority or a third party might identify previously unknown problems with a product post-approval, such as adverse events (“AEs”) of unanticipated severity or frequency. Compliance with these requirements is costly, and any failure to comply or other issues with our product candidates post-approval could adversely affect our business, financial condition and results of operations.

Disruptions at the FDA and other government agencies caused by funding shortages or layoffs could hinder their ability to hire, retain or deploy key leadership and other personnel or otherwise prevent product candidates from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business.

The ability of the FDA and comparable foreign authorities to review and approve new product candidates can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees and statutory, regulatory and policy changes. Average review times at the FDA have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government shut down several times and certain regulatory agencies, such as the FDA, furloughed or laid off critical employees and ceased critical activities. If a prolonged government shutdown or disruption occurs, it could significantly impact the ability of the FDA and comparable foreign authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business. In addition, such issues could also prevent the FDA or applicable foreign authorities from conducting their regular inspections, reviews or other regulatory activities, which in turn could significantly impact the ability of such authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

The safety and effectiveness of our approach to the discovery and development of our product candidates remains uncertain, and we may not be successful in our efforts to build a pipeline of programs with commercial value.

Our company was established with the goal of developing bispecific and multispecific antibody therapeutics for immunology and inflammation (“I&I”) disorders by identifying combinations of validated biological targets with orthogonal (i.e., operating independently of one another) mechanisms that engage through distinct, non-redundant inflammatory pathways. Our initial focus is on atopic dermatitis (“AD”), a chronic, inflammatory skin disease. While there is a limited amount of clinical data developed by third parties on product candidates designed to operate in this way, there are currently no FDA-approved bispecific antibody therapeutics for AD. Therefore, the long-term safety and efficacy of bispecific antibody therapeutics for the treatment of AD remains uncertain and we may ultimately discover that this approach is either unsafe or not effective, especially compared to currently approved products for AD. Each of our product candidates, including our lead product candidate TALA-125, is in preclinical development and none have been tested in human clinical studies. For example, as part of preclinical safety and tolerability studies in non-human primates, we generated data on half-life extension and projected human pharmacokinetics. Based on this data, we project that TALA-125 may have a human half-life of approximately 60 to 90 days, however, these projections may ultimately prove to not accurately predict human pharmacokinetics, and the results and projections may not be replicated when tested in humans.

In addition, we may in the future seek to discover and develop programs that are based on novel targets and technologies that are unproven. If our discovery activities fail to identify novel targets or technologies for drug discovery, or such targets prove to be unsuitable for treating human disease, we may not be able to develop viable additional programs. We and our existing or future collaborators may never receive approval to market and commercialize any product candidate. Even if we or an existing or future collaborator obtains regulatory approval, the approval may be for targets, disease indications or patient populations that are not as broad as we intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. If our product candidates prove to be ineffective, unsafe or commercially unviable, such programs would have little, if any, value, which would have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our clinical trials may fail to demonstrate substantial evidence of the safety and efficacy of our current or any future product candidates, which would prevent or delay or limit the scope of regulatory approval and commercialization.

To obtain the requisite regulatory approvals to market and sell any of our product candidates, including our lead product candidate TALA-125, and any other future product candidates, including product candidates from our TALA-307 and TALA-711 programs, we must demonstrate through extensive preclinical studies and clinical trials that our product candidates are safe and effective for use in each targeted indication. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. We may be unable to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful, and a clinical trial can fail at any stage of testing. Further, the process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications, patient population and regulatory agency. Prior to obtaining approval to commercialize TALA-125 and any future product candidates in the United States or abroad, including product candidates from our TALA-307 and TALA-711 programs, we or our potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA or comparable foreign regulatory authorities, that such product candidates are safe and effective for their intended uses.

Clinical trials that we conduct may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market our product candidates. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. If the results of our ongoing or future clinical trials are inconclusive with respect to the efficacy of our product candidates, if we do not meet the clinical endpoints with statistical and clinically meaningful significance, or, if there are safety concerns associated with our product candidates, we may be delayed in obtaining marketing approval, if at all. Additionally, any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of our product candidates in those and other indications.

Even if the trials are completed to our satisfaction, clinical data are often susceptible to varying interpretations and analyses or may not provide a sufficient risk-benefit ratio, and we cannot guarantee that the FDA or comparable foreign regulatory authorities will interpret the results as we do or find a risk-benefit ratio for a proposed indication acceptable, and more trials could be required before we submit our product candidates for approval. We cannot guarantee that the FDA or comparable foreign regulatory authorities will view our product candidates as having efficacy even if we believe results observed in clinical trials are positive. Moreover, results acceptable to support approval in one jurisdiction may be deemed inadequate by another regulatory authority to support regulatory approval in that other jurisdiction. To the extent that the results of the trials are not satisfactory to the FDA or comparable foreign regulatory authorities for support of a marketing application, approval of our lead product candidate TALA-125 and any future product candidates, including product candidates from our TALA-307 and TALA-711 programs, may be significantly delayed, or we may be required to expend significant additional resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates. Even if regulatory approval is secured for a product candidate, the terms of such approval may limit the scope and use of the specific product candidate, which may also limit our commercial potential.

We are substantially dependent on the success of TALA-125, and our anticipated clinical trials for such product candidate may not be successful.

Our future success is substantially dependent on our ability to timely obtain regulatory approval for, and then successfully commercialize, TALA-125. We are initially investing a majority of our efforts and financial resources into the research and development of this program. While we are also advancing our TALA-307 program as a next-generation IL-13-targeting bispecific antibody and our TALA-711 program as a multispecific antibody program, each of these programs remains in the discovery stage of development and we have not yet nominated a development candidate for either program. We expect to submit a clinical trial notification (“CTN”) for TALA-125 to the Therapeutic Goods Administration (“TGA") in Australia by the end of 2026 and plan to initiate a Phase 1 healthy volunteer clinical trial of TALA-125 in Australia in the first quarter of 2027. Pending results from the Phase 1 clinical trial, we plan to submit an investigational new drug (“IND”) application to the FDA for TALA-125 and to initiate a Phase 2b proof-of-concept clinical trial of TALA-125 in patients with AD in the first quarter of 2028. The success of TALA-125 depends on our ability to demonstrate that TALA-125 can be administered safely as well as demonstrating one or more clinical advantages over other approved products or product candidates in clinical development. We believe that targeting IL-13 and IL-18 in parallel has the potential to engage a broader segment of the underlying inflammatory biology than inhibition of either cytokine alone. If our clinical trials of TALA-125 do not demonstrate adequate safety and efficacy, the clinical and commercial potential of TALA-125 will be significantly and adversely affected.

Our product candidates will require evaluation of preclinical, clinical, and manufacturing activities, preclinical and clinical development, regulatory approval in multiple jurisdictions, substantial investment, and significant marketing efforts before we are able to potentially generate any revenues from product sales. We are not permitted to market or promote our product candidates before we receive regulatory approval from the FDA and comparable foreign regulatory authorities, and we may never receive such regulatory approvals.

The success of our product candidates will depend on a variety of factors. We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights, potential threats from the intellectual property rights of third parties and the manufacturing, marketing, distribution, and sales efforts of any future collaborator. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of these product candidates, even if approved. If we are not successful in obtaining regulatory approval for and commercializing TALA-125 or future product candidates, or if we are significantly delayed in doing so, it could have a material adverse effect on our business, financial condition and results of operations.

The results of preclinical studies and early-stage clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials or results in other indications. Initial positive results, if any, in our clinical trials may not be indicative of results obtained when these trials are completed or in later-stage trials.

The results of preclinical studies and early-stage clinical trials may not be predictive of the results of later-stage clinical trials, and results in one indication may not predict results for the same product candidate in another indication. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Furthermore, there can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of any of our product candidates. There is a high failure rate for product candidates proceeding through clinical trials. Many companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development and any such setbacks in our clinical development could have a material adverse effect on our business and operating results. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway or safety or efficacy observations made in preclinical studies and clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain regulatory approval. Further, negative clinical trial results for a product candidate with respect to one indication may impact the potential or perceived potential of other indications. If our product candidates fail to demonstrate satisfactory characteristics in late-stage clinical trials, it could have a material adverse effect on our business, financial condition and results of operations.

Our product candidates may be associated with serious adverse, undesirable or unacceptable side effects or other properties or safety risks, which may delay or halt their clinical development, prevent their marketing approval or lead to limited market demand, if approved. If such side effects are identified during the development of our product candidates or following approval, we may suspend or abandon our development of such product candidates, the commercial profile of any approved label may be limited or we may be subject to other significant negative consequences following marketing approval.

Undesirable side effects that may be caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. As a preclinical-stage company, we have not yet initiated any clinical trials for our product candidates, and the results from future preclinical studies and clinical trials including any future product candidates, may identify safety concerns or other undesirable properties of our product candidates. For example, approved products for AD that block IL-13 signaling, including dupilumab, tralokinumab and lebrikizumab, have been associated with conjunctivitis or other forms of eye irritation.

The results of our clinical trials of our lead candidate TALA-125, and any other future product candidates, including product candidates from our TALA-307 and TALA-711 programs, may show that our product candidates cause undesirable or unacceptable side effects or even death. In such an event, our trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. Furthermore, we may be required to expend time and incur costs to train medical personnel using our product candidates to understand the side effect profiles for our clinical trials and upon any commercialization of any of our product candidates. Any of these occurrences may harm our business, financial condition and results of operations significantly.

Moreover, if our product candidates are associated with undesirable side effects in preclinical studies or clinical trials or have characteristics that are unexpected, we may elect to abandon their development or limit their development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective, which may limit the commercial expectations for the product candidate, if approved.

Additionally, adverse developments in clinical trials of pharmaceutical and biopharmaceutical products conducted by others may cause the FDA or other regulatory oversight bodies to suspend or terminate our clinical trials or to change the requirements for approval of any of our product candidates. For example, while there are multiple janus kinase (“JAK”) inhibitors approved to treat patients with AD, the JAK inhibitor class has wide safety warnings covering serious infections, mortality, major adverse cardiovascular events, thrombosis, and malignancies, and as a result commonly require periodic lab monitoring. While we believe these limitations create an opportunity to deliver a new therapy in a safe manner for patients who remain inadequately served by available therapies, we will first need to conduct multiple clinical trials to demonstrate that TALA-125 can be administered safely to patients.

Additionally, if any of our product candidates receive marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products, a number of potentially significant negative consequences could result, including:

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regulatory authorities may withdraw approvals of such product and require us to take such approved product off the market;
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regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;
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regulatory authorities may require a medication guide outlining the risks of such side effects for distribution to patients or that we implement a risk evaluation and mitigation strategy (“REMS”) plan to ensure that the benefits of the product outweigh its risks;
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we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;
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we may be subject to limitations on how we may promote the product;
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we may suspend or abandon our development of the product;
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sales of the product may decrease significantly;
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we may be subject to litigation or product liability claims; and
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our reputation may suffer.

Any of these events could prevent us or our potential future partners from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our product candidates, if approved.

Interim, top-line and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data. Data from our clinical trials reported as of a measurement date may not be predictive of the effect, if any, of our product candidates at any later measurement date.

While we have not yet commenced any clinical trials for our product candidates, upon commencement of any such trials we may, from time to time, publish interim, top-line or preliminary data from our clinical trials. For example, we currently plan to report topline data following 16 weeks of treatment from our planned Phase 2b proof-of-concept clinical trial of TALA-125, which data is expected to be followed later by data following 28 weeks of treatment. Preliminary and interim data from our clinical trials may change as more patient data become available. Preliminary or interim data from our clinical trials are not necessarily predictive of final results. Preliminary and interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, more patient data become available (including durability of response) and we issue our final clinical trial report. Interim, top-line and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, preliminary, top-line and interim data should be viewed with caution until the final data are available. Moreover, in connection with any data that is presented, caution should be exercised in drawing any conclusions from a comparison of data that does not come from head-to-head analysis. Material differences in the final data compared to the interim data could significantly harm our business prospects.

Additionally, data from a clinical trial as of any measurement date are only reflective of observations in such clinical trial at such date and should not be unduly used to predict any effect at a later measurement date. Material differences in the final data compared to the interim data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could delay or prevent regulatory approval of, or limit commercial prospects for, the particular product candidate and harm our business prospects. In addition, the information we choose to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine to include in our public disclosure. If the preliminary and interim data that we report differ from actual results or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

The cross-trial comparisons we present from trials of other products or product candidates suggesting that inhibiting two orthogonal, validated pathways simultaneously may result in greater efficacy than either target alone are subject to significant limitations and may not be predictive of relative performance in any of our product candidates, or products, if approved.

We present cross-trial comparisons comparing the potential benefits of our product candidates. These comparisons are derived from different clinical trials conducted at different times, with differences in trial design, patient populations, disease settings, dosing regimens, endpoints, sample sizes, follow-up periods, and adverse event grading criteria. No head-to-head clinical trials have been conducted comparing any of our product candidates to any of the drug products or product candidates referenced in these comparisons, and cross-trial comparisons are inherently limited and may not accurately reflect the relative safety or efficacy of the agents being compared.

Physicians, patients, investors, and regulatory authorities may draw conclusions from these cross-trial comparisons that are not supported by the underlying data, or may discount the potential of our product candidates based on the inherent limitations of such comparisons. If the clinical profile does not compare as favorably to competing agents therapies in head-to-head or registrational trials as our cross-trial analyses suggest, the commercial prospects and perceived differentiation of our product candidates could be materially diminished.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control, which could adversely affect our business, operating results and prospects.

Patient enrollment and retention in clinical trials is a significant factor in the timing of clinical trials and depends on many factors, including the size and nature of the patient population, the eligibility criteria for the clinical trial, the nature of the trial protocol, the existing body of safety and efficacy data with respect to the study drug, the number, nature and duration of competing treatments and ongoing clinical trials of competing drugs for the same indication and the proximity of patients to clinical trial sites. As we progress our programs, we may not be able to initiate or continue clinical trials for any product candidates we identify or develop if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA or other comparable foreign authorities or as needed to provide appropriate statistical power for a given trial. Potential patients for any planned clinical trials may not be adequately diagnosed or identified with the diseases which we are targeting or may not meet the entry criteria for such trials. We also may encounter difficulties in identifying and enrolling patients with a stage of disease appropriate for our planned clinical trials and monitoring such patients adequately during and after treatment.

In addition, we compete for trial participants with other clinical trials for product candidates that are in the same areas as our product candidates, which could reduce the number and types of participants available to us and could affect the timing and cost of our clinical trials. For example, some participants who might have opted to enroll in our clinical trials may instead opt to enroll in a clinical trial being conducted by one of our competitors or to use currently marketed therapies. Delay in recruiting clinical trial participants could adversely affect our ability to bring a product to market prior to our competitors and increase trial costs. Further, research and discoveries by others may result in breakthroughs that render our product candidates obsolete even before they begin to generate any revenue.

The eligibility criteria of our clinical trials, once established, may further limit the pool of available trial participants. If the actual number of patients that meet such criteria is smaller than we anticipate, we may encounter difficulties in enrolling patients in our clinical trials, thereby delaying or preventing development and approval of our product candidates. Even once enrolled we may be unable to retain a sufficient number of patients to complete any of our trials.

Furthermore, our efforts to build relationships with patient communities may not succeed, which could result in delays in patient enrollment in our clinical trials. In addition, any negative results we may report in clinical trials of a product candidate may make it difficult or impossible to recruit and retain patients in other clinical trials of that same product candidate or other product candidates. Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop our product candidates or could render further development impossible. Further, if patients drop out of our clinical trials, miss scheduled doses or follow-up visits or otherwise fail to follow clinical trial protocols, the integrity of data from our clinical trials may be compromised or not accepted by the FDA, EMA or other comparable foreign regulatory authorities, which would represent a significant setback for the applicable program. We may in the future experience participant withdrawals or discontinuations from our clinical trials. Withdrawal of participants from our clinical trials may compromise the quality of our data. In addition, we plan to rely on contract research organizations (“CROs”) and clinical trial sites to ensure proper and timely conduct of our future clinical trials and, while we intend to enter into agreements governing their services, we will be limited in our ability to compel their actual performance. Such delays or failures could adversely affect our business, operating results and prospects.

If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our therapeutics may be delayed and, as a result, our stock price may decline.

From time to time, we estimate the timing of the anticipated accomplishment of various scientific, clinical, regulatory and other product development goals, which we sometimes refer to as milestones. These milestones may include our expectations regarding the commencement or completion of scientific studies and clinical trials and the submission of regulatory filings. From time to time, we may publicly announce the expected timing of some of these milestones, such as the completion of an ongoing clinical trial or the initiation of other clinical programs. All of these milestones are and will be based on numerous assumptions, including:

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our available capital resources or capital constraints we experience;
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the rate of progress, costs and results of our clinical trials and research and development activities, including the extent of scheduling conflicts with participating clinicians and collaborators;

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our ability to identify and enroll patients who meet clinical trial eligibility criteria;
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our receipt of approvals by the FDA, European Commission and other comparable foreign regulatory authorities and the timing thereof;
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other actions, decisions or rules issued by regulators;
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our ability to access sufficient, reliable and affordable supplies of materials used to manufacture our product candidates;
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the securing of, costs related to and timing issues associated with, product manufacturing as well as sales and marketing activities; and
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securing product reimbursement.

The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, or at all, the commercialization of our product candidates may be delayed or never achieved and, as a result, our stock price may decline.

Obtaining and maintaining marketing approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining marketing approval of our product candidates in other jurisdictions.

Obtaining and maintaining marketing approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain marketing approval in any other jurisdiction. Even if the FDA grants marketing approval of a product candidate, it does not mean that comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. For example, baricitinib (Olumiant), a JAK inhibitor, is approved for the treatment of certain patients with AD in the European Union and other foreign jurisdictions, but has not been approved by the FDA in the United States. A failure or delay in obtaining marketing approval in one jurisdiction may negatively impact the marketing approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions.

In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign marketing approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed, which would adversely affect our business, prospects, financial condition and results of operations.

Our product candidates are subject to extensive regulatory and compliance obligations, compliance with which is costly and time-consuming and which may cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

The research, clinical development, testing, quality control, safety, effectiveness, manufacturing, labeling, packaging, storage, record-keeping, advertising, promotion, marketing, import, export, distribution, post-approval monitoring and post-approval reporting of our product candidates are subject to extensive regulation by the FDA in the United States and by comparable foreign regulatory authorities in foreign markets. In the United States, neither we nor any future collaborators are permitted to market our product candidates until we receive regulatory approval from the FDA. The process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications and patient population. Approval policies or regulations may change, new relevant statutes or regulations may be enacted, and the FDA, EMA and other comparable foreign regulatory authorities have substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Despite the time and expense invested in clinical development of product candidates, regulatory approval is never guaranteed.

Prior to obtaining approval to commercialize a product candidate in the United States or abroad, we or our potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA, the European Commission and the EMA or other comparable foreign regulatory authorities, that such product candidates are safe and effective for their intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if we believe the preclinical or clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA, European Commission and other comparable foreign regulatory authorities, which could require us to delay or abandon clinical development plans.

In addition, regulatory authorities may require us to conduct further preclinical studies before evaluating our product candidate in a clinical trial. Once we initiate clinical trials, the FDA, EMA or other comparable foreign regulatory authorities may require additional clinical trials or suggest changes to our planned clinical trials, prior to and in support of the approval of a marketing application. Changes to data requirements by the FDA, EMA or other comparable foreign regulatory authorities during the development of our product candidates may cause the applicable regulatory authorities to require us to conduct additional preclinical studies or clinical trials for our product candidates either prior to or post-approval, or regulatory authorities may object to elements of our clinical development program.

The FDA, European Commission and the EMA or other comparable foreign regulatory authorities can delay, limit or deny approval of a product candidate for many reasons, including:

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such authorities may disagree with the design or implementation of our clinical trials;
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results from our clinical trials may not be sufficient for approval;
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serious and unexpected drug-related side effects may be experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;
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the population studied in the clinical trial may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;
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such authorities may not accept clinical data from trials which are conducted at clinical facilities or in countries where the standard of care is potentially different from that of the United States;
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we may be unable to demonstrate that a product candidate is safe and effective, and that a product candidate’s clinical and other benefits outweigh its safety risks;
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such authorities may disagree with our interpretation or analysis of data from preclinical studies or clinical trials, such authorities may not agree that the data collected from clinical trials of our product candidates are acceptable or sufficient to support a submission to obtain regulatory approval in the United States or elsewhere, and such authorities may impose requirements for additional preclinical studies or clinical trials;
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such authorities may disagree regarding the formulation, labeling or the specifications of our product candidates;
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approval may be granted only for indications that are significantly more limited than what we apply for or with other significant restrictions on distribution and use;
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such authorities may find deficiencies in the manufacturing processes, approval policies or facilities of our third-party manufacturers with which we or any of our current or future collaborators contract for clinical and commercial supplies; or
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the approval policies or regulations of such authorities may significantly change in a manner rendering our or any of our potential future collaborators’ clinical data insufficient for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the foregoing risks, may involve additional product testing, administrative review periods and agreements with pricing authorities. In addition, events raising questions about the safety of certain marketed pharmaceuticals may result in increased cautiousness by the FDA, EMA and other comparable foreign regulatory authorities in reviewing new drugs based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory approvals. Any delay in obtaining, or inability to obtain, applicable regulatory approvals would prevent us or any of our potential future collaborators from commercializing our product candidates.

Of the large number of drugs in development, only a small percentage successfully complete the FDA, EMA or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our product candidates, which would significantly harm our business, financial condition, results of operations and prospects.

The FDA and any comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

Outside of the United States, we plan to conduct clinical trials in other jurisdictions and may choose to conduct additional international clinical trials in the future. For example, we expect to conduct our Phase 1 healthy volunteer clinical trial of TALA-125 in Australia. The acceptance of trial data by the FDA or any comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice, (ii) the trials are performed by clinical investigators of recognized competence and pursuant to compliance with current GCP requirements and (iii) the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including the adequacy of the patient population studied and statistical powering, must be met. In addition, such foreign trials are subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any applicable foreign regulatory authority will accept data from trials conducted outside of its applicable jurisdiction. If the FDA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval for commercialization in the applicable jurisdiction.

Conducting trials outside the United States also exposes us to additional risks, including risks associated with:

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additional foreign regulatory requirements;
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foreign exchange fluctuations;
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compliance with foreign manufacturing, customs, shipment and storage requirements;
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cultural differences in medical practice and clinical research;
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diminished protection of intellectual property in some countries; and
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interruptions or delays in our trials resulting from geopolitical events, such as war or terrorism.

Risks Related to Commercialization, Marketing and Competition of Our Product Candidates

We currently have no marketing, sales or distribution capabilities, and we may need to invest significant resources to develop these capabilities. If we are unable to establish marketing, sales or distribution capabilities or enter into agreements with third parties to perform such activities, we may not be able to generate product revenue.

We currently have no marketing, sales or distribution capabilities, nor have we as a company commercialized a product, and we will need to invest significant resources to develop these capabilities. If we are unable to establish marketing, sales or distribution capabilities or enter into agreements with third parties to perform such activities, we may not be able to generate product revenue. If any of our product candidates ultimately receives marketing approval, we will be required to build a marketing and sales organization with technical expertise and supporting distribution capabilities to commercialize each such product in the markets that we target, which will be expensive and time-consuming, or to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. We have no prior experience as a company in the marketing, sale and distribution of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. We may not be able to enter into collaborations or hire consultants or external service providers to assist us in sales, marketing and distribution functions on acceptable financial terms, or at all. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. If we are not successful in commercializing our products, either on our own or through arrangements with one or more third parties, we may not be able to generate any future product revenue and we would incur significant additional losses.

If the market opportunities for any of our product candidates, if approved, are smaller than we estimate, our revenue may be adversely affected, and our business may suffer.

The precise incidence and prevalence for all the conditions we aim to address with our product candidates are unknown. Our projections of both the number of people who have these disorders, as well as the subset of people with these disorders who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, third party reports, and market research, and may prove to be incorrect. Further, new information may change the estimated incidence or prevalence of these disorders. The total addressable market across our product candidates will ultimately depend upon, among other things, the diagnosis criteria included in the final label for each of our product candidates approved for sale for these indications, the availability of alternative treatments and the safety, convenience, cost and efficacy of our product candidates relative to such alternative treatments, acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients in the United States and other major markets and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our product candidates or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business.

We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are characterized by intense competition and rapid innovation. Our competitors may be able to develop other compounds or drugs that are able to achieve similar or better results. Our potential competitors include major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies and universities and other research institutions. If approved for the treatment of AD, TALA-125 would compete with dupilumab (Dupixent; Regeneron/Sanofi); lebrikizumab (Ebglyss; Eli Lilly); tralokinumab (Adbry; LEO Pharma); and nemolizumab (Nemluvio; Galderma). TALA-125 would also compete with the following oral JAK inhibitors, each approved for moderate-to-severe AD in patients who have had an inadequate response to other therapies: abrocitinib (Cibinqo; Pfizer), upadacitinib (Rinvoq; AbbVie), and baricitinib (Olumiant; Eli Lilly), the last of which is only approved in the European Union. In addition to currently approved therapeutics, we are aware of several companies with product candidates in clinical development for the treatment of patients with AD, including GHZ339 (Novartis), zumilokibart (APG777; Apogee Therapeutics), CMK389 (Novartis); EVO301 (Evommune); camoteskimab (Apollo Therapeutics), rezpegaldesleukin (Nektar), temtokibart (Leo Pharma), galvokimig (UCB), tilrekimig (Pfizer); ompekimig (Pfizer); BEL512 (Belenos Biosciences and Keymed Biosciences), and various oral therapies, including JAK inhibitor candidates, ITK inhibitors and STAT6 inhibitors. For more information on our expected competitors, see section titled “Information About Talawar — Competition”.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations and well-established sales forces. Smaller or early-stage companies may also prove to be significant competitors, particularly as they develop novel approaches to treating disease indications that our product candidates are also focused on treating. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel therapeutics or to in-license novel therapeutics that could make the product candidates that we develop obsolete. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors, either alone or with collaborative partners, may succeed in developing, acquiring or licensing on an exclusive basis drug or biologic products that are more effective, safer, more easily commercialized or less costly than our product candidates or may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products. We believe the key competitive factors that will affect the development and commercial success of our product candidates are efficacy, safety, tolerability, reliability, convenience of use, price and reimbursement.

We anticipate that we will continue to face intense and increasing competition as new treatments enter the market and advanced technologies become available. There can be no assurance that our competitors are not currently developing, or will not in the future develop, products that are equally or more effective or are more economically attractive than any of our current or future product candidates. Competing products may gain faster or greater market acceptance than our products, if any, and medical advances or rapid technological development by competitors may result in our product candidates becoming non-competitive or obsolete before we are able to recover our research and development and commercialization expenses. If we or our product candidates do not compete effectively, we may suffer a material adverse effect on our business, financial condition and results of operations.

Even if a product candidate we develop receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success. The revenues that we generate from our sales may be limited, and we may never become profitable.

As a preclinical company, we have never commercialized a product. Even if our product candidates are approved by the appropriate regulatory authorities for marketing and sale, they may not gain acceptance among physicians, patients, third-party payors and others in the medical community. If any product candidates for which we obtain regulatory approval do not gain an adequate level of market acceptance, we could be prevented from, or significantly delayed in, achieving profitability. Market acceptance of our product candidates by the medical community, patients and third-party payors will depend on a number of factors, some of which are beyond our control. For example, physicians are often reluctant to switch their patients to new treatments and patients may be reluctant to switch from existing therapies even when new and potentially more effective or safer treatments enter the market.

Efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may not be successful. If any of our product candidates are approved but do not achieve an adequate level of market acceptance, we could be prevented from or significantly delayed in achieving profitability. The degree of market acceptance of any product for which we receive marketing approval will depend on a number of factors, including:

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the clinical indications for which our product candidates are approved;
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physicians, hospitals and patients considering our product candidates as a safe and effective treatment;
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the potential and perceived advantages of our product candidates over alternative treatments;
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the prevalence and severity of any side effects;
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product labeling or product insert requirements of the FDA or comparable foreign regulatory authorities, including any limitations or warnings;

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the timing of market introduction of our product candidates in relation to other potentially competitive products;
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the cost of our product candidates in relation to alternative treatments;
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the amount of upfront costs or training required for physicians to administer our product candidates;
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the availability of coverage and adequate reimbursement from third-party payors and government authorities;
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the willingness of patients to pay out-of-pocket in the absence of comprehensive coverage and reimbursement by third-party payors and government authorities;
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the relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies;
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the reluctance of patients to switch from their existing treatments regardless of the safety and efficacy of newer products;
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any distribution and use restrictions imposed by the FDA as part of a mandatory REMS with respect to such product candidate or to which we agree under a voluntary risk management plan;
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the effectiveness of our sales and marketing efforts and distribution support; and
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the presence or perceived risk of potential product liability claims.

Even if we are able to commercialize any product candidate, the third-party payor coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors in the United States are essential for most patients to be able to afford treatments such as our products or product candidates, if approved. Our ability to achieve acceptable levels of coverage and reimbursement for drug treatments by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize our products and potentially attract additional collaboration partners to invest in the development of our product candidates. We cannot be sure that adequate coverage and reimbursement in the United States or elsewhere will be available for our products or any products that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future. For more information, see the section titled “Information About Talawar—Government Regulation—Coverage and Reimbursement.”

Third-party payors increasingly are challenging prices charged for pharmaceutical products, medical devices and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic drug is available. It is possible that a third-party payor may consider our products or product candidates, if approved, and the generic or biosimilar parent drug as substitutable and only offer to reimburse patients for the generic drug. Even if we show improved efficacy or safety or improved convenience of administration with our products or product candidates, if approved, pricing of the existing parent drug may limit the amount we will be able to charge for such product. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our products or product candidates and may not be able to obtain a satisfactory financial return on products that we may develop.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs, biologics and medical devices will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs, biologics and medical devices.

One payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. As a result, the coverage determination process is often time-consuming and costly. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our products or product candidates.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of our products and product candidates, if approved, and on related parent drugs. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Many countries, including the European Union (“EU”) Member States, established complex and lengthy procedures to obtain price approvals, coverage and reimbursement. These procedures vary from country to country but are commonly initiated after grant of the related marketing authorization. More particularly, in the EU, potential reductions in prices and changes in reimbursement levels could be the result of different factors, including reference pricing systems. It could also result from the application of external reference pricing mechanisms, which consist of arbitrage between low-priced and high-priced countries. Reductions in the pricing of our medicinal products in one EU Member State could affect the price in other EU Member States and, thus, have a negative impact on our financial results. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our products or product candidates. In addition, EU Member States increasingly require health technology assessments (HTAs) that compare the cost-effectiveness of a medicinal product to currently available therapies as a condition of reimbursement. Any failure to obtain adequate coverage and reimbursement in EU Member States for our product candidates could limit our commercial opportunity and materially harm our business, financial condition, and results of operations. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits. As an example, many EU Member States review periodically their decisions concerning the pricing and reimbursement of medicinal products. The outcome of these reviews cannot be predicted and could have adverse effects on the pricing and reimbursement of our medicinal products in the EU Member States.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. For example, the U.S. Department of Health and Human Services (“HHS”) imposes rebates on many Medicare Part B and Medicare Part D products to penalize price increases that outpace inflation on an annual basis. HHS has also been empowered to negotiate the price of certain single-source biologics that have been on the market for at least eleven (11) years covered under Medicare as part of the Medicare drug price Negotiation Program. Each year up to twenty (20) products will be selected by HHS for the Medicare Drug Price Negotiation Program. Products subject to the Medicare Drug Price Negotiation Program are expected to experience a significant reduction in reimbursement from the Medicare program on a per unit basis. We expect to experience pricing pressures in connection with the sale of our products and product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes or executive orders. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Even if we receive regulatory approval for any product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions on marketing or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.

Even if we obtain any marketing approval for our current or any future product candidates, such approvals will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as ongoing compliance with cGMPs and GCPs, for any clinical trials that we may conduct post-approval. Any marketing approvals that we receive for our current or future product candidates may also be subject to a REMS or comparable foreign requirements, limitations on the approved indicated uses for which the drug may be marketed or to the conditions of approval or contain requirements for potentially costly post-marketing testing, including Phase 4 trials and surveillance to monitor the quality, safety and efficacy of the drug.

In addition, biopharmaceutical manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP requirements and adherence to commitments made in the marketing application. If we or a regulatory authority discover previously unknown problems with a product, such as AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured or if a regulatory authority disagrees with the promotion, marketing or labeling of that product, a regulatory authority may impose restrictions relative to that product, the manufacturing facility or us, including requesting a recall or requiring withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements following approval of our current or future product candidates, a regulatory authority may, among other things:

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issue an untitled letter or warning letter asserting that we are in violation of the law;
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seek an injunction or impose administrative, civil or criminal penalties or monetary fines;
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suspend, vary or withdraw marketing approval;
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suspend any ongoing clinical trials;
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refuse to approve a pending marketing authorization application or supplement submitted by us or our strategic partners;
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restrict or suspend the marketing or manufacturing of the drug;
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seize or detain the drug or otherwise require the withdrawal of the drug from the market;
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refuse to permit the import or export of product candidates; or
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refuse to allow us to enter into supply contracts, including government contracts.

In addition, if any of our product candidates is approved, our product labeling, advertising and promotion will be subject to regulatory requirements and continuing regulatory review. The FDA strictly regulates the promotional claims that may be made about drug products. In particular, a product may not be promoted for uses that are not approved by the FDA as reflected in the product’s approved labeling. If we receive marketing approval for a product candidate, physicians may nevertheless prescribe it to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to significant liability. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant sanctions. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The government has also required companies to enter into consent decrees and imposed permanent injunctions under which specified promotional conduct is changed or curtailed.

The FDA’s policies, and those of equivalent foreign regulatory agencies, may change and additional government regulations may be enacted that could cause changes to or delays in the drug review process or suspend or restrict marketing approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. For example, in the EU, several recently adopted and pending legislation will impact regulatory procedures for medicinal products. To the extent we seek regulatory approval or reimbursement in the European Union, we may be affected by ongoing regulatory reform, including:

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On December 11, 2025, the European Commission, the European Parliament and the European Council reached a political agreement on a comprehensive overhaul of EU pharmaceutical legislation (the “Pharma Package”). This package - comprised of a new directive and regulation to replace existing legislation – aims to modernize the EU framework. The political agreement is still subject to formal approval by the European Parliament and Council. The reform encompasses a broad range of measures, including changes to regulatory exclusivity, incentives to combat antimicrobial resistance, intellectual property exemptions for generic medicines, orphan products, and marketing authorization procedures. The new framework is expected to enter into force in 2026/2027 and to be subject to transitional arrangements, with full application not anticipated before 2028.
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Regulation (EU) 2021/2282 on health technology assessment (HTA Regulation) entered into application on January 12, 2025, introducing a single EU-level submission file for joint clinical assessments. The HTA Regulation initially applies to new active substances for oncology products and advanced therapy medicinal products, and will expand to orphan medicinal products in January 2028 and to all centrally authorized medicinal products by 2030.
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Other legislative initiatives include the proposed SPC Regulation revision, the proposed Critical Medicines Act (for which a provisional political agreement was reached in May 2026), and the proposed Biotech Act.

If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action and we may not achieve or sustain profitability, which would harm our business, financial condition, results of operations and prospects.

Our future growth may depend, in part, on our ability to commercialize products in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

Our future growth may depend, in part, on our ability to develop and commercialize our product candidates in foreign markets. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from applicable regulatory authorities in foreign markets, and we may never receive such regulatory approvals for any of our product candidates. To obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements regarding safety and efficacy and governing, among other things, clinical trials, commercial sales, pricing and distribution of our product candidates. If we obtain regulatory approval of our product candidates and ultimately commercialize our products in foreign markets, we would be subject to additional risks and uncertainties, including:

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different regulatory requirements for approval of drugs in foreign countries;
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reduced protection for intellectual property rights;
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the existence of additional third-party patent rights of potential relevance to our business;
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unexpected changes in tariffs, trade barriers and regulatory requirements;
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economic weakness, including inflation, or political instability in particular foreign economies and markets;
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compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

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foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
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foreign reimbursement, pricing and insurance regimes;
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workforce uncertainty in countries where labor unrest is common;
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production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
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business interruptions resulting from geopolitical actions, including war and terrorism, public health crises, or natural disasters including earthquakes, typhoons, floods and fires.

Risks Related to Our Business and Operations, Employee Matters and Managing Growth

If our information technology systems or those of third parties with whom we work or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits and other adverse consequences.

In the ordinary course of our business, we and the third parties with whom we work process sensitive data, including personal data (such as health-related data). Cyber-attacks, malicious internet-based activity, online and offline fraud and other similar activities threaten the confidentiality, integrity and availability of our sensitive data and information technology systems and those of the third parties with whom we work. Such threats are prevalent and continue to rise, are increasingly difficult to detect and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states and nation-state-supported actors.

Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties with whom we work may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain and ability to produce, sell and distribute our goods and services.

We and the third parties with whom we work are subject to a variety of evolving threats, including social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, attacks enhanced or facilitated by AI and other similar threats.

In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in our operations, inability to provide our products or services, loss of sensitive data and income, reputational harm and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.

It may be difficult and costly to prevent, detect, investigate, mitigate, contain and remediate a security incident. Our efforts to do so may not be successful. Actions taken by us or the third parties with whom we work to prevent, detect, investigate, mitigate, contain and remediate a security incident could result in outages, data losses and disruptions of our business. Threat actors may also gain access to other networks and systems after a compromise of our networks and systems or those of third parties with whom we work.

Remote work has increased risks to our information technology systems and data, as our personnel utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations.

Future or past business transactions (such as acquisitions or integrations) expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third parties to operate critical business systems to process sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, personnel email and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If the third parties with whom we work experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if the third parties with whom we work fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or that of the third parties with whom we work have not been compromised.

While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We take steps designed to prevent, detect, mitigate and remediate vulnerabilities in our information systems (such as our hardware and software, including that of third parties with whom we work). While we are not aware of any incidents to date, in the future we may not prevent, detect and remediate all such vulnerabilities including on a timely basis. Vulnerabilities could be exploited and result in a security incident.

Vulnerabilities in our information systems may in the future cause a security incident or other interruption that may result in unauthorized, unlawful or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of or access to our sensitive data or our information technology systems or those of the third parties with whom we work. A security incident or other interruption could disrupt our ability (and that of third parties with whom we work) to provide our services.

We may expend significant resources or modify our business activities (including our clinical trial activities) to try to protect against security incidents. Certain data privacy and security obligations have required us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and sensitive data.

Applicable data privacy and security obligations require us, or we may voluntarily choose, to notify relevant stakeholders, including affected individuals, customers, regulators and investors, of security incidents or to take other actions, such as providing credit monitoring and identity theft protection services. Such disclosures and related actions can be costly, and the disclosure or the failure to comply with such applicable requirements could lead to adverse consequences.

If we (or a third party with whom we work) experience a security incident or are perceived to have experienced a security incident, we may experience material adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits and inspections), additional reporting requirements and oversight, restrictions on processing sensitive data (including personal data), litigation (including class claims), indemnification obligations, negative publicity, reputational harm, monetary fund diversions, diversion of management attention, interruptions in our operations (including availability of data), financial loss and other similar harms. Security incidents and attendant material consequences may prevent or cause customers to stop using our services, deter new customers from using our services and negatively impact our ability to grow and operate our business.

Our contracts may not contain relevant limitations of liability, and even where they do, there can be no assurance that such limitations of liability in our contracts are sufficient to protect us from liabilities, damages or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all or that such coverage will pay future claims.

In addition to experiencing a security incident, third parties may gather, collect or infer sensitive data about us from public sources, data brokers or other means that reveal competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Additionally, sensitive data of the Company could be leaked, disclosed or revealed as a result of or in connection with our employees’, personnel’s or vendors’ use of generative AI technologies.

We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our (or the third parties with whom we work) actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation (including class claims) and mass arbitration demands, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit and share (collectively, “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, clinical trial data and sensitive third-party data (collectively, “sensitive data”).

Our data processing activities subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements and other obligations relating to data privacy and security. In the United States, federal, state and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (for example, Section 5 of the Federal Trade Commission Act) and other similar laws (for example, wiretapping laws). For example, the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), imposes specific requirements relating to the privacy, security and transmission of individually identifiable protected health information by covered entities, business associates and their covered subcontractors.

Numerous U.S. states have enacted comprehensive consumer and health information privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct or delete certain personal data and to opt-out of certain data processing activities, such as targeted advertising, profiling and automated decision-making. The exercise of these rights may impact our business. Certain states also impose stricter requirements for processing certain personal data, including sensitive data, such as conducting data privacy impact assessments. These state laws often allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018 (“CCPA”) applies to personal data of consumers, business representatives and employees who are California residents and requires businesses subject to the CCPA to provide specific disclosures in privacy notices and respond to requests of such individuals to exercise certain privacy rights. The CCPA provides for fines and allows private litigants affected by certain data breaches to recover significant statutory damages. The CCPA and other U.S. state privacy laws exempt some data processed in the context of clinical trials, but these developments further complicate compliance efforts, and increase legal risk and compliance costs for us, the third parties with whom we work. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future.

Outside the United States, an increasing number of laws, regulations and industry standards govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR”) (collectively, “GDPR”), New Zealand’s Privacy Act and Australia’s Privacy Act impose strict requirements for processing personal data. For example, under the GDPR, in the event of non-compliance, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

Our personnel may use generative artificial intelligence (“AI”) or automated decision-making technologies to perform their work, and the disclosure and use of personal data in AI technologies is subject to various privacy laws and other privacy obligations. Governments have passed and are likely to pass additional laws regulating AI and automated decision-making technologies. Our use of this technology could result in additional compliance costs, regulatory investigations and actions and lawsuits. If we are unable to use AI or automated decision-making technologies, it could make our business less efficient and result in competitive disadvantages.

Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt or have already adopted similarly stringent data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK or other jurisdictions to the United States or if the requirements for a legally compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants and activist groups.

Additionally, the U.S. Department of Justice issued a rule entitled the Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons, which places additional restriction on certain data transactions involving countries of concern (for example, China, Russia and Iran) and covered persons (for example, individuals and entities who are designated as such by the U.S. Attorney General or considered “foreign persons” and are majority owned by, organized under the laws of, a primary resident in, an employee of, or a contractor of, a covered person or country of concern, as applicable) that may impact certain business activities such as vendor engagements, sale or sharing of data, employment of certain individuals and investor agreements. Violations of the rule could lead to significant civil and criminal fines and penalties. The rule applies regardless of whether data is anonymized, key-coded, pseudonymized, de-identified or encrypted, which presents particular challenges for companies like ours and may impact our ability to engage in certain transactions or agreements with certain third parties in the future.

We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. We also may in the future publish privacy policies, marketing materials and other statements concerning data privacy and security. Regulators are increasingly scrutinizing these statements, and if these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, misleading or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security (and individuals’ data privacy expectations) are quickly changing, becoming increasingly stringent and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources, which may in the future necessitate changes to our services, information technologies, systems and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties with whom we work may fail to comply with such obligations, which could negatively impact our business operations.

If we or the third parties with whom we work fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (for example, investigations, fines, penalties, audits, inspections and similar), litigation (including class-action claims) and mass arbitration demands, additional reporting requirements or oversight, bans or restrictions on processing personal data, orders to destroy or not use personal data and imprisonment of company officials.

In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis and, if viable, carry the potential for significant statutory damages, depending on the volume of data and the number of violations.

Any of these events could have a material adverse effect on our reputation, business or financial condition, including: loss of customers, interruptions or stoppages in our business operations (including, as relevant, clinical trials), inability to process personal data or to operate in certain jurisdictions, limited ability to develop or commercialize our products, expenditure of time and resources to defend any claim or inquiry, adverse publicity or substantial changes to our business model or operations.

We are highly dependent on the services of our senior management team and if we are not able to retain members of our management team and recruit and retain additional management, clinical and scientific personnel, our business will be harmed.

We are highly dependent on our senior management team. The employment agreements we have with these officers allow such persons to terminate their employment with us at any time. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. In addition, we will need to attract, retain and motivate highly qualified additional management, clinical and scientific personnel. If we are not able to retain our management and to attract, on terms acceptable to us, additional qualified personnel necessary for the continued development of our business, we may not be able to sustain our operations or grow.

We may not be able to attract or retain qualified personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses. Many of the other pharmaceutical companies that we compete against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer operating history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates and consultants than what we have to offer. If we are unable to attract, retain and motivate high-quality personnel and consultants to accomplish our business objectives, the rate and success at which we can discover and develop product candidates and our business will be limited and we may experience constraints on our development objectives.

Our ability to use our U.S. net operating loss carryforwards and certain other U.S. tax attributes may be limited.

We expect to generate U.S. federal (and applicable state and local) net operating losses for the foreseeable future. The amount of net operating loss carryforwards that we are permitted to deduct is limited to 80% of taxable income in each such taxable year to which the net operating loss carryforwards are applied. In addition, our U.S. federal net operating losses and tax credits may be subject to limitations under Sections 382 and 383 of the Code, if we have undergone or undergo an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in our equity ownership by certain stockholders over a rolling three-year period. We have not determined whether any such “ownership” change has occurred previously or may occur in connection with the Business Combination. We may experience ownership changes in the future as a result of shifts in our stock ownership, some of which are outside our control. As a result, our ability to utilize our net operating loss carryforwards could be limited by an “ownership change,” which could result in increased tax liability to us.

We or the third parties upon whom we depend may be adversely affected by earthquakes, fires or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

If earthquakes, fires, other natural disasters, terrorism and similar events beyond our control prevent us or a third-party on whom we depend from using all or a significant portion of our or their facilities, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. We may incur substantial expenses as a result of the absence or limited nature of our internal or third-party service provider disaster recovery and business continuity plans, which could have a material adverse effect on our business. In addition, the long-term effects of climate change on general economic conditions and the pharmaceutical manufacturing and distribution industry in particular are unclear, and changes in the supply, demand or available sources of energy and the regulatory and other costs associated with energy production and delivery may affect the availability or cost of goods and services, including raw materials and other natural resources, necessary to run our business. If such an event were to affect our supply chain, it could have a material adverse effect on our ability to conduct our clinical trials, our development plans and business.

Product liability lawsuits against us could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop.

We face an inherent risk of product liability exposure related to the testing of our current and any future product candidates in clinical trials and may face an even greater risk if we commercialize any product candidate that we may develop. If we cannot successfully defend ourselves against claims that any such product candidates caused injuries, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

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decreased demand for any product candidate that we may develop;
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product recalls, withdrawals or labeling, marketing or promotional restrictions;
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loss of revenue;
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substantial monetary awards to trial participants or patients;
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significant time and costs to defend the related litigation;
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a diversion of management’s time and our resources;
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withdrawal of clinical trial participants;
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initiation of investigations by regulators;
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the inability to commercialize any product candidate that we may develop;
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injury to our reputation and significant negative media attention; and
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a decline in our stock price.

We currently hold product liability insurance coverage in amounts that we believe are appropriate to operate our business. We expect that we will need to increase our insurance coverage as we commence clinical trials of our product candidates and if we successfully commercialize any product candidate. Insurance coverage can be increasingly expensive. We may not be able to obtain or maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise. Although we will maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies will also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

We will need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As of July 30, 2026, we had seven full-time employees. As we advance our research and development programs, we may need to further increase the number of our employees and the scope of our operations, particularly in the areas of clinical development, discovery biology, chemistry, manufacturing, general and administrative matters related to being a public company, regulatory affairs and, if any of our product candidates receives marketing approval, sales, marketing and distribution. To manage any future growth, we must:

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identify, recruit, integrate, maintain and motivate additional qualified personnel;
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manage our development efforts effectively, including the initiation and conduct of clinical trials for our product candidates; and
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improve our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to develop, manufacture and commercialize our product candidates, if approved, will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert financial, other resources and a disproportionate amount of its attention away from day-to-day activities to managing these growth activities.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals.

Our employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of fraud or other misconduct or improper activities by our employees, principal investigators, consultants and commercial partners. Misconduct by these parties could include insider trading, intentional failures to comply with FDA regulations or the regulations applicable in other jurisdictions, provide accurate information to the FDA and other regulatory authorities, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct also could involve the improper use of information obtained in the course of clinical trials or interactions with the FDA or other regulatory authorities, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter employee misconduct and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from government investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participating in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, contractual damages, reputational harm and the curtailment or restructuring of our operations, any of which could have a negative impact on our business, financial condition, results of operations and prospects.

If we or any CDMOs and suppliers we engage fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We and any CDMOs and suppliers we engage are subject to numerous federal, state and local environmental, health and safety laws, regulations and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air and water; and employee health and safety. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Under certain environmental laws, we could be held responsible for costs relating to any contamination at third-party facilities. We could also incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our research and product development efforts. In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty and general liability insurance policies generally exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Failure to comply with these laws, regulations and permitting requirements also may result in substantial fines, penalties or other sanctions or business disruption, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Any third-party CDMOs and suppliers we engage will also be subject to these and other environmental, health and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or an interruption in operations, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

International trade policies, including tariffs, sanctions and trade barriers may adversely affect our business, financial condition, results of operations and prospects.

We operate in a global economy, which includes utilizing third-party suppliers in several countries outside the United States. There is inherent risk, based on the complex relationships among the U.S. and the countries in which we conduct our business, that political, diplomatic and national security factors can lead to global trade restrictions and changes in trade policies and export regulations that may adversely affect our business and operations. The current international trade and regulatory environment is subject to significant ongoing uncertainty. The U.S. government has recently announced substantial new tariffs affecting a wide range of products and jurisdictions and has indicated an intention to continue developing new trade policies, including with respect to the pharmaceutical industry. In response, certain foreign governments have announced or implemented retaliatory tariffs and other protectionist measures. These developments have created a dynamic and unpredictable trade landscape, which may adversely impact our business, results of operations, financial condition and prospects.

We do not own or operate, and currently have no plans to establish, any manufacturing facilities. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for clinical testing, as well as for manufacture of any products that we may commercialize, if approved. Currently, several of our suppliers are located outside of the United States, including in China. We also rely on specialized laboratory equipment, supplies and materials, all or part of which we believe may be ultimately sourced from multiple countries outside the United States, to advance our research and development efforts.

Current or future tariffs could result in increased research and development expenses, including with respect to increased costs associated with active pharmaceutical ingredients, raw materials, laboratory equipment and research materials and components. In addition, such tariffs could increase our supply chain complexity and could also potentially disrupt our existing supply chain. Trade restrictions affecting the import of materials necessary for clinical trials could result in delays to our development timelines. Increased development costs and extended development timelines could place us at a competitive disadvantage compared to companies operating entirely domestically or in regions with more favorable trade relationships and could reduce investor confidence, negatively impacting our ability to secure additional financing on favorable terms or at all. In addition, as we advance toward commercialization in the future, tariffs and trade restrictions could hinder our ability to establish cost-effective production capabilities, negatively impacting our growth prospects.

The complexity of announced or future tariffs may also increase the risk that we or our customers or suppliers may be subject to civil or criminal enforcement actions in the United States or foreign jurisdictions related to compliance with trade regulations. Foreign governments may also adopt non-tariff measures, such as procurement preferences or informal disincentives to engage with, purchase from or invest in U.S. entities, which may limit our ability to compete internationally and attract non-U.S. investment, employees, customers and suppliers. Foreign governments may also take other retaliatory actions against U.S. entities, such as decreased intellectual property protection, increased enforcement actions or delays in regulatory approvals, which may result in heightened international legal and operational risks. In addition, the United States and other governments have imposed and may continue to impose additional sanctions, such as trade restrictions or trade barriers, which could restrict us from doing business directly or indirectly in or with certain countries or parties and may impose additional costs and complexity to our business.

Trade disputes, tariffs, restrictions and other political tensions between the United States and other countries may also exacerbate unfavorable macroeconomic conditions including inflationary pressures, foreign exchange volatility, financial market instability and economic recessions or downturns. The ultimate impact of current or future tariffs and trade restrictions remains uncertain and could materially and adversely affect our business, financial condition, results of operations and prospects. While we actively monitor these risks, any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, ability to access the capital markets or other financing sources, results of operations, financial condition and prospects. In addition, tariffs and other trade developments have and may continue to heighten the risks related to the other risk factors described elsewhere in this prospectus.

Risks Related to Government Regulatory and Legal Requirements

Our relationships with customers, physicians, other healthcare providers, and third-party payors may be subject, directly or indirectly, to federal, state and foreign healthcare fraud and abuse laws, false claims laws, other healthcare laws and regulations and health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Healthcare providers and third-party payors in the United States and elsewhere will play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other healthcare laws, including, without limitation:

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the federal Anti-Kickback Statute, which prohibits, among other things, individuals and entities from knowingly and willfully soliciting, receiving, offering, or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual, or the purchase, order or recommendation of, any good or service for which payment may be made under a federal and state healthcare program such as Medicare and Medicaid. The term remuneration has been broadly interpreted to include anything of value. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;
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the federal criminal and civil false claims and civil monetary penalties laws, including the federal False Claims Act, which can be enforced through civil whistleblower or qui tam actions against individuals or entities, and the Federal Civil Monetary Penalties Law, which prohibit, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. In addition, certain marketing practices, including off-label promotion, may also violate false claims laws. Moreover, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act;
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HIPAA and its implementing regulations, which imposes criminal and civil liability, prohibits, among other things, knowingly and willfully executing, or attempting to execute a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti- Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;
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HIPAA, as amended by HITECH, and their respective implementing regulations, which impose obligations on certain healthcare providers, health plans, and healthcare clearinghouses, known as covered entities, as well as their business associates and covered subcontractors that perform certain services involving the storage, use or disclosure of individually identifiable health information for or on behalf of a covered entity and their business associates, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;
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the federal Physician Payments Sunshine Act, which requires certain manufacturers of covered drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program, with certain exceptions, to report annually to the Centers for Medicare & Medicaid Services (CMS) information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other health care professionals (such as physician assistants and certain advance practices nurses), and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members, with the information made publicly available on a searchable website;
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analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers;
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state laws that require the registration of manufacturers and wholesale distributors of drug and biological products who ship into a state, including in certain states that require registration even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain;
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foreign as well as U.S. federal and state laws and regulations governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Outside the United States, interactions between pharmaceutical companies and health care professionals are also governed by strict laws, such as national anti-bribery laws of European countries (including, in the United Kingdom, the UK Bribery Act 2010), national sunshine rules, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct. These laws will impact, among other things, our clinical research, as well as our proposed sales and marketing programs. In addition, we may be subject to health information privacy and security laws by the federal government, including HIPAA, as amended by HITECH, the states and other jurisdictions in which we may conduct our business, which may have broader and more stringent requirements governing data privacy and security. For more information, see the section titled “Information About Talawar—Government Regulation—Other Healthcare Laws.”

Because of the breadth of these laws and the limited statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

Healthcare legislative reform measures may have a negative impact on our business and results of operations.

In the United States and foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we obtain marketing approval. For more information, see the section titled “Information About Talawar—Government Regulation—Current and Future Healthcare Reform Legislation.”

Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives, including the 2010 Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “ACA”), which substantially changed the way healthcare is financed by both the government and private insurers and significantly impacts the U.S. pharmaceutical industry. Since its enactment, there have been amendments and judicial, Congressional and executive branch challenges to certain aspects of the ACA. For example, on July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”), was signed into law, which narrowed access to ACA marketplace exchange enrollment and declined to extend the ACA enhanced advanced premium tax credits that expired at the end of 2025, which, among other provisions in the law, are anticipated to reduce the number of Americans with health insurance. The OBBBA also is expected to reduce Medicaid spending and enrollment by implementing work requirements for some beneficiaries, capping state-directed payments, reducing federal funding, and limiting provider taxes used to fund the program. Congress is considering proposed legislation intended to further reduce healthcare costs with alternatives to replace the expired ACA subsidies.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may adversely affect:

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the demand for any of our product candidates, if approved;
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the ability to set a price that we believe is fair for any of our product candidates, if approved;
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our ability to generate revenues and achieve or maintain profitability;
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the level of taxes that we are required to pay; and
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the availability of capital.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical and biologic products. In addition, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for drugs.

The current administration is pursuing policies to reduce regulations and expenditures across government agencies including at HHS, the FDA, the Centers for Medicare and Medicaid Services (“CMS”) and related agencies. These actions, presently directed by executive orders or memoranda from the Office of Management and Budget, may propose policy changes that create additional uncertainty for our business. For example, the current administration has announced agreements with several pharmaceutical companies that require the drug manufacturers to offer, through a direct to consumer platform (“TrumpRx”) U.S. patients and Medicaid programs prescription drug Most-Favored

Nation pricing equal to or lower than those paid in other developed nations, with additional mandates for direct-to-patient discounts and repatriation of foreign revenues. Other recent actions, for example, include (1) directing agencies to reduce agency workforce and cut programs; (2) directing HHS and other agencies to lower prescription drug costs through a variety of initiatives; (3) imposing tariffs on certain imported pharmaceutical products; and (4) as part of the Make America Healthy Again (“MAHA”) Commission’s Strategy Report released in September 2025, working across government agencies to increase enforcement on direct-to-consumer pharmaceutical advertising. Additionally, the current administration recently called on Congress to enact “The Great Healthcare Plan,” to codify and expand Most-Favored Nation pricing, lower government subsidies to private insurance companies, increase healthcare price transparency, expand pharmaceutical drugs available for over-the-counter purchase, and enact restrictions on pharmacy benefit manager (“PBM”) payment methodologies, among other things. These actions and policies may significantly reduce U.S. drug prices, potentially impacting manufacturers’ global pricing strategies and profitability, while increasing their operational costs and compliance risks. In June 2024, the U.S. Supreme Court’s Loper Bright decision greatly reduced judicial deference to regulatory agencies, which could increase successful legal challenges to federal regulations affecting our operations. Congress may introduce and ultimately pass health care related legislation that could impact the drug approval process and make changes to the Medicare Drug Price Negotiation Program.

In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, marketing cost disclosure, drug price reporting, and transparency measures. Some states have enacted legislation creating so-called prescription drug affordability boards, which ultimately may attempt to impose price limits on certain drugs in these states, while some states are also seeking to implement general, across the board price caps for pharmaceuticals, or are seeking to regulate drug distribution. Some measures are designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could seriously harm our business. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our product candidates or put pressure on our product pricing. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices. Prescription drugs and biological products that are in violation of these requirements will be included on a public list. These reforms could reduce the ultimate demand for our product candidates or put pressure on our product pricing and could seriously harm our business.

We cannot predict what healthcare reform initiatives may be adopted in the future. We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and additional downward pressure on the price that we receive for any approved drug. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our drugs.

We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar anti-corruption and anti-bribery laws, as well as trade sanctions, embargoes and anti-money laundering laws and regulations. Compliance with these legal standards could hinder our ability to compete in certain markets. We can face criminal liability and other serious consequences for violations, which can harm our business.

Our operations are subject to U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions and other trade laws and regulations. The FCPA and these other laws generally prohibit us, our officers and our employees and intermediaries from, directly or indirectly, offering, authorizing or making improper payments to non-U.S. government officials for the purpose of obtaining or retaining business or other advantage. We plan to engage third parties for clinical trials outside of the United States. We may also sell our products abroad if we enter a commercialization phase and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals for any product sales outside the United States. We expect to have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. As our business expands, the applicability of the FCPA and other anti-bribery laws to our operations will increase. If our procedures and controls to monitor anti-bribery compliance fail to protect us from reckless or criminal acts committed by our employees or agents or if we, or our employees, agents, contractors or other collaborators, fail to comply with applicable anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

In addition, our products, if approved, may be subject to U.S. and foreign export controls, trade sanctions, embargoes and import laws and regulations. Governmental regulation of the import or export of our products or our failure to obtain any required import or export authorization for our products, when applicable, could harm our international or domestic sales and adversely affect our revenue. Compliance with applicable regulatory requirements regarding the export of our products may create delays in the introduction of our products in international markets or, in some cases, prevent the export of our products to some countries altogether. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments and persons targeted by U.S. sanctions. If we fail to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations or in the countries, persons or products targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business.

There is substantial uncertainty regarding the Administration’s initiatives and how these might impact the FDA, its implementation of laws, regulations, policies and guidance and its personnel. Similar initiatives may also be directed toward other government agencies. These initiatives could prevent, limit or delay development and regulatory approval and impact commercialization, of our product candidates, which would impact our business.

FDA-regulated industries, such as ours, face substantial uncertainty regarding the regulatory environment we will face as we proceed with research and development, and possibly in future commercialization, efforts following the inauguration of President Trump in January 2025 (the “Administration”). Some of these efforts have manifested to date in the form of personnel measures that could impact the FDA’s ability to hire and retain key personnel, which could result in delays in or limitations on our ability to obtain guidance from the FDA on our product candidates in development and obtain the requisite regulatory approvals in the future. Moreover, the Administration has proposed action to freeze or reduce the budget of the National Institutes of Health (“NIH”) related to its funding for medical research, which could decrease the ability of facilities that rely on NIH funding to enroll and conduct clinical trials or increase the costs to us of conducting clinical trials. There remains general uncertainty regarding future activities. The Administration could issue or promulgate executive orders, regulations, policies or guidance that adversely affect us or create a more challenging or costly environment to pursue the development and sale of new therapeutic products. For example, on January 20, 2025, the Administration announced an executive order establishing the Department of Government Efficiency to maximize government efficiency and productivity. Pressures on and uncertainty surrounding the U.S. federal government’s budget and potential changes in budgetary priorities could adversely affect the funding for existing programs and grants and increase the costs to us of conducting clinical trials. Alternatively, state governments may attempt to address or react to changes at the federal level with changes to their own regulatory frameworks in a manner that is adverse to our operations. If we or our collaborators become negatively impacted by future governmental orders, regulations, policies or guidance as a result of the Administration, there could be a material adverse effect on us and our business.

Legislation or other changes in U.S. tax law may have a material adverse effect on our business, cash flow, financial condition or results of operations.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future. For instance, previous tax reform legislation includes provisions that impact the U.S. federal income taxation of certain corporations, including imposing a 1% excise tax on domestic U.S. public corporations (and certain U.S. subsidiaries of publicly traded non-U.S. corporations) that repurchase their stock in certain transactions. It cannot be predicted whether, when, in what form or with what effective dates, new tax laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our stockholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof. Investors should consult with their legal and tax advisers regarding the implications of potential changes in tax laws on an investment in our common stock.

Risks Related to Third Party Relationships

We rely, and expect to continue to rely, on third parties, including Khanda. We may choose to enter into additional collaboration and licensing arrangements with Khanda and other third parties. If we are unable to maintain these collaborations or licensing arrangements, or if these collaborations or licensing arrangements are not successful, our business could be negatively impacted.

We rely on the Khanda Agreements for a substantial portion of our discovery capabilities and for the rights necessary to develop and commercialize our product candidates. In the future, we could also rely on additional licensing arrangements with third parties. For example, the intellectual property covering our lead product candidate TALA-125 is exclusively licensed from Khanda pursuant to the TALA-125 License Agreement. In addition, pursuant to the DC License Agreement, Khanda will conduct a development program to generate bispecific antibodies directed to IL-13 and an additional undisclosed target and under the Antibody Discovery and Option Agreement, Khanda will conduct one or more research programs to generate multispecific antibodies directed to mutually agreed targets. Further, we are party to a transitional services agreement with Khanda, which is primarily intended to provide us with general and administrative support on a fee for services basis for a limited period of time while we build our own internal capabilities. A limited number of specialized scientific and drug development services will also be provided by Khanda under this agreement, including in the area of CMC. Khanda could terminate these agreements under certain circumstances, including our failure to make any payments owed to Khanda under the Khanda Agreements or any uncured material breach of the Khanda Agreements by us, in which event we may lose access to Khanda’s discovery capabilities and applicable intellectual property rights and may not be able to develop or commercialize the product candidates covered by such agreements, including TALA-125.

If we fail to enter into or maintain collaborations on reasonable terms or at all, our ability to develop our existing or future research programs and product candidates could be delayed, the commercial potential of our product candidates could change and our costs of development and commercialization could increase. Furthermore, we may find that our programs require the use of intellectual property rights held by third parties, and the growth of our business may depend in part on our ability to acquire or in-license these intellectual property rights.

Our existing collaborations and any future collaborations we may enter into may pose a number of risks, including, but not limited to, the following:

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collaborators have significant discretion in determining the efforts and resources that they will apply;
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collaborators may not perform their obligations as expected;
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collaborators may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs or license arrangements based on clinical trial results, changes in the collaborators’ strategic focus or available funding or external factors, such as a strategic transaction that may divert resources or create competing priorities;
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collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;
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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products, if approved, and product candidates if the collaborators believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;
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product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;
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collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;

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collaborators with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;
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disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates or might result in litigation or arbitration, any of which would be time-consuming and expensive;
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collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;
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collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;
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if a collaborator of ours is involved in a business combination, the collaborator might de-emphasize or terminate the development or commercialization of any product candidate licensed to it by us; and
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collaborations may be terminated by the collaborator, and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

If our future collaborations do not result in the successful discovery, development and commercialization of product candidates or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under such collaboration. Additionally, if one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.

We face significant competition in seeking appropriate collaborative partners. Our ability to reach a definitive agreement for a collaboration will depend, among other things, upon an assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors relating to our business. These factors may include the design or results of preclinical studies or clinical trials, the likelihood of regulatory approval, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of any uncertainty with respect to our ownership of technology (which can exist if there is a challenge to such ownership regardless of the merits of the challenge) and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization, reduce the scope of any sales or marketing activities or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop product candidates or bring them to market and generate product revenue.

Third parties we rely upon for preclinical and clinical studies may become the subject or target of certain sanctions or restrictions, which may have adverse effects on our operations and business.

Certain foreign contract manufacturing organizations (CMOs) and biotechnology companies may become subject to legislation, trade restrictions, sanctions, tariffs, and other regulatory requirements by the U.S. government, which could restrict or even prohibit our ability to work with such entities. The BIOSECURE Act, which was signed into law in December 2025 as part of the National Defense Authorization Act for Fiscal Year 2026, prohibits U.S. federal agencies from entering into or renewing any contract, loan, or grant with any entity that uses biotechnology equipment or services produced or provided by a “biotechnology company of concern” to perform that contract. The Office of Management and Budget (OMB) of the U.S. Government will issue a list of “biotechnology companies of concern,” which will include certain companies that are identified on the U.S. Department of Defense’s annual List of Chinese Military Companies, also known as the 1260H List, other entities which the U.S. Government has deemed as such pursuant to a separate designation process, and certain subsidiary, parent, and successor entities of the foregoing. We currently work with CMOs based in China who may be subject to the restrictions of the BIOSECURE Act. The BIOSECURE Act includes a grandfathering provision providing that the prohibitions shall not apply for a five-year period to biotechnology equipment or services produced or provided under a contract or agreement entered into before the applicable effective date. If any of our third party CMOs or service providers are designated as “biotechnology companies of concern” by OMB, we may be restricted in our ability to work with such companies to the extent we would contract with, or otherwise receive funding from, the U.S. government. As a result, we may need to seek alternative relationships. While we believe we will be able to identify and contract with such alternative vendors, we cannot guarantee that alternative vendors with the necessary capabilities and capacity would be available on a timeline that would not materially delay the development of our therapeutic candidates and cannot predict the terms of any such alternative arrangement nor what actions may ultimately be taken with respect to trade relations between the United States and China or other countries, what products and services may be subject to such actions or what actions may be taken by China or the other countries in retaliation. In addition, any unfavorable government policies on international trade, such as export controls, tariffs, new legislation, renegotiation of existing trade agreements, or any retaliatory trade actions due to recent or future trade tension, may impede, delay, limit, or increase the cost of manufacturing our therapeutic candidates.

We rely on third-party manufacturers, CROs, CDMOs and suppliers to supply, develop and test components of our product candidates. The loss of our third-party manufacturers, CROs, CDMOs or suppliers, their failure to comply with applicable regulatory requirements or to supply sufficient quantities at acceptable quality levels or prices, or at all, or changes in methods of product candidate manufacturing, development or formulation would materially and adversely affect our business.

We do not own or operate facilities for drug manufacturing, storage, distribution or quality testing. We currently rely exclusively, and expect to continue to rely exclusively, on third-party contract manufacturers, to manufacture and test bulk drug substances, biologic and drug products, raw materials, samples, components or other materials and reports. Reliance on third-party manufacturers may expose us to different risks than if we were to manufacture product candidates ourselves. There can be no assurance that our preclinical and clinical development product supplies will not be limited, interrupted, terminated or of satisfactory quality or continue to be available at acceptable prices. In addition, any replacement of our manufacturer could require significant effort and expertise because there may be a limited number of qualified replacements.

The manufacturing process for a product candidate is subject to FDA, foreign regulatory authority review. In some cases, we, and our suppliers and manufacturers, some of which may be our sole source of supply, must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as cGMPs. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA, other comparable foreign regulatory authorities. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, and other comparable foreign regulatory authorities, we may not be able to rely on their manufacturing facilities for the manufacture of elements of our product candidates. Moreover, we do not control the manufacturing process at our contract manufacturers and are dependent on them for compliance with current regulatory requirements. In the event that any of our manufacturers fails to comply with such requirements or to perform its obligations in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all, or the clinical development of our product candidates may be delayed. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty transferring such to another third party.

These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to enable us, or to have another third party, manufacture our product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines; and we may be required to repeat some of the development program. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

We expect to continue to rely on third-party manufacturers if we receive regulatory approval for any product candidate. We will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. Any manufacturing facilities used to produce our products will be subject to periodic review and inspection by the FDA and foreign regulatory authorities, including for continued compliance with cGMP requirements, quality control, quality assurance and corresponding maintenance of records and documents. If we are unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our product candidates successfully. Our or a third party’s failure to execute on our manufacturing requirements, comply with cGMPs or maintain a compliance status acceptable to the FDA or foreign regulatory authorities could adversely affect our business in a number of ways, including:

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delay in the progress on certain research programs;
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an inability to initiate or continue clinical trials of product candidates under development;
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suspensions, variations or withdrawals of approvals or license revocation;
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delay in submitting regulatory applications or receiving regulatory approvals, for product candidates;
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loss of the cooperation of existing or future collaborators;
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subjecting third-party manufacturing facilities to additional inspections by regulatory authorities;
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shutdown of the third-party vendor or invalidation of product lots or processes or operating restrictions;
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fines, injunctions, civil penalties, and criminal prosecution;
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requirements to cease distribution or to recall batches of our product candidates; and
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in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for our therapeutics.

Additionally, our contract manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments. If our contract manufacturers were to encounter any of these difficulties, our ability to provide our product candidates to patients in preclinical and clinical trials, or to provide product for treatment of patients once approved, would be jeopardized.

In addition, we currently rely on foreign CROs and CDMOs, for manufacturing and development activities and will likely continue to rely on foreign CROs and CDMOs in the future. Foreign CDMOs may be subject to U.S. legislation, sanctions, trade restrictions and other foreign regulatory requirements which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material or have an adverse effect on our ability to secure significant commitments from governments to purchase our potential therapies.

For example, the BIOSECURE Act, which was signed into law in December 2025 as part of the National Defense Authorization Act for Fiscal Year 2026, prohibits U.S. federal agencies from entering into or renewing any contract, loan, or grant with any entity that uses biotechnology equipment or services produced or provided by a “biotechnology company of concern” to perform that contract. If any of our third party CMOs or service providers are designated as “biotechnology companies of concern” by OMB, we may be restricted in our ability to work with such companies to the extent we would contract with, or otherwise receive funding from, the U.S. government. As a result, we may need to seek alternative relationships. While we believe we will be able to identify and contract with such alternative vendors, we cannot guarantee that alternative vendors with the necessary capabilities and capacity would be available on a timeline that would not materially delay the development of our therapeutic candidates and cannot predict the terms of any such alternative arrangement nor what actions may ultimately be taken with respect to trade relations between the United States and China or other countries, what products and services may be subject to such actions or what actions may be taken by China or the other countries in retaliation. In addition, any unfavorable government policies on international trade, such as export controls, tariffs, new legislation, renegotiation of existing trade agreements, or any retaliatory trade actions due to recent or future trade tension, may impede, delay, limit, or increase the cost of manufacturing our therapeutic candidates.

Furthermore, as product candidates progress through preclinical and clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of current or future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates, if approved, and generate revenue.

We rely, and expect to continue to rely, on third parties, including independent clinical investigators, contracted laboratories and CROs, to conduct our preclinical studies and future clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We have relied upon third-party CROs to conduct our preclinical studies and plan to continue to rely upon third parties, including independent clinical investigators, contracted laboratories and third-party CROs, to conduct our future clinical trials in accordance with applicable regulatory requirements, to validate our assays and to monitor and manage data for our ongoing preclinical and clinical programs. We rely on these parties for execution of our preclinical studies and expect to rely on these parties for execution of future clinical trials and we control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with good laboratory practices (“GLPs”), as applicable, and GCP requirements, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible, reproducible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Regulatory authorities enforce these GLPs and GCPs through periodic inspections of laboratories conducting GLP studies, trial sponsors, principal investigators and trial sites. If we, our investigators or any of our CROs or contracted laboratories fail to comply with applicable GLPs and GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional preclinical studies or clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our preclinical studies or clinical trials comply with applicable GLP or GCP regulations. In addition, our clinical trials must be conducted with biologic products produced in compliance with applicable cGMP regulations. Our failure to comply with these regulations may require us to repeat preclinical studies or clinical trials, which would delay the regulatory approval process.

Further, these laboratories, investigators and CROs are not our employees and we will not be able to control, other than by contract, the amount of resources, including time, which they devote to our product candidates and clinical trials. If independent laboratories, investigators or CROs fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of any product candidates that we develop. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated.

Our CROs will likely have the right to terminate their agreements with us in specified circumstances, including in the event of an uncured material breach. In addition, some of our CROs may have an ability to terminate their respective agreements with us if we can be reasonably demonstrated that the safety of the subjects participating in our clinical trials warrants such termination, if we make a general assignment for the benefit of our creditors or if we are liquidated.

There is a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. If any of our relationships with these third-party laboratories, CROs or clinical investigators terminate, we may not be able to enter into arrangements with alternative laboratories, CROs or investigators or to do so in a timely manner or on commercially reasonable terms. If laboratories, CROs or clinical investigators do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our preclinical or clinical protocols, regulatory requirements or for other reasons, our preclinical or clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed.

Switching or adding additional laboratories or CROs (or investigators) involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new laboratory or CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our contracted laboratories and CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and results of operations.

In addition, clinical investigators may serve as scientific advisors or consultants to us from time to time and may receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest or the FDA or comparable foreign regulatory authorities concludes that the financial relationship may have affected the interpretation of the preclinical study or clinical trial, the integrity of the data generated at the applicable preclinical study or clinical trial site may be questioned and the utility of the preclinical study or clinical trial itself may be jeopardized, which could result in the delay or rejection by the FDA or comparable foreign regulatory authorities. Any such delay or rejection could prevent us from commercializing our clinical-stage product candidate or any future product candidates.

The manufacturing of our product candidates is complex, and our third-party manufacturers may encounter difficulties in production. If we or any of our third-party manufacturers encounter such difficulties, our ability to provide supply of our product candidates for clinical trials, our ability to obtain marketing approval or our ability to provide supply of our products for patients, if approved, could be delayed or stopped.

The process of manufacturing pharmaceuticals is complex, time-consuming, highly regulated and subject to multiple risks. Our contract manufacturers must comply with legal requirements, cGMPs and guidelines for the manufacturing of pharmaceuticals used in clinical trials and, if approved, marketed products. Our contract manufacturers may have limited experience in the manufacturing of cGMP batches.

Manufacturing pharmaceuticals is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered at our third-party manufacturers’ facilities, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm our business.

In addition, there are risks associated with large-scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with cGMPs, lot consistency and timely availability of raw materials. Even if we or our future collaborators obtain regulatory approval for any of our product candidates, there is no assurance that manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and prospects.

Scaling up a pharmaceutical manufacturing process is a difficult and uncertain task, and our third-party manufacturers may not have the necessary capabilities to complete the implementation, manufacturing and development process. If we are unable to adequately validate or scale-up the manufacturing process at our current manufacturers’ facilities, we will need to transfer to another manufacturer and complete the manufacturing validation process, which can be lengthy. If we are able to adequately validate and scale-up the manufacturing process for our product candidates with a contract manufacturer, we will still need to negotiate with such contract manufacturer an agreement for commercial supply and it is not certain we will be able to come to agreement on terms acceptable to us.

We cannot assure that any stability or other issues relating to the manufacture of any of our current or future product candidates will not occur in the future. If our third-party manufacturers were to encounter any of these difficulties, our ability to provide any product candidates to patients in planned clinical trials and products to patients, once approved, would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of planned clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials completely. Any adverse developments affecting clinical or commercial manufacturing of our product candidates or products may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls or other interruptions in the supply of our product candidates or products. We may also have to take inventory write-offs and incur other charges and expenses for product candidates or products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives. Accordingly, failures or difficulties faced at any level of our supply chain could adversely affect our business and delay or impede the development and commercialization of any of our product candidates or products, if approved, and could have an adverse effect on our business, prospects, financial condition and results of operations.

As part of our process development efforts, we also may make changes to the manufacturing processes at various points during development, for various reasons, such as controlling costs, achieving scale, decreasing processing time, increasing manufacturing success rate or other reasons. Such changes carry the risk that they will not achieve their intended objectives, and any of these changes could cause our current or future product candidates to perform differently and affect the results of our current or future clinical trials. In some circumstances, changes in the manufacturing process may require us to perform ex vivo comparability studies and to collect additional data from patients prior to undertaking more advanced clinical trials. For instance, changes in our process during the course of clinical development may require us to show the comparability of the product used in earlier clinical phases or at earlier portions of a trial to the product used in later clinical phases or later portions of the trial.

Reliance on third parties requires us to share our trade secrets or other confidential information, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Reliance on third parties to manufacture or commercialize our current or any future product candidates and on collaborations with additional third parties for the development of our current or any future product candidates, requires us to share trade secrets or other confidential information with these third parties. We may also conduct joint research and development programs that may require us to share trade secrets or other confidential information under the terms of our research and development partnerships or similar agreements. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, services agreements, consulting agreements or other similar agreements with our advisors, employees, third-party contractors and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including any trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets or other confidential information become known by our competitors, are inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our confidential know-how and trade secrets, a competitor’s discovery of our trade secrets or other confidential information or other unauthorized use or disclosure could have an adverse effect on our business and results of operations.

In addition, these agreements typically restrict the ability of our advisors, employees, third-party contractors and consultants to publish data potentially relating to our trade secrets. Despite our efforts to protect our trade secrets or other confidential information, our competitors may discover our trade secrets or other confidential information, either through breach of our agreements with third parties, independent development or publication of information by any third-party collaborators. A competitor’s discovery of our trade secrets or other confidential information could harm our business.

Risks Related to Intellectual Property

We have licensed intellectual property rights from third parties and may do so in the future. Such licenses may be subject to early termination if we fail to comply with our obligations in our licenses with third parties, which could result in the loss of rights or technology that are material to our business.

We are a party to licenses, including licenses under the Khanda Agreements, that give us rights to third-party intellectual property or technology that is necessary or useful for our business, and we may enter into additional licenses in the future. For example, the intellectual property covering our lead product candidate TALA-125 is exclusively licensed from Khanda pursuant to the TALA-125 License Agreement and we have additional rights to intellectual property from Khanda pursuant to our DC License Agreement and Antibody Discovery and Option Agreement. Under the Khanda Agreements, we are or may become obligated to pay milestone, royalty, reimbursement or other payments to Khanda. These payments, or payments that we may be obligated to pay under future license agreements, may be significant, which could make it difficult for us to achieve or maintain profitability. In addition, under certain of such agreements, we are or may become required to diligently pursue the development of products using the licensed technology. If we fail to comply with these obligations, including due to our use of the intellectual property licensed to us in an unauthorized manner, and fail to cure our breach within a specified period of time, the licensor may have the right to terminate the applicable license, in which event we could lose valuable rights and technology that are material to our business, harming our ability to develop, manufacture and commercialize our product candidates.

In addition, the agreements under which we license intellectual property or technology to or from third-parties can be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive in order to commercialize our product candidates. More established companies may have a competitive advantage over us due to their larger size and cash resources or greater clinical development and commercialization capabilities. There can be no assurance that we will be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding the additional product candidates that we may seek to acquire. The failure to obtain or in-license any compositions, methods of use, processes or other third-party intellectual property rights at a reasonable cost or on reasonable terms, could harm our business. If we fail to obtain licenses to necessary third-party intellectual property rights, we may need to cease use of the compositions or methods covered by such third-party intellectual property rights. Furthermore, we may need to seek to develop alternative approaches that do not infringe on such intellectual property rights which may entail additional costs and development delays, even if we were able to develop such alternatives, which may not be feasible. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology.

Our intellectual property portfolio is at an early stage. Therefore, our ability to obtain and protect patent rights, and protect other proprietary rights, is uncertain, exposing it to the possible loss of competitive advantage.

We expect to rely upon a combination of patents, trademarks, trade secret protection, copyrights and confidentiality agreements and licenses to protect the intellectual property related to our programs and technologies and to prevent third parties from competing unfairly with us. Our success depends in large part on our ability to obtain and maintain patent protection for our product candidates and their uses, as well as our ability to operate without infringing on or violating the proprietary rights of others. If we are unable to obtain patent protection with respect to TALA-125, or any future product candidates, our business, financial condition, results or operations and prospects could be materially harmed.

Our intellectual property portfolio is at an early stage. As of June 30, 2026, we exclusively license from Khanda two U.S. provisional applications: one covering the composition of matter of TALA-125 and one generically covering the composition of matter for a component of TALA-125 and TALA-307. We do not currently own or in-license any issued patents or pending non-provisional patent applications.

Any issued patents may not afford sufficient protection of our product candidates or their intended uses against competitors, nor can there be any assurance that the patents issued will not be infringed, designed around, or invalidated by third parties, or effectively prevent others from commercializing competitive technologies, products, or product candidates. Even if these patents are granted, they may be difficult to enforce. Further, any issued patents that we may license or own covering our product candidates could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the USPTO. If we do not obtain patent coverage for the work we are conducting, or if we obtain such rights but they are invalidated or rendered unenforceable, we may be unable to exclude competitors from pursuing and marketing the same or similar product candidates. Other risks that we face if we are not able to obtain and maintain patent coverage for our product candidates are the reduction in valuation of our product candidates, and ultimately the reduction in valuation of our company, by potential investors, and our inability to assert claims for infringement against third parties or counterclaim against such third parties or negotiate more advantageous settlement parameters. Further, if we encounter delays in its clinical trials or delays in obtaining regulatory approval, the period of time during which we could market our product candidates under patent protection would be reduced. Thus, the patents that we may own or license may not afford us any meaningful exclusivity period or competitive advantage.

Additionally, we may not be able to obtain or protect our intellectual property rights throughout the world and the legal systems in certain countries may not favor enforcement or protection of at least certain patents, trade secrets, or other intellectual property. Filing, prosecuting, maintaining, and defending patents on product candidates and other related inventions worldwide would be expensive and our intellectual property rights in some foreign jurisdictions can be less extensive than those in the United States; the reverse may also occur. As such, we may not have patents in all countries or all major markets and may not be able to obtain patents in all jurisdictions even if we or our licensor files patent applications to obtain such rights. Our competitors may operate in countries where we do not have patent protection and may be able to freely use our technologies and discoveries in such countries, at least to the extent not forbidden by law.

In addition to seeking patents for some of its technology and product candidates, we may also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position. Any disclosure, either intentional or unintentional, by our employees or third-party consultants and vendors that we engage to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in its market. In order to protect its proprietary technology and processes, we rely in part on confidentiality agreements with our advisors, employees, third-party contractors and consultants. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors, and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or state actors and those affiliated with or controlled by state actors. In addition, while we undertake reasonable efforts to protect our trade secrets and other confidential information from disclosure, others may independently discover trade secrets and proprietary information, and in such cases, we may not be able to assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Lastly, if our trademarks and trade names are not registered or adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our success will depend in part on our and our licensors’ ability to obtain, maintain and enforce patent protection for our licensed intellectual property.

Our success will depend in part on it and our ability to obtain, maintain and enforce patent protection for our licensed intellectual property. Under the Khanda Agreements, the control of the prosecution, maintenance, enforcement, and defense of patents is shared with Khanda. Therefore, we will not have exclusive control over the prosecution, maintenance, enforcement, and defense of our product candidates licensed from Khanda, including TALA-125. We and our licensors (including Khanda) may not successfully prosecute the patent applications that cover its product candidates. Even if patents are issued in respect of these patent applications, we and our licensors (including Khanda) may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for any in-licensed intellectual property, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.

Our success depends in part on our ability to protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.

Our commercial success will depend in large part on obtaining and maintaining patent, trademark and trade secret protection of our proprietary technologies and our product candidates, their respective components, formulations, combination therapies, and methods used to manufacture them and methods of treatment, as well as successfully defending these patents against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell or importing our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities. If we are unable to secure and maintain patent protection for any product or technology we develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop may be adversely affected. The patenting process is expensive and time-consuming, and we may not be able to file, prosecute and maintain or in-license, all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue, obtain or maintain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications or to maintain the patents, covering technology that we license from or license to third parties, and are reliant for such purposes on our licensors or licensees. In addition, we cannot guarantee that patent applications or patents that we initially believe to be owned by the company or a licensor will not be found to be encumbered by third party ownership or other third party rights that may not have been evident to us at the time of preparation, filing or in-licensing. For instance, such rights could arise from the intellectual contributions of company employees who were previously employed by third parties, such as universities or other biopharmaceutical, biotechnology or pharmaceutical companies, including our competitors or potential competitors, or from the intellectual contributions of company consultants, advisors or independent contractors with current or previous relationships with such third parties. Therefore, these patents and applications may not be prepared, filed, prosecuted or enforced in a manner consistent with the best interests of our business. Furthermore, licenses from such third parties may be required or desirable but may not be available on reasonable terms, or at all.

The strength of patents in the biotechnology field involves complex legal and scientific questions and can be uncertain. The patent applications that we own or in-license may fail to result in issued patents with claims that cover our product candidates or uses thereof in the United States or in other foreign countries. Even if the patents are successfully issued, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around its claims. If the breadth or strength of protection provided by the patent applications we hold with respect to our product candidates is threatened, this could dissuade companies from collaborating with us to develop, and threaten our ability to commercialize, our product candidates. Further, if we encounter delays in our clinical trials, the period of time during which we could market our product candidates under patent protection would be reduced. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to file any patent application related to our product candidates.

We may be required to disclaim part or all of the term of certain patents or all of the term of certain patent applications. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim, and we may be subject to a third-party submission of prior art to the United States Patent and Trademark Office (“USPTO”) in connection with pending patent applications, and any analogous procedures outside the United States. There also may be prior art of which we are aware, but which we believe does not affect the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that if challenged, our patents would be found by a court to be valid or enforceable or that even if found valid and enforceable, a competitor’s technology or product would be found by a court to infringe our patents. We may analyze patents or patent applications of our competitors that we believe are relevant to our activities and conclude that we are free to operate in relation to our product candidates, but our competitors may ultimately obtain issued claims, including in patents we consider to be unrelated, which block our efforts or may potentially result in our product candidates or our activities infringing such claims. The possibility exists that others will develop products which compete with our products on an independent basis which do not infringe our patents or other intellectual property rights or will design around the claims of patents to which we have rights that cover our products.

The United States has enacted and implemented wide-ranging patent reform legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available or the availability of patent protection in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents that have already issued. Depending on actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce patents that we have licensed or that we might obtain in the future. For example, recent decisions raise questions regarding the award of patent term adjustment (“PTA”) for patents in families where related patents have issued without PTA. Thus, it cannot be said with certainty how PTA will/will not be viewed in the future and whether patent expiration dates, or even patent validity, may be impacted. Similarly, changes in patent law and regulations in other countries or jurisdictions or changes in the governmental bodies that enforce them or changes in how the relevant governmental authority enforces patent laws or regulations may weaken our ability to obtain new patents or to enforce patents that we have licensed or that we may obtain in the future. For example, the complexity and uncertainty of European patent laws have also increased in recent years. In Europe, a new unitary patent system took effect June 1, 2023, which has significantly impacted European patents, including those granted before June 1, 2023. Under the unitary patent system, European applications have the option, upon grant of a patent, of becoming a Unitary Patent which is subject to the jurisdiction of the Unitary Patent Court (“UPC”). Additionally, certain non-Unitary Patents that are European patents may also be subject to the jurisdiction of the UPC. As the UPC is a new court system, there is only a limited established body of substantive and procedural precedents, which increases the uncertainty of any litigation. Proprietors of certain European patents granted before the implementation of the UPC have the option of opting such patents out of the jurisdiction of the UPC and designating such patents as being subject to the jurisdiction of national courts. Patents that remain under the jurisdiction of the UPC will be potentially vulnerable to a single UPC-based revocation challenge that, if successful, could invalidate the patent in all countries who are signatories to the UPC. We cannot predict with certainty the long-term effects of any potential changes.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

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others may be able to make or use compounds or proteins that are similar to our product candidates but that are not covered by the claims of patents to which we have rights;
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biologic drugs that are among our current product candidates may eventually become commercially available in biosimilar drug products. Patent protection for our products may not be available at all or may only be available with regard to the formulation of such products or methods of using such products, which are considered to provide limited protection;
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we or our licensors, as the case may be, may fail to meet our obligations to the U.S. government in regards to any in-licensed patents and patent applications funded by U.S. government grants, leading to the loss of patent rights and exclusivity;

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we or our licensors, as the case may be, might not have been the first to file patent applications for these inventions and, as a result, may be unable to obtain any patent protection for such inventions;
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others may independently develop similar or alternative technologies or duplicate any of our technologies;
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it is possible that our pending patent applications will not result in issued patents;
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it is possible that there are prior public disclosures that could invalidate our or our licensors’ patents, as the case may be, or parts of our patents or licensors’ patents;
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it is possible that others may circumvent our owned or in-licensed patents without infringing them;
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it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our products or technology similar to our own;
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the laws of foreign countries may not protect ours or our licensors’, as the case may be, proprietary rights to the same extent as the laws of the United States;
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the claims of our owned or in-licensed issued patents or patent applications, if and when issued, may not cover our product candidates;
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our owned or in-licensed issued patents may not provide us with any competitive advantages, may be narrowed in scope or be held invalid or unenforceable as a result of legal challenges by third parties;
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the inventors of our owned or in-licensed patents or patent applications may become involved with competitors, develop products or processes which design around our patents or become hostile to us or the patents or patent applications on which they are named as inventors;
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it is possible that our owned or in-licensed patents or patent applications omit individual(s) that should be listed as inventor(s) or include individual(s) that should not be listed as inventor(s), which may cause these patents or patents issuing from these patent applications to be held invalid or unenforceable;
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we have engaged in scientific collaborations in the past and will continue to do so in the future. Such collaborators may develop adjacent or competing products to ours that are outside the scope of our patents;
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we may not develop, or may not be able to develop, additional proprietary technologies for which we can obtain patent protection;
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it is possible that product candidates we develop may be covered by third parties’ patents or other exclusive rights; and
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the patents of others may have an adverse effect on our business.

We cannot ensure that patent rights relating to inventions described and claimed in our pending patent applications will issue or that patents based on our patent applications will not be challenged and rendered invalid or unenforceable.

The patent application process is subject to numerous risks and uncertainties, and we or any of our potential collaborators may not be successful in protecting our product candidates by obtaining and successfully defending and enforcing patents. For example, we may not be aware of all third-party intellectual property rights potentially relating to our product candidates or their intended uses, and, as a result, the impact of such third-party intellectual property rights upon the patentability of our own patents and patent applications, including in-licensed patents and patent applications, as well as the impact of such third-party intellectual property upon our freedom to operate, is highly uncertain. Patent applications in the United States and other foreign jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, we cannot know with certainty whether we or our licensors were the first to make the inventions claimed in patents or pending patent applications to which we have rights or that we or our licensors were the first to file for patent protection of such inventions. As a result, the issuance, inventorship, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. We or any of our potential future collaborators may not be successful in protecting our product candidates by obtaining and defending patents. As of June 30, 2026, we only have rights to two U.S. provisional applications, and therefore we cannot predict:

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if and when patents may issue based on our or our licensors’ patent applications;
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the scope of protection of any patent issuing based on our or our licensors’ patent applications;
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whether the claims of any patent issuing based on our or our licensors’ patent applications will provide protection against competitors;
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whether or not third parties will find ways to invalidate or circumvent our patent rights;
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whether or not others will obtain patents claiming aspects similar to those covered by our or our licensors’ patents and patent applications;
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whether we will need to initiate litigation or administrative proceedings to enforce or defend our patent rights which will be costly, time-consuming and require us to expend resources, whether we win or lose;
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whether the patent applications that we own or in-license will result in issued patents with claims that cover our product candidates or uses thereof in the United States or in other foreign countries; and
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whether we may experience patent office interruption or delays to our ability to timely secure patent rights covering our product candidates.

The claims in our or our licensors’ patent applications directed to our product candidates or technologies may not be considered patentable by the USPTO or by patent offices in foreign countries. Any such patent applications may not be issued as granted patents. One aspect of the determination of patentability of our inventions depends on the scope and content of the “prior art,” which is information that was or is deemed available prior to the priority date of the claimed invention. There may be prior art of which we are not aware that may affect the patentability of our or our licensors’ patent application claims or, if issued, affect the validity or enforceability of a patent claim. There may be disallowed double patenting among patents to which we have rights, which the patent examiner(s) fail to raise during prosecution. Even if the patents do issue based on our or our licensors’ patent applications, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, patents in our portfolio (including in-licensed patents) may not adequately exclude third parties from practicing relevant technology or prevent others from designing around our claims. If the breadth or strength of our intellectual property position with respect to our product candidates is threatened, this could dissuade companies from collaborating with us to develop, and threaten our ability to commercialize, our product candidates.

Our and our licensors’ pending patent applications may be challenged in the USPTO or in patent offices in foreign countries. Also, because the issuance of a patent is not conclusive as to its scope, validity or enforceability, even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, our and our licensors’ pending patent applications may be subject to third-party pre-issuance submissions of prior art to the USPTO or patent offices in foreign countries, or our issued patents may be subject to post-grant review (“PGR”) proceedings, oppositions, derivations, reexaminations or inter partes review (“IPR”) proceedings, in the United States or elsewhere, challenging our patent rights. An adverse determination in any such challenges may result in loss of exclusivity or in our patent rights being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technologies and products or limit the duration of the patent protection of our technologies and product candidates. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, only limited protection may be available and our patent rights may not provide us with sufficient rights or permit us to gain or keep any competitive advantage. Any failure to obtain or maintain patent protection with respect to our product candidates or their uses could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may rely on trade secret and proprietary know-how which can be difficult to trace and enforce and, if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for our product candidates and technologies, we may rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents or that may alternatively be covered by trade secret protection or through measures of confidentiality. Elements of our product candidates, including processes for their preparation and manufacture, may involve proprietary know-how, information or technology that is not covered by patents, or that is more advantageously protected by trade secrets or confidentiality, and thus for these aspects we may consider trade secrets and know-how to be our primary intellectual property. We may also rely on trade secret protection as temporary protection for concepts that may be included in a future patent filing. We expect to rely on our collaborators (including Khanda), CROs and third parties to generate biologic candidates and important research data. Any disclosure, either intentional or unintentional, by our employees or third-party consultants and vendors or CROs that we engage to perform research, clinical trials or manufacturing activities or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in our market. Because we rely on third parties in the development and manufacture of our product candidates, we must, at times, share trade secrets with them. Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

However, trade secret protection will not protect us from innovations that a competitor develops independently of our proprietary know-how. If a competitor independently develops a technology that we protect as a trade secret and files a patent application on that technology, then we may not be able to patent that technology in the future, may require a license from the competitor to use our own technology or know-how, and if the license is not available on commercially viable terms, then we may not be able to complete development of, or commercialize, our products. Although we require all of our employees, consultants, collaborators, CROs, contract manufacturers, advisors and any third parties who have access to our proprietary know-how, information or technologies to enter into confidentiality agreements, we cannot guarantee that we have entered into such agreements with each party that may have or has had access to our trade secrets or proprietary technology and processes. We cannot be certain that our trade secrets and other confidential proprietary information may not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party unlawfully disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Furthermore, the laws of some foreign countries do not protect proprietary rights, such as trade secrets rights, to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, we will not be able to establish or maintain a competitive advantage in our market, and this scenario could materially adversely affect our business, financial condition and results of operations.

Changes in U.S. patent law or the patent law of other countries or jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our current and any future product candidates.

Changes in either the patent laws or interpretation of the patent laws in the United States and other foreign countries could increase uncertainties and costs and may diminish our ability to protect our inventions, obtain, maintain and enforce our intellectual property rights and, more generally, could affect the value of our patent rights or narrow the scope of our patent rights. The Leahy-Smith America Invents Act of 2011 (the “Leahy-Smith Act”) included several significant changes to U.S. patent law that impacted how patent rights could be prosecuted, enforced and defended. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR, IPR and derivation proceedings. Further, because of a lower evidentiary standard in these USPTO post-grant proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a patent claim invalid even though the same evidence would be insufficient to invalidate the patent claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our or our licensors’ patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our and our licensors’ patent applications and the enforcement or defense of our or our licensors’ issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, under the Leahy-Smith Act, the United States transitioned from a “first-to-invent” system to a “first-to-file” system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before we or our licensors file an application covering the same invention, could therefore be awarded a patent covering an invention to which we have rights even if we or our licensors made the invention before it was made by such third party. This will require us and our licensors to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to our product candidates and other proprietary technologies we may develop or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications. Even where we have a valid and enforceable patent, we may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

These and future changes in patent law could increase the uncertainties and costs surrounding the prosecution of our and our licensors’ patent applications and the enforcement or defense of our and our licensors’ issued patents, all of which could have a negative effect on our business.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our and our licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, already obtained. Depending on actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our and our licensors’ ability to obtain new patents or to enforce patents that we have licensed or that we might obtain or license in the future. Similarly, changes in patent law and regulations in other countries or jurisdictions or changes in the governmental bodies that enforce them or changes in how the relevant governmental authority enforces patent laws or regulations may weaken our and our licensors’ ability to obtain new patents or to enforce patents that we have licensed or that we may obtain or license in the future.

We may be involved in lawsuits or proceedings to protect or enforce our patents or other intellectual property or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors or other third parties may infringe or otherwise violate our patents, trademarks or other intellectual property or the patents of our licensors. To stop infringement or unauthorized use, we or our licensors may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one or more of our or licensors’ patents is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our or our licensors’ patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more patents to which we have rights at risk of being invalidated, held unenforceable or interpreted narrowly and could place patent applications to which we have rights under the risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

We may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-exam, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume our time or other resources. We may choose to challenge a third party’s patent in patent opposition proceedings in the foreign patent offices. The costs of these opposition proceedings could be substantial and may consume our time or other resources. If we fail to obtain a favorable result at the USPTO or other patent office then we may be exposed to litigation by a third party alleging that the patent is infringed by our product candidates or proprietary technologies.

In addition, because (i) some patent applications in the United States may be maintained in secrecy until the patents are issued, (ii) other patent applications in the United States and patent applications in many foreign jurisdictions are typically not published until 18 months after filing and (iii) publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our owned or in-licensed issued patents or our owned or in-licensed pending applications, or that we or, if applicable, a licensor, was the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering products or technology similar to ours before we or our licensors do so. Any such patent application may have priority over our owned and in-licensed patent applications or patents, which could require us to eventually seek to obtain rights to issued patents covering such technologies from third parties. If another party has filed a U.S. patent application on inventions similar to those owned by or in-licensed to us, we or, in the case of in-licensed technology, the licensor, may have to participate in an interference proceeding declared by the USPTO to determine priority of invention in the United States. We or our licensors may lose patent rights as a result. If we or one of our licensors is a party to an interference proceeding involving a U.S. patent application on inventions owned by or in-licensed to us, we may incur substantial costs, unduly occupy our management’s time in connection with legal proceedings, divert management from its usual duties and substantially expend other resources, even if we are successful.

Interference proceedings provoked by third parties or brought by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could result in a loss of our or our licensors’ current patent rights and could require us to cease using the related technology or to attempt to license rights to it from a prevailing third party or other third party. Our business could be harmed if the prevailing party or the other third party does not offer us a license on commercially reasonable terms or at all. Litigation or interference proceedings may result in a decision adverse to our interests and, even if we are successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our proprietary or confidential information, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during intellectual property litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Because of the expense and uncertainty of litigation, we may not be in a position to enforce our intellectual property rights against third parties.

Because of the expense and uncertainty of litigation, we may conclude that even if a third party is infringing our or our licensors’ issued patent, or any patents that may be issued as a result of our or our licensors’ pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our stockholders, or it may be otherwise impractical or undesirable to enforce our intellectual property. Our competitors or other third parties may be able to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in- license needed technologies or other product candidates or enter into development partnerships that would help us bring our product candidates to market.

We may be subject to claims that our employees, consultants or advisors have wrongfully used or disclosed trade secrets or other confidential information of their current or former employers or claims asserting inventorship or ownership of what we regard as our own intellectual property.

Many of our employees, consultants and advisors are currently or were previously employed at universities or other healthcare, biotechnology or pharmaceutical companies, including our competitors or potential competitors and our licensors. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer or client without authorization. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs, the expenditure of other resources and be a distraction to management.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our or our licensors’ patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being invalid or unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our product candidates or as a result of questions regarding co-ownership of potential joint inventions. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or rights to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs, the expenditure of other resources and be a distraction to our management and other employees.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties, such as the U.S. government, such that our licensors are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights or other rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing product candidates and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Our in-licensed intellectual property is also subject to such risks. Any claims that we may be forced to defend against or that we assert could have a material adverse effect on our business, financial condition, results of operations and prospects.

Rights to improvements to our product candidates may be held by third parties.

In the course of testing our current or future product candidates, we may enter into agreements with third parties to conduct specified research or clinical testing, which may provide that improvements to our product candidates may be owned solely by a third party or jointly between the parties. If we determine that rights to such improvements owned solely by a third party are necessary to commercialize our product candidates or maintain our competitive advantage, we may need to obtain a license from such third party in order to use the improvements and continue developing, manufacturing or marketing the product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain such a license, it could be granted on non-exclusive terms, thereby potentially giving our competitors and other third parties access to the same technologies licensed to us. Failure to obtain a license on commercially reasonable terms or at all, or to obtain an exclusive license, could prevent us from commercializing our current or future product candidates or force us to cease some of our business operations, which could materially harm our business. If we determine that rights to improvements jointly owned between us and a third party are necessary to commercialize our product candidates or maintain our competitive advantage, we may need to obtain an exclusive license from such third party. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such improvements, such co-owners may be able to license their rights to other parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our intellectual property in order to enforce such intellectual property against other parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration date of a third-party patent, which might adversely affect our ability to develop and market our products.

We cannot guarantee that any patent searches or analyses that are performed, including the identification of relevant patents, the scope of patent claims or the expiration dates of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our current or future product candidates in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the language of the claim, the written disclosure in the relevant patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact our ability to market our future products. We may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third-party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our product candidates. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our future products.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Because our programs may in the future require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license or use these third-party proprietary rights. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

While we seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents and patent applications relating to our product candidates are controlled by our licensors or collaboration partners. For example, under the Khanda Agreements, the control of the prosecution, maintenance, enforcement, and defense of patents is shared with Khanda. Therefore, we will not have exclusive control over the prosecution, maintenance, enforcement, and defense of our product candidates licensed from Khanda, including TALA-125. If any of our future licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our future licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.

We may enter into license agreements in the future with others to advance our existing or future research or allow commercialization of our current or future product candidates. These licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our product candidates in the future.

In addition, subject to the terms of any such license agreements, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement and defense of patents and patent applications covering the technology that we license from third parties. In such an event, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced and defended in a manner consistent with the best interests of our business. If our future licensors fail to prosecute, maintain, enforce and defend such patents or patent applications or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our current or future product candidates that are subject of such licensed rights could be adversely affected.

Our future licensors may rely on third-party consultants or collaborators or on funds from third parties such that our future licensors are not the sole and exclusive owners of the patents we in-license. If other third parties have ownership rights to our future in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

It is possible that we may be unable to obtain necessary licenses at a reasonable cost or on reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations and prospects significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current technology, manufacturing methods, product candidates or future methods or products resulting in either an injunction prohibiting our manufacture or future sales or, with respect to our future sales, an obligation on our part to pay royalties or other forms of compensation to third parties, which could be significant.

Disputes may arise between us and our future licensors regarding intellectual property subject to a license agreement, including:

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the scope of rights granted under the license agreement and other interpretation-related issues;

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whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
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our right to sublicense patents and other rights to third parties;
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our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
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our right to transfer or assign the license;
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when and under what conditions the license agreement may be terminated and the consequences thereof;
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the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our future licensors and us and our partners; and
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the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we license in the future prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations and prospects.

In spite of our best efforts, our future licensors might conclude that we materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors might have the freedom to seek regulatory approval of, and to market, products identical to ours. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

From time to time, we may be required to license technologies relating to our programs from additional third parties to further develop or commercialize our current or future product candidates. Should we be required to obtain licenses to any third-party technology, including any such patents required to manufacture, use or sell our product candidates, such licenses may not be available to us on commercially reasonable terms, or at all. The inability to obtain any third-party license required to develop or commercialize any of our product candidates could cause us to abandon any related efforts, which could seriously harm our business and operations.

Third-party claims of intellectual property infringement may prevent or delay our product discovery, development and commercialization efforts.

Our commercial success depends in part on our ability to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and proprietary technologies infringe their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing our product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to our product candidates and programs. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including us, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our fields, there may be a risk that third parties may allege they have patent rights encompassing our product candidates, technologies or methods.

If a third-party claims that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

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infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;
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substantial damages for infringement, which we may have to pay if a court decides that the product candidate or technology at issue infringes on or violates the third party’s rights, and, if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;
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a court prohibiting us from developing, manufacturing, marketing or selling our product candidates, or from using our proprietary technologies, unless the third party licenses its product rights to us, which it is not required to do;
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if a license is available from a third party, we may have to pay substantial royalties, upfront fees and other amounts or grant cross-licenses to intellectual property rights for its products; and
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redesigning our product candidates or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

Third parties may assert that we are employing their proprietary technology without authorization. Generally, conducting clinical trials and other development activities in the United States is protected under the Safe Harbor exemption as set forth in 35 U.S.C. § 271, and there are similar laws in some foreign jurisdictions. If any of our product candidates are approved by the FDA, that certain third party may then seek to enforce its patent by filing a patent infringement lawsuit against us. Even if we believe that any claims of such patent that could otherwise materially adversely affect commercialization of our product candidates, if approved, are valid and enforceable, we may be incorrect in this belief, or we may not be able to prove it in a litigation. In this regard, patents issued in the United States by law enjoy a presumption of validity that can be rebutted only with evidence that is “clear and convincing,” a heightened standard of proof. There may be third-party patents of which we are currently unaware with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of our product candidates, constructs or molecules used in or formed during the manufacturing process, or any final product itself, the holders of any such patents may be able to block our ability to commercialize the product candidate unless we obtained a license under the applicable patents or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, the holders of any such patent may be able to block our ability to develop and commercialize the product candidate unless we obtained a license or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, our ability to commercialize our product candidates may be impaired or delayed, which could in turn significantly harm our business. Even if we obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Parties making claims against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign its infringing products, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Even if such a license is available, it may be non-exclusive, which could result in our competitors gaining access to the same intellectual property. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our product candidates. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize our product candidates, which could harm our business significantly.

Lastly, we may need to indemnify our customers and distributors against claims relating to the infringement of intellectual property rights of third parties related to our product candidates. Third parties may assert infringement claims against our customers or distributors. Our agreements with our customers or distributors may require us to initiate or defend protracted and costly litigation on behalf of our customers or distributors, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of our customers, suppliers or distributors or may be required to obtain licenses for the product candidates or services they use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using our products or services.

Our intellectual property licensed from third parties may be subject to retained rights.

Our future licensors may retain certain rights under their agreements with us, including the right to use the underlying technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether our licensors limit their use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse. In addition, while the Khanda Agreements include certain restrictions on Khanda’s ability to develop or license products competitive with Talawar’s product candidates licensed thereunder, these restrictions are time limited and will lapse five years following the effective date of the applicable agreement. Following the expiration of these five-year covenants, Khanda may develop or license competing product candidates to third parties without restriction, subject to the exclusive license held by us. We cannot assure you that these restrictions are, or will remain, sufficient to prevent Khanda from licensing the underlying technology to third parties for uses that compete directly or indirectly with the applicable product candidate. Furthermore, we may not have the practical ability to monitor Khanda’s licensing activities with respect to third parties, and any breach by Khanda of these restrictions may not come to our attention until after material harm has occurred. If Khanda develops, licenses or otherwise makes available to third parties technology that leads to product candidates competitive with ours, this could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects.

Government agencies may provide funding, facilities, personnel or other assistance in connection with the development of the intellectual property rights owned by or licensed to us. Such government agencies may have retained rights in such intellectual property. The United States federal government retains certain rights in inventions produced with its financial assistance under the Patent and Trademark Law Amendments Act (the “Bayh-Dole Act”), including the right to grant or require us to grant mandatory licenses or sublicenses to such intellectual property to third parties under certain specified circumstances, including if it is necessary to meet health and safety needs that we are not reasonably satisfying or if it is necessary to meet requirements for public use specified by federal regulations, or to manufacture products in the United States. Any exercise of such rights, including with respect to any such required sublicense of these licenses could result in the loss of significant rights and could harm our ability to commercialize licensed products. While we currently are not engaging with university partners, we cannot be sure that any co-developed intellectual property will be free from government rights pursuant to the Bayh-Dole Act. If, in the future, we co-own or license in technology which is critical to our business that is developed in whole or in part with federal funds subject to the Bayh-Dole Act, our ability to enforce or otherwise exploit patents covering such technology may be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent offices in several stages over the lifetime of the patent. Certain foreign jurisdictions also require the payment of periodic annuity payments to maintain patent applications and avoid their abandonment. The USPTO and various foreign governmental patent agencies require compliance with a number of other procedural, documentary, fee payment and other provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, we or our licensors may fail to obtain patent protection, and our competitors might be able to enter the market, which would have a material adverse effect on our business.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

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others may be able to make biologics that are similar to our product candidates but that are not covered by the claims of any patents that we own or control;
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we or any strategic partners might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or control, which may cause such patents to be invalidated;
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we or our licensors might not have been the first to file patent applications covering certain of the inventions we own or control, which may prevent the patent applications from being granted or, if already granted, might cause them to be invalidated;
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others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
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it is possible that noncompliance with the USPTO and foreign governmental agencies requirement for a number of procedural, documentary, fee payment and other provisions during the patent process or technology export can result in abandonment or lapse of a patent or patent application and partial or complete loss of patent rights in the relevant jurisdiction;
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pending patent applications that we own or control may not lead to issued patents;
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issued patents that we own or control may be held invalid or unenforceable as a result of legal challenges;
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our competitors might conduct research and development activities in the United States and other foreign countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights and then use the information learned from such activities to develop competitive product candidates for sale in our major commercial markets;
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we cannot predict the scope of protection of any patent issuing based on our patent applications, including whether the patent applications that we own or in-license will result in issued patents with claims directed to our product candidates or uses thereof in the United States or in other foreign countries;

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there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public health policy;
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countries other than the United States may have patent laws that are less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates;
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the claims of any patent issuing based on our patent applications may not provide protection against competitors or any competitive advantages or may be challenged by third parties;
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if enforced, a court may find that our patents are invalid, unenforceable or not infringed;
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we may not develop additional proprietary technologies that are patentable; and
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the patents of others may have an adverse effect on our business, including if others obtain patents claiming subject matter similar to or improving that covered by our patents and patent applications.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and any future product candidates throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can have a different scope and strength than do those in the United States. Consequently, we may not be able to prevent third parties from practicing our or our licensors’ inventions in all countries outside the United States or from selling or importing products made using our or our licensors’ inventions in and into the United States or other countries. Competitors may use our or our licensors’ technologies in jurisdictions where we have not obtained patent protection to develop their own product candidates and, further, may export otherwise infringing product candidates to territories where we or our licensors may obtain patent protection, but where patent enforcement is not as strong as that in the United States. These product candidates may compete with our product candidates in jurisdictions where we and our licensors do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, particularly those relating to biopharmaceutical and biotechnology products, which could make it difficult in those jurisdictions for us to stop the infringement or misappropriation of our patent rights or other intellectual property rights, or the marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Furthermore, such proceedings could put our patent rights at risk of being invalidated, held unenforceable or interpreted narrowly, could put our or our licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims of infringement or misappropriation against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Similarly, if our trade secrets are disclosed in a foreign jurisdiction, competitors worldwide could have access to our proprietary information and we may be without satisfactory recourse.

Such disclosure could have a material adverse effect on our business. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. In addition, certain developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. In addition, many countries limit the enforceability of patents against government agencies or government contractors. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our current or future trademarks or trade names may be challenged, opposed, infringed, circumvented, invalidated, cancelled, declared generic, determined to be not entitled to registration or determined to be infringing on other marks. During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in foreign jurisdictions. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. Any trademark litigation could be expensive. In addition, we could be found liable for significant monetary damages, including treble damages, disgorgement of profits and attorneys’ fees, if we are found to have willfully infringed a trademark. We may not be able to protect our exclusive right to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential collaborators or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

Moreover, any name we propose to use with our product candidates in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe and other jurisdictions. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. Trademark-related risks similar to those present in the United States may also be present in foreign jurisdictions.

Additional Risks Related to Ownership of the Post-Closing Company’s Common Stock Following the Business Combination and the Post-Closing Company Operating as a Public Company

We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be, and, as a result, it may be difficult for you to sell your shares of our common stock.

Prior to the Business Combination, there was no public trading market for our common stock. If a liquid market for our common stock does not develop or is not sustained, it may be difficult for you to sell your shares of our common stock at an attractive price or at all. We cannot predict the prices at which our common stock will trade. It is possible that in one or more future periods our results of operations may be below the expectations of public market analysts and investors, and, as a result of these and other factors, the price of our common stock may fall. An inactive market may also impair our ability to raise capital by selling our common stock and our ability to acquire other companies, products or technologies by using our common stock as consideration.

The market price of shares of the Post-Closing Company’s common stock may be volatile, which could cause the value of your investment to decline.

If you purchase shares of the Post-Closing Company’s common stock, you may not be able to resell those shares at or above the price you paid. The market price of the Post-Closing Company’s common stock may be highly volatile and may fluctuate or decline significantly in response to numerous factors, some of which are beyond our control, and which include, but are not limited to the following factors:

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volatility and instability in the financial and capital markets;

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adverse macroeconomic conditions or geopolitical events, including any health epidemics and their residual effects, global conflicts, including those involving Ukraine, Russia or Iran, high levels of inflation, heightened interest rates, and bank failures;
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announcements relating to our product candidate, including the results of clinical trials by us or our collaborators and the timing thereof;
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announcements by competitors that impact our competitive outlook;
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negative developments with respect to our product candidate, or similar products or product candidates with which we compete;
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developments with respect to patents or intellectual property rights;
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announcements of technological innovations, new product candidates, new products or new contracts by us or our competitors;
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announcements relating to strategic transactions, including acquisitions, collaborations, licenses, or similar arrangements;
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actual or anticipated variations in our operating results due to the level of development expenses and other factors;
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changes in views of equities research analysts;
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announcement or expectation of additional financing efforts and receipt, or lack of receipt, of funding in support of conducting our business;
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sales of our common stock by us, our insiders, or other stockholders, or issuances by us of shares of our common stock in connection with strategic transactions;
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expiration of market standoff or lock-up agreements entered into in connection with the Business Combination;
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conditions and trends in the pharmaceutical, biotechnology, and other industries;
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recruitment and departures of key personnel;
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regulatory developments within, and outside of, the United States, including changes in the structure of health care payment systems;
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litigation or arbitration;
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general economic, political, and market conditions and other factors; and
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the occurrence of any of the risks described in this section titled “Risk Factors”.

In recent years, the stock market in general, and the market for pharmaceutical and biotechnology companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the Closing.

Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation could result in substantial costs and a diversion of management’s attention and resources. See also “— Risks Related to General Risk Factors— We may become involved in litigation that could divert management’s attention and harm our business, and insurance coverage may not be sufficient to cover all costs and damages”.

The Merger may result in adverse U.S. federal income tax consequences to U.S. Holders of Public Shares.

As discussed more fully below under “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares,” the U.S. federal income tax consequences of the Merger to U.S. Holders of Public Shares will depend primarily upon (i) whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and (ii) whether the Merger, taken together with certain related transactions, qualifies as a transaction governed by Section 351 of the Code. Legal counsel to JATT is unable to opine regarding the qualification of the Merger under Section 368(a) of the Code or Section 351 of the Code because of certain legal and factual uncertainties, and there is a material risk that the Merger will be a taxable transaction to U.S. Holders of Public Shares. If the Merger is treated as a taxable transaction, a U.S. Holder that surrenders its Public Shares in connection with the Merger will recognize gain or loss with respect to the Public Shares as discussed below under “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

The tax consequences of the Merger are complex and will depend on a holder’s particular circumstances. All U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Merger, including the PFIC rules, see the section entitled “Material U.S. Federal Income Tax Considerations for JATT, Holders of Public Shares and Holders of Talawar Shares.”

Securities of companies formed through mergers such as the Business Combination may experience a material decline in price relative to the share price of the Public Shares prior to the Business Combination.

As with most initial public offerings of a SPAC in recent years, JATT issued shares at $10.00 per share upon the closing of its IPO. As with other SPACs, the $10.00 per share price of JATT reflected each share having a right to redeem such share for a pro rata portion of the proceeds of the IPO held in the Trust Account prior to the Closing and certain other events. Following the IPO the proceeds held in the Trust Account were initially equal to approximately $10.0 per share, and as of , 2026 were equal to approximately $ per share. Following the Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the Post-Closing Company, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than both the redemption price and the amount per share initially held in the Trust Account upon consummation of the IPO.

Provisions contained in the Post-Closing Company’s Certificate of Incorporation and bylaws and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of the Post-Closing Company’s stock.

The Post-Closing Company’s Certificate of Incorporation and bylaws and Delaware law contain provisions that could delay or prevent a change in control of the Post-Closing Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These include:

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providing that the Post-Closing Company’s Board will be classified into three classes of directors with staggered three-year terms;
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allowing stockholders to remove directors only for cause;
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providing that authorized number of directors may be fixed only by resolution of the Post-Closing Company’s Board;
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providing that vacancies on the Post-Closing Company’s Board may be filled only by a majority of directors then in office, even though less than a quorum;
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authorizing the Post-Closing Company’s Board to adopt or amend bylaws;
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prohibiting cumulative voting in the election of directors;
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eliminating stockholders’ ability to act via written consent;

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providing that a special meeting of stockholders may only be called by the Post-Closing Company’s Board;
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requiring advance notification of stockholder nominations and proposals;
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limiting the liability of, and providing for the indemnification of, the Post-Closing Company’s directors;
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requiring the consent of the Post-Closing Company’s Board and the affirmative vote of a majority of the voting power of the then outstanding voting securities to amend or repeal certain of the foregoing provisions; and
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authorizing the Post-Closing Company’s Board to issue preferred stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control.

These provisions may frustrate or prevent any attempts by the Post-Closing Company’s stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of the Post-Closing Company’s Board, which is responsible for appointing the members of the Post-Closing Company’s management. In addition, the provisions of Section 203 of the DGCL govern the Post-Closing Company. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Post-Closing Company’s outstanding voting stock, from merging or combining with the Post-Closing Company for a certain period of time without the consent of Post-Closing Company’s Board unless certain provisions are met.

These and other provisions in the Post-Closing Company’s Certificate of Incorporation and bylaws and under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of the Post-Closing Company Common Stock and result in the market price of the Post-Closing Company’s common stock being lower than it would be without these provisions.

Conflicts of interest may arise between us and Khanda or us and Access.

We have two non-employee directors that are affiliated with Access Industries, Inc. (“Access”) and three affiliated with Khanda. The remaining two members of the Talawar Board and the Post-Closing Company’s Board are not affiliated with Access or Khanda. In addition, Khanda is a principal securityholder in us, and Access is a principal security holder in both us and Khanda. Upon the Closing, Khanda and Access are anticipated to be beneficial owners of % and % of our common stock, respectively, assuming no redemptions from the Trust Account.

Our relationship with Khanda and Access and its affiliates may create conflicts of interest, or the appearance of conflicts of interest, when we are faced with decisions that could have different implications on Khanda and Access than the decisions have for us. For example, such conflicts may arise in connection with the Khanda Agreements, including the selection of additional targets and the exercise of the option under the Antibody Discovery and Option Agreement, the negotiation of the terms of any future license agreements, the allocation of resources and expenses, the enforcement or defense of intellectual property rights, the pursuit of strategic partnerships or transactions, or the resolution of any disputes that may arise between us and Khanda or Access. We expect that the decision to amend any of the Khanda Agreements or enter into any similar agreements or license agreements with Khanda will be subject to the approval of the Post-Closing Company’s Board. All directors owe fiduciary duties pursuant to Delaware law, and directors are expected to comply with their respective fiduciary duties under Delaware law relevant to related party transactions. Our audit committee will be responsible for the review, consideration and approval or ratification of related party transactions and the implementation of any related party transaction approval policy.

Furthermore, because Khanda and Access have interests in other biotechnology companies that may compete with us or pursue similar or complementary product candidates or technologies, they may have an incentive to favor or support such other companies over us. These potential conflicts of interest may make it more difficult for us to favorably advance our business interests and may adversely affect our competitive position, business, financial condition, results of operations and prospects.

If we experience material weaknesses in our internal control over financial reporting in the future or otherwise fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

We may in the future discover material weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

We, and our independent registered public accounting firm, were not required to perform an evaluation of our internal control over financial reporting as of June 30, 2026 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we will not in the future identify material weaknesses. Material weaknesses may exist when we become required to report on the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act after the Closing.

Once we become subject to Section 404 of the Sarbanes-Oxley Act, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline, and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Post-Closing Company will be subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably ensure that information we must disclose in reports we file or submit pursuant to the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make any related person transaction disclosures. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Our quarterly and annual operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts or any guidance we may publicly provide, each of which may cause our stock price to fluctuate or decline.

We expect our operating results to be subject to quarterly and annual fluctuations which may, in turn, cause the price of our common stock to fluctuate substantially. Our net loss and other operating results will be affected by numerous factors, including:

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variations in the level of expense related to the ongoing development of our product candidates;
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results and timing of preclinical studies and clinical trials, or the addition or termination of any such clinical trials;
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the timing of payments we may make or receive under existing license and collaboration arrangements or the termination or modification thereof;

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our execution of any strategic transactions, including acquisitions, collaborations, licenses, or similar arrangements, and the timing and amount of payments we may make or receive in connection with such transactions;
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any intellectual property infringement lawsuit or opposition, interference, or cancellation proceeding in which we may become involved;
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recruitment and departures of key personnel;
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if our product candidate receives regulatory approval in the future, the terms of such approval, and market acceptance and demand for such products;
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regulatory developments affecting our product candidate or those of our competitors;
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global or regional public health emergencies, including any health epidemics and their residual effects, natural disasters, or major catastrophic events;
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adverse macroeconomic conditions or geopolitical events, including global conflicts, including those involving Ukraine, Russia or Iran, high levels of inflation, heightened interest rates, and bank failures;
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the impacts of inflation and rising interest rates on our business and operations; and
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changes in general market and economic conditions.

If our quarterly or annual operating results fall below the expectations of investors or securities analysts or any forecasts or guidance we may provide to the market, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide. We believe that quarterly or annual comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

Compliance obligations under the Sarbanes-Oxley Act will require substantial financial and management resources.

Talawar is not currently subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Talawar as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Post-Closing Company after the Business Combination. If the Post-Closing Company is not able to implement the requirements of Section 404, including any additional requirements once the Post-Closing Company is no longer an emerging growth company, in a timely manner or with adequate compliance, the Post-Closing Company may not be able to assess whether internal controls over financial reporting are effective, which may subject the Post-Closing Company to adverse regulatory consequences and could harm investor confidence and the market price of the Post-Closing Company’s common stock.

If securities or industry analysts do not publish research or reports about the Post-Closing Company’s business or publish negative reports about its business, the Post-Closing Company’s share price and trading volume could decline.

The trading market for the Post-Closing Company’s common stock will depend on the research and reports that securities or industry analysts publish about the Post-Closing Company and its business. The Post-Closing Company may not be able to obtain or retain analyst coverage. In the event the Post-Closing Company obtains analyst coverage, it will not have any control over such analysts. The market price of the Post-Closing Company’s common stock could decline if its actual results do not match the analysts’ projections. If one or more of the analysts who cover the Post-Closing Company downgrade its shares or change their opinion of its common stock, the Post-Closing Company’s share price would likely decline. If one or more of these analysts cease coverage of the Post-Closing Company or fail to regularly publish reports on the Post-Closing Company, it could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Post-Closing Company Common Stock may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Post-Closing Company’s common stock may decline. The market value of Public Shares at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Public Shareholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Business Combination Agreement is based on the Redemption Price and will not be adjusted to reflect any changes in the market price of Public Shares, the market value of the Post-Closing Company Common Stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, the holders of Post-Closing Company Common Stock will not have any redemption rights like the holders of the Public Shares had before the Business Combination and fluctuations in the price of the Post-Closing Company Common Stock could contribute to the loss of all or part of your investment. The trading price of the Post-Closing Company Common Stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond JATT’s or Talawar’s control. Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in market value of Public Shares and the Post-Closing Company Common Stock. Additionally, any of the risk factors discussed in this proxy statement/prospectus could have a material adverse effect on your investment in Public Shares and the Post-Closing Company Common Stock, and such securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Public Shares or the Post-Closing Company Common Stock may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of the Post-Closing Company Common Stock irrespective of the Post-Closing Company’s operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Post-Closing Company could depress the Post-Closing Company’s share price regardless of the Post-Closing Company’s business, prospects, financial conditions or results of operations. A decline in the market price of the Post-Closing Company’s securities also could adversely affect the Post-Closing Company’s ability to issue additional securities and the Post-Closing Company’s ability to obtain additional financing in the future.

The Post-Closing Company does not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. Additionally, following the Business Combination, the Post-Closing Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of the Post-Closing Company’s Board, subject to applicable laws. It will depend on a number of factors, including the Post-Closing Company’s financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions and other factors that the Post-Closing Company Board may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on the Post-Closing Company’s common stock. As a result, stockholders may not receive any return on an investment in the Post-Closing Company’s common stock unless they sell their shares for a price greater than what they paid for them.

The provisions of the Post-Closing Company’s Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.

The Post-Closing Company’s Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless the Post-Closing Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will be the sole and exclusive forum for (i) any derivative claim or cause of action brought on behalf of the Post-Closing Company, (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the Post-Closing Company to the Post-Closing Company or the Post-Closing Company’s stockholders, (iii) any claim or cause of action against the Post-Closing Company or any current or former director, officer or other employee of the Post-Closing Company arising out of or pursuant to any provision of the DGCL or the Post-Closing Company’s Certificate of Incorporation or bylaws, as either may be amended from time to time, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Post-Closing Company’s Certificate of Incorporation or bylaws, as either may be amended from time to time, (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (vi) any claim or cause of action against the Post-Closing Company or any current or former director, officer or other employee of the Post-Closing Company governed by the internal affairs doctrine or otherwise related to the Post-Closing Company’s internal affairs. The Post-Closing Company’s Certificate of Incorporation also provides that, unless the Post-Closing Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder, including all causes of action asserted against any defendant to such complaint. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Post-Closing Company, its officers and directors, the underwriter for any offering giving rise to such complaint and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

These provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against directors and officers of the Post-Closing Company, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against the Post-Closing Company, a court could find the choice of forum provisions contained in the Post-Closing Company’s Certificate of Incorporation to be inapplicable or unenforceable in such action.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Following the Business Combination, the Post-Closing Company is expected to be an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent the Post-Closing Company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make the Post-Closing Company’s securities less attractive to investors and may make it more difficult to compare the Post-Closing Company’s performance with other public companies.

Following the Business Combination, the Post-Closing Company is expected to be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and the Post-Closing Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Post-Closing Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the Post-Closing Company’s stockholders may not have access to certain information they may deem important. Neither we nor JATT can predict whether investors will find the Post-Closing Company’s securities less attractive because the Post-Closing Company will rely on these exemptions. If some investors find the Post-Closing Company’s securities less attractive as a result of its reliance on these exemptions, the trading prices of the Post-Closing Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the securities and the trading prices of the Post-Closing Company’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. JATT has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Post-Closing Company as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Post-Closing Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Post-Closing Company will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which the Post-Closing Company has total annual gross revenue of at least $1.235 billion, or (c) in which Talawar is deemed to be a large accelerated filer, which means the market value of the Post-Closing Company’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior June 30; and (2) the date on which the Post-Closing Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period. If the Post-Closing Company ceases to be an emerging growth company, the Post-Closing Company will no longer be able to take advantage of certain exemptions from reporting, and, absent other exemptions or relief available from the SEC, the Post-Closing Company will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Post-Closing Company will incur additional expenses in connection with such compliance and the Post-Closing Company’s management will need to devote additional time and effort to implement and comply with such requirements.

Additionally, after the Business Combination, the Post-Closing Company is expected to be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Post-Closing Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Post-Closing Company’s common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) the Post-Closing Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of the Post-Closing Company’s common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent the Post-Closing Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Post-Closing Company’s financial statements with other public companies difficult or impossible.

Following the Closing, the Post-Closing Company will be required to re-determine its status as a smaller reporting company prior to the time it makes its first filing with the SEC (other than the Current Report on Form 8-K filed with Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act)). If the Post-Closing Company is no longer a smaller reporting company after this initial determination, it would need to reflect its re-determined status in any filing that is due after the 45-day period following the Closing. We expect that the Post-Closing Company will remain a smaller reporting company after the Closing. To the extent that the Post-Closing Company takes advantage of the reduced disclosure obligations available for smaller reporting companies, it may also make comparison of our financial statements with other public companies difficult or impossible.

If a significant number of JATT Ordinary Shares are elected to be redeemed in connection with the Business Combination, the stock ownership of the Post-Closing Company will be more concentrated, which will reduce the public “float” and may adversely affect the market price of the Post-Closing Company’s common stock.

If a significant number of JATT Ordinary Shares are redeemed in connection with the Business Combination, the stock ownership of the Post-Closing Company will be more concentrated within a smaller number of holders. This will reduce the public “float” of the Post-Closing Company’s common stock and may adversely affect the market price and liquidity of such common stock following the Business Combination. In addition, if redemptions are sufficiently large, the “available cash” condition to Closing, which requires available cash of at least $125,000,000 after payment of, or accrual for, transaction expenses, may not be satisfied, in which case the Business Combination may not be completed unless JATT is able to obtain additional financing or we agree to waive or modify such condition. There can be no assurance that any such additional financing would be available on acceptable terms, or at all.

There is no guarantee that the decision by any holder (each, a “Public Shareholder”) of ordinary shares of JATT, par value $0.0001 per share (“JATT Ordinary Shares”) to not redeem their JATT Ordinary Shares will put such shareholders in a better future economic position. Such shareholders will experience immediate dilution as a result of the issuance of Post-Closing Company Common Stock as consideration in connection with the Business Combination, as well as from the PIPE Financing.

If a Public Shareholder decides not to redeem their JATT Ordinary Shares and elects to continue as a holder of the Post-Closing Company Common Stock following the Closing, JATT cannot assure you as to the price at which Public Shareholders may be able to sell the shares of Post-Closing Company Common Stock in the future. Certain events following the consummation of the Business Combination may cause a decrease in the Post-Closing Company Common Stock price over time, and a decision not to redeem JATT Ordinary Shares may ultimately result in a lower value realized by a Public Shareholder relative to a decision to redeem in connection with the Closing. Specifically, if a Public Shareholder does not redeem their shares, such shareholder will bear the risk of ownership of Post-Closing Company Common Stock after the consummation of the Business Combination, and there can be no assurance that a shareholder will be able to sell their shares of Post-Closing Company Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Public Shareholder should consult his, her, or its own tax or financial advisor for assistance on how this may affect its individual situation.

Specifically, upon the Business Combination, the percentage ownership of the Post-Closing Company by Public Shareholders who do not redeem their JATT Ordinary Shares will be diluted as a result of the issuance of Post-Closing Company Common Stock as consideration in connection with the Business Combination. If any of the Public Shareholders exercise their redemption rights, the percentage of shares of Post-Closing Company Common Stock held by the former Public Shareholders will decrease and the percentages of outstanding Post-Closing Company Common Stock held by the Sponsor and our stockholders will increase, in each case, relative to the percentage held if none of the JATT Ordinary Shares are redeemed. Public Shareholders who do not redeem will also be diluted by the PIPE Financing, the price per share of which ($10.00) is below the market price of JATT Ordinary Shares as of June 30, 2026 ($11.36).

Subsequent to the consummation of the Business Combination, the Post-Closing Company may issue additional Post-Closing Company Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its stockholders.

The Post-Closing Company may issue additional Post-Closing Company Shares or other equity securities of equal or senior rank in the future in connection with, among other things, capital-raising initiatives, future investments and acquisitions, or repayment of outstanding indebtedness, in most cases without stockholder approval.

In addition, pursuant to the Company’s 2026 Stock Incentive Plan (the “2026 SIP”) and 2026 Employee Stock Purchase Plan (the “ESPP”), the Post-Closing Company expects to issue additional Post-Closing Company Shares, or securities exercisable for Post-Closing Company Shares. Once shares are issued pursuant to the 2026 SIP and the ESPP, those shares will become eligible for sale in the public market, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 12% of the fully diluted, and as converted, outstanding Post-Closing Company Common Stock immediately following consummation of the Business Combination are expected to be reserved for future issuance under the 2026 SIP. A total number of shares representing % of the fully diluted, and as converted, outstanding Post-Closing Company Common Stock immediately following the consummation of the Business Combination are expected to be reserved for future issuance under the ESPP. The Post-Closing Company expects to file one or more registration statements on Form S-8 under the Securities Act to register Post-Closing Company Shares or securities convertible into or exchangeable for the Post-Closing Company’s issued common stock pursuant to the 2026 SIP and the ESPP. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

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existing stockholders’ proportionate ownership interest will decrease;
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the number of shares eligible for resale in the public market will increase;
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the amount of cash available per share, including for payment of dividends in the future, may decrease;
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the relative voting strength of each share of previously outstanding common stock may be diminished; and
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the market price of the Post-Closing Company’s common stock may decline.

The Post-Closing Company’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to our stockholders for approval.

Upon the consummation of the Business Combination, our executive officers, directors and stockholders beneficially owning 5% or greater of Post-Closing Company Shares will, in the aggregate, beneficially own approximately % of the then outstanding Post-Closing Company Shares. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to the Post-Closing Company’s stockholders for approval, as well as its management and affairs. For example, these stockholders, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of the Post-Closing Company’s assets. This concentration of voting power could delay or prevent an acquisition of the Post-Closing Company on terms that other stockholders may desire.

The Post-Closing Company will have broad discretion in the use of cash, cash equivalents and short-term investments and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

The Post-Closing Company will have broad discretion over the use of cash, cash equivalents and short-term investments. You may not agree with the Post-Closing Company’s decisions, and the Post-Closing Company’s use of the proceeds may not yield any return on your investment. The Post-Closing Company’s failure to apply these resources effectively could compromise the Post-Closing Company’s ability to pursue the Post-Closing Company’s growth strategy and we might not be able to yield a significant return, if any, on the Post-Closing Company’s investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our cash resources.

The Post-Closing Company will incur significant expenses and administrative burdens as a public company, which may adversely affect our business, prospects, financial condition, and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Exchange Act, Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, as well as the Public Company Accounting Oversight Board and the stock exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we will create new committees for Post-Closing Company’s Board and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify additional material weaknesses or significant deficiencies in the internal control over financial reporting), we may incur additional costs rectifying those issues, and the existence of those issues may adversely affect our reputation or investor perceptions of it.

Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on Post-Closing Company’s Board or as executive officers of the Post-Closing Company. For example, the rules and regulations governing public companies will likely make it more difficult and more expensive for the Post-Closing Company to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for the Post-Closing Company to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. To the extent necessary to supplement our internal personnel with professional advisors, such costs may be significantly increased. These increased costs will require us to divert a significant amount of money that may otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, resulting in further increased costs.

The Post-Closing Company’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information included in this proxy statement/ prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Post-Closing Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, or the future consolidated results of operations or financial position of the Post-Closing Company. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our business and operations could be negatively affected if we become subject to litigation, including any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Furthermore, in the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Post-Closing Company Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Post-Closing Company’s Board’s attention and resources from our business, which may adversely affect our business, financial condition and results of operations. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may also be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.

Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Claims for indemnification by the Post-Closing Company’s directors and officers may reduce the Post-Closing Company’s available funds to satisfy successful third-party claims against the Post-Closing Company and may reduce the amount of money available to the Post-Closing Company.

The Post-Closing Company’s Certificate of Incorporation and bylaws provide that the Post-Closing Company will indemnify the Post-Closing Company’s directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, the Post-Closing Company’s bylaws and the indemnification agreements that the Post-Closing Company entered into with the Post-Closing Company’s directors and officers provide that:

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the Post-Closing Company will indemnify the Post-Closing Company’s directors and officers for serving in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;
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the Post-Closing Company may, in the Post-Closing Company’s discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;
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the Post-Closing Company will be required to advance expenses, as incurred, to the Post-Closing Company’s directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;
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the Post-Closing Company will not be obligated pursuant to the Post-Closing Company’s bylaws to indemnify a person with respect to proceedings initiated by that person against the Post-Closing Company or the Post-Closing Company’s other indemnitees, except with respect to proceedings authorized by the Post-Closing Company’s Board of Directors or brought to enforce a right to indemnification;
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the rights conferred in the Post-Closing Company’s bylaws are not exclusive, and the Post-Closing Company is authorized to enter into indemnification agreements with the Post-Closing Company’s directors, officers, employees and agents and to obtain insurance to indemnify such persons; and
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the Post-Closing Company may not retroactively amend the Post-Closing Company’s bylaws provisions to reduce the Post-Closing Company’s indemnification obligations to directors, officers, employees and agents.

Future resales of common stock may cause the market price of the Post-Closing Company’s securities to drop significantly, even if the Post-Closing Company’s business is doing well.

Sales of a substantial number of shares of Post-Closing Company Common Stock in the public market could occur. Following the Closing, there will be an estimated Post-Closing Company Shares outstanding assuming the No Redemptions Scenario. If the Post-Closing Company’s stockholders sell, or the market perceives that the Post-Closing Company’s stockholders intend to sell, substantial amounts of Post-Closing Company Common Stock in the public market, the market price of the Post-Closing Company’s stock could decline significantly. Following the Business Combination, pursuant to the Registration Rights and Lock-Up Agreement, the holders of Post-Closing Company Shares that are a signatory thereto have agreed not to transfer their respective Post-Closing Company Shares for a period of 180 days following the Closing Date, subject to certain exceptions. See “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Registration Rights and Lock-Up Agreement” for additional information. Additionally, the PIPE Investors will not be restricted from selling any of their shares of the Post-Closing Company’s common stock following the Closing, other than by applicable securities laws.

The PIPE investors, and, once such securities are released from lock-up restrictions, the applicable stockholders will not be restricted from selling shares of the Post-Closing Company Common Stock held by them, other than by applicable securities laws. Sales of a substantial number of shares of the Post-Closing Company’s common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Post-Closing Company’s common stock.

As restrictions on resale end, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the Post-Closing Company’s share price or the market price of the Post-Closing Company’s common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Moreover, following the Closing, the Post-Closing Company will be obligated to file one or more registration statements with the SEC for the registration for resale of certain securities held by the Sponsor and certain of the Post-Closing Company’s significant stockholders. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of the Post-Closing Company’s common stock could decline.

Future issuances of debt securities and equity or equity-linked securities may adversely affect the market price of the Post-Closing Company’s common stock and may be dilutive to existing stockholders.

In the future, the Post-Closing Company may incur debt or issue equity ranking senior to its common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that the Post-Closing Company issues in the future may have rights, preferences and privileges more favorable than those of its common stock. Because the Post-Closing Company’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond the Post-Closing Company’s control, the Post-Closing Company cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of the Post-Closing Company’s common stock and be dilutive to existing stockholders.

There can be no assurance that the Post-Closing Company Common Stock issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing.

Talawar intends to apply to list the Post-Closing Company Common Stock on Nasdaq under the proposed symbol “TLWR” upon the Closing. Pursuant to the terms of the Business Combination Agreement, as a closing condition, JATT and Talawar are each required to use reasonable best efforts to cause the Post-Closing Company Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our Extraordinary General Meeting, we may not have received from Nasdaq confirmation of the listing of the Post-Closing Company Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement; provided, however that such condition is also waived by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived and therefore the Post-Closing Company Common Stock would not be listed on any nationally recognized securities exchange. If such condition is waived, JATT may not recirculate an updated proxy statement/prospectus or solicit a new vote of JATT shareholders prior to proceeding with the Business Combination and the Merger.

The Post-Closing Company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of The Post-Closing Company’s securities.

If the Post-Closing Company fails to satisfy the continued listing requirements of Nasdaq, such as Nasdaq’s requirements with respect to corporate governance or the minimum closing bid price, Nasdaq may take steps to delist the Post-Closing Company’s securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, the Post-Closing Company can provide no assurance that any action taken by the Post-Closing Company to restore compliance with listing requirements would allow the Post-Closing Company’s securities to become listed again, stabilize the market price or improve the liquidity of the Post-Closing Company’s securities, prevent the Post-Closing Company’s securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if the Post-Closing Company’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Markets, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Post-Closing Company’s securities may be more limited than if the Post-Closing Company was quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

There are risks to unaffiliated investors by taking us public through a merger rather than through an underwritten offering.

Unaffiliated investors are subject to certain risks as a result of our going public through a merger rather than through a traditional underwritten initial public offering. Unlike a traditional underwritten initial public offering of our securities, the initial listing of the Post-Closing Company Common Stock as a result of the Business Combination will not benefit from the following:

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the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities; and
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underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing.

The lack of such a process in connection with the listing of the Post-Closing Company’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for the Post-Closing Company’s securities during the period immediately following the listing than in connection with an underwritten initial public offering.

General Risk Factors

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

While we maintain commercial insurance at a level we believe is appropriate against certain risks commonly insured in the industry in which we operate, there is no guarantee that our insurer will cover costs or that we will be able to obtain the desired level of coverage on acceptable terms in the future. Some of the policies we currently maintain include general liability, crime insurance, products liability, workers’ compensation, cyber, directors’ and officers’, employment practices and fiduciary liability insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. Changes in the market conditions and our business operations may necessitate the addition of new insurance policies or change of our existing insurance policies. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our financial position and results of operations.

We also expect that operating as a U.S. public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on Post-Closing Company’s Board or on its committees or as executive officers of the Post-Closing Company. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would negatively affect our business, financial condition and results of operations.

We may become involved in litigation that could divert management’s attention and harm our business, and insurance coverage may not be sufficient to cover all costs and damages.

From time to time we may be subject to litigation claims through the ordinary course of our business operations regarding, but not limited to, securities litigation, employment matters, security of patient and employee personal data, contractual relations with collaborators and licensors and intellectual property rights. We may be exposed to such litigation or investigation even if no wrongdoing occurred. Litigation and investigations are usually expensive and divert management’s attention and resources, which could adversely affect our business and cash resources.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Potential customers may delay or decrease spending as their business and budgets are impacted by economic conditions. The inability of potential customers to pay us for our services may adversely affect our earnings and cash flows.

Further, the ongoing military conflicts, the United States and other countries have led to, and are likely to lead to additional, market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of materials, component manufacturing and deliveries. Disruptions such as military conflicts, sanctions, and other countermeasures between nations, as well as any escalation in tension between nations, may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

Risks Related to JATT

Unless the context otherwise requires, references in this subsection “— Risks Related to JATT” to “we”, “us”, and “our” generally refer to JATT in the present tense or the Post-Closing Company from and after the Business Combination.

The Sponsor, JATT’s directors and officers and their affiliates have interests in the Business Combination and the proposals described in this proxy statement/prospectus that are different from, or in addition to and/or in conflict with, those of the Public Shareholders generally.

When you consider the recommendation of the JATT Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and JATT’s directors and officers have interests in such proposals that are different from, in addition to and/or in conflict with, those of the Public Shareholders generally. These interests include, among other things:

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the fact that the Insiders have agreed not to redeem any JATT Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;
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the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares, which will be converted into 1,350,000 shares (after giving effect to the 225,000 Founder Shares surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option and to the Sponsor Forfeiture) of Post-Closing Company Common Stock upon consummation of the Business Combination and that such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $ million based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of Public Shares and the number of Post-Closing Company Common Stock that the Sponsor will receive upon Closing of the Business Combination, the Sponsor may earn a positive rate of return on their investment even if the Post-Closing Company Common Stock trades below the price initially paid for the Public Shares in the IPO and Public Shareholders experience a negative rate of return following the Closing. Thus, our Sponsor and its affiliates may have more of an economic interest for JATT to, rather than liquidate if JATT fails to complete our initial business combination, enter into an initial business combination on potentially less favorable terms with potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, that would be the case if such parties had paid the full offering price for their Founder Shares;
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the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if JATT fails to complete an initial business combination by April 20, 2028;
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the fact that the Sponsor purchased 300,000 Private Placement Shares for an aggregate purchase price of $3,000,000 ($10.00 per Private Placement Share) and if JATT does not consummate an initial business combination by April 20, 2028, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the Public Shareholders and the Private Placement Shares held by the Sponsor will be worthless. The Private Placement Shares held by the Sponsor had an estimated aggregate market value of approximately $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that, in the aggregate, the Sponsor has approximately $3,025,000 at risk that depends upon the completion of a business combination, and following the consummation of the Business Combination, the aggregate value of the Sponsor’s investment will be $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that JATT Ventures II Ltd is the sole general partner of the Sponsor, and its Chairman and Chief Executive Officer, Dr. Someit Sidhu is a limited partner of the Sponsor. Dr. Someit Sidhu is also the sole member of JATT Ventures II Ltd. Dr. Someit Sidhu has voting and investment discretion with respect to the ordinary shares held of record by JATT Ventures II L.P., and therefore may be deemed to beneficially own the JATT Ordinary Shares owned by Sponsor. For more information about our officers’ and directors’ economic interests in the Transactions, see the section entitled “Beneficial Ownership of Securities”;
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if the Trust Account is liquidated, including in the event JATT is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to JATT if and to the extent any claims by a third-party for services rendered or products sold to JATT, or a prospective target business with which JATT has entered into a written letter of intent, confidentiality or other similar agreement or merger agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;
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the fact that JATT’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination;
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the fact that JATT has certain provisions in its organizational documents that waive the corporate opportunities doctrine on an ongoing basis, JATT’s officers and directors have not been obligated and continue to not be obligated to bring all corporate opportunities to JATT. The potential conflict of interest relating to the waiver of the corporate opportunities doctrine in JATT’s organizational documents did not, to JATT’s knowledge, impact JATT’s search for an acquisition target or prevent JATT from reviewing any opportunities as a result of such waiver;

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the fact that JATT’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on JATT’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Financing. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $    in the aggregate. However, if JATT fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, JATT may not be able to reimburse these expenses if the Transactions or another business combination are not completed within the completion window;
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the fact that, pursuant to the Registration Rights and Lock-Up Agreement, JATT’s officers and directors, the Sponsor and its members and certain other security holders named therein will have customary registration rights, including demand piggy-back rights, subject to cooperation and cut-back provisions with respect to the Post-Closing Company Common Stock held by such parties following the consummation of the Business Combination;
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the fact that Arjun Goyal and Christopher Staral, directors of JATT, are each affiliated with an investment fund participating in the PIPE Financing, pursuant to which the PIPE Investors have agreed to buy Post-Closing Company Common Stock at a purchase price of $10.00 per share. The closing price of the JATT Ordinary Shares on Nasdaq was $    per share on    , the Record Date; and
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the fact that Someit Sidhu, the Chairman and Chief Executive Officer of JATT, a director of Talawar, and an expected director of the Post-Closing Company, is also the Chief Executive Officer and member of the board of Khanda, which is also a principal securityholder of Talawar. Dr. Sidhu recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar. For additional information, please see the section entitled “Certain Relationships and Related Person Transactions—Khanda Agreements.”

As a result of the foregoing interests, the Sponsor and JATT’s directors and officers will benefit from the completion of a business combination, including this proposed Business Combination, and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals.

The financial and personal interests of the Sponsor, as well as JATT’s directors and officers, may have influenced their motivation in identifying and selecting Talawar as a business combination target, completing an initial business combination with Talawar and influencing the operation of the business following the initial business combination. In considering the recommendations of the JATT Board to vote for the Shareholder Proposals, its shareholders should consider these interests.

The Insiders have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination and the Sponsor has agreed to also vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares it may hold in favor of the other Shareholder Proposals, regardless of how our Public Shareholders vote.

As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares. The Insiders also may from time to time purchase Public Shares prior to our initial business combination, including the proposed Business Combination. The Articles of Association provide that, if we seek shareholder approval of an initial business combination, such initial business combination must be approved by ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who, being present in person or by proxy and entitled to vote at an extraordinary general meeting, vote at the extraordinary general meeting, and includes a unanimous written resolution. The Insiders have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination Proposal (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act), regardless of how our Public

Shareholders vote while the Sponsor has agreed to also vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares it may hold, in favor of the other Shareholder Proposals, regardless of how our Public Shareholders vote. Accordingly, the agreement by our Insiders will cause us to receive an ordinary resolution, being the requisite shareholder approval for the Business Combination. As a result, JATT would need Public Shares, or approximately % of the issued and outstanding Public Shares, to be voted in favor of the Business Combination in order to approve the Business Combination Proposal (assuming all outstanding shares are voted). If only the minimum number of shares representing a quorum are voted, JATT would not need any Public Shares to be voted in favor of the Business Combination.

The Business Combination may be unsuccessful and you would have to wait for liquidation in order to redeem your Public Shares.

If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until we complete an alternate initial business combination or if we are unable to complete an initial business combination within the time period provided by the Articles of Association. If you are in need of immediate liquidity, you could attempt to sell your Public Shares in the open market; however, at such time our Public Shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate, or you are able to sell your Public Shares in the open market.

The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates may elect to purchase Public Shares, which may influence a vote on the Business Combination and reduce the public “float” of the Public Shares.

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public information regarding JATT or its securities, JATT’s officers and directors and/or their affiliates may enter into a written plan to purchase JATT’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time at or prior to the Extraordinary General Meeting, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Shareholder Proposals or not redeem their Public Shares. They have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions.

The purpose of any such transactions could be to (i) increase the likelihood of obtaining shareholder approval of the Shareholder Proposals or (ii) increase the amount of cash available to Post-Closing Company following the Business Combination. Any such purchases of our securities may result in the Closing which may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of JATT and Post-Closing Company securities may be reduced and the number of beneficial holders of JATT and Post-Closing Company securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates anticipate that they may identify the securityholders with whom they may pursue privately negotiated transactions by either the securityholders contacting JATT or Talawar directly or by JATT’s receipt of redemption requests submitted by shareholders (in the case of Public Shares) following the mailing of the proxy materials in connection with the Business Combination. The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will select which securityholders to purchase securities from based on the negotiated price and number of securities and any other factors that they may deem relevant, and will be restricted from purchasing securities if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. To the extent that the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates purchase Public Shares in compliance with the requirements of Rule 14e-5 under the Exchange Act, such shares would not be voted in favor of approving the Business Combination and redemptions rights (if any) over such purchased securities would be waived by the aforementioned persons.

The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates were to purchase Public Shares, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

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this proxy statement/prospectus discloses the possibility that the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates may purchase Public Shares outside the redemption process, along with the purpose of such purchases;
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if the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates were to purchase Public Shares from Public Shareholders, they would do so at a price no higher than the redemption price;
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this proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will not be voted in favor of approving the Business Combination;
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the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and
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we will disclose in a Form 8-K, before the Extraordinary General Meeting, the following material items:
o
the amount of securities purchased outside of the redemption offer by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates, along with the purchase price;
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the purpose of the purchases by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates;
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the impact, if any, of the purchases by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates on the likelihood that the Business Combination will be approved;
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the identities of the security holders who sold to the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates; and
o
the number of Public Shares for which JATT has received redemption requests pursuant to its redemption offer.

Entering into any such arrangements may have a depressive effect on the price of the Post-Closing Company Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting. In addition, such transactions would have the effect of increasing the likelihood of satisfaction of the requirements that both the Business Combination Proposal and the Merger Proposal are approved while also causing the public “float” of our Public Shares and the number of beneficial holders of our securities to potentially be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us or in the future performance of the post-Business Combination entity.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team, including with respect to JATT Acquisition Corp, is not a guarantee of success with respect to the Business Combination with

Talawar. You should not rely on the historical record of the performance of our management team or businesses associated with them as indicative of our future performance of an investment in JATT or the Post-Closing Company or the returns we will, or are likely to, generate going forward. There can be no assurance that JATT will successfully complete the Business Combination or that an investment in JATT or the Post-Closing Company will be successful.

JATT cannot assure you that its diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Talawar’s business, including any material omissions or misstatements contained in the registration statement or this proxy statement/prospectus relating to the Business Combination, than an investor in an underwritten initial public offering.

Even though JATT conducted due diligence on Talawar, this diligence may not have surfaced all material issues with Talawar, it may not be possible to uncover all material issues through a customary amount of due diligence, and factors outside of Talawar’s and outside of JATT’s or Post-Closing Company’s control may later arise.

Additionally, the scope of due diligence conducted in conjunction with the Business Combination may be different than would typically be conducted in the event Talawar pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to investors for any material misstatement or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters of the Post-Closing Company Common Stock that will be issued pursuant to the Business Combination and thus no corresponding right of action is available to investors in the Business Combination for any material misstatement or omissions in the Registration Statement or this proxy statement/prospectus. Therefore, as an investor in the Business Combination, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges, as described above, that could have a significant negative effect on Post-Closing Company’s financial condition, results of operations and the share price of Post-Closing Company Common Stock, which could cause you to lose some or all of your investment without certain recourse against any underwriter that may be available in an underwritten public offering.

The fairness opinion received by the JATT Board from Houlihan Capital prior to execution of the Business Combination Agreement does not reflect changes in circumstances subsequent to the date of the opinion, and was based on estimates and assumptions at the date of such opinion.

Houlihan Capital delivered to the JATT Board its written opinion, dated as of June 29, 2026, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations set forth in the opinion, the purchase price payable by JATT pursuant to the Business Combination Agreement is fair, from a financial point of view, to the shareholders of JATT (other than the Sponsor). The opinion speaks only as of the date of such opinion. The opinion does not speak to the time the Transactions will be completed or to any dates other than the date of the opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Talawar, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Talawar. JATT has not obtained, and will not obtain, an updated opinion as of the date of this proxy statement/prospectus from Houlihan Capital.

JATT will not have any right to make damage claims against Talawar for the breach of any representation, warranty or covenant made by Talawar in the Business Combination Agreement.

The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the Closing, except for those covenants that by their terms expressly apply in whole or in part after the Closing and then only with respect to breaches occurring after Closing. As a result, JATT will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by Talawar at the time of the Business Combination.

If third parties bring claims against JATT, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.12 per share, which is the estimated redemption price as of August 20, 2026.

Based upon the amount of cash in the Trust Account as of August 20, 2026, the approximate redemption price is $10.12 per share. The actual redemption price for any lawfully submitted redemption requests will be determined at the time of Closing, and the foregoing is merely an estimate at this time.

JATT’s placing of funds in the Trust Account may not protect those funds from third party claims against JATT. Although JATT seeks to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against JATT’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, JATT’s management will consider whether competitive alternatives are reasonably available to it and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of JATT under the circumstances.

Examples of possible instances where JATT may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with JATT and will not seek recourse against the Trust Account for any reason. Upon redemption of the Public Shares, if we are unable to complete the Business Combination or another initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination or another initial business combination, JATT will be required to provide for payment of claims of creditors that were not waived that may be brought against JATT within the ten (10) years following Redemption. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the $10.00 per Public Share initially held in the Trust Account, due to claims of such creditors. Pursuant to the Letter Agreement which is filed as an exhibit to this registration statement of which this proxy statement/prospectus forms a part, the Sponsor has agreed that it will be liable to JATT if and to the extent any claims by a third party for services rendered or products sold to JATT (except for its independent auditors), or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under JATT’s indemnity obligations to the IPO’s underwriters for certain liabilities, including liabilities under the Securities Act. However, JATT has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and JATT believes that the Sponsor’s only assets are securities of JATT. Therefore, JATT cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination or another initial business combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, JATT may not be able to complete the Business Combination or another initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of JATT’s officers or directors will indemnify it for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

JATT’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of: (i) $10.00 per Public Share; and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case less taxes payable, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, JATT’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While JATT currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce the Sponsor’s indemnification obligations to JATT, it is possible that JATT’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If JATT’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to JATT’s Public Shareholders may be reduced below $10.00 per share.

JATT may not have sufficient funds to satisfy indemnification claims of our directors and officers.

JATT has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, JATT’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by JATT only if: (i) JATT has sufficient funds outside of the Trust Account; or (ii) JATT consummates an initial business combination. JATT’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against JATT’s officers and directors, even though such an action, if successful, might otherwise benefit JATT and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent JATT pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, JATT files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against JATT that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of JATT’s shareholders and the per-share amount that would otherwise be received by JATT’s shareholders in connection with JATT’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the Public Shareholders, JATT files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in JATT’s bankruptcy estate and subject to the claims of third parties with priority over the claims of JATT’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by JATT’s shareholders in connection with our liquidation may be reduced.

If, after JATT distributes the proceeds in the Trust Account to its Public Shareholders, it files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the JATT Board may be viewed as having breached their fiduciary duties to JATT’s creditors, thereby exposing the members of the JATT Board and JATT to claims of punitive damages.

If, after JATT distributes the proceeds in the Trust Account to its Public Shareholders, it files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by JATT’s shareholders. In addition, the JATT Board may be viewed as having breached its fiduciary duty to JATT’s creditors and/or having acted in bad faith, thereby exposing itself and JATT to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination or another initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

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restrictions on the nature of our investments; and
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restrictions on the issuance of securities, each of which may make it difficult for us to complete the Business Combination, or any other initial business combination
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In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;
o
adoption of a specific form of corporate structure; and
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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business is to identify and complete an initial business combination, such as the Business Combination, and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

In 2024, the SEC provided guidance that the determination of whether a SPAC, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities. When applying these factors to JATT and its operations we do not believe that our principal activities will subject us to the Investment Company Act. To this end, JATT was formed for the purpose of completing an initial business combination with one or more businesses, such as the Business Combination with Talawar. Since our inception, our business has been and will continue to be focused on identifying and completing the Business Combination with Talawar, or another initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Articles of Association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the Trust Account to our Public Shareholders as part of our redemption of the Public Shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete the Business Combination or any other initial business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Trust Account. In which case, our investors would not be able to realize the potential benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction. For illustrative purposes, in connection with the liquidation of our Trust Account, and based upon the amount in the Trust Account as of August 20, 2026, our Public Shareholders may receive only approximately $10.12 per Public Share or less in certain circumstances. Further, under the subjective test of an “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the Trust Account were invested in the assets discussed above, there is a risk that we could be deemed an investment company and subject to the Investment Company Act based on the length of time such funds are invested in such assets.

We may not be able to complete the Business Combination, or another initial business combination, as such Business Combination or other initial business combination may be subject to regulatory review and approval requirements, and may be ultimately prohibited.

The Business Combination or another initial business combination may be subject to regulatory review and approval requirements by governmental entities, and ultimately prohibited. For example, the Committee on Foreign Investment in the United States (“CFIUS”) has authority to review certain direct or indirect foreign investments in U.S. businesses. Among other things, CFIUS is empowered to require parties to certain transactions subject to CFIUS jurisdiction to make mandatory filings, to charge filing fees related to CFIUS filings (voluntary or mandatory), and to self-initiate national security reviews of foreign direct and indirect investments in U.S. businesses if the parties to the transaction choose not to file voluntarily. If CFIUS determines an investment presents risks to U.S. national security, CFIUS has the power to require mitigation measures with respect to the transaction or recommend that the President of the United States block the transaction if the parties do not voluntarily abandon it. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any investor information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and its implementing regulations that became effective on February 13, 2020, also reaches investments that do not result in control of a U.S. business by a foreign person but afford foreign investors certain information or governance rights in U.S. businesses that have a qualifying nexus to “critical technologies”, “critical infrastructure” and/or “sensitive personal data” as those terms are defined in the CFIUS regulations.

Our Sponsor is a Cayman limited partnership, and is exclusively “controlled” for CFIUS purposes by Dr. Someit Sidhu, who is a citizen of the United Kingdom. As a result, we are considered a “foreign person” under rules promulgated by CFIUS and may not be able to complete an initial business combination with a U.S. target company because such initial business combination will be subject to CFIUS review and ultimately prohibited. As such, an initial business combination with a U.S. business or a foreign business that is engaged in interstate commerce in the United States (e.g., a foreign business with U.S. subsidiaries) that we may wish to pursue may be subject to CFIUS review. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or recommend that the President of the United States order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment.

If you or a “group” of shareholders are deemed to hold in excess of 15% of the Public Shares, you may lose the ability to redeem all such shares in excess of 15% of our Public Shares.

The Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other Person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares in the aggregate(“Excess Shares”) without our prior written consent, and provided further that any Public Shareholder on whose behalf a redemption right is being exercised must identify itself to JATT in connection with any redemption election in order to validly redeem such Public Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. And as a result, you will continue to hold that number of Public Shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your Public Shares potentially at a loss.

Our Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Public Shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Articles of Association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination by April 20, 2028 or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our Public Shares if we are unable to complete an initial business combination by April 20, 2028, subject to applicable law and as further described herein. In no other circumstances will Public Shareholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares, potentially at a loss.

A Public Shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account may not put such shareholder in a better future economic position.

The price at which a stockholder may be able to sell its shares of Post-Closing Company Common Stock in the future following the Closing (or shares received or retained in connection with any alternative business combination) is not determinable as of the date of this proxy statement/prospectus. Certain events following the consummation of the Business Combination may cause an increase in Post-Closing Company’s stock price and may result in a lower value realized now than a Public Shareholder might realize in the future had the shareholder redeemed their Public Shares. Similarly, if a Public Shareholder does not redeem their Public Shares, the shareholder will bear the risk of ownership of Post-Closing Company Common Stock after the consummation of the Business Combination, and a stockholder may not be able to sell its Post-Closing Company Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Public Shareholder should consult, and rely solely upon, the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

The net cash available to the Post-Closing Company from the PIPE Financing and the Trust Account in respect of each Public Share that is not redeemed will be materially less than the price per share ascribed in the Business Combination Agreement to the Post-Closing Company Common Stock to be issued to Talawar Securityholders.

In recent litigation following the closing of other “deSPAC” transactions, plaintiffs have alleged that it was a material omission for the SPAC not to have disclosed in its proxy statement/prospectus that the “net cash per Public Share” of the SPAC was materially below the price per share ascribed to the combined company’s shares to be issued to the target shareholders in the Business Combination. While such litigation has been brought against Delaware SPACs in Delaware courts (and JATT is a Cayman Islands exempted company, with limited liability), and without acknowledging the relevance of the net cash per share information or the merits of any such claim, Public Shareholders should be aware that the net cash available to the Post-Closing Company from the Trust Account and the PIPE Investment Amount in respect of each Public Share that is not redeemed will be materially less than the price per share ascribed in the Business Combination Agreement to the Post-Closing Company Common Stock to be issued to Talawar Stockholders due to expenses attributable to JATT and Talawar and dilution from the Founder Shares that will remain outstanding upon the Closing.

For illustrative purposes, using an assumed Redemption Price of approximately $10.12 per share, (1) under the No Redemptions Scenario, such amount would be equal to approximately $8.69 per share, which is the quotient of (a) $262.1 million, including (i) approximately $60.7 million in cash from the Trust Account (as of August 20, 2026, assuming no redemptions at $10.12 per share), plus (ii) the PIPE Investment Amount, less (iii) the amount of estimated transaction expenses of $23.6 million, divided by (b) 30,150,000, which is the sum of (i) 6,000,000 (which is the number of Public Shares outstanding assuming no redemptions), plus (ii) 22,500,000 (which is the total number of PIPE Shares), plus (iii) 1,650,000 (which is the number of Sponsor Shares that will remain outstanding upon the Closing), and (2) under the Maximum Redemptions Scenario, such amount would be equal to approximately $8,34 per share, which is the quotient of (a) $201.4 million, including (i) $0 in cash remaining in the Trust Account (after redemptions of $60.7 million under the Maximum Redemptions Scenario at $10.12 per share), plus (ii) the PIPE Investment Amount, less (iii) the amount of estimated transaction expenses of $23.6 million, divided by (b) 24,150,000, which is the sum of (i) 0 (which is the number of Public Shares that remain outstanding assuming the Maximum Redemptions Scenario), plus (ii) 22,500,000 (which is the total number of PIPE Shares), plus (iii) 1,650,000 (which is the number of Sponsor Shares that will remain outstanding upon the Closing). In either case, such “net cash per Public Share” would be less than the price per share ascribed to the Post-Closing Company Common Stock to be issued to Talawar Stockholders in the Business Combination Agreement. This calculation does not take into account that, upon the Closing, Talawar will be part of the Post-Closing Company along with the cash from the Trust Account and PIPE Investment Amount, and all stockholders of the Post-Closing Company — not just the Public Shareholders — will bear the dilutive impact of the transaction expenses, the Founder Shares and the Private Placement Shares.

If a Public Shareholder fails to receive notice of our offer to redeem the Public Shares in connection with the Business Combination, or fails to comply with the procedures for submitting or tendering its Public Shares, such Public Shares may not be redeemed.

Pursuant to the Articles of Association, a Public Shareholder, who is not an Insider, may request to redeem all or a portion of its Public Shares for cash in connection with the Closing. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)
hold Public Shares;
(b)
submit a written request to Continental, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that JATT redeem all or a portion of your Public Shares for cash; and
(c)
deliver your share certificates for Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to p.m., Eastern Time, on , 2026, two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting in order for their Public Shares to be redeemed. Any Public Shareholders who fail to properly elect to redeem their Public Shares and deliver their Public Shares in the manner described above will not be entitled to have her or his shares redeemed. See the section entitled “Extraordinary General Meeting of JATT — Redemption Rights” for the procedures to be followed if you wish to have your Public Shares redeemed for cash.

If we are unable to consummate the Business Combination or another initial business combination by the date required in the Articles of Association, the Public Shareholders may be forced to wait beyond such date before redemption from our Trust Account.

If we are unable to consummate the Business Combination or another initial business combination by the date required in the Articles of Association, the proceeds then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less income taxes payable), will be used to fund the redemption of our Public Shares, as further described herein. Any redemption of Public Shareholders from the Trust Account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the Trust Account and distribute such amount therein, pro rata, to our Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Cayman Act. In that case, investors may be forced to wait beyond the end of the completion window before the redemption proceeds of our Trust Account become available to them, and they receive the return of their pro rata portion of the proceeds from our Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate the Business Combination or another initial business combination prior thereto and only then in cases where investors have properly sought to redeem their Public Shareholders. Only upon our redemption or any liquidation will Public Shareholders be entitled to distributions if we are unable to complete the Business Combination or another initial business combination.

The exercise of JATT’s management’s discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the JATT shareholders’ best interest.

In the period leading up to the Closing, events may occur that may require JATT to agree to amend the Business Combination Agreement, to consent to certain actions taken by Talawar, or to waive rights that JATT is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Talawar’s business, a request by Talawar to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement, or the occurrence of other events that would have a material adverse effect on Talawar’s business. In any of such circumstances, it would be at JATT’s discretion, acting through the JATT Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors may result in a conflict of interest on the part of such director(s) between what he or she or they may believe is best for JATT and JATT’s shareholders and what he or she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, JATT does not believe there will be any changes or waivers that JATT management would be likely to make after shareholder approval has been obtained. While certain changes could be made without further approval of JATT’s shareholders, JATT will circulate a new or amended proxy statement/prospectus and re-solicit its shareholders if changes to the terms of the transaction that would have a material impact on JATT’s shareholders are required prior to the vote on the Business Combination Proposal.

JATT may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on JATT’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting Closing, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect JATT’s and Talawar’s respective businesses, financial condition and results of operation.

JATT’s shareholders may be held liable for claims by third parties against JATT upon redemption of their shares to the extent of distributions received by them.

If JATT is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it were proved that immediately following the date on which the distribution was made, JATT was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by JATT’s shareholders. Furthermore, JATT’s directors may be viewed as having breached their fiduciary duties to JATT or its creditors and/or may have acted in bad faith, thereby exposing themselves and JATT to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. JATT cannot assure you that claims will not be brought against it for these reasons. JATT and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of JATT’s share premium account while it was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

Risks Related to the Adjournment Proposal

If the Adjournment Proposal is presented and not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the JATT Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in circumstances where such adjournment is necessary to permit the Business Combination to be approved.

If, at the Extraordinary General Meeting, the JATT Board determines that it would be in the best interests of JATT to adjourn the Extraordinary General Meeting to give JATT more time to consummate the Business Combination for whatever reason (such as if the Business Combination Proposal is not approved, or if additional time is needed to fulfill other closing conditions), the JATT Board will seek approval to adjourn the Extraordinary General Meeting to a later date or dates. If the Adjournment Proposal is presented and not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the JATT Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes or take other steps to cause the conditions to the Business Combination to be satisfied. In such event, the Business Combination would not be completed.

EXTRAORDINARY GENERAL MEETING OF JATT

Unless the context otherwise requires, references in this section to “we,” “our” and “us” generally refer to JATT prior to the Business Combination.

JATT is furnishing this proxy statement/prospectus to JATT’s shareholders as part of the solicitation of proxies by the JATT Board for use at the Extraordinary General Meeting to be held at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Avenue, New York, New York 10017, and virtually via live webcast at , Eastern Time on , 2026, and at any adjournment or postponement thereof. This proxy statement/prospectus provides JATT’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held at Eastern time, on , 2026 at the offices of Greenberg Traurig, LLP, located at One Vanderbilt Avenue, New York, New York 10017, and virtually via live webcast at .

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, JATT is asking holders of Public Shares to consider and vote upon the following proposals:

•
the Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;
•
the Merger Proposal. A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B; and
•
the Adjournment Proposal (if presented).

The approval by the JATT shareholders of both the Business Combination Proposal and the Merger Proposal is required to consummate the Business Combination. The Adjournment Proposal (if presented) is not conditioned upon the approval of any other proposal.

Recommendation of the JATT Board of Directors

The JATT Board, with the advice and assistance of representatives of Greenberg Traurig, LLP (“GT”) and its other advisors, evaluated the terms of the Business Combination Agreement and the transactions contemplated thereby.

After careful consideration, the JATT Board unanimously determined, except our Chairman and Chief Executive Officer, who is affiliated with Talawar, and therefore recused himself from the vote, that the Business Combination is fair, advisable, and in the best interests of JATT and its shareholders, and approved and adopted the Business Combination Agreement, each ancillary agreement, the Business Combination and the other agreements and transactions contemplated thereby. The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law.

The JATT Board has determined that each of the Shareholder Proposals are in the best interests of JATT and its shareholders and unanimously recommends, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar (as further described in this proxy statement/prospectus), that you vote or give instruction to vote “FOR” each of those proposals.

For a more complete description of the JATT Board’s reasons for the approval of the Business Combination and the recommendation of the JATT Board, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The JATT Board’s Reasons for the Approval of the Business Combination.”

Record Date; Who is Entitled to Vote

JATT shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned JATT Ordinary Shares at the close of business on , 2026, which is the “Record Date” for the Extraordinary General Meeting. Shareholders will have one vote for each JATT Ordinary Share owned at the close of business on the Record Date on each Shareholder Proposal on which such JATT Ordinary Share is entitled to vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the Record Date, there were JATT Ordinary Shares issued and outstanding, of which were issued and outstanding Public Shares.

The Insiders have agreed to, among other things, vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination Proposal (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act). As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. JATT believes all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Proxies relating to “street name” shares that are returned to JATT but marked by brokers as “not voted” are not considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

Quorum and Vote of JATT Shareholders

A quorum of JATT shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if the holders of one-third of the issued and outstanding shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy (which would include presence at the Extraordinary General Meeting). Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

The Insiders have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination Proposal (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act). The Sponsor has agreed to also vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, it may hold in favor of the other Shareholder Proposals. As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares. The approval of the Business Combination Proposal requires an ordinary resolution under the Cayman Act, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. As a result, JATT would need only Public Shares, or approximately % of the issued and outstanding Public Shares to be voted in favor of the Business Combination in order to approve the Business Combination Proposal (assuming all outstanding JATT Ordinary Shares are voted). The Business Combination was not structured to require the approval of at least a majority of JATT’s unaffiliated shareholders because such a vote is not required under Cayman Islands law.

The approval of the Merger Proposal requires a special resolution, being the affirmative vote of holders of at least 66 2⁄3% of the JATT Ordinary Shares, who being present in person or by proxy and entitled to vote at an Extraordinary

General Meeting, vote at the Extraordinary General Meeting. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. As a result, JATT would need only Public Shares, or approximately % of the issued and outstanding Public Shares, to be voted in favor of the Merger Proposal (assuming all outstanding JATT Ordinary Shares are voted).

The approval of the Adjournment Proposal (if presented) requires an ordinary resolution, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares, who, being present in person or by proxy and entitled to vote at an Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. As of the Record Date, the Sponsor beneficially owned approximately % of the issued and outstanding JATT Ordinary Shares. As a result, JATT would need only Public Shares or approximately % of the issued and outstanding Public Shares to be voted in favor of the Adjournment Proposal in order to approve the Adjournment Proposal (assuming all outstanding JATT Ordinary Shares are voted).

Voting Your Shares at the Extraordinary General Meeting

Each JATT Ordinary Share that you own in your name entitles you to one vote on each Shareholder Proposal on which such JATT Ordinary Share is entitled to vote. Your proxy card shows the number of JATT Ordinary Shares that you own.

If you are a record owner there are three ways to vote your JATT Ordinary Shares at the Extraordinary General Meeting:

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Extraordinary General Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Extraordinary General Meeting so that your shares will be voted if you are unable to attend the Extraordinary General Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by p.m., Eastern Time, on .

Voting in Person. If you attend the Extraordinary General Meeting and plan to vote in person, you will be provided with a ballot at the Extraordinary General Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Extraordinary General Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, you will need to bring to the Extraordinary General Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares.

Voting Electronically. You may attend, vote and examine the list of shareholders entitled to vote at the Extraordinary General Meeting by visiting and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on .

Revoking Your Proxy

If you are a JATT shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•
sending another proxy card with a later date; or
•
notifying our proxy solicitor, in writing before the Extraordinary General Meeting that you have revoked your proxy; or
•
attending the Extraordinary General Meeting in person or virtually, revoking your proxy, and voting as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions about Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your JATT Ordinary Shares, you may call , our proxy solicitor, by calling , or banks and brokers can call collect at , or by emailing .

Redemption Rights

Pursuant to the Articles of Association, a Public Shareholder, who is not an Insider, may request to redeem all or a portion of its Public Shares for cash in connection with the Business Combination. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)
hold Public Shares;
(b)
submit a written request to Continental, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that JATT redeem all or a portion of your Public Shares for cash; and
(c)
deliver the certificates for your Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to p.m., Eastern Time, on , 2026, two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting in order for their Public Shares to be redeemed.

Public Shareholders may elect to redeem all or a portion of the Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal, and regardless of whether they hold Public Shares on the Record Date. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption rights to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to Continental, JATT will redeem such Public Shares for the Redemption Price, a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two (2) business days prior to the consummation of the Business Combination. For illustrative purposes, as of August 20, 2026, this would have amounted to approximately $10.12 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares.

If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. Continental will typically charge the tendering broker $100, and it would be up to the broker to decide whether to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their Public Shares.

Any request for redemption, once made, may be requested to be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with JATT’s consent, until the Redemption. However, no withdrawal will be permitted unless the JATT Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). Furthermore, if a holder of Public Shares delivers its share certificates (if any) along with the redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that JATT permit the withdrawal of the redemption request and instruct Continental to return the certificate (physically or electronically). The holder can make such request by contacting Continental at the address or email address listed in this proxy statement/prospectus.

Any corrected or changed written exercise of redemption rights must be received by Continental prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Continental at least two (2) business days prior to the initially scheduled date of the Extraordinary General Meeting.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, will be restricted from redeeming its Excess Shares without JATT's prior written consent and provided further that any Public Shareholder on whose behalf a redemption right is being exercised must identify itself to JATT in connection with any redemption election in order to validly redeem such Public Shares. Accordingly, if a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, seeks to redeem Excess Shares, then any such Excess Shares would not be redeemed for cash without JATT's prior written consent and compliance with the Existing Governing Documents.

The Sponsor and the Insiders have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, held by them. None of the Sponsor nor Insiders received separate consideration for their waiver of redemption rights. The Founder Shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

The closing price of JATT Ordinary Shares on , 2026, the Record Date, was $ . As of the Record Date, funds in the Trust Account totaled $ and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, or approximately $ per issued and outstanding Public Share.

Prior to exercising redemption rights, Public Shareholders should verify the market price of the Public Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. JATT cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Public Shares.

Appraisal Rights

The Cayman Act prescribes when shareholder appraisal rights are available and sets limitations on such rights. JATT shareholders will have appraisal rights and dissenter’s rights under Section 238 and 239 of the Cayman Act. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the Public Shareholders are still entitled to exercise the rights of redemption as set out herein, and the JATT Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represent the fair value of those shares.

Section 238. (1) of the Cayman Act provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

Section 239. (1) of the Cayman Act provides that no rights under section 238 of the Cayman Act shall be available in respect of the shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Cayman Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Cayman Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).

JATT Shareholders who are considering exercising dissenter’s rights are advised to consult appropriate legal counsel.

Proxy Solicitation

JATT is soliciting proxies on behalf of the JATT Board. This solicitation is being made by mail but also may be made by telephone or in person. JATT and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. JATT will file with the SEC all scripts and other electronic communications as proxy soliciting materials. JATT will bear the cost of the solicitation.

JATT has engaged to assist in the solicitation process and will pay a fee of $ , plus disbursements.

JATT will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. JATT will reimburse them for their reasonable expenses.

JATT Shareholders

As of the Record Date, there were JATT Ordinary Shares issued and outstanding, which consist of the Founder Shares, Private Placement Shares and the Public Shares.

Potential Purchases of Public Shares

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public information regarding JATT or its securities, JATT’s officers and directors and/or their affiliates may enter into a written plan to purchase JATT’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time at or prior to the Extraordinary General Meeting, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Shareholder Proposals or not redeem their Public Shares. They have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the Shareholder Proposals or (2) increase the amount of cash available to Post-Closing Company following the Business Combination. Any such purchases of our securities may result in the Closing which may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of JATT and Post-Closing Company securities may be reduced and the number of beneficial holders of JATT and Post-Closing Company securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates anticipate that they may identify the securityholders with whom they may pursue privately negotiated transactions by either the securityholders contacting JATT or Talawar directly or by JATT’s receipt of redemption requests submitted by securityholders (in the case of Public Shares) following the mailing of the proxy materials in connection with the Business Combination. The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will select which securityholders to purchase securities from based on the negotiated price and number of securities and any other factors that they may deem relevant, and will be restricted from purchasing securities if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. To the extent that the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates purchase Public Shares in compliance with the requirements of Rule

14e-5 under the Exchange Act, such shares would not be voted in favor of approving the Business Combination and redemptions rights (if any) over such purchased securities would be waived by the aforementioned persons.

The Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates were to purchase Public Shares, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•
this proxy statement/prospectus discloses the possibility that the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates may purchase Public Shares from Public Shareholders outside the redemption process, along with the purpose of such purchases;
•
if the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates were to purchase Public Shares from Public Shareholders, they would do so at a price no higher than the Redemption Price;
•
this proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will not be voted in favor of approving the Business Combination;
•
the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates will not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and
•
we will disclose in a Form 8-K, before the Extraordinary General Meeting, the following material items:
o
the amount of securities purchased outside of the redemption offer by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates, along with the purchase price;
o
the purpose of the purchases by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates;
o
the impact, if any, of the purchases by the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates on the likelihood that the Business Combination will be approved;
o
the identities of the security holders who sold to the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor, JATT’s or Talawar’s directors, officers, advisors and their affiliates; and
o
the number of Public Shares for which JATT has received redemption requests pursuant to its redemption offer.

PROPOSAL NO. 1 — the BUSINESS COMBINATION PROPOSAL

Business Combination Agreement

This section of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination. All shareholders of JATT are urged to read the Business Combination Agreement carefully and in its entirety.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement and/or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality that may be different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about JATT, Talawar or any other matter.

Structure of the Business Combination

On June 29, 2026 (the “Signing Date”), JATT entered into the Business Combination Agreement with Merger Sub, Talawar’s only subsidiary and which was formed for the sole purpose of consummating the Merger, and Talawar. Pursuant to the Business Combination Agreement, subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the merger as a wholly-owned subsidiary of Talawar and the parties shall consummate the Transactions.

Business Combination Treatment of Talawar Shares

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement:

(a)
immediately prior to the Stock Split, all outstanding Talawar Convertible Instruments will be converted into Talawar Common Shares, pursuant to their respective terms, and all outstanding shares of Talawar Preferred Stock, will be automatically converted into Talawar Common Shares in accordance with the terms of Talawar’s certificate of incorporation and bylaws, as in effect immediately prior to the Effective Time;
(b)
immediately prior to the Effective Time, Talawar will effect the Stock Split pursuant to which each Talawar Common Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of shares of Post-Closing Company Common Stock determined by multiplying each such Talawar Common Share by the Exchange Ratio; and
(c)
immediately prior to the Effective Time, each outstanding and unexercised Talawar Option will be converted into an Exchanged Option.

The “Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration by (b) the number of Fully-Diluted Shares. The “Transaction Share Consideration” means an aggregate number of Post-Closing Company Common Stock equal to (i) $120,000,000 divided by (ii) $10.00. Fully-Diluted Shares means an amount equal to, without duplication (a) the aggregate number of Talawar Common Shares and any other shares of capital stock of Talawar that are issued and outstanding as of immediately prior to the Effective Time, calculated on a fully-diluted basis (with any Talawar Preferred Shares deemed included on an as-converted to Talawar Common Shares basis), including (x) the Talawar Common Shares issuable upon the exercise of Talawar Options solely to the extent exercised prior to Closing and (y) any Talawar Common Shares and any other shares of capital stock of Talawar underlying the Equity Securities issued in connection with any fundraising transactions from and after the date of the Business Combination Agreement (excluding the PIPE Financing, as defined below) for aggregate net proceeds of up to $30,000,000, plus (b) the aggregate number of Talawar Shares issuable upon the full conversion of any Talawar Convertible Instruments that are outstanding as of immediately prior to the Effective Time. “Fully-Diluted Shares” shall not include Talawar Common Shares issuable upon the exercise of Exchanged Options or Talawar Common Shares issued pursuant to the Talawar Equity Plan.

Representations and Warranties

The Business Combination Agreement contains representations and warranties by JATT and Talawar. Unless otherwise specified, such representations and warranties are made as of the Signing Date and as of the Closing, are subject to customary qualifications for materiality and material adverse effect, and (where expressly indicated) to knowledge qualifiers. Talawar’s representations and warranties are qualified by, and subject to the disclosures set forth in, the Talawar disclosure schedules. The representations and warranties of JATT are qualified by the information set forth in JATT’s public filings filed or submitted to the SEC on or prior to the Signing Date (subject to certain exceptions contemplated by the Business Combination Agreement).

Representations and Warranties of Talawar

The Business Combination Agreement contains representations and warranties of Talawar relating to, among other things:

•
organization, good standing, authority and enforceability;
•
capitalization;
•
no dissolution, winding up, bankruptcy or insolvency proceedings;
•
corporate books and registers;
•
absence of violations, conflicts, defaults, or required consents, filings or notifications arising from the execution or performance of the Business Combination Agreement;
•
unaudited financial statements, absence of undisclosed liabilities, and absence of a Talawar Material Adverse Effect (as described below) since April 1, 2026;
•
absence of certain specified changes or developments since April 1, 2026;
•
real property (owned and leased);
•
tax matters;
•
material contracts (including enforceability and absence of breaches);
•
intellectual property (including ownership, no infringement of third-party intellectual property, non-infringement of Talawar’s intellectual property by third parties, and compliance with open source software requirements);
•
data security, data privacy and cybersecurity;
•
accuracy of information supplied for inclusion in the Registration Statement / Proxy Statement;
•
litigation;
•
brokerage and finder's fees;

•
labor matters and compliance with employment laws;
•
employee benefit plans and ERISA compliance;
•
insurance;
•
compliance with applicable laws and permits;
•
title to and sufficiency of assets;
•
anti-corruption law compliance (including FCPA and equivalent laws);
•
anti-money laundering law compliance;
•
affiliate transactions;
•
environmental matters; and
•
healthcare law compliance (including compliance with applicable FDA regulations and other healthcare laws to the extent applicable to Talawar's business and product candidates).

Representations and Warranties of JATT and Merger Sub

The Business Combination Agreement contains representations and warranties by JATT relating to, among other things:

•
organization, good standing, authority and enforceability;
•
capitalization (including the 7,800,000 JATT Ordinary Shares outstanding as of the date of the Business Combination Agreement);
•
brokerage and finder's fees;
•
the Trust Account (including that the Trust Account contained at least $60,000,000 in cash as of the date of the Business Combination Agreement, and the terms of the Trust Agreement);
•
JATT SEC documents and financial statements (including the accuracy and completeness of all reports, schedules, forms, statements and other documents filed with or furnished to the SEC by JATT prior to the date of the Business Combination Agreement);
•
accuracy of information supplied for inclusion in the Registration Statement / Proxy Statement;
•
litigation;
•
listing on Nasdaq and compliance with applicable Nasdaq Rules;
•
compliance with applicable laws and regulations (including the Investment Company Act of 1940, as amended);
•
absence of violations, conflicts, defaults, or required consents arising from the execution or performance of the Business Combination Agreement;
•
business activities (JATT has not conducted any business other than in connection with its IPO and identifying and evaluating potential business combination targets);
•
JATT material contracts;
•
undisclosed liabilities;

•
employees and benefit plans;
•
tax matters;
•
anti-corruption law compliance;
•
affiliate transactions; and
•
anti-money laundering law compliance.

Talawar Material Adverse Effect

Under the Business Combination Agreement, certain of the representations and warranties of Talawar are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a "Talawar Material Adverse Effect" means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of Talawar, or (b) the ability of Talawar to consummate the Merger in accordance with the terms of the Business Combination Agreement; provided, however, that none of the following will be taken into account in determining whether a Talawar Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement from or related to:

•
general business or economic conditions in or affecting the United States, or the global economy generally;
•
any national or international political or social conditions in the United States or any other country, including hostilities, military or terrorist attacks, sabotage or cyberterrorism;
•
changes in conditions of the financial, banking, capital or securities markets generally, including changes in interest rates or exchange rates;
•
changes in any applicable laws or the interpretation or enforcement thereof by any Governmental Entity;
•
any change, event, effect or occurrence that is generally applicable to the industries or markets in which Talawar operates;
•
the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the Transactions (provided, that this will not apply to any representation or warranty that specifically addresses the consequences of the execution or announcement of the Business Combination Agreement or to any condition to closing that relates to such representation or warranty);
•
any failure by Talawar to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances giving rise to such failure may be taken into account to the extent not otherwise excluded by this definition);
•
any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, acts of God, epidemics, pandemics, quarantines or similar events;
•
any actions taken or omitted to be taken by Talawar at the written request or with the written consent of JATT;
•
any changes in GAAP or other applicable accounting standards or the interpretation thereof;
•
any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners of Talawar resulting from the public announcement or pendency of the Transactions;

•
any litigation arising from or relating to the Business Combination Agreement or the Transactions;
•
any determination by, or delay of a determination by, the FDA or any other Governmental Entity, or any panel, or advisory body empowered or appointed thereby, with respect to any applications, approvals or clearances relating to Talawar’s or its competitors’ or potential competitors’ product candidates, products, or programs;
•
any results, outcomes, data, indications, adverse events, side effects or safety observations arising from any preclinical or clinical trials or testing, including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, with respect to Talawar’s or its competitors’ product candidates, products or program;
•
the results of any preclinical or clinical testing being conducted by or on behalf of any actual competitor of Talawar or any announcements thereof; or
•
any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing effects, changes, events, facts, circumstances or occurrences relating to or affecting any product candidate of the Talawar or any product or product candidate competitive with or related to any product candidate of Talawar;

provided, however, that any change, event, effect or occurrence resulting from a matter described in bullets one through five or bullets eight through twelve above may be taken into account in determining whether a Talawar Material Adverse Effect has occurred if and to the extent that such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on Talawar, taken as a whole, relative to other participants in the industries or markets in which Talawar operates.

JATT Material Adverse Effect

Certain of the representations and warranties of JATT are qualified in whole or in part by a material adverse effect standard on the ability of JATT to consummate the Business Combination for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a "JATT Material Adverse Effect" means any change, event, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of JATT, or (b) the ability of JATT to consummate the Merger in accordance with the terms of the Business Combination Agreement; provided, however, that, in the case of clause (a) above, none of the following will be taken into account in determining whether a JATT Material Adverse Effect has occurred: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement from or related to:

•
general business or economic conditions in or affecting the United States, or the global economy generally;
•
any national or international political or social conditions in the United States or any other country, including hostilities, military or terrorist attacks, sabotage or cyberterrorism;
•
changes in conditions of the financial, banking, capital or securities markets generally;
•
changes in any applicable laws;
•
the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the Transactions (provided, that this will not apply to any representation or warranty that specifically addresses the consequences of such execution, announcement or pendency, or to any condition to closing that relates to such representation or warranty);
•
the extent to which JATT Ordinary Shares are redeemed pursuant to the JATT Shareholder Redemption Right; or
•
the failure to obtain the JATT Shareholder Approval;

provided, however, that any change, event, effect or occurrence resulting from a matter described in bullets one through four above may be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur to the extent that such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on JATT relative to other similarly situated special purpose acquisition companies.

Survival of Representations and Warranties

Except in the case of a fraud claim against a person, none of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Effective Time (and no claim in respect thereof may be brought against any Party or any Non-Party Affiliate), except for those covenants and agreements contained therein that by their terms expressly apply in whole or in part at or after the Closing.

Covenants and Agreements

The Business Combination Agreement contains various covenants and agreements of the parties with respect to the conduct of their respective businesses and certain other matters prior to and following the Closing. The following is a summary of certain of the material covenants and agreements.

Conduct of Business of Talawar Prior to Closing

From the date of the Business Combination Agreement until the earlier of the Closing Date or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), Talawar has agreed to, subject to certain exceptions set forth in the Business Combination Agreement and the Company Disclosure Schedules: (i) conduct its business in the ordinary course of business in all material respects; and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization, assets, properties and material business relationships.

Talawar has further agreed that, except as contemplated by the Business Combination Agreement or the Company Disclosure Schedules, or as consented to in writing by JATT (such consent not to be unreasonably withheld, conditioned or delayed), it will not during the Interim Period, among other things:

•
amend its Articles of Association in any manner that would be adverse to JATT, except as otherwise required by applicable law;
•
change any of its accounting methods, principles or practices, except as required by GAAP or applicable law;
•
issue, sell, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of any shares of capital stock or other equity interests of Talawar or any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares or other equity interests, except for (i) any Company Interim Financing in an aggregate amount not to exceed $30,000,000 in net proceeds, and (ii) new Talawar Option grants to new hires or consultants in the ordinary course of business consistent with past practice (subject to applicable limitations in the Business Combination Agreement);
•
declare, make or pay any dividend, other distribution, or return of Talawar's capital stock to any Talawar Stockholder;
•
incur, assume, guarantee or otherwise become liable for any Indebtedness, except for (i) any Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time incurred in the ordinary course of business, (ii) additional Indebtedness under existing credit facilities or lines of credit and (iii) capital leases entered into in the ordinary course of business; make any advances or capital contributions to, or investments in, any person, other than Talawar or in the ordinary course of business; or amend or modify in any material respect any Indebtedness;

•
make or commit to make any capital expenditures, except for capital expenditures that do not in the aggregate exceed $5,000,000;
•
enter into, materially amend, or terminate (other than an expiration in accordance with its terms), or waive compliance with any material term of any Material Contract, or enter into any contract that would constitute a Material Contract if it were in effect as of the date of the Business Combination Agreement, in each case outside the ordinary course of business and, in the case of any such amendment, termination, or waiver, only to the extent it would materially and adversely impact Talawar;
•
acquire the business, properties or assets, including equity interests, of any person (other than inventory and other assets acquired in the ordinary course of business), in each case for consideration not to exceed $250,000 in the aggregate, payable only in cash;
•
take any action, or knowingly fail to take any action, that is reasonably likely to prevent or impede the Intended Tax Treatment; or
•
agree or commit to do any of the foregoing.

Conduct of Business of JATT Prior to Closing

During the Interim Period, JATT has agreed, subject to certain exceptions and required consents, not to, among other things:

•
amend its Governing Documents in any manner that would be adverse to Talawar, except as otherwise required by law;
•
change any of its accounting methods, principles or practices, except as required by applicable accounting standards or applicable law;
•
issue, sell, pledge, mortgage, charge, transfer or otherwise dispose of, or agree to issue, sell, pledge, mortgage, charge, transfer or otherwise dispose of, any JATT Ordinary Shares or other equity interests or any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating JATT to issue, deliver or sell any JATT Ordinary Shares or other equity interests, or redeem, repurchase or otherwise acquire any JATT Ordinary Shares;
•
declare, make or pay any dividend or other distribution in respect of any JATT Ordinary Shares (other than dividends or distributions from the Trust Account required in connection with the JATT Shareholder Redemption);
•
incur, assume, guarantee or otherwise become liable for any Indebtedness, except for (i) any borrowings under existing credit facilities or working capital loan facilities in accordance with their terms, (ii) capital leases entered into in the ordinary course of business and (iii) working capital loans;
•
fail to maintain its existence, or, without prior notice to Talawar, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including equity interests, of any person;
•
amend the Trust Agreement;
•
take any action, or knowingly fail to take any action, that is reasonably likely to prevent or impede the Intended Tax Treatment; or
•
agree or commit to do any of the foregoing.

Covenants of Talawar

Pursuant to the Business Combination Agreement, Talawar has agreed, among other things, to:

•
during the Interim Period, and subject to specified exceptions, give JATT and its Representatives reasonable access during normal business hours to all of Talawar's properties and records, furnish JATT and its Representatives with such financial, operating and other data and information as may be reasonably requested, and instruct the Representatives of Talawar to cooperate with JATT and its Representatives in their review of Talawar; and
•
as soon as reasonably practicable following the date of the Business Combination Agreement, deliver to JATT specified financial statements, and any other audited or unaudited financial statements of Talawar that are required by applicable law to be included in this proxy statement/prospectus, in each case as required by the Business Combination Agreement.

Covenants of JATT

Pursuant to the Business Combination Agreement, JATT has agreed, among other things, to:

•
in the Interim Period, and use its reasonable best efforts prior to the Closing to maintain the listing of the JATT Ordinary Shares on Nasdaq;
•
in the Interim Period, and subject to specified exceptions, JATT shall provide, or cause to be provided, to Talawar and its Representatives during normal business hours reasonable access to the directors, officers, books and records of JATT (in a manner so as to not interfere with the normal business operations of JATT);
•
upon satisfaction or waiver of the conditions to Closing set forth in the Business Combination Agreement and provision of notice thereof to the Trustee, at the Closing, JATT will cause any documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be delivered and (i) will take all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts payable to the Public Shareholders pursuant to the JATT Shareholder Redemption Right, (B) pay the amounts due to the underwriters of the IPO for their deferred underwriting commissions as set forth in the Trust Agreement, and (C) pay all remaining amounts then available in the Trust Account to JATT in accordance with the Trust Agreement, and (ii) thereafter, the Trust Account will terminate, except as otherwise provided therein; and
•
upon the Closing, the Post-Closing Company Board will approve and adopt the 2026 Plan, that, once adopted, will provide for grants of equity and equity-based awards to eligible service providers of the Post-Closing Company. The 2026 Plan will have an initial share reserve equal to 12% of the Post-Closing Company Shares issued and outstanding on a fully diluted basis immediately following the Effective Time, and will include an "evergreen" provision pursuant to which, on the first day of each calendar year, the share reserve automatically increases by 5% of the aggregate number of Post-Closing Company Shares outstanding as of the end of the immediately preceding calendar year, or such lesser amount as may be determined by the Post-Closing Company Board.

Joint Covenants of Talawar and JATT

In addition, during the Interim Period:

•
each of JATT and Talawar will not, and will cause certain representatives not to, directly or indirectly, (a) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal or JATT Acquisition Proposal, as applicable, (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal or JATT Acquisition Proposal, as applicable, (c) enter into any contract or other arrangement or understanding regarding a Company

Acquisition Proposal or JATT Acquisition Proposal, as applicable, (d) prepare or take any steps in connection with a public offering of any Equity Securities of Talawar or JATT (or any affiliate or successor of either) (other than in connection with the PIPE Financing or the transactions contemplated by the Business Combination Agreement or the PIPE Subscription Agreements), or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing;
•
each of JATT and Talawar will use its reasonable best efforts to satisfy or cause to be satisfied the conditions of the closing obligations contained in any PIPE Subscription Agreements and consummate the PIPE Financing contemplated thereby, including using its reasonable best efforts to enforce its rights, as applicable, under such PIPE Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Talawar the applicable purchase price under such PIPE Subscription Agreement in accordance with its terms. Unless otherwise approved in writing by each of JATT and Talawar, neither JATT nor Talawar will, following execution of any PIPE Subscription Agreement, amend, modify, supplement, waive or terminate, or agree or consent to amend, modify, supplement, waive or terminate (such approval not to be unreasonably withheld, conditioned or delayed), any provision or remedy under, or any replacement of, such PIPE Subscription Agreement, other than any assignment or transfer contemplated in or expressly permitted by such PIPE Subscription Agreement;
•
each of JATT and Talawar will use reasonable best effort to (1) cause the Merger to qualify for the Intended Tax Treatment and (2) cooperate on Tax Returns and any audit or tax proceeding;
•
JATT and Talawar will give prompt notice to the other party if such party receives any communication from a Government Entity with respect to the consummation of the transactions contemplated by the Business Combination Agreement or the Ancillary Documents;
•
subject to the terms and conditions of the Business Combination Agreement, each of Talawar and JATT will use its reasonable best efforts, and will cooperate fully with the other parties to the Business Combination Agreement, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by the Business Combination Agreement (including the receipt of all applicable Consents of Governmental Entities) and to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by the Business Combination Agreement, and, in the event any Governmental Entity opens or threatens to open an investigation or inquiry into the transactions under any antitrust Laws, to the extent legally permissible, using commercially reasonable efforts to cooperate in good faith with each other and with such Governmental Entity in connection with such investigation or inquiry;
•
JATT and Talawar shall give each Party’s counsel a reasonable opportunity to review in advance and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by the Business Combination Agreement or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel;
•
Neither JATT, Talawar nor any of their respective representatives shall issue any press releases or make any public announcements with respect to the Business Combination Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, Talawar and JATT or, after the Closing, the Post-Closing Company; provided, however, that each Party, the Sponsor and their respective representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with Talawar, if the disclosing Person is JATT or the Sponsor, or JATT, if the disclosing party is Talawar or any of its Representatives, and give Talawar or JATT, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with the Post-Closing Company and give the Post-Closing Company the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby;
•
JATT and Talawar shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to the Business Combination Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of JATT, or any of its respective Representatives (in their capacity as a representative of JATT) or, in the case of Talawar or any of its Representatives (in their capacity as a representative of Talawar). JATT and Talawar shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, neither JATT nor Talawar shall settle any Transaction Litigation without the consent of Talawar or JATT, as applicable;
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as promptly as practicable after the date of the Business Combination Agreement and receipt by JATT of the PCAOB Financials and any other audited or unaudited financial statements of Talawar that are required by applicable law to be included in this proxy statement/prospectus, (x) Talawar and JATT will jointly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either party) and the Post-Closing Company will file with the SEC a proxy statement/prospectus, which will include a proxy statement to be filed with the SEC and sent to the Pre-Closing JATT Holders relating to the JATT Shareholders Meeting, and (y) the Post-Closing Company will prepare (with JATT's and its Representatives' reasonable cooperation) and file with the SEC a proxy statement/prospectus in connection with the registration under the Securities Act of the Post-Closing Company Shares issuable in connection with the Merger;
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each of Talawar and JATT will use its reasonable best efforts to cause this proxy statement/prospectus to comply with the rules and regulations promulgated by the SEC, to have the proxy statement/prospectus declared effective under the Securities Act as promptly as practicable after such filing and to keep the proxy statement/prospectus effective as long as is necessary to consummate the transactions contemplated by the Business Combination Agreement;
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each of Talawar and JATT agrees that for a period of six (6) years from the Closing Date, the Post-Closing Company will maintain in effect the exculpation, indemnification and advancement of expenses provisions in favor of any JATT D&O Persons and Company D&O Persons as provided in JATT's and Talawar's respective governing documents as in effect immediately prior to the Closing Date, or in any indemnification agreements of JATT or Talawar with any such persons as in effect immediately prior to the Closing Date, and the Post-Closing Company will not amend, repeal or otherwise modify any such provisions in any manner that would materially and adversely affect the rights thereunder of any such JATT D&O Person or Company D&O Person; provided, however, that all rights to indemnification or advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period will continue until the disposition of such Proceeding or resolution of such claim. In addition, subject to certain limitations JATT and Talawar will each purchase, at or prior to the Closing, and the Post-Closing Company will maintain, or cause to be maintained, for six (6) years following the Closing without lapse in coverage, a “tail” directors’ and officers’ liability insurance policy covering the JATT D&O Persons and Company D&O Persons, respectively, on terms no less favorable in the aggregate than their respective existing policies as of the date of the Business Combination Agreement; and

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Talawar and JATT will take all necessary action so that effective as of the Closing, the Post-Closing Company Board will consist of up to seven (7) individuals, comprised of (i) one (1) director designated by the Sponsor, who shall be Dr. Someit Sidhu, and (ii) up to six (6) other directors designated in writing by Talawar, in each case as further described in the Business Combination Agreement. The composition of the Post-Closing Company Board will satisfy the independence requirements of Nasdaq such that a majority of the members of the Post-Closing Company Board will be independent under the relevant rules and regulations of Nasdaq. The officers of the Post-Closing Company as of immediately following the Effective Time will consist of those officers designated by Talawar.

Closing and Effective Time of the Business Combination

The Closing shall take place electronically by exchange of the closing deliverables as promptly as reasonably practicable, but in no event later than the third (3rd) business day following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions), or at such other place, date and/or time as JATT and Talawar may agree in writing.

Closing Conditions

The consummation of the Business Combination Agreement is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions set forth below. Therefore, unless these conditions are waived (to the extent they can be waived) by the applicable parties to the Business Combination Agreement, the Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions of the Business Combination Agreement.

Conditions to the Obligations of Each Party

The consummation of the Business Combination is conditioned upon the satisfaction or waiver of certain customary closing conditions by each of the parties, including among other things:

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no Order or Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the Transactions (including the Merger) shall be in effect;
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this proxy statement/prospectus shall have become effective under the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect thereto, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
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the Talawar Stockholder Written Consent shall have been obtained;
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the Required JATT Shareholder Approval shall have been obtained;
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the Post-Closing Company’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, the Post-Closing Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Post-Closing Company Shares shall have been conditionally approved for listing on Nasdaq, subject to official notice of issuance; and
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the Business Combination Proposal shall have been approved.

Conditions to the Obligations of Talawar

The obligations of Talawar to consummate and effect the Business Combination are subject to the satisfaction or waiver of each of the following additional conditions at or prior to the Closing, any one (1) or more of which may be waived in writing exclusively by Talawar:

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(i) the JATT Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date); and (ii) the representations and warranties of JATT (other than the JATT Fundamental Representations) contained in the Business Combination Agreement shall be true and correct in all respects as of the Closing Date (except to the extent made as of an earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not constitute or result in a JATT Material Adverse Effect;
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JATT shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by JATT under the Business Combination Agreement at or prior to the Closing;
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the satisfaction of the Minimum Cash Condition;
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since the date of the Business Combination Agreement, no JATT Material Adverse Effect shall have occurred that is continuing; and
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at or prior to the Closing, JATT shall have delivered, or caused to be delivered: (i) a certificate duly executed by an authorized officer of JATT, dated as of the Closing Date, to the effect that certain conditions specified in the Business Combination Agreement are satisfied; and (ii) the Registration Rights and Lock-Up Agreement, duly executed by JATT and the Sponsor.

Conditions to the Obligations of JATT

The obligations of JATT to consummate and effect the Business Combination are subject to the satisfaction or waiver of each of the following additional conditions at or prior to the Closing, any one (1) or more of which may be waived in writing exclusively by JATT:

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(i) the Talawar Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent made as of an earlier date, in which case as of such date); and (ii) the representations and warranties of Talawar set forth in Article III of the Business Combination Agreement (other than the Talawar Fundamental Representations) shall be true and correct in all respects as of the Closing Date (except to the extent made as of an earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not constitute or result in a Talawar Material Adverse Effect;
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Talawar shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Talawar under the Business Combination Agreement at or prior to the Closing;
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since the date of the Business Combination Agreement, no Talawar Material Adverse Effect shall have occurred that is continuing; and
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at or prior to the Closing, Talawar shall have delivered, or caused to be delivered, to JATT: (i) a certificate duly executed by an authorized officer of Talawar, dated as of the Closing Date, to the effect that certain conditions specified in the Business Combination Agreement are satisfied; and (ii) the Registration Rights and Lock-Up Agreement, duly executed by Talawar Stockholders holding 2% or more of Talawar Shares outstanding immediately prior to the Effective Time (excluding shares issued in the PIPE Financing) and by Talawar’s Chief Executive Officer, Marc Schegerin.

Termination; Effectiveness

The Business Combination Agreement may be terminated and the Transactions abandoned at any time prior to the Closing, solely as follows:

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by mutual written consent of JATT and Talawar;
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by JATT, if any of the representations or warranties of Talawar are not true and correct or Talawar has failed to perform or has otherwise breached any of its covenants or agreements such that certain conditions to Closing set forth in the Business Combination Agreement would not be satisfied, and such breach is not cured within the earlier of (i) 30 days after written notice thereof is delivered to Talawar by JATT, and (ii) the Outside Date; provided that JATT is not then in breach of the Business Combination Agreement so as to prevent certain conditions to Closing set forth in the Business Combination Agreement from being satisfied;
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by Talawar, if any of the representations or warranties of JATT are not true and correct or JATT has failed to perform any covenant or agreement on its part such that certain conditions to Closing set forth in the Business Combination Agreement could not be satisfied, and such breach is not cured within the earlier of (i) 30 days after written notice thereof is delivered to JATT by Talawar and (ii) the Outside Date; provided that Talawar is not then in breach of the Business Combination Agreement so as to prevent certain conditions to Closing set forth in the Business Combination Agreement from being satisfied;
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by either JATT or Talawar, if the Transactions have not been consummated on or prior to the Outside Date; provided that (i) the right to terminate on this basis shall not be available to JATT if JATT’s breach of any covenant or obligation under the Business Combination Agreement shall have proximately caused the failure to consummate the Transactions on or before the Outside Date, and (ii) the right to terminate on this basis shall not be available to Talawar if Talawar’s breach of any covenant or obligation under the Business Combination Agreement shall have proximately caused such failure. The Outside Date may be automatically extended in the event of a Financial Statement Delivery Failure that is cured within the 30-day cure period under the Business Combination Agreement, in which case the Outside Date shall be extended by the number of days from the Financial Statement Delivery Deadline until the cure date;
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by either JATT or Talawar, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions (including the Merger) and such Order or other action shall have become final and non-appealable;
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by either JATT or Talawar, if the Extraordinary General Meeting has been held (including any adjournment or postponement thereof), has concluded, JATT’s shareholders have duly voted, and the Required JATT Shareholder Approval was not obtained;
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by JATT, if Talawar has not delivered, or caused to be delivered, to JATT the written consents of Talawar Stockholders sufficient to constitute the Talawar Stockholder Written Consent on or prior to two (2) business days following the date on which the Registration Statement is declared effective by the SEC; or
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by JATT, if Talawar has not delivered the PCAOB Financials on or prior to the Financial Statement Delivery Deadline (as described in the Business Combination Agreement) (any failure to deliver the PCAOB Financials by such date, the “Financial Statement Delivery Failure”), provided that such termination right shall become available to JATT only if the Financial Statement Delivery Failure is not cured within the 30-day period after receipt by Talawar of written notice from JATT of such Financial Statement Delivery Failure, which Talawar may cure by providing the PCAOB Financials by the end of such period, and in any case JATT shall cease to have the right to terminate the Business Combination Agreement after the expiration of such 30-day cure period upon Talawar’s delivery of the PCAOB Financials to JATT, and provided further that JATT shall not have the right to terminate the Business Combination Agreement, if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would cause the certain conditions in the Business Combination Agreement not to be satisfied (assuming the Closing occurred as of such date).

Effect of Termination

In the event of the termination of the Business Combination Agreement pursuant to its terms, (a) the entire Business Combination Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the parties and their respective Non-Party Affiliates) subject to certain limited exceptions set forth in the Business Combination Agreement that shall survive such termination and remain valid and binding obligations of the Parties, and (b) the Confidentiality Agreement shall survive such termination and remain valid and binding in accordance with its terms. Notwithstanding the foregoing, the termination of the Business Combination Agreement shall not affect (i) any liability on the part of any party for any Willful Breach of any covenant or agreement set forth in the Business Combination Agreement prior to such termination, or Fraud, or (ii) any person’s liability under any PIPE Subscription Agreement, Confidentiality Agreement, Stockholder Support Agreement or Sponsor Support Agreement to which such person is a party, to the extent arising from a claim against such person by another party to such agreement.

Fees and Expenses

Except as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with the Business Combination Agreement, the Ancillary Documents, and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses. For the avoidance of doubt: (a) the payment of any SEC filing fees due prior to the Closing shall be borne equally by Talawar and JATT; (b) if the Business Combination Agreement is terminated in accordance with its terms, Talawar shall pay, or cause to be paid, all unpaid Company Expenses and JATT shall pay, or cause to be paid, all unpaid JATT Expenses; and (c) if the Closing occurs, the Post-Closing Company shall pay, or cause to be paid, all unpaid Company Expenses and all unpaid JATT Expenses from the funds of the Post-Closing Company, including funds released from the Trust Account.

Waiver and Amendments

Talawar may (a) extend the time for the performance of any of the obligations or other acts of JATT, (b) waive any inaccuracies in the representations and warranties of JATT, or (c) waive compliance by JATT with any of the agreements or conditions set forth in the Business Combination Agreement. JATT may (i) extend the time for the performance of any of the obligations or other acts of Talawar, (ii) waive any inaccuracies in the representations and warranties of Talawar, or (iii) waive compliance by Talawar with any of the agreements or conditions set forth in the Business Combination Agreement. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of the Business Combination Agreement. The failure of any Party to assert any of its rights under the Business Combination Agreement shall not constitute a waiver of such rights. The Business Combination Agreement may be amended or modified only by execution of a written instrument signed by JATT and Talawar.

Specific Performance

JATT and Talawar agree that irreparable damage would occur if any provision of the Business Combination Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party will be entitled to seek an injunction or restraining order to prevent breaches and to seek specific enforcement of the terms and provisions of the Business Combination Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, in addition to any other right or remedy to which such party may be entitled under the Business Combination Agreement, at law or in equity.

Governing Law; Consent to Jurisdiction

The Business Combination Agreement is governed by the laws of the State of New York. The parties to the Business Combination Agreement have irrevocably submitted to the exclusive jurisdiction of federal and state courts located in the State of New York.

Other Agreements Related to the Business Combination

This section describes certain additional agreements, entered into or to be entered into and relating to the Business Combination Agreement (the “Related Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Shareholders of JATT and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Extraordinary General Meeting.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor and Talawar entered into the Sponsor Support Agreement, pursuant to which the Sponsor has agreed, among other things, to (a) vote in favor of the Business Combination Agreement and the Transactions (including the Merger), (b) irrevocably waive any adjustment to the conversion ratio set forth in the Articles of Association of JATT, and any anti-dilution or similar protections with respect to the Sponsor Shares, including any such protections that may be triggered by the issuance of Post-Closing Company Shares pursuant to the PIPE Subscription Agreements or the PIPE Financing, (c) waive any right to demand redemption of any Sponsor Shares and any right to participate in any such redemption, (d) waive any appraisal, fair value or dissent rights (including under Section 238 of the Cayman Act) with respect to the Sponsor Shares in connection with the Merger and the Transactions, and (e) surrender for no consideration, in connection with the Closing, 150,000 Sponsor Shares for cancellation. The following summary of material provisions of the Sponsor Support Agreement is qualified by reference to the complete text of the Sponsor Support Agreement, a copy of which is attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part. All shareholders are encouraged to read the Sponsor Support Agreement in its entirety for a more complete description of the terms and conditions of the Sponsor Support Agreement.

Pursuant to the terms of the Sponsor Support Agreement, until the earlier of (a) the Closing and (b) termination of the Business Combination Agreement in accordance with its terms, the Sponsor agreed, among other things, to (i) appear at the Extraordinary General Meeting and cause all Sponsor Shares to be counted as present for quorum purposes and (ii) vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted, all of the Sponsor Shares (A) in favor of the approval and adoption of the Business Combination Agreement, the Transactions, and any other proposal submitted by the JATT Board for approval by the JATT Shareholders in connection with the Transactions, (B) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the JATT Shareholders, (C) against any action, agreement or transaction or proposal that would (1) reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of JATT under the Business Combination Agreement or any Ancillary Document, (2) reasonably be expected to result in the failure of the Transactions to be consummated, or (3) change the business, management, or JATT Board except as contemplated by the Business Combination Agreement and the Ancillary Documents, and (D) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by JATT (other than the Business Combination Agreement and the Transactions). The Sponsor further agreed not to enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the foregoing. In addition, the Sponsor agreed not to, and to direct its representatives and agents not to, bring, commence, institute, maintain, voluntarily aid, join in, facilitate, assist or encourage any claim, derivative or otherwise, against JATT, Talawar or Merger Sub (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Sponsor Support Agreement or the Business Combination Agreement, or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. The Sponsor Support Agreement terminates automatically upon the earlier of (x) the Closing and (y) the termination of the Business Combination Agreement in accordance with its terms.

Letter Agreement

The Insiders have entered into a Letter Agreement with JATT, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any JATT Ordinary Shares held by them if JATT fails to complete its initial business combination within 24 months from the closing of the IPO, or such later period approved by JATT’s shareholders in accordance with the Articles of Association. However, if the Insiders acquired, or in the future acquire, JATT Ordinary Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if JATT fails to complete its initial business combination within 24 months from the closing of the IPO, or such later period approved by JATT’s shareholders in accordance with the Articles of Association.

Registration Rights and Lock-Up Agreement

Effective upon the Closing, JATT, certain JATT Shareholders (including the Sponsor), Talawar and certain Talawar Stockholders will enter into the Registration Rights and Lock-Up Agreement. The following summary of material provisions of the Registration Rights and Lock-Up Agreement is qualified by reference to the complete text of the form of Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part of. All shareholders are encouraged to read the Registration Rights and Lock-Up Agreement in its entirety for a more complete description of the terms and conditions of the Registration Rights and Lock-Up Agreement.

Pursuant to the Registration Rights and Lock-Up Agreement, the Post-Closing Company will agree to use commercially reasonable efforts to (1) file with the SEC (at the Post-Closing Company’s sole cost and expense) the Resale Registration Statement within 30 calendar days after the Closing and (2) cause such Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filing, but in no event later than the 60th calendar day (or 90th calendar day if the SEC notifies the Post-Closing Company that it will “review” the Resale Registration Statement) following the filing date thereof after the Closing Date. In certain circumstances, the holders of registration rights thereunder may demand in the aggregate up to three underwritten offerings (of which Khanda and AI Talawar may initiate an aggregate of two between them) and will be entitled to customary piggyback registration rights.

Pursuant to the Registration Rights and Lock-Up Agreement, the holders of Post-Closing Company Shares that are a signatory thereto have agreed not to transfer their respective Post-Closing Company Shares for a period of 180 days following the Closing Date, subject to certain exceptions. The restrictions set forth in the Registration Rights and Lock-up Agreement, shall not apply during the lock-up period to transfers (i) as a bona fide gift or charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such holder or any other natural person with whom such holder has a relationship by blood, marriage or adoption not more remote than first cousin; (iii) by will or intestate succession upon the death of the holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement, or any legal, regulatory or other order; (v) if such holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the holder, or (B) to partners, limited liability company members or stockholders of the holder, including, for the avoidance of doubt, where the holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vi) if such holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi); (viii) as a pledge or other grant of a security interest in Post-Closing Company Shares to one or more financial or lending institutions as collateral or security in connection with any bona fide loans, advances or extensions of credit or debt transaction (or enforcement thereunder) entered into by the holder or any of its affiliates, or any refinancings thereof, and any transfers of such Post-Closing Company Shares upon foreclosure thereof; (ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change in control of the Post-Closing Company; provided, however, that if such tender offer, merger, stock sale, recapitalization, consolidation or other such transaction is not completed, the Shares shall remain subject to the lock-up restrictions; (x) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Post-Closing Company Shares during the lock-up period; (xi) to Post-Closing Company in connection with the repurchase of such holder’s Shares in connection with the termination of the holder’s employment with the Post-Closing Company or any subsidiary of the Post-Closing Company pursuant to contractual agreements with the Post-Closing Company; (xii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Post-Closing Company Common Stock or the vesting or settlement of Post-Closing Company stock-based awards; or (xiii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Post-Closing Company Shares; provided, however, that in the case of clauses (i) through (viii), the transferee(s) of such transfer must enter into a written agreement agreeing to be bound by the transfer restrictions set forth in the Registration Rights and Lock-Up Agreement.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, JATT, Talawar, and Khanda entered into the Stockholder Support Agreement pursuant to which Khanda agreed, among other things, to (a) vote (or deliver a written consent within 24 hours of a request therefor) all of its Shares (i) in favor of the approval and adoption of the Business Combination Agreement, the Merger, the Stock Split and all other Transactions and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Talawar under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated, (b) take, or cause to be taken, any actions necessary or advisable to cause certain letter agreements providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, board observer rights or other similar rights not generally available to stockholders of Talawar to be terminated effective immediately prior to the Effective Time, and (c) irrevocably waive any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and the Stock Split.

The Stockholder Support Agreement restricts Khanda from, among other things, directly or indirectly, (a) selling, assigning, transferring (including by operation of law), creating any lien or pledge, disposing of or otherwise encumbering any of the Shares, or agreeing to do any of the foregoing, except pursuant to (i) the Business Combination Agreement, (ii) a transfer to another Talawar Stockholder party to the Stockholder Support Agreement or (iii) a transfer to a Permitted Transferee (as defined in the Stockholder Support Agreement) that agrees in writing to be bound by the Stockholder Support Agreement; (b) depositing any Shares into a voting trust or entering into a voting agreement or arrangement or granting any proxy or power of attorney with respect thereto that is inconsistent with the Stockholder Support Agreement; and (c) entering into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares. Any purported transfer in violation of these restrictions shall be null and void ab initio.

Pursuant to the Stockholder Support Agreement, Khanda, which owns 9,000,000 Talawar Shares representing % of the voting power of the outstanding Talawar Shares (voting together as a single class, and, with respect to the Talawar Preferred Shares, on an as-converted to Talawar Common Shares basis) and  % of the voting power of the outstanding Talawar Preferred Shares (voting together as a single class on an as-converted to Talawar Common Shares basis), has agreed to support the transactions contemplated by the Business Combination Agreement on behalf of Talawar, which is sufficient to constitute the Talawar Stockholder Written Consent. In addition, Khanda has agreed to irrevocably waive any appraisal rights under applicable law in connection with the Merger and the Stock Split.

The Stockholder Support Agreement will automatically terminate upon the earliest of (a) the Closing, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of the parties thereto. Notwithstanding any termination, no such termination shall relieve any party of liability for fraud or any willful breach of the Stockholder Support Agreement occurring prior to such termination.

The foregoing description of the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

PIPE Subscription Agreements

In connection with the execution of the Business Combination Agreement, JATT and Talawar entered into the PIPE Subscription Agreements with the PIPE Investors. The following summary of the PIPE Subscription Agreements is qualified by reference to the complete text of the PIPE Subscription Agreement, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. All stockholders are encouraged to read the form of the PIPE Subscription Agreement in its entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the PIPE Subscription Agreements, the Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to purchase, an aggregate of 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225,000,000.

The PIPE Subscription Agreements provide that Post-Closing Company is required to file with the SEC, within 30 calendar days after the consummation of the Transactions, a shelf registration statement covering the resale of the Subscribed Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th day (or 150th day if the SEC notifies the Post-Closing Company that it will review such registration statement) following the closing of the PIPE Financing and (ii) the fifth business day after the date the Post-Closing Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The closing of the PIPE Financing is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Transactions shall be scheduled to occur substantially concurrently with or immediately following the closing of the PIPE Financing pursuant to the PIPE Subscription Agreements. The PIPE Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) if any of the conditions to closing of the PIPE Subscription Agreement set forth therein are not satisfied or waived as of the closing date thereof and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreement will not be and are not consummated as of the date of the Closing; or (iv) written notice by either (x) Talawar to the PIPE Subscriber or (y) PIPE Subscriber to Talawar, if the transactions contemplated by the PIPE Subscription Agreement are not consummated on or prior to the Outside Date.

The foregoing description of the PIPE Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, the form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus form a part and the terms of which are incorporated by reference herein.

Background of the Business Combination

JATT is a SPAC that was incorporated in January 2026, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The business combination is the result of an extensive search for a potential transaction, whereby JATT evaluated potential targets utilizing JATT’s network and the investing, operating and transaction experience of the Sponsor, JATT’s management team, and members of the JATT Board. The terms of the Business Combination are the result of arm’s-length negotiations between representatives of JATT and representatives of Talawar over the course of approximately nine (9) weeks. The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and Business Combination.

On April 16, 2026, the Registration Statement on Form S-1 for the IPO was declared effective.

On April 20, 2026, JATT completed the sale of 6,000,000 JATT Ordinary Shares in the IPO.

Prior to the consummation of the IPO, neither JATT, nor anyone on its behalf, contacted any prospective target business or held any substantive discussions, formal or otherwise, with respect to a transaction with JATT.

After completion of the IPO, JATT’s officers and directors associated with its network for global advisors, brokers and bankers, commenced an active search for prospective businesses or assets to acquire in its initial business combination. JATT management reviewed self-generated ideas from JATT’s management team, board, and advisory groups; explored ideas with the underwriters from the IPO; considered transactions sourced through various investment banking and advisory firms; and contacted, and were contacted by, a number of individuals and entities with respect to numerous business combination opportunities, including financial advisors and companies in a diverse range of sectors. JATT’s officers and directors and their affiliates and global wide network of advisors actively searched for and brought business combination targets to JATT’s attention. As part of this process, and in connection with the JATT Board’s review of potential business combination opportunities, the JATT Board retained Houlihan Capital pursuant to an engagement letter dated June 10, 2026, to act as its financial advisor and to render a fairness opinion in connection with a potential initial business combination, including with respect to whether the consideration to be issued or paid in any such transaction would be fair, from a financial point of view, to the unaffiliated shareholders of JATT.

In evaluating potential businesses and assets to acquire, JATT, together with the Sponsor and their advisors, surveyed the landscape of potential acquisition opportunities based on their knowledge of, and familiarity with, healthcare and healthcare-related industries, with a primary focus on biotechnology and broader life sciences. JATT’s team of experienced life sciences executives, investors, physicians and entrepreneurs sought to leverage their network of relationships, therapeutic development experience and capital markets expertise to identify and complete an initial business combination with a company that is well positioned to benefit from public-market access and from the operational, strategic and financing support of JATT’s management team and board. JATT’s selection process drew upon the relationships, domain expertise and sourcing capabilities of its management team and directors across the United States, Europe and other key life sciences markets, and JATT was in regular contact with entrepreneurs, physicians, scientists, key opinion leaders, management teams, investors and investment bankers across the healthcare ecosystem. At the time of the IPO, JATT described its general criteria and guidelines in evaluating prospective targets. JATT does not believe that there is a one-size fits-all list of criteria that it can use to evaluate companies. While not exhaustive, JATT detailed the following criteria and guidelines, among other things, that it believes are important in evaluating prospective targets:

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Rigorous science and a differentiated therapeutic or technical rationale;
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Compelling preclinical or clinical data, or a platform with the potential to generate differentiated products addressing meaningful unmet medical needs;
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The potential for data-driven or technology-enabled approaches to improve development speed, decision-making or probability of success;
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Identifiable near- or medium-term milestones that could drive value creation through scientific, clinical, regulatory, strategic or commercial progress;
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Novel technology, know-how or assets protected by robust intellectual property or other durable competitive advantages;
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Platform or portfolio potential that can support repeatable value creation through additional pipeline development or expansion;
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A management team with the experience and judgment to develop, finance, partner and, where appropriate, commercialize its programs as a public company;
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An attractive valuation relative to the quality of the science, data, management team and development opportunity; and
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A business that would benefit from public ownership and access to incremental growth capital.

These criteria are not intended to be an exhaustive list of JATT’s guidelines, or the factors that JATT considered when considering Talawar as a business combination target. Any evaluation relating to the merits of a particular initial business combination, including with respect to Talawar, may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that JATT’s management team and JATT’s Board may deem relevant.

The proposed Business Combination was the result of JATT’s multi-faceted expertise, investing and operating experience, broad network of relationships, and focus on creating transaction opportunities that met JATT’s articulated investment criteria and will be in line with the current investors’ community interest. The terms of the Business Combination Agreement were the result of extensive due diligence and negotiations between JATT and Talawar (and their respective affiliates and advisors).

Since the completion of the IPO, JATT reviewed more than 45 acquisition opportunities across various industries, entered into approximately 4 non-disclosure agreements with potential targets (including Talawar). Such non-disclosure agreements contained customary terms for a special purpose acquisition company and a private company target, including confidentiality provisions and use restrictions for information provided by the target and exceptions to such provisions. Further, such non-disclosure agreements did not contain any standstill or “don’t ask, don’t waive” provisions. JATT had active discussions with approximately 12 or more potential business combination targets, meeting with the management teams of such companies during the latter part of April 2026, with discussions progressing with just over half of those targets.

Prior to JATT’s discussions with Talawar, as part of its active discussions with potential targets, it submitted non-binding letters of intent to the following three potential targets:

JATT’s first potential target, a clinical-stage biotechnology company developing therapies for autoimmune and inflammatory diseases (“Potential Target A”). Discussions between JATT and Potential Target A occurred between April 24, 2026 and May 4, 2026. On April 27, 2026, principals of the JATT management team and Potential Target A held an introductory conference call to discuss the potential mutual benefits of pursuing a merger, and JATT delivered a confidential disclosure agreement and extended a letter of intent to Potential Target A on the same date. Following that call, JATT and Potential Target A had occasional interactions; however, no substantive merger discussions took place, and the parties ceased communications on May 4, 2026.

JATT’s second potential target, a clinical-stage biotechnology company focused on rare disease therapies (“Potential Target B”). Discussions between JATT and Potential Target B occurred between April 20, 2026 and May 18, 2026. On April 30, 2026, Potential Target B was invited to present before the JATT Board. JATT extended a letter of intent to Potential Target B on May 1, 2026. This was followed by a series of ongoing conversations via email and calls with the JATT Board. Following these conversations, JATT and Potential Target B had occasional interactions; however, no substantive merger discussions took place, and the parties ceased communications on May 18, 2026.

JATT’s third potential target, a biotechnology research and development company (“Potential Target C”). Discussions between JATT and Potential Target C occurred between April 24, 2026 and May 29, 2026. On May 8, 2026, principals of the JATT management team and Potential Target C held an introductory conference call to discuss the potential mutual benefits of pursuing a merger. JATT extended a letter of intent to Potential Target C on May 18, 2026. On May 29, 2026, Potential Target C was invited to present a further update to the JATT Board, and communications between JATT and Potential Target C ceased on that same date.

JATT ultimately determined not to proceed with any of the other potential acquisition opportunities, for one or more of the following reasons: (a) JATT did not prevail in or could not preempt a competitive process; (b) JATT could not come to an agreement with the counterparty on the economic terms for a potential transaction; (c) the counterparty decided not to pursue a business combination at that time; or (d) JATT concluded that the target business or the terms of a potential business combination would not be suitable for JATT or its shareholders. Further, following extensive due diligence conducted by JATT’s management and its advisors, and following detailed discussions with Talawar, JATT believed Talawar to be an attractive target business with strong growth prospects and promising longevity.

Business Combination Timeline

The following chronology summarizes the key meetings and events that led to the signing of the term sheet, Business Combination Agreement and Related Agreement, but it does not purport to catalogue every conversation among representatives of JATT, Talawar, and their respective advisors.

In April 2026, Access introduced Talawar, among other companies, to JATT, as a potential business combination target. On April 24, 2026, the JATT Board, together with Guggenheim and Access, held a call to evaluate the proposed targets and explore collaboration opportunities, and JATT followed up directly with Access to discuss potential opportunities with respect to Talawar.

On April 27, 2026, Access introduced Talawar to JATT, and consequently, JATT and Talawar executed a confidentiality agreement.

On May 8, 2026, the management teams of Talawar and JATT convened for an initial meeting, during which Talawar presented an overview of its business, including its bispecific antibody pipeline and development strategy. Participants in the meeting included Nicholas Fernandez, Verender Badial, Arjun Goyal, Jonathan Kluft and Christopher Staral on behalf of JATT and Evan Taddeo on behalf of Talawar. During the meeting, Dr. Sidhu also attended the meeting but disclosed that due to his role as Chief Executive Officer of JATT and his role as a director of Talawar, he intended to recuse himself from any deliberations or decisions relating to a potential transaction between JATT and Talawar. Also on May 8, 2026, JATT received an investor presentation from Talawar, which was subsequently distributed to the members of the JATT Board for their review and consideration.

On May 11, 2026, Talawar informed JATT that Marc Schegerin had officially joined Talawar Therapeutics as Chief Executive Officer, and provided JATT with an updated investor presentation reflecting the addition of Mr. Schegerin to Talawar’s management team. The updated investor presentation was subsequently circulated to the members of the JATT Board for their review. Separately, on this date, JATT management initiated contact with Houlihan Capital regarding the potential engagement of Houlihan Capital to provide a fairness opinion in connection with the potential transaction between Talawar and JATT.

On May 12, 2026, the JATT Board communicated its views regarding Talawar following its review of Talawar’s investor presentation and the information shared by JATT’s management team. The JATT management team spent lengthy time analyzing Talawar and the potential opportunity to complete a business combination. The JATT Board and GT engaged in discussions regarding a proposed letter of intent, including matters relating to fairness evaluation requirements, the formation of an independent committee of the JATT Board, and the procedures for Dr. Sidhu’s recusal from Board deliberations concerning a potential transaction with Talawar. Based on these discussions, later on May 12, 2026, JATT presented a letter of intent (the “May 12 LOI”) to Talawar. The May 12 LOI provided for, amongst other things, an equity value of Talawar equal to $100,000,000 and for the Post-Closing Company Board to be comprised of seven members, with two designated by JATT. The May 12 LOI further provided for one-way exclusivity with only Talawar being subject to a 45-day exclusivity period.

On May 13, 2026, the management teams of Talawar and of JATT convened over a conference call for a lengthy meeting for further and deeper exploration of the potential merger and the terms of the May 12 LOI. Participants in the meeting consisted of Nicholas Fernandez of JATT and Marc Schegerin, Evan Taddeo and Fabio Nunes of Talawar.

On May 15, 2026, Talawar sent a revised letter of intent to JATT (the “May 15 LOI”). The May 15 LOI provided for, amongst other things, an equity value of Talawar equal to $150,000,000, an increase of $50,000,000 over the May 12 LOI, and for the Post-Closing Company Board to be comprised of seven members, with one designated by JATT. The May 15 LOI further provided for mutual exclusivity with both Talawar and JATT being subject to a 30-day exclusivity period, for the Sponsor to forfeit 300,000 JATT Ordinary Shares in connection with the Business Combination and for a Minimum Cash Condition of $150,000,000.

On May 18, 2026, JATT sent a revised letter of intent to Talawar (the “May 18 LOI”). The May 18 LOI provided for, amongst other things, an equity value of Talawar equal to $110,000,000, a decrease of $40,000,000 over the May 15 LOI, and for the Post-Closing Company Board to be comprised of seven members, with two designated by JATT. The May 18 LOI accepted Talawar’s request for mutual exclusivity with both Talawar and JATT being subject to a 30-day exclusivity period, but eliminated the requirement for the Sponsor to forfeit 300,000 JATT Ordinary Shares in connection with the Business Combination and lowered the Minimum Cash Condition to $75,000,000.

On May 20, 2026, Talawar sent a revised letter of intent to JATT (the “May 20 LOI”). The May 20 LOI provided for, amongst other things, an equity value of Talawar equal to $120,000,000, an increase of $10,000,000 over the May 18 LOI. Talawar’s proposed valuation was based on, amongst other things, the negotiated equity valuation of multiple recent reverse merger targets that included a concurrent PIPE financing in the approximate range being sought by Talawar. In addition to the increase in equity valuation, the May 20 LOI called for the Post-Closing Company Board to be comprised of seven members, with one designated by JATT. Talawar also re-inserted the requirement for the Sponsor to forfeit JATT Ordinary Shares in connection with the Business Combination, but reduced the number of shares from 300,000 JATT Ordinary Shares (in the May 12 LOI) to 150,000 JATT Ordinary Shares. Finally, Talawar increased the Minimum Cash Condition from $75,000,000 to $125,000,000.

In connection with its evaluation of Talawar and the May 20 LOI, Guggenheim provided JATT’s management and the JATT Board with valuation reference materials, including public company comparable analyses, private company comparable analyses, bispecific asset merger and acquisition comparables, and SPAC and reverse merger precedent transaction analyses. Guggenheim was not formally engaged by JATT to assist on merger target selection or the de-SPAC process.

Later on May 20, 2026, JATT and Talawar executed the letter of intent (the “Final LOI”) on substantially the same terms as the May 20 LOI. In addition to the items described above, the Final LOI also provided for lock-ups, registration rights and the establishment of the 2026 SIP for the Post-Closing Company.

On June 2, 2026, GT delivered an initial draft of the Business Combination Agreement to counsel for Talawar. This initial draft reflected the terms provided for in the LOI, including the proposed $120 million equity valuation for Talawar, the composition of the Post-Closing Company Board, and the establishment of the 2026 SIP for the Post-Closing Company.

Between June 3, 2026 and June 24, 2026, GT conducted legal due diligence on Talawar.

Starting on June 5, 2026, the parties, Guggenheim and their respective counsel commenced weekly meetings aimed at addressing due diligence matters and negotiations of the terms of the Business Combination Agreement and Related Agreements.

On June 10, 2026, JATT separately engaged Houlihan Capital, to act as its independent financial advisor and to render a fairness opinion in connection with the proposed Business Combination.

On June 11, 2026, counsel for JATT provided counsel for Talawar with initial drafts of certain of the Related Agreements, including the Sponsor Support Agreement and the Stockholder Support Agreement.

On June 12, 2026, counsel for Talawar provided counsel for JATT with a revised Business Combination Agreement that addressed, among other things, the intended tax treatment of the transaction and the transaction structure.

On June 18, 2026, counsel for Talawar provided counsel for JATT with revised drafts of the Sponsor Support Agreement and Stockholder Support Agreement, as well as an initial draft of the disclosure schedules relating to Talawar.

On June 19, 2026, counsel for JATT provided counsel for Talawar with a revised draft of the Business Combination Agreement that addressed the transaction structure, as well as revised drafts of the Sponsor Support Agreement and Stockholder Support Agreement.

Between June 19 and 26, 2026, counsel for Talawar and counsel for JATT and the principals of both Talawar and JATT held conference calls and exchanged drafts of the Business Combination Agreement, Sponsor Support Agreement, Stockholder Support Agreement, Talawar disclosure schedules, JATT disclosure schedules, and the other transaction documents.

On June 24, 2026, the JATT Board considered whether to adopt and approve the Business Combination with Talawar and the Business Combination Agreement and the Related Agreements. The JATT Board considered the technical, business and legal findings made in the various due diligence reports. The JATT Board discussed the proposed equity valuation for Talawar under the terms of the Business Combination Agreement in light of this information. The JATT Board also reviewed the latest terms of the Business Combination Agreement and the Related Agreements, with the understanding that they were still being finalized to address, among other things, the process for Talawar to obtain certain third-party consents and the terms of interim financing.

On June 26, 2026, the Talawar Board held a meeting and, except for Dr. Sidhu, who recused himself from any Talawar Board deliberations or decisions relating to a potential transaction with JATT, unanimously approved and adopted the Business Combination Agreement and the Related Agreements to be entered into by Talawar and the Transactions contemplated thereby.

On June 28, 2026, the JATT Board held a meeting, which was attended, among others, by members of JATT’s management and representatives of GT and Houlihan Capital. Members of JATT’s management and representatives of GT updated the JATT Board on the negotiations held with Talawar and the legal diligence findings. Representatives of Houlihan Capital then rendered to JATT’s Board the oral opinion of Houlihan Capital, which was reaffirmed by delivery of Houlihan Capital’s written opinion dated June 29, 2026, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Houlihan Capital, the consideration to be issued or paid in the Business Combination is fair, from a financial point of view to the unaffiliated shareholders of JATT, as more fully described below in the section “—Opinion of Houlihan Capital”. Following the discussion and after careful consideration of the terms of the Business Combination Agreement and the Related Agreements, and the relevant diligence findings, the JATT Board unanimously determined, except for Dr. Sidhu, who recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar, that the Business Combination is fair, advisable, and in the best interests of JATT and its shareholders, and approved the Business Combination Agreement, each Related Agreement, the Business Combination and the other agreements and transactions contemplated thereby.

On June 29, 2026, the parties executed the Business Combination Agreement. Concurrently with the execution of the Business Combination Agreement, the Sponsor and Talawar entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, to (a) vote in favor of the Business Combination Agreement and the Transactions (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Articles of Association of JATT, any other anti-dilution or similar protections with respect to the Sponsor Shares and any redemption rights, and (c) surrender for no consideration, in connection with the Closing, 150,000 Sponsor Shares.

Also concurrently with the execution of the Business Combination Agreement, JATT, Talawar, and Khanda entered into the Stockholder Support Agreement, pursuant to which Khanda agreed, among other things, to (a) support and vote (or provide a written consent) in favor of the Business Combination Agreement and the Transactions (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements providing for redemption rights, put rights, purchase rights, or similar rights that are not generally available to all stockholders of Talawar to be terminated effective immediately prior to the Effective Time, and (c) irrevocably waive any appraisal rights under applicable law in connection with the Merger and the Stock Split. The Stockholder Support Agreement restricts Khanda from, among other things, directly or indirectly, selling, assigning, transferring (including by operation of law), creating any lien or pledge, disposing of, or otherwise encumbering any of the Talawar Shares, or agreeing to do any of the foregoing, except pursuant to (i) the Business Combination Agreement or (ii) a transfer to a permitted transferee that agrees in writing to be bound by the Stockholder Support Agreement.

Also concurrently with the execution of the Business Combination Agreement, on June 29, 2026, JATT and Talawar entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which each PIPE Investor agreed to subscribe for and purchase on the Closing Date immediately prior to or substantially concurrently with the Closing, and Talawar agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of Post-Closing Company Shares set forth in the applicable PIPE Subscription Agreement. Pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to purchase an aggregate of 22,500,000 PIPE Shares at a purchase price of $10.00 per share in a private placement, for aggregate gross proceeds of $225,000,000, constituting the PIPE Financing. The PIPE Financing purchase price of $10.00 per share implies an equity valuation of Talawar of $120,000,000 prior to the PIPE Financing.

The JATT Board’s Reasons for the Approval of the Business Combination

The JATT Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the Business Combination, including, but not limited to, the following:

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the JATT Board’s knowledge and understanding of JATT’s business, operations, financial condition, asset quality, earnings and prospects, and of Talawar’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the conversation had with, and the presentations made by, Talawar officers as part of JATT’s due diligence review and information provided by Talawar’s financial advisors;

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Talawar’s financial track record and the market performance;
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the ability of JATT’s shareholders to benefit from Talawar’s potential growth and stock appreciation since it is more likely that the combined entity will have superior future earnings and prospects compared to JATT’s earnings and prospects on an independent basis due to greater operating efficiencies and better penetration of commercial markets;
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the perceived ability of Talawar to complete a Business Combination from a financial and regulatory perspective;
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the fact that the outside date allows for sufficient time to complete the Business Combination;
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the level of effort that Talawar must use under the Business Combination Agreement to obtain required regulatory approvals, and the prospects for such approvals being obtained in a timely fashion and without the imposition of any adverse conditions;
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its review of the potential costs associated with executing the Business Combination Agreement, including change in control, severance and related costs, as well as estimated advisor fees, which the JATT Board concluded were reasonable and would not affect the advice from, or the work performed by executive management of JATT or JATT’s financial advisors in connection with the evaluation of the merger and the Business Combination Agreement by JATT’s Board;
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the complementary aspects of the JATT and Talawar businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management operating styles;
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its knowledge of the current environment in the industry and increasing nationwide and global competition and the likely effects of these factors on JATT’s and the combined company’s potential growth, development, productivity, profitability and strategic options;
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the written opinion of Houlihan Capital, dated June 29, 2026, to the JATT Board as to the fairness, from a financial point of view and as of the date of the written opinion, of the consideration to be issued or paid in the Transaction to the unaffiliated shareholders of JATT, which opinion is subject to the assumptions made, qualifications, limitations and other matters considered in the review undertaken by Houlihan Capital as more fully described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Opinion of Houlihan Capital.” The full text of the written opinion is attached as Annex C to this proxy statement/prospectus; and
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its belief that the Business Combination is more favorable to JATT’s shareholders than the alternatives to the Business Combination, which belief was formed based on the careful review undertaken by the JATT Board, with the assistance of its management and outside legal and financial advisors.

In the course of its deliberations, the JATT Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

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The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected time frame and the significant fees, expenses and time and effort of management associated with completing the Business Combination.
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The risk that the Business Combination and transactions contemplated thereby might not be consummated or completed in a timely manner or that the closing might not occur despite our best efforts, including by reason of a failure to obtain the approval of JATT’s stockholders, litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the Business Combination.
•
Economic downturns and market conditions beyond Talawar’s control, including a recession or pandemic, could adversely affect its business, financial condition, results of operations and prospects.

•
The requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain JATT’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than anticipated.
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Talawar may invest in or acquire other businesses, or may invest or spend the proceeds of the Business Combination in ways with which the investors may not agree or which may not yield a return, and Talawar’s businesses may suffer if they are unable to successfully integrate acquired businesses or otherwise manage the growth associated with multiple acquisitions.

After considering the foregoing potentially negative and potentially positive reasons, the JATT Board concluded, in its business judgment, that the potentially positive reasons relating to the Business Combination and the other related transactions outweighed the potentially negative reasons.

Opinion of Houlihan Capital

Introduction

Pursuant to an engagement letter dated June 10, 2026, JATT retained Houlihan Capital to act as its financial advisor in connection with the Business Combination. JATT selected Houlihan Capital to act as its financial advisor based on Houlihan Capital’s qualifications, expertise and reputation, and its knowledge of, and involvement in, similar transactions in the industry in which Talawar operates.

Fairness Opinion of Houlihan Capital

On June 28, 2026, Houlihan Capital rendered its oral opinion to the JATT Board which was reaffirmed by delivery of Houlihan Capital’s written opinion dated June 29, 2026, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Houlihan Capital, as set forth in Houlihan Capital’s written opinion, the consideration to be issued or paid in the Business Combination is fair, from a financial point of view to the unaffiliated shareholders of JATT.

THE FULL TEXT OF THE WRITTEN OPINION OF HOULIHAN CAPITAL DELIVERED TO THE JATT BOARD, DATED JUNE 29, 2026, IS ATTACHED AS ANNEX C AND INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY HOULIHAN CAPITAL IN RENDERING ITS OPINION. ALL SHAREHOLDERS OF JATT ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. HOULIHAN CAPITAL’S OPINION WAS DIRECTED TO THE JATT BOARD AND ADDRESSED ONLY THE CONSIDERATION TO BE ISSUED OR PAID IN THE BUSINESS COMBINATION IS FAIR, FROM A FINANCIAL POINT OF VIEW TO THE UNAFFILIATED SHAREHOLDERS, IN EACH CASE, AS OF THE DATE OF THE OPINION. HOULIHAN CAPITAL’S OPINION DID NOT ADDRESS ANY OTHER ASPECT OR IMPLICATIONS OF THE BUSINESS COMBINATION AND DOES NOT CONSTITUTE AN OPINION, ADVICE OR RECOMMENDATION AS TO HOW ANY SHAREHOLDER OF JATT SHOULD VOTE AT THE EXTRAORDINARY GENERAL MEETING. THE SUMMARY OF HOULIHAN CAPITAL’S OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF HOULIHAN CAPITAL’S WRITTEN OPINION ATTACHED AS ANNEX C HERETO.

For purposes of rendering its opinion, Houlihan Capital, among other things:

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Held discussions with certain members of JATT management regarding the Transactions, the business of Talawar, and the future outlook for the Post-Closing Company;
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Reviewed information provided by JATT and Talawar including, but not limited to:
o
Non-binding letter of intent between JATT and Talawar, dated May 20, 2026;

o
The JATT II trust statement, dated June 17, 2026;
o
JATT II and Talawar business combination Sources and Uses
o
The draft business combination agreement, dated June 28, 2026;
o
Talawar investor presentations; and
o
JATT’s SEC filings;
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Reviewed the industry in which Talawar operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;
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Developed indications of value for Talawar using generally accepted valuation methodologies; and
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Reviewed certain other relevant, publicly available information, including economic, industry, and Talawar specific information.

In addition, Houlihan Capital had discussions with JATT management concerning the material terms of the Business Combination and Talawar’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as Houlihan Capital deemed relevant, necessary or appropriate.

In rendering the opinion, Houlihan Capital relied upon and assumed, without independent verification, the accuracy, completeness, and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by Houlihan Capital and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, Houlihan Capital has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Talawar, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. Houlihan Capital further relied upon the assurances and representations from JATT management and Talawar management that they were unaware of any facts that would make the information provided to Houlihan Capital to be incomplete or misleading in any material respect for the purposes of Houlihan Capital rendering the opinion. Houlihan Capital did not assume responsibility for any independent verification of this information. Nothing came to Houlihan Capital’s attention in the course of the engagement which would lead Houlihan Capital to believe that (i) any information provided to Houlihan Capital or assumptions made by Houlihan Capital were insufficient or inaccurate in any material respect or (ii) it was unreasonable for Houlihan Capital to use and rely upon such information or make such assumptions. The financial projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, JATT’s management. Neither WithumSmith+Brown, PC nor BDO USA, P.C. or any other independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections contained herein and accordingly, neither WithumSmith+Brown, PC nor BDO USA, P.C. or any other independent accountant expresses any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. The WithumSmith+Brown, PC report included in this proxy statement/prospectus relates to JATT’s historical financial statements. The BDO USA, P.C. report included in this proxy statement/prospectus relates to Talawar’s historical financial statements. Such reports do not extend to the financial projections and should not be read to do so.

The opinion, which is attached as Annex C hereto, is therefore necessarily based upon financial, market, economic, and other conditions, and circumstances as they exist and have been disclosed, and can be evaluated, as of June 22, 2026, without independent verification. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of JATT, its equityholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of JATT, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for JATT, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either JATT, its equityholders, or any other party. Houlihan Capital was not requested to and did not (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Business Combination or any alternatives thereto, (ii) negotiate or recommend the terms of the Business Combination, or (iii)

advise the JATT Board with respect to alternatives to the Business Combination. Neither JATT, the Sponsor, Talawar, nor any of their respective affiliates imposed any limitation on the scope of Houlihan Capital’s investigation or on the procedures Houlihan Capital followed in rendering the Opinion, and none of them instructed Houlihan Capital as to the valuation approaches or methodologies to be employed or the findings, conclusions or recommendations to be reached. As described above, the universes of comparable companies and transactions considered by Houlihan Capital were identified by Houlihan Capital. Houlihan Capital independently assessed the comparability of each company and transaction to Talawar and independently determined the comparable sets, valuation ranges and conclusions reflected in the Opinion.

The following is a summary of the material financial and comparative analyses that Houlihan Capital deemed to be appropriate for the Business Combination that were reviewed with the JATT Board in connection with delivering Houlihan Capital’s opinion. The summary of Houlihan Capital’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

Summary of Financial Analyses

In assessing whether the consideration to be issued or paid in the Business Combination is fair from a financial point of view to the unaffiliated shareholders, Houlihan Capital compared the price per share at which the unaffiliated shareholders may redeem their shares against the fair market value per share pro forma for the Business Combination calculated by Houlihan Capital. After considering the primary approaches that are traditionally used to appraise a business, as well as commonly used techniques and methods available under each approach, Houlihan Capital decided based on an assessment of company-specific factors and available market data to place primary reliance upon the guideline public company analysis under the market approach in estimating the value range for the fair market value per share of the JATT pro forma for the Business Combination. Houlihan Capital noted the consideration to be issued or paid in the Business Combination was within the estimated value range.

There are three primary approaches that have traditionally been used to estimate fair value: the adjusted book value approach, the market approach and the income approach, each as briefly described below.

Adjusted Book Value Approach. The adjusted book value approach estimates fair value based on the principle of substitution, assuming that a prudent investor would pay no more for an asset than the amount for which the asset or property could be reproduced or replaced, less depreciation from physical deterioration and functional and economic obsolescence, if present and measurable. This approach is typically considered appropriate for highly capital-intensive businesses, real estate holding companies, or other types of holding companies where the value of the entity is derived primarily from the underlying assets held by the entity and not from additional value added from labor or profitable use of the assets owned. This valuation approach may also be used to value companies that are in bankruptcy or liquidation, or those that are otherwise not considered a going concern. Because Talawar operates as going concern business, Houlihan Capital did not utilize the adjusted book value approach in support of the opinion.

Income Approach. The income approach is a calculation of the present value of the future monetary benefits expected to flow to the owner of the subject asset. A commonly applied methodology under the Income Approach is the Discounted Cash Flow (“DCF”) Method. Using a DCF analysis, value is indicated from all the future cash flows attributable to the firm or asset, discounted to present value at an appropriate required rate of return. Talawar remains in preclinical stage of development and does not have predictable or reliable long-term cash flow projections on which to base a discounted cash flow analysis. Additionally, any such projections would require significant assumptions that would be difficult to support from a market participant perspective. Therefore, Houlihan Capital did not utilize the income approach in support of the Opinion.

Market Approach. The market approach references actual transactions of the asset to be valued, similar assets, or assets that can otherwise be used to infer the value of the subject asset. The application of methods within the market approach often requires identifying companies comparable to a subject company, observing transaction prices of those companies’ securities, deriving valuation multiples based on the ratio of such transaction prices to financial metrics (e.g., EBITDA, Tangible Book Value, Book Value), and then applying selected valuation multiples to the subject company’s same financial metrics.

The Comparable Transactions Method is another commonly used method under the Market Approach. This valuation method involves determining valuation multiples from sales of companies with financial and operating characteristics considered reasonably similar to those of the company being valued and applying representative multiples to the financial metrics of the subject company to estimate value, similar to the Guideline Public Company Method.

With other primary approaches to value unavailable, Houlihan Capital sought to develop as many indications of value for Talawar under the market approach as possible. Standard metrics from which to derive and then apply multiples are not available for preclinical and other early phase of development companies and a financial forecast was too speculative to use, so we relied on direct observation of values of firms identified as most similar to Talawar.

Guideline Public Company Analysis

Given that Talawar is in the preclinical development phase with no operations, no revenue history, and does not have a go to market drug as of the date of this opinion, Houlihan Capital placed primary weight on market-based comparable methodologies.

The comparable companies Houlihan Capital reviewed can be categorized into three sets as shown below:

•
I&I IPO Transaction Comparables – Pre-IPO equity valuations established at the time of initial public offering for immunology and inflammation (“I&I”) focused biotechnology companies that have completed traditional IPO listing. This methodology provides a reference point for public-market entry pricing absent the structural features specific to SPAC transactions.
•
SPAC Transaction Comparables – Pre-money equity valuations established at the time of definitive business combination announcement or closing for I&I focused biotechnology companies that have completed or announced de-SPAC transactions.
•
I&I Private Company Comparables – Most recent disclosed valuations for privately held I&I focused biotechnology companies based on management-provided market intelligence. This methodology provides additional context through a universe of technical and stage-matched comparables and was considered for reference purposes only.

For each methodology, we have first identified the universe of potential comparables, then assessed the comparability of each to Talawar by looking at a few factors: (i) phase of development, (ii) disease area, and (iii) therapeutic modality.

Selected I&I IPO Transaction Comparables

Houlihan Capital and JATT management identified eight I&I focused biotechnology companies that have completed traditional initial public offerings since March 2023.

Talawar TX, Inc. I&I IPO Transaction Comparables[1] As of June 22, 2026
(in millions)
Company	Ticker	Listing Venue	IPO Date	Current Mkt Cap ($M)	Implied Pre- IPO Equity Values	Therapeutic Modality	Phase at IPO	Current Phase
Spyre Therapeutics	SYRE	Nasdaq	22-Jun-23	8,712	110	mAb	Pre-Clinical	Phase 2 Ongoing
Pre-Clinical				8,712	110
Apogee Therapeutics	APGE	Nasdaq	13-Jul-23	9,928	512	mAb	Phase 1 Ready	Initiate Phase 3
Jade	JBIO	Nasdaq	29-Apr-25	1,155	175	mAb	Phase 1 Ready	Phase 2 Ongoing
Oruka	ORKA	Nasdaq	3-Sep-24	5,149	175	mAb	Phase 1 Ready	Phase 2a Ongoing
Phase 1				5,411	287
Evommune	EVMN	NYS	6-Nov-25	812	380	SmMol	Phase 2b Ongoing	Phase 2b Complete
Odyssey Therapeutics	ODTX	Nasdaq	8-May-26	896	604	SmMol	Phase 2a Ongoing	Phase 2a Ongoing
Zura Bio	ZURA	Nasdaq	21-Mar-23	402	165	bsAb	Phase 2 Ready	Phase 2 Ongoing
Phase 2				703	383
Alumis	ALMS	Nasdaq	28-Jun-24	3,136	644	SmMol	Phase 3 Ready	Phase 3 Ongoing
Phase 3				3,136	644
Talawar (Subject — LOI)	TBD	Nasdaq (via JATT SPAC)	TBD	N/A	120	bsAb	Pre-Clinical	Pre-Clinical
Comparable Stats (excl. Talawar)			Mean→	3,774	346
Talawar SPAC Pre-Money vs. IPO Comp M ean Pre-IPO Equ ity Value					(65.3%)

	Low	High
Selected Range	$ 110	$ 243

(1) Based on information provided by Management and verified by Houlihan Capital with Pitchbook.

The I&I IPO Transaction Comparables methodology is based on implied pre-IPO equity values established at the time of initial public offering for immunology and inflammation focused biotechnology companies, with phase assessed at the time of IPO. The identified universe spans preclinical through Phase 3 stage companies across a range of therapeutic modalities, including bispecific antibodies (bsAb), monoclonal antibodies (mAb), and small molecules (SmMol). Talawar’s most directly comparable peers within this universe are those at the preclinical or Phase 1 ready stage, as these companies presented investors with a similar risk and development profile at the time of their public market entry. Zura Bio is the only bsAb comparable in the I&I IPO Transaction set and has a pre-IPO equity value of $165 million.

HOULIHAN CAPITAL CONCLUDED VALUATION RANGE REFLECTS THE MINIMUM AND AVERAGE PRE-MONEY EQUITY VALUATIONS OBSERVED FOR THE PRECLINICAL AND PHASE 1 DEVELOPMENT PHASES ACROSS THE I&I IPO GUIDELINE TRANSACTIONS.

Selected SPAC Transaction Comparables

Houlihan Capital identified seven biotechnology companies that have announced or completed business combinations with publicly traded SPACs. The SPAC comparable set spans a range of disease areas and phases of developments. The seven companies in the SPAC comparable set are summarized below.

Talawar TX, Inc. SPAC Transactions[1] As of June 22, 2026
(in millions)
Company	Sponsor	Disease Area	Closing Date	Pre-Money Equity Value	Therapeutic Modality	Phase at Transaction
Moon Lake	Cormorant	Immunology	5-Apr-22	348	bsAb	Pre-Clinical
Pre-Clinical				348
BBOT	Cormorant	Oncology	11-Aug-25	461	SmMol	Phase 1
Zura Bio	JATT Ventures	Immunology & Inflammation	6-Jun-23	165	bsAb	Phase 1b / Phase 2 Ready
Phase 1				313
Immunovant	RTW	Autoimmune	18-Dec-19	395	mAb	Phase 2
Phase 2				395
Cerevel	Perceptive	Neurology	27-Oct-20	780	SmMol	Phase 3
New Amsterdam Pharma	Frazier	Cardio-metabolic	22-Nov-22	491	SmMol	Phase 3
Tango Therapeutics	Boxer	Oncology	11-Aug-21	550	SmMol	Phase 3
Phase 3				607
Talawar	JATT II		TBD	120	bsAb	Pre-Clinical
Comparable Stats (excl. Talawar)			Mean→	456
Talawar SPAC Pre-Money vs. SPAC Transaction Mean Pre-Money Value				(73.7%)

	Low	High
Selected Range	$ 165	$ 325

(1) Based on information provided by Management and verified by Houlihan Capital with Pitchbook.

The SPAC Transaction Comparables methodology is based on pre-money equity valuations established at the time of definitive business combination announcement or closing for biotechnology companies that have completed or announced de-SPAC transactions. The identified universe spans preclinical through Phase 3 stage companies across a range of therapeutic modalities, bsAb, mAb, and SmMol. Talawar’s most directly comparable peers within this universe are those at the preclinical or Phase 1 stage, as these companies present investors with a similar risk and development profile at the time of their respective transactions. Moon Lake represents the only preclinical stage comparable in the SPAC set, pricing at $348 million as a bsAb in immunology, while Zura Bio represents the only I&I focused bsAb comparable, pricing at $165 million at a Phase 1b/Phase 2 ready stage.

HOULIHAN CAPITAL CONCLUDED VALUATION RANGE REFLECTS THE MINIMUM AND AVERAGE PRE-MONEY EQUITY VALUATIONS OBSERVED FOR THE PRECLINICAL AND PHASE 1 DEVELOPMENT PHASES ACROSS THE SPAC GUIDELINE TRANSACTIONS.

Selected I&I Private Company Comparables

Houlihan Capital identified eight privately held I&I focused biotechnology companies.

Talawar TX, Inc. I&I IPO Transaction Comparables[1] As of June 22, 2026
(in millions)
Company	Date of Latest Round	Round Raised	Total Raised	Post-Money Valuation	Therapeutic Modality	Phase at Transaction
Attovia	30-Mar-25	Series C	255	370	mAb	Phase 1 Ongoing
Bambusa	31-Oct-25	Series A2	143	555	bsAb	Phase 1 Ongoing
Caldera Therapeutics	8-Jan-26	Series A1	113	212	bsAb	Phase 1 Ongoing
Lycia Therapeutics	26-Apr-24	Series C	262	320	mAb	Phase 1 Ready
Recludix Pharma	12-Jan-26	Series B	123	337	SmMol	Phase 1 Ongoing
Sityrx	18-Sep-23	Series A Ext.	79	85	SmMol	Phase 1b Ongoing
Phase 1			162	313
Triveni Bio	18-Jun-25	Series B	232	310	mAb	Phase 2a Ongoing
Navigator Medicines	23-Aug-24	Series A	100	154	bsAb	Phase 2a Ongoing
Phase 2			166	232
Talawar (Subject — LOI)	TBD			120	bsAb	Pre-Clinical
Comparable Stats (excl. Talawar)	Mean →		163	293
Talawar SPAC Pre-Money vs. Private Comp Mean Post-Money Value				(59.0%)

(1) Based on information provided by Management.

The I&I Private Transaction Comparables methodology is based on post-money equity valuations established at the time of the most recent disclosed financing round for privately held immunology and inflammation focused biotechnology companies. The identified universe spans Phase 1 and Phase 2 stage companies across a range of therapeutic modalities. It is noted that no preclinical stage private I&I comparables were identified, resulting in a universe that is more clinically advanced than Talawar’s current stage of development. The underlying valuation data was provided by JATT and could not be independently verified due to the non-public nature of the underlying companies. As a result, this methodology was considered for reference purposes only.

Based on the analyses discussed above, the range of values estimated for the Equity Value of Talawar is as follows:

Talawar TX, Inc. Comparable Transactions As of June 18, 2026

	Range of Indicated Value (Rounded)
	Low	High
I&I IPO Comps	$110	$243
SPAC Comps	165	325

Selected Range of Value (1)	$140	$280

(1) Rounded average of the low and high indicated values.

Houlihan Capital believes that this valuation methodology produced a range of indicated fair market values for the equity of Talawar, that supports its overall conclusion within the broader context of its entire analysis.

To determine the indicated fair market value of the surviving entity’s stock pro forma for the Business Combination, Houlihan Capital started with the implied equity value of Talawar (calculated in accordance with the analysis described above), subtracted the estimated transaction expenses, added the cash expected to be raised from various funding sources (including an assumed (i) post-redemption cash from the Trust account, and (ii) additional financing to be raised), and finally subtracted Houlihan Capital’s calculated value of JATT’s warrants and earnout.

Houlihan Capital calculated an equity value range for Talawar on a pro-forma basis between approximately $8.89 per share and $12.34 per share.

Fairness Opinion Conclusion

Houlihan Capital concluded that, as of the date of the written opinion and based upon and subject to the assumptions, conditions and limitations set forth in the written fairness opinion, the consideration to be issued or paid in the Business Combination is fair, from a financial point of view to the unaffiliated shareholders. The fairness opinion was reviewed and unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Houlihan Capital Conflict Disclosure and Fees

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals or affiliates, has any ownership or other beneficial interests in any party to the Business Combination or any of their affiliates and has provided no previous investment banking or consulting services to any party to the Business Combination or any of their affiliates. There is no current agreement between Houlihan Capital, its principals, or affiliates and any party to the Business Combination or any of their affiliates providing for the provision of future services by Houlihan Capital, its principals, or any of its affiliates to or for the benefit of any party to the Business Combination or any of their affiliates. Houlihan Capital was engaged on a fixed fee basis.

Reasons for the Approval of the Business Combination by the Talawar Board

In reaching its decision to approve the Business Combination and resolving to recommend that Talawar Stockholders approve the Business Combination, the Talawar Board consulted with Talawar’s management, as well as its legal counsel and other advisors. The Talawar Board considered a variety of factors in connection with its evaluation and approval of the Business Combination and the matters related to the Business Combination.

In light of the number and variety of factors considered in connection with its evaluation of the Business Combination, the Talawar Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Talawar Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors in their evaluation of the Business Combination. The Talawar Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

•
information concerning Talawar’s business, including its financial performance and condition, operations, management, and preclinical data;
•
Talawar’s opportunity to access the public capital markets as compared to its prospects if it were to remain an independent privately held company, including its need to obtain additional financing and the terms on which it would be able to obtain such financing, if at all;
•
the potential benefits from increased public awareness of Talawar and its pipeline;

•
the Talawar Board’s belief that, after reviewing various financing options to enhance stockholder value, including additional paths to becoming a public company, the Business Combination and PIPE Financing represented the most favorable alternative reasonably available to Talawar;
•
the cash resources of the Post-Closing Company expected to be available upon the closing of the PIPE Financing and consummation of the Business Combination (including the ability to support Talawar’s current and planned preclinical and clinical trials and operations into 2029);
•
the access, as a public company, to a broader range of investors to support the development of Talawar’s drug candidates than if Talawar continued to operate as a privately held company;
•
the potential to provide its current stockholders with greater liquidity by owning stock in a public company;
•
the expectation that the Business Combination, together with the funding committed in the PIPE Financing, would be a higher probability and more efficient means to access capital than other potential options considered;
•
the governance structure of the Post-Closing Company, including the composition of the Post-Closing Company Board and the expectation that substantially all of Talawar’s employees, including its management, will serve in similar roles at the Post-Closing Company;
•
the Talawar Board’s fiduciary duties to Talawar Stockholders;
•
the terms and conditions of the Business Combination Agreement, including, without limitation, the following:
o
the determination that the expected relative percentage ownership of JATT shareholders and Talawar Stockholders in the Post-Closing Company was appropriate, based on the Talawar Board’s judgment and assessment of the Equity Value of $120,000,000, the Exchange Ratio and the resulting allocation of Post-Closing Company Common Stock between Talawar Stockholders and JATT shareholders (including the dilutive effect of the PIPE Financing);
o
the expectation that the Business Combination will be treated as a reorganization for U.S. federal income tax purposes, with the result that the Talawar Stockholders will generally not recognize taxable gain or loss for U.S. federal income tax purposes with respect to the Business Combination;
o
the JATT Board, under certain circumstances, may only change, withdraw, withhold, qualify or modify its recommendation to approve the Business Combination Agreement if the JATT Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a change would be inconsistent with its fiduciary duties under applicable law, which the Talawar Board viewed as reducing the risk that the Business Combination would not be consummated due to a change in the JATT Board’s recommendation;
o
the limited number and nature of the conditions of JATT’s obligation to consummate the Business Combination;
o
the condition to Talawar’s obligation to consummate the Business Combination that the Minimum Cash Condition be satisfied; and
o
the belief that the other terms of the Business Combination Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction;

•
the fact that shares of Post-Closing Company Common Stock issuable to holders of JATT Ordinary Shares in the Merger will be registered on the Form S-4 registration statement of which this proxy statement/prospectus forms a part, and that, following the consummation of the Business Combination, shares of Post-Closing Company Common Stock held by Talawar Stockholders who are not affiliates of the Post-Closing Company and who are not parties to the Registration Rights and Lock-Up Agreement will be freely tradable;
•
the support agreements, including (a) the Sponsor Support Agreement, pursuant to which the Sponsor has agreed, among other things, to vote its JATT Ordinary Shares in favor of the Business Combination, waive any anti-dilution protections and redemption rights with respect to its JATT Ordinary Shares, and surrender 150,000 JATT Ordinary Shares for no consideration in connection with the Closing, and (b) the Stockholder Support Agreement, pursuant to which Khanda has agreed, among other things, to vote its Talawar Shares in favor of the Business Combination, waive appraisal rights under Section 262 of the DGCL, and terminate certain contractual rights effective immediately prior to the Effective Time;
•
the anticipated Nasdaq listing of the Post-Closing Company Common Stock; and
•
the likelihood that the Business Combination will be consummated on a timely basis.

The Talawar Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination (which are more fully described in the “Risk Factors” section of this proxy statement/prospectus), including, but not limited to, the following:

•
the risk that the potential benefits of the Business Combination may not be realized;
•
the risk that the Business Combination might not be consummated in a timely manner or at all, including as a result of the failure of JATT to obtain the Required JATT Shareholder Approval, and the potential adverse effect on the reputation of Talawar and its ability to obtain future financing if the Business Combination and PIPE Financing are not completed;
•
the risk that future sales of Post-Closing Company Common Stock may cause the price of Post-Closing Company Common Stock to fall, thus reducing the value of Post-Closing Company Common Stock received by Talawar Stockholders in the Business Combination;
•
because the Exchange Ratio is fixed based on the Equity Value of $120,000,000 divided by $10.00 per share, divided by the number of Fully-Diluted Shares, and adjusts only for changes in Talawar’s Fully-Diluted Shares (including as a result of any Company Interim Financing or changes in the parties’ outstanding capital stock at Closing), the relative percentage ownership of JATT shareholders and Talawar Stockholders in the Post-Closing Company immediately following the consummation of the Business Combination will not adjust to reflect any changes in the relative values of Talawar and JATT between the date of the Business Combination Agreement and the Closing;
•
the possibility that, under certain circumstances, the JATT Board could change, withdraw, withhold, qualify or modify its recommendation to approve the Business Combination Agreement if the JATT Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a change would be inconsistent with its fiduciary duties under applicable law;
•
the expenses incurred and anticipated to be incurred in connection with the Business Combination and related administrative costs associated with combining the organizations;
•
the additional costs and compliance obligations Talawar will incur that are associated with operating as a public company following the consummation of the Business Combination;
•
the fact that JATT’s representations and warranties in the Business Combination Agreement do not survive the Closing (except in the case of Fraud), and the potential risk of liabilities that may arise after the Closing; and

•
the fact that the Business Combination Agreement does not provide for the payment of a termination fee by either party upon termination, and accordingly there is no financial deterrent, other than potential liability for Willful Breach or Fraud, to discourage either party from terminating the Business Combination Agreement; and
•
various other risks associated with the Post-Closing Company and the Business Combination, including the risks described in the section titled “Risk Factors” of this proxy statement/prospectus.

The Talawar Board ultimately concluded that, in the aggregate, the potential benefits of the Business Combination outweighed the potential risks or negative consequences and that the Business Combination is in the best interests of Talawar and its stockholders.

Interests of the Talawar Directors and Executive Officers

Talawar’s directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of the JATT shareholders and warrant holders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

The Talawar Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Business Combination Agreement and the Business Combination, and to recommend that the Talawar Stockholders approve the Business Combination.

Talawar Ownership Interests

As of August 24, 2026, Talawar’s current non-employee directors and executive officers beneficially owned, in the aggregate approximately 5.3% of the Talawar Shares, which for purposes of this subsection excludes any Talawar shares issuable upon exercise or settlement of Talawar Options held by such individual. Khanda has entered into a support agreement in connection with the Business Combination. For a more detailed discussion of the support agreements, please see the section titled “Proposal No. 1 — The Business Combination Proposal — Other Agreements Related to the Business Combination — Stockholder Support Agreement” beginning on page 162 of this proxy statement/prospectus.

As of August 24, 2026, Khanda owns 9,000,000 Talawar Preferred Shares. Three of Talawar’s directors (Dr. Becker, Dr. Borowski and Dr. Sidhu) serve as members of the board of directors of Khanda, and Dr. Sidhu is the founder of Khanda and also serves as Khanda’s Chief Executive Officer. In addition, Dr. Sidhu is the Chairman and Chief Executive Officer of JATT, the sole member of JATT Ventures II Ltd, which is the sole general partner of the Sponsor, and a limited partner of the Sponsor. Two of Talawar’s directors (Dr. Becker and Dr. Borowski) are employed by and serve as a managing director and a principal, respectively, of Access Industries, Inc., which is the parent company of Access Industries Management, LLC, the manager of AI Talawar. AI Talawar, which is not a current holder of Talawar Shares, is the holder of an $18.18 million SAFE that will convert (at a discount) into Post-Closing Company Shares in connection with the Business Combination, and has also agreed to purchase Post-Closing Company Shares in the PIPE Financing. Marc Schegerin, Talawar’s Chief Executive Officer, has also agreed to purchase Post-Closing Company Shares. For a more detailed discussion of these relationships, please see the section titled “Certain Relationships and Related Person Transactions — Talawar Related Person Transactions” beginning on page 312 of this proxy statement/prospectus.

Talawar Options Held by Talawar Directors and Executive Officers

Certain Talawar directors and executive officers currently hold Talawar Options. As discussed in this proxy statement/prospectus, immediately prior to the Effective Time, each Talawar Option that is outstanding and unexercised, whether then vested or unvested, will be converted into an Exchanged Option. Except as specifically provided above, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Talawar Option immediately prior to the Effective Time.

The following table details the outstanding Talawar Options held by Talawar’s directors and executive officers as of August 24, 2026, inclusive of Top-Up Awards (as defined below).

Name	Shares of Talawar Common Stock Underlying Talawar Options (#)	Volume Weighted Average Option Exercise Price ($)
Executive Officers
Marc Schegerin	1,453,361	6.11
Fabio Nunes	410,567	4.55
Stephen Migausky	335,918	6.11
Kristine Callahan	50,000	6.11
Non-Employee Directors
Daniel Becker	—	—
Christine Borowski	—	—
Someit Sidhu	—	—
Praveen Tipirneni	74,649	6.11

Talawar Restricted Stock Award and Talawar Warrants

As of the date of this proxy statement/prospectus, no director or executive officer of Talawar holds any restricted stock award or any warrant to purchase Talawar Common Stock, except for Dr. Schegerin, who has a restricted stock award comprised of 506,159 shares of Talawar Common Stock.

Executive Officer Equity Top-Up Awards

Pursuant to their respective offer letters, certain of Talawar’s executive officers are entitled to equity top-up awards in connection with a Strategic Transaction (defined in each offer letter to include an initial public offering, a financing or series of financings raising at least $75 million in the aggregate, or a reverse merger transaction and PIPE financing) to be issued concurrently with, or prior to the closing of a Strategic Transaction. Pursuant to Dr. Schegerin’s offer letter, dated May 10, 2026, Talawar granted Dr. Schegerin a restricted stock award representing 5.25% of Talawar’s outstanding capital stock on a fully diluted basis as of the date of grant. The offer letter further provides that if the Talawar Board reasonably determines that Dr. Schegerin’s equity ownership of Talawar equals (or will equal) less than 5.25% on a fully diluted basis following the closing of a Strategic Transaction, Talawar shall, subject to approval by the Talawar Board and certain specified limitations, grant Dr. Schegerin an additional equity award (a “Top-Up Award”) such that his ownership equals no less than 5.25% of Talawar on a fully diluted basis following the closing of a Strategic Transaction; provided that if Talawar has raised more than $200 million in financing (including cash acquired through a merger), the Top-Up Award is calculated as if Talawar received $200 million in gross proceeds. Pursuant to Dr. Nunes’s offer letter, dated April 21, 2026, Talawar granted Dr. Nunes a stock option representing 1.1% of Talawar’s fully diluted equity as of the date of grant. Dr. Nunes is entitled to a Top-Up Award on substantially similar terms to that of Dr. Schegerin if the Talawar Board reasonably determines that his fully diluted ownership equals (or will equal) less than 1.1% on a fully diluted basis following the closing of a Strategic Transaction. Pursuant to Mr. Migausky’s offer letter, dated June 5, 2026, Talawar granted Mr. Migausky a stock option representing 0.9% of Talawar’s fully diluted equity as of the date of grant. Mr. Migausky is entitled to a Top-Up Award on substantially similar terms to that of Dr. Schegerin if the Talawar Board reasonably determines that his fully diluted ownership equals (or will equal) less than 0.9% on a fully diluted basis following the closing of a Strategic Transaction. On August 7, 2026, the Talawar Board approved the grant of the Top-Up Award to each such executive officer. The vesting terms for each Top-Up Award provide that, in addition to time-based vesting, all such Top-Up Awards shall be forfeited in their entirety if the Closing has not occurred by March 31, 2027.

Talawar Management Following the Merger

As described in the section captioned “Board of Directors and Management After the Business Combination” beginning on page 270 of this proxy statement/prospectus, upon consummation of the Business Combination, the Post-Closing Company Board is expected to consist of up to seven (7) directors, comprised of one (1) director designated by the Sponsor (Dr. Someit Sidhu) and up to six (6) other directors designated by Talawar. The officers of the Post-Closing Company will consist of those officers designated by Talawar. Talawar’s current executive officers are expected to serve in similar roles at the Post-Closing Company.

Khanda Equity Issuance Obligation

Pursuant to the TALA-125 License Agreement between Talawar and Khanda, on each of the first and second anniversaries of the Closing, the Post-Closing Company will be obligated to issue to Khanda equity equal to 1.0% of the outstanding shares of the Post-Closing Company as of each of the applicable grant dates, on a fully diluted basis (including, for the avoidance of doubt, all shares issuable upon the exercise or conversion of any convertible securities, stock options, warrants or similar instruments). For a more detailed discussion of the TALA-125 License Agreement, please see the section titled “Certain Relationships and Related Person Transactions — Talawar Related Person Transactions — Khanda Agreements — License Agreements” beginning on page 313 of this proxy statement/prospectus.

Certain Business Combination Related Payments

No payments or benefits have been or will be paid or made available, as applicable, to any of Talawar’s directors or executive officers as a result of the consummation of the Business Combination.

Other Compensation

In connection with the Business Combination, the Post-Closing Company Board may adopt a non-employee director compensation policy to govern the Post-Closing Company effective as of the Closing. If adopted, the new non-employee director compensation policy will provide for annual cash retainers and certain equity awards that will be granted following the Closing.

Interests of Certain JATT Persons in the Business Combination

When you consider the recommendation of the JATT Board in favor of approval of the Business Combination Proposal and the other Shareholder Proposals included herein, you should keep in mind that the Sponsor and JATT’s directors and officers have interests in such proposals that are different from, in addition to and/or in conflict with, those of the JATT shareholders generally. Further, JATT’s officers and directors have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section titled “Information about JATT — Conflicts of Interest”. We believe there were no such opportunities that were not presented to JATT for a potential business combination as a result of the existing fiduciary or contractual obligations of our officers and directors to other entities. The JATT Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and Business Combination Agreement and in recommending to our shareholders that they vote in favor of the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. JATT shareholders should take these interests into account in deciding whether to approve the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that the Insiders have agreed not to redeem any JATT Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination;
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the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares, which will be converted into 1,350,000 shares (after giving effect to the 225,000 Founder Shares surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option and to the Sponsor Forfeiture) of Post-Closing Company Common Stock upon consummation of the Business Combination and that such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $ million based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of Public Shares and the number of Post-Closing Company Common Stock that the Sponsor will receive upon Closing of the Business Combination, the Sponsor may earn a positive rate of return on their investment even if the Post-Closing Company Common Stock trades below the price initially paid for the Public Shares in the IPO and Public Shareholders experience a negative rate of return following the Closing. Thus, our Sponsor and its affiliates may have more of an economic interest for JATT to, rather than liquidate if JATT fails to complete our initial business combination, enter into an initial business combination on potentially less favorable terms with potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, that would be the case if such parties had paid the full offering price for their Founder Shares;
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the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if JATT fails to complete an initial business combination by April 20, 2028;
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the fact that the Sponsor purchased 300,000 Private Placement Shares for an aggregate purchase price of $3,000,000 ($10.00 per Private Placement Share) and if JATT does not consummate an initial business combination by April 20, 2028, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the Public Shareholders and the Private Placement Shares held by the Sponsor will be worthless. The Private Placement Shares held by the Sponsor had an estimated aggregate market value of approximately $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that, in the aggregate, the Sponsor has approximately $3,025,000 at risk that depends upon the completion of a business combination, and following the consummation of the Business Combination, the aggregate value of the Sponsor’s investment will be $ , based upon the closing price of $ per JATT Ordinary Share on Nasdaq on , 2026, the most recent practicable date prior to the date of this proxy statement/prospectus;
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the fact that JATT Ventures II Ltd is the sole general partner of the Sponsor, and its Chairman and Chief Executive Officer, Dr. Someit Sidhu is a limited partner of the Sponsor. Dr. Someit Sidhu is also the sole member of JATT Ventures II Ltd. Dr. Someit Sidhu has voting and investment discretion with respect to the ordinary shares held of record by JATT Ventures II L.P., and therefore may be deemed to beneficially own the JATT Ordinary Shares owned by Sponsor. For more information about our officers’ and directors’ economic interests in the Transactions, see the section entitled “Beneficial Ownership of Securities”;
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if the Trust Account is liquidated, including in the event JATT is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to JATT if and to the extent any claims by a third-party for services rendered or products sold to JATT, or a prospective target business with which JATT has entered into a written letter of intent, confidentiality or other similar agreement or merger agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

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the fact that JATT’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination;
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the fact that JATT has certain provisions in its organizational documents that waive the corporate opportunities doctrine on an ongoing basis, JATT’s officers and directors have not been obligated and continue to not be obligated to bring all corporate opportunities to JATT. The potential conflict of interest relating to the waiver of the corporate opportunities doctrine in JATT’s organizational documents did not, to JATT’s knowledge, impact JATT’s search for an acquisition target or prevent JATT from reviewing any opportunities as a result of such waiver;
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the fact that JATT’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on JATT’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Financing. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $    in the aggregate. However, if JATT fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, JATT may not be able to reimburse these expenses if the Transactions or another business combination are not completed within the completion window;
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the fact that, pursuant to the Registration Rights and Lock-Up Agreement, JATT’s officers and directors, the Sponsor and its members and certain other security holders named therein will have customary registration rights, including demand piggy-back rights, subject to cooperation and cut-back provisions with respect to the Post-Closing Company Common Stock held by such parties following the consummation of the Business Combination;
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the fact that Arjun Goyal and Christopher Staral, directors of JATT, are each affiliated with an investment fund participating in the PIPE Financing, pursuant to which the PIPE Investors have agreed to buy Post-Closing Company Common Stock at a purchase price of $10.00 per share. The closing price of the JATT Ordinary Shares on Nasdaq was $    per share on    , the Record Date; and
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the fact that Someit Sidhu, the Chairman and Chief Executive Officer of JATT, a director of Talawar, and an expected director of the Post-Closing Company, is also the founder and Chief Executive Officer and member of the board of Khanda, which is also a principal securityholder of Talawar. Dr. Sidhu recused himself from any JATT Board deliberations or decisions relating to a potential transaction with Talawar. For additional information, please see the section entitled “Certain Relationships and Related Person Transactions—Khanda Agreements.”

As a result of the foregoing interests, the Sponsor and JATT’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals.

The financial and personal interests of the Sponsor, as well as JATT’s directors and officers, may have influenced their motivation in identifying and selecting Talawar as a business combination target, completing an initial business combination with Talawar and influencing the operation of the business following the initial business combination. In considering the recommendations of the JATT Board to vote for the Shareholder Proposals, its shareholders should consider these interests.

Compensation Received by the Sponsor, its Affiliates and JATT Directors and Executive Officers

Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsor, its affiliates and JATT’s directors, officers and their affiliates in connection with the Business Combination and related transactions.

Entity	Amount of Compensation To be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor

1,350,000 shares of Post-Closing Company Common Stock upon conversion of 1,350,000 Founder Shares (after giving effect to the 225,000 Founder Shares surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option and to the Sponsor Forfeiture). Prior to the closing of JATT’s IPO, the management team received indirect interests in Founder Shares through membership interests in the Sponsor, including (i) 150,000 Founder Shares to Dr. Someit Sidhu, the Chairman and Chief Executive Officer of JATT, for his services, (ii) 50,000 Founder Shares to Nicholas Fernandez, JATT’s Chief Financial Officer, for his services, (iii) 25,000 to each of the independent directors of JATT for their services to the JATT Board, and (iv) 25,000 Founder Shares to an independent consultant of JATT for his services in connection with the IPO.

$25,000 (approximately $0.014 per share)
	300,000 shares of Post-Closing Company Common Stock upon conversion of the 300,000 Private Placement Shares	$3,000,000 ($10.00 per share)
Sponsor, JATT officers, directors, or their affiliates

Finder’s fees, advisory fees, consulting fees, success fees and reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Working Capital Loans to finance transaction costs in connection with the Business Combination.

Up to $1,500,000 in working capital loans, which loans may be convertible into shares of the Post-Closing Company at the price of $10.00 per unit. As of June 30, 2026, JATT had no outstanding borrowings under the Working Capital Loans.

See the section of this proxy statement/prospectus entitled “Proposal No. 1 —The Business Combination Proposal — Interests of Certain JATT Persons in the Business Combination” for a further discussion of the compensation received by the Sponsor.

Satisfaction of the 80% Test

It is a requirement under the Cayman Constitutional Documents and Nasdaq listing requirements that the target business to be acquired in JATT’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement for JATT’s initial business combination. As of June 29, 2026, the date of the execution of the Business Combination Agreement, the balance of funds held in the Trust Account was approximately $60,409,419, and 80% of that amount was therefore approximately $48,327,535. The JATT Board considered all of the factors described above and the fact that the aggregate consideration for JATT was the result of arm’s length negotiations with Talawar. As a result, the JATT Board concluded that the fair market value of the business to be acquired was in excess of 80% of the assets held in the Trust Account (excluding any taxes payable on the interest earned on the Trust Account). In light of the financial background and experience of the members of JATT’s management team and the JATT Board, the JATT Board believes that the members of the management team and the JATT Board are qualified to determine whether the Business Combination meets the 80% test.

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP and not as a business combination. Under this method of accounting, JATT will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Talawar issuing stock for the net assets of JATT, accompanied by a recapitalization. Upon the Closing, substantially all of the assets and business of the combined company will be held and operated by Talawar.

Regulatory Matters

Other than the registration statement of which this proxy statement/prospectus forms a part having become effective in accordance with the provisions of the Securities Act, neither JATT nor Talawar are aware of any material regulatory approvals or actions that are required for completion of the Business Combination It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Consequences if the Business Combination Proposal is Not Approved

If the Business Combination Proposal is not approved by shareholders of JATT, the transactions contemplated by the Business Combination Agreement will not be consummated.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under the Cayman Act, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares who, being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and will have no effect on the Business Combination Proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and will have no effect on the Business Combination Proposal. The approval by the JATT shareholders of the Business Combination Proposal and the Merger Proposal is required to consummate the Business Combination.

The Adjournment Proposal (if presented) is not conditioned upon any other proposal.

The Insiders have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of the Business Combination Proposal (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act). As of the Record Date, the Insiders beneficially owned, collectively, % of the issued and outstanding JATT Ordinary Shares.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that JATT’s entry into the Business Combination Agreement, dated as of June 29, 2026, by and among JATT, Merger Sub and Talawar, attached to the proxy statement/prospectus accompanying notice of meeting as Annex A, pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination described in the accompanying proxy statement/prospectus, and the performance by JATT of its obligation thereunder and the consummation of the Business Combination, be approved, ratified and confirmed in all respects.”

Recommendation of the JATT Board

THE JATT BOARD UNANIMOUSLY RECOMMENDS, EXCEPT FOR DR. SIDHU, WHO RECUSED HIMSELF FROM ANY JATT BOARD DELIBERATIONS OR DECISIONS RELATING TO A POTENTIAL TRANSACTION WITH TALAWAR (AS FURTHER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS), THAT JATT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsor and JATT’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for a further discussion.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR JATT, HOLDERS OF PUBLIC SHARES AND HOLDERS OF TALAWAR SHARES

Unless the context otherwise requires, references in this section to “we,” “our” and “us” generally refer to JATT prior to the Business Combination.

The following discussion is a summary of the material U.S. federal income tax considerations (i) for U.S. Holders of Public Shares as a result of the Merger, (ii) for U.S. Holders of Public Shares that elect to have their Public Shares redeemed for cash if the Business Combination is completed, (iii) for non-U.S. Holders relating to the ownership and disposition of Post-Closing Company Shares after the Merger, (iv) for JATT as a result of the Merger and (v) for holders of Talawar Shares. This section applies only to holders that hold their Public Shares or Post-Closing Company Shares, as applicable, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax provisions of the Code, the special accounting rules under Section 451(b) of the Code, the “Medicare” tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

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the Sponsor, the Insiders or any holders of Private Placement Shares;
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dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
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tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;
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banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;
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U.S. expatriates or former long-term residents of the United States;
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persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the stock of JATT or the Post-Closing Company;
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partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;
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persons holding Public Shares or Post-Closing Company Shares as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;
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persons whose functional currency is not the U.S. dollar;
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persons that received Public Shares or will hold Post-Closing Company Shares as compensation for services;
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qualified foreign pension funds or entities wholly-owned by one or more qualified foreign pension funds; or
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“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds Public Shares or Post-Closing Company Shares, the tax treatment of a partner or other member in such partnership or other pass-through entity generally will depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding Public Shares or Post-Closing Company Shares, you are urged to consult your tax advisor regarding the tax consequences to you of a stock redemption (including the Redemption), the Merger, and/or the ownership and disposition of Post-Closing Company Shares by the partnership or other pass-through entity.

This discussion is based on the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. JATT has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

EACH HOLDER OF PUBLIC SHARES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION, THE OWNERSHIP AND DISPOSITION OF POST-CLOSING COMPANY SHARES AND ANY EXERCISE OF SUCH HOLDER’S REDEMPTION RIGHTS WITH RESPECT TO ITS PUBLIC SHARES, AS APPLICABLE, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Public Shares or Post-Closing Company Shares, as the case may be, that is, for U.S. federal income tax purposes:

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an individual who is a U.S. citizen or resident of the United States;
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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The Merger

In General

The U.S. federal income tax consequences of the Merger to U.S. Holders of Public Shares will depend primarily upon (i) whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and (ii) whether the Merger, taken together with certain related transactions, qualifies as a transaction governed by Section 351 of the Code. Legal counsel to JATT is unable to opine regarding the qualification of the Merger under Section 368(a) of the Code or Section 351 of the Code because of certain legal and factual uncertainties, as described further below. Therefore, there is a material risk that the Merger will be a taxable transaction to U.S. Holders of Public Shares and, unless otherwise indicated, the discussion below assumes that the Merger will be a taxable transaction.

There are many requirements that must be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and such qualification could be adversely affected by events or actions that occur or are taken after the Merger. One such requirement, among others, for the

Merger to qualify as a reorganization under Section 368(a) of the Code is that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how this requirement applies in the case of an acquisition of a corporation with no active business and where such corporation’s assets consist primarily of cash and cash equivalents, such as JATT, it is unclear whether this requirement can be satisfied in connection with the Merger. In addition, the treatment of the Merger as a reorganization will depend upon whether sufficient shareholders of JATT exchange their JATT Ordinary Shares for Post-Closing Company Shares rather than redeem their JATT Ordinary Shares for cash. If a significant number of shareholders of JATT redeem their JATT Ordinary Shares, one of the requirements that is necessary for the Merger to qualify as a reorganization under Section 368(a) of the Code may not be satisfied.

For a transaction to qualify under Section 351 of the Code, persons participating in such transaction (together with persons participating in certain related transactions) who transfer property to a corporation in exchange for such corporation’s stock must be in control (as specifically defined under the Code) of the corporation immediately after the exchange. Therefore, for the Merger, taken together with certain related transactions, to qualify under Section 351 of the Code, shareholders of JATT, along with other persons who are treated as transferring property to Talawar in the Business Combination (or certain related transactions), must satisfy this control requirement. There are legal uncertainties as to which persons will be treated as transferring property to Talawar in the Business Combination. In addition, there are factual uncertainties regarding the ownership of Post-Closing Company Shares immediately after the closing of the Business Combination because the level of redemptions will not be known until the closing of the Business Combination.

Despite the legal and factual uncertainties described above, it is possible that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and/or that the Merger, taken together with certain related transactions, will qualify as a transaction governed by Section 351 of the Code, and the parties intend to report the Merger as qualifying as a reorganization under Section 368(a) of the Code. However, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel regarding the U.S. federal income tax treatment of the Merger, and neither Greenberg Traurig nor any other advisor is providing such opinion. Further, JATT does not intend to request a ruling from the IRS regarding such treatment. Accordingly, no assurance can be given that the IRS will not challenge the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or that a court will not sustain such a challenge by the IRS.

Tax Consequences if the Merger Does Not Qualify as a Reorganization within the Meaning of Section 368(a) of the Code or as Part of a Transaction Governed by Section 351 of the Code

If the Merger is a taxable transaction, a U.S. Holder that exchanges Public Shares in the Merger for Post-Closing Company Shares would recognize gain or loss equal to the difference, if any, between (i) the fair market value of the Post-Closing Company Shares received by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in the Public Shares exchanged therefor. Subject to the discussion below regarding the PFIC rules, such gain or loss should be treated as capital gain or loss and generally would be long-term capital gain or loss if the U.S. Holder’s holding period for such Public Shares exceeds one year. It is unclear, however, whether the redemption rights of a U.S. Holder with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. Net short-term capital gain generally is taxed at regular ordinary income tax rates. Long-term capital gain recognized by non-corporate U.S. Holders may be taxed at reduced rates. If the Merger is a taxable transaction, a U.S. Holder would have an aggregate tax basis in the Post-Closing Company Shares received in the Merger that is equal to the fair market value of such Post-Closing Company Shares as of the effective date of the Merger, and the holding period of such Post-Closing Company Shares would begin on the day following the Merger.

Tax Consequences if the Merger Qualifies as a Reorganization within the Meaning of Section 368(a) of the Code or as Part of a Transaction Governed by Section 351 of the Code

As described above, no representation is made regarding the qualification of the Merger under Section 368(a) of the Code or Section 351 of the Code. However, if the Merger so qualifies, a U.S. Holder that exchanges Public Shares in the Merger for Post-Closing Company Shares generally would not recognize any gain or loss on such exchange, subject to the PFIC rules discussed below. In such case, assuming gain recognition is not required under Section 1291(f) of the Code as described below, the aggregate adjusted tax basis of the Post-Closing Company Shares received in the Merger by a U.S. Holder would be equal to the adjusted tax basis of the Public Shares surrendered in the Merger in exchange therefor and the holding period of the Post-Closing Company Shares should include the holding period for the Public Shares surrendered in the Merger in exchange therefor.

PFIC Considerations

In General

A foreign corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year) are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these rules, cash generally is considered to be a passive asset.

Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if: (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

If a non-U.S. corporation is treated as a PFIC during a U.S. Holder’s holding period, it will, with respect to such U.S. Holder, always be treated as a PFIC, regardless of whether it satisfied either of the qualification tests in subsequent years, subject to certain exceptions (such as upon making a “deemed sale” election).

The adverse impact of the PFIC rules on a U.S. Holder that holds shares in a PFIC may generally be mitigated if the U.S. Holder makes a timely qualified electing fund (“QEF”) election or mark-to-market election for the PFIC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, or a QEF election along with an applicable purging election (each, a “PFIC Election”).

PFIC Status of JATT

Because JATT is a blank check company with no current active business (as determined for purposes of the PFIC rules), and based upon the structure of the Business Combination, JATT believes that it will not qualify for the startup exception and that it will be a PFIC for its current taxable year.

Application of the PFIC Rules to the Merger

If the Merger is a taxable transaction and a U.S. Holder has not made a timely PFIC Election with respect to its Public Shares, the tax on any gain recognized by such U.S. Holder in connection with the Merger would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of JATT. Under these rules:

•
the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Public Shares;
•
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which JATT was a PFIC, will be taxed as ordinary income;
•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

Further, even if the Merger qualifies as a reorganization under Section 368(a) of the Code or as part of a transaction governed by Section 351 of the Code, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of Public Shares under the rules described above as a result of the Merger if: (i) JATT were classified as a PFIC at any time during such U.S. Holder’s holding period in such Public Shares; and (ii) the U.S. Holder had not timely made a PFIC Election with respect to such Public Shares.

It is not possible to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply. Therefore, even if the Merger qualifies as a reorganization under Section 368(a) of the Code or as part of a transaction governed by Section 351 of the Code, U.S. Holders of Public Shares that have not made a timely PFIC Election may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Merger with respect to their Public Shares.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Public Shares will depend on whether the U.S. Holder has made a timely and effective election to treat JATT as a QEF under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Public Shares during which JATT qualified as a PFIC or, if in a later taxable year, the U.S. Holder made a QEF election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Public Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Public Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Public Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder’s ability to make a timely and effective QEF election (or a QEF election along with a purging election) with respect to JATT is contingent upon, among other things, the provision by JATT of a “PFIC Annual Information Statement” to such U.S. Holder. JATT will endeavor to provide PFIC Annual Information Statements, upon written request, to U.S. Holders of Public Shares with respect to each taxable year for which JATT determines it is a PFIC. There is no assurance, however, that JATT will timely provide such information.

The impact of the PFIC rules on a U.S. Holder of Public Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC. If such an election is available and has been made, such U.S. Holders will generally not be subject to the special taxation rules discussed above with respect to their Public Shares in connection with the Merger. Instead, the U.S. Holder generally will include as ordinary income each year the excess, if any, of the fair market value of its Public Shares at the end of its taxable year over its adjusted basis in its Public Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Public Shares over the fair market value of its Public Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the election). The U.S. Holder’s basis in its Public Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Public Shares will be treated as ordinary income. However, if the election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the special taxation rules discussed above generally will apply to certain dispositions of, distributions on and other amounts taxable with respect to, Public Shares, including in connection with the Merger.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

THE RULES DEALING WITH PFICS IN THE CONTEXT OF THE MERGER ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES TO THEM OF THE PFIC RULES, AND WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER PFIC ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Tax Consequences of Exercising Redemption Rights

In General

The U.S. federal income tax consequences to a U.S. Holder of Public Shares that exercises its redemption rights with respect to its Public Shares will depend on whether the redemption qualifies as a sale of Public Shares under Section 302 of the Code. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of JATT stock treated as held by the U.S. Holder relative to all outstanding JATT Ordinary Shares both before and after the redemption. The redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in JATT or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only JATT stock actually owned by the U.S. Holder but also shares of JATT stock that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option.

In order to meet the substantially disproportionate test, the percentage of JATT’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption must, among other requirements, be less than 80% of the percentage of JATT’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Because, prior to the Business Combination, the Public Shares may not be considered voting stock, it is unclear whether this test could be satisfied by a U.S. Holder. There will be a complete termination of a U.S. Holder’s interest if either all the shares of JATT stock actually and constructively owned by the U.S. Holder are redeemed or all the shares of JATT stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other JATT stock. The redemption of the Public Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in JATT. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in JATT will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of redemption of Public Shares.

If a U.S. Holder’s participation in the Redemption qualifies as a sale of Public Shares by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Public Shares redeemed. Subject to the PFIC rules described below, such gain or loss should be treated as capital gain or loss and generally would be long-term capital gain or loss if the U.S. Holder’s holding period for such Public Shares exceeds one year. It is unclear, however, whether the redemption rights of a U.S. Holder with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the Public Shares would be subject to short-term capital gain treatment. Net short-term capital gains generally are taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If a U.S. Holder’s participation in the Redemption does not qualify as a sale of Public Shares under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution from JATT. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from JATT’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Public Shares. Special rules apply to dividends received by U.S. Holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. Holder in the redeemed Public Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, to the basis of stock constructively owned by such holder if the stock actually owned by the holder is completely redeemed.

PFIC Considerations

As discussed above, JATT believes that it will be a PFIC for its current taxable year.

If JATT is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Public Shares, and the U.S. Holder did not make a PFIC Election, such U.S. Holder generally will be subject to the special taxation rules described above under “The Merger — PFIC Considerations — Application of PFIC Rules to the Merger” with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Public Shares in the Redemption (such as gain described above if the Redemption qualifies for sale or exchange treatment) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Public Shares), potentially including a distribution described above if the Redemption does not qualify as a sale or exchange of Public Shares and the U.S. Holder is treated as receiving a corporate distribution.

Non-U.S. Holders

This section applies to you if you are a non-U.S. Holder. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of Post-Closing Company Shares that is, for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a U.S. Holder.

Ownership of Post-Closing Company Shares

Distributions on Post-Closing Company Shares

The gross amount of any distribution on Post-Closing Company Shares to a non-U.S. Holder will, to the extent paid out of the Post-Closing Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), constitute a dividend and will be subject to a U.S. federal withholding tax on the gross amount of the dividend at a rate of 30%, unless (i) such dividends are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), or (ii) such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). To the extent that the amount of the distribution exceeds the Post-Closing Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the non-U.S. Holder’s tax basis in its Post-Closing Company Shares, and thereafter as gain realized from the sale of Post-Closing Company Shares, the tax consequences of which would be the same as the consequences of recognizing gain on a sale or other disposition of Post-Closing Company Shares as described below under the heading “— Sale, Exchange or Other Taxable Disposition of Post-Closing Company Shares.”

Dividends paid by the Post-Closing Company to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Sale, Exchange or Other Taxable Disposition of Post-Closing Company Shares

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA”, non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of Post-Closing Company Shares, unless either:

•
the gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder); or
•
the Post-Closing Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. Holder’s holding period for the applicable Post-Closing Company Shares, except, in the case where the Post-Closing Company Shares are “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury regulations, referred to herein as “regularly traded”), the non-U.S. Holder is disposing of Post-Closing Company Shares and has owned at all times, whether actually or based on the application of constructive ownership rules, 5% or less of the total shares of Post-Closing Company Shares outstanding within the shorter of the five-year period preceding such disposition of Post-Closing Company Shares or such non-U.S. Holder’s holding period for such Post-Closing Company Shares.

Gain described in the first bullet point above will be subject to U.S. federal income tax as if the non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. Holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower treaty rate).

With respect to the second bullet point above, it is not expected that the Post-Closing Company will be a USRPHC immediately after the Business Combination. However, because the determination of whether the Post-Closing Company is a USRPHC depends on the fair market value of its “United States real property interests,” relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance as to the Post-Closing Company’s USRPHC status in the future. If the second bullet point above applies to a non-U.S. Holder, gain recognized by such holder will be subject to U.S. federal income tax as if the non-U.S. Holder were a U.S. resident. In addition, the transferee in the sale, exchange or other taxable disposition may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale, exchange or other taxable disposition if such shares of the Post-Closing Company are not treated as “regularly traded on an established securities market.”

JATT

The Merger is not expected to result in any material U.S. federal income tax consequences to JATT.

Tax Consequences to Talawar Stockholders

For U.S. federal income tax purposes, the Merger does not involve an exchange of Talawar Shares by the holders thereof. Therefore, a U.S. Holder of Talawar Shares will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Such U.S. Holder will retain the same adjusted tax basis and holding period in their shares following the Merger as they had immediately prior to it.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Public Shares or Post-Closing Company Shares, dividends received or deemed received with respect to Public Shares or Post-Closing Company Shares, and the proceeds received on the disposition of Public Shares or Post-Closing Company Shares effected within the United States (and, in certain cases, outside the United States), in each case other than in the case of U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. Holders may be subject to, backup withholding on amounts received in respect of their Public Shares or Post-Closing Company Shares in transactions effected in the United States or through certain U.S.-related financial intermediaries, unless the non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of U.S.-source dividends (including amounts treated as dividends received pursuant to a redemption of stock or a constructive distribution), and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a sale, exchange or other taxable disposition of stock (including a redemption treated as a sale), in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. Holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA to the sale, exchange, or other taxable disposition of, or distribution (including constructive distribution) with respect to, the Post-Closing Company Shares.

The IRS has released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

PROPOSAL NO. 2 — the MERGER PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, as discussed in this proxy statement/prospectus, JATT Shareholders are being asked to consider and vote on a proposal to authorize and approve, by special resolution, the Merger and the Plan of Merger. The form of Plan of Merger is attached to this proxy statement/prospectus as Annex B.

As a matter of Cayman Islands law, approval of JATT’s shareholders is required for the authorization of the Plan of Merger, including, without limitation:

A.
the merger of Merger Sub with and into JATT, with JATT continuing as the surviving entity; and
B.
the Plan of Merger to be entered into by Merger Sub and JATT in connection with the Merger.

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that assuming the Business Combination Proposal is authorized, approved and confirmed:

JATT II Acquisition Corp (“JATT”) be authorized to merge with Talawar Merger Sub (“Merger Sub”) so that JATT will be the surviving company (the “Surviving Company”) and all the rights, undertaking, property, business, goodwill, benefits, immunities, privileges and liabilities of Merger Sub vest in the Surviving Company by virtue of such merger pursuant to the Companies Act of the Cayman Islands (As Revised) (the “Merger”) and the plan of merger in connection with the Merger, a copy of which is attached to the proxy statement/prospectus as Annex B (including the annexures thereto, as it may be further amended and/or restated from time to time) (the “Plan of Merger”)be approved and JATT be authorized to enter into the Plan of Merger, and any and all transactions provided for in the Plan of Merger be and are hereby authorized and approved in all respects, including, without limitation, at the effective time of the Merger (the “Effective Time”), (a) that any director, the registered office provider of JATT and/or Appleby (Cayman) Ltd. be authorized and instructed to take any and all necessary steps and actions and make or cause to be made any and all filings with the Registrar of Companies in the Cayman Islands (the “Cayman Registrar”) or any governmental or regulatory authorities in the Cayman Islands, including without limitation, to submit the Plan of Merger, together with any other supporting documentation for registration with the Cayman Registrar and to make such additional filings or take such additional steps as they deem necessary, such that the Merger takes effect on the Effective Date, and (b) the amendment and restatement of JATT’s current amended and restated memorandum and articles of association, by deletion in their entirety and the substitution in their place of the new second amended and restated memorandum and articles of association of JATT (as the surviving entity) a copy of which is attached to the proxy statement/prospectus as Annex D (the “Surviving Entity Articles”) for which the registered office provider of JATT (the surviving entity) be and is hereby instructed to make the necessary filings in respect of the Surviving Entity Articles with the Cayman Registrar effective at the Effective Time.”

Consequences if the Merger Proposal is Not Approved

If the Merger Proposal is not approved by shareholders of JATT, the transactions contemplated by the Business Combination Agreement will not be consummated.

Vote Required for Approval

Approval of the Merger Proposal requires a special resolution under Cayman Islands law, being a resolution passed by the affirmative vote of shareholders holding at least 66-2/3% of the JATT Ordinary Shares which are entitled to vote and which are voted on such resolution in person, or where proxies are allowed, by proxy at the Extraordinary General Meeting. The Merger Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Merger Proposal will have no effect, even if approved by the holders of JATT Ordinary Shares. The approval by the JATT shareholders of the Business Combination Proposal and the Merger Proposal is required to consummate the Business Combination.

Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal.

The Sponsor has agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, it may hold in favor of the Merger Proposal.

Recommendation of the JATT Board

THE JATT BOARD UNANIMOUSLY RECOMMENDS, EXCEPT FOR DR. SIDHU, WHO RECUSED HIMSELF FROM ANY JATT BOARD DELIBERATIONS OR DECISIONS RELATING TO A POTENTIAL TRANSACTION WITH TALAWAR (AS FURTHER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS), THAT JATT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

The existence of financial and personal interests of one or more of JATT’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsor and JATT’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for a further discussion.

PROPOSAL NO. 3 — THE aDJOURNMENT PROPOSAL

Overview

The Adjournment Proposal allows the JATT Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or appropriate, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting, (ii) for the absence of a quorum; (iii) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to JATT shareholders or (iv) if the holders of Public Shares have elected to redeem a number of Public Shares that would reasonably be expected to result in certain conditions to Closing not being satisfied or waived. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor, JATT and their members and shareholders, respectively, to make purchases of JATT Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the Extraordinary General Meeting, or otherwise increase the likelihood of closing the Business Combination.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Extraordinary General Meeting and is not approved by the shareholders, the JATT Board may not be able to adjourn the Extraordinary General Meeting to a later date (i) in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Business Combination Proposal, in which event, the Business Combination would not be completed, and (ii) in the event that adjourning the Extraordinary General Meeting to a later date would allow for additional time for arrangements that would increase the likelihood of closing the Business Combination, in which event the likelihood of the Business Combination closing would be decreased.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the JATT Ordinary Shares who, being present in person or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting, and includes a unanimous written resolution. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and will have no effect on the Adjournment Proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and will have no effect on the Adjournment Proposal.

The Adjournment Proposal (if presented) is not conditioned upon any other proposal.

The Sponsor has agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, it may hold in favor of the Adjournment Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or appropriate, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting, (ii) for the absence of a quorum; (iii) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to JATT shareholders or (iv) if the holders of Public Shares have elected to redeem a number of Public Shares that would reasonably be expected to result in certain conditions to Closing not being satisfied or waived.”

Recommendation of the JATT Board

THE JATT BOARD UNANIMOUSLY RECOMMENDS, EXCEPT FOR DR. SIDHU, WHO RECUSED HIMSELF FROM ANY JATT BOARD DELIBERATIONS OR DECISIONS RELATING TO A POTENTIAL TRANSACTION WITH TALAWAR (AS FURTHER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS), THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of JATT’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of JATT and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsor and JATT’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination  Proposal — The JATT Board’s Reasons for the Approval of the Business Combination” for a further discussion of these considerations.

INFORMATION ABOUT JATT

Unless the context otherwise requires, references in this subsection to “we,” “our” and “us” generally refer to JATT prior to the Business Combination.

General

We are a blank check company incorporated in the Cayman Islands on January 13, 2026, and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. We have neither engaged in any operations nor generated any operating revenue to date. Based on our business activities, JATT is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

On February 13, 2026, the Sponsor paid $25,000, or approximately $0.014 per share, to cover certain of our offering and formation costs in exchange for 1,725,000 Founder Shares. Our Chairman and Chief Executive Officer, Dr. Someit Sidhu has received an indirect interest in 150,000 Founder Shares through membership interests in the Sponsor, Chief Financial Officer, Mr. Nicholas Fernandez has received an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor, each of our independent directors has received an indirect interest in 25,000 Founder Shares through membership interests in the Sponsor, and an independent consultant has received an indirect interest in 25,000 Founder Shares through membership interests in the Sponsor.

On April 20, 2026, we consummated the IPO of 6,000,000 Public Shares. The Public Shares were sold at an offering price of $10.00 per JATT Share, generating total gross proceeds of $60,000,000. 225,000 Founder Shares were surrendered by the Sponsor to JATT for no consideration following the closing of the IPO upon the non-exercise of the underwriters’ over-allotment option, resulting in 1,500,000 Founder Shares remaining outstanding.

Simultaneously with the closing of the IPO, we consummated the sale of an aggregate of 300,000 Private Placement Shares, at a price of $10.00 per share, in a private placement to the Sponsor, generating gross proceeds of $3,000,000.

A total of $60,000,000 comprised of the net proceeds from the IPO and the Private Placement was placed in the Trust Account, located in the United States with Continental acting as trustee. The funds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds in the Trust Account that may be released to JATT to pay its taxes and up to $100,000 of interest to pay dissolution expenses, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of an initial business combination, (ii) the redemption of the Public Shares if JATT is unable to complete an initial business combination within 24 months from the closing of the IPO, subject to applicable law or (iii) the redemption of any of Public Shares properly tendered in connection with a shareholder vote to amend the Articles of Association (A) to modify the substance or timing of its obligation to allow redemption in connection with an initial business combination or to redeem 100% of Public Shares if it does not complete an initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

Proposed Business Combination

On June 29, 2026, we entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the Merger as a wholly-owned subsidiary of Talawar.

For more information about the Business Combination Agreement and the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Business Combination Agreement.”

Prior SPAC Experience

JATT I

JATT Acquisition Corp (“JATT I”) is a special purpose acquisition company, which raised $138 million (including over-allotment) in an initial public offering of units in July 2021. JATT I was sponsored by JATT Ventures, L.P., the general partner of which is JATT Ventures Ltd. Dr. Someit Sidhu is the limited partner of JATT Ventures, L.P. and the director and shareholder of JATT Ventures Ltd. Dr. Sidhu served as CEO and a director of JATT I from its inception until JATT I completed its business combination with Zura Bio Limited (“Zura Bio”) in March 2023. Mr. Verender S. Badial also served as the Chief Financial Officer of JATT I from closing of JATT I’s IPO until the completion of its business combination with Zura Bio. Zura is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases with unmet need. Zura’s pipeline includes product candidates designed to target key mechanisms of immune system imbalance, with the goal of improving efficacy, safety, and dosing convenience for patients. In connection with JATT I’s shareholder proposal to amend its amended and restated memorandum and articles of association to extend the date by which JATT I was required to consummate a business combination, which was approved at an Extraordinary General Meeting held on January 12, 2023, the holders of 12,111,022 of JATT I’s Class A ordinary shares, exercised their right to redeem their shares for cash at a redemption price of approximately $10.26 per share for an aggregate redemption amount of $124,226,450.64. In connection with the Extraordinary General Meeting to approve the business combination with Zura Bio, the holders of an additional 1,506,480 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.26 per share for an aggregate redemption amount of $15,456,484.80. Prior to the Business Combination, holders of an aggregate of 13,617,502 Class A ordinary shares exercised their right to redeem their shares for cash for an aggregate redemption amount of $139,682,935.44. Following the closing, Zura Bio’s Class A ordinary shares and warrants commenced trading on the Nasdaq Capital Market under the new trading symbols “ZURA” and “ZURAW,” respectively, on March 21, 2023. On August 15, 2026, the closing sale price of ZURA common stock was $5.85 per share. As of August 27, 2026, the aggregate market capitalization of Zura Bio reflects a market value of approximately $533 million.

JATT III

JATT III Acquisition Corp (“JATT III”) (Nasdaq: JTTT) is a special purpose acquisition company, which raised $69 million (including over-allotment) in an initial public offering of ordinary shares in August 2026. JATT III was sponsored by JATT Ventures III L.P., the general partner of which is JATT Ventures III Ltd. Dr. Sidhu is the limited partner of JATT Ventures, L.P. and the sole member of JATT Ventures Ltd. Dr. Sidhu has served as CEO of JATT III since April 2026 and Mr. Fernandez has served as the CFO of JATT III since April 2026. As of August 27, 2026, the closing price of JATT III on the Nasdaq Capital Market was $11.10.

IRAA

Iris Acquisition Corp (“IRAA”) is a special purpose acquisition company incorporated, which raised $276 million in an initial public offering of units in March 2021. In April 2025, IRAA completed a business combination with Liminatus Pharma, LLC (“Liminatus”). Mr. Nicholas Fernandez had served as a director in IRAA from May 2023 through the completion of the business combination with Liminatus and continues to serve as a director in Liminatus Pharma, Inc., the combined public company after business combination. In connection with the special meeting to approve the business combination with Liminatus, stockholders holding 59,844 public shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.47 per share, for an aggregate redemption amount of approximately $686,411. Following the closing, common stock and warrant of Liminatus Pharma Inc. began trading on the Nasdaq on May 1, 2025, under the symbols “LIMN” and “LIMNW,” respectively. On August 27, 2026, the closing sale price of LIMN Class A common stock was $4.40. As of August 27, 2026, the aggregate market capitalization of Liminatus Pharma, Inc. reflects a market value of approximately $10.498 million.

Amanat

Amanat Acquisition Corp (“Amanat”) (Nasdaq: AMAN) is a special purpose acquisition company, which raised $75 million in an initial public offering of ordinary shares in May 2025. Amanat was sponsored by Amanat Sponsor

Holdings LLC. Mr. Fernandez has served as the CFO of Amanat since January 2026. As of August 27, 2026, the closing price of AMAN on the Nasdaq Capital Market is $10.70.

Redemption Rights for Public Shareholders Upon Completion of our Initial Business Combination

We will provide our Public Shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their Public Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any ordinary shares properly delivered for redemption and not withdrawn. The Sponsor and our officers and directors have entered into a letter agreement pursuant to which they have agreed to waive their redemption rights with respect to any JATT Ordinary Shares held by them in connection with the completion of a business combination.

Limitation on Redemptions

The Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing JATT Ordinary Shares, will be restricted from seeking redemption rights with respect to Excess Shares without JATT’s prior written consent, and provided further that any Public Shareholder on whose behalf a redemption right is being exercised must identify itself to JATT in connection with any redemption election in order to validly redeem such Public Shares. This restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a business combination as a means to force JATT or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Redemption of Public Shares and Liquidation if No Initial Business Combination

We have until April 20, 2028 or such earlier liquidation date as the JATT Board may approve to complete our initial business combination. If we have not completed our initial business combination by April 20, 2028 we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses) and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the JATT Board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Facilities

We maintain executive offices at 153 Central Avenue, C/O 56, Westfield, NJ 07091 provided by the Sponsor as our executive offices at a cost of $20,000 per month. We consider our current office space adequate for our current operations.

Employees

We currently have two officers: Dr. Someit Sidhu, our Chief Executive Officer, and Mr. Nicholas Fernandez, our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for an initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of an initial business combination.

Legal Proceedings

As of the date of this proxy statement/prospectus, to the knowledge of our management, there was no material litigation, arbitration or governmental proceeding pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding.

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Dr. Someit Sidhu	37	Chairman, Director, and Chief Executive Officer
Nicholas Fernandez	42	Chief Financial Officer
Verender S. Badial	53	Independent Director
Christopher Staral	38	Independent Director
Dr. Arjun Goyal	45	Independent Director
Dr. Jonathon Kluft	44	Independent Director

Dr. Someit Sidhu serves as our Director, Chairman of the Board, and Chief Executive Officer and has served in such capacity since our incorporation. Dr. Sidhu has broad expertise covering various topics in the life sciences industry, and is a strategy consultant and serial biotech entrepreneur in the industry. Dr. Sidhu is the founder of Khanda Therapeutics, and has served as its CEO and director since December 2025. Dr. Sidhu served as CEO and a director of JATT Acquisition Corp from its inception until JATT Acquisition Corp completed its business combination with Zura Bio in March 2023. From March 2023 to April 2024, Dr. Sidhu served as the CEO and director of Zura Bio, and continued to serve as director of Zura Bio until May 2026. Dr. Sidhu was also a co-founder of Izana Bioscience and served as its CEO from November 2017 until its eventual sale to Roivant in July 2020. He was also Co-founder of Pathios Therapeutics and Akaza Bioscience and served as its CEO from 2019 to 2021. Prior to these companies, Dr. Sidhu advised many large international pharmaceutical companies as a management consultant at McKinsey & Co, where he primarily focused on pharmaceutical R&D and portfolio strategy. Dr. Sidhu has also been serving as director of GSN Estate since September 2024 and as director of Invictus Bioscience since May 2016. Dr. Sidhu gained medical experience during his time in Cardiology and General Surgery after graduating from the Oxford Medical School where he was a Senior Mackinnon Scholar at Magdalen College. We believe Dr. Sidhu’s extensive operational and investment experience in the life sciences industry gives him the qualifications, attributes and skills to serve as a director.

Nicholas Fernandez serves as our Chief Financial Officer and has served in such capacity since our incorporation. Mr. Fernandez has over 20 years of experience across operations, accounting and finance. Mr. Fernandez was with Athanor Capital, a hedge fund, from December 2019 to December 2025, most recently serving as Chief Operating Officer and Chief Financial Officer. From April 2024 to November 2024, Mr. Fernandez served as the Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer of EcoBridge Capital Management. Previously, he was the Chief Financial Officer of the Asset Management and Alternative Investments Divisions of Jefferies LLC, a global bulge bracket investment bank, from February 2017 to April 2019. Prior to that, Mr. Fernandez worked at a variety of alternative investment managers in several capacities, progressing from a Fund Accountant to a Controller/Director of Operations. He started his career in public accounting with Ernst & Young in their Financial Services Office in New York, in their asset management practice with a concentration/serving Hedge, Private Equity and Venture Funds, as well as consulting. Mr. Fernandez has previously served as a director of Iris Acquisition Corp from May 2023 until its business combination with Liminatus Pharma, LLC in April 2025, and has been serving as a director of Liminatus Pharma, Inc., the post combination company since then. Mr. Fernandez has also been serving as the CFO of Amanat Acquisition Corp. since January 2026. Mr. Fernandez earned a BS in Accounting and Finance with a minor in Business Administration from the University at Albany, SUNY. Mr. Fernandez holds an active Certified Public Accountant License in the state of New York.

Verender S. Badial has served as our independent director since April 2026. He has more than 20 years of experience as an investment banker and is currently Managing Director of Cryfield Investments, which he founded in 2015 and is responsible for the corporate finance services and capital fundraising activities. He also serves as Chief Executive Officer of ME Asset Management, a UK-based investment platform backed by Cryfield Investments. Mr. Badial also served as the Chief Financial Officer of Zura Bio Limited from March 2023 to July 2025, and was previously JATT Acquisition Corp’s chief financial officer from July 2021 until JATT Acquisition Corp completed its business combination with Zura Bio in March 2023. Between 1997 and 2015, Mr. Badial held executive functions in the Equity Capital Markets departments of Rothschild (ABN AMRO) and Societe Generale, allowing him to leverage rich experience in structuring and executing equity capital markets transactions as well as building up an extensive network. Mr. Badial also held the role of Managing Director with Rothschild (ABN AMRO) and Societe Generale within the investment banks and is experienced in both buy- and sell-side advisory transactions incorporating leveraged and structured equity and debt finance solutions with a key focus on financial sponsor portfolios in pharma and healthcare. Mr. Badial brings unique capabilities for the target identification and business combination processes based on his expertise from acquiring and funding numerous corporates, raising capital for M&A and IPOs coupled with significant expertise in analyzing potential financial or management improvements to operational businesses. Mr. Badial graduated with an honours degree from the London School of Economics & Political Science. We believe Mr. Badial is qualified to serve on our board of directors because of his experience as a seasoned investment banker.

Christopher Staral has served as our independent director since April 2026. Mr. Staral is the Founder, Managing Member, and Chief Investment Officer of Triple Helix Investments, where he brings a multidimensional background across science, public and private markets, and high-performance decision-making. Before launching Triple Helix, Mr. Staral founded and was CIO of Allostery Investments, a specialized, low-net biotech fund known for combining deep scientific research with sentiment and technical overlays, from July 2022 to August 2025. Mr. Staral previously worked as senior analyst of Laurion Capital Management, where he played a key role in building and helping lead Laurion Capital Management’s private and long/short public biotech strategy, expanding the platform and driving investment across emerging and established therapeutic innovations. Prior to Laurion, Mr. Staral was an Investment Analyst at Mangrove Partners, focusing on high-conviction long and short opportunities within biotechnology. Mr. Staral began his finance career in sell-side equity research, first at Canaccord Genuity and later at Goldman Sachs. His path to investing was unconventional: raised in Minnesota and initially pursuing medicine, he ultimately gravitated to biotechnology investing because it combined his scientific interest in the complexity of human biology with the mark-to-market competition he thrived on — first as a world-class individual performer, and then by building and leading elite teams in highly competitive environments. Mr. Staral received his B.A. in Chemistry from Carleton College and attended the University of Minnesota Medical School. We believe Mr. Staral is qualified to serve on our board of directors because of his background in medicine and years of experience in finance.

Dr. Arjun Goyal has served as our independent director since April 2026. Dr. Goyal is a life sciences investor and entrepreneur and the Founder and Managing Partner of Vianti Capital, a therapeutics-focused investment firm. Prior to founding Vianti, Dr. Goyal was a Co-Founder and Managing Director of Vida Ventures, a U.S.-based life sciences venture capital firm with over $1.7 billion in assets under management. He co-founded Vida in 2017 and departed the firm in December 2024 following multiple realized exits and the scaling of the platform. During his tenure, he served as the originating and lead partner on multiple investments, including Pionyr Immunotherapeutics (acquired by Gilead), Peloton Therapeutics (acquired by Merck), Asklepios BioPharmaceutical (acquired by Bayer), Scorpion Therapeutics (acquired by Eli Lilly), Halda Therapeutics (acquired by Johnson & Johnson), Homology Medicines (NASDAQ: FIXX), Kinnate Therapeutics (NASDAQ: KNTE), Alterome Therapeutics, Quanta Therapeutics, and Third Arc Bio, with active governance involvement across multiple companies. Earlier in his career, from 2014 to 2017, Dr. Goyal was an investment professional at 5AM Ventures, a life sciences-focused venture firm. There, he co-led investments in companies including Aprea AB (NASDAQ: APRE), Spyryx, Pear Therapeutics, Portal Instruments, Entrada Therapeutics (NASDAQ: TRDA), and Homology Medicines (NASDAQ: FIXX), and served as a Board Observer across multiple portfolio companies. Dr. Goyal has also been serving as a director of Centessa Pharmaceuticals Plc since January 2021. Dr. Goyal trained as a physician and brings a combined clinical, scientific, and business background to his investment work. He earned his M.D. from the University of Melbourne, completed medical research training at the University of Oxford, received an M.Phil. in Bioscience Enterprise from the University of Cambridge as a Commonwealth Scholar and Gates Cambridge Scholar, and holds an MBA from Harvard Business School. He completed postgraduate medical training in Internal Medicine at the University of Sydney. He has received several professional recognitions, including the Advance Award for Technology & Entrepreneurship for Global Australians (2021) and selection as one of Australia’s 25 Most Influential Global Game-Changers in Business (2026). He serves on the Board of Advisors for the MS/MBA Life Sciences Program at Harvard Business School, the American Australian Association Education Fellowship Committee, and the Investment Committee of the University

of Melbourne Technology Endowment Fund. We believe Dr. Goyal is qualified to serve on our board of directors because of his experience as a life science investor.

Dr. Jonathon Kluft has served as our independent director since April 2026. Dr. Kluft brings more than a decade of experience in biotechnology investing and investment analysis across a broad range of therapeutic areas. He currently serves as a consultant to Atika Capital Management, LLC, a healthcare, consumer and technology-focused hedge fund, and also engages in private investment activities. From April 2016 through June 2025, Dr. Kluft served as Vice President, Special Projects and, prior to that, Vice President, Investments (previously Business Development) at Roivant Sciences, where he was closely involved in the sourcing, evaluation and execution of transactions that resulted in the formation of several Roivant subsidiary companies, including Immunovant, Urovant, and Pulmovant, among others. Prior to joining Roivant, from January 2013 through April 2016, Dr. Kluft was an Analyst at Atika Capital, where he identified and presented equity investment recommendations primarily within the pharmaceutical and biotechnology sectors. Earlier in his career, Dr. Kluft served as an intern at Gilder, Gagnon, Howe & Co., an asset management firm, where he conducted due diligence on biotechnology companies. His background in biotechnology investing provides the Board with valuable perspective in evaluating potential acquisition opportunities, drug development programs and strategic transactions. Dr. Kluft received his M.D. from Columbia University College of Physicians and Surgeons in 2013 and his B.A. in Philosophy, Politics and Economics from the University of Pennsylvania in 2005. We believe Dr. Kluft is qualified to serve on our board of directors because of his decade of experience in biotechnology investing.

Executive and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. We pay the Sponsor $20,000 per month for officer compensation and administrative services provided to members of our management team. Our management team received indirect interest in Founder Shares through membership interests in the Sponsor, including (i) to our Chief Executive Officer, Dr. Someit Sidhu 150,000 Founder Shares for his services, (ii) to our Chief Financial Officer, Mr. Nicholas Fernandez 50,000 Founder Shares for his services, (iii) to each of our independent directors 25,000 Founder Shares for their services to the JATT Board, and (iv) to an independent consultant 25,000 Founder Shares for his services in connection to this offering. Mr. Fernandez also receives $8,928 from the Sponsor on a monthly basis out of the administrative services fee, for his continued service as the Chief Financial Officer, from closing of the IPO until completion of JATT’s initial business combination. Certain of the officers and directors of JATT and affiliates of the Sponsor, including Mr. Nicholas Fernandez, are expected to receive cash payments aggregating $ upon the Closing for services rendered to JATT, including services relating to Talawar’s public-company readiness. In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (of which there are none as of the date of this proxy statement/prospectus). Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by JATT to the Sponsor, officers and directors, or any of their respective affiliates, prior to completion of an initial business combination.

After the Closing, members of JATT’s management team who remain with the Post-Closing Company, which is currently only expected to include Dr. Someit Sidhu, who is expected to become a member of the Post-Closing Company Board, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to JATT’s shareholders, to the extent then known, in this proxy statement/prospectus or other proxy solicitation materials (as applicable) furnished to JATT’s shareholders. It is unlikely the amount of such compensation is fully known at the time of distribution of this proxy statement/prospectus, or will be fully known at the time of the Extraordinary General Meeting held to consider the Business Combination, as it will be up to the directors of the Post-Closing Company to determine executive and director compensation.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of the Business Combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with the Post-Closing Company after the Business Combination. There are no such agreements or arrangements in place as of the date of this proxy statement/prospectus. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Number and Terms of Office of Officers and Directors

The JATT Board consists of five members. Prior to the completion of an initial business combination, any vacancies on the JATT Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of the JATT Board or by a majority of the holders of our insider shares. After Closing, subject to any other special rights applicable to the shareholders, any vacancies on the JATT Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of the JATT Board or by a majority of the holders of our ordinary shares. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the JATT Board and serve at the discretion of the JATT Board, rather than for specific terms of office. The JATT Board is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

Nasdaq rules require that a majority of the JATT Board be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the JATT Board, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have four “independent directors” as defined in Nasdaq Rules and applicable SEC rules. The JATT Board determined that Verender S. Badial, Christopher Staral, Arjun Goyal and Jonathon Kluft are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the JATT Board of Directors

The JATT Board has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, Nasdaq Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee operates under a charter approved by our board and will have the composition and responsibilities described below.

Audit Committee

The JATT Board has established an audit committee of the JATT Board. Verender S. Badial, Christopher Staral, Arjun Goyal, and Jonathon Kluft serve as the members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Verender S. Badial, Christopher Staral, Arjun Goyal, and Jonathon Kluft are each independent.

Verender S. Badial serves as the chair of the audit committee. Each member of the audit committee is financially literate and the JATT Board has determined that Verender S. Badial qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

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assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the firm has with us in order to evaluate their continued independence;
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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The JATT Board has established a compensation committee of our board of directors. The members of our compensation committee are Verender S. Badial, Christopher Staral, Arjun Goyal, and Jonathon Kluft. Jonathon Kluft serves as chair of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee of at least two members, all of whom must be independent. Verender S. Badial, Christopher Staral, Arjun Goyal, and Jonathon Kluft are each independent. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;
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reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;
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reviewing our executive compensation policies and plans;
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implementing and administering our incentive compensation equity-based remuneration plans;
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assisting management in complying with our proxy statement and annual report disclosure requirements;
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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
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producing a report on executive compensation to be included in our annual proxy statement; and
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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We have established a nominating and corporate governance committee of the JATT Board. Verender S. Badial, Christopher Staral, Arjun Goyal, and Jonathon Kluft serve as the members of the nominating and corporate governance committee, and Christopher Staral chairs the nominating and corporate governance committee. All members of our nominating and corporate governance committee are independent under applicable Nasdaq listing rules.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

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identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;
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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our Public Shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees (if any). We have filed a copy of our Code of Business Conduct and Ethics as an exhibit to the IPO registration statement. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us at 153 Central Avenue, C/O 56, Westfield, NJ 07091. If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq Rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into the registration statement of which this prospectus forms a part or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Clawback Policy

We have adopted a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
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duty to not improperly fetter the exercise of future discretion;
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duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;
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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including JATT pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, including JATT, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. The Articles of Association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Dr. Someit Sidhu	JATT III Acquisition Corp Khanda Therapeutics GSN Estate Invictus Bioscience	SPAC Biotechnology Property Management Biotechnology	Chief Executive Officer and Director Founder, Chief Executive Officer, and Director Director Director

Nicholas Fernandez	JATT III Acquisition Corp Liminatus Pharma, Inc.	SPAC Biotechnology	Chief Financial Officer Director
	Amanat Acquisition Corp	SPAC	Chief Financial Officer
Verender S. Badial	Cryfield Investments Ltd	Investment Management	Managing Director
	ME Asset Management Ltd	Asset Management	Chief Executive Officer
Christopher Staral	Triple Helix Investments, LLC.	Investment Management	Founder, Managing Member, and Chief Investment Officer

In addition, the Sponsor and our officers and directors may sponsor or form other SPACs similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, the Sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other SPAC with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

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Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the Business Combination and their other businesses. We do not intend to have any full-time employees prior to the Closing. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.
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The Sponsor beneficially owns an aggregate of 1,800,000 JATT Ordinary Shares (subject to the Sponsor Forfeiture of 150,000 Sponsor Shares), inclusive of the 300,000 Private Placement Shares, which shares will have a significantly higher value at the time of the Business Combination. Prior to the closing of JATT’s IPO, the JATT management team received indirect interests in Founder Shares through membership interests in the Sponsor, including (i) 150,000 Founder Shares to Dr. Someit Sidhu, the Chairman and Chief Executive Officer of JATT, for his services, (ii) 50,000 Founder Shares to Nicholas Fernandez, JATT’s Chief Financial Officer, for his services, (iii) 25,000 to each of the independent directors of JATT for their services to the JATT Board, and (iv) 25,000 Founder Shares to an independent consultant of JATT for his services in connection with the IPO. The Sponsor and the JATT officers and directors have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may hold in connection with the Closing. Additionally, the Sponsor and our officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to Founder Shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. Furthermore, the Sponsor, and our officers and directors have agreed not to transfer, assign or sell any of their Founder Shares and any Post-Closing Company Common Stock issuable upon conversion thereof until the earlier to occur of: (i) 180 days after the Closing or (ii) the date following the Closing on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Post-Closing Company Common Stock for cash, securities or other property, and the Sponsor has agreed not to transfer, assign or sell any of its private placement shares until 30 days after the completion of our initial business combination. Accordingly, our officers and directors who directly or indirectly own our securities may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the Business Combination.
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Our Sponsor and members of our management team will directly or indirectly own our securities following consummation of the Business Combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. As of the date of this proxy statement/prospectus, the Sponsor has invested in us an aggregate of $3,025,000, comprising the $25,000 purchase price for the Founder Shares (or approximately $0.014 per share) and the $3,000,000 purchase price for the Private Placement Shares (or $10.00 per share). If we are unable to complete our initial business combination within the completion window, the Founder Shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for the Sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for Public Shareholders. Further, each of our officers, directors and advisors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers, directors and advisors was included by a target business as a condition to any agreement with respect to our initial business combination.
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Certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.
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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
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In the event the Sponsor or an affiliate of the Sponsor or certain of our officers and directors provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.
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Similarly, if we agree to pay our Sponsor, officers or directors, or our or their affiliates, a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with the Sponsor or our officers or directors, or any of their respective affiliates, or completing the business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors, or any of their respective affiliates; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from the Public Shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in the Articles of Association) with our Sponsor (including their respective members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our Sponsor, officers or directors, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to the Public Shareholders for a vote, such as the Business Combination Proposal included herein, the Insiders and the Sponsor have agreed to vote all the JATT Ordinary Shares, including the Founder Shares and Private Placement Shares, they may hold in favor of our initial business combination (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination Proposal in accordance with Rule 14e-5 under the Exchange Act and redemptions rights (if any) over such purchased securities would be waived by the aforementioned persons).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions of the Articles of Association, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

JATT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Unless the context indicates or otherwise requires, references in this subsection to “we,” “us” or the “Company” refer to JATT. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

We are a SPAC incorporated in the Cayman Islands on January 13, 2026, and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities from January 13, 2026 (inception) through June 30, 2026 were organizational activities and those necessary to prepare for the IPO, and subsequent to the IPO, identifying a target company for the Business Combination. We do not expect to generate any operating revenues until after the Closing. Subsequent to the IPO, we have generated non-operating income in the form of interest income on marketable securities held in the Trust Account established for the benefit of the JATT Public Shareholders, with Continental, acting as trustee. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, our initial Business Combination.

For the three months ended June 30, 2026, we had net loss of $305,553, which consisted of formation, general and administrative costs of $678,843 and share-based compensation expense of $83,417, offset by change in fair value of over-allotment option liability of $47,288 and interest earned on investments held in the Trust Account of $409,419.

For the period from January 13, 2026 (inception) through June 30, 2026, we had net loss of $374,346, which consisted of formation, general and administrative costs of $747,636 and share-based compensation expense of $83,417, offset by change in fair value of over-allotment option liability of $47,288 and interest earned on investments held in the Trust Account of $409,419

Liquidity and Capital Resources

On April 20, 2026, we consummated the IPO of 6,000,000 ordinary shares, at $10.00 per Public Share, generating gross proceeds of $60,000,000. Simultaneously with the closing of the IPO, JATT consummated the sale of an aggregate of 300,000 Private Placement Shares to the Sponsor at a price of $10.00 per Private Placement Share, generating gross proceeds of $3,000,000.

Following the IPO and the sale of the Private Placement Shares, a total of $60,000,000 was placed in the Trust Account. We incurred $2,881,539 of offering costs, consisting of $600,000 of cash underwriting fee, $1,800,000 of deferred underwriting fee, and $481,539 of other offering costs.

For the period from January 13, 2026 (inception) through June 30, 2026, net cash used in operating activities was $525,708. Net loss of $374,346 was affected by the payment of general and administrative expenses through the promissory note – related party of $51,432 and share-based compensation expense of $83,417, offset by change in fair value of over-allotment option liability of $47,288 and interest earned on investments held in the Trust Account of $409,419. Changes in operating assets and liabilities provided $170,496 of cash for operating activities.

As of June 30, 2026, we had investments held in the Trust Account of $60,409,419 (including approximately $409,419 of interest income) consisting of cash and U.S. Treasury Bills with a maturity of 185 days or less. We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2026, we had cash of $1,641,241. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement shares of the post-Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. As of June 30, 2026, JATT had no outstanding borrowings or commitments under the Working Capital Loans.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2026. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor or its affiliates, a total of $20,000 per month for officer compensation and administrative services. These monthly fees will cease upon the Closing or the liquidation of the Company.

The underwriters were entitled to a cash underwriting discount of $600,000 (1.0% of the gross proceeds of the Public Shares), which was paid at the closing of the IPO.

Additionally, the underwriters are entitled to a deferred underwriting discount of 3.0% of the gross proceeds of the IPO held in the Trust Account, $1,800,000 in the aggregate, due upon the completion of JATT’s initial business combination subject to the terms of the underwriting agreement.

Critical Accounting Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. As of June 30, 2026, we did not have any critical accounting estimates to be disclosed.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in ASU 2023-07 require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in ASU 2023-07 and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. We adopted ASU 2023-07 on January 13, 2026, the date of inception.

INFORMATION ABOUT Talawar

Unless the context otherwise requires, references in this subsection to “Talawar,” “the Company,” “we,” “us” or “our” refer to the business of Talawar prior to the consummation of the Business Combination, which will be the business of the Post-Closing Company and its subsidiaries following the Business Combination.

The Talawar design logos, “Talawar” and our other registered or common law trademarks, trade names or service marks appearing in this proxy statement/prospectus are the property of Talawar Tx Inc. or its affiliates. Other trademarks, trade names and service marks used in this proxy statement/prospectus are the property of their respective owners. Our use or display of third parties’ trademarks, trade names or service marks in this proxy statement/prospectus is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, trade names and service marks.

Overview

We are a preclinical-stage biotechnology company developing bispecific and multispecific antibody therapeutics for immunology and inflammation (“I&I”) disorders. Our mission is to develop meaningful therapies purpose-built to break through the current monotherapy efficacy plateau by leveraging the power and precision of bispecific antibodies. Our initial focus is on atopic dermatitis (“AD”), a chronic, inflammatory skin disease. We plan to explore additional development opportunities in other dermatologic, respiratory and other immunologic diseases.

We aim to achieve our mission by:

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identifying combinations of validated biological targets with orthogonal (i.e., operating independently of one another) mechanisms that engage through distinct, non-redundant inflammatory pathways. Based on clinical data generated by third parties from combinations of biologic therapies targeting different mechanisms, we believe that simultaneous inhibition of the targets has the ability to deliver additive clinical benefit beyond what inhibiting either target alone could achieve;
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engineering bispecific or multispecific antibodies using clinically validated antibody formats and epitopes, thereby potentially reducing biological and pharmacological risk; and
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building in clinically validated mutations for extended half-life, enabling infrequent dosing regimens designed to improve patient convenience and adherence.

We believe this approach has the potential to deliver meaningfully broader and deeper clinical responses for patients who remain inadequately served by available therapies.

Our lead product candidate, TALA-125, is a bispecific antibody being developed for subcutaneous administration that is designed to simultaneously bind and inhibit interleukin-13 (“IL-13”) and interleukin-18 (“IL-18”), two cytokines, signaling proteins that help regulate communication between cells of the immune system, that contribute to AD pathogenesis in distinct ways. IL-13 is a validated therapeutic target in AD, with three IL-13 or interleukin-4/IL-13 pathway inhibitors currently approved by the FDA for moderate-to-severe AD, including Dupixent (dupilumab), the first FDA-approved biologic for AD, which is co-commercialized by Regeneron and Sanofi. IL-18 has been clinically validated as a therapeutic target in AD through the evaluation of multiple IL-18 inhibitors in clinical trials. TALA-125 utilizes a “1+1” format, meaning it is designed with one binding site for each target, and an IgG-like structure, meaning it retains the general architecture of a naturally occurring antibody. TALA-125 also incorporates Fc mutations with established third party clinical precedent intended to extend serum half-life and support extended dosing intervals. Based on non-human primate (“NHP”) pharmacokinetic data from our preclinical studies, we project a human half-life in the range of approximately 60 to 90 days, which we believe could result in less frequent dosing compared to currently approved therapies.

We expect to submit a clinical trial notification (“CTN”) for TALA-125 to the Therapeutic Goods Administration (“TGA”) in Australia by the end of 2026 and plan to initiate a Phase 1 healthy volunteer clinical trial of TALA-125 in Australia in the first quarter of 2027. The Phase 1 clinical trial is expected to be comprised of a single ascending dose (“SAD”) portion in approximately 56 healthy volunteers followed by a multiple ascending dose (“MAD”) portion in approximately 24 healthy volunteers. We expect to report topline data from the Phase 1 clinical trial in the fourth quarter of 2027. Pending results from the Phase 1 clinical trial, we plan to submit an investigational new drug (“IND”) application to the FDA for TALA-125 and to initiate a Phase 2b proof-of-concept clinical trial of TALA-125 in approximately 180 patients with AD in the first quarter of 2028 and expect to report topline data following 16 weeks of treatment from such clinical trial in the second half of 2028.

Our pipeline also includes two additional discovery-stage programs. TALA-307 is a bispecific antibody program designed to simultaneously bind IL-13 and a second undisclosed target. A research plan is ongoing under the terms of an exclusive license agreement with Khanda Therapeutics, L.P. (“Khanda”), a company that operates as an antibody discovery engine to identify complementary therapeutic targets and superior combinations against those targets in the creation of one drug. We expect to nominate a product candidate for this program in the first half of 2027. We also have an option to acquire exclusive rights to TALA-711, a multispecific antibody program designed to simultaneously bind two or more undisclosed targets. A research program is ongoing with Khanda in an effort to identify a development candidate.

We were founded in April 2026 and launched with a mission to research and develop I&I-targeted antibody product candidates. Members of our executive team and other employees have extensive experience in the manufacturing and development of antibody therapies, including management and oversight of externalized research and development activities. Our team has been an integral part of the clinical development of two successful I&I drugs, Icotyde (marketed by Johnson & Johnson) and Olumiant (marketed by Eli Lilly).

We have exclusive rights to the TALA-125 and TALA-307 programs and hold an option to obtain exclusive rights to the TALA-711 program, in each case pursuant to agreements with Khanda, an antibody discovery engine that seeks to identify complementary therapeutic targets and superior combinations against those targets in the creation of one drug. For more information regarding our license and option agreements, see the section below titled “Our License and Option Agreements.”

Our Pipeline

We are building a pipeline of product candidates that have the potential to address the significant unmet need for patients suffering from various I&I disorders. Each of our product candidates is in preclinical development and none have been tested in human clinical trials.

The TALA-125 and TALA-307 programs are in-licensed pursuant to exclusive license agreements with Khanda. We have an option to acquire an exclusive license to the TALA-711 program pursuant to an option agreement with Khanda. For more information regarding our license and option agreements, see section titled “Our License and Option Agreements.”

Our Strategy

We intend to become a leading biotechnology company addressing the needs of patients suffering from I&I disorders by developing bispecific and multispecific antibody therapeutics that break through the current monotherapy efficacy ceiling. Our strategy is to:

•
Rapidly advance TALA-125 through clinical development in AD. TALA-125 combines two validated, orthogonal mechanisms into a bispecific antibody. IL-13 is a clinically and commercially validated therapeutic target in AD, with three IL-13 or interleukin-4/IL-13 pathway inhibitors currently approved by the FDA for moderate-to-severe AD, including Dupixent (dupilumab). IL-18 has been clinically validated as a therapeutic target in AD through the evaluation of multiple IL-18 inhibitors in third party clinical trials. We plan to leverage the regulatory precedents established by these therapies to go directly from Phase 1 clinical development into a Phase 2b proof-of-concept study in AD patients, subject to discussions with the FDA and comparable foreign authorities. We expect to commence the Phase 1 clinical trial in the first quarter of 2027 and if successful, to commence a Phase 2b clinical trial in patients with AD in the first quarter of 2028. There can be no assurance that this approach will be sufficient for regulatory approval or that regulators will not require additional trials, In addition, there can be no assurance that our clinical trial results will be similar with respect to safety and/or efficacy as those observed in third-party clinical trials or that TALA-125 will receive regulatory approval in the future. See “Risk Factors – Risks Related to Discovery, Development and Regulatory Approval of Product Candidates,”
•
Expand TALA-125 into additional I&I indications. We believe that the biological rationale supporting IL-13 and IL-18 inhibition in AD may also support development of TALA-125 in additional dermatologic, respiratory and other immunologic indications, including potentially asthma, chronic rhinosinusitis with nasal polyps (“CRSwNP”), chronic obstructive pulmonary disease (“COPD”) and inflammatory skin disorders other than AD. If ultimately granted, TALA-125’s composition-of-matter patent exclusivity is expected to extend into 2047, supporting the potential expansion of TALA-125 development to indications beyond AD.
•
Grow our pipeline of next-generation bispecific and multispecific antibody programs. We believe the same scientific rationale that underpins TALA-125 — simultaneously targeting two or more independent, validated disease drivers in a single bispecific antibody — supports a broad pipeline with the potential for meaningful benefit across multiple I&I indications. Leveraging our relationship with Khanda, we are advancing our TALA-307 program as a next-generation IL-13-targeting bispecific antibody and our TALA-711 program as a multispecific antibody program for additional I&I indications with significant unmet medical need. We expect to nominate a development candidate for our TALA-307 program in the first half of 2027.
•
Build a world-class I&I organization capable of executing across development and operations. Our management team brings significant development and operational expertise in I&I drug development, and we intend to continue assembling a team of experienced drug developers to support the advancement of TALA-125 and our broader pipeline. Our team is led by our Chief Executive Officer, Marc Schegerin, MD, MBA, an industry veteran whose leadership experience includes leadership roles at ArQule, Inc., a precision oncology company acquired by Merck & Co Inc. for approximately $2.7 billion in 2020, and Morphic Holding, Inc., a biopharmaceutical company that developed treatment of serious chronic diseases and which was acquired by Eli Lilly and Company for approximately $3.2 billion in 2024.

Scientific Background

Rationale for Bispecific and Multispecific Antibodies in I&I Disorders

I&I disorders are broadly characterized by dysregulated immune responses that result in chronic inflammation and include a broad range of diseases, such as AD, asthma, inflammatory bowel disease, rheumatoid arthritis and psoriasis. I&I disorders represent a significant and growing public health and economic burden worldwide. Over the past two decades, biologic therapies, and specifically monoclonal antibodies (“mAbs”) targeting specific cytokines and their receptors, have transformed the treatment of a broad range of I&I indications and now represent the standard of care for patients with moderate-to-severe disease. Despite these advances, a substantial proportion of patients fail to achieve or maintain adequate disease control on available monotherapies, which underscores a persistent and significant unmet medical need for therapies with improved, more durable, and broader efficacy. We believe that current monotherapy biologics have reached an apparent efficacy plateau across a range of I&I indications when measured by specified endpoints. For example, in AD, the EASI-75 response rates achieved by approved and late-stage monotherapy biologics have generally not exceeded approximately 40% on a placebo-adjusted basis as demonstrated in the right panel of the figure below. The EASI-75 is a standard clinical trial endpoint used to assess treatment efficacy in AD and is defined as a reduction of at least 75% from baseline in a patient’s Eczema Area and Severity Index (EASI) score. Similar plateaus have been observed in other I&I indications, including ulcerative colitis, Crohn’s disease and psoriatic arthritis. As a result, a substantial proportion of patients across these indications do not achieve deep and/or durable clinical response with currently available monotherapy biologics.

Clinical data generated by third parties from combinations of biologic therapies targeting different mechanisms have suggested that inhibiting two orthogonal, validated pathways simultaneously may result in greater efficacy than inhibiting either target alone. The figure below illustrates how combination approaches, demonstrated by third parties, can break through the monotherapy efficacy ceiling in I&I disorders.

Combination Approaches Can Break Through the Monotherapy Efficacy Ceiling in I&I Disorders

1.
Clinical remission at 12 weeks from VEGA study, Feagan et al. 2023 Lancet Gastroenterol Hepatol Volume 8, Issue 4p307-320;
2.
Endoscopic remission at 24 weeks from TARGET-CD platform study; (NCT06548542), as disclosed on ABBV’s 1Q26 earnings call;
3.
ACR50 at 24 weeks from AFFINITY study, Guggenheim research, EudraCT 2021-002012-31; and
4.
Data above are not from head-to-head studies. Cross-trial data interpretation should be considered with caution as it is limited by differences in study design, phase, population, sample size, inclusion and exclusion criteria and many other factors; Ebglyss data (without TCS) from FDA labels; Aletekitug data from NIH Publication (December 18, 2025); no clinical trial conducted for Anti-IL-13 + Anti-IL-18 in AD and illustration represents our belief that this combination will lead to significant clinical benefits to patients with AD. These data and the illustration should not be interpreted as evidence that TALA-125 will achieve similar results or that it will receive regulatory approval for any type of commercialization. The EASI-75 data for AD are reported as placebo-adjusted, whereas the data for clinical remission (ulcerative colitis), endoscopic remission (Crohn’s disease) and ACR50 (psoriatic arthritis) are from studies that did not include placebo groups and therefore are not placebo-adjusted.

Role of IL-13 and IL-18 in I&I Disorders

IL-13 is a Type 2 (“Th2”) cytokine, a signaling protein central to the immune response implicated in AD pathogenesis and related inflammatory diseases. IL-13 normally functions as part of the immune system’s defense against parasitic infections and in tissue repair. However, chronic or dysregulated IL-13 activity is a central driver of Type 2 inflammatory diseases such as AD. IL-13 is produced primarily by CD4+ Th2 lymphocytes, group 2 innate lymphoid cells (“ILC2s”), mast cells, basophils and eosinophils, which are all cells involved in the immune response.

IL-13 drives several of the downstream biological effects associated with Type 2 inflammation. These include contributing to immunoglobulin E (“IgE”) class-switching in B cells, recruiting and activating eosinophils, promoting goblet cell hyperplasia, increasing smooth muscle contractility and, most relevant for AD, disrupting epithelial barrier integrity. IL-13 signals by binding to a receptor complex made up of two subunits, IL-4 receptor alpha (“IL-4Rα”) and IL-13 receptor alpha 1 (“IL-13Rα1”). This binding activates the JAK/STAT6 signaling pathway inside the cell, triggering the effects described above. Because IL-13 sits at the effector end of the Type 2 inflammatory cascade, it has become a validated therapeutic target across multiple Type 2-driven inflammatory diseases, including AD.

IL-18 is a member of the IL-1 cytokine family that drives Type 1 (“Th1”) immune responses, acting in concert with IL-12 to promote cell-mediated immunity. It normally functions as part of the innate immune system’s defense against viral and intracellular bacterial infections. However, chronic or dysregulated IL-18 activity contributes to inflammatory and autoimmune conditions, including AD. IL-18 is produced primarily by innate immune cells and epithelial cells, including macrophages, dendritic cells and keratinocytes.

IL-18’s effects are highly context-dependent — the same cytokine can promote either Type 1 or Type 2 immune responses, depending on the surrounding cytokine environment and the specific cell type it acts upon. These include inducing interferon-gamma production and promoting cell-mediated immunity as part of its Type 1 role, or enhancing production of IL-4, IL-5, and IL-13 from Th2 cells, mast cells, and basophils, and potentiating mast cell degranulation — effects it drives independently of upstream IL-4/IL-13 signaling. IL-18 signals by binding to a receptor complex made up of two subunits, IL-18 receptor alpha (“IL-18Rα”) and IL-18 receptor beta (“IL-18Rβ”). This binding activates the MyD88/NF-κB signaling pathway inside the cell, triggering the effects described above. In addition, IL-18 activity is tightly regulated at the extracellular level by IL-18 binding protein (“IL-18BP”), and dysregulation of the IL-18/IL-18BP axis has been implicated in a range of chronic inflammatory conditions. Because IL-18 operates across both the Th1 and Th2 axes rather than being confined to either, it has emerged as a therapeutic target in Type 2-driven diseases such as AD, particularly in patients with residual disease despite treatment with Th2-targeted therapies.

Although IL-18 has been shown to amplify Type 2 cytokine production, in preclinical models, activation of IL-18 can contribute to AD pathogenesis through a distinct mechanism that is independent of the Th2/STAT6 signaling axis used by IL-13. This suggests that IL-13 and IL-18 may drive AD disease pathology, including itch, through two mechanistically independent pathways, rather than through a single shared pathway, providing an additional rationale for inhibiting both cytokines in parallel.

We believe the distinct but complementary biology of IL-13 and IL-18 provides a mechanistic basis for simultaneously modulating both cytokines. Inhibition of IL-13 addresses the Type 2 effector arm, while inhibition of IL-18 attenuates a parallel amplifying pathway that can drive Type 2 inflammation through IL-4/IL-13-independent mechanisms and that additionally contributes to Th1-associated inflammatory activity. We believe that targeting IL-13 and IL-18 in parallel has the potential to engage a broader segment of the underlying inflammatory biology than inhibition of either cytokine alone, with the potential to blunt both the Type 2 effector cascade and the plasticity mechanisms by which chronic inflammation is sustained across the Th1/Th2 axes. The distinct but complementary biology is illustrated in the figure below.

Targeting IL-13 and IL-18 Mitigates Itch Via Two Independent Pathways (Th2 and non-Th2)1

1.
Data above are not from head-to-head studies. Cross-trial data interpretation should be considered with caution as it is limited by differences in study design, phase, population, sample size, inclusion and exclusion criteria and many other factors;
2.
Silverberg et al. 2021 JEADV Volume 35, Issue 7: 1562-1568; nemolizumab itch data at 4 weeks derived from subpopulation analysis from Phase 2b atopic dermatitis study in patients with EASI ≥16;
3.
Kelly et al. 2023 EADV abstract 4304, itch endpoint measured at 12 weeks;
4.
Konishi et al 2002 PNAS 99 (17) 11340-11345; and
5.
KO means knockout (IL-18 KO refers to genetically modified animal models (typically mice) lacking the gene for the pro-inflammatory cytokine IL-18).

Atopic Dermatitis Overview

Disease Background

AD, the most common subtype of eczema, is a chronic inflammatory skin disorder that affects individuals of all ages and races. AD is characterized by pruritic (itchy), erythematous (red), and often excoriated (damaged) skin lesions, which are most frequently located on the neck, the antecubital and popliteal fossae (inner elbows and behind the knees), and the face. The specific cause of AD is unknown; however, research has demonstrated that genetics, skin barrier dysfunction, immune dysregulation, and environmental exposures all contribute to disease onset and progression. AD is characterized by a Th2-dominant immune response, in which Th2 cells produce cytokines — most prominently IL-13 and IL-4 — that drive inflammation, pruritus, epidermal barrier impairment, and susceptibility to secondary infections. Beyond the Th2 pathway, additional inflammatory mediators including IL-18 play a meaningful role in disease pathology, particularly in driving pruritus through pathways independent of the canonical Th2/STAT6 axis. AD is diagnosed clinically based on characteristic features including pruritus, typical morphology and distribution of skin lesions, chronic or relapsing disease course, and personal or family history of atopic disease. Disease severity is typically assessed using validated tools including the Eczema Area and Severity Index (EASI), the Investigator’s Global Assessment (IGA), and the Peak Pruritus Numerical Rating Scale (PP-NRS). AD is frequently associated with other atopic comorbidities including food allergy, allergic rhinitis, and asthma.

AD typically presents in infancy or early childhood and follows a chronic, relapsing-remitting course that frequently persists into adulthood. While mild forms of the disease may be managed with topical therapies, patients with moderate-to-severe AD experience repeated flares of erythema, oozing, crusting, and excoriation, accompanied by intense pruritus that is often worse at night. The constant itch-scratch cycle characteristic of AD contributes to further skin barrier damage, secondary infections (most commonly Staphylococcus aureus colonization and superinfection), and progressive sensitization that can broaden the atopic disease spectrum. Patients with moderate-to-severe AD report significant impairment across multiple domains of health-related quality of life, including sleep disturbance, difficulties with personal hygiene, impaired work and school performance, and social withdrawal. The psychological burden of AD is substantial: patients with AD demonstrate significantly higher rates of depression, anxiety, and suicidal ideation compared to the general population, with burden increasing with disease severity. Pediatric patients with AD and their caregivers are particularly affected by the combination of sleep disruption, social stigma, and the demands of intensive daily skin care regimens.

AD Prevalence and Disease Burden

AD is estimated to affect approximately 230 million people globally, with approximately 40% of those patients suffering from moderate-to-severe disease. In the United States alone, the prevalence of AD is estimated at more than 30 million individuals.

The economic burden of AD is substantial. In the United States, annual direct healthcare costs attributable to AD are estimated to exceed $5 billion, encompassing prescription medications, outpatient visits, hospitalizations, and emergency department care. Systemic biologic therapies for AD represent high-cost treatments, with annual per-patient drug costs in the range of $30,000 to $40,000 before rebates and discounts, driving significant expenditure at both the patient and payor level. Indirect costs — including lost productivity from work and school absenteeism and caregiver time — add meaningfully to the total economic burden. The high rate of treatment discontinuation observed with currently approved biologic therapies further compounds the economic burden by driving repeated treatment switches, additional physician consultations, and periods of inadequate disease control that increase the risk of secondary complications and hospitalizations.

The psychosocial burden of AD is profound and extends beyond the patient to caregivers and family members. Studies have demonstrated that patients with AD experience rates of depression and anxiety significantly higher than the general population, with the risk of these comorbidities increasing with disease severity. Sleep disturbance — driven by nighttime itch and discomfort — is one of the most consistently reported consequences of moderate-to-severe AD and contributes directly to impaired cognitive function, reduced work or school productivity, and diminished overall well-being. Social stigma associated with visible skin lesions further exacerbates the psychosocial burden, particularly for adolescent and young adult patients. For pediatric AD patients, the burden extends to the entire family unit: caregivers of children with AD report significantly elevated levels of stress, sleep disruption, and reduced employment participation compared to caregivers of children without chronic disease. The injection burden associated with currently approved biologic therapies for AD — most of which require biweekly or monthly subcutaneous administration — adds a further practical and psychological burden, contributing to treatment non-adherence and discontinuation.

Current Treatment Options

There is no known cure for AD. Current treatment approaches aim to control symptoms, reduce the frequency and severity of flares, and maintain disease remission. Treatment is typically stratified by disease severity. For patients with mild-to-moderate AD, topical therapies remain the cornerstone of treatment. For patients with more extensive disease not adequately controlled by topical therapies — the moderate-to-severe AD population — biologic therapies have become the preferred treatment approach. In addition to approved biologics, oral JAK inhibitors represent an alternative systemic treatment option for patients with moderate-to-severe AD, typically reserved for patients whose disease is not adequately controlled by, or who are not candidates for, other systemic therapies including biologics.

The following therapies are currently approved by the FDA for the treatment of moderate-to-severe AD:

Therapy	Mechanism	Initial FDA Approval Date
dupilumab (Dupixent / Regeneron/Sanofi)	Monoclonal antibody targeting IL-4Rα blocking IL-4 and IL-13 signaling	2017
lebrikizumab (Ebglyss; Eli Lilly)	Monoclonal antibody targeting IL-13	2024
tralokinumab (Adbry; LEO Pharma)	Monoclonal antibody targeting IL-13	2021
nemolizumab (Nemluvio; Galderma)	Monoclonal antibody targeting IL-31Rα	2024
abrocitinib (Cibinqo; Pfizer)	JAK inhibitor	2022
upadacitinib (Rinvoq; AbbVie)	JAK inhibitor	2022
baricitinib (Olumiant; Eli Lilly)	JAK inhibitor	2020 – Not approved in US but approved in the EU and other jurisdictions

In addition to the foregoing approved therapies, the AD drug development landscape includes multiple investigational agents in clinical development targeting diverse mechanisms of action. For more information regarding these therapies in development, see the section below titled “Competition.”

Current Treatment Limitations

Despite the availability of multiple approved biologics and JAK inhibitors, a substantial number of patients with moderate-to-severe AD remain inadequately treated. Current monotherapy biologics have reached an apparent efficacy plateau in AD, where the EASI-75 response rates of approved and late-stage monotherapy biologics have generally not exceeded approximately 40% on a placebo adjusted basis. The EASI-75 is a standard clinical trial endpoint used to assess treatment efficacy in AD and is defined as a reduction of at least 75% from baseline in a patient’s Eczema Area and Severity Index (EASI) score. In addition, the JAK inhibitor class has wide safety warnings covering serious infections, mortality, major adverse cardiovascular events, thrombosis, and malignancies, and as a result commonly require periodic lab monitoring. Further, currently approved biologic therapies for AD require frequent dosing schedules (commonly bi-weekly, or every two weeks), creating a dosing burden that may contribute to treatment non-adherence and discontinuation. Collectively, we believe these limitations create an opportunity to deliver meaningfully broader and deeper clinical responses in a safe manner for patients who remain inadequately served by available therapies.

Our Solution

TALA-125 – IND-Enabling

Overview and Mechanism

Our lead product candidate, TALA-125, is a bispecific antibody designed to simultaneously bind IL-13 and IL-18, two cytokines that are orthogonally implicated in AD pathogenesis. Cytokines are signaling proteins that help regulate communication between cells of the immune system. IL-13 is a clinically and commercially validated therapeutic target in AD, with three IL-13 or interleukin-4/IL-13 pathway inhibitors currently approved by the FDA for moderate-to-severe AD, including Dupixent (dupilumab). IL-18 has been clinically validated as a therapeutic target in AD through the evaluation of multiple IL-18 inhibitors in clinical trials. TALA-125 utilizes a “1+1” format, meaning it is designed with one binding site for each target, and an IgG-like structure, meaning it retains the general architecture of a naturally occurring antibody. TALA-125 is being developed for subcutaneous administration.

The IL-13 arm of TALA-125 targets the same epitope on IL-13 as lebrikizumab, a clinically validated anti-IL-13 antibody. An epitope is the specific, physical site on an antigen (in this case, IL-13) that an antibody binds to.

TALA-125 is designed to block IL-13 from engaging the IL-4Rα/IL-13Rα1 signaling receptor complex, thereby preventing downstream signaling that leads to an inflammatory response, while preserving IL-13’s ability to bind IL-13Rα2, a decoy receptor that binds and internalizes IL-13, leading to its intracellular degradation and serving as a natural mechanism for regulating IL-13 levels. This approach differs from tralokinumab (Adbry), an approved anti-IL-13 antibody that binds a different epitope on IL-13 and blocks IL-13 from engaging both the IL-4Rα/IL-13Rα1 signaling complex and the IL-13Rα2 decoy receptor. As a result, tralokinumab-bound IL-13 is not cleared through the natural decoy-receptor pathway in the same manner. Lebrikizumab has demonstrated placebo-adjusted EASI-75 rates of approximately 33% to 42% across published clinical trials in AD, compared with approximately 12% to 23% for tralokinumab trials. However, direct comparisons are limited by differences in study design, phase, population, sample size, inclusion and exclusion criteria and many other factors. A schematic demonstrating the different epitopes and the preservation of the natural IL-13 regulation with lebrikizumab and TALA-125 is below.

TALA-125 and Lebrikizumab Target the Same Epitope 1

1 Figure created with Biorender and adapted from Zhu et al. 2025 J Allergy Clin Immu Glob VOLUME 4, NUMBER 4.

The IL-18 arm of TALA-125 targets the same epitope on IL-18 as aletekitug, a clinical-stage anti-IL-18 antibody. As shown on the left side of the figure below, TALA-125 is designed to bind IL-18 without displacing IL-18 from its existing binding to IL-18 binding protein (“IL-18BP”), a naturally occurring inhibitor of IL-18. TALA-125 is designed to block IL-18 from signaling through its receptor complex (IL-18Rα/IL-18Rβ). IL-18Rα is also a subunit of the distinct receptor complex used by IL-37, a separate anti-inflammatory cytokine that signals through IL-18Rα paired with IL-1R8 (rather than IL-18Rβ). By avoiding displacement of IL-18BP, TALA-125 is designed to preserve IL-37 signaling through this shared receptor subunit.

This differs from certain other IL-18-directed antibodies, including the clinical-stage candidates CMK389 and camoteskimab, each of which may displace IL-18BP when it binds to IL-18, as shown on the right side of the figure below. This displacement may increase the potential for interference with IL-37 and we believe this distinction may differentiate TALA-125 from certain other IL-18-directed monoclonal antibodies, both on potential efficacy and safety characteristics.

TALA-125 Neutralizes IL-18 Without Interfering with IL-37-Mediated Anti-Inflammatory Activity1

1 Figure created with Biorender; Landy et al. 2025. Nat Rev Rheum Vol 20, 33-47

Emerging clinical and translational data support a specific role for IL-18 in patients who do not adequately respond to dupilumab. In an early-stage clinical trial in patients who do not adequately respond to dupilumab, GSK’s aletekitug, an investigational IL-18 inhibitor with the same IL-18 epitope as TALA-125, was associated with a 94% mean reduction from baseline in EASI score at 12 weeks, compared to 39% for placebo; however, this data is based on a very small number of patients (three receiving aletekitug and one receiving placebo) and should be interpreted with caution. Similar results showing efficacy of IL-18 inhibition in patients who do not adequately respond to dupilumab was also shown in a Phase 2a trial of camoteskimab, an investigational IL-18 inhibitor. In such trial, 75% of patients who do not adequately respond to dupilumab (four out of six) achieved an EASI-75 response and 100% achieved at least a 50% improvement from baseline. Separately, published research in the journal Nature Communications found that higher pretreatment plasma IL-18 levels are statistically associated with poor dupilumab response, and that IL-18 levels remain elevated in lesional AD skin following dupilumab treatment and increase further during disease flares. We believe these findings support the potential for IL-18 inhibition, in combination with IL-13 inhibition, to address a subset of AD patients with inadequate response to currently approved Th2-pathway-targeted therapies.

TALA-125 Preclinical Data – Potency and Affinity

We have generated preclinical data characterizing the affinity and potency of TALA-125 as compared to internally generated reference bispecific antibodies incorporating the lebrikizumab (for IL-13) and aletekitug (for IL-18) sequences and formatted as bispecific molecules for comparison purposes. Using surface plasmon resonance (“SPR”), a lab technique that measures how strongly an antibody binds to its target molecule (a higher number indicates greater binding affinity), TALA-125 demonstrated binding affinities of less than 6.06 pM for IL-13 and equal to 10.9 pM for IL-18 (in each case tested at 37 degrees Celsius), compared to less than 5.5 pM and less than 6.4 pM, respectively, for the reference binders. In cell-based reporter gene assays, which measure the concentration of antibody required to block a target’s signaling activity in living cells, TALA-125 demonstrated potency of 66 pM against IL-13 and 436 pM against IL-18, compared to 39 pM and 450 pM for the reference binders for each cytokine, respectively. These results demonstrate that TALA-125 achieves affinity and potency against both targets comparable to that of the internally generated reference bispecific antibodies.

In addition, TALA-125 has demonstrated a high expression titer (currently 10 g/L), supporting efficient manufacturing, and has been formulated at concentrations of up to 150 mg/mL, supporting its intended subcutaneous route of administration.

TALA-125 Preclinical Data - Safety and Tolerability

We conducted a five-week dose-range-finding toxicity study (intravenous and sub-cutaneous) in six NHPs. In this study, no significant safety findings were identified, and the only findings were Grade 1 dermal injection site reactions, which were considered procedural in nature.

TALA-125 Preclinical Data - Pharmacokinetic/Pharmacodynamic (“PK/PD”) Models

We conducted a single-dose intravenous pharmacokinetic study in NHPs. In this study, TALA-125 exhibited a half-life of 24.5 days following intravenous administration, compared to 15.8 days for lebrikizumab in the same study, which represents an approximately 1.55-fold longer half-life compared to lebrikizumab. This extended half-life of TALA-125 is mediated by mutations in the Fc region with established clinical precedent. To project the potential human half-life of TALA-125, we evaluated human-to-NHP half-life relationships across a set of monoclonal antibodies, using data from peer-reviewed publications, publicly available third-party company presentations and regulatory labels. Based on these comparisons, the 24.5-day NHP half-life is projected to translate to an approximate human half-life of 60 to 90 days. A schematic of the projected extended human half-life is provided below. Because these estimates are translational projections, the observed human half-life may ultimately differ from the predicted range.

TALA-125 Expected to Have Extended Half-Life Relative to Current Therapies

TALA-125 Preclinical Data - PK/PD Models

We conducted translational modeling analyses to project TALA-125’s target engagement over a 16-week induction period, based on the proposed dosing regimen of Weeks 0, 2, 4, and 12. These analyses integrated systems pharmacology modeling with a mechanistic PK/PD model built on in vitro binding and potency data, nonclinical in vivo pharmacokinetic and pharmacodynamic data, cytokine target biology, and assumptions specific to extended half-life antibodies, including Fc-mediated half-life extension and projected human pharmacokinetics.

Based on these models, TALA-125 is projected to achieve and sustain IL-13 suppression within a range comparable to that reported for other IL-13-targeted therapies, including lebrikizumab under its approved dosing regimen and zumilokibart under the dosing regimen evaluated in a Phase 2 clinical trial. The models also project that TALA-125 may achieve deeper and more durable IL-18 suppression over the same induction period than was projected for aletekitug using its Phase 2a regimen of 2 mg/kg administered intravenously.

These projections are based on preclinical data, translational assumptions, and in silico modeling. They have not yet been validated against human clinical data for TALA-125, and TALA-125 has not completed any clinical studies demonstrating the predicted degree or duration of IL-13 or IL-18 suppression. Accordingly, actual target engagement, pharmacodynamic effects, safety, and clinical outcomes in humans may differ materially from these projections. The comparative statement regarding IL-18 suppression relative to aletekitug is based on modeling and publicly available information regarding aletekitug’s clinical dosing regimen and is not based on a head-to-head clinical study. If our modeling assumptions are inaccurate, our selected dosing regimen may not achieve the anticipated degree or duration of IL-13 or IL-18 suppression. A schematic of these modeling projections is provided below.

TALA-125 Is Projected to Suppress IL-13 In Line with Monotherapies, With IL-18 Inhibition Beyond Aletekitug

TALA-125 Clinical Development Plans

With regulatory approvals of several IL-13 pathway inhibitors, and multiple IL-18 pathway inhibitors in clinical development, we believe there is a clear regulatory path for clinical development of TALA-125 and established precedents.

We expect to submit a CTN for TALA-125 to the TGA in Australia by the end of 2026 and plan to initiate a Phase 1 healthy volunteer clinical trial of TALA-125 in Australia in the first quarter of 2027. The Phase 1 clinical trial is expected to be comprised of a SAD portion in approximately 56 healthy volunteers followed by a MAD portion in approximately 24 healthy volunteers. We expect to report topline data from the Phase 1 clinical trial in the fourth quarter of 2027. Pending results from the Phase 1 clinical trial, we plan to submit an IND application to the FDA for TALA-125 and to initiate a Phase 2b proof-of-concept clinical trial of TALA-125 in approximately 180 patients with AD in the first quarter of 2028 and expect to report topline data following 16 weeks of treatment from such clinical trial in the second half of 2028.

TALA-125 - Competitive Positioning

We believe that TALA-125’s combination of clinically validated binding epitopes, a differentiated bispecific mechanism, and extended half-life has the potential to deliver meaningful clinical benefit in AD. TALA-125’s IL-13 arm targets the same epitope as lebrikizumab while preserving IL-13’s natural clearance through IL-13Rα2, and its IL-18 arm targets the same epitope as aletekitug while avoiding displacement of IL-18BP. TALA-125’s combination of IL-13 and IL-18 inhibition is designed to address both the Th2 and non-Th2 components of AD pathology simultaneously, with the goal of delivering additive or synergistic clinical benefit relative to approved monotherapies targeting either pathway alone. TALA-125 has also demonstrated a promising developability profile in preclinical studies to date, including comparable affinity and potency to internally generated reference binders and an extended preclinical half-life that we believe may support less frequent dosing intervals than currently approved biologic therapies for AD. We are aware of at least one competitor, GHZ339 (Novartis), that is developing a bispecific antibody targeting both IL-13 and IL-18 and is currently in Phase 2 development for AD; for more information regarding GHZ339 and other competitive programs, see the section below titled “Competition.” None of the potential benefits of TALA-125 described above have been demonstrated in any completed clinical trial of TALA-125.

Discovery Stage Pipeline Programs

Our pipeline also includes two additional discovery-stage programs. TALA-307 is a bispecific antibody program designed to simultaneously bind IL-13 and a second undisclosed target. A research plan is ongoing with Khanda. We expect to nominate a product candidate for this program in the first half of 2027. We also have an option to acquire exclusive rights to TALA-711, a multispecific antibody program designed to simultaneously bind two or more undisclosed targets. A research program is ongoing with Khanda in an effort to identify a development candidate for this program.

Our Team, Investors and Khanda Collaboration

We were founded in 2026 and launched to develop I&I antibody candidates. Our Chief Executive Officer, Marc Schegerin, MD, MBA, who also serves as a Director of the Company, previously served as Chief Operating Officer and Chief Financial Officer of Morphic Holding, Inc. (“Morphic”) through its acquisition by Eli Lilly & Co., and as Chief Financial Officer, Head of Strategy & Communications at ArQule, Inc. (“ArQule”) through its acquisition by Merck & Co. Members of the Talawar Board (and Post-Closing Company Board) have prior experience at leading biopharmaceutical and biotechnology companies and investment firms, including Access Industries, Morphic, ArQule, Zura Bio Limited and Caldera Therapeutics, Inc.

We have secured financing commitments that, upon closing of the business combination (the “Business Combination”), are expected to result in total gross proceeds of approximately $285 million to the combined company’s balance sheet from a combination of the PIPE financing (aggregate gross proceeds of $225.0 million) and cash held in the trust account of JATT II Acquisition Corp. ($60 million assumed as of closing of the Business Combination, subject to redemptions) led by founding investor Access Biotechnology, which is also an investor in Khanda, and includes participation from and other leading healthcare dedicated investors and mutual funds.

Together with Khanda, we intend to evaluate additional opportunities and can select additional targets as part of our discovery research collaboration. Khanda is an antibody discovery engine that seeks to identify complementary therapeutic targets and superior combinations against those targets in the creation of one drug. We consider Khanda to be a related party. See the section titled “Certain Relationships and Related Person Transactions—Khanda Agreements” for additional information.

Our License and Option Agreements

TALA-125 License Agreement

In May 2026, we entered into a Patent and Know-How Licence Agreement with Khanda pursuant to which we were granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise IL-13/IL-18 bispecific antibodies disclosed or claimed in the licensed patents, including the TALA-125 bispecific antibody, and derivatives thereof (“TALA-125 Products”) for the diagnosis, prevention, and treatment of disease in humans (the “TALA-125 Field”) throughout the world (the “TALA-125 License Agreement”).

Pursuant to the TALA-125 License Agreement, we are solely responsible, at our cost, for the development, manufacture and commercialization of the TALA-125 Products. We are obligated to use commercially reasonable efforts (i) to develop and seek regulatory approval for at least one TALA-125 Product in the United States and at least one other major territory and (ii) upon receipt of regulatory approval for a given TALA-125 Product in a given country, to commercialize such TALA-125 Product in such country.

In partial consideration of the licenses granted to us under the TALA-125 License Agreement, we issued equity to Khanda and, upon the Closing, we are obligated to pay $18,000,000 to Khanda as reimbursement for the costs incurred by Khanda for the research and development of the patents and know-how licensed to us. Pursuant to the TALA-125 License Agreement, on each of the first and second anniversaries of the Closing, we are obligated to issue to Khanda equity equal to 1.0% of the outstanding shares of the Post-Closing Company as of each of the applicable grant dates, on a fully diluted basis (including, for the avoidance of doubt, all shares issuable upon the exercise or conversion of any convertible securities, stock options, warrants or similar instruments).

Under the TALA-125 License Agreement, on a TALA-125 Product-by-TALA-125 Product basis, we are required to pay Khanda up to $25 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable TALA-125 Product. We are also required to pay Khanda tiered mid-single-digit royalties on aggregate annual net sales of all TALA-125 Products. The royalties are subject to reduction under certain customary circumstances. On a TALA-125 Product-by-TALA-125 Product and country-by-country basis, our royalty payment obligation commences on the first commercial sale of such TALA-125 Product in the applicable country until the latest to occur of (i) the last-to-expire valid claim within the licensed patents covering such TALA-125 Product in the applicable country, (ii) the expiration of any applicable regulatory exclusivity for such TALA-125 Product in the applicable country and (iii) twelve (12) years after the first commercial sale of such TALA-125 Product in the applicable country. We are also obligated to reimburse Khanda for any payments owed under Khanda’s existing upstream license agreements that are attributable to the exercise of any rights sublicensed to us by Khanda under the TALA-125 License Agreement.

The TALA-125 License Agreement will remain in effect on a TALA-125 Product-by-TALA-125 Product and country-by-country basis until expiration of all royalty payment obligations, unless earlier terminated. Following expiration, the license granted to us becomes fully paid-up, royalty-free, perpetual and irrevocable. We can terminate the TALA-125 License Agreement in its entirety or on a TALA-125 Product-by-TALA-125 Product basis upon 180 days prior written notice to Khanda. Either party can terminate the TALA-125 License Agreement in connection with the other party’s uncured material breach or insolvency. Khanda can terminate the TALA-125 License Agreement if we, directly or indirectly, challenge the validity, scope or enforceability of any licensed patent. Upon termination of the TALA-125 License Agreement, we are obligated to assign or transfer to Khanda regulatory filings and approvals for TALA-125 Products and, upon Khanda’s request, to grant Khanda an exclusive, royalty-bearing license to intellectual property rights controlled by us that are necessary or useful for the development, manufacture and/or commercialization of TALA-125 Products in the TALA-125 Field throughout the world.

DC License Agreement

In June 2026, we entered into a Patent and Know-How Licence Agreement with Khanda (the “DC License Agreement”). Under the DC License Agreement, Khanda will conduct a development program to generate bispecific antibodies directed to IL-13 and an additional undisclosed target (the “DC Program”), and we are granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise the bispecific antibodies directed to IL-13 and the additional target that are generated as part of the DC Program, and derivatives thereof (“TALA-307 Products”) for the diagnosis, prevention, and treatment of disease in humans (the “TALA-307 Field”) throughout the world.

Following completion of the DC Program, we are solely responsible, at our cost, for the development, manufacture and commercialization of the TALA-307 Products. We are obligated to use commercially reasonable efforts (i) to develop and seek regulatory approval for at least one TALA-307 Product in the United States and at least one other major territory and (ii) upon receipt of regulatory approval for a given TALA-307 Product in a given country, to commercialize such TALA-307 Product in such country.

Under the DC License Agreement, on a TALA-307 Product-by-TALA-307 Product basis, we are required to pay Khanda up to $26 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable TALA-307 Product. We are also required to pay Khanda tiered low to mid-single-digit royalties on aggregate annual net sales of all TALA-307 Products. The royalties are subject to reduction under certain customary circumstances. On a TALA-307 Product-by-TALA-307 Product and country-by-country basis, our royalty payment obligation commences on the first commercial sale of such TALA-307 Product in the applicable country until the latest to occur of (i) the last-to-expire valid claim within the licensed patents covering such TALA-307 Product in the applicable country, (ii) the expiration of any applicable regulatory exclusivity for such TALA-307 Product in the applicable country and (iii) twelve (12) years after the first commercial sale of such TALA-307 Product in the applicable country. Upon the earlier of completion of the DC Program or achievement of a drug product candidate profile by, or selection of a development candidate from, the bispecific antibodies generated under the DC Program, we will be required to reimburse Khanda an amount equal to the greater of (a) the costs incurred by Khanda in its performance of the DC Program plus a mark-up or (b) $2.5 million; provided if such reimbursement becomes due prior to the Closing, such reimbursement can be deferred until Closing. We are also obligated to reimburse Khanda for any payments owed under Khanda’s existing upstream license agreements that are attributable to the exercise of any rights sublicensed to us by Khanda under the DC License Agreement.

The DC License Agreement will remain in effect on a TALA-307 Product-by-TALA-307 Product and country-by-country basis until expiration of all royalty payment obligations, unless earlier terminated. Following expiration, the license granted to us becomes fully paid-up, royalty-free, perpetual and irrevocable. We can terminate the DC License Agreement in its entirety or on a TALA-307 Product-by-TALA-307 Product basis upon 180 days prior written notice to Khanda. Either party can terminate the DC License Agreement in connection with the other party’s uncured material breach or insolvency. Khanda can terminate the DC License Agreement if we, directly or indirectly, challenge the validity, scope or enforceability of any licensed patent. Upon termination (but not expiration) of the DC License Agreement, we are obligated to assign or transfer to Khanda regulatory filings and approvals for TALA-307 Products and, upon Khanda’s request, to grant Khanda an exclusive, royalty-bearing license to intellectual property rights controlled by us that are necessary or useful for the development, manufacture and/or commercialization of TALA-307 Products in the TALA-307 Field throughout the world.

TALA-711 Antibody Discovery and Option Agreement

In June 2026, we entered into an Antibody Discovery and Option Agreement with Khanda (the “Antibody Discovery and Option Agreement”). Under the Antibody Discovery and Option Agreement, Khanda will conduct one or more research programs to generate multispecific antibodies directed to mutually agreed targets (each, a “Research Program”). Under the Antibody Discovery and Option Agreement, we have an exclusive option, on a Research Program-by-Research Program basis to be granted an exclusive license under all of Khanda’s right, title, and interest in and to certain intellectual property resulting from the applicable Research Program to develop, manufacture, and commercialize the antibodies directed to the selected targets that are generated under the applicable Research Program, derivatives or modifications thereof and products comprising such antibodies for the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas throughout the world (each, an “Option”).

We can exercise the Option for a given Research Program at any time during the period beginning on the initiation of activities under such Research Program and ending a specified number of days following expiration of the research term for such Research Program or our receipt of the deliverables and any final deliverable for such Research Program (the “Option Period”). Following Option exercise during the Option Period, the parties will commence commercially reasonable efforts to finalize and execute a definitive license agreement for the applicable Research Program. There is no payment due upon exercise of an Option pursuant to the Antibody Discovery and Option Agreement.

Under the Antibody Discovery and Option Agreement, we are obligated to pay Khanda, on a Research Program-by-Research Program basis, a research initiation fee of $1.25 million following mutual agreement on the finalized research plan for the applicable Research Program. We are also required to reimburse Khanda for the costs it incurs in connection with its performance of each Research Program, including costs incurred by Khanda for the initial Research Program prior to effective date of the Antibody Discovery and Option Agreement, plus a mark-up. We are also obligated to pay Khanda, on a Research Program-by-Research Program basis, up to $26.5 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable Research Program. If we exercise our Option for a given Research Program and the executed license agreement includes a corresponding development or regulatory milestone event, then we will be required to pay the corresponding milestone payment only under the applicable license agreement in connection with the achievement of such milestone.

Unless terminated earlier, the Antibody Discovery and Option Agreement shall continue in force on a Research Program-by-Research Program basis until the later of: (i) the end of the Option Period for such Research Program, as applicable, if such Option is not exercised by us; (ii) if we exercise our Option during the Option Period, but the parties are unable to finalize and execute a license agreement for such Research Program during the license negotiation period, subject to mutually agreed extension, (iii) the expiration of the applicable research term, and (iv) execution of a license agreement for such Research Program (the “Term”).

We may terminate the Antibody Discovery and Option Agreement or any Research Program for any or no reason upon 30 days prior written notice to Khanda, provided that we must pay certain unpaid development costs owed to Khanda upon such termination, as well as any non-cancellable obligations reasonably incurred by Khanda in connection with its activities under any terminated Research Program. Each party has the right to terminate (i) the Antibody Discovery and Option Agreement or any Research Program in connection with the other party’s uncured material breach and (ii) the Antibody Discovery and Option Agreement in connection with the other party’s insolvency. Khanda may terminate the Antibody Discovery and Option Agreement or a Research Program if, as a result of any action or failure to act by us or our affiliates, such Research Program or all material activities under the applicable research plan are suspended, discontinued or otherwise delayed for a certain consecutive number of months.

Intellectual Property

Our success depends in part on our ability to obtain and maintain protection of intellectual property, particularly patents, in the United States and other countries with respect to product candidates and technology that are important to our business. We are actively building our intellectual property portfolio around our product candidates and technology, including by seeking, maintaining and defending patent rights, whether developed internally or licensed from third parties. We also rely on trademarks, trade secrets, know-how, confidential information, continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in our field. For information regarding risks related to our intellectual property, see the section titled “Risk Factors—Risks Related to Intellectual Property.”

As of June 30, 2026, we exclusively license from Khanda two U.S. provisional applications: one covering the composition of matter of TALA-125 and one generically covering the composition of matter for a component of TALA-125 and TALA-307. Any patents issuing from patent applications that claim priority to these provisional applications, if granted, will be expected to expire in 2047, exclusive of possible patent term adjustments or extensions or other forms of exclusivity.

Commercial

In light of our stage of development, we have not yet established a commercial organization or distribution capabilities. We have retained worldwide commercial rights for our product candidates. If our product candidates receive marketing approval, we may choose to commercialize them with our own sales force and will also consider commercial partnerships to maximize the worldwide opportunity for and value of our programs.

Manufacturing

We do not own or operate and currently have no plans to establish any manufacturing facilities. All of our preclinical and clinical drug supply development, manufacturing, storage, distribution, and testing are outsourced to third-party manufacturers and facilities. Our manufacturing strategy enables us to more efficiently direct financial resources to the research, development, and commercialization of programs rather than diverting resources to internally develop and maintain manufacturing facilities. As our programs advance through development, we expect to enter into longer-term commercial supply agreements with key suppliers and manufacturers to fulfill and secure our supply needs.

Competition

We expect to face intense competition from other biopharmaceutical and biotechnology companies that are developing agents for the treatment of I&I disorders, including AD. We believe the key competitive factors affecting the success of our product candidates, if approved, will include efficacy, safety profile, method of administration, convenience and dosing interval, cost of treatment, level of promotional activity, and intellectual property protection. Many of our competitors have significantly greater financial, manufacturing, marketing, sales, distribution and technical resources and more experience in research and development, clinical trials, regulatory matters, and commercialization than we do. These competitors compete with us in recruiting and retaining qualified scientific and management personnel and in establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

If approved for the treatment of patients with AD, TALA-125 would compete with the following approved biologic therapies: dupilumab (Dupixent; Regeneron/Sanofi), an anti-IL-4Rα mAb approved for moderate-to-severe AD in patients 6 months of age and older; lebrikizumab (Ebglyss; Eli Lilly), an anti-IL-13 mAb approved for moderate-to-severe AD in patients 12 years of age and older; tralokinumab (Adbry; LEO Pharma), an anti-IL-13 mAb approved for moderate-to-severe AD in patients 12 years of age and older; and nemolizumab (Nemluvio; Galderma), an anti-IL-31Rα mAb approved for moderate-to-severe AD in patients 12 years of age and older. TALA-125 would also compete with the following oral JAK inhibitors, each approved for moderate-to-severe AD in patients who have had an inadequate response to other therapies: abrocitinib (Cibinqo; Pfizer), upadacitinib (Rinvoq; AbbVie), and baricitinib (Olumiant; Eli Lilly), the last of which is only approved in the European Union.

We are aware of several companies with product candidates in clinical development for the treatment of patients with AD, including the following which are in Phase 2 development or beyond: GHZ339 (Novartis), a bispecific antibody targeting IL-13 and IL-18; zumilokibart (APG777; Apogee Therapeutics), an anti-IL-13 mAb; CMK389 (Novartis), an anti-IL-18 mAb; EVO301 (Evommune), an IL-18BP fusion protein; camoteskimab (Apollo Therapeutics), an anti-IL-18 mAb; rezpegaldesleukin (Nektar), an IL-2 pathway agonist; temtokibart (Leo Pharma), an anti-IL-22RA1 mAb; galvokimig (UCB), a bispecific antibody targeting IL-13 and IL-17A/F; tilrekimig (Pfizer), a trispecific antibody targeting IL-13, IL-4 and thymic stromal lymphopoietin (“TSLP”); ompekimig (Pfizer), a trispecific antibody targeting IL-13, IL-4 and IL-33; BEL512 (Belenos Biosciences and Keymed Biosciences), a bispecific antibody targeting IL-13 and TSLP; and various oral therapies, including JAK inhibitor candidates, ITK inhibitors and STAT6 inhibitors.

Beyond our AD program, we expect to advance our TALA-307 program as a next-generation I&I bispecific antibody and our TALA-711 program as a next generation I&I multispecific antibody for additional indications with significant unmet medical need. We expect to face competition from companies developing disease-modifying therapies across a range of I&I indications, many of which have substantially greater resources and experience than we do.

Government Regulation

The FDA and comparable regulatory authorities in state and local jurisdictions and in other countries impose requirements upon companies involved in the clinical development, manufacture, marketing and distribution of drugs, such as those we are developing. These agencies and other federal, state and local entities regulate, among other things, the research and development, testing, manufacture, quality control, safety, effectiveness, labeling, storage, approval, advertising and promotion, distribution, post-approval monitoring and reporting, sampling, export and import and record-keeping associated with all these functions, of our product candidates.

U.S. Government Regulation of Drug Products

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”), and its implementing regulations. The FDA also regulates biological products under the FDCA and the Public Health Service Act. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending New Drug Applications (“NDAs”) or Biologics License Applications (“BLAs”), withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the United States generally involves the following:

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Completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s GLP regulations;
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Submission to the FDA of an IND application, which must become effective before human clinical trials may begin;
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Approval by an independent institutional review board (“IRB”) at each clinical site before each trial may be initiated;
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Performance of adequate and well-controlled human clinical trials in accordance with GCP requirements to establish the safety and efficacy of the proposed drug product for each indication;
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Submission to the FDA of an NDA or BLA, including payment of application user fees;
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A determination by the FDA within 60 days of its receipt to accept the marketing application for review;
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Satisfactory completion of an FDA advisory committee review, if applicable;
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Satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practice (“cGMP”) requirements and to assure that the facilities, methods and controls are adequate to preserve the product’s identity, strength, quality and purity;
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Satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data; and
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FDA review and approval of the NDA or BLA.

Preclinical Studies

Preclinical studies include laboratory evaluation of product chemistry, toxicity and formulation, as well as in vitro and animal studies to assess potential safety and efficacy. The conduct of preclinical studies is subject to federal regulations and requirements, including good laboratory practice regulations for safety/toxicology studies.

An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data and any available clinical data or literature and plans for clinical studies, among other things, to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans and must become effective before human clinical trials may begin. Some preclinical testing, such as animal tests of reproductive AEs and carcinogenicity, may continue even after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to initiate.

Clinical Trials

Clinical trials involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial conducted in the United States and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB representing each institution participating in the clinical trial must review and approve the plan for any clinical trial before it is initiated at that institution. The IRB also must review and approve the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completion.

Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on their www.clinicaltrials.gov website. Information related to the product, patient population, phase of investigation, trial sites and investigators and other aspects of the clinical trial is made public as part of the registration of the clinical trial. Although sponsors are obligated to disclose the results of their clinical trials after completion, disclosure of the results can be delayed in some cases for up to two years after the date of completion of the trial. Failure to timely register a covered clinical trial or to submit trial results as provided for in the law can give rise to civil monetary penalties and also prevent the non-compliant party from receiving future grant funds from the federal government.

Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

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Phase 1: The drug is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness.
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Phase 2: The drug is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.
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Phase 3: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product and to provide adequate information for the labeling of the product.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval on an NDA or BLA.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if SAEs occur. Written IND safety reports must be submitted to the FDA and investigators for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction within seven calendar days after the sponsor’s initial receipt of the information.

Phase 1, Phase 2 and Phase 3 trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated check points based on access to certain data from the trial.

Concurrent with clinical trials, companies usually complete additional animal studies and also must develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of product and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug does not undergo unacceptable deterioration over its shelf life.

NDA or BLA Submission and Marketing Approval

Assuming successful completion of the required clinical testing, the results of the preclinical and clinical studies, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA or BLA requesting approval to market the product for one or more indications. In most cases, the submission of an application is subject to a substantial user fee.

The FDA conducts a preliminary review of all applications within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an application for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA reviews an application to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity.

Under the Prescription Drug User Fee Act (“PDUFA”) guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard NDA or BLA to review and act on the submission and six months from the filing date of an application with priority review. Accordingly, this review process typically takes 12 months and eight months, respectively from the date the application is submitted to the FDA. The FDA does not always meet its PDUFA goal dates for standard or priority review, and the review process is often extended by FDA requests for additional information or clarification. The FDA reviews an NDA or BLA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity.

In addition, under the Pediatric Research Equity Act of 2003, as amended, certain applications or supplements to an approved application must contain data that are adequate to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults or full or partial waivers from the pediatric data requirements. A sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration must submit an initial Pediatric Study Plan (“PSP”), within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials or other clinical development programs.

The FDA may refer an application for a novel drug or a drug that presents difficult questions of safety or efficacy to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

The FDA also may require the submission of a risk evaluation and mitigation strategy (“REMS”) if it determines that a REMS is necessary to ensure that the benefits of the drug outweigh its risks and to assure the safe use of the drug. A REMS may include one or more elements, including medication guides, physician communication plans, patient package insert or elements to assure safe use, such as restricted distribution methods, patient registries or other risk minimization tools. The FDA determines the requirement for a REMS, as well as the specific REMS provisions, on a case-by-case basis. If the FDA concludes a REMS is needed, the sponsor must submit a proposed REMS. The FDA will not approve the application without a REMS, if required.

Before approving an NDA or BLA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA or BLA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP requirements.

After evaluating the application and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter or, in some cases, a Complete Response Letter. A Complete Response Letter generally contains a statement of specific conditions that must be met in order to secure final approval of the application and may require additional clinical or preclinical testing in order for FDA to reconsider the application. If a Complete Response Letter is issued, the applicant may either resubmit the application within a year, addressing all of the deficiencies identified in the letter, or withdraw the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

Even if the FDA approves a product, it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Expedited Development and Priority Review Programs

The FDA maintains several programs intended to facilitate and expedite development and review of new drugs to address unmet medical needs in the treatment of serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval, and the purpose of these programs is to either expedite the development or review of important new drugs to get them to patients earlier than under standard FDA development and review procedures.

The FDA has a Fast Track program that is intended to expedite or facilitate the process for reviewing new drugs that meet certain criteria. Specifically, new drugs are eligible for Fast Track designation if they are intended to treat a serious or life threatening condition and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to both the product and the specific indication for which it is being studied. Fast Track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review once a marketing application is filed, meaning that the agency may review portions of the marketing application before the sponsor submits the complete application, as well as priority review, discussed below.

Additionally, a drug may be eligible for designation as a breakthrough therapy if the product is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints. The benefits of Breakthrough Therapy designation include the same benefits as Fast Track designation, plus intensive guidance from the FDA to ensure an efficient drug development program. A product may also be eligible for priority review if it treats a serious or life-threatening condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies. The FDA determines at the time that the marketing application is submitted, on a case-by-case basis, whether the proposed drug represents a significant improvement in treatment, prevention or diagnosis of disease when compared with other available therapies. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review and to shorten the FDA’s goal for taking action from ten months to six months from the date of filing of a marketing application.

A product may also be eligible for accelerated approval if it treats a serious or life-threatening disease or condition, generally provides a meaningful advantage over available therapies and demonstrates an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (“IMM”), that is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of accelerated approval, the FDA requires that a sponsor perform adequate and well-controlled post-marketing clinical trials. If the FDA concludes that a drug shown to be effective can be safely used only if distribution or use is restricted, it will require such post-marketing restrictions, as it deems necessary to assure safe use of the product.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. Fast Track designation, Breakthrough Therapy designation and Priority Review designation do not change the standards for approval, but may expedite the development or review process. Drugs granted accelerated approval also must meet the same statutory standards for safety and effectiveness as those granted traditional approval. Based on current operating plans, we do not intend to pursue any expedited development and priority review programs.

U.S. Marketing Exclusivity

Market exclusivity provisions under the FDCA can delay the submission or the approval of certain follow-on applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an Abbreviated New Drug Application for a generic version of the drug or a 505(b)(2) NDA for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, such a follow-on application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of market exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, new indications, dosages or strengths of an existing drug. This three-year exclusivity period covers only the conditions of use associated with the new clinical investigations and does not prohibit the FDA from approving follow-on applications that do not reference the protected clinical data. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing regulatory exclusivity periods or listed patents. This six-month exclusivity may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA-issued “Written Request” for such a trial.

A seven-year period of orphan exclusivity is available for products (i) intended to treat a disease that affects fewer than 200,000 people in the U.S. or (ii) intended to treat a disease that affects more than 200,000 people, but for which there is no reasonable expectation that costs of research and development of the drug for the indication can be recovered by sales of the drug in the United States. A sponsor may request an orphan designation at any time before it submits a marketing application; if the designation is granted and the orphan-designated product is approved, the FDA will not approve another sponsor’s marketing application for the same drug for the same use or indication before the expiration of seven years from the date of such approval, unless the orphan designation is revoked, the approval of the underlying application is revoked or the sponsor is unable to supply sufficient product to meet market demand.

For biologics, the Biologics Price Competition and Innovation Act of 2009 created an abbreviated approval pathway for products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity and potency, can be shown through analytical studies, animal studies and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic without such alteration or switch. Upon licensure by the FDA, an interchangeable biosimilar may be substituted for the reference product without the intervention of the health care provider who prescribed the reference product. A reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product. In addition, the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product.

Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There are continuing, annual user fee requirements for any marketed products.

The FDA may impose a number of post-approval requirements as a condition of approval. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

FDA regulations require that products be manufactured in specific facilities (identified in the approved NDA or BLA) and in accordance with cGMP regulations which require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance.

Once an approval of a drug is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including AEs of unanticipated severity or frequency, or with manufacturing processes or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Other potential consequences include, among other things:

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Restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
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Fines, warning letters or holds on post-approval clinical trials;
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Refusal of the FDA to approve pending applications or supplements to approved applications or suspension or withdrawal of product approvals;
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Product seizure or detention or refusal to permit the import or export of products; and
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Injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs may be promoted by a manufacturer and any third parties acting on behalf of a manufacturer only for the approved indications and in a manner consistent with the approved label for the product. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Other Healthcare Laws

Healthcare providers, including physicians, and third-party payors will play a primary role in the recommendation and prescription of drug products for which we obtain marketing approval. Arrangements with third-party payors and healthcare providers, including physicians, in connection with the clinical research, sales, marketing and promotion of products, once approved, and related activities, may expose a pharmaceutical manufacturer to broadly applicable fraud and abuse and other healthcare laws and regulations. In the United States, these laws include, without limitation, state and federal anti-kickback, false claims, physician transparency and patient data privacy and security laws and regulations, including but not limited to those described below:

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the Anti-Kickback Statute (“AKS”), which makes it illegal for any person or entity, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer or pay any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, that is intended to induce or reward, referrals including the purchase, recommendation, order or prescription of a particular drug for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs. The AKS has been interpreted to apply to arrangements between therapeutic product manufacturers on one hand and prescribers, purchasers and formulary managers on the other. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the AKS is violated. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS constitutes a false or fraudulent claim for purposes of the federal False Claims Act (“FCA”);
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the federal civil and criminal false claims laws, including the FCA, which can be enforced by private citizens through “qui tam” or “whistleblower” actions, and civil monetary penalty laws, which impose criminal and civil penalties against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Pharmaceutical and other healthcare companies have been, and continue to be, prosecuted under these laws, among other things, for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product and for causing false claims to be submitted because of the companies’ marketing of the product for unapproved, off-label, and thus generally non-reimbursable, uses. Similar to the AKS, a person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation.
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the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created additional federal criminal provisions that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (for example, public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Like the AKS, the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (collectively, the “ACA”) amended the intent standard for certain healthcare fraud provisions under HIPAA such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans and healthcare clearinghouses as well as their respective business associates and covered subcontractors that perform services for them that involve the creation, use, receipt, maintenance or disclosure of individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorneys’ fees and costs associated with pursuing federal civil actions;
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the federal Physician Payments Sunshine Act, created under the ACA, and its implementing regulations, which require manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services, under the Open Payments Program, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare professionals (such as physician assistants and nurse practitioners) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members; and
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analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring certain regulatory licenses to manufacture or distribute our products commercially and/or the registration of pharmaceutical sales representatives; and state, national and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of a pharmaceutical manufacturer’s business activities could be subject to challenge under one or more of such laws. Efforts to ensure that business arrangements comply with applicable healthcare laws involve substantial costs. It is possible that governmental and enforcement authorities will conclude that a pharmaceutical manufacturer’s business practices do not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions, which are costly to defend, are instituted against a pharmaceutical manufacturer, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, imprisonment, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, reporting obligations and oversight if we become subject to integrity and oversight agreements to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations, any of which could adversely affect a pharmaceutical manufacturer’s ability to operate its business and the results of operations. In addition, commercialization of any drug product outside the United States will also likely be subject to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Current and Future Healthcare Reform Legislation

In both the United States and certain foreign jurisdictions, there have been, and continue to be, a number of legislative and regulatory changes to the health care system. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. In particular, in 2010, the ACA was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program, extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations, subjected manufacturers to new annual fees and taxes for certain branded prescription drugs and provided incentives to programs that increase the federal government’s comparative effectiveness research.

There have been judicial, administrative, executive and legislative challenges and amendments to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. For example, on July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”) was signed into law, which narrowed access to ACA marketplace exchange enrollment and declined to extend the ACA enhanced advanced premium tax credits that expired at the end of 2025, which, among other provisions in the law, are anticipated to reduce the number of Americans with health insurance. The OBBBA also is expected to reduce Medicaid spending and enrollment by implementing work requirements for some beneficiaries, capping state-directed payments, reducing federal funding, and limiting provider taxes used to fund the program. Congress is considering proposed legislation intended to further reduce healthcare costs with alternatives to replace the expired ACA subsidies. We cannot predict what affect further changes to the ACA would have on our business.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers, which began in 2013 and will remain in effect until 2032 unless additional Congressional action is taken.

The current administration is pursuing policies to reduce regulations and expenditures across government agencies including at the HHS, the FDA, CMS and related agencies. These actions, presently directed by executive orders or memoranda from the Office of Management and Budget, may propose policy changes that create additional uncertainty for our business. For example, the current administration has announced agreements with several pharmaceutical companies that require the drug manufacturers to offer, through a direct to consumer platform (“TrumpRx”) U.S. patients and Medicaid programs prescription drug Most-Favored Nation pricing equal to or lower than those paid in other developed nations, with additional mandates for direct-to-patient discounts and repatriation of foreign revenues. Other recent actions, for example, include (1) directing agencies to reduce agency workforce and cut programs; (2) directing HHS and other agencies to lower prescription drug costs through a variety of initiatives; (3) imposing tariffs on certain imported pharmaceutical products; and (4) as part of the Make America Healthy Again (“MAHA”) Commission’s Strategy Report released in September 2025, working across government agencies to increase enforcement on direct-to-consumer pharmaceutical advertising. Additionally, the current administration recently called on Congress to enact “The Great Healthcare Plan,” to codify and expand Most-Favored Nation pricing, lower government subsidies to private insurance companies, increase healthcare price transparency, expand pharmaceutical drugs available for over-the-counter purchase, and enact restrictions on pharmacy benefit manager (“PBM”) payment methodologies, among other things. These actions and policies may significantly reduce U.S. drug prices, potentially impacting manufacturers’ global pricing strategies and profitability, while increasing their operational costs and compliance risks. In June 2024, the U.S. Supreme Court’s Loper Bright decision greatly reduced judicial deference to regulatory agencies, which could increase successful legal challenges to federal regulations affecting our operations. Congress may introduce and ultimately pass health care related legislation that could impact the drug approval process and make changes to the Medicare Drug Price Negotiation Program.

In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, marketing cost disclosure, drug price reporting, and other transparency measures and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, on June 15, 2026, the FDA approved Colorado’s Section 804 Importation Program proposal to import certain drugs from Canada for specific state healthcare programs. It is unclear how this and Florida’s similar program, approved by the FDA in 2024, will be implemented and whether they will overcome potential legal, regulatory, or industry challenges in the United States and/or Canada. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices. Prescription drugs and biological products that are in violation of these requirements will be included on a public list. These reforms could reduce the ultimate demand for our product candidates or put pressure on our product pricing and could seriously harm our business.

Legislative and regulatory proposals and enactment of laws, at the foreign federal and state levels, directed at containing or lowering the cost of healthcare, will continue into the future. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare or impose price controls may adversely affect:

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the demand for our product candidates, if we obtain regulatory approval;
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our ability to set a price that we believe is fair for our products;
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our ability to obtain coverage and reimbursement approval for a product;
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our ability to generate revenue and achieve or maintain profitability;
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the level of taxes that we are required to pay; and
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the availability of capital.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect our future profitability.

Regulation Outside the United States

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our products. The cost of establishing a regulatory compliance system for numerous varying jurisdictions can be very significant. Although many of the issues discussed above with respect to the United States apply similarly in the context of the EU and in other jurisdictions, the approval process varies between countries and jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In the EU, for example, a clinical trial authorization application (“CTA”), must be submitted for each clinical protocol to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is accepted in accordance with a country’s requirements, the clinical trial may proceed.

The requirements and processes governing the conduct of clinical trials vary from country to country. In all cases, the clinical trials are conducted in accordance with GCP, the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational medicinal product under EU regulatory systems, we must submit a marketing authorization application. The content of the application submitted in the United States is similar to that required in the EU, with the exception of, among other things, country-specific document requirements.

For other countries outside of the EU and the United States, such as countries in Eastern Europe, Latin America or Asia, the requirements governing product development, the conduct of clinical trials, manufacturing, distribution, marketing approval, product licensing, pricing and reimbursement vary from country to country.

Countries that are part of the EU, as well as countries outside of the EU, have their own governing bodies, requirements and processes with respect to the approval of drug products. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Additionally, to the extent that any of our product candidates, once approved, are sold in a foreign country, we may be subject to applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

Authorization Procedures in the EU

In the EEA (the 27 EU member states plus Iceland, Liechtenstein and Norway), medicinal products must be authorized for marketing by using either the centralized authorization procedure or national authorization procedures.

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Centralized procedure—If pursuing marketing authorization of a product candidate for a therapeutic indication under the centralized procedure, following the opining of the EMA’s Committee for Medicinal Products for Human Use (“CHMP”), the European Commission issues a single marketing authorization valid across the EEA. The centralized procedure is compulsory for human medicines derived from biotechnology processes or advanced therapy medicinal products (such as gene therapy, somatic cell therapy and tissue engineered products), products that contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, neurodegenerative disorders, diabetes, autoimmune diseases and other immune dysfunctions, viral diseases and officially designated orphan medicines. For medicines that do not fall within these categories, an applicant has the option of submitting an application for a centralized marketing authorization to the EMA, as long as the medicine concerned contains a new active substance not yet authorized in the EEA, or is a significant therapeutic, scientific or technical innovation, or if its authorization would be in the interest of public health in the EEA. Under the centralized procedure, the maximum timeframe for the evaluation of a marketing authorization application (“MAA”), by the EMA is 210 days, excluding “clock stops,” when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP, and which can add materially to the timeframe. Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of an MAA under the accelerated assessment procedure is 150 days, excluding clock stops.
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National authorization procedures—There are also two other possible routes to authorize products for therapeutic indications in several countries, which are available for products that fall outside the scope of the centralized procedure:
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Decentralized procedure—Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one EU country of medicinal products that have not yet been authorized in any EU country and that do not fall within the mandatory scope of the centralized procedure.
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Mutual recognition procedure—In the mutual recognition procedure, a medicine is first authorized in one EU member state, in accordance with the national procedures of that country. Following this, additional marketing authorizations can be sought from other EU countries in a procedure whereby the countries concerned recognize the validity of the original, national marketing authorization.

In the EEA, new products for therapeutic indications that are authorized for marketing (that is, reference products) qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic or biosimilar applicants from relying on the preclinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EU during a period of eight years from the date on which the reference product was first authorized in the EU. The market exclusivity period prevents a successful generic or biosimilar applicant from commercializing its product in the EU until ten years have elapsed from the initial authorization of the reference product in the EU. The ten-year market exclusivity period can be extended to a maximum of 11 years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

The criteria for designating an “orphan medicinal product” in the EEA are similar in principle to those in the United States. In the EEA, a medicinal product may be designated as orphan if (1) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either (a) such condition affects no more than five in 10,000 persons in the EU when the application is made or (b) the product, without the benefits derived from orphan status, would not generate sufficient return in the EU to justify investment; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU, or if such a method exists, the product will be of significant benefit to those affected by the condition. Orphan medicinal products are eligible for financial incentives such as reduction of fees or fee waivers and are, upon grant of a marketing authorization, entitled to ten years of market exclusivity for the approved therapeutic indication. During this ten-year orphan market exclusivity period, no marketing authorization application shall be accepted, and no marketing authorization shall be granted for a similar medicinal product for the same indication. An orphan product can also obtain an additional two years of market exclusivity in the EU for pediatric studies.

The ten-year market exclusivity may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, marketing authorization may be granted to a similar product for the same indication at any time if (i) the second applicant can establish that its product, although similar, is safer, more effective or otherwise clinically superior; (ii) the applicant consents to a second orphan medicinal product application; or (iii) the applicant cannot supply enough orphan medicinal product.

As in the United States, the various phases of non-clinical and clinical research in the EU are subject to significant regulatory controls.

The main characteristics of the Clinical Trials Regulation include (i) a streamlined application procedure via a single-entry point, the “EU portal” (the Clinical Trials Information System), a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and (ii) a harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I assessment is led by the competent authorities of a reference member state selected by the trial sponsor and is then submitted to the competent authorities of all concerned member states for their review. Part II is assessed separately by the competent authorities and ethics committees in each concerned member state. Individual member states retain the power to authorize the conduct of clinical trials on their territory.

On December 11, 2025, the Council of the European Union and the European Parliament reached a provisional political agreement on a comprehensive overhaul of EU pharmaceutical legislation (the “Pharma Package”). This package, comprised of a new directive and regulation to replace existing legislation, aims to modernize the EU regulatory framework. The compromise texts were published in March 2026, endorsed by the Council’s Committee of Permanent Representatives and approved by the European Parliament’s Committee on Public Health, and the legislation is currently undergoing review ahead of formal adoption, which is expected in the second half of 2026. If adopted in the form proposed, the Pharma Package will, among other changes, reshape the regulatory data protection and market exclusivity framework through a conditional incentive structure; reshape the incentives regime for orphan medicinal products; and expand the Bolar exemption to permit generic and biosimilar manufacturers to conduct preparatory activities, including participation in procurement and tender procedures, during protection periods. A decrease in market exclusivity opportunities for our product candidates in the EU, combined with the expanded Bolar exemption, could open them to generic or biosimilar competition earlier than under the current regime, potentially impacting reimbursement status and the commercial prospects of our product candidates. Once formally adopted and published in the Official Journal, the new framework will enter into force 20 days thereafter, with full application expected in late 2028 following a transitional period.

Should we utilize third-party distributors, compliance with such foreign governmental regulations would generally be the responsibility of such distributors, who may be independent contractors over whom we have limited control.

Coverage and Reimbursement

Successful commercialization of new drug products depends in part on the extent to which reimbursement for those drug products will be available from government health administration authorities, private health insurers and other organizations. In the United States, government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drug products they will pay for and establish reimbursement levels. The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford a drug product. Sales of drug products depend substantially, both domestically and abroad, on the extent to which the costs of drugs products are paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular drug products. Third-party payors are increasingly challenging the price, examining the medical necessity and reviewing the cost-effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. Obtaining reimbursement for our products may be particularly difficult because of the higher prices often associated with branded drugs and drugs administered under the supervision of a physician. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain FDA approvals. Our product candidates may not be considered medically necessary or cost-effective. Obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our product on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. As a result, the coverage determination process is often time-consuming and costly. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on its investment in product development. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize any product candidate that we successfully develop.

In many countries, the prices of drug products are subject to varying price control mechanisms as part of national health systems. In general, the prices of drug products under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for drug products, but monitor and control company profits. Accordingly, in markets outside the United States, the reimbursement for drug products may be reduced compared with the United States.

In the United States, the principal decisions about reimbursement for new drug products are typically made by CMS, an agency within HHS. CMS decides whether and to what extent a new drug product will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree. However, no uniform policy of coverage and reimbursement for drug products exists among third-party payors and coverage and reimbursement levels for drug products can differ significantly from payor to payor. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a drug product is:

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a covered benefit under its health plan;
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safe, effective and medically necessary;
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appropriate for the specific patient;
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cost-effective; and
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neither experimental nor investigational.

It is uncertain whether coverage or reimbursement will be available for any product that we commercialize and, if coverage and reimbursement are available, what the level of reimbursement will be. Coverage may also be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities. Reimbursement may impact the demand for, or the price of, any product for which we obtain regulatory approval.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. For example, HHS imposes rebates on many Medicare Part B and Medicare Part D products to penalize price increases that outpace inflation on an annual basis. HHS has also been empowered to negotiate the price of certain single-source drugs that have been on the market for at least seven (7) years and certain single-source biologics that have been on the market for at least eleven (11) years covered under Medicare as part of the Medicare drug price Negotiation Program. Each year up to twenty (20) products will be selected by HHS for the Medicare Drug Price Negotiation Program. Products subject to the Medicare Drug Price Negotiation Program are expected to experience a significant reduction in reimbursement from the Medicare program on a per unit basis.

These laws and future state and federal healthcare reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Outside of the United States, the pricing of pharmaceutical products and medical devices is subject to governmental control in many countries. For example, in the EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost effectiveness of a particular therapy to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products and medical devices will likely continue as countries attempt to manage healthcare expenditures.

Data Privacy and Security

In the ordinary course of business, we collect, receive, generate, make accessible, protect, secure, dispose, transmit, store, use, disclose, transfer, maintain and otherwise process sensitive information, including personal data. Accordingly, we are, or may become, subject to various foreign, federal, state and local laws, rules, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements and other obligations related to data privacy and security.

These data privacy and security obligations are evolving and may impose potentially conflicting obligations. Such obligations may include, without limitation, federal health information privacy laws, state information security and data breach notification laws, state health information privacy laws and federal and state consumer protection laws (for example, the Federal Trade Commission Act). In addition, in the past few years, numerous U.S. states have enacted comprehensive privacy laws, rules and regulations that impose certain obligations on covered businesses (including providing specific disclosures in privacy notices and affording individuals with certain rights concerning their personal data) and similar laws are being considered in several other states, as well as at the federal level. While certain of these laws do or may exempt some data processed in the context of clinical trials, these developments may further complicate compliance efforts and are examples of the increasingly stringent and evolving regulatory frameworks related to personal data processing, as more fully discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Additionally, to the extent we collect personal data from individuals outside of the United States, through clinical trials or otherwise, we are, or may become, subject to foreign data privacy and security laws, such as Australia’s Privacy Act, New Zealand’s Privacy Act, Canada’s Privacy Act, Japan’s Act on the Protection of Personal Information and the European Union’s General Data Protection Regulation. Such foreign data privacy and security laws impose significant and complex compliance obligations on entities that are subject to those laws, as more fully discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws and federal and state consumer protection laws, govern the collection, use, disclosure and protection of health-related and other personal information. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (“CCPA”), which came into effect on January 1, 2020 and provides new data privacy rights for consumers and new operational requirements for companies, which may increase our compliance costs and potential liability. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. While there is currently an exception for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, the CCPA may impact certain of our business activities. The CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the United States, which could increase our potential liability and adversely affect our business.

In December 2024, the U.S. Department of Justice finalized a rule that prohibits or restricts certain types of transactions that could lead to foreign access to bulk U.S. personal data. This regulation could restrict our ability to submit clinical trial data to ex-U.S. regulators; failure to comply with the regulation could lead to civil or criminal enforcement.

In the event we decide to conduct clinical trials or continue to enroll subjects in our ongoing or future clinical trials, we may be subject to additional privacy restrictions. The collection, use, storage, disclosure, transfer or other processing of personal data regarding individuals in the EEA, including personal health data, is subject to the GDPR, which became effective on May 25, 2018. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches and taking certain measures when engaging third-party processors. The GDPR also imposes strict rules on the transfer of personal data to countries outside the EEA, including the United States, and permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR includes restrictions on cross-border data transfers. The GDPR may increase our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation and reputational harm in connection with our European activities. Further, the U.K.’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the U.K. In particular, it is unclear how data transfers to and from the U.K. will be regulated now that the U.K. has left the EU.

Properties and Facilities

We maintain our corporate offices at 303 Wyman Street, PMB 17417506, Suite 300, Waltham, MA 02451 under a month-to-month virtual office lease with nominal cost. We consider our current office space adequate for our current operations.

Legal Proceedings

From time to time, we may be involved in legal proceedings arising in the ordinary course of its business. We are not presently a party to or aware of any legal proceedings that, in the opinion of management, would have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm, and other factors.

Employees and Human Capital Resources

As of July 30, 2026, we had seven employees, all of whom were employed full time. None of our employees are represented by a labor union or covered under a collective bargaining agreement. We consider our relationship with our employees to be good. In addition, we have a contractual relationship with Adnovate Clinical Development Strategies Ltd., a clinical development consultancy who is providing fee-for-service support for our research and development organization.

TALAWAR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context indicates or otherwise requires, references in this subsection to “we,” “us” or the “Company” refer to Talawar. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

We are a preclinical stage biotechnology company developing bispecific and multispecific antibody therapeutics for I&I disorders. Our mission is to develop meaningful therapies purpose-built to break through the current monotherapy efficacy plateau by leveraging the power and precision of bispecific antibodies. Our initial focus is on AD, a chronic, inflammatory skin disease. We plan to explore additional development opportunities in other dermatologic, respiratory and immunologic diseases.

We aim to achieve our mission by:

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identifying combinations of validated biological targets with orthogonal (i.e., operating independently of one another) mechanisms that engage through distinct, non-redundant inflammatory pathways. Based on clinical data generated by third parties from combinations of biologic therapies targeting different mechanisms, we believe that simultaneous inhibition of the targets has the ability to deliver additive clinical benefit beyond what inhibiting either target alone could achieve;
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engineering bispecific antibodies using clinically validated antibody formats and epitopes, thereby potentially reducing biological and pharmacological risk; and
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building in clinically validated mutations for extended half-life, enabling infrequent dosing regimens designed to improve patient convenience and adherence.

We believe this approach has the potential to deliver meaningfully broader and deeper clinical responses for patients who remain inadequately served by available therapies.

Our lead product candidate, TALA-125, is a bispecific antibody being developed for subcutaneous administration that is designed to simultaneously bind and inhibit IL-13 and IL-18, two cytokines, signaling proteins that help regulate communication between cells of the immune system, that contribute to AD pathogenesis in distinct ways. Our pipeline also includes two additional discovery-stage programs. TALA-307 is a bispecific antibody program designed to simultaneously bind IL-13 and a second undisclosed target. We also have an option to acquire exclusive rights to TALA-711, a multispecific antibody program designed to simultaneously bind two or more undisclosed targets. We have incurred no expense for the period from April 1, 2026 (inception) to June 30, 2026 for either of the TALA-307 or TALA-711 programs.

Since our inception in April 2026, we have funded our operations with proceeds from the entry into SAFEs from which we received aggregate gross proceeds of $20.0 million in May 2026. Since inception, we have experienced significant losses and incurred negative cash flows from operations. We expect to continue to incur further losses over the next several years as we develop our business. We have devoted, and expect to continue to devote substantially all of our resources to advancing the development of our programs, including preparation for our planned clinical trials, performance of clinical trials and our research and discovery efforts, organizing and staffing our Company, business planning, raising capital, and providing general and administrative support for these operations. We have not generated any revenue from product sales or other sources and have incurred significant operating losses and negative cash flows from operations since inception.

For the period from April 1, 2026 (inception) to June 30, 2026, we had a net loss of $23.7 million. We expect to continue to incur significant losses for the foreseeable future and expect these losses to increase as we continue our research and development of, commence clinical trials and seek regulatory approvals for, our lead product candidate, TALA-125, a bispecific antibody that is designed to simultaneously bind and inhibit IL-13 and IL-18, along with any future product candidates we may develop, including product candidates from our TALA-307 and TALA-711 programs. As of June 30, 2026, we had an accumulated deficit of $23.7 million. As of June 30, 2026, we had cash of $19.3 million.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future, and we anticipate that our expenses will increase substantially if, and as, we:

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continue and increase the research and development of our preclinical-stage product candidates and discovery-stage programs, including the continued development of our most advanced product candidate, TALA-125, along with any future product candidates we may develop, including product candidates from our TALA-307 and TALA-711 programs;
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progress our chemistry, manufacturing and control development, registration, and validation, including the manufacture of our product candidates by third parties, including increasing volumes manufactured by third parties;
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commence the clinical development of our product candidates, including advancing our product candidates into larger, more expensive trials;
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make milestone, royalty, reimbursement or other payments pursuant to the Khanda Agreements and under any additional future in-license or collaboration agreements;
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maintain, expand and protect our intellectual property portfolio;
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expand our operational, financial and management systems and increase personnel, including personnel to support our clinical development, manufacturing and commercialization efforts;
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establish sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval and intend to commercialize on our own or jointly with third parties;
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address any competing therapies and market developments;
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incur additional costs associated with operating as a public company following the Closing; and
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experience any delays or encounter any issues with any of the above, including but not limited to failed studies or trials, complex results, manufacturing challenges, safety issues or other regulatory challenges.

Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or any future commercialization efforts. To become and remain profitable, we and any potential future collaborators must develop and eventually commercialize products with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials, manufacturing our product candidates, either on our own or with CDMOs, obtaining marketing approval for product candidates, marketing and selling any products for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability. Our failure to become and remain profitable would decrease our value and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

Even if we succeed in commercializing one or more of our product candidates, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our future results of operations will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Based on our current operating assumptions, we expect that our existing cash, together with the net proceeds from the Business Combination and the PIPE Financing will enable us to fund our operating expenses and capital expenditure requirements into 2029. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. Other than the proceeds we expect to receive from the Business Combination and the PIPE Financing, we do not have any committed external source of funds or other support for our development efforts and we cannot be certain that additional funding will be available on acceptable terms or at all. If we obtain regulatory approval for our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, until we can generate sufficient product or other revenue to finance our cash requirements, which we may never achieve, we expect to finance our future cash requirements through a combination of equity offerings, debt financings or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements when needed could result in us being required to curtail our product development activities and other activities commensurate with the magnitude of the shortfall and our product development activities may cease altogether, which could materially harm our business, financial condition, and results of operations. To the extent that the costs of our activities exceed our current estimates and we are unable to raise sufficient additional capital to cover such costs, we will need to reduce operating expenses, sell assets, enter into strategic transactions, or effect a combination of the above. No assurance can be given that we will be able to enter into any of such transactions on acceptable terms, if at all.

Our ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which we may have no or limited control. Market volatility resulting from geopolitical and economic instability, including as a result of trade policy, inflation, global wars, including between Russia and Ukraine and in the Middle East, or other factors could also adversely impact our ability to access capital as and when needed. If adequate funds are not available on commercially acceptable terms when needed, we may be forced to delay, reduce or terminate the development or commercialization of all or part of our research programs or product candidates or we may be unable to take advantage of future business opportunities.

Components of Results of Operations

Revenue

We have no products approved for commercial sale, have not generated any revenue from product sales to date, and continue to incur significant research and development and other expenses related to our ongoing operations. We do not expect to generate product revenue unless or until we successfully complete preclinical and clinical development and obtain regulatory approval for, and then successfully commercialize, at least one of our product candidates. If our development efforts for our product candidates are successful and result in regulatory approval, we may generate revenue in the future from product sales or payments from future collaboration or license agreements that we may enter into with third parties, or any combination thereof.

We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability. Our failure to become and remain profitable would decrease the value of the company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

Operating Expenses

Our operating expenses consist of (i) research and development expenses and (ii) general and administrative expenses.

Research and Development

Research and development expenses consist primarily of external and internal expenses incurred for the development and research of our programs and are expensed as incurred.

External expenses consist of:

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costs related to license and discovery agreements, including funding research performed by third parties, including Khanda, that conduct research and development activities on our behalf for our product candidates; and
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expenses incurred in connection with continuing our current research programs and discovery-phase development of any programs we may identify, including under future agreements with third parties, such as consultants and contractors.

Internal expenses consist of:

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personnel-related expenses, including recruiting costs, salaries, bonuses, benefits, travel and stock-based compensation expense for personnel engaged in research and development functions.

A significant portion of our research and development costs have been external costs, which we track on an individual product candidate basis after a preclinical product candidate has been identified. We utilize third party contractors for a significant portion of our research and development activities. We recognize external development costs based on an evaluation of the progress to completion of specific tasks using information provided to us by our vendors or our estimate of the level of service that has been performed at each reporting date. Payments for these external development activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and are reflected in our condensed financial statements as prepaid expenses or accrued expenses. Our internal research and development costs are deployed across multiple programs and, as such, we do not track internal costs on a program specific or stage of program basis.

Research and development activities are central to our business model. We expect that our research and development expenses will continue to increase for the foreseeable future as we advance clinical trials for our product candidates, pursue additional indications, continue to develop additional product candidates, expand our headcount and maintain, expand and enforce our intellectual property portfolio. The successful development of our current product candidates, or any product candidates we may develop in the future is highly uncertain. Therefore, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete the development and commercialization of our product candidates, if approved, and any other product candidates that we may develop. We are also unable to predict when, if ever, material net cash inflows will commence from the sale of any current or future product candidate, if approved. This is due to the numerous risks and uncertainties associated with product development, including the uncertainty of:

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the scope, timing and progress of future clinical trials and other research and development activities associated with the development of our current and future product candidates;
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the number and scope of preclinical and clinical programs we decide to pursue;
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our ability to maintain our current research and development programs and to establish new programs;
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the timing of and successful patient enrollment in, and the initiation and completion of, clinical trials;
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the successful completion of clinical trials with safety, tolerability and efficacy profiles that are satisfactory to the FDA, or any comparable foreign regulatory authority;
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the timing, receipt and terms of any marketing approvals from applicable regulatory authorities;
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our ability to establish new licensing or collaboration arrangements;
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our ability to establish and maintain arrangements with third-party manufacturers for the commercial supply of products that receive marketing approval, if any;
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obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights;
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our ability to hire additional personnel and consultants as our business grows, including additional executive officers and clinical development, regulatory, chemistry, manufacturing, and controls, quality and commercial personnel;
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commercializing product candidates, if approved, whether alone or in collaboration with others;
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the costs and timing of establishing or securing sales and marketing capabilities for our product candidates if approved;
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the imposition of new laws and regulations, including those relating to labor conditions and safety standards, information and data transfer, imports, duties, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds, particularly new or increased tariffs imposed on imports, and as a result supply-related costs, from countries where our suppliers operate, as well as tariffs that impact the biopharmaceutical industry generally;
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our ability to achieve sufficient market acceptance, coverage and adequate reimbursement from third-party payors and adequate market share and revenue for any approved products; and
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maintaining a continued acceptable safety profile of the product candidates following approval.

Any changes in the outcome of any of these variables with respect to the development of our current product candidates or any future product candidates in preclinical and clinical development could mean a significant change in the costs and timing associated with the development of these product candidates. We may never obtain regulatory approval for any product candidates that we develop.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses, including recruiting costs, salaries, bonuses, benefits, and stock-based compensation expenses for personnel in our executive, finance, accounting, operations, human resources, business development and other administrative functions. Other significant general and administrative expenses include legal fees relating to intellectual property and corporate matters, professional fees paid for accounting, audit, tax, and consulting fees, and expenses for insurance, investor and public relations, and other operating costs not classified as research and development expenses.

We expect that our general and administrative expenses will increase substantially for the foreseeable future as we increase our headcount to support our continued research and development activities and if we lease office space to support the expected growth. We expect to incur significant expenses associated with the Business Combination and our pre-closing financing transactions. We also anticipate increased expenses associated with becoming a public company, including costs for accounting, audit, legal, regulatory and tax-related services associated with maintaining compliance with the rules and regulations of the SEC, listing standards applicable to companies listed on a national securities exchange, director and officer insurance costs, and investor and public relations costs. In addition, if we obtain regulatory approval for our current product candidates or any product candidates we may develop in the future and do not enter into a third-party commercialization collaboration, we expect to incur significant expenses related to building a sales and marketing team to support product sales, marketing and distribution activities.

Other Expense, Net

Other expense, net primarily relates to the change in fair value of our various instruments including our related party derivative liability, and our related party and non-related party SAFE investments, partially offset by interest income.

Income Taxes

No provision for income taxes was recorded for the period from April 1, 2026 (inception) through June 30, 2026. We have recorded a full valuation allowance against our net deferred tax assets at each balance sheet date, as we believe it is not more likely than not that the benefit will be realized due to our cumulative losses generated to date and expectation of future losses.

Results of Operations

The following table summarizes our results of operations for the period presented (in thousands):

Period from April 1, 2026 (inception) to June 30, 2026
Operating expenses:
Research and development	$15,554
General and administrative	1,178
Total operating expenses	16,732
Loss from operations	(16,732)
Other income (expense), net:
Interest income	$63
Change in fair value of related party derivative liability	(4,100)
Change in fair value of related party SAFE investments	(2,636)
Change in fair value of SAFE investments	(264)
Total other expense, net	(6,937)
Net loss	$(23,669)

Research and Development Expenses

The following table summarizes our research and development expenses incurred for the period presented (in thousands):

Period from April 1, 2026 (inception) to June 30, 2026
Direct research and development expenses by program:
TALA-125	$15,248
Unallocated research and development expenses:
Personnel-related expenses (including stock-based compensation)	132
Other expenses	174
Total research and development expenses	$15,554

Research and development expenses were $15.6 million for the period from April 1, 2026 (inception) to June 30, 2026 and consisted primarily of the following:

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$15.2 million of research and development expense related to TALA-125, primarily consisting of $11.9 million paid to Khanda related to the TALA-125 License Agreement, including $9.5 million of expense related to the issuance of Series L Convertible Preferred Stock for non-cash consideration of intellectual property rights and $2.0 million from the issuance of the embedded related party derivative liability, and $3.3 million of other direct research and development expense related to TALA-125;
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$0.1 million of personnel-related costs related to salaries, benefits and other compensation-related costs; and
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$0.2 million of other research and development related expenses.

General and Administrative Expenses

The following table summarizes our total general and administrative expenses for the period presented (in thousands):

Period from April 1, 2026 (inception) to June 30, 2026
Personnel-related expenses (including stock-based compensation)	$533
Legal and professional fees	625
Other expenses	20
Total general and administrative expenses	$1,178

General and administrative expenses were $1.2 million for the period from April 1, 2026 (inception) to June 30, 2026 and consisted primarily of the following:

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$0.5 million of personnel-related expenses including recruiting fees, salaries, benefits and other compensation-related costs; and
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$0.6 million of legal and consulting fees as we began preparing for the Business Combination and to become a public company.

Liquidity and Capital Resources

Future Funding Requirements

The development of biopharmaceutical product candidates, including conducting preclinical studies and clinical trials, is a time-consuming, capital-intensive and uncertain process. Our operations have consumed substantial amounts of cash since inception. To date, we have funded our operations primarily with proceeds from the sale of simple agreements for future equity. We expect our expenses to increase in connection with our ongoing activities, particularly as we advance our preclinical studies for TALA-125, initiate planned clinical trials, and continue to research, develop and initiate clinical trials of any other future product candidates. In addition, if we successfully develop and obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or any future commercialization efforts.

As of June 30, 2026, we had cash of $19.3 million. Due to the Company’s expectations of continuing losses and negative cash flows from operations for the foreseeable future, the Company concluded that there was substantial doubt about its ability to continue as a going concern for at least twelve months from the date the financial statements included in this proxy statement/prospectus were issued. However, based on our current operating assumptions, we expect that our existing cash, together with the net proceeds from the Business Combination and the PIPE Financing will enable us to fund our operating expenses and capital expenditure requirements into 2029. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. Our financial statements do not include any adjustments or changes in classification of assets or liabilities that may result from our possible inability to continue as a going concern. Other than the proceeds we expect to receive from the Business Combination and the PIPE Financing, we do not have any committed external source of funds or other support for our development efforts and we cannot be certain that additional funding will be available on acceptable terms or at all. If we obtain regulatory approval for our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, until we can generate sufficient product or other revenue to finance our cash requirements, which we may never achieve, we expect to finance our future cash requirements through a combination of equity offerings, debt financings or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements when needed could result in us being required to curtail our product development activities and other activities commensurate with the magnitude of the shortfall and our product development activities may cease altogether, which could materially harm our business, financial condition, and results of operations. To the extent that the costs of our activities exceed our current estimates and we are unable to raise sufficient additional capital to cover such costs, we will need to reduce operating expenses, sell assets, enter into strategic transactions, or effect a combination of the above. No assurance can be given that we will be able to enter into any of such transactions on acceptable terms, if at all.

Our ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which we may have no or limited control. Market volatility resulting from geopolitical and economic instability, including as a result of trade policy, inflation, global wars, including between Russia and Ukraine and in the Middle East, or other factors could also adversely impact our ability to access capital as and when needed. If adequate funds are not available on commercially acceptable terms when needed, we may be forced to delay, reduce or terminate the development or commercialization of all or part of our research programs or product candidates or we may be unable to take advantage of future business opportunities. Most of these developments and factors are outside our control and could exist for an extended period of time. We will continue to evaluate the nature and extent of the potential impacts to our business, results of operations, liquidity and capital resources. For additional information, see the section titled “Risk Factors—Risks Related to Our Business and Operations, Employee Matters and Managing Growth.”

Future capital requirements will depend on many factors, including, but not limited to:

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the progress, timing and completion of preclinical studies and clinical trials for our current or any future product candidates, as well as the associated costs, including any unforeseen costs we may incur as a result of preclinical study or clinical trial delays due to disease outbreaks, epidemics and pandemics or other causes;
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the timing and amount of milestone, royalty and other payments we are required to make under the Khanda Agreements and any future license or collaboration agreements;
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the number and characteristics of potential new product candidates we identify and decide to develop;
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the need for additional or expanded preclinical studies and clinical trials beyond those that we plan to conduct with respect to our current and future product candidates;
•
the cost involved in growing the organization to the size needed to allow for the research, development and potential commercialization of our current or any future product candidates;
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the costs involved in filing patent applications, maintaining and enforcing patents or defending against infringement or other claims raised by third parties;
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the maintenance of our existing license and collaboration agreements and option agreements, including the Khanda Agreements, and the potential entry into new license and collaboration agreements;
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the time and costs involved in obtaining regulatory approval for our product candidates and any delays we may encounter as a result of evolving regulatory requirements or adverse results with respect to any of our product candidates;
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the effect of competing technological and market developments;
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the cost and timing of completion of clinical and commercial-scale outsourced manufacturing activities;
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the cost of establishing sales, marketing and distribution capabilities for any product candidates for which we may receive regulatory approval in regions where we choose to commercialize our products on our own;
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the cost associated with manufacturing and supply of our product candidates;

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the cost associated with operating as a public company;
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the costs of operational, financial and management information systems and associated personnel;
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the amount of revenues, if any, we may derive either directly or in the form of royalty payments from future sales of our product candidates, if approved; and
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market acceptance of any approved product candidates.

Cash Flows

The following table summarizes our cash flows for the period presented (in thousands):

Period from April 1, 2026 (inception) to June 30, 2026
Net cash used in operating activities	$(689)
Net cash provided by financing activities	20,000
Net increase in cash	$19,311

Net Cash Used in Operating Activities

From April 1, 2026 (inception) to June 30, 2026, net cash used in operating activities was $0.7 million, which was primarily attributable to a net loss of $23.7 million, partially offset by non-cash charges of $18.6 million and changes in our operating assets and liabilities of $4.4 million. Net changes in our operating assets and liabilities consisted primarily of a $3.0 million increase in accrued expenses and a $1.4 million increase in accounts payable.

Net Cash Provided by Financing Activities

From April 1, 2026 (inception) to June 30, 2026, net cash provided by financing activities was $20.0 million, consisting entirely of proceeds from the issuance of both related party SAFE investments and non-related party SAFE investments.

Contractual Obligations and Other Commitments

Licensing and Acquisition Agreements and Other Agreements

On May 6, 2026, we entered into the TALA-125 License Agreement with Khanda, pursuant to which Khanda granted us an exclusive, royalty-bearing license, with the right to grant sublicences, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit TALA-125 Products for the diagnosis, prevention, and treatment of disease in humans throughout the world. Under the TALA-125 License Agreement, we are required to reimburse Khanda $18.0 million through a non-refundable, non-creditable reimbursement payment for research and development costs of the patents and know-how licensed to us, including that related to the TALA-125 Products. The reimbursement payment to Khanda must be made within 30 days of the closing of a financing transaction pursuant to which Talawar has raised aggregate gross proceeds of at least $100.0 million, of which at least $50.0 million must be contributed by parties other than Khanda or its affiliates (the “Qualified Financing”). The $18.0 million reimbursement payment will be recognized as research and development expense when the closing of the Qualified Financing has occurred. We expect the closing of the Business Combination and the concurrent PIPE Financing to qualify as a Qualified Financing.

In addition to the TALA-125 License Agreement, we have obligations under other license and collaboration agreements to make potentially significant milestone and success payments in the future and to pay royalties on sales of any product candidates covered by those agreements that eventually achieve regulatory approval and commercialization. For information regarding these agreements, see “Information About Talawar — Our License and Option Agreements.”

Purchase and Other Obligations

We enter into contracts in the normal course of business with CROs, CMOs and other third-party vendors for pre-clinical, clinical trials and testing and manufacturing services. These contracts do not contain minimum purchase commitments and are cancellable by us upon written notice. Payments due upon cancellation generally consist of payments for services provided or expenses incurred up to the date of cancellation, including non-cancelable obligations of our service providers and, in some cases, wind-down costs.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues recognized and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 2 to our financial statements for the period from April 1, 2026 (inception) to June 30, 2026 included elsewhere in this proxy statement/prospectus, we believe the following accounting policies used in the preparation of our financial statements require the most significant judgments and estimates.

Research and Development Contract Costs Accruals

We record the costs associated with research and development as incurred. These costs are a significant component of our expenses, and a substantial portion of the activities are conducted by third-party service providers, including CROs, CMOs, and Khanda.

We accrue for expenses resulting from obligations under our license and option agreements with Khanda, CROs, CMOs, and other outside service providers for which payment flows do not match the periods over which materials or services are provided. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with Khanda, CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. We make significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to Khanda, a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset which will be expensed as the contracted services are performed. Changes in these estimates that result in material changes to our accruals could materially affect our results of operations.

Fair Value of SAFE Investments

As described above, we have entered into two SAFE investments with a related party investor and a non-related party investor. The SAFE investments provide the holders with the right to receive shares of the Company’s preferred stock upon the occurrence of an equity financing.

The SAFE investments contained a number of conversion and redemption provisions, including settlement in cash or other proceeds upon liquidity or dissolution events. The SAFE investments require that we issue equity to the SAFE investors in exchange for their investment upon an equity financing. An equity financing was defined as a transaction or series of transactions with the principal purpose of raising capital, pursuant to which we issued and sold preferred stock at a fixed valuation with at least $40.0 million in total proceeds (excluding amounts from converting securities, including the SAFE investments), and at least 25% of the preferred stock issued to new investors. The number of shares to be received by the SAFE investors was determined as the SAFE purchase amount divided by an amount equal to the lowest price per share of the preferred stock sold in the equity financing multiplied by a discount rate equal to 80%. In a liquidity or dissolution event, the SAFE investors’ right to receive cash out was junior to payment of outstanding indebtedness and creditor claims, pari passu with other SAFEs and preferred stock, and senior to common stock. The SAFE investments had no interest rate or maturity date, and the SAFE investors had no voting right prior to conversion.

SAFE investments are recorded as liabilities at fair value on our condensed balance sheet and are remeasured to fair value at each reporting date, with changes in fair value recognized in the condensed statement of operations. The SAFE investments are remeasured using inputs that are generally unobservable and reflect management’s estimates of assumptions that market participants would use in pricing the liability, which represent a Level 3 measurement within the fair value hierarchy. We utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the SAFE investments, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of settlement outcomes include unobservable Level 3 inputs.

Stock-Based Compensation

We recognize compensation costs related to options and RSAs on the date of grant and we account for forfeitures as they occur. The fair value of each stock option grant is estimated on the grant date using the Black-Scholes option-pricing model. We are a private company and lack company-specific historical and implied volatility information. Therefore, we estimate our expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expect to continue to do so until such time as we have adequate historical data regarding the volatility of our own traded stock price. For stock options with service-based vesting conditions, the expected term of our stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” stock options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that we have never paid cash dividends on common stock and do not expect to pay any cash dividends in the foreseeable future.

All option awards are granted with an exercise price equal to or greater than the market price of our common stock at the date of grant. Option awards generally vest over four years, and the vested options are exercisable over a period no longer than 10 years after the grant date.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of incentive shares and stock-based compensation expense could have been materially different.

Determination of Fair Value of Common Stock

As there has been no public market for our common stock to date, the historical estimated fair value of our common stock has been determined by our board of directors, with input from management, considering our most recently available independent third-party valuations of common stock.

In accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, a third-party valuation firm prepared valuations of our common stock using a market approach to estimate our enterprise value. In order to allocate value to the common stock, either an option pricing method, or OPM, or the hybrid method was used. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceed the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. The hybrid method is a probability-weighed expected return method, or PWERM, where the equity value in one or more of the scenarios is calculated using an OPM. The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of the future value of our common stock, assuming various outcomes. The value of a share of common stock is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. In each case, a discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock.

The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our stock-based compensation expense could be materially different.

Given the absence of a public market for our common stock to date, our board of directors, with input from management, considered various objective and subjective factors to determine the fair value of our common stock. The factors included, but were not limited to:

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external market conditions affecting the pharmaceutical and biotechnology industry and trends within the industry;
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our stage of development and business strategy and the material risks related to our business and industry;
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the rights, preferences and privileges of our convertible preferred stock relative to those of our common stock;
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the prices at which we sold shares of our convertible preferred stock;
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our financial position, including cash on hand, and our historical and forecasted performance and operating results;
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the progress of our research and development efforts, including the status of preclinical studies for our product candidates;
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equity market conditions affecting comparable public companies;
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economic outlook including economic growth, inflation, the unemployment rate, the interest rate environment and global economic trends;
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the lack of marketability of our common stock;
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the likelihood of achieving a liquidity event, such as an initial public offering, or sale of our company in light of prevailing market conditions; and
•
the analysis of initial public offerings and the market performance of similar companies in the pharmaceutical and biotechnology industry.

The assumptions underlying these valuations were highly complex and subjective and represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

Once a public trading market for our common stock has been established in connection with the completion of the Business Combination, it will no longer be necessary for our board of directors to estimate the fair value of our common stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our common stock will be determined based on the quoted market price of our common stock.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position, results of operations or cash flows is disclosed in Note 2 to our financial statements as of June 30, 2026 included elsewhere in this proxy statement/prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION OF TALAWAR

The following disclosure concerns the compensation arrangements of Talawar’s named executive officers. This discussion contains forward-looking statements that are based on our current plans, as well as considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Post-Closing Company adopts may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. Unless the context otherwise requires, all references in this section to “Talawar” refer to Talawar Tx Inc. and/or its subsidiaries prior to the consummation of the Business Combination. Throughout this section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to Talawar.

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the company and align executive incentives with the long-term interests of our stockholders.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Executive Compensation

The policies of the Post-Closing Company with respect to the compensation of its executive officers and following the Business Combination will be administered by the Post-Closing Company Board in consultation with its compensation committee. We expect that the compensation policies followed by the Post-Closing Company will be designed to provide for compensation that is sufficient to attract, motivate and retain executives of the Post-Closing Company and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

In addition to the guidance provided by its compensation committee, the Post-Closing Company Board may utilize the services of third parties from time to time in connection with the hiring and determination of compensation awarded to executive employees. The Post-Closing Company intends to negotiate the terms of new employment agreements with the individuals that are expected to become the senior executive officers of the Post-Closing Company.

Equity Benefit Plan

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our 2026 Plan are summarized below. This summary is qualified in its entirety by reference to the actual text of the plan, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Director Compensation

We intend to adopt a non-employee director compensation policy, effective as of the Closing, pursuant to which our non-employee directors will be eligible to receive compensation for service on the Post-Closing Company Board and committees thereof.

2026 Equity Incentive Plan

The 2026 Equity Incentive Plan (the “Prior Plan”) was adopted by the Talawar Board on May 8, 2026 and approved by our stockholders on May 9, 2026. The Prior Plan will be terminated on the date the 2026 SIP (as defined below) becomes effective, and thereafter no further awards will be granted under the Prior Plan on or after the effectiveness of the 2026 SIP; however, awards outstanding under the Prior Plan will continue to be governed by their existing terms.

Authorized Shares. As of , 2026, we had reserved shares of our common stock for issuance under the Prior Plan, of which could be issued on the exercise of incentive stock options (“ISOs”). As of , 2026, options to purchase shares had been exercised; options to purchase shares remained outstanding, with a weighted-average exercise price of $ per share; and shares of restricted stock were issued and outstanding. The treatment of outstanding awards under the Prior Plan in connection with the transactions contemplated by the Business Combination Agreement are described in “Proposal No. 1 —The Business Combination Proposal — Business Combination Treatment of Talawar Shares.”

Awards. The Prior Plan provides for the grant of ISOs to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.

Plan Administration. The Talawar Board administers the Prior Plan. In this summary of the Prior Plan, we sometimes refer to the Talawar Board as the administrator.

The administrator has the authority to determine stock award recipients, the types of stock awards to be granted, grant dates, the number of shares subject to each stock award, the fair market value of our common stock, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. Under the Prior Plan, the administrator also generally has the authority to effect, with the consent of any adversely affected participant, (i) the reduction of the exercise, purchase, or strike price of any outstanding stock award; (ii) the cancellation of any outstanding stock award and the grant in substitution therefor of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. Stock options granted under the Prior Plan are subject to substantially similar terms as options that may be granted under the 2026 SIP once it becomes effective, except that the Prior Plan gives the administrator broad discretion over the treatment of outstanding options granted under the Prior Plan in the event of a corporate transaction (including the discretion to arrange for such options to be assumed, continued, substituted, accelerated, cashed out, canceled to the extent not vested or not exercised, or any combination of the foregoing).

Restricted Stock Awards. Restricted stock awards granted under the Prior Plan are subject to substantially similar terms as restricted stock awards that may be granted under the 2026 SIP once it becomes effective, except that the Prior Plan gives the administrator broad discretion over the treatment of outstanding restricted stock granted under the Prior Plan in the event of a corporate transaction (including the discretion to arrange for the assignment or lapse of any reacquisition or repurchase right to which such restricted stock is subject or to arrange for such restricted stock to be assumed, continued, substituted, accelerated, cashed out, canceled to the extent not vested, or any combination of the foregoing).

Certain Adjustments. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Prior Plan, (ii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iii) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transaction. The Prior Plan provides that in the event of a corporate transaction (as defined in the Prior Plan), unless otherwise provided in an award agreement or other written agreement between us and the participant, the administrator may take one or more of the following actions with respect to outstanding stock awards:

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arrange for the assumption, continuation, or substitution of a stock award by the surviving or acquiring corporation or its parent company;
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arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation or its parent company;
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accelerate the vesting, in whole or in part, of the stock award and, if applicable, the time at which the stock award may be exercised, to a date prior to the effective time of the corporate transaction and provide for its termination if not exercised (if applicable) at or prior to the effective time of the corporate transaction;

•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
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cancel the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the administrator deems appropriate; and
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make a payment, in such form as determined by the administrator, equal to the excess, if any, of the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction over any exercise price payable by the holder in connection with such exercise.

The administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner. The treatment of outstanding awards under the Prior Plan in connection with the transactions contemplated by the Business Combination Agreement are described in “Proposal No. 1 —The Business Combination Proposal — Business Combination Treatment of Talawar Shares.”

Change in Control. Stock awards granted under the Prior Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the Prior Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur, though the administrator may accelerate the vesting of awards at any time.

Plan Amendment or Termination. The Talawar Board has the authority to amend, suspend, or terminate the Prior Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. As noted above, no further stock awards will be granted under the Prior Plan on or after the effectiveness of the 2026 SIP.

2026 Stock Incentive Plan

Prior to the Closing, we intend to adopt the 2026 Stock Incentive Plan (the “2026 SIP”). Subject to Talawar Board and stockholder approval by the holders of Talawar Shares, the 2026 SIP will be effective upon the Closing. Once the 2026 SIP becomes effective, no further grants will be made under our Prior Plan.

Type of Awards. The 2026 SIP provides for the grant of ISOs to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under the 2026 SIP after it becomes effective will not exceed shares, which is the sum of (i) new shares, plus (ii) up to returning shares (as defined in the 2026 SIP) as such shares become available from time to time. In addition, the number of shares of our common stock reserved for issuance under the 2026 SIP will automatically increase on January 1 of each calendar year, from January 1, 2027 through January 1, 2036, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding year; provided that before the date of any such increase, the 2026 SIP’s administrator may determine that such increase will be less than such amount. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2026 SIP is Shares subject to awards granted under the 2026 SIP do not reduce the number of shares available for issuance under the 2026 SIP to the extent the awards expire or terminate without the issuance of shares, the awards are paid out in cash rather than in shares, or the shares are withheld to satisfy the exercise, strike, or purchase price of an award or the tax withholding obligations related to an award. Additionally, shares issued through awards granted under the 2026 SIP will become available for future grant under the 2026 SIP if they are (i) forfeited back to or repurchased by us because of a failure to meet a contingency or condition required for the vesting of such shares or (ii) reacquired by us to satisfy the exercise, strike, or purchase price of an award or the tax withholding obligations related to an award.

Plan Administration. The Post-Closing Company Board, or a duly authorized committee of the Post-Closing Company Board, will administer the 2026 SIP. In this summary of the 2026 SIP, we sometimes refer to the Post-Closing Company Board, or the applicable committee with the power to administer the 2026 SIP, as the administrator.

Subject to the limitations of the 2026 SIP, the administrator’s powers include the authority to (i) determine the eligible persons who will be granted awards and the terms and conditions of such awards, (ii) construe and interpret the 2026 SIP and awards granted under it and settle related controversies, (iii) accelerate the exercisability or vesting of any award, (iv) prohibit the exercise of any award for up to 30 days prior to certain transactions, (v) suspend or terminate the 2026 SIP, (vi) amend the 2026 SIP, subject to the limitations of the 2026 SIP and applicable law, (vii) approve forms of award agreement and amend the terms of any award (provided that such amendment does not materially impair the existing rights of the participant holding such award without such participant’s written consent), (viii) adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the 2026 SIP by, or take advantage of specific tax treatment for awards granted to, persons who are non-U.S. nationals or employed outside the U.S., and (ix) exercise such powers and perform such acts as the administrator deems necessary or expedient to promote our best interests and that are not in conflict with the provisions of the 2026 SIP or the awards granted under it.

In addition, subject to the terms of the 2026 SIP, the administrator also has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

The administrator may also delegate to one or more persons or bodies the authority to administer the plan to the extent permitted by applicable laws.

Stock Options. The 2026 SIP allows for the grant of options, with terms as generally determined by the administrator (in accordance with the 2026 SIP) and set forth in an award agreement. However, the per share exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant, and an option may not have a term exceeding ten years. In addition, no ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the option does not have a term exceeding five years. The aggregate fair market value, determined at the time of grant, of the shares of our common stock subject to ISOs that are exercisable for the first time by a participant during any calendar year under all stock plans of ours or any parent or subsidiary of ours may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. An option vests based on the satisfaction of the vesting conditions specified in the award agreement.

After a participant’s service relationship with us terminates, the participant will be able to exercise the vested portion of the participant’s option for the period of time stated in the participant’s award agreement. In the absence of a specified time in the award agreement, the option will be immediately forfeited upon a termination for cause, and the vested portion of the option will remain exercisable (i) if such termination is for any reason other than for cause, due to the participant’s disability, or due to the participant’s death, for three months following the date of such termination, (ii) if such termination is due to the participant’s disability, for 12 months following the date of such termination, (iii) if such termination is due to the participant’s death, for 18 months following the date of such termination, or (iv) if such death occurs following the date of such termination but during the period such award is otherwise exercisable, for 18 months following the date of the participant’s death. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights. The 2026 SIP allows for the grant of stock appreciation rights, with terms as generally determined by the administrator (in accordance with the 2026 SIP) and set forth in an award agreement. However, the per share strike price for a stock appreciation right generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant, and a stock appreciation right may not have a term exceeding ten years. A stock appreciation right vests based on the satisfaction of the vesting conditions specified in the award agreement. When a participant’s service relationship with us ends, the same rules relating to the exercise of options will apply to the participant’s stock appreciation rights.

Restricted Stock Awards. The 2026 SIP allows for the grant of restricted stock awards. Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration that may be acceptable to the Post-Closing Company Board and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Restricted Stock Units. The 2026 SIP allows for the grant of restricted stock units, with terms as generally determined by the administrator (in accordance with the 2026 SIP) and set forth in an award agreement. Unless otherwise determined by the administrator at the time of grant, an award of restricted stock units will be granted in consideration for a participant’s services to us or an affiliate of ours, such that the participant will not be required to make any payment to us (other than such services) with respect to the grant or vesting of the award, or the issuance of any shares through the award. If, at the time of grant, the administrator determines that any consideration must be paid by the participant upon the issuance of any shares in settlement of the award, such consideration may be paid in any form of consideration that is acceptable to the administrator and permissible under applicable law.

A restricted stock unit may be settled by the issuance of cash, shares of our common stock, or a combination of cash and such shares. Additionally, dividend equivalents may be paid or credited with respect to any shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Performance Units and Performance Shares. The 2026 SIP allows for the grant of performance-based stock and cash awards, with terms as generally determined by the administrator (in accordance with the 2026 SIP) and set forth in an award agreement. The administrator may structure awards so that the shares of our common stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In addition, the administrator has the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Awards. The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the award (or the cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any fiscal year (including awards granted and cash fees paid by us) will not exceed $ in total value, or in the event such non-employee director is first appointed or elected to the Post-Closing Company Board during such fiscal year, $ in total value (in each case, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). This limitation will apply beginning with the first fiscal year that begins after the date the 2026 SIP becomes effective.

Non-Transferability of Awards. A participant may not transfer stock awards under the 2026 SIP other than by will, the laws of descent and distribution, or as otherwise provided under the 2026 SIP.

Certain Adjustments. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2026 SIP, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards.

Corporate Transactions. The following generally applies to awards under the 2026 SIP in the event of a corporate transaction, unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates that is approved by the administrator or unless otherwise expressly provided by the administrator at the time of grant.

In the event of a corporate transaction, any awards outstanding under the 2026 SIP may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for any portion of an award held by a participant whose continuous service has not terminated before the effective time of the transaction, or a current participant, the vesting (and exercisability, if applicable) of such portion of the award will be accelerated in full to a date before the effective time of the transaction (contingent upon the effectiveness of the transaction), and such portion of the award will terminate if not exercised (if applicable) at or before the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such portion of the award will lapse (contingent upon the effectiveness of the transaction). With respect to the portion of any performance award that is not assumed, continued or substituted for, unless otherwise provided by an award agreement or other written agreement between us and the award holder, such portion of the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for any portion of the award that is held by a person who is not a current participant, such portion of the award will terminate if not exercised (if applicable) before the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such portion of the award will not terminate and may continue to be exercised despite the transaction.

In the event any portion of the award will terminate before the effective time of a transaction, the administrator may provide, in its sole discretion, that the holder of the award will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received with respect to that portion of the award over (ii) any exercise price payable by such holder in connection with that portion of the award.

Under the 2026 SIP, a corporate transaction is defined to include the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or disposition of all or substantially all of our assets, (ii) a sale or disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction where we do not survive the transaction, or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control, as defined under the 2026 SIP, awards granted under the 2026 SIP will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Under the 2026 SIP, a change in control is defined to include: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding securities, (ii) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not after the transaction own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (iii) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (iv) an unapproved change in the majority of the Post-Closing Company Board.

Clawback. Each award granted under the 2026 SIP will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy of ours that is in effect as of the date the award is granted and any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate.

Plan Amendment or Termination. The Post-Closing Company Board will have the authority to amend, suspend, or terminate the 2026 SIP, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the 2026 SIP becomes effective. No awards may be granted under the 2026 SIP while it is suspended or after it is terminated.

2026 Employee Stock Purchase Plan

Prior to the Closing, we intend to adopt the ESPP. Subject to Talawar Board and stockholder approval by the holders of Talawar Shares, the ESPP will be effective upon the Closing, but it is not yet clear if or when any offerings under the ESPP (as described below) will be made after the Closing.

Purpose. The purpose of the ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP will include two components. One component will be designed to allow eligible U.S. employees to purchase our ordinary shares in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws.

Authorized Shares. Following the Closing, the ESPP authorizes the issuance of Post-Closing Company Shares under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2027 through January 1, 2036, by the lesser of (i) % of the total number of shares of each and every class of our common stock outstanding on December 31 of the preceding year and (ii) shares; provided that before the date of any such increase, the Post-Closing Company Board may determine that such increase will be less than such amount.

Plan Administration. The Post-Closing Company Board, or a duly authorized committee thereof, will administer the ESPP. In this summary of the ESPP, we sometimes refer to the Post-Closing Company Board or the applicable committee with the power to administer the ESPP as the administrator.

Subject to the limitations of the ESPP, the administrator’s powers include the authority to (i) determine how and when purchase rights under the ESPP will be granted and the provisions of each offering under the ESPP, (ii) designate which affiliates will be eligible to participate in the ESPP, (iii) construe, interpret, and settle all controversies regarding the ESPP and the purchase rights granted under the ESPP, (iv) establish, amend, and revoke rules and regulations for its administration, (v) suspend, terminate and amend the ESPP (subject to the limitations described below), (vi) exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of ours and our affiliates, (vii) carry out the intent that the ESPP be treated as an employee stock purchase plan with respect to the Section 423 component, and (viii) adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the ESPP by employees who are non-U.S. nationals or employed or located outside the United States. To the extent permitted by applicable law, the Post-Closing Company Board or such committee may delegate some or all of its authority under the ESPP to one or more of our officers or other persons. All determinations, interpretations, and constructions made by the administrator will not be subject to review by any person and will be final, binding and conclusive on all persons.

Offerings. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator, including: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year or (ii) continuous employment with us or one of our affiliates for a minimum period of time (less than two years). No employee may be granted rights to purchase shares under the ESPP that accrue at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee would be deemed to own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours under Section 424(d) of the Code.

Contributions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in the ESPP and to contribute, normally through payroll deductions, up to a maximum percentage of their earnings (as defined in the ESPP) or up to a set dollar amount for the purchase of shares under the ESPP.

Exercise of Purchase Rights. On each purchase date of an offering, shares will be purchased for the accounts of employees participating in the offering at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first date of the offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase. A participant may purchase up to the maximum number of shares permitted by the ESPP and the terms of the offering. The administrator will have the discretion to structure an offering so that if the fair market value of a share of our common stock on the first trading day of a new purchase period within that offering does not exceed the fair market value of a share of common stock on the first day of that offering, then (i) that offering will terminate immediately, and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on that trading day. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.

Certain Adjustments. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the administrator will make appropriate adjustments to: (i) the number of shares reserved under the ESPP, (ii) the maximum number of shares by which the share reserve may increase automatically each year, (iii) the number of shares and purchase price of all outstanding purchase rights, and (iv) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain significant corporate transactions (including the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale of all or substantially all of our assets, (ii) a sale or disposition of more than 50% of our outstanding securities, (iii) a merger or consolidation where we do not survive the transaction, or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares prior to such corporate transaction, and such purchase rights will terminate immediately after such purchase.

Non-Transferability of Awards. A participant will not be permitted to transfer contributions credited to such participant’s account or rights granted under the ESPP (other than by will, the laws of descent and distribution or as otherwise provided under the ESPP).

Plan Amendment or Termination. The administrator has the authority to amend or terminate the ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to the ESPP as required by applicable law or listing requirements.

Clawback Policy

We intend to adopt a compensation recovery policy that is compliant with the SEC rules and applicable stock exchange listing rules, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, to be effective upon Closing.

Rule 10b5-1 Sales Plans

The directors and executive officers of the Post-Closing Company may adopt written plans, known as Rule 10b5-1 plans (“Rule 10b5-1 Plans”), in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 Plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 Plan in some circumstances and may terminate a plan at any time. The directors and executive officers of the Post-Closing Company also may buy or sell additional shares outside of a Rule 10b5-1 Plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Policies and Practices Related to the Grant of Certain Equity Awards

From time to time, we grant stock options to our employees, including the named executive officers, and to our non-employee directors. Historically, we have granted new-hire option awards on or soon after a new-hire’s employment start date. We do not maintain any written policies on the timing of awards of stock options or similar instruments with option-like features. Following the Closing, we expect that (i) the Post-Closing Company Board will consider whether there is any material non-public information about us when determining the timing of stock option grants and will not seek to time the award of stock options in relation to our public disclosure of material non-public information and (ii) we will not time the public release of material non-public information for the purpose of affecting the value of executive compensation.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE BUSINESS COMBINATION

Unless the context otherwise requires, references in this subsection to “we,” “us” or “our” refer to the business of Talawar prior to the consummation of the Business Combination, which will be the business of the Post-Closing Company and its subsidiaries following the Business Combination.

Executive Officers and Directors After the Business Combination

The following sets forth certain information, as of , 2026, concerning the persons who are expected to serve as directors and executive officers of the Post-Closing Company following the Closing.

Upon the Closing, the business and affairs of the Post-Closing Company will be managed by or under the direction of the Post-Closing Company Board. The directors and executive officers of the Post-Closing Company upon the Closing are expected to include the following:

Name	Age	Position
Executive Officers
Marc Schegerin	51	Chief Executive Officer and Director
Fabio Nunes	49	Chief Medical Officer
Stephen Migausky	44	Chief Legal and Administrative Officer
Kristine Callahan	62	Vice President, Controller
Non-Employee Directors
Daniel Becker	51	Director and Chairman
Christine Borowski	49	Director
Someit Sidhu	37	Director
Praveen Tipirneni	57	Director

(1)
Member of the Post-Closing Company audit committee.
(2)
Member of the Post-Closing Company compensation committee.
(3)
Member of the Post-Closing Company nominating and corporate governance committee.

Executive Officers

Marc Schegerin, 51, has served as Talawar’s Chief Executive Officer and as a member of the Talawar Board since May 2026. Prior to joining Talawar, Dr. Schegerin served as Chief Operating Officer and Chief Financial Officer of Morphic Therapeutic, Inc., a biopharmaceutical company, from April 2020 to September 2024. Prior to Morphic, he served as Chief Financial Officer, Head of Strategy & Communications at ArQule, Inc. a biotechnology company, from April 2018 to January 2020 until its acquisition by Merck & Co. Prior to ArQule, Dr. Schegerin served as Director at Citi Healthcare Investment Banking from June 2016 to April 2018, and as the Vice President of Investment Banking of Bank of America Merrill Lynch from August 2014 to June 2016. Earlier in his career, Dr. Schegerin served in roles at Sage Therapeutics, Inc. and Biogen Idec. Dr. Schegerin also served as a member of the board of directors of SQZ Biotech Company, a biopharmaceutical company, from approximately 2020 to 2023, including as Chair of the Audit Committee. Dr. Schegerin received his M.D. and M.B.A. from Dartmouth Medical School and the Tuck School of Business at Dartmouth College, and his B.S. in Finance from Tulane University. We believe Dr. Schegerin is qualified to serve on Talawar’s board of directors based on his extensive experience in the pharmaceutical industry.

Fabio Nunes, 49, has served as Talawar’s Chief Medical Officer since May 2026. Prior to joining Talawar, Dr. Nunes served as Vice President, Dermatology and Respiratory Clinical Development from January 2025 to April 2026, Vice President, Dermatology Clinical Development from April 2022 to January 2025, and Senior Medical Director and Immuno-Dermatology Development Head from February 2021 to April 2022 at Johnson & Johnson Innovative Medicine. Dr. Nunes earned his M.M.Sc. from the Scholars in Clinical Science Program at Harvard Medical School, completed his Internal Medicine Residency at the University of Massachusetts Medical School, and received his M.D. from Teresópolis Medical School.

Stephen Migausky, 44, has served as Talawar’s Chief Legal and Administrative Officer since July 2026. Prior to joining Talawar, Mr. Migausky served as Chief Legal Officer of Cardurion Pharmaceuticals, Inc., a private biotechnology company, from January 2024 to July 2026 and as General Counsel from March 2023 to January 2024. Mr. Migausky served as General Counsel at Imara, Inc., a public biopharmaceutical company, from May 2020 to February 2023. Prior to joining Imara, Mr. Migausky held roles of increasing responsibility at ArQule, Inc., a public biopharmaceutical company, from October 2018 to May 2020, ultimately serving as General Counsel. Earlier in his career, Mr. Migausky served in various roles at Vertex Pharmaceuticals Incorporated, a public biopharmaceutical company, and was a corporate attorney at Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Migausky holds a B.A. in economics and history from Colby College and a J.D. from the Georgetown University Law Center.

Kristine Callahan, 62, has served as Talawar’s Vice President, Controller since June 2026. Prior to joining Talawar, Ms. Callahan operated her own independent accounting practice, providing finance and accounting advisory services to companies from March 2024 to June 2026, including serving as Interim Controller for Lyra Therapeutics, Inc. from September 2024 to May 2026. Prior to that, she served as Vice President and Controller at Theseus Pharmaceuticals, Inc., a biopharmaceutical company, from July 2021 to February 2024. Ms. Callahan is a Certified Public Accountant licensed in Massachusetts. She holds an M.S. in Taxation from Northeastern University and a B.S. in Accountancy from Bentley University.

Non-Employee Directors

Daniel Becker, 51, has served as Chairman and as a member of the Talawar Board since April 2026. Dr. Becker has been a Managing Director at Access Biotechnology, the biopharmaceutical investing arm of Access Industries, a privately held U.S.-based investment company, since August 2019. Previously, Dr. Becker served as a Principal at New Leaf Venture Partners, a venture capital firm, from January 2015 to May 2019, and a Principal in the Health Care practice at the Boston Consulting Group, from August 2009 to January 2015. Dr. Becker trained clinically in internal medicine and nephrology at Brigham and Women’s Hospital and Massachusetts General Hospital, and was a Research Fellow at Harvard Medical School. Dr. Becker currently serves on the boards of directors of Zura Bio Limited (Nasdaq: ZURA), Matchpoint Therapeutics, Khanda Therapeutics L.P., and two stealth-stage private companies. Previously, Dr. Becker served on the boards of directors of public and private companies including Acelyrin, Inc from September 2022 to May 2025, Mariana Oncology, from April 2021 to May 2024, Day One Biopharmaceuticals, Inc., from December 2019 to May 2024, DTx Pharma, from February 2021 to July 2023, Principia Biopharma, Inc., from January 2017 to September 2020, and Pandion Therapeutics, Inc., from March 2020 to March 2021. He obtained both his M.D. and Ph.D. (Cellular and Molecular Biology) degrees from the University of Michigan, and received his B.S. in Physiology from the University of Illinois at Urbana-Champaign. We believe that Dr. Becker is qualified to serve on our Board because of his medical training and expertise in early-stage biotech companies.

Christine Borowski, 49, has served as a member of the Talawar Board since April 2026. Dr. Borowski is a Principal at Access Biotechnology, where she works on private and public investments. Prior to joining Access Biotechnology in 2019, Dr. Borowski worked on therapeutics company creation at Apple Tree Partners. Before becoming an investor, Dr. Borowski worked as an editor at several high-impact scientific journals, most recently as Chief Editor of Nature Medicine. Dr. Borowski currently serves on the boards of directors of Khanda Therapeutics L.P., Santa Ana Bio, and two stealth-stage private companies. Previously, Dr. Borowski served on the board of directors of VYNE Therapeutics (January 2024 to August 2025). She earned a Ph.D. in Immunology at Harvard University and did her postdoctoral work in immunology at the University of Chicago. We believe Dr. Borowski is qualified to serve on our board of directors because of her scientific expertise and extensive experience in biopharmaceutical and biotechnology investing.

Someit Sidhu, 37, has served as a member of the Talawar Board since April 2026. Prior to that, Dr. Sidhu founded Khanda Therapeutics L.P. and has served as its CEO and director since December 2025. From March 2023 to April 2024, Dr. Sidhu served as the CEO and director of Zura Bio Limited (Nasdaq: ZURA) and continued to serve as director of Zura Bio Limited until May 2026. Prior to that, Dr. Sidhu served as CEO and director of JATT Acquisition Corp from its inception in July 2021 until JATT Acquisition Corp completed its business combination with Zura Bio in March 2023. Prior to that, Dr. Sidhu co-founded Izana Bioscience and served as its CEO from November 2017 until its sale to Roivant Sciences in July 2020. Dr. Sidhu also co-founded Pathios Therapeutics in 2017 and served as co-founder and CEO of Akaza Bioscience from 2019 to 2021. Dr. Sidhu gained medical experience during his time in Cardiology and General Surgery after graduating from the Oxford Medical School where he was a Senior Mackinnon Scholar at Magdalen College. We believe Dr. Sidhu is qualified to serve on Talawar’s board of directors based on his broad expertise covering various topics in the life sciences industry, as well as his experience as a strategy consultant and serial entrepreneur in the biotech industry.

Praveen Tipirneni, 57, has served as a member of the Talawar Board since April 2026. Dr. Tipirneni is currently the Chief Executive Officer of Caldera Therapeutics, Inc., a clinical stage biotechnology company developing antibody for inflammatory bowel disease and other immunologic and inflammatory diseases. Prior to that, he served as Chief Executive Officer and a member of the board of directors of Morphic Holding, Inc. (formerly Nasdaq: MORF), from July 2015 to January 2026, until its acquisition by Eli Lilly & Co. (Nasdaq: LLY). Since June 2024, he has been a member of the board of directors of Tectonic Therapeutic Inc. (Nasdaq: TECX) (formerly known as AVROBIO, Inc.). Dr. Tipirneni previously served on the legacy Tectonic Therapeutic board of directors since February 2020. Dr. Tipirneni has also served as a director of BridgeBio Oncology Therapeutics (Nasdaq: BBOT) since November 2024 and as a member of its Compensation Committee since August 2025. Dr. Tipirneni received a B.A. in Mechanical Engineering from the Massachusetts Institute of Technology, an M.D. from McGill University, and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. We believe Dr. Tipirneni is qualified to serve on Talawar’s board of directors based on his expertise and extensive experience in the pharmaceutical industry.

Family Relationships and Other Arrangements

There are no family relationships among the Post-Closing Company’s directors and executive officers.

Board Composition

The Post-Closing Company’s business and affairs will be organized under the direction of the Post-Closing Company Board. We anticipate that the Post-Closing Company Board will consist of up to seven members upon the Closing, with Dr. Becker serving as chairman. The primary responsibilities of the Post-Closing Company Board will be to provide oversight, strategic guidance, counseling and direction to the Post-Closing Company’s management. The Post-Closing Company Board will meet on a regular basis and on an ad hoc basis as required.

In accordance with the terms of Public Certificate of Incorporation and the Public Bylaws, each of which will become effective upon the consummation of the Business Combination, the Post-Closing Company Board will divide the directors into three classes, as follows:

•
Class I, which will consist of and , whose terms will expire at the Post-Closing Company’s annual meeting of stockholders to be held in 2027;
•
Class II, which will consist of and , whose terms will expire at the Post-Closing Company’s annual meeting of stockholders to be held in 2028; and
•
Class III, which will consist of , whose term will expire at the Post-Closing Company’s annual meeting of stockholders to be held in 2029.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The Public Bylaws will provide that the authorized number of directors may be changed only by resolution of a majority of the Post-Closing Company Board. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Post-Closing Company Board may have the effect of delaying or preventing changes in the Post-Closing Company’s control or management. The Post-Closing Company’s directors may be removed for cause by the affirmative vote of the holders of at least 66-2/3% of the Post-Closing Company’s voting stock.

Director Independence

Upon the consummation of the Business Combination, the Post-Closing Company Board is expected to determine that following the consummation of the Business Combination, will be “independent directors,” and the Post-Closing Company Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements.

Board Leadership Structure

The Post-Closing Company Board will be chaired by Dr. Becker, who will have the authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chair will have substantial ability to shape the work of the Post-Closing Company Board. We believe that separation of the positions of chair and chief executive officer reinforces the independence of the board of directors in its oversight of the Post-Closing Company’s business and affairs. In addition, we intend to have a separate chair for each committee of the Post-Closing Company Board. The chair of each committee is expected to report annually to the Post-Closing Company Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Post-Closing Company Board in Risk Oversight

The audit committee of the Post-Closing Company Board, which we will establish upon the consummation of the Business Combination, will be primarily responsible for overseeing the Post-Closing Company’s risk management processes on behalf of the Post-Closing Company Board. Our board of directors does not have a standing risk management committee but rather administers this oversight function directly through the board of directors as a whole. Going forward, we expect that the Post-Closing Company’s audit committee will receive reports from management periodically regarding the Post-Closing Company’s assessment of risks. In addition, the Post-Closing Company’s audit committee will report regularly to the Post-Closing Company Board, which also considers the Post-Closing Company’s risk profile. The Post-Closing Company’s audit committee and the Post-Closing Company Board will focus on the most significant risks we face and the Post-Closing Company’s general risk management strategies. While the Post-Closing Company Board oversees the Post-Closing Company’s risk management, management is responsible for day-to-day risk management processes. The Post-Closing Company Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Post-Closing Company’s audit committee and the Post-Closing Company Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Post-Closing Company Board’s leadership structure, which also emphasizes the independence of the Post-Closing Company Board in its oversight of its business and affairs, supports this approach.

Post-Closing Company Board Committees

The Post-Closing Company Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The Post-Closing Company Board may establish other committees to facilitate the management of the Post-Closing Company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Post-Closing Company Board. Each committee will operate under a written charter, to be effective upon the consummation of the Business Combination, that satisfies the applicable rules and regulations of the Sarbanes-Oxley Act, the SEC and Nasdaq.

Audit Committee

Upon the consummation of the Business Combination, the Post-Closing Company’s audit committee will consist of , and . The Post-Closing Company Board is expected to determine that each of the members of the Post-Closing Company’s audit committee satisfies Nasdaq and SEC independence requirements. will serve as the chair of the Post-Closing Company’s audit committee. The functions of this committee will include, among other things:

•
evaluating the performance, independence and qualifications of the Post-Closing Company’s independent registered public accounting firm and determining whether to retain the Post-Closing Company’s existing independent registered public accounting firm or engage a new independent registered public accounting firm;
•
reviewing and approving the engagement of the Post-Closing Company’s independent registered public accounting firm to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of the Post-Closing Company’s independent registered public accounting firm on the Post-Closing Company’s engagement team as required by law;
•
prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Post-Closing Company’s independent registered public accounting firm;
•
reviewing the Post-Closing Company’s annual and quarterly consolidated financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with the Post-Closing Company’s independent registered public accounting firm and management;
•
reviewing, with the Post-Closing Company’s independent registered public accounting firm and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Post-Closing Company’s financial controls;
•
reviewing with management and the Post-Closing Company’s independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;
•
discussing and reviewing with management and the Post-Closing Company’s independent registered public accounting firm, as appropriate, the scope, adequacy and effectiveness of the Post-Closing Company’s internal control over financial reporting and any special audit steps adopted in the event of material control deficiencies;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in the Post-Closing Company’s annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with the Post-Closing Company’s related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Post-Closing Company’s code of business conduct and ethics;
•
reviewing the Post-Closing Company’s major financial, information security and cybersecurity risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing on a periodic basis the Post-Closing Company’s investment policy and related-person transactions policy;

•
reviewing and evaluating on an annual basis the performance of the Post-Closing Company’s audit committee and the charter of the Post-Closing Company’s audit committee; and
•
reviewing treasury operations, including investment policies, financial derivatives and hedging activities, if any.

The Post-Closing Company Board is expected to determine that each member of the Post-Closing Company’s audit committee who qualifies as an “audit committee financial expert” within the meaning of SEC regulations meets the financial sophistication requirements of Nasdaq. In making this determination, the Post-Closing Company’s Board will consider prior experience, business acumen and independence. Both the Post-Closing Company’s independent registered public accounting firm and management will periodically meet privately with the Post-Closing Company’s audit committee.

We believe that the composition and functioning of the Post-Closing Company’s audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Upon the consummation of the Business Combination, the Post-Closing Company’s compensation committee will consist of , and . will serve as the chair of the Post-Closing Company’s compensation committee. The Post-Closing Company Board is expected to determine that each of the members of the Post-Closing Company’s compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies Nasdaq independence requirements. The functions of this committee will include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the Post-Closing Company’s overall compensation strategy and policies;
•
reviewing and approving or, in the case of the Post-Closing Company’s chief executive officer’s compensation, making recommendations to the full board of directors regarding the compensation and other terms of employment of the Post-Closing Company’s executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of the Post-Closing Company’s executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with the Post-Closing Company’s compensation policies and practices and assessing whether risks arising from the Post-Closing Company’s compensation policies and practices for the Post-Closing Company’s employees are reasonably likely to have a material adverse effect on us;
•
reviewing and discussing with management the Post-Closing Company’s policies and practices related to its management of human capital resources and corporate culture, including talent development, retention, overall employee wellness and engagement of Post-Closing Company personnel;
•
reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to the Post-Closing Company’s non-employee board members;
•
establishing policies with respect to votes by the Post-Closing Company’s stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining the Post-Closing Company’s recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering the Post-Closing Company’s equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
establishing, approving, modifying and overseeing the Post-Closing Company’s compensation clawback or similar policies, including a clawback policy that complies with the requirements of the SEC and the Nasdaq listing standards, and any required recoupment and disclosure;
•
reviewing the competitiveness of the Post-Closing Company’s executive compensation programs and evaluating the effectiveness of the Post-Closing Company’s compensation policy and strategy in achieving expected benefits to us;
•
overseeing the evaluation of senior management;
•
reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for the Post-Closing Company’s executive officers;
•
reviewing with management and approving the Post-Closing Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Post-Closing Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
reviewing and discussing with the Post-Closing Company Board and the Post-Closing Company’s executive officers plans for executive officer development and succession strategy and plans for the CEO and other executive officers;
•
establishing and monitoring stock ownership guidelines for directors and/or executive officers of the Post-Closing Company;
•
preparing the report that the SEC requires in the Post-Closing Company’s annual proxy statement; and
•
reviewing and assessing on an annual basis the performance of the Post-Closing Company’s compensation committee and the charter of Post-Closing Company’s compensation committee.

We believe that the composition and functioning of the Post-Closing Company’s compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq Rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Upon the consummation of the Business Combination, the Post-Closing Company’s nominating and corporate governance committee will consist of and . will serve as the chair of the Post-Closing Company’s nominating and corporate governance committee. The Post-Closing Company Board is expected to determine that each of the members of this committee satisfies Nasdaq independence requirements. The functions of this committee will include, among other things:

•
identifying, reviewing and evaluating candidates to serve on the Post-Closing Company Board consistent with criteria approved by the Post-Closing Company Board;
•
determining the minimum qualifications for service on the Post-Closing Company Board;

•
evaluating director performance on the Post-Closing Company Board and applicable committees of the Post-Closing Company Board and determining whether continued service on the Post-Closing Company Board is appropriate;
•
evaluating, nominating and recommending individuals for membership on the Post-Closing Company Board;
•
evaluating nominations by stockholders of candidates for election to the Post-Closing Company Board;
•
considering and assessing the independence of members of the Post-Closing Company Board;
•
reviewing and recommending updates to the list of executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the Post-Closing Company Board any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise;
•
evaluating developments in corporate governance and shareholder engagement, and reviewing the Post-Closing Company’s governance framework, disclosures and other actions related thereto;
•
reviewing and making recommendations regarding directors’ and officers’ indemnification and insurance matters; and
•
reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of the Post-Closing Company’s nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq Rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of the Post-Closing Company’s current or former executive officers will serve as a member of the Post-Closing Company’s compensation committee. None of the Post-Closing Company’s officers serve, or have served during the last completed fiscal year, on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Post-Closing Company Board or the Post-Closing Company’s compensation committee. For a description of transactions between us and members of the Post-Closing Company’s compensation committee and affiliates of such members, see the section entitled “Certain Relationships and Related Person Transactions.”

Code of Business Conduct and Ethics

Upon the consummation of the Business Combination, we intend to adopt a written code of business conduct and ethics that applies to the Post-Closing Company’s directors, officers and employees, including the Post-Closing Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. Upon the consummation of the Business Combination, a current copy of the code will be available on the Corporate Governance section of the Post-Closing Company’s website.

Limitation on Liability and Indemnification of Directors and Officers

The Public Certificate of Incorporation, which will be effective upon consummation of the Business Combination, eliminates the Post-Closing Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•
for any transaction from which the director derives an improper personal benefit;
•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
for any unlawful payment of dividends or redemption of shares; or
•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Post-Closing Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Public Certificate of Incorporation requires the Post-Closing Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Post-Closing Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Post-Closing Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Public Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Post-Closing Company may enter into separate indemnification agreements with the Post-Closing Company’s directors and officers. If entered into, these agreements, among other things, require the Post-Closing Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Post-Closing Company’s directors or officers or any other company or enterprise to which the person provides services at the Post-Closing Company’s request.

We believe these provisions in the Public Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination, the financing transactions described in the “Financing Transactions” section below, and adjustments for other material events. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information.

On June 29, 2026, JATT, Merger Sub, and Talawar entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, on the Closing Date, Merger Sub will merge with and into JATT, with JATT surviving the Merger as a wholly owned subsidiary of the Company. The Merger shall become effective on the date, and at the time, of the filing of the Plan of Merger with the Registrar of Companies of the Cayman Islands and the accompanying documents required by the Cayman Act, or at such later time permitted by the Cayman Act as may be agreed by the Company, JATT and Merger Sub and specified in the Plan of Merger. At the Effective Time, each issued and outstanding JATT Ordinary Share, other than those noted below, will automatically convert into the right to receive one share of Post-Closing Company Common Stock. Pursuant to the Business Combination Agreement, immediately prior to the Effective Time, any JATT Ordinary Share held as JATT Treasury Stock will be cancelled and will cease to exist, without conversion into Merger consideration (i.e., the right to receive one Post-Closing Company Share), or entitlement to any other payment or consideration.

Public Shares as to which a holder has properly exercised redemption rights in connection with the Extraordinary General Meeting will similarly be cancelled and cease to exist, effective as of immediately prior to the Closing, and will thereafter entitle the holder only to a pro rata share of the JATT Shareholder Redemption Amount under JATT's Articles of Association. Redeeming holders cease to participate in JATT's profits after the redemption date specified in their notice, which must be no later than the day before the Closing Date. JATT Dissenting Shares will not convert into the right to receive the Post-Closing Company Shares in exchange for their JATT Ordinary Shares, but instead entitle the holder only to the Cayman law appraisal remedy, unless the holder later fails to perfect, withdraws, or loses that right, in which case the shares are treated retroactively as having converted into Post-Closing Company Shares as of the Effective Time. JATT must keep the Company informed of any appraisal demands and may not settle them without the Company's consent.

Immediately prior to the Effective Time, the Company will effect the Stock Split pursuant to which each issued and outstanding Company Share will be converted into a number of Post-Closing Company Shares based on the Exchange Ratio. The Exchange Ratio is calculated as the Transaction Share Consideration divided by the number of Fully Diluted Shares. The Transaction Share Consideration represents an aggregate number of Post-Closing Company Shares equal to the Equity Value divided by $10.00 and based on the agreed Equity Value of $120.0 million, equals 12,000,000 Post-Closing Company Shares.

In applying the Exchange Ratio, all Talawar Shares held by a Talawar Stockholder will be aggregated and converted on a holder-by-holder basis rather than on an individual share basis. Any resulting fractional shares will be rounded down to the nearest whole share. Accordingly, the number of Post-Closing Company Shares received by each Talawar Stockholder will be determined by multiplying the holder's aggregate Talawar Shares by the Exchange Ratio and rounding down to the nearest whole share. Immediately prior to the Stock Split, all Talawar Convertible Instruments (including the SAFEs) will convert into Talawar Common Shares and all Talawar Preferred Shares will convert into Talawar Common Shares.

Immediately prior to the Effective Time, each outstanding and unexercised Talawar Option will be converted into Exchanged Option. The number of Post-Closing Company Shares subject to each Exchanged Option will equal the number of Talawar Shares underlying the applicable Talawar Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole share.

The exercise price of each Exchanged Option will equal the exercise price per share of the corresponding Talawar Option immediately prior to the Effective Time, divided by the Exchange Ratio and rounded up to the nearest whole cent.

Concurrently with the execution of the Business Combination Agreement, the PIPE Investors agreed to enter into PIPE Subscription Agreements with Talawar to purchase 22,500,000 PIPE Shares in a private placement, for aggregate gross proceeds to the Post-Closing Company of $225,000,000. Closing is conditioned on, among other things, Available Cash equaling at least $125,000,000 after Company Expenses and JATT Expenses.

Concurrently with the Business Combination Agreement, the Sponsor and Talawar entered into a Sponsor Support Agreement. Under the Sponsor Support Agreement, the Sponsor agreed to (a) vote in favor of the Business Combination Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Articles of Association, any other anti-dilution or similar protections with respect to the JATT Ordinary Shares (whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise) and any redemption rights and (c) agree to surrender for no consideration, in connection with the Closing, 150,000 JATT Ordinary Shares.

Concurrently with the execution of the Business Combination Agreement, JATT, Talawar, and Khanda entered into a Stockholder Support Agreement, pursuant to which Khanda agreed to, among other things, (a) support and vote (or provide a written consent) in favor of the Business Combination Agreement, such other Ancillary Documents to which Talawar is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing, and (c) a release of claims against Talawar, JATT, and Merger Sub.

The following table illustrates varying ownership levels in the Post-Closing Company immediately following the consummation of the Business Combination, excluding the dilutive effect of the potential issuance of any Post-Closing Company Shares upon exercise of Exchanged Options and the potential issuance of Post-Closing Company Shares initially reserved for issuance under the 2026 Plan, in each of the No Redemption Scenario, 25% Redemption Scenario, 50% Redemption Scenario, 75% Redemption Scenario, and Maximum Redemption Scenario:

	No Redemption								Maximum Redemptions
	Scenario(1)		25% Scenario(2)		50% Scenario(3)		75% Scenario(4)		Scenario(5)
	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership	Shares	Ownership
Talawar Stockholders(6)	12,534,278	29.37%	12,534,278	30.43%	12,534,278	31.58%	12,534,278	32.83%	12,534,278	34.17%
Sponsor Shares(7)	1,650,000	3.87%	1,650,000	4.01%	1,650,000	4.16%	1,650,000	4.32%	1,650,000	4.50%
Public Shareholders	6,000,000	14.06%	4,500,000	10.93%	3,000,000	7.56%	1,500,000	3.93%	0	—
PIPE Investors(8)	22,500,000	52.71%	22,500,000	54.63%	22,500,000	56.70%	22,500,000	58.92%	22,500,000	61.33%
Total	42,684,278	100.00%	41,184,278	100.00%	39,684,278	100.00%	38,184,278	100.00%	36,684,278	100.00%

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes redemptions of 1,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026.
(3)
Assumes redemptions of 3,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026.
(4)
Assumes redemptions of 4,500,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026.
(5)
Assumes redemptions of 6,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026.

(6)
Consists of 12,534,278 shares of Post-Closing Company Common Stock issuable in respect of Talawar Shares. This amount is based on an assumed Exchange Ratio of 1.0556. The Exchange Ratio reflects the Talawar Share and Talawar Option, in each case, outstanding as of June 30, 2026 and does not reflect any issuances of Talawar Shares after such date.
(7)
Includes 300,000 Private Placement Shares held by the Sponsor and 1,350,000 Founder Shares held by the Sponsor. Sponsor shall, in connection with the Closing, surrender to JATT for no consideration 150,000 Sponsor Shares for cancellation, which Sponsor Shares shall be entitled to vote at the extraordinary meeting of shareholders that shall take place prior to the Closing.
(8)
Pursuant to the terms of the PIPE Subscription Agreements, as described above, Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy, 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225.0 million.

The following transactions have been included as Financing Transactions in accordance with Regulation S-X 210.11-01(a)(8):

Financing Transactions

Concurrently with the execution of the Business Combination Agreement, the PIPE Investors agreed to enter into the PIPE Subscription Agreements with the Company to purchase the PIPE Shares for the PIPE Investment Amount. The closing of the PIPE Financing is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Transactions shall be scheduled to occur substantially concurrently with or immediately following the closing of the PIPE Financing pursuant to the PIPE Subscription Agreements. The PIPE Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) if any of the conditions to closing of the PIPE Subscription Agreement set forth therein are not satisfied or waived as of the closing date thereof and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreement will not be and are not consummated as of the date of the Closing; or (iv) written notice by either (x) Talawar to the PIPE Investor or (y) the PIPE Investor to Talawar, if the transactions contemplated by the PIPE Subscription Agreement are not consummated on or prior to the Outside Date.

The unaudited pro forma condensed combined financial information has been prepared based on the JATT and Talawar historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of June 30, 2026, gives pro forma effect to the Business Combination as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the period ended June 30, 2026 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are assumed to have been made on January 13, 2026 (date of JATT inception) for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial information;
•
the historical unaudited financial statements of JATT as of and for the period from January 13, 2026 (inception) through June 30, 2026, and the related notes included elsewhere in this proxy statement/prospectus;
•
the historical unaudited financial statements of Talawar for the period from April 1, 2026 (inception) through June 30, 2026, and the related notes included elsewhere in this proxy statement/prospectus;
•
other information relating to Talawar and JATT contained in this proxy statement/prospectus, including “JATT's Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Talawar's

Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of Talawar and JATT included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:

•
Assuming No Redemption Scenario: This scenario, which we refer to as the “No Redemption Scenario,” assumes that no Public Shareholders exercise their redemption rights.
•
Assuming Maximum Redemption Scenario: This scenario, which we refer to as the “Maximum Redemption Scenario,” assumes that the largest number of Public Shares that may be redeemed by Public Shareholders are redeemed while still satisfying the Minimum Cash Condition.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of Post-Closing Company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

			Scenario 1 Assuming No Additional Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments					Transaction Accounting Adjustments
(In thousands, except for share data)	JATT II Acquisition Corp. Reclassified (See Note 5)	Talawar Tx Inc.	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Assets
Current assets:
Cash	$1,641	$19,311	$211,500	3(a)	$60,409	3(b)	$264,765	$(60,409)	3(s)	$204,356
					(1,800)	3(c)				—
					(3,596)	3(d)				—
					(18,000)	3(i)				—
					(1,776)	3(l)				—
					(2,124)	3(m)				—
					(800)	3(n)				—
Deferred offering costs	—	1,776			(1,776)	3(l)	—			—
Prepaid expenses and other current assets	188	60			800	3(n)	1,048			1,048
Total current assets	1,829	21,147	211,500		31,337		265,813	(60,409)		205,404

Long term prepaid insurance	100	—	—		—		100	—		100
Cash and investments held in Trust Account	60,409	—	—		(60,409)	3(b)	—	—		—
Total assets	$62,338	$21,147	$211,500		$(29,072)		$265,913	$(60,409)		$205,504
Liabilities, Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable	$77	$1,444	$—		$—		$1,521	$—		$1,521
Accrued expenses	275	4,819	—		(1,776)	3(l)	3,318	—		3,318
Related party derivative liability, current portion	—	3,000	—				3,000			3,000
Total current liabilities	352	9,263	—		(1,776)		7,839	—		7,839
Related party derivative liability, non—current portion	—	3,100					3,100	—		3,100
Related party SAFE investment	—	20,816	—		(20,816)	3(k)	—	—		—
SAFE investment	—	2,084	—		(2,084)	3(k)	—	—		—
Deferred professional fees	381	—	—		—		381	—		381
Deferred underwriting fee payable	1,800	—	—		(1,800)	3(c)	—	—		—
Total liabilities	2,533	35,263	—		(26,476)		11,320	—		11,320
Commitments and Contingencies
Ordinary shares subject to possible redemption, $0.0001 par value	60,409	—	—		(60,409)	3(e)	—	—		—
Series L convertible preferred stock, $0.00001 par value	—	9,540	—		(9,540)	3(j)	—	—		—
Stockholders’ equity (deficit):	—	—
Preference shares, $0.0001 par value	—	—	—		—		—	—		—
Ordinary shares, $0.0001 par value	—	—	—		—	3(f)	—	—		—
Common stock, $0.00001 par value;	—	—	—				—	—		—
Post-Closing Company Common Stock, par value $0.0001			2	3(a)	1	3(e)	4			4
					—	3(f)				—
					—	3(q)				—
					1	3(j)				—
					—	3(k)				—
Additional paid—in capital	—	13	211,498	3(a)			293,858	(60,409)	3(s)	232,949

					60,408	3(e)
					—	3(f)				—
					47	3(g)

			Scenario 1 Assuming No Additional Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments					Transaction Accounting Adjustments
(In thousands, except for share data)	JATT II Acquisition Corp. Reclassified (See Note 5)	Talawar Tx Inc.	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
					(4,656)	3(h)				—
					9,539	3(j)				—
					22,900	3(k)				—
					(1,776)	3(l)				—
					(2,124)	3(m)				—
					(2,636)	3(o)				—
					(264)	3(p)				—
					409	3(r)
Accumulated deficit	(604)	(23,669)			(3,596)	3(d)	(38,769)			(38,769)
					(47)	3(g)				—
					4,656	3(h)				—
			—		(18,000)	3(i)				—
					2,636	3(o)				—
					264	3(p)				—
					(409)	3(r)
Total stockholders' (deficit) equity	(604)	(23,656)	211,500		67,353		254,595	(60,409)		194,184
Total liabilities, ordinary shares, convertible preferred stock and shareholders’ deficit	$62,338	$21,147	$211,500		$(29,072)		$265,913	$(60,409)		$205,504

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

PERIOD FROM JANUARY 13, 2026 TO JUNE 30, 2026

	For the Period from January 13, 2026 (Inception) through June 30, 2026 Reclassified (See Note 5)	Period from April 1, 2026 (inception) to June 30, 2026	Scenario 1 Assuming No Additional Redemptions into Cash				Scenario 2 Assuming Maximum Redemptions into Cash
(In thousands, except per share and weighted-average share data)	JATT II Acquisition Corp	Talawar Tx Inc	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes	Pro Forma Statement of Operations	Notes
Operating expenses:
Research and development	$—	$15,554	$18,000	4(e)	$33,554		$33,554
General and administrative	830	1,178	3,596	4(c)	5,604		5,604
Total operating expenses	830	16,732	21,596		39,1582		39,158
Loss from Operations	(830)	(16,732)	(21,596)		(39,158)		(39,158)
Other income (expense):
Interest income	—	63	—		63		63
Change in fair value of related party derivative liability	—	(4,100)	—		(4,100)		(4,100)
Change in fair value of related party SAFE investments	—	(2,636)	2,636	4(b)	—		—
Change in fair value of SAFE investments	—	(264)	264	4(d)	—		—
Change in fair value of over-allotment option liability	47	—	(47)	4(a)	—		—
Interest earned on cash and investments held in Trust Account	409	—	(409)	4(a)	—		—
Total other (expense) income, net	456	(6,937)	2,444		(4,037)		(4,037)
Net loss	$(374)	$(23,669)	$(19,152)		$(43,195)		$(43,195)
Basic and diluted weighted average JATT redeemable ordinary shares outstanding	2,535,714	—	—		—		—
Basic and diluted net loss per JATT redeemable ordinary share	$(0.09)	—	$—		$—		$—
Basic and diluted weighted average JATT non-redeemable ordinary shares outstanding	1,626,786	—	—		—		—
Basic and diluted net loss per JATT non-redeemable ordinary share	$(0.09)	—	$—		$—		$—
Net loss per share attributable to Talawar common stockholders, basic and diluted	—	$(83.44)	—		—		—
Weighted-average Talawar common shares outstanding, basic and diluted	—	283,672	—		—		—
Pro forma net loss per share - basic and diluted	—	—	—		$(1.01)	4(g)	$(1.18)	4(g)
Weighted-average shares outstanding used in computing pro forma net income (loss) per share attributable to Post-Closing Company common shares — basic and diluted	—	—	—		42,684,278	4(g)	36,684,278	4(g)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.
Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Talawar and JATT had no historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between Talawar and JATT.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, was derived from the unaudited historical balance sheet of JATT as of June 30, 2026, and the unaudited historical balance sheet of Talawar as of June 30, 2026, and gives effect to the Business Combination as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the period ended June 30, 2026, combines the unaudited historical statement of operations of JATT for the period from January 31, 2026 (inception) through June 30, 2026, and the unaudited historical statement of operations of Talawar for the period from April 1, 2026 (inception) through June 30, 2026, and reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are assumed to have been made on January 13, 2026 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments reflecting the consummation of the Business Combination and the Financing Transactions are based on certain currently available information and certain assumptions and methodologies that both Talawar and JATT believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both Talawar and JATT believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination and the Financing Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presents two redemption scenarios, the No Redemption Scenario and the Maximum Redemption Scenario. The No Redemption Scenario assumes that no JATT Public Shareholders exercise their right to have their JATT Ordinary shares subject to possible redemption. The Maximum Redemption Scenario assumes the largest number of redemptions by the Public Shareholders that can occur while still satisfying the Minimum Cash Condition.

The foregoing scenarios are for illustrative purposes as JATT does not have, as of the date of this proxy statement/ prospectus, a meaningful way of providing any certainty regarding the number of redemptions by JATT Public Shareholders that may occur.

Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic and diluted loss per share) as presented in the unaudited pro forma condensed combined financial information are the shares of Post-Closing Company Common Stock to be issued to legacy JATT Public Shareholders under the No Redemption Scenario and the Maximum Redemption Scenario on the estimated Closing Date of the Business Combination and the Talawar shares that will remain outstanding and that will represent shares of Post-Closing Company Common Stock, which includes the JATT Public Shares, shares of the Sponsor, the shares to be issued in connection with the PIPE Investment, and the shares to be issued to Talawar Stockholders upon consummation of the Business Combination.

The tables directly below present shares expected to be outstanding on the estimated Closing Date as depicted in the unaudited pro forma condensed combined financial information.

	No Redemption Scenario(1)		Maximum Redemption Scenario(2)
	Shares	Ownership	Shares	Ownership
Talawar Stockholders(3)	12,534,278	29.37%	12,534,278	34.17%
Sponsor Shares(4)	1,650,000	3.87%	1,650,000	4.50%
Public Shareholders	6,000,000	14.06%	—	—
PIPE Investors(5)	22,500,000	52.71%	22,500,000	61.33%
Total	42,684,278	100%	36,684,278	100%

(1)
Assumes no Public Shareholders exercise their redemption rights.
(2)
Assumes redemptions of 6,000,000 Public Shares in connection with the Transactions, which would still result in satisfaction of the Minimum Cash Condition. This scenario is based on the trust account balance as of June 30, 2026.
(3)
Consists of 12,534,278 shares of Post-Closing Company Common Stock issuable in respect of Talawar Shares based on an assumed Exchange Ratio of 1.0556. The Exchange Ratio reflects the Talawar Share and Talawar Option, in each case, outstanding as of June 30, 2026, and does not reflect any issuances of Talawar Shares after such date.
(4)
Includes 300,000 Private Placement Shares held by the Sponsor and 1,350,000 Founder Shares held by the Sponsor. Sponsor shall, in connection with the Closing, surrender to JATT for no consideration 150,000 Sponsor Shares for cancellation, which Sponsor Shares shall be entitled to vote at the extraordinary meeting of shareholders that shall take place prior to the Closing.
(5)
Pursuant to the terms of the PIPE Subscription Agreements, as described above, Post-Closing Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy 22,500,000 PIPE Shares at a purchase price of $10.00 per share for an aggregate commitment of $225.0 million.
2.
Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a capital infusion in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting JATT will be treated as the acquired company for accounting purposes, whereas Talawar will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Talawar issuing shares for the net assets of JATT. The net assets of Talawar will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination presented in the financial statements after consummation of the Business Combination will be those of Talawar. Talawar has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

Under the No Redemption Scenario and Maximum Redemption Scenario, Talawar Stockholders will have a voting interest in the Post-Closing Company, of approximately 29.4% and 34.2% of the voting interest, respectively.

•
Following the consummation of the Business Combination, the equity interests of the PIPE Investors are expected to represent the largest single voting interest in the Post-Closing Company. Talawar’s PIPE Investors’ equity interests are expected to represent approximately 52.7% and 61.3% of the voting interest in the Post-Closing Company in the scenarios assuming no additional redemptions and maximum redemptions, respectively.
•
Talawar will designate six out of the seven members of the Board of Directors of the Post-Closing Company.
•
The officers of Talawar will continue as the officers of the Post-Closing Company.

•
The intended strategy of the Post-Closing Company will be to continue to focus on Talawar’s core product offerings.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(3a)
To reflect the expected PIPE Investment of $225.0 million, offset by the PIPE offering costs of $13.5 million, expected to be received on the Closing Date for 22,500,000 shares of Post-Closing Company Common Stock at $10.00 per share, assuming no shares are redeemed for cash at the Closing of the Business Combination. This expected issuance of shares will result in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares issued at par value was an immaterial amount.

Pro Forma Other Transaction Accounting Adjustments:

(3b)
To reflect the release of $60.4 million cash held in JATT's Trust Account upon Closing and the transfer of the remaining Trust Account balance to the combined company, after giving effect to payments to redeeming Public Shareholders and payment of deferred underwriting commissions associated with the IPO.
(3c)
To reflect the payment of $1.8 million related to JATT’s transaction costs for the IPO, recorded in deferred underwriting fee payable in the historical JATT financial statements, that were specific incremental costs directly attributable to the offering of securities.
(3d)
To reflect the Business Combination related costs incurred by JATT after June 30, 2026 in the amount of $3.6 million. The adjustment reflects a reduction in cash with a corresponding adjustment to accumulated deficit.
(3e)
To reflect, in the No Redemption Scenario, the conversion of all 6,000,000 issued and outstanding JATT Public Shares subject to possible redemption, at the Closing into shares of Post-Closing Company Common Stock. The conversion of the shares resulted in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was an immaterial amount.
(3f)
To reflect the conversion of 1,650,000 Sponsor Shares into an equivalent number of shares of Post-Closing Company Common Stock at the Closing. The conversion of the shares resulted in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was an immaterial amount.
(3g)
To reflect the removal of the previously recognized loss on the change in fair value of JATT’s IPO over-allotment option liability of $0.1 million. This is a non-recurring item.
(3h)
The derecognition of JATT's accumulated deficit of $4.6 million is determined as follows (in thousands):

Historical accumulated deficit of JATT as of June 30, 2026	$604
Change in fair value of over-allotment option liability (see 4a)	47
Interest earned on cash and investments held in Trust Account (see 4b)	409
Business Combination related expenses	3,596
Total adjustment to derecognize JATT's accumulated deficit	$4,656

(3i)
To reflect the payment of the $18.0 million non-refundable reimbursement obligation payable to Khanda upon the occurrence of a Qualifying Funding Event, as defined in the TALA-125 License Agreement. The $18.0 million is recorded as reduction in cash and reduction in accumulated deficit.
(3j)
To reflect the conversion of 9,000,000 Preferred Shares into shares of Post-Closing Company Common Stock at the Closing. The conversion of the shares resulted in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.00001 line item due to the effect of rounding as the adjustment to record the shares at par value was an immaterial amount.
(3k)
To reflect the conversion of all issued and outstanding $20.0 million of SAFE investments at the Closing into shares of Post-Closing Company Common Stock. The conversion of the shares resulted in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was an immaterial amount.
(3l)
To reflect the payment of $1.8 million related to the Talawar’s transaction costs incurred prior to June 30, 2026, recorded in accrued expenses in the historical Talawar financial statements, that were specific incremental costs directly attributable to the offering of securities. Additionally, an adjustment is also reflected to reverse the deferred offering costs in the historical Talawar financial statements in the amount of $1.8 million that were specific incremental costs directly attributable to the offering of securities. The $1.8 million is recorded as a reduction to deferred offering costs and additional paid-in capital.
(3m)
To reflect the adjustments related to Talawar's offering costs incurred after June 30, 2026 that were specific incremental costs directly attributable to the offering of securities in the amount of $2.1 million. The adjustment reflects a reduction in cash with a corresponding adjustment to additional paid-in capital.
(3n)
To reflect the adjustment related to prepaid D&O insurance of $0.8 million as part of the transaction.
(3o)
To reflect the removal of the previously recognized loss on the change in fair value of related party SAFE investments in the historical Talawar consolidated statement of operations for the period ended June 30, 2026 of $2.6 million for the Talawar SAFE investments issued on May 11, 2026. The SAFE investments will be converted into Post-Closing Company Common Stock in connection with the Closing.
(3p)
To reflect the removal of the previously recognized loss on the change in fair value of SAFE investments in the historical Talawar consolidated statement of operations for the period ended June 30, 2026 of $0.3 million for the Talawar SAFE investments issued on May 8, 2026. The SAFE investments will be converted into Post-Closing Company Common Stock in connection with the Closing.
(3q)
To reflect, in the No Redemption Scenario, the conversion of Talawar Common Shares into Post-Closing Company Common Stock at the Closing. The conversion of the shares resulted in an immaterial adjustment within the Post-Closing Company Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was an immaterial amount.
(3r)
To reflect the removal of the previously recognized interest income of $0.4 million from JATT’s cash and investments marketable securities held in the Trust Account which will be released upon the Closing of the Business Combination.

(3s)
To reflect, in the Maximum Redemption Scenario, the assumption that JATT Public Stockholders exercise their redemption rights with respect to a maximum of 6,000,000 JATT Ordinary Shares subject to possible redemption prior to the consummation of the Business Combination at a redemption price of $10.00 per share, or $60.0 million in cash. This adjustment resulted in an immaterial adjustment, as presented, to the Post-Closing Company Common Stock, par value $0.0001 line item, due to the effect of rounding, as the adjustment to reflect the decrease in the par value of Post-Closing Company Common Stock resulting from the shares being redeemed for cash in the Maximum Redemption Scenario is an immaterial amount. Additionally, the adjustment also includes the interest income of $0.4 million from JATT’s cash and investments marketable securities.

4.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Period Ended June 30, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(4a)
To reflect the removal of the previously recognized loss on the change in fair value of JATT’s IPO over-allotment option liability of $0.1 million. This is a non-recurring item. To reflect the removal of the previously recognized interest income of $0.4 million from JATT’s cash and investments held in the Trust Account which will be released upon the Closing of the Business Combination.
(4b)
To reflect the removal of the previously recognized loss on the change in fair value of related party SAFE investments in the historical Talawar consolidated statement of operations for the period ended June 30, 2026 of $2.6 million for the Talawar SAFE investments issued on May 11, 2026. The SAFE investments will be converted into Post-Closing Company Common Stock in connection with the Closing.
(4c)
To reflect the estimated JATT advisory, legal, audit, regulatory and other professional fees related to the Business Combination that were not recorded in its historical financial statements. These costs are presented as nonrecurring transaction costs.
(4d)
To reflect the removal of the previously recognized loss on the change in fair value of SAFE investments in the historical Talawar consolidated statement of operations for the period ended June 30, 2026 of $0.3 million for the Talawar SAFE investments issued on May 8, 2026. The SAFE investments will be converted into Post-Closing Company Common Stock in connection with the Closing.
(4e)
To reflect the $18.0 million non-refundable reimbursement obligation payable to Khanda upon the occurrence of a Qualifying Funding Event, as defined in the TALA-125 License Agreement. The $18.0 million is recorded as Research and development.
(4f)
The reflect the removal of the previously recognized gain on the change in fair value of related party SAFE investments in the historical Talawar consolidated statement of operations for the period ended June 30, 2026 of $2.6 million for the Talawar SAFE investments issued on May 11, 2026. The SAFE investments will be converted into Post-Closing Company Common Stock in connection with the Closing.
(4g)
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations for the period ended June 30, 2026 are based upon the number of Post-Closing Company Shares outstanding at the Closing, assuming the Business Combination occurred on January 13, 2026.

Pro forma basic and diluted net loss per share is calculated as follows for the period ended June 30, 2026:

	Period Ended June 30, 2026
	Assuming No Additional Redemptions into Cash	Assuming Maximum Redemptions into Cash
Numerator:
Pro forma net loss (in thousands)	$(43,195)	$(43,195)
Denominator:
Assumed conversion of JATT Ordinary Shares subject to possible redemption into Post-Closing Company Common Stock	6,000,000	—
Assumed conversion of Sponsor Shares into Post-Closing Company Common Stock	1,650,000	1,650,000
Assumed issuance of Post-Closing Company Common Stock in connection with the PIPE Investment	22,500,000	22,500,000
Assumed conversion of Talawar Preferred Shares into Post-Closing Company Common Stock	9,500,000	9,500,000
Assumed conversion of Talawar SAFE into Post-Closing Company Common Stock	2,500,000	2,500,000
Assumed conversion of Talawar Common Shares into Post-Closing Company Common Stock	534,278	534,278
Pro forma weighted-average shares outstanding - basic and diluted	42,684,278	36,684,278
Pro forma net loss per share - basic and diluted	$(1.01)	$(1.18)

The following securities were excluded from the computation of pro forma diluted net loss per share for the period ended June 30, 2026 because including them would have had an anti-dilutive effect:

	Period Ended June 30, 2026
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash

Exchanged Options(1)	2,608,770	2,608,770
Total anti-dilutive Post-Closing Company Shares	2,608,770	2,608,770
(1)
Represents options to purchase Post-Closing Company Shares underlying the conversion rights under the Business Combination Agreement.
5.
Conforming Accounting Policies and Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Talawar performed a preliminary analysis of JATT’s financial information to identify differences in financial statement presentation as compared to the presentation of Talawar. Certain reclassification adjustments have been made to conform JATT’s historical financial statement presentation to Talawar’s historical financial statement presentation. Following the completion of the Business Combination, or as more information becomes available, Talawar will finalize the review of financial statement presentation, which could differ from the presentation set forth in the unaudited pro forma condensed combined financial information presented herein.

The following items represent certain reclassification adjustments to conform JATT’s historical balance sheet presentation as of June 30, 2026 to Talawar’s historical balance sheet presentation as of June 30, 2026 and to conform JATT’s historical statement of operations presentation for the period ended June 30, 2026, which have no impact on net loss for the period ended June 30, 2026 and are summarized below:

Talawar Tx Inc. Historical Balance Sheet Line Items	JATT II Acquisition Corp. Historical Balance Sheet Line Items	JATT II Acquisition Corp. (Historical)	Reclassification	Notes	JATT II Acquisition Corp. Reclassified
Assets	Assets
Current assets:	Current assets:
Cash	Cash	$1,641	$—		$1,641
Deferred offering costs		—	—		—
Prepaid expenses and other current assets	Prepaid expenses	188	—		188
Total current assets		1,829	—		1,829
	Long term prepaid insurance	100
	Cash and investments held in Trust Account	60,409	—		60,409
Total assets		$62,338	$—		$62,238
Liabilities, Convertible Preferred Stock, and Stockholders' Deficit	Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:	Current liabilities:
Accounts payable		$—	$77		$77
Accrued expenses		—	275		275
Related party derivative liability, current portion		—	—		—
Accrued expenses		—	—		—
	Accounts payable and accrued expenses	77	(77)	5(a)	—
	Accrued offering costs	275	(275)	5(b)	—
Total current liabilities		352	—		352
Related party derivative liability, non-current portion		—	—		—
Related party SAFE investment		—	—		—
SAFE investment		—	—		—
	Deferred professional fees	381	—		381
	Deferred underwriting fee payable	1,800	—		1,800
Total liabilities	Total liabilities	2,533	—		2,533
	Commitments and Contingencies
	Ordinary shares subject to possible redemption, $0.0001 par value	60,409	—		60,409
Convertible preferred stock:
Series L convertible preferred stock, $0.00001 par value;		—	—		—
Stockholders' equity (deficit):
Common stock, $0.00001 par value;		—	—		—
	Preference shares, $0.0001 par value	—	—		—
	Ordinary shares, $0.0001 par value	—	—		—
Additional paid-in capital	Additional paid-in capital	—	—		—
Accumulated deficit	Accumulated deficit	(604)	—		—
Total stockholders' (deficit) equity	Total Shareholders’ Deficit	59,805	—		59,805
Total liabilities, ordinary shares, convertible preferred stock and shareholders’ deficit	Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$62,338	$—		$62,338

Talawar Tx Inc. Historical Statement of Operations Line Items	JATT II Acquisition Corp. Historical Statement of Operations Line Items	JATT II Acquisition Corp. (Historical)	Reclassification	Notes	JATT II Acquisition Corp. Reclassified
Operating expenses:	Operating expenses:
Research and development		$—	$—		$—
General and administrative		—	830		830
	Formation, general and administrative costs	747	(747)	5(c)	—
	Share-based compensation expense	83	(83)	5(d)	—
Total operating expenses	Total operating expenses	830	—		830
Loss from Operations	Loss from Operations	(830)	—		(830)
Other income (expense), net:	Other income:
Interest income		—	—		—
Change in fair value of related party derivative liability		—	—		—
Change in fair value of related party SAFE investments		—	—		—
Change in fair value of SAFE investments		—	—		—
	Change in fair value of over-allotment option liability	47	—		47
	Interest earned on cash and investments held in Trust Account	409	—		409
Total other (expense) income, net	Total other income	456	—		456
Net Loss	Net Loss	$(374)	$—		$(374)

(5a)
To reclassify the JATT historical Accounts payable and accrued expenses balance into the Accounts payable line item.
(5b)
To reclassify the JATT historical Accrued offering costs into the Accrued expenses line item.
(5c)
To reclassify the JATT historical Formation, general and administrative costs into the General and administrative line item.
(5d)
To reclassify the JATT historical Share-based compensation expense into the General and administrative line item.

DILUTION

Public Shareholders who acquired Public Shares in the IPO will have their ownership interests diluted to the extent of the difference between the initial public offering price of $10.00 per public share sold in the IPO and the net tangible book value per share at the time of the Business Combination assuming various sources of material probable dilution described below but excluding the effects of the consummation of the Business Combination itself.

As of June 30, 2026, JATT's net tangible book value was $(604) thousand, calculated as total assets of $62,338 thousand less total liabilities of $2,533 thousand, and less public shares subject to redemption classified in mezzanine equity of $60,409 thousand. The number of JATT Ordinary Shares outstanding as of June 30, 2026 was 7,800,000, inclusive of 1,800,000 Sponsor Shares.

The following table presents the net tangible book value per share at various redemption levels that may occur in connection with the consummation of the Business Combination assuming various sources of material probable dilution, but excluding the effects of the Business Combination transaction itself. This presentation takes into account the PIPE Financing, the reclassification of unredeemed Public Shares of JATT to permanent equity, and the payment of JATT's estimated transaction costs in connection with the potential Business Combination. In addition to excluding the Business Combination itself, this presentation excludes (i) 2,608,770 shares of Post-Closing Company Common Stock that will be issuable upon the exercise of the Exchanged Options, and (ii) shares of Post-Closing Company Common Stock that will initially be available for issuance under the 2026 Plan.

	No Redemption Scenario(1) Shares*	Tangible Book Value per Share**	25% Scenario(2) Shares*	Tangible Book Value per Share**	50% Scenario(3) Shares*	Tangible Book Value per Share**	75% Scenario(4) Shares*	Tangible Book Value per Share**	Maximum Redemptions Scenario(5) Shares*	Tangible Book Value per Share**
JATT net tangible book value per share as of June 30, 2026	7,800,000	$(0.08)	7,800,000	$(0.08)	7,800,000	$(0.08)	7,800,000	$(0.08)	7,800,000	$(0.08)
JATT shareholders and PIPE Investors, after actual redemptions and the assumed redemption of Public Shares and payment of estimated transaction costs	42,684,278	$6.55	41,184,278	$6.42	39,684,278	$6.28	38,184,278	$6.13	36,684,278	$5.97
Initial offering price of JATT Ordinary Shares		$10.00		$10.00		$10.00		$10.00		$10.00
Dilution to non-redeeming Public Shareholders		$3.45		$3.58		$3.72		$3.87		$4.03

* See table below for a reconciliation of the number of shares.

** See table below for the calculation of the net tangible book value per share.

The calculation of net tangible book value is as follows (in thousands, except share amounts):

Numerator Adjustments	No Redemption Scenario(1)	25% Scenario(2)	50% Scenario(3)	75% Scenario(4)	Maximum Redemptions Scenario(5)
Net tangible book value of JATT as of June 30, 2026	$(604)	$(604)	$(604)	$(604)	$(604)
Adjustment to reflect the proceeds from PIPE Financing	211,500	211,500	211,500	211,500	211,500
Adjustment to reflect reclassification of unredeemed Public Shares of JATT to permanent equity	60,409	45,307	30,205	15,102	—
Adjustment to reflect payment of transaction expenses of JATT, net of associated liabilities	(5,400)	(5,400)	(5,400)	(5,400)	(5,400)
Historical net tangible book value of JATT adjusted for redemptions, proceeds from PIPE Financing, reclassification of unredeemed Public Shares of JATT to permanent equity, and payment of transaction costs	$265,905	$250,803	$235,701	$220,598	$205,496

Denominator Adjustments	No Redemption Scenario(1)	25% Scenario(2)	50% Scenario(3)	75% Scenario(4)	Maximum Redemptions Scenario(5)
Shares outstanding held by JATT shareholders as of June 30, 2026	7,800,000	7,800,000	7,800,000	7,800,000	7,800,000
Adjustment to reflect Sponsor Forfeiture	(150,000)	(150,000)	(150,000)	(150,000)	(150,000)
Adjustment to reflect assumed redemption of Public Shares	—	(1,500,000)	(3,000,000)	(4,500,000)	(6,000,000)
Adjustment to reflect shares issuable to PIPE Investors and Talawar Stockholders	35,034,278	35,034,278	35,034,278	35,034,278	35,034,278
(1)
This scenario assumes that no Public Shares are redeemed. This scenario further assumes the closing of the PIPE Financing of $225.0 million, the reclassification of unredeemed Public Shares of JATT to permanent equity of $60.4 million and payment of JATT's estimated transaction costs of $5.4 million (consisting of a $1.8 million deferred underwriting fee and $3.6 million of other JATT offering costs incurred after June 30, 2026).
(2)
This scenario assumes that 1,500,000 Public Shares, or 25% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $15.1 million (based on the estimated per-share redemption price of approximately $10.07 per share) from the Trust Account based on funds in the Trust Account as of June 30, 2026. This scenario further assumes the closing of the PIPE Financing of $225.0 million, the reclassification of unredeemed Public Shares of JATT to permanent equity of $45.3 million, and payment of JATT's estimated transaction costs of $5.4 million (consisting of a $1.8 million deferred underwriting fee and $3.6 million of other JATT offering costs incurred after June 30, 2026).
(3)
This scenario assumes that 3,000,000 Public Shares, or 50% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $30.2 million (based on the estimated per-share redemption price of approximately $10.07 per share) from the Trust Account based on funds in the Trust Account as of June 30, 2026. This scenario further assumes the closing of the PIPE Financing of $225.0 million, the reclassification of unredeemed Public Shares of JATT to permanent equity of $30.2 million, and payment of JATT's estimated transaction costs of $5.4 million (consisting of a $1.8 million deferred underwriting fee and $3.6 million of other JATT offering costs incurred after June 30, 2026).
(4)
This scenario assumes that 4,500,000 Public Shares, or 75% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $45.3 million (based on the estimated per-share redemption price of approximately $10.07 per share) from the Trust Account based on funds in the Trust Account as of June 30, 2026. This scenario further assumes the closing of the PIPE Financing of $225.0 million, the reclassification of unredeemed Public Shares of JATT to permanent equity of $15.1 million, and payment of JATT's estimated transaction costs of $5.4 million (consisting of a $1.8 million deferred underwriting fee and $3.6 million of other JATT offering costs incurred after June 30, 2026).
(5)
This scenario assumes that 6,000,000 Public Shares, or 100% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $60.4 million (based on the estimated per-share redemption price of approximately $10.07 per share) from the Trust Account based on funds in the Trust Account as of June 30, 2026. This scenario further assumes the closing of the PIPE Financing of $225.0 million, and payment of JATT's estimated transaction costs of $5.4 million (consisting of a $1.8 million deferred underwriting fee and $3.6 million of other JATT offering costs incurred after June 30, 2026). Pursuant to the Minimum Cash Condition, at the Closing, Available Cash must not be less than $125,000,000. Thus, redemption of 6,000,000 Public Shares, 100% of the Public Shares subject to redemption, would not preclude the Minimum Cash Condition being satisfied given the PIPE Investment Amount.

After taking into account the effects of the consummation of the Business Combination itself, for each of the No Redemption Scenario, 25% Scenario, 50% Scenario, 75% Scenario, and Maximum Redemptions Scenario, the valuation of Talawar would need to equal approximately $147.4 million, $147.5 million, $147.6 million, $147.7 million and $147.8 million, respectively, in order for the non-redeeming Public Shareholders' interest per share to be at least equal to the price per Public Share ($10.00 per share) in JATT's initial public offering.

DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of the Post-Closing Company includes a summary of specified provisions of the Public Certificate of Incorporation and Public Bylaws that will be in effect upon the consummation of the Business Combination. This description is qualified by reference to the Public Certificate of Incorporation and Public Bylaws as will be in effect upon the consummation of the Business Combination. In this section, the terms “we,” “our” or “us” refer to the Post-Closing Company following the consummation of the Business Combination, and all capitalized terms used in this section are as defined in the Public Certificate of Incorporation and Public Bylaws, unless elsewhere defined herein.

Authorized and Outstanding Stock

The Public Certificate of Incorporation authorizes the issuance of shares of capital stock, each with a par value of $0.00001, of which (i) shares are designated as Post-Closing Company Common Stock and (ii) shares are designated as Post-Closing Company preferred stock. Following the Closing, the Post-Closing Company will have shares of common stock and shares of preferred stock issued and outstanding, all of which will be fully paid and non-assessable at the consummation of the Business Combination.

Common Stock

Upon the consummation of the Business Combination, we will be authorized to issue one class of common stock. Holders of common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Except as described under “Anti-takeover Effects of Delaware Law and Provisions of our Public Certificate of Incorporation and Public Bylaws” below, a majority vote of the holders of common stock is generally required to take action under our Public Certificate of Incorporation and Public Bylaws. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Post-Closing Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and no sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Upon consummation of the Business Combination, the Post-Closing Board will be authorized, without action by the stockholders, to designate and issue up to an aggregate of shares of preferred stock in one or more series. The Post-Closing Board will be able to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. The Post-Closing Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or delaying, deferring or preventing a change in control of us, which might harm the market price of our common stock. See also “Anti-Takeover Effects of Delaware Law and Provisions of Our Public Certificate of Incorporation and Public Bylaws-Provisions of our Public Certificate of Incorporation and Public Bylaws-Undesignated preferred stock” below.

The Post-Closing Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Options

As of , 2026, Talawar had outstanding options to purchase shares of its common stock, with a per-share weighted-average exercise price of $ per share under the Prior Plan.

Anti-Takeover Effects of Delaware Law and Provisions of Our Public Certificate of Incorporation and Public Bylaws

Certain provisions of the DGCL and of our Public Certificate of Incorporation and Public Bylaws that will become effective upon the consummation of the Business Combination could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with the Post-Closing Board. These provisions might also have the effect of preventing changes in the Post-Closing Board or management of the Post-Closing Company. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware takeover statute

Upon completion of the Business Combination, we will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•
before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•
at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Public Certificate of Incorporation and Public Bylaws

Our Public Certificate of Incorporation and Public Bylaws to be in effect immediately prior to the Closing of the Business Combination will include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our Public Certificate of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our Public Certificate of Incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then-outstanding shares of the capital stock of the Post-Closing Company entitled to vote generally at an election of directors, voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our Public Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our Public Bylaws provide that only the Chairperson of the Post-Closing Company Board, the Chief Executive Officer or the Post-Closing Company Board may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Public Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our Public Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our Public Bylaws.

Amendment to Certificate of Incorporation and Bylaws. Notwithstanding any other provisions of the Public Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Post-Closing Company required by applicable law or by the Public Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, any amendment of our Public Certificate of Incorporation must be approved by 66-2/3% of the voting power of all of the then-outstanding shares of capital stock of the Post-Closing Company entitled to vote. Our bylaws may be amended by the directors then in office and may also be amended by the affirmative vote of 66-2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.

Undesignated preferred stock. Our Public Certificate of Incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Public Certificate of Incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Post-Closing Company Shares. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Exclusive forum. Our Public Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Public Certificate of Incorporation or Public Bylaws or (v) any action asserting a claim against us governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as we are a Delaware corporation. Although our Public Bylaws contain the choice of forum provision described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is . The transfer agent and registrar’s address is , and its telephone number is .

Listing

We have applied to list our common stock on Nasdaq under the symbol “TLWR.”

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the section entitled “Board of Directors and Management After the Business Combination — Limitation on Liability and Indemnification of Directors and Officers.”

COMPARISON OF SHAREHOLDER RIGHTS

JATT is an exempted company incorporated under the Cayman Act. The Cayman Act, Cayman Islands law generally and the Articles of Association govern the rights of its shareholders. The Cayman Act and Cayman Islands law generally differ in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the Articles of Association differ in certain material respects from the Proposed. As a result, when you become a stockholder of Post-Closing Company, your rights will differ in some regards as compared to when you were a shareholder of JATT.

Below are summary charts outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of JATT and the Post-Closing Company according to applicable law and the organizational documents of JATT and the Post-Closing Company. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Articles of Association, the Public Certificate of Incorporation and the Public Bylaws, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Cayman Act, to understand how these laws apply to JATT and the Post-Closing Company.

Comparison of Shareholder Rights Under Applicable Corporate Law

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)
Applicable legislation	General Corporation Law of the State of Delaware	The Cayman Act

General Vote Required for Combinations with Interested Stockholders/Shareholders

Generally, a corporation may not engage in a business combination with an interested stockholder for a period of three (3) years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the statutory provision

No similar provision

Appraisal Rights

Stockholders of a publicly traded corporation do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a merger agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above

Under certain circumstances, shareholders may dissent to a merger of a Cayman Islands company by following the procedure set out in the Cayman Act. Shareholders that dissent to a Cayman Islands statutory merger are entitled to be paid the fair market value of their shares, which, if necessary, may ultimately be determined by the courts of the Cayman Islands.

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)

Requirements for Stockholder/Shareholder Approval

Subject to the certificate of incorporation, stockholder approval of most mergers, a sale of all or substantially all the assets of the corporation, dissolution and amendments of constitutional documents require a majority of outstanding shares; most other matters requiring stockholder approval require a majority of those present and voting, provided a quorum is present.

Subject to the articles of association (as amended and or restated), matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association (as amended and or restated), are determined (subject to quorum requirements, the Cayman Act, applicable law and the relevant articles of association (as amended)) by ordinary resolution, being the approval of the holders of a majority of the shares, who, being present in person or proxy and entitled to vote, vote at the meeting of shareholders or by way of a unanimous written resolution, or by “special resolution”, being the approval of the holders of at least 66-2/3% of the shares who, being present in person or by proxy and entitled to vote, vote at the meeting of shareholders or by way of a unanimous written resolution.

Requirement for Quorum	Quorum is a majority of shares entitled to vote at the meeting unless otherwise set in the constitutional documents, but cannot be less than one-third of shares entitled to vote at the meeting.	Quorum is set in the company’s articles of association (as amended and or restated).

Stockholder/Shareholder Consent to Action Without Meeting	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent.

Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association (as amended and or restated). The articles of association (as amended and or restated) may provide that shareholders may not act by written resolutions.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of members or other corporate records of a company.

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)
Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.

The decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) management usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

• a company is acting, or proposing to act, illegally or beyond the scope of its authority;

• the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

• those who control the company are perpetrating a “fraud on the minority.” A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)
Removal of Directors;

Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may effect such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.

A company’s memorandum and articles of association (as amended and or restated) may provide that a director may be removed for any or no reason, with or without cause and that, in addition to shareholders, members of the board may be granted the power to remove a director.

Number of Directors	Pursuant to the certificate of incorporation, the number of directors will be fixed from time to time by resolution of the board	Subject to the articles of association (as amended and or restated), the board may increase the size of the board and fill any vacancies.

Classified or Staggered Boards	Classified boards are permitted.	Classified boards are permitted.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.

Under the laws of the Cayman Islands, a director is in a fiduciary relationship to a company. The fiduciary duties may be described as being those of loyalty, honesty and good faith to the company. In practical terms, these translate into the following:

• Duty to act in good faith and in the best interests of the company as a whole;

• Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

• Directors should not improperly fetter the exercise of future discretion;

• Duty to exercise powers fairly as between different groups of shareholders;

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)

• Duty not to put himself in a position of conflict between their duty to the company and their personal interests (pursuant to a company’s articles of association (as amended and or restated), such provision may be included whereby, if general notice is made to the board of directors of the company this shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction); and

• Duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, diligence and skill. The duties of care and skill of a director of a Cayman Islands company are to be determined by both reference to the knowledge and experience actually possessed by the director and by reference to the skill, care and diligence as would be displayed by a reasonable director in those circumstances

Indemnification of Directors and Officers

A corporation is generally permitted to indemnify any person who was or is a party to any proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. If the action was brought by or on behalf of the corporation, no

A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to dishonesty, actual fraud or willful default or willful neglect.

Provision	Post-Closing Company (Delaware corporation)	JATT (Cayman Islands exempted company)
indemnification is made when a person is adjudged liable to the corporation unless a court determines such person is fairly and reasonably entitled to indemnity for expenses the court deems proper.

Limited Liability of Directors

Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends, or improper personal benefit.

Liability of directors may be limited, except with regard to their own actual fraud or willful default or willful neglect, as determined by a court of competent jurisdiction.

Comparison of Shareholder Rights Under the Applicable Organizational Documents

	Existing Organizational Documents	Proposed Post-Closing Company Organizational Documents

Authorized Shares	The Articles of Association authorize 200,000,000 ordinary shares, and 1,000,000 preference shares. See paragraph 5 of our Articles of Association.	The Public Certificate of Incorporation will authorize shares, consisting of shares of Post-Closing Company Common Stock and shares of preferred stock.

Voting	The Articles of Association provide that shareholders are entitled to one vote per share on all matters submitted to the shareholders for their vote or approval.	Holders of Post-Closing Company Common Stock will be entitled to cast one vote per share.

Authorize the Company to Make Issuances of Preferred Stock Without Stockholder Consent

The Articles of Association authorize the issuance of 1,000,000 preference shares with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, the JATT Board is empowered under the Articles of Association, without shareholder approval, to issue preference shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares.

The Public Certificate of Incorporation authorizes the Post-Closing Company Board to make issuances of all or any shares of preferred stock in one or more series, with such terms and conditions and at such future dates as may be expressly determined by the Post-Closing Company Board and as may be permitted by the DGCL.

	Existing Organizational Documents	Proposed Post-Closing Company Organizational Documents

Board	The Articles of Association do not classify the JATT Board.

The Public Certificate of Incorporation provide that the Post-Closing Company Board will be divided into three classes with only one class of directors being elected in each year and each class serving for a three-year term.

Corporate Name	The Articles of Association provide the name of the company is “JATT II Acquisition Corp”	The Public Certificate of Incorporation will provide that the name of the Post-Closing Company will be “Talawar Tx Inc.”

Perpetual Existence

 The Articles of Association provide that if we do not consummate a business combination by April 20, 2028, JATT shall cease all operations except for the purposes of winding up and shall redeem the shares issued in the IPO and liquidate our Trust Account.

Post-Closing Company’s existence will be perpetual pursuant to the default rule under the DGCL.

Takeovers by Interested Stockholders	The Articles of Association do not provide restrictions on takeovers of JATT by a related shareholder, following a business combination.	The Public Certificate of Incorporation will provide certain restrictions regarding takeovers by interested stockholders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to JATT and Talawar, as applicable, regarding (1) the beneficial ownership of JATT Ordinary Shares as of , 2026 (pre-business combination) and (2) the expected beneficial ownership following the Closing (post-business combination) of Post-Closing Company Shares (assuming a No Redemptions Scenario and a Maximum Redemptions Scenario as described below) by:

•
each of JATT’s current executive officers and directors, and all executive officers and directors of JATT as a group, in each case pre-business combination;
•
all executive officers and directors of the Post-Closing Company as a group, in each case post-business combination;
•
each person who is known to be the beneficial owner of more than 5% of JATT Ordinary Shares pre-business combination; and
•
each person who is expected to be the beneficial owner of more than 5% of the Post-Closing Company Common Stock post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, JATT believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of JATT Ordinary Shares pre-business combination is based on JATT Ordinary Shares issued and outstanding as of , 2026.

The expected beneficial ownership of the Post-Closing Company Common Stock post-business combination assumes two scenarios: (1) no Public Shares are redeemed, and (2) the maximum number of Public Shares are redeemed. Based on the foregoing assumptions, and in each case including the shares of Post-Closing Company Common Stock to be issued in connection with the PIPE Investment, it is estimated that there would be approximately Post-Closing Company Shares issued and outstanding on a fully diluted basis in the No Redemption Scenario and approximately shares of Post-Closing Company Shares issued and outstanding on a fully diluted basis in the Maximum Redemptions Scenario.

If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under post-business combination in the table that follows will be different.

	Before Business Combination		After Business Combination
			No Redemption		Maximum Redemption
Name and Address of Beneficial Owner	Number of JATT Ordinary Shares	Total Voting %	Number of shares of Post-Closing Company Common Stock	Approximate % of Post-Closing Company Common Stock	Number of shares of Post-Closing Company Common Stock	Approximate % of Post-Closing Company Common Stock
JATT 5% Holders
JATT Ventures II L.P.(1)	1,800,000
Directors and Executive Officers of JATT Before the Business Combination (2)
Someit Sidhu (3)	1,800,000
Jonathon Kluft (4)	25,000
Verender S. Badial (4)	25,000
Christopher Staral (4)	25,000
Arjun Goyal (4)	25,000
Nicholas Fernandez (4)	50,000
All Directors and Executive Officers as a Group (6 persons)	1,800,000
Directors and Named Executive Officers of Talawar After the Business Combination (5)
Marc Schegerin (6)	—
Daniel Becker (7)	—
Christine Borowski (8)	—
Someit Sidhu (3)(9)	1,800,000
Praveen Tipirneni	—
All Directors and Executive Officers as a Group (10 persons)	1,800,000
5% Holders of Talawar After the Business Combination
Khanda Therapeutics, L.P. (10)	—
AI Talawar Investor, LLC (11)
Bain Capital Life Sciences Opportunities Fund IV, L.P. (12)		—
Entities affiliated with Deep Track Capital, LP (13)		—

* Less than 1%

(1)
Consists of 1,500,000 Founder Shares (without giving effect to the Sponsor Forfeiture in the “Before Business Combination” column) and 300,000 Private Placement Shares. JATT Ventures II L.P., the Sponsor, is the record holder of such shares. As of the date of this prospectus, JATT Ventures II Ltd is the sole general partner of the Sponsor, and our Chairman and Chief Executive Officer, Dr. Someit Sidhu is a limited partner of the Sponsor. Dr. Someit Sidhu is also the sole member of JATT Ventures II Ltd. Dr. Someit Sidhu has voting and investment discretion with respect to the ordinary shares held of record by JATT Ventures II L.P. Dr. Someit Sidhu disclaims any beneficial ownership of the securities held by JATT Ventures II L.P. other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(2)
Unless otherwise noted, the principal business address of each of the following entities or individuals is c/o JATT II Acquisition Corp, 153 Central Avenue, C/O 56, Westfield, NJ 07091.
(3)
JATT Ventures II Ltd is the sole general partner of JATT Ventures II L.P., and Dr. Someit Sidhu is a limited partner of JATT Ventures II L.P. Dr. Someit Sidhu is also the sole member of JATT Ventures II Ltd. Dr. Someit Sidhu has voting and investment discretion with respect to the ordinary shares held of record by JATT Ventures II L.P. Includes indirect interest in 150,000 Founder Shares through membership interests in the Sponsor.
(4)
For services as directors and/or officers, such person received indirect interest in Founder Shares through membership interests in the Sponsor.
(5)
Unless otherwise noted, the principal business address of each of the following individuals is c/o Talawar Tx Inc., 303 Wyman Street, PMB 17417506, Suite 300, Waltham, MA 02451.
(6)
Consists of shares of Post-Closing Company Common Stock.

(7)
Dr. Becker is a member of the board of directors of Khanda and is employed as a biotechnology managing director of Access Industries, Inc., an affiliate of AI Talawar Investor LLC (“AI Talawar”) and Khanda. Dr. Becker expressly disclaims beneficial ownership of the securities held by AI Talawar and Khanda. See also footnotes 10 and 11 below.
(8)
Dr. Borowski is a member of the board of directors of Khanda and is employed as a biotechnology principal of Access Industries, Inc., an affiliate of AI Talawar and Khanda. Dr. Borowski expressly disclaims beneficial ownership of the securities held by AI Talawar and Khanda. See also footnotes 10 and 11 below.
(9)
Dr. Sidhu is the founder and Chief Executive Officer of Khanda and a member of the board of directors of Khanda. See also footnotes 1 and 3 above and footnote 10 below.
(10)
Consists of shares of Post-Closing Company Common Stock upon conversion of Talawar Preferred Shares into Talawar Common Shares immediately prior to the Stock Split. Such Post-Closing Company Common Stock may be deemed to be beneficially owned by Access Industries Management, LLC (“AIM”), Access Industries, Inc. (“AI”), LBIT 2002 LLC (“LBIT”) and Len Blavatnik because (i) Mr. Blavatnik controls AI and LBIT, (ii) AI owns all of the outstanding equity interests in AIM, (iii) AIM is the manager of LBIT and (iv) LBIT controls a majority of the outstanding equity interests of Khanda. In addition, the board of directors of Khanda approves Khanda’s investment and voting decisions by a majority vote, and no individual member of the board of directors of Khanda has the sole control or voting power over the Post-Closing Company Common Stock held by Khanda. Each of the following directors of Talawar are also directors of Khanda, whose board of directors consists solely of the following persons: Dr. Becker, Dr. Borowski and Dr. Sidhu. Under the so-called “rule of three,” if voting and dispositive decisions regarding securities of an issuer such as the Post-Closing Common Stock that are held by an entity such as Khanda are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the issuer’s securities held by that entity. Accordingly, no member of the board of directors of Khanda will be deemed to have or share beneficial ownership of the shares of the Post-Closing Company Common Stock held by Khanda. Each of the directors of Khanda expressly disclaims beneficial ownership of the securities directly held by Khanda. The principal business address of Khanda is 16 East 34th Street, 18th Floor, New York, NY 10016.
(11)
Consists of shares of Post-Closing Company Common Stock issuable upon conversion of its SAFE into Talawar Common Shares immediately prior to the Stock Split and PIPE Shares. Such Post-Closing Company Common Stock and PIPE Shares may be deemed to be beneficially owned AIM, AI, LBIT and Len Blavatnik because (i) Mr. Blavatnik controls AI and LBIT, (ii) AI owns all of the outstanding equity interests in AIM, (iii) AIM is the manager of AI and LBIT and (iv) LBIT controls a majority of the outstanding equity interests of AI Talawar. The principal business address of each of AI Talawar, AI, AIM, LBIT and Mr. Blavatnik is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.
(12)
Consists of PIPE Shares. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of Bain Capital Life Sciences Fund II, L.P., which is the manager of BCLS II Equity Opportunities GP, LLC, which is the general partner of Bain Capital Life Sciences Opportunities Fund IV, L.P. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS II Equity Opportunities, LP. The governance, investment strategy, and decision-making process with respect to investments held by BCLS II Equity Opportunities, LP are directed by the partners of BCLSI, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of BCLS II Equity Opportunities, LP is c/o Bain Capital Life Sciences, 200 Clarendon Street, Boston, MA 02116.
(13)
Consists of (i) PIPE Shares held by Deep Track Biotechnology Master Fund, Ltd. (“Master Fund”), and (ii) PIPE Shares held by Deep Track Special Opportunities Fund, LP (“Special Opportunities Fund”). David Kroin is the managing member of Deep Track Capital GP, LLC (the “General Partner”). The General Partner is the general partner of Deep Track Capital, LP (the “Investment Manager”). The Investment Manager is the Investment Manager for Master Fund and for Special Opportunities Fund. The address of the fund is c/o Deep Track Capital L.P., 200 Greenwich Ave, 3rd Floor, Greenwich CT, 06830.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

JATT Related Person Transactions

Unless the context indicates or otherwise requires, references in this subsection to “we,” “us” or the “Company” refer to JATT.

Founder Shares

On February 13, 2026, the Sponsor paid $25,000, or approximately $0.014 per share to cover certain offering costs, in exchange for 1,725,000 Founder Shares. On June 6, 2026, the underwriter over-allotment option to purchase 900,000 Public Shares expired, resulting in the forfeiture of 225,000 Founder Shares pursuant to the terms of that certain letter agreement among us, JATT Ventures II L.P. and each of our officers and directors. Our management team has received indirect interest in Founder Shares through membership interests in the Sponsor, including (i) to our Chief Executive Officer, Dr. Someit Sidhu 150,000 Founder Shares for his services, (ii) to our Chief Financial Officer, Mr. Nicholas Fernandez 50,000 Founder Shares for his services, (iii) to each of our independent directors 25,000 Founder Shares for their board services, and (iv) to an independent consultant 25,000 Founder Shares for his services in connection to the IPO. Our management team may also purchase additional membership interests in the Sponsor to receive indirect interest in ordinary shares held by the Sponsor.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) 180 days after the completion of a Business Combination subsequent to a Business Combination and (B) the date on which JATT completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Public ordinary shares for cash, securities or other property.

Private Placement Shares

Simultaneously with the IPO, JATT consummated the Private Placement of 300,000 Private Placement Shares to the Sponsor at a price of $10.00 per share, generating gross proceeds of $3,000,000. The Private Placement Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.

Promissory Note

On February 12, 2026, the Sponsor entered into an agreement to loan JATT an aggregate of up to $300,000 to be used for a portion of the expenses of the IPO. The loan was non-interest bearing, unsecured and due at the earlier of the closing of its initial public offering or the date on which JATT determines not to conduct an initial public offering. The Company had borrowed $106,141 under the promissory note which was fully repaid subsequent to the closing of the IPO on April 20, 2026.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of JATT’s officers and directors may, but are not obligated to, loan JATT funds as may be required (“Working Capital Loans”). If JATT completes a Business Combination, JATT would repay the Working Capital Loans out of the proceeds of the Trust Account released to JATT. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, JATT may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement shares of the post-Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. As of June 30, 2026, JATT had no outstanding borrowings or commitments under the Working Capital Loans.

Administrative Services Agreement

Commencing on April 16, 2026, the effective date of the IPO registration statement, JATT entered into the Administrative Services Agreement with the Sponsor to pay an aggregate of $20,000 per month (the “Administrative Services Fee”) for officer compensation and administrative services. For the three months ended June 30, 2026 and for the period from January 13, 2026 (inception) through June 30, 2026, JATT incurred $50,000 in fees for these services.

Chief Financial Officer Payments

Mr. Fernandez received a lump-sum compensation of $35,714 from the Sponsor at the closing of the IPO for his service provided in relation to the IPO. In addition, Mr. Fernandez will also receive $8,928 from the Sponsor on a monthly basis out of the Administrative Services Fee, for his continued service as the Chief Financial Officer of JATT, from the close of the IPO until completion of JATT’s initial business combination. If JATT completes an initial business combination prior to the date that is 24 months from the closing of this offering, Mr. Fernandez shall receive at the completion of our initial business combination an additional amount such that the aggregate compensation Mr. Fernandez receives through closing of the business combination shall be no less than $250,000.

Registration Rights and Lock-Up Agreement

In connection with the Closing, JATT’s officers and directors, the Sponsor and its members and certain other security holders named therein, will each enter into the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, the Post-Closing Company will agree to use commercially reasonable efforts to file with the SEC the Resale Registration Statement within 30 calendar days following the Closing Date, and to cause the Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filing, but in no event later than the 60th calendar day (or 90th calendar day if the SEC notifies the Post-Closing Company that it will “review” the Resale Registration Statement) following the filing date thereof, and will each be entitled to customary piggyback registration rights, and the Sponsor will have the right to initiate two underwritten offerings under the Registration Rights and Lock-Up Agreement. The Registration Rights and Lock-Up Agreement will also provide that, for a period of one hundred eighty (180) days after the Closing, subject to certain exceptions, the holders party to the Registration Rights and Lock-Up Agreement will not, with respect to the Lock-Up Shares (as defined in the Registration Rights and Lock-Up Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder with respect to, any security, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii). For more information, see “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Registration Rights and Lock-Up Agreement.”

Talawar Related Person Transactions

Unless indicated otherwise, references in this subsection to “Talawar,” “the Company,” “we,” “us” or “our” refer to the business of Talawar prior to the consummation of the Business Combination, which will be the business of the Post-Closing Company and its subsidiaries following the Closing.

The following is a summary of each transaction or series of similar transactions since April 1, 2026 (inception), or any currently proposed transaction, in which we were, are, or would be a party that involved:

•
amounts that exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•
any of our directors or executive officers, any holder of 5% of any class of our capital stock or an affiliate or immediate family member of the foregoing persons had or will have a direct or indirect material interest.

During such period, the beneficial owners of more than 5% of Talawar Shares (or securities convertible into Talawar Shares) were Khanda and AI Talawar. Three of our directors (Dr. Becker, Dr. Borowski and Dr. Sidhu) serve as members of the board of directors of Khanda and Dr. Sidhu is the founder of Khanda and also serves as Khanda’s Chief Executive Officer.

In addition, Dr. Sidhu is the Chairman and Chief Executive Officer of JATT, the sole member of JATT Ventures II Ltd, which is the sole general partner of Sponsor, and a limited partner of the Sponsor.

We also believe Access Industries, Inc. (“Access”) to be a related party because it is the parent company of Access Industries Management, LLC (“AIM”), which is the manager of AI Talawar and certain entities that control a majority of Khanda’s outstanding equity interests and have appointed a majority of the members of the board of directors of Khanda, and as a result, have effective control over the appointment of any executive officers of Khanda. In addition, two of our directors (Dr. Becker and Dr. Borowski) are employed by and serve as a managing director and a principal, respectively, of Access.

For detail regarding beneficial ownership of the Post-Closing Company’s common stock, see the section titled “Beneficial Ownership of Securities.”

Private Placements of Securities

SAFE Financing and Issuance of Series L Preferred Stock

On May 8, 2026, we issued 9,000,000 shares of our Series L Preferred Stock to Khanda as partial consideration under the TALA-125 License Agreement. See “—Khanda Agreements—TALA-125 License Agreement”.

On May 11, 2026, we completed the SAFE financing and issued and sold to AI Talawar a SAFE for aggregate gross proceeds of $18.2 million. The SAFE will convert into Post-Closing Company Shares in connection with the Business Combination.

PIPE Financing

On June 29, 2026, in connection with the execution of the Business Combination Agreement, we entered into PIPE Subscription Agreements with certain investors relating to the PIPE Financing. Pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to purchase an aggregate of 22,500,000 PIPE Shares, at a price of $10.00 per share, for aggregate gross proceeds to the Post-Closing Company of $225.0 million. The closing of the PIPE Financing is conditioned upon the listing of the Post-Closing Company’s Common Stock on Nasdaq as well as the satisfaction of all conditions precedent set forth in the Business Combination Agreement, unless waived by the parties thereto in accordance with the requirements of the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing). Three of the PIPE Investors or their affiliates are expected to be beneficial owners of more than 5% of Post-Closing Company capital stock immediately following the Closing. The table below sets forth the number of shares of our common stock expected to be purchased by such holders at the Closing in the PIPE Financing. In addition, our Chief Executive Officer, Marc Schegerin, entered into a Subscription Agreement as part of the PIPE Financing committing to invest $500,000 on the same terms and conditions as the other PIPE Investors.

Participant	Shares of Our Common Stock	Total Purchase Price
AI Talawar	4,000,000	$40,000,000
Bain Capital Life Sciences Opportunities Fund IV, L.P.	3,000,000	$30,000,000
Entities affiliated with Deep Track Capital, LP	2,500,000	$25,000,000

Khanda Agreements

License Agreements

In May and June 2026, we entered into the Khanda Agreements.

Under the TALA-125 License Agreement, we were granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit TALA-125 Products in the TALA-125 Field throughout the world. As partial consideration of the licenses granted under the TALA-125 License Agreement, we issued 9,000,000 shares of our Series L Preferred Stock and, upon the Closing, we are obligated to pay $18,000,000 to Khanda as reimbursement for the costs incurred by Khanda for the research and development of the patents and know-how licensed to us. Pursuant to the TALA-125 License Agreement, on each of the first and second anniversaries of the Closing, the Post-Closing Company will be obligated to issue to Khanda equity equal to 1.0% of the outstanding shares of the Post-Closing Company as of each of the applicable grant dates, on a fully diluted basis (including, for the avoidance of doubt, all shares issuable upon the exercise or conversion of any convertible securities, stock options, warrants or similar instruments). We are also required to pay Khanda up to $25 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable TALA-125 Product. We are also required to pay Khanda tiered mid-single-digit royalties on aggregate annual net sales of all TALA-125 Products. The royalties are subject to reduction under certain customary circumstances. We are also obligated to reimburse Khanda for any payments owed under Khanda’s existing upstream license agreements that are attributable to the exercise of any right sublicensed to us by Khanda under the TALA-125 License Agreement. The shares were valued at $1.06 per share, resulting in aggregate consideration of $9.5 million. The fair value of the shares issued was recognized as research and development expense during the period from April 1, 2026 (inception) through June 30, 2026 as acquired IPR&D associated with the TALA-125 License Agreement. During the period from April 1, 2026 (inception) through June 30, 2026, Talawar recognized total research and development expense of $11.9 million related to the TALA-125 License Agreement.

Under the DC License Agreement, Khanda will conduct the DC Program, and we are granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit TALA-307 Products in the TALA-307 Field throughout the world. We will be required to pay Khanda up to $26 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable TALA-307 Product. We will also be required to pay Khanda tiered low to mid-single-digit royalties on aggregate annual net sales of all TALA-307 Products. The royalties are subject to reduction under certain customary circumstances. Upon the earlier completion of the DC Program or achievement of a drug product candidate profile by, or selection of a development candidate from, the bispecific antibodies generated under the DC Program, we will be required to reimburse Khanda an amount equal to the greater of (a) the costs incurred by Khanda in its performance of the DC Program plus a mark-up or (b) $2.5 million; provided if such reimbursement becomes due prior to the Closing, such reimbursement can be deferred until after the Closing. We are also obligated to reimburse Khanda for any payments owed under Khanda’s existing upstream license agreements that are attributable to the exercise of any right sublicensed to us by Khanda under the DC License Agreement. During the period from April 1, 2026 (inception) through June 30, 2026, Talawar has not recognized research and development expenses related to the DC License Agreement.

Under the Antibody Discovery and Option Agreement, we have the exclusive option, on a Research Program-by-Research Program basis to be granted an exclusive license under all of Khanda’s right, title, and interest in and to certain intellectual property resulting from the applicable Research Program to develop, manufacture, and commercialize the antibodies directed to the selected targets that are generated under the applicable Research Program. We are obligated to pay Khanda, on a Research Program-by-Research Program basis, a research initiation fee of $1.25 million following mutual agreement on the finalized research plan for the applicable Research Program. We are also required to reimburse Khanda for the costs it incurs in connection with its performance of each Research Program, including costs incurred by Khanda for the initial Research Program prior to the effective date of the Antibody Discovery and Option Agreement, plus a mark-up. We are also obligated to pay Khanda, on a Research Program-by-Research Program basis, up to $26.5 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable Research Program. If we exercise our Option for a given Research Program and the executed license agreement includes a corresponding development or regulatory milestone event, then we will be required to pay the corresponding milestone payment only under the applicable license agreement in connection with the achievement of such milestone. During the period from April 1, 2026 (inception) through June 30, 2026, Talawar has not recognized research and development expense related to the Antibody Discovery and Option Agreement.

For additional detail regarding our licensing arrangements with Khanda see the section titled “Information About Talawar — Our License and Option Agreements.”

Transitional Services Agreement

On August 26, 2026, we entered into a Transitional Services Agreement (the “TSA”), effective to May 1, 2026, with Khanda, pursuant to which Khanda provides us with general and administrative support on a fee for services basis, as well as a limited number of specialized scientific and drug development services, including in the area of chemistry, manufacturing and controls. We are invoiced for services provided as costs are incurred based on Khanda’s actual internal and external costs plus a markup to cover overhead and administration. Unless extended, the TSA is scheduled to expire on April 30, 2027 and we can elect to terminate early with 30 days prior written notice to Khanda. As of June 30, 2026, we accrued $0.6 million of expenses to be payable to Khanda under the TSA.

Other Agreements

Registration Rights and Lock-Up Agreement

In connection with the Closing, Khanda and AI Talawar will each enter into the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, we will agree to use commercially reasonable efforts to file with the SEC the Resale Registration Statement within 30 calendar days following the Closing Date, and to cause the Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filing, but in no event later than the 60th calendar day (or 90th calendar day if the SEC notifies the Post-Closing Company that it will “review” the Resale Registration Statement) following the filing date thereof. Khanda and AI Talawar will each be entitled to customary piggyback registration rights, as well as the right to each initiate an aggregate of two underwritten offerings between them under the Registration Rights and Lock-Up Agreement. The Registration Rights and Lock-Up Agreement will also provide that, for a period of one hundred eighty (180) days after the Closing, subject to certain exceptions, the holders party to the Registration Rights and Lock-Up Agreement will not, with respect to the Lock-Up Shares (as defined in the Registration Rights and Lock-Up Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder with respect to, any security, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii). For more information, see “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Registration Rights and Lock-Up Agreement.”

Indemnification Agreements and Insurance

We have entered into an indemnification agreement with each of our directors and certain of our officers, and we may enter into an indemnification agreement with other of our officers. In addition, we have purchased directors’ and officers’ liability insurance. The indemnification agreements require us to indemnify such persons to the fullest extent permitted under Delaware law.

Equity Grants to Directors and Officers

We have made equity grants under the 2026 Equity Plan to certain of our directors and officers, which plan is more fully described in the section titled “Executive and Director Compensation of Talawar”.

Policies for Approval of Related Party Transactions

Following the Closing, we anticipate that the Post-Closing Company will adopt a related party transaction approval policy and the Post-Closing Company’s audit committee will be responsible for the review, consideration and approval or ratification of related party transactions.

SECURITIES ACT RESTRICTIONS ON RESALE OF POST-CLOSING COMPANY’S SECURITIES

Shares Eligible for Future Sales

Based on the unaudited pro forma combined financial information and the assumptions set out therein and elsewhere in this proxy statement/prospectus, immediately following the consummation of the Business Combination, the Post-Closing Company will have up to 42,684,278 shares of the Post-Closing Company Common Stock issued and outstanding, assuming the No Redemptions Scenario or up to 36,684,278 shares of the Post-Closing Company Common Stock outstanding, assuming the Maximum Redemptions Scenario. Except pursuant to the letter agreement dated April 16, 2026, with the Insiders, the Registration Rights and Lock-Up Agreement to be entered into at Closing, all of the Post-Closing Company Common Stock issued in connection with the Business Combination will be freely transferable by persons other than by the Post-Closing Company’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of shares of the Post-Closing Company Common Stock in the public market could adversely affect prevailing market prices of the Post-Closing Company Common Stock. Prior to the Business Combination, there has been no public market for the Post-Closing Company Common Stock.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of the Talawar Tx Inc. employees, consultants or advisors who purchases the Post-Closing Company Common Stock in connection with a compensatory stock plan or other written agreement executed prior to the Closing is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights and Resale Registration Statement

At the Closing, the Post-Closing Company, the Insiders, and certain holders of Post-Closing Company Common Stock, will enter into the Registration Rights and Lock-Up Agreement, pursuant to which, upon Closing, the Post-Closing Company Common Stock held by the parties thereto (including shares of the Post-Closing Company Common Stock issuable upon conversion or exchange of other securities) will bear customary demand, piggy-back and shelf registration rights.

Additionally, each PIPE Investor will have registration rights with respect to the PIPE Shares pursuant to the PIPE Subscription Agreements.

Pursuant to the Registration Rights and Lock-Up Agreement, the Post-Closing Company will agree, and pursuant to the PIPE Subscription Agreements, the Post-Closing Company has agreed, to use its commercially reasonable efforts to file a resale registration statement under the Securities Act, not later than 30 days following the consummation of the Business Combination to register certain registrable securities held by the parties thereto. It is estimated that an aggregate of approximately shares of the Post-Closing Company Common Stock will be subject to registration rights immediately following Closing pursuant to the Registration Rights and Lock-Up Agreement and the PIPE Subscription Agreements, representing approximately % of the total issued and outstanding shares of the Post-Closing Company Common Stock following the Business Combination, assuming the Maximum Redemptions Scenario. For more information, see “Proposal No. 1 - The Business Combination Proposal - Certain Agreements Related to the Business Combination - Registration Rights and Lock-Up Agreement.”

Sales of a large number of shares of the Post-Closing Company Common Stock could cause the prevailing market price of the Post-Closing Company Common Stock to decline. See “Risk Factors - Future sales or issuances, or the perception of future sales or issuances, by the Post-Closing Company or its stockholders in the public market could cause the market price for the Post-Closing Company’s securities to decline and dilution to the Post-Closing Company’s stockholders.”

Securities Act Restrictions on Resale of the Post-Closing Company Securities

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted the Post-Closing Company Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Post-Closing Company at the time of, or at any time during the three months preceding, a sale and (ii) the Post-Closing Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale, has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Post-Closing Company was required to file reports) preceding the sale, and has submitted electronically every interactive data file required to be submitted pursuant to Rule 405 of the Securities Act during the 12 months (or such shorter period as the Post-Closing Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of the Post-Closing Company Common Stock for at least six months but who are affiliates of the Post-Closing Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of the Post-Closing Company Common Stock then outstanding; or
•
the average weekly reported trading volume of the Post-Closing Company Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Post-Closing Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Post-Closing Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business- combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and
•
at least one year has elapsed from the time that the issuer filed Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act) with the SEC reflecting its status as an entity that is not a shell company.

As a result, holders of Post-Closing Company Common Stock will be able to sell their Post-Closing Company Shares, pursuant to Rule 144 without registration one year after the completion of this business combination.

We anticipate that following the consummation of the Business Combination, Post-Closing Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

APPRAISAL RIGHTS

Appraisal Rights of JATT Shareholders

The Cayman Islands Companies Act (As Revised) (the “Cayman Act”) prescribes when shareholder appraisal rights are available and sets limitations on such rights. JATT shareholders will have appraisal rights and dissenter’s rights under Section 238 and 239 of the Cayman Act. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the Public Shareholders are still entitled to exercise the rights of redemption as set out herein, and the JATT Board has determined that the redemption proceeds payable to shareholders who exercise such redemption rights represent the fair value of those shares.

Section 238. (1) of the Companies Act provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

Section 239. (1) of the Companies Act provides that no rights under section 238 of the Companies Act shall be available in respect of the shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Companies Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).

JATT shareholders who are considering exercising dissenter’s rights are advised to consult appropriate legal counsel.

SUBMISSION OF SHAREHOLDER PROPOSALS

The JATT Board is aware of no other matter that may be brought before the Extraordinary General Meeting. Under the Articles of Association, shareholders are only entitled to submit proposals for consideration at annual general meetings and therefore are not entitled to submit proposals for consideration at the Extraordinary General Meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals

The Public Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Public Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that: (1) is specified in the notice of such meeting (or any supplement thereto); (2) is brought by or at the direction of the Post-Closing Company Board or any formally authorized committee of the Post-Closing Company Board; (3) may be provided in the certificate of designations for any class or series of Post-Closing Company preferred stock; or (4) is otherwise properly brought before such meeting by a stockholder who (a) is a stockholder of record (i) at the time of giving timely notice in writing to the Post-Closing Company’s secretary, (ii) on the record date for the determination of stockholders entitled to notice of such meeting, (iii) on the record date for the determination of stockholders entitled to vote at such meeting, and (iv) at the time of such meeting and (b) has complied with the notice procedures specified in the Public Bylaws in all applicable respects. To be timely, a stockholder’s notice must be received by Post-Closing Company’s secretary at the Post-Closing Company’s principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders.

If no annual meeting was held in the preceding year or the date of the Post-Closing Company’s annual meeting of stockholders has been advanced more than 30 days prior to or delayed by more than 70 days after the first anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be received by the Post-Closing Company’s secretary at the Post-Closing Company’s principal executive offices no earlier than the 120th day prior to the day of the annual meeting and no later than the later of the close of business on (i) the 90th day prior to the day of the annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by the Post-Closing Company. Stockholder proposals must also comply with all applicable requirements under the Public Bylaws, the Exchange Act and the rules and regulations thereunder.

The Public Bylaws provide that the foregoing notice requirements with respect to the proposal of any business at an annual meeting will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Post-Closing Company in compliance with Rule 14a-8 under the Exchange Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Post-Closing Company to solicit proxies for the meeting. Under Rule 14a-8 of the Exchange Act, a stockholder proposal (other than nominations) to be included in the proxy statement and proxy card for the 2027 annual meeting pursuant to Rule 14a-8 must be received at the Post-Closing Company’s principal executive offices at a reasonable time before the Post-Closing Company begins to print and send its proxy materials and must comply with Rule 14a-8.

Stockholder Director Nominees

The Public Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by the Public Bylaws and must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19. In addition, the stockholder must give timely notice to the Post-Closing Company’s secretary in accordance with the Public Bylaws, which, in general, require that the notice be received by the Post-Closing Company’s secretary within the time periods described above under the section entitled “Stockholder Proposals.”

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the JATT Board, any committee chairperson or the non-management directors as a group by writing to the JATT Board or committee chairperson in care of JATT II Acquisition Corp., 153 Central Avenue, C/O 56, Westfield, NJ 07091. Following the Closing, such communications should be sent to the Post-Closing Company Board at 303 Wyman Street, PMB 17417506, Suite 300, Waltham, MA 02451. Each communication will be forwarded, depending on the subject matter, to the JATT Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Cooley LLP, New York, New York will pass upon the validity of the securities of the Post-Closing Company offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus. Certain legal matters relating to U.S. law will be passed upon for JATT by Greenberg Traurig, LLP, New York, New York. Certain Cayman Islands matters will be passed upon for JATT by Appleby (Cayman) Ltd.

EXPERTS

The financial statements of Talawar Tx Inc. (the “Company”) as of April 30, 2026, included in this proxy statement/prospectus have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

The financial statements of JATT II Acquisition Corp as of February 13, 2026, and for the period from January 13, 2026 (inception) through February 13, 2026 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which includes an explanatory paragraph regarding JATT II Acquisition Corp’s ability to continue as a going concern), appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, JATT and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of JATT’s annual report to shareholders and this proxy statement/prospectus. Upon written or oral request, JATT will deliver a separate copy of the annual report and/or this proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and that wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that JATT deliver single copies of such documents in the future. Shareholders may notify JATT of their requests by calling or writing JATT at its principal executive offices at JATT II Acquisition Corp., 153 Central Avenue, C/O 56, Westfield, NJ 07091.

ENFORCEABILITY OF CIVIL LIABILITY

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

JATT files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read JATT’s SEC filings, including this proxy statement/prospectus, on the Internet at the SEC’s website at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

All information contained in this document relating to JATT has been supplied by JATT, and all such information relating to Talawar has been supplied by Talawar. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you are a JATT shareholder and would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

JATT II Acquisition Corp

153 Central Avenue, C/O 56

Westfield, NJ 07091

or:

Call Toll-Free

Email: if you are a JATT shareholder and would like to request documents, please do so no later than five business days prior to the Extraordinary General Meeting, in order to receive them before the Extraordinary General Meeting. If you request any documents from JATT, JATT will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement/prospectus of JATT for the Extraordinary General Meeting. JATT has not authorized anyone to give any information or make any representation about the Business Combination, Talawar, or JATT that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Talawar Tx Inc.

Waltham, Massachusetts

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Talawar Tx Inc. (the “Company”) as of April 30, 2026 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s expectations of continuing losses and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company's auditor since 2026.

Boston, Massachusetts

August 28, 2026

TALAWAR TX INC.

BALANCE SHEET

(In thousands, except share and per share amounts)

Assets	April 30, 2026
Total assets	$—
Liabilities and Stockholders' Deficit
Total liabilities	$—
Commitments and contingencies (Note 3)
Stockholders' deficit:
Common stock, $0.00001 par value; 12,000,000 shares authorized as of April 30, 2026, 0 shares issued and outstanding as of April 30, 2026	—
Total stockholders' deficit	—
Total liabilities and stockholders' deficit	$—

The accompanying notes are an integral part of this financial statement.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

1.
Nature of the Business and Basis of Presentation

Background and Basis of Presentation

Talawar Tx Inc. (“Talawar” or the “Company”) was established and incorporated under the laws of the state of Delaware on April 1, 2026 ("Inception"). Talawar is a preclinical stage biotechnology company developing bispecific and multispecific antibody therapeutics for immunology and inflammation (“I&I”) disorders. The Company’s lead product candidate, TALA-125, is a bispecific antibody being developed for subcutaneous administration that is designed to simultaneously bind and inhibit interleukin-13 (“IL-13”) and interleukin-18 (“IL-18”). The Company’s initial focus is on atopic dermatitis (“AD”), a chronic, inflammatory skin disease.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Separate statements of operations, changes in stockholders’ deficit and cash flows have not been presented because there have been no activities in this entity from April 1, 2026 (inception) through April 30, 2026.

Risks and Uncertainties

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, the ability to complete preclinical and clinical trials, the ability to obtain regulatory approval for product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, product liability, uncertainty of market acceptance of products, the ability to raise additional capital to fund operations, and potential delays associated with the Company’s anticipated and planned trials.

Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization of a product. These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

The Company’s potential product candidates will require approval from the U.S. Food and Drug Administration or comparable foreign authorities prior to the commencement of commercial sales. There can be no assurance that the Company’s potential product candidates will receive any approvals required to subsequently commercialize its products. In addition, there can be no assurance that the Company’s potential product candidates, if approved, will be accepted in the marketplace, that any future product candidates can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such product candidates will be successfully marketed, if at all.

Going Concern

The accompanying financial statements have been prepared in accordance with U.S. GAAP applicable to a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not generated any revenue from product sales or other sources. As of April 30, 2026, the Company had no accumulated deficit and no cash.

The Company has devoted, and expects to continue to devote substantially all of its resources to advancing the development of its programs, including preparation for its planned clinical trials, performance of clinical trials and its research and discovery efforts, organizing and staffing the Company, business planning, raising capital, and providing general and administrative support for these operations. Current and future programs will require significant research

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

and development efforts, including preclinical and clinical trials, and regulatory approvals to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales. If the Company obtains regulatory approval for any of its potential product candidates and starts to generate revenue, it expects to incur significant expenses related to developing its internal commercialization capability to support product sales, marketing, and distribution.

As a result, the Company will need substantial additional funding to support its operating activities as it advances its potential product candidates through development, seeks regulatory approval and prepares for and, if any of its potential product candidates are approved, proceeds to commercialization. Until such time as the Company can generate significant revenue from product sales, if ever, the Company expects to finance its operating activities through a combination of equity offerings, debt financings, or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. Adequate funding may not be available to the Company on acceptable terms, or at all. The Company’s ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control. Market volatility resulting from geopolitical and economic instability, including as a result of trade policy, inflation, global wars, including between Russia and Ukraine and in the Middle East, or other factors could also adversely impact the Company’s ability to access capital as and when needed. Most of these developments and factors are outside the Company’s control and could exist for an extended period of time.

If the Company is unable to obtain additional funding, the Company will assess its capital resources and may be required to delay, reduce the scope of or eliminate some or all of its planned operations, which may have a material adverse effect on the Company’s business, financial condition, results of operations and ability to operate as a going concern. The financial statements do not include any adjustments that may result if the Company is not able to continue as a going concern.

Based on its expectations of continuing operating losses and negative cash flows from operations for the foreseeable future, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least twelve months from the date the financial statements are available to be issued.

2.
Common Stock

As of April 30, 2026, the Company had the authority to issue a total of 12,000,000 shares of common stock at a $0.00001 par value. As of April 30, 2026, no shares of common stock were issued and outstanding. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s Board of Directors. In the event of a liquidation event, the holders of common shares will be entitled, on a pro rata basis, to the distributions from the remaining assets of the Company.

3.
Commitments and Contingencies

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with each of its directors and certain of its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its financial statements as of April 30, 2026.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or other litigation relating to claims arising in the ordinary course of business. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and estimated exposure amount. Legal fees and other costs associated with such proceedings are expensed as incurred. As of April 30, 2026, the Company was not a party to any material legal proceedings or claims.

4.
Subsequent Events

The Company has evaluated events and transactions occurring subsequent to April 30, 2026 through August 28, 2026, the date at which the financial statements were available to be issued.

Simple Agreements for Future Equity

On May 8, 2026 and May 11, 2026, the Company entered into two SAFE investments for $1.8 million and $18.2 million with PTSD LLC and AI Talawar Investor LLC, an affiliate of Access Biotechnology, a related party of the Company, respectively. The SAFE investments provide the holders with the right to receive shares of the Company’s preferred stock upon the occurrence of an equity financing.

The SAFE investments contained a number of conversion and redemption provisions, including settlement in cash upon liquidity or dissolution events. The SAFE investments require that the Company issue equity to the SAFE investors in exchange for their investment upon an equity financing. An equity financing was defined as a transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issued and sold preferred stock at a fixed valuation with at least $40.0 million in total proceeds (excluding amounts from converting securities, including the SAFE investments), and at least 25% of the preferred stock issued to new investors. The number of shares to be received by the SAFE investors was determined as the SAFE purchase amount divided by an amount equal to the lowest price per share of the preferred stock sold in the equity financing multiplied by a discount rate equal to 80%. In a liquidity or dissolution event, the SAFE investors’ right to receive cash out was junior to payment of outstanding indebtedness and creditor claims, pari passu with other SAFEs and preferred stock, and senior to common stock. The SAFE investments had no interest rate or maturity date, and the SAFE investors had no voting right prior to conversion.

Business Combination Agreement

On June 29, 2026, the Company, Talawar Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and JATT II Acquisition Corp., a Cayman Islands exempted company (“JATT”), entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the merger as a wholly-owned subsidiary of the Company. The combined company will operate as Talawar Tx Inc. (the public entity following the consummation of the business combination, the “Post-Closing Company”) and is expected to trade on The Nasdaq Capital Market (“Nasdaq”).

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements with certain investors and related parties (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase an aggregate of 22,500,000 shares of common stock, with a par value of $0.00001 per share, of the Post-Closing Company, for a purchase price of $10.00 per share in a private placement, for aggregate gross proceeds to the Post-Closing Company of $225.0 million (the “PIPE Financing”). The closing of the PIPE Financing is conditioned upon, among other things, the listing of the Post-Closing Company’s common stock on Nasdaq as well as the satisfaction of all conditions precedent set forth in the Business Combination Agreement.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

TALA-125 License Agreement

On May 6, 2026 (the “Commencement Date”), Talawar entered into a Patent and Know-How Licence Agreement (the “TALA-125 License Agreement”) with Khanda, pursuant to which Khanda granted Talawar an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise IL-13/IL-18 bispecific antibodies disclosed or claimed in the licensed patents, including TALA-125, and derivatives thereof (“TALA-125 Products”), for the diagnosis, prevention, and treatment of disease in humans throughout the world. Khanda retained no rights to develop, manufacture, or commercialize TALA-125 outside of its role as Talawar’s licensing partner and retained no commercialization rights in any territory.

Talawar concluded that the rights acquired under the TALA-125 License Agreement represent an asset acquisition, with the acquired assets consisting primarily of in-process research and development (“IPR&D”) assets that have no alternative future use. The TALA-125 License Agreement did not qualify as a business combination because substantially all of the fair value of the gross assets acquired was concentrated in the IPR&D assets, which represent a group of similar identifiable assets.

Under the TALA-125 License Agreement, Talawar is also required to reimburse Khanda $18.0 million through a non-refundable, non-creditable reimbursement payment for research and development costs of the patents and know-how licensed to Talawar, including that related to the TALA-125 Products. Such reimbursement amount includes $6.1 million of research and development costs and $1.6 million of general and administrative costs that were incurred by Khanda related to TALA-125 prior to the Commencement Date and a mark-up charged by Khanda. Pursuant to the terms of the TALA-125 License Agreement, the Company is required to pay Khanda the reimbursement payment within 30 days of the closing of a financing transaction pursuant to which Talawar has raised aggregate gross proceeds of at least $100.0 million, of which at least $50.0 million must be contributed by parties other than Khanda or its affiliates (the “Qualified Financing”). The reimbursement payment is accounted for in accordance with ASC 450. The $18.0 million reimbursement payment will be recognized as research and development expense when the closing of the Qualified Financing has occurred. On June 29, 2026, Talawar entered into the Business Combination Agreement pursuant to which it is to become a publicly listed company and a concurrent PIPE Financing with a committed financing amount of $225.0 million. Such PIPE Financing is scheduled to close concurrently with the transactions contemplated by the Business Combination Agreement. Notwithstanding the entry into the Business Combination Agreement and PIPE Financing, as of June 30, 2026, the closing of a Qualified Financing had not occurred. Accordingly, no liability or related research and development expense related to the reimbursement payment was recognized during the period from April 1, 2026 (inception) through June 30, 2026.

Under the TALA-125 License Agreement, Talawar is obligated to make non-refundable milestone payments to Khanda of up to $25.0 million upon the achievement of specified clinical development and regulatory milestones related to TALA-125 Products. In addition, during the royalty term Talawar is required to pay tiered mid single-digit royalties on aggregate net sales of TALA-125 Products, commencing upon the first commercial sale of a TALA-125 Product.

TALA-125 License Agreement – Convertible Preferred Stock

On May 8, 2026, the Company issued 9,000,000 shares of Series L Convertible Preferred Stock (“Convertible Preferred Stock”), with a par value of $0.00001 per share, to Khanda as consideration for intellectual property licensed from Khanda under the TALA-125 License Agreement.

TALA-125 License Agreement – Contingent Equity Payment: Related Party Derivative Liability

Under the terms of the TALA-125 License Agreement, Khanda is entitled to receive, on each of the first and second anniversaries of closing of the transactions contemplated by the Business Combination Agreement, a number of shares equal to 1.00% of Talawar’s then-outstanding common stock on a fully diluted basis (the “Dilution Equity Payment”).

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

DC License Agreement

On June 1, 2026, Talawar entered into a separate Patent and Know-How Licence Agreement with Khanda (the “DC License Agreement”), pursuant to which Khanda will conduct a development program to generate bispecific antibodies directed to IL-13 and an additional undisclosed target (the “DC Program”), and Talawar is granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise the bispecific antibodies directed to IL-13 and the additional target that are generated as part of the DC Program, and derivatives thereof (“TALA-307 Products”) for the diagnosis, prevention, and treatment of disease in humans throughout the world. Khanda retained no rights to develop, manufacture, or commercialize products under the DC License Agreement outside of its conduct of the DC Program and its role as Talawar’s licensing partner.

Talawar concluded that the rights acquired under the DC License Agreement represent an asset acquisition, with the acquired assets consisting primarily of IPR&D assets that have no alternative future use. The DC License Agreement did not qualify as a business combination because substantially all of the fair value of the gross assets acquired was concentrated in the IPR&D assets, which represent a group of similar identifiable assets.

Under the DC License Agreement, Talawar is required to reimburse Khanda an amount equal to the greater of (i) $2.5 million or (ii) the costs incurred by Khanda in its performance of the DC Program plus a mark-up (the “TALA-307 Reimbursement Payment”). The TALA-307 Reimbursement Payment is payable within 30 days following the earliest to occur of (a) completion of the DC Program, (b) achievement of a drug product candidate profile by, or selection of a development candidate from, the bispecific antibodies generated under the DC Program, or (c) termination of the DC License Agreement. However, if such reimbursement becomes due prior to the closing of a Qualified Financing, the TALA-307 Reimbursement Payment will instead become payable within 30 days following the closing of the Qualified Financing.

Under the DC License Agreement, Talawar is required to make non-refundable milestone payments to Khanda of up to $26.0 million upon the achievement of specified clinical development and regulatory milestones related to TALA-307 Products. In addition, during the royalty term Talawar is required to pay tiered low-to-mid single-digit royalties on net sales of TALA-307 Products, commencing upon the first commercial sale of a TALA-307 Product.

Antibody Discovery and Option Agreement

On June 1, 2026, Talawar entered into a separate Antibody Discovery and Option Agreement with Khanda (the “Option and Discovery Agreement”), pursuant to which Khanda will conduct one or more research programs to generate multispecific antibodies directed to mutually agreed targets (each, a “Research Program”). Under the Option and Discovery Agreement, the Company has an exclusive option, on a Research Program-by-Research Program basis to be granted an exclusive license under all of Khanda’s right, title, and interest in and to certain intellectual property resulting from the applicable Research Program to develop, manufacture, and commercialize the antibodies directed to the selected targets that are generated under the applicable Research Program, derivatives or modifications thereof and products comprising such antibodies for the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas throughout the world.

Under the Option and Discovery Agreement, on a Research Program-by-Research Program basis, Talawar is required to (i) reimburse Khanda for the costs it incurs in connection with its performance of each Research Program, including costs incurred by Khanda for the initial Research Program prior to the effective date of the Option and Discovery Agreement, plus a mark-up (the “Development Costs”) and (ii) pay to Khanda a non-refundable research initiation fee of $1.25 million (the “Initiation Fee”). The Initiation Fee is payable on the later of (a) 30 days following agreement by the parties on the finalized research plan for the applicable Research Program and (b) 15 days following the completion of a Qualified Financing. The Initiation Fee is non-refundable, non-creditable, and separate from any Development Costs associated with a particular Research Program.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Audited)

(In thousands, except share and per share amounts)

The Initiation Fee is accounted for in accordance with ASC 450. The Initiation Fee will be recognized as research and development expense upon the later of (i) following agreement by the parties on the finalized research plan for the applicable Research Program and (ii) when the closing of the Qualified Financing has occurred. As of June 30, 2026, Talawar determined that neither an agreement by the parties on a finalized research plan for a Research Program nor the closing of a Qualified Financing had occurred.

Talawar is also obligated to pay Khanda, on a Research Program-by-Research Program basis, up to $26.5 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable Research Program. If Talawar exercises its option for a given Research Program and the executed license agreement includes a corresponding development or regulatory milestone event, then Talawar will be required to pay the corresponding milestone payment only under the applicable license agreement in connection with the achievement of such milestone. Additional royalty payments may also become payable pursuant to the terms of the applicable license agreement.

Stock-based Compensation

On May 8, 2026, as a means to secure the benefits arising from capital stock ownership by its employees, officers, and directors, as well as outside consultants and advisors, the Company adopted the Talawar Tx Inc. 2026 Equity Incentive Plan (the “2026 Plan”) for the issuance of stock options, restricted stock units and awards and stock appreciation rights. As Pursuant to the provisions of the 2026 Plan, the Company’s Board of Directors approved an increase in the total number of shares of the Company’s common stock reserved for issuance, effective August 7, 2026, from 641,134 to 3,000,000 shares.

On August 7, 2026, the Company issued options to purchase an aggregate 2,336,494 shares of common stock with an exercise price of $6.11 per share to employees and members of the Board of Directors, subject to both service-based and performance-based vesting conditions. The options have a contractual term of ten years.

TALAWAR TX INC.

UNAUDITED CONDENSED BALANCE SHEET

(In thousands, except share and per share amounts)

June 30, 2026
Assets
Current assets:
Cash	$19,311
Deferred offering costs	1,776
Prepaid expenses and other current assets	60
Total assets	$21,147
Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$1,444
Accrued expenses (includes $587 owed to a related party)	4,819
Related party derivative liability, current portion	3,000
Total current liabilities	9,263
Long term liabilities
Related party derivative liability, non-current portion	3,100
Related party SAFE investment	20,816
SAFE investment	2,084
Total liabilities	35,263
Commitments and contingencies (Note 10)
Convertible preferred stock:
Series L Convertible preferred stock, $0.00001 par value; 9,000,000 shares authorized, issued and outstanding as of June 30, 2026; liquidation preference of $5,750 as of June 30, 2026	9,540
Stockholders' deficit:
Common stock, $0.00001 par value; 12,000,000 shares authorized as of June 30, 2026, 506,159 shares issued and outstanding as of June 30, 2026	—
Additional paid-in capital	13
Accumulated deficit	(23,669)
Total stockholders' deficit	(23,656)
Total liabilities, convertible preferred stock and stockholders' deficit	$21,147

The accompanying notes are an integral part of these condensed financial statements.

TALAWAR TX INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

(In thousands, except share and per share amounts)

Period from April 1, 2026 (inception) to June 30, 2026
Operating expenses:
Research and development (includes $11,931 from related parties)	$15,554
General and administrative (includes $183 from related parties)	1,178
Total operating expenses	16,732
Loss from operations	(16,732)
Other income (expense), net:
Interest income	63
Change in fair value of related party derivative liability	(4,100)
Change in fair value of related party SAFE investments	(2,636)
Change in fair value of SAFE investments	(264)
Total other expense, net	(6,937)
Net loss	$(23,669)

Net loss per share attributable to common stockholders, basic and diluted	$(83.44)
Weighted-average common shares outstanding, basic and diluted	283,672

The accompanying notes are an integral part of these condensed financial statements.

TALAWAR TX INC.

UNAUDITED CONDENSED STATEMENT OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(In thousands, except share amounts)

	Series L Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances as of April 1, 2026 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock	—	—	506,159	—	—	—	—
Issuance of Series L convertible preferred stock	9,000,000	9,540	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	13	—	13
Net loss	—	—	—	—	—	(23,669)	(23,669)
Balances as of June 30, 2026	9,000,000	$9,540	506,159	$—	$13	$(23,669)	$(23,656)

The accompanying notes are an integral part of these condensed financial statements.

TALAWAR TX INC.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

Period from April 1, 2026 (inception) to June 30, 2026
Cash flows from operating activities:
Net loss	$(23,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	13
Non-cash research and development expense related to TALA-125 License Agreement with a related party	11,540
Non-cash issuance cost expense related to SAFE investments	38
Change in fair value of related party derivative liability	4,100
Change in fair value of related party SAFE investments	2,636
Change in fair value of SAFE investments	264
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(60)
Accounts payable	1,406
Accrued payable	3,042
Net cash used in operating activities	(689)
Cash flows from financing activities:
Proceeds from the issuance of related party SAFE investments	18,180
Proceeds from the issuance of SAFE investments	1,820
Net cash provided by financing activities	20,000
Net increase in cash	19,311
Cash at beginning of period	—
Cash at end of period	$19,311
Supplemental disclosure of non-cash financing activities:
Deferred offering costs in accrued expenses	$1,776
Issuance costs related to the SAFE investments in accounts payable	$38
Issuance of related party derivative liability	$2,000
Issuance of Series L convertible preferred stock	$9,540

The accompanying notes are an integral part of these condensed financial statements.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

1.
Nature of the Business and Basis of Presentation

Background and Business Combination Agreement

Talawar Tx Inc. (“Talawar” or the “Company”) was established and incorporated under the laws of the state of Delaware on April 1, 2026. Talawar is a preclinical stage biotechnology company developing bispecific and multispecific antibody therapeutics for immunology and inflammation (“I&I”) disorders. The Company’s lead product candidate, TALA-125, is a bispecific antibody being developed for subcutaneous administration that is designed to simultaneously bind and inhibit interleukin-13 (“IL-13”) and interleukin-18 (“IL-18”). The Company’s initial focus is on atopic dermatitis (“AD”), a chronic, inflammatory skin disease.

On June 29, 2026, the Company, Talawar Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and JATT II Acquisition Corp., a Cayman Islands exempted company (“JATT”), entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into JATT, with JATT surviving the merger as a wholly-owned subsidiary of the Company. The combined company will operate as Talawar Tx Inc. (the public entity following the consummation of the business combination, the “Post-Closing Company”) and is expected to trade on The Nasdaq Capital Market (“Nasdaq”).

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements with certain investors and related parties (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase an aggregate of 22,500,000 shares of common stock, with a par value of $0.00001 per share, of the Post-Closing Company, for a purchase price of $10.00 per share in a private placement, for aggregate gross proceeds to the Post-Closing Company of $225.0 million (the “PIPE Financing”). The closing of the PIPE Financing is conditioned upon, among other things, the listing of the Post-Closing Company’s common stock on Nasdaq as well as the satisfaction of all conditions precedent set forth in the Business Combination Agreement.

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. These condensed financial statements include only normal and recurring adjustments the Company believes are necessary to fairly state the Company’s financial position and the results of its operations and cash flows. The results for the period from April 1, 2026 (inception) to June 30, 2026 are not necessarily indicative of results expected for the full fiscal year or any subsequent interim period. The accompanying condensed financial statements are unaudited, but in the opinion of management contain all adjustments, including normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2026, and the results of its operations and its cash flows for the period from April 1, 2026 (inception) to June 30, 2026.

Risks and Uncertainties

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, the ability to complete preclinical and clinical trials, the ability to obtain regulatory approval for product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, product liability, uncertainty of market acceptance of products, the ability to raise additional capital to fund operations, and potential delays associated with the Company’s anticipated and planned trials.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization of a product. These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

The Company’s potential product candidates will require approval from the U.S. Food and Drug Administration or comparable foreign authorities prior to the commencement of commercial sales. There can be no assurance that the Company’s potential product candidates will receive any approvals required to subsequently commercialize its products. In addition, there can be no assurance that the Company’s potential product candidates, if approved, will be accepted in the marketplace, that any future product candidates can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such product candidates will be successfully marketed, if at all.

Going Concern

The accompanying condensed financial statements have been prepared in accordance with U.S. GAAP applicable to a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not generated any revenue from product sales or other sources and has incurred significant operating losses and negative cash flows from operations since inception. The Company has incurred a net loss of $23.7 million during the period from April 1, 2026 (inception) to June 30, 2026. As of June 30, 2026, the Company had an accumulated deficit of $23.7 million. As of June 30, 2026, the Company had $19.3 million in cash.

Since inception, the Company has funded its operations with proceeds from the entry into Simple Agreements for Future Equity (“SAFE”) investments, from which the Company received aggregate gross proceeds of $20.0 million in May 2026. Since inception, the Company has experienced significant losses and incurred negative cash flows from operations. The Company expects to continue to incur further losses over the next several years as it develops its business. The Company has devoted, and expects to continue to devote substantially all of its resources to advancing the development of its programs, including preparation for its planned clinical trials, performance of clinical trials and its research and discovery efforts, organizing and staffing the Company, business planning, raising capital, and providing general and administrative support for these operations. Current and future programs will require significant research and development efforts, including preclinical and clinical trials, and regulatory approvals to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales. If the Company obtains regulatory approval for any of its potential product candidates and starts to generate revenue, it expects to incur significant expenses related to developing its internal commercialization capability to support product sales, marketing, and distribution.

As a result, the Company will need substantial additional funding to support its operating activities as it advances its potential product candidates through development, seeks regulatory approval and prepares for and, if any of its potential product candidates are approved, proceeds to commercialization. Until such time as the Company can generate significant revenue from product sales, if ever, the Company expects to finance its operating activities through a combination of equity offerings, debt financings, or other capital sources, including potential collaborations, out-licenses or dispositions and other similar arrangements. Adequate funding may not be available to the Company on acceptable terms, or at all. The Company’s ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control. Market volatility resulting from geopolitical and economic instability, including as a result of trade policy, inflation, global wars, including between Russia and Ukraine and in the Middle East, or other factors could also adversely impact the Company’s ability to access capital as and when needed. Most of these developments and factors are outside the Company’s control and could exist for an extended period of time.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

If the Company is unable to obtain additional funding, the Company will assess its capital resources and may be required to delay, reduce the scope of or eliminate some or all of its planned operations, which may have a material adverse effect on the Company’s business, financial condition, results of operations and ability to operate as a going concern. The condensed financial statements do not include any adjustments that may result if the Company is not able to continue as a going concern.

Based on its expectations of continuing operating losses and negative cash flows from operations for the foreseeable future, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least twelve months from the date the condensed financial statements are available to be issued.

The accompanying condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

2.
Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s condensed financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions, and judgements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected within these condensed financial statements include but are not limited to research and development expenses and related prepaid or accrued expenses, the valuation of the related party derivative liability, stock-based compensation including the valuation of common stock, and the valuation of the SAFE investments. The Company bases its estimates on known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts, and experience. Actual results may differ materially from those estimates or assumptions.

Segment Information

The Company operates and manages its business as a single operating and reportable segment for the purposes of assessing performance and making operating decisions. The Company’s chief executive officer, who is the chief operating decision maker (the “CODM”), reviews the Company’s financial information on a consolidated basis for purposes of evaluating financial performance and allocating resources (see Note 11).

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash. The Company maintains its cash balances at an accredited financial institution in amounts that, at times, may exceed federally insured limits, which can be subject to certain credit risks. However, the Company has not experienced any losses on its deposits of cash.

The Company is dependent on third-party organizations to research, develop, manufacture, and process its potential product candidates for its development programs. The Company expects to continue to be dependent on a small number of manufacturers to supply it with its requirements for all products. The Company’s research and development programs could be adversely affected by a significant interruption or failure to perform by one or more of these third-party organizations. A significant amount of the Company’s discovery activities as part of its research and development programs are performed under its agreements with Khanda Therapeutics L.P. (“Khanda”) (see Note 9).

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Deferred Offering Costs

The Company capitalizes certain legal, professional, accounting, and other third-party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After the consummation of an equity financing, these costs are recorded as a reduction of the proceeds from the offering, either as a reduction of the carrying value of the preferred stock or as a reduction of additional paid-in capital generated as a result of the offering. To the extent that net proceeds are insufficient to absorb the full amount of deferred offering costs, the excess will be recognized as an expense in the condensed statement of operations in the period of closing. Should the in-process equity financing be abandoned, the deferred offering costs would be expensed immediately as a charge to operating expenses in the condensed statement of operations. As of June 30, 2026, deferred offering costs were $1.8 million.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•
Level 1 — Quoted prices in active markets that are identical assets or liabilities.
•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
•
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

The carrying values of the Company’s prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their relatively short maturity periods. The Company’s SAFE investments and related party derivative liability are carried at fair value, determined based on Level 3 inputs in the fair value hierarchy described above (see Note 3).

Contingent Equity Payment

The Company evaluates its contingent equity payment to determine if such instrument contains features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the condensed statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s condensed balance sheet. The contingent equity payment is assessed under ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”), as applicable (see Note 3).

Determination of Fair Value of Certain Liability Instruments

The SAFE investments are recorded as a liability in the condensed balance sheet, and the Company records subsequent changes in fair value of the SAFE as a component of other income (expense), net in the condensed statement of operations. Debt issuance costs related to the SAFE investments are expensed in the period incurred (see Note 3).

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Classification of Convertible Preferred Stock

In accordance with ASC 480, preferred stock issued with redemption provisions that are outside of the control of the Company or that contains certain redemption rights in a deemed liquidation event is required to be presented outside of stockholders' deficit on the face of the balance sheet. The Company's Convertible Preferred Stock (as defined in Note 5) contains redemption provisions that require it to be presented outside of stockholders' deficit and as such, the Company has presented its Convertible Preferred Stock as temporary equity.

Research and Development Contract Costs Accruals

The Company records the costs associated with research studies and manufacturing development as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s ongoing research and development activities conducted by third-party service providers, including contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”), and Khanda, a related party of the Company (see Note 9).

The Company accrues for expenses resulting from obligations under its license and option agreements between Khanda (see Note 9) and the Company and agreements with CROs, CMOs, and other outside service providers for which payment flows do not match the periods over which materials or services are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with Khanda, CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. The Company makes significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to Khanda, a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset which will be expensed as the contracted services are performed. Changes in these estimates that result in material changes to the Company’s accruals could materially affect the Company’s results of operations. As of June 30, 2026, the Company has not experienced any material deviations between accrued and actual research and development expenses.

Research and Development

Research and development costs are expensed as incurred. Research and development costs include amounts reimbursed to Khanda under the license and option agreements (see Note 9), salaries and bonuses, stock-based compensation, employee benefits, and external costs of vendors and consultants engaged to conduct research and development activities.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses on the accompanying condensed balance sheet. The prepaid amounts are expensed as the related goods are delivered or the services are performed, or when it is no longer expected that the goods will be delivered, or the services rendered. If non-refundable advance payments represent a one-time cost for obtaining goods or services, with anticipated benefits to be utilized within period end, the payment is expensed immediately.

General and Administrative

General and administrative costs consist primarily of salaries and bonuses, stock-based compensation, employee benefits, finance and administration costs, and professional fees.

Commitments and Contingencies

The Company may be subject to contingent liabilities, such as legal proceedings and claims, that arise in the ordinary course of business activities. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability on the condensed balance sheet. The Company

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

does not accrue for contingent losses that, in its judgment, are considered to be reasonably possible, but not probable; however, it discloses the range of reasonably possible losses. As of June 30, 2026, no liabilities were recorded for loss contingencies (see Note 10).

Stock-Based Compensation

The Company classifies stock-based compensation expense in its condensed statement of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The Company grants stock options and restricted stock awards (“RSAs”) that are subject to either service or performance-based vesting conditions. Compensation expense for awards to employees and directors with service-based vesting conditions is recognized using the straight-line method over the requisite service period, which is generally the vesting period of the respective award. Compensation expense for awards to non-employees with service-based vesting conditions is recognized in the same manner as if the Company had paid cash in exchange for the goods or services, which is generally over the vesting period of the award. Forfeitures are accounted for as they occur. As of each reporting date, the Company estimates the probability that specified performance criteria will be met and does not recognize compensation expense until it is probable that the performance-based vesting condition will be achieved. The Company has issued stock options and RSAs with service-based vesting conditions.

The Company measures all stock-based awards granted to employees, directors, and non-employees in the form of stock options to purchase shares of its common stock, based on the fair value of the awards on the date of grant using the Black-Scholes option-pricing model. The Company measures RSAs using the difference, if any, between the purchase price per share of the award and the fair value of the Company’s common stock at the date of grant.

The Company’s common stock valuations were prepared using a hybrid method, including an option pricing method (“OPM”). The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceed the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. The hybrid method is a probability-weighted expected return method (“PWERM”), where the equity value in one or more of the scenarios is calculated using an OPM. The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for the company, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. A discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if the Company had used significantly different assumptions or estimates, the fair value of incentive shares and stock-based compensation expense could have been materially different.

Net Loss per Share Attributable to Common Stockholders

The Company applies the two-class method when computing net loss per share attributable to the Company’s common stockholders as the Company has issued shares that meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires loss available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to share in the undistributed earnings as if all loss for the period had been distributed. The Company considers its Convertible Preferred Stock (as defined in Note 5) to be participating securities as, in the event

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

a dividend is paid on common stock, the holders of Convertible Preferred Stock would be entitled to receive dividends on a basis consistent with the Company’s common stockholders. There is no allocation required under the two-class method during periods of loss since the participating securities do not have a contractual obligation to share in the losses of the Company.

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to the Company’s common stockholders by the weighted average number of common shares outstanding for the period, excluding potentially dilutive common shares. Diluted net loss per share attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share attributable to common stockholders is computed by dividing the diluted net loss by the weighted average number of common shares outstanding for the period, including potentially dilutive securities. For purposes of this calculation, the Company’s outstanding Convertible Preferred Stock and stock options to purchase common stock are considered potentially dilutive common shares.

The Company generated a net loss for the period presented. Accordingly, basic and diluted net loss per share is the same because the inclusion of the potentially dilutive securities in diluted loss per share would be anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the condensed financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. The potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the condensed financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the condensed financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties. The Company had accrued no amounts for interest or penalties related to uncertain tax positions as of June 30, 2026.

Interest Income

Interest income is recorded when earned on cash balances and is recognized separately on the condensed statement of operations.

Emerging Growth Company Status

The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

condensed financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (the “FASB”) standards’ effective dates.

Recently Adopted Accounting Pronouncements

ASU 2025-07, Disclosure Improvements

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606). The guidance refines the scope of Topic 815 to clarify which contracts are subject to derivative accounting. ASU 2025-07 also provides clarification under Topic 606 for share-based payments from a customer in a revenue contract. The amendments in ASU 2025-07 are effective for fiscal years beginning after December 15, 2026, and interim reporting periods, with early adoption permitted. The Company early adopted ASU No. 2025-07 during the period from April 1, 2026 (inception) to June 30, 2026, which did not have a significant impact on its financial statements.

Recently Issued Accounting Pronouncements

ASU 2023-06, Disclosure Improvements

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. The amendments clarify or improve disclosure and presentation requirements on various disclosure areas, including the condensed statement of cash flows, earnings per share, debt, equity, and derivatives. The amendments will align the requirements in the FASB ASC with the SEC’s regulations. The amendments in this ASU will be effective on the date the related disclosures are removed from Regulation S-X or Regulation S-K by the SEC, and will not be effective if the SEC has not removed the applicable disclosure requirement by June 30, 2027. Early adoption is prohibited. As the Company is currently subject to these SEC requirements, ASU 2023-06 is not expected to have a significant impact on the Company.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires entities to disclose additional information about specific expense categories in the notes to the condensed financial statements. The ASU is effective for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the effect of this update on its condensed financial statements and related disclosures.

3.
Fair Value Measurements

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of June 30, 2026 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine the fair value:

	June 30, 2026
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Related party derivative liability	$—	$—	$6,100	$6,100
SAFE investments	—	—	22,900	22,900
Total financial liabilities	$—	$—	$29,000	$29,000

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

For the period from April 1, 2026 (inception) to June 30, 2026, there were no transfers between Level 1, Level 2 and Level 3.

Simple Agreements for Future Equity

On May 8, 2026 and May 11, 2026, the Company entered into two SAFE investments for $1.8 million and $18.2 million with PTSD LLC and AI Talawar Investor LLC, an affiliate of Access Biotechnology, a related party of the Company (see Note 13), respectively. The SAFE investments provide the holders with the right to receive shares of the Company’s preferred stock upon the occurrence of an equity financing.

The SAFE investments contained a number of conversion and redemption provisions, including settlement in cash upon liquidity or dissolution events. The SAFE investments require that the Company issue equity to the SAFE investors in exchange for their investment upon an equity financing. An equity financing was defined as a transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issued and sold preferred stock at a fixed valuation with at least at least $40.0 million in total proceeds (excluding amounts from converting securities, including the SAFE investments), and at least 25% of the preferred stock issued to new investors. The number of shares to be received by the SAFE investors was determined as the SAFE purchase amount divided by an amount equal to the lowest price per share of the preferred stock sold in the equity financing multiplied by a discount rate equal to 80%. In a liquidity or dissolution event, the SAFE investors’ right to receive cash out was junior to payment of outstanding indebtedness and creditor claims, pari passu with other SAFEs and preferred stock, and senior to common stock. The SAFE investments had no interest rate or maturity date, and the SAFE investors had no voting right prior to conversion.

The Company determined that the SAFE investments should be recorded as a liability at fair value on the Company’s condensed balance sheet and remeasured to fair value at each reporting date, with changes in fair value recognized in the condensed statement of operations, in accordance with the provisions of ASC 480. The SAFE investments are remeasured using inputs that are generally unobservable and reflect management’s estimates of assumptions that market participants would use in pricing the liability, which represent a Level 3 measurement within the fair value hierarchy.

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the SAFE investments, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of settlement outcomes include unobservable Level 3 inputs.

The major assumptions of the probability-weighted average approach models used to value the Company’s SAFE investments as of May 11, 2026 and June 30, 2026 were:

	May 11, 2026	June 30, 2026
Estimated cash flow dates	November 30, 2026 - December 31, 2027	November 30, 2026 - December 31, 2027
Estimated Probability of success	10% - 40%	5% - 75%
Risk-adjusted discount rates	19.50%	20.00%

The discount rates applied to the projected value of the SAFE investments in each scenario is based on the calibrated rate that results in the probability-weighted value of the SAFE investments being equivalent to the total proceeds as of the issuance date, with changes in the relevant market rates between the issuance date and valuation date considered.

The Company recorded a $2.9 million change in the fair value of the SAFE investments in other income (expense), net in the condensed statement of operations for the period from April 1, 2026 (inception) to June 30, 2026.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

The following table presents the changes in the fair value of the Level 3 SAFE investments:

June 30, 2026
Balance as of April 1, 2026 (inception)	$—
Issuance of SAFE investments	20,000
Change in fair value of SAFE investments	2,900
Balance as of June 30, 2026	$22,900

Contingent Equity Payment – Related Party Derivative Liability

On May 6, 2026, Talawar entered into the TALA-125 License Agreement (as defined in Note 9) with Khanda, a related party. Under the terms of the TALA-125 License Agreement, on each of the first and second closing anniversaries of the transactions contemplated by the Business Combination Agreement, the Post-Closing Company is obligated to issue to Khanda an equity payment equal to 1.0% of the outstanding shares of the Post-Closing Company as of each of the applicable grant dates, on a fully diluted basis (including, for the avoidance of doubt, all shares issuable upon the exercise or conversion of any convertible securities, stock options, warrants or similar instruments). This payment meets the definition of a derivative instrument under ASC 815.

The initial fair value of the related party derivative liability which was recorded to research and development expense was $2.0 million and the Company recorded a $4.1 million change in the fair value of the related party derivative liability in other income (expense), net in the condensed statement of operations for the period from April 1, 2026 (inception) to June 30, 2026.

The fair value of the Company’s related party derivative liability was determined using significant unobservable inputs, which were based on a forecast of the Company’s future stock performance and the Company’s estimate of the likelihood and timing of conversion, and therefore classified as Level 3.

The fair value of the related party derivative liability was determined utilizing a Monte Carlo model with consideration given to the terms of the TALA-125 License Agreement (as defined in Note 9).

The major assumptions of the Monte Carlo models used to value the Company’s related party derivative liability as of May 6, 2026 and June 30, 2026 were:

	May 6, 2026	June 30, 2026
Timeline to public offering (in years)	0.57	0.42
Public offering price per share	$10.00	$10.00
Probability of public offering	25.00%	75.00%
Volatility	80.00%	80.00%
Risk-free interest rate range	3.81% - 3.88%	4.05% - 4.14%
Expected term range (in years)	1.57 - 2.57	1.42 - 2.42

The following table presents the changes in the fair value of the Level 3 related party derivative liability:

June 30, 2026
Balance as of April 1, 2026 (inception)	$—
Issuance of related party derivative liability	2,000
Change in fair value of related party derivative liability	4,100
Balance as of June 30, 2026	$6,100

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

4.
Accrued Expenses

Accrued expenses consisted of the following (in thousands):

June 30, 2026
Accrued research and development expenses	$2,483
Accrued professional and consulting expenses	2,088
Accrued personnel-related expenses	234
Other accrued expenses	13
Total accrued expenses	$4,819

5.
Convertible Preferred Stock

On May 8, 2026, the Company issued 9,000,000 shares of Series L Convertible Preferred Stock (“Convertible Preferred Stock”), with a par value of $0.00001 per share, to Khanda as consideration for intellectual property licensed from Khanda under the TALA-125 License Agreement (as defined in Note 9).

Upon the issuance of the Convertible Preferred Stock, the Company assessed the embedded conversion and liquidation features of the security as described below and determined that such features did not require the Company to separately account for these features as embedded derivatives.

As of June 30, 2026, Convertible Preferred Stock consisted of the following (in thousands, except share amounts):

	June 30, 2026
	Preferred	Preferred			Common Stock
	Stock Authorized	Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Issuable Upon Conversion
Series L Convertible Preferred Stock	9,000,000	9,000,000	$9,540	$5,750	9,000,000
	9,000,000	9,000,000	$9,540	$5,750	9,000,000

The holders of Convertible Preferred Stock have the following rights and preferences:

Voting

The holders of the Convertible Preferred Stock shall be entitled to one vote for each share of common stock into which such Convertible Preferred Stock could then be directly converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock. The holders of the Convertible Preferred Stock and common stock shall vote together as a single class on all matters.

Conversion

Each holder of the Convertible Preferred Stock may at any time convert all, or any part of its holding of Convertible Preferred Stock into an equivalent number of common stock, determined by dividing the original issue price (“OIP”) by the conversion price. The conversion price shall be equal to the OIP. As of June 30, 2026, the conversion price was equal to the OIP of $0.63888 per share.

All outstanding shares of Convertible Preferred Stock are automatically convertible based upon either: (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed, covering the offer and sale of the Company’s common stock, (ii) immediately prior to the Company’s initial listing of its common stock on a national securities exchange by means of an effective registration statement on Form S-1, (iii) immediately prior to completion of (a) a reverse merger or other business combination or transaction with a company that has a class of capital stock that is registered or a subsidiary of such, pursuant to which the capital stock outstanding immediately prior to such transaction represent, or are converted into or exchanged for, shares of

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

capital stock of such company in connection with such transaction, or (b) a merger or consolidation with a special purpose acquisition company or its subsidiary in which the common stock of the surviving or parent entity are publicly traded in a public offering pursuant to an effective registration statement, or (iv) upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, provided that in each case (i) through (iv) the applicable transaction is approved by the Company’s board of directors (the “Board of Directors”).

Dividends

The holders of shares of Convertible Preferred Stock are entitled to receive dividends, when and as declared by the Board of Directors on a pro rata basis with the holders of common stock, based on the number of shares of common stock held by each assuming conversion of all the shares of Convertible Preferred Stock into common stock. As of June 30, 2026, no cash dividends had been declared or paid by the Company.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, including any liquidation transaction, each holder of a share of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to the greater of the OIP plus any declared but unpaid dividends or the amount that would be payable if the Convertible Preferred Stock had converted to common immediately prior to the liquidation transaction.

In the event of a deemed liquidation event, if the assets of the Company available for distribution are insufficient to pay the holders of Convertible Preferred Stock in the full amount they are entitled, the holders of Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the number of Convertible Preferred Stock that they hold.

A liquidation transaction shall mean a transaction in which the Company sells, conveys, or otherwise disposes of all or substantially all of its property or business or merges with or into or consolidates with any other corporation, limited liability company or other entity, provided that none of the following shall be considered a liquidation transaction: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, (B) an equity financing in which the Company is the surviving corporation, or (C) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

Redemption

The Convertible Preferred Stock does not contain any mandatory redemption features. In accordance with ASC 480, preferred stock with redemption provisions that are outside of the control of the Company or that contains certain redemption rights in a deemed liquidation event is required to be presented outside of stockholders’ deficit on the face of the balance sheet. The Company’s Convertible Preferred Stock contains redemption rights in a liquidation transaction that require it to be presented outside of stockholders’ deficit.

6.
Common Stock

As of June 30, 2026, the Company had the authority to issue a total of 12,000,000 shares of common stock at a $0.00001 par value. As of June 30, 2026, 506,159 shares of common stock were issued and outstanding. Each share of common stock entitles the holder to one vote, together with the holders of Convertible Preferred Stock, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s Board of Directors, subject to the preferential dividend rights of the holders of Convertible Preferred Stock.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

In the event of a liquidation event, the holders of common shares will be entitled, on a pro rata basis, to the distributions from the remaining assets of the Company, subject to the payment of the liquidation preference to the holders of any outstanding Convertible Preferred Stock.

The Company has reserved common shares for the conversion or exercise of the following securities:

June 30,
2026
Common shares issuable on conversion of Series L convertible preferred stock (Note 5)	9,000,000
Common shares issuable on exercise of stock options (Note 7)	134,975
Total	9,134,975

The SAFE investments were not included in the above table as of June 30, 2026, as the number of shares would be based on a conversion ratio associated with the pricing of a future equity financing or liquidation event, which was not determinable as of June 30, 2026.

7.
Stock-Based Compensation

2026 Equity Incentive Plan

Effective May 8, 2026, as a means to secure the benefits arising from capital stock ownership by its employees, officers, and directors, as well as outside consultants and advisors, the Company adopted the Talawar Tx Inc. 2026 Equity Incentive Plan (the “2026 Plan”) for the issuance of stock options, restricted stock units and awards and stock appreciation rights. As of June 30, 2026, the Company was authorized to grant up to 641,134 shares of common stock under the 2026 Plan. As of June 30, 2026, there were no options available for future grant under the 2026 Plan.

Stock Options

The fair value of each stock option grant is estimated on the grant date using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. For stock options with service-based vesting conditions, the expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” stock options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.

Option awards generally vest over four years, and the vested options are exercisable over a period no longer than 10 years after the grant date. Certain option and RSAs provide for accelerated vesting if there is a change in control as defined in the 2026 Plan.

The following table summarizes the weighted-average assumptions used in calculating the fair value of the option awards for the period April 1, 2026 (inception) to June 30, 2026:

Period from April 1,
2026 (inception) to
June 30, 2026
Risk-free interest rate	4.11%
Expected term (in years)	6.08
Volatility rate	85.66%
Expected dividend yield	—
Fair value of common stock	$0.59

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

The following table summarizes the stock option activity for the period of April 1, 2026 (inception) through June 30, 2026:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual Term	Intrinsic
	of Options	Price	(Years)	Value
Balance as of April 1, 2026 (inception)	—	$—	—	$—
Granted	134,975	$0.06	9.86	$—
Balance as of June 30, 2026	134,975	$0.06	9.86	$816
Vested and expected to vest, June 30, 2026	134,975	$0.06	9.86	$816
Exercisable, June 30, 2026	—	$—	—	$—

The weighted average grant-date fair value of stock options granted for the period April 1, 2026 (inception) to June 30, 2026 was $0.56. The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had an exercise price lower than the fair value of the Company’s common stock.

Restricted Stock Awards

The Company has issued RSAs under the 2026 Plan which provides for a grant to the recipient of shares of common stock subject to a vesting period of four years and a right of repurchase by the Company over unvested shares if the participant departs the Company.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

The following table summarizes the RSA activity for the period from April 1, 2026 (inception) to June 30, 2026:

		Weighted
		Average
		Grant Date
	Number of RSAs	Fair Value
Unvested balance as of April 1, 2026 (inception)	—	$—
Granted	506,159	0.59
Unvested balance as of June 30, 2026	506,159	$0.59

Stock-Based Compensation Expense

The following table summarizes the classification of the Company’s stock-based compensation expense in the condensed statement of operations (in thousands):

Period from April 1,
2026 (inception) to
June 30, 2026
Research and development	$2
General and administrative	11
Total stock-based compensation expense	$13

As of June 30, 2026, total unrecognized compensation cost related to the unvested stock options was $0.1 million, which is expected to be recognized over a weighted average period of approximately 3.8 years. As of June 30, 2026, total unrecognized compensation cost related to the unvested RSAs was $0.3 million, which is expected to be recognized over a weighted average period of 3.9 years.

8.
Income Taxes

The Company did not record a provision or benefit for income taxes during the period from April 1, 2026 (inception) to June 30, 2026. The Company continues to maintain a full valuation allowance against all of its deferred tax assets.

9.
Khanda License and Option Agreements

TALA-125 License Agreement

On May 6, 2026 (the “Commencement Date”), Talawar entered into a Patent and Know-How Licence Agreement (the “TALA-125 License Agreement”) with Khanda, pursuant to which Khanda granted Talawar an exclusive, royalty-bearing license, with the right to grant sublicences, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise IL-13/IL-18 bispecific antibodies disclosed or claimed in the licensed patents, including TALA-125, and derivatives thereof (“TALA-125 Products”), for the diagnosis, prevention, and treatment of disease in humans throughout the world. Khanda retained no rights to develop, manufacture, or commercialize TALA-125 outside of its role as Talawar’s licensing partner and retained no commercialization rights in any territory.

Talawar concluded that the rights acquired under the TALA-125 License Agreement represent an asset acquisition, with the acquired assets consisting primarily of in-process research and development (“IPR&D”) assets that have no alternative future use. The TALA-125 License Agreement did not qualify as a business combination because substantially all of the fair value of the gross assets acquired was concentrated in the IPR&D assets, which represent a group of similar identifiable assets.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Contemporaneously with the execution of the TALA-125 License Agreement, Talawar issued an aggregate of 9,000,000 shares of Convertible Preferred Stock to Khanda as non-cash upfront consideration for entering into the TALA-125 License Agreement. The shares were valued at $1.06 per share, resulting in aggregate consideration of $9.5 million. The fair value of the shares issued was recognized as research and development expense during the period from April 1, 2026 (inception) through June 30, 2026 as acquired IPR&D associated with the TALA-125 License Agreement.

Under the terms of the TALA-125 License Agreement, Khanda is entitled to receive, on each of the first and second anniversaries of closing of the transactions contemplated by the Business Combination Agreement, a number of shares equal to 1.00% of Talawar’s then-outstanding common stock on a fully diluted basis (the “Dilution Equity Payment”). The Dilution Equity Payment meets the definition of a derivative instrument under ASC 815. Its initial fair value of $2.0 million was included in the acquisition-date consideration transferred and recognized as research and development expense as acquired IPR&D associated with the TALA-125 License Agreement.

Under the TALA-125 License Agreement, Talawar is also required to reimburse Khanda $18.0 million through a non-refundable, non-creditable reimbursement payment for research and development costs of the patents and know-how licensed to Talawar, including that related to the TALA-125 Products. Such reimbursement amount includes $6.1 million of research and development costs and $1.6 million of general and administrative costs that were incurred by Khanda related to TALA-125 prior to the Commencement Date and a mark-up charged by Khanda. Pursuant to the terms of the TALA-125 License Agreement, the Company is required to pay Khanda the reimbursement payment within 30 days of the closing of a financing transaction pursuant to which Talawar has raised aggregate gross proceeds of at least $100.0 million, of which at least $50.0 million must be contributed by parties other than Khanda or its affiliates (the “Qualified Financing”). The reimbursement payment is accounted for in accordance with ASC 450. The $18.0 million reimbursement payment will be recognized as research and development expense when the closing of the Qualified Financing has occurred. On June 29, 2026, Talawar entered into the Business Combination Agreement pursuant to which it is to become a publicly listed company and a concurrent PIPE Financing with a committed financing amount of $225.0 million. Such PIPE Financing is scheduled to close concurrently with the transactions contemplated by the Business Combination Agreement. Notwithstanding the entry into such agreements, as of June 30, 2026, the closing of a Qualified Financing had not occurred. Accordingly, no liability or related research and development expense related to the reimbursement payment was recognized during the period from April 1, 2026 (inception) through June 30, 2026.

Under the TALA-125 License Agreement, Talawar is obligated to make non-refundable milestone payments to Khanda of up to $25.0 million upon the achievement of specified clinical development and regulatory milestones related to TALA-125 Products. In addition, during the royalty term Talawar is required to pay tiered mid single-digit royalties on aggregate net sales of TALA-125 Products, commencing upon the first commercial sale of a TALA-125 Product.

During the period from April 1, 2026 (inception) through June 30, 2026, Talawar recognized total research and development expense of $11.9 million related to the TALA-125 License Agreement.

DC License Agreement

On June 1, 2026, Talawar entered into a separate Patent and Know-How License Agreement with Khanda (the “DC License Agreement”), pursuant to which Khanda will conduct a development program to generate bispecific antibodies directed to IL-13 and an additional undisclosed target (the “DC Program”), and Talawar is granted an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Khanda to develop, manufacture, have manufactured, use, commercialize and otherwise exploit drug products that comprise the bispecific antibodies directed to IL-13 and the additional target that are generated as part of the DC Program, and derivatives thereof (“TALA-307 Products”) for the diagnosis, prevention, and treatment of disease in humans throughout the world. Khanda retained no rights to develop, manufacture, or commercialize products under the DC License Agreement outside of its conduct of the DC Program and its role as Talawar’s licensing partner.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Talawar concluded that the rights acquired under the DC License Agreement represent an asset acquisition, with the acquired assets consisting primarily of IPR&D assets that have no alternative future use. The DC License Agreement did not qualify as a business combination because substantially all of the fair value of the gross assets acquired was concentrated in the IPR&D assets, which represent a group of similar identifiable assets.

Under the DC License Agreement, Talawar is required to reimburse Khanda an amount equal to the greater of (i) $2.5 million or (ii) the costs incurred by Khanda in its performance of the DC Program plus a mark-up (the “TALA-307 Reimbursement Payment”). The TALA-307 Reimbursement Payment is payable within 30 days following the earliest to occur of (a) completion of the DC Program, (b) achievement of a drug product candidate profile by, or selection of a development candidate from, the bispecific antibodies generated under the DC Program, or (c) termination of the DC License Agreement. However, if such reimbursement becomes due prior to the closing of a Qualified Financing, the TALA-307 Reimbursement Payment will instead become payable within 30 days following the closing of the Qualified Financing.

The TALA-307 Reimbursement Payment is accounted for in accordance with ASC 450. The TALA-307 Reimbursement Payment will be recognized as research and development expense when the reimbursement becomes due in accordance with the prior paragraph. As of June 30, 2026, Talawar concluded that none of the events triggering reimbursement described above, nor the closing of a Qualified Financing had occurred. Accordingly, no liability or related research and development expense associated with the TALA-307 Reimbursement Payment was recognized during the period from April 1, 2026 (inception) through June 30, 2026.

Under the DC License Agreement, Talawar is required to make non-refundable milestone payments to Khanda of up to $26.0 million upon the achievement of specified clinical development and regulatory milestones related to TALA-307 Products. In addition, during the royalty term Talawar is required to pay tiered low-to-mid single-digit royalties on net sales of TALA-307 Products, commencing upon the first commercial sale of a TALA-307 Product.

During the period from April 1, 2026 (inception) through June 30, 2026, Talawar has not recognized research and development expenses related to the DC License Agreement.

Antibody Discovery and Option Agreement

On June 1, 2026, Talawar entered into a separate Antibody Discovery and Option Agreement with Khanda (the “Option and Discovery Agreement”), pursuant to which Khanda will conduct one or more research programs to generate multispecific antibodies directed to mutually agreed targets (each, a “Research Program”). Under the Option and Discovery Agreement, the Company has an exclusive option, on a Research Program-by-Research Program basis to be granted an exclusive license under all of Khanda’s right, title, and interest in and to certain intellectual property resulting from the applicable Research Program to develop, manufacture, and commercialize the antibodies directed to the selected targets that are generated under the applicable Research Program, derivatives or modifications thereof and products comprising such antibodies for the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas throughout the world.

Under the Option and Discovery Agreement, on a Research Program-by-Research Program basis, Talawar is required to (i) reimburse Khanda for the costs it incurs in connection with its performance of each Research Program, including costs incurred by Khanda for the initial Research Program prior to the effective date of the Option and Discovery Agreement, plus a mark-up (the “Development Costs”) and (ii) pay to Khanda a non-refundable research initiation fee of $1.25 million (the “Initiation Fee”). The Initiation Fee is payable on the later of (a) 30 days following agreement by the parties on the finalized research plan for the applicable Research Program and (b) 15 days following the completion of a Qualified Financing. The Initiation Fee is non-refundable, non-creditable, and separate from any Development Costs associated with a particular Research Program.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

The Initiation Fee is accounted for in accordance with ASC 450. The Initiation Fee will be recognized as research and development expense upon the later of (i) following agreement by the parties on the finalized research plan for the applicable Research Program and (ii) when the closing of the Qualified Financing has occurred. As of June 30, 2026, Talawar determined that neither an agreement by the parties on a finalized research plan for a Research Program nor the closing of a Qualified Financing had occurred. Accordingly, no liability or related research and development expense associated with the Initiation Fee was recognized during the period from April 1, 2026 (inception) through June 30, 2026.

Talawar is also obligated to pay Khanda, on a Research Program-by-Research Program basis, up to $26.5 million in milestone payments in connection with the achievement of certain development and regulatory milestones for the applicable Research Program. If Talawar exercises its option for a given Research Program and the executed license agreement includes a corresponding development or regulatory milestone event, then Talawar will be required to pay the corresponding milestone payment only under the applicable license agreement in connection with the achievement of such milestone. Additional royalty payments may also become payable pursuant to the terms of the applicable license agreement.

During the period from April 1, 2026 (inception) through June 30, 2026, Talawar has not recognized research and development expenses related to the Option and Discovery Agreement.

10.
Commitments and Contingencies

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with each of its directors and certain of its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its condensed financial statements as of June 30, 2026.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or other litigation relating to claims arising in the ordinary course of business. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and estimated exposure amount. Legal fees and other costs associated with such proceedings are expensed as incurred. As of June 30, 2026, the Company was not a party to any material legal proceedings or claims.

11.
Segment Information

The Company has one operating segment focused on developing potentially best-in-class bispecific and multispecific antibodies that unite largely orthogonal biology to deliver life-changing results for I&I disorders, with Company’s the lead product candidate focused on AD. Operating segments were identified as components of an entity about which separate discrete financial information is made available for evaluation by the CODM in making decisions regarding resource allocation and assessing performance.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

The Company’s CODM is its Chief Executive Officer, who reviews financial information presented on a company-wide basis and manages the Company’s operations on a consolidated basis, assesses performance for the operating segment and decides how to allocate resources based on net loss, which is reported on the condensed statement of operations.

Factors used in determining the reportable segment include the nature of the Company’s operating activities, the organizational and reporting structure and the type of information reviewed by the CODM to allocate resources and evaluate financial performance. The accounting policies of the segment are the same as those described in Note 2.

The significant expense categories outlined below align with the segment-level information that is regularly provided to the CODM to allocate resources, assess performance of the single reportable segment, and make key operating decisions. Stock-based compensation expense is a significant non-cash item included in net loss reviewed by the CODM and reported on the condensed statement of cash flows.

The CODM reviews financial information, including net loss, external research and development expenses at a product candidate basis, other internal research and development expenses, and a long-range cash flow projection, to make resource decisions for the Company’s projects and review and approve corporate goals. No segment asset information is provided below as the CODM is focused on how expenditures impact ending cash by period and overall cash runway.

The following table presents significant segment expenses for the Company’s operating segment (in thousands):

Period from April 1, 2026 (inception) to June 30, 2026
Research and development expenses
Direct external costs:
TALA-125 research and development expenses	$15,248
Total direct external research and development expenses	15,248
Personnel-related indirect research and development expenses	132
Other indirect research and development expenses	174
Total research and development expenses	15,554
General and administrative expenses
Personnel-related general and administrative expenses	533
Professional and consulting general and administrative expenses	625
Other general and administrative expenses	20
Total general and administrative expenses	1,178
Other segment items [1]	6,937
Segment and consolidated net loss	$23,669

1.
Other segment items consist of interest income, change in fair value of related party derivative liability, and change in fair value of SAFE investments. Interest income consists of interest income earned on cash.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

12.
Net Loss per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands, except share and per share amounts):

Period from April 1, 2026 (inception) to June 30, 2026
Numerator:
Net loss	$(23,669)
Net loss attributable to common stockholders	$(23,669)
Denominator:
Weighted-average common shares outstanding. basic and diluted	283,672
Net loss attributable to common stockholders, basic and diluted	$(83.44)

For the computation of basic net loss per share attributable to common stockholders, the amount of weighted-average common shares outstanding excludes all shares of unvested restricted common stock as such shares are not considered outstanding for accounting purposes until vested.

The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded potential common shares from the computation of diluted net loss per share attributable to common stockholders for the period presented because including them would have had an anti-dilutive effect:

June 30, 2026
Common shares issuable on conversion of
Series L convertible preferred stock (Note 5)	9,000,000
Common shares issuable on exercise of stock options (Note 7)	134,975
Total	9,134,975

The SAFE investments were not included in the above table as of June 30, 2026, as the number of shares would be based on a conversion ratio associated with the pricing of a future equity financing or liquidation event, which was not determinable as of June 30, 2026.

13.
Related Party Transactions

Khanda Therapeutics L.P.

Khanda is a related party of the Company. Three of the Company's directors, Dr. Sidhu, Dr. Becker, and Dr. Borowski, serve on Khanda's Board of Directors, and Dr. Sidhu also serves as Khanda's Chief Executive Officer. As of June 30, 2026, Khanda is the majority stockholder of the Company. The Company is party to several license and option agreements with Khanda (see Note 9), including the TALA-125 License Agreement, the DC License Agreement, and the Antibody Discovery and Option Agreement (collectively, the "Khanda Agreements"), pursuant to which the Company has issued 9,000,000 shares of Convertible Preferred Stock (see Note 5). Under the Khanda Agreements, the Company is obligated to make future milestone, royalty, and reimbursement payments, and has recognized a related $11.9 million of research and development expense and $0.2 million of general and administrative expenses during the period from April 1, 2026 (inception) to June 30, 2026. As a result of the Khanda Agreements, as of June 30, 2026, $0.6 million of expenses payable to Khanda recorded within accrued expenses, and a $6.1 million related party derivative liability was recorded on the Company's condensed balance sheet.

TALAWAR TX INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts)

Access Biotechnology

Access Biotechnology ("Access") is a related party of the Company. Two of the Company's directors, Dr. Becker and Dr. Borowski, serve as Managing Director and Principal, respectively, of Access. Access is also the investment manager of AI Talawar Investor LLC, one of the Company’s SAFE investors for aggregate gross proceeds of $18.2 million and separately participated in the Company's PIPE Financing (see Note 1). Access holds equity interests in the Company and Khanda and has certain governance rights with respect to Khanda's Board of Directors.

14.
Subsequent Events

The Company has evaluated events and transactions occurring subsequent to June 30, 2026, through August 28, 2026, the date at which the condensed financial statements were available to be issued.

Pursuant to the provisions of the 2026 Plan (see Note 7), the Company’s Board of Directors approved an increase in the total number of shares of the Company’s common stock reserved for issuance, effective August 7, 2026, from 641,134 to 3,000,000 shares.

On August 7, 2026, the Company issued options to purchase an aggregate 2,336,494 shares of common stock with an exercise price of $6.11 per share to employees and members of the Board of Directors, subject to both service-based and performance-based vesting conditions. The options have a contractual term of ten years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of
JATT II Acquisition Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JATT II Acquisition Corp. (the “Company”) as of February 13, 2026, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from January 13, 2026 (inception) through February 13, 2026 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 13, 2026, and the results of its operations and its cash flows for the period January 13, 2026 (inception) through February 13, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 1 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2026.

Whippany, New Jersey

March 13, 2026

JATT II ACQUISITION CORP
BALANCE SHEET
FEBRUARY 13, 2026

ASSETS
Current asset – prepaid expenses	$80
Deferred offering costs	33,619
TOTAL ASSETS	$33,699

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$6,667
Accrued offering costs	8,619
Promissory note – related party	13,000
Total Current Liabilities	28,286

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,725,000 issued and outstanding(1)	173
Additional paid-in capital	24,827
Accumulated deficit	(19,587)
Total Shareholder’s Equity	5,413
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$33,699

(1)
Includes an aggregate of up to 225,000 ordinary shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised (Note 5).

The accompanying notes are an integral part of these financial statements.

JATT II ACQUISITION CORP
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 13, 2026 (INCEPTION) THROUGH FEBRUARY 13, 2026

Formation, general and administrative expenses	$19,587
Net loss	$(19,587)

Weighted average ordinary shares outstanding, basic and diluted(1)	1,500,000
Basic and diluted net loss per ordinary share	$(0.01)

(1)
Excludes an aggregate of up to 225,000 ordinary shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised (Note 5).

The accompanying notes are an integral part of these financial statements.

JATT II ACQUISITION CORP
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM JANUARY 13, 2026 (INCEPTION) THROUGH FEBRUARY 13, 2026

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at January 13, 2026 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor(1)	1,725,000	173	24,827	—	25,000
Net loss	—	—	—	(19,587)	(19,587)
Balance at February 13, 2026	1,725,000	$173	$24,827	$(19,587)	$5,413

(1)
Includes an aggregate of up to 225,000 ordinary shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised (Note 5).

The accompanying notes are an integral part of these financial statements.

JATT II ACQUISITION CORP
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 13, 2026 (INCEPTION) THROUGH FEBRUARY 13, 2026

Cash Flows from Operating Activities:
Net loss	$(19,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation, general and administrative expenses through the promissory note – related party	12,920
Changes in operating liabilities:
Accrued expenses	6,667
Net cash used in operating activities	—

Net Change in Cash	—
Cash – Beginning of period	—
Cash – End of period	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$8,619
Prepaid expenses paid by Sponsor through promissory note-related party	$80
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000

The accompanying notes are an integral part of these financial statements.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

JATT II Acquisition Corp (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 13, 2026. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company will have 24 months from the closing of this offering to complete the initial business combination (the “completion window”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company.

As of February 13, 2026, the Company had not commenced any operations. All activity for the period from January 13, 2026 (inception) through February 13, 2026 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 Ordinary Shares (the “Public Shares”) at $10.00 per Public Share (or 6,900,000 Public Shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 300,000 private placement shares (or 309,000 private placement shares if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to JATT Ventures II L.P. (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The rules of Nasdaq require that the Company must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. The Company anticipates structuring the initial business combination so that the post transaction company in which the public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure the initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such business combination if the post transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Share sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Shares, will be held in a trust account (“Trust Account”) and held in cash or invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earliest of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (Cont)

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (less taxes paid or payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). The Public Shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.

The Sponsor, officers, directors and advisors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to the founder shares, Private Placement Shares and any Public Shares they may acquire during or after this offering in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines that it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to the founder shares, Private Placement Shares and any Public Shares they may acquire during or after this offering in connection with a shareholder vote to approve an amendment to the articles (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and Private Placement Shares if the Company fails to complete the initial Business Combination within the completion window, although they will be entitled to liquidating distributions from assets outside the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them, any Private Placement Shares held by them and any Public Shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination. If the Company submits the initial business combination to the public shareholders for a vote, the Company will complete the initial business combination only if it is approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a majority of the holders of the shares present in person or by proxy and entitled to vote thereon at a general meeting of the Company.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (Cont)

The Company will have until (i) the period ending on the date that is 24 months from the closing of the Proposed Public Offering, or such earlier liquidation as the Company’s board of directors may approve, in which the Company must complete an initial business combination or (ii) such other time period in which the Company must complete an initial business combination pursuant to an amendment to the Company’s Amended and Restated Memorandum and Articles of Association. (However, if the Company has not completed a Business Combination within the Completion Window, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account (less taxes paid or payable and up to $100,000 of interest to pay liquidation expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for the public shares and completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Completion Window. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Completion Window. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Window, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Share ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, less taxes payable and up to $100,000 of interest to pay dissolution expenses, provided that this liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of February 13, 2026, the Company had no cash and a working capital deficit of $28,206. The Company expects to continue to incur significant costs in pursuit of its acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements — Going Concern,” the Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. Offering costs allocated to Public Shares will be charged to temporary equity and offering costs allocated to Private Placement Shares will be charged to shareholder’s equity. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont)

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of February 13, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 225,000 ordinary shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised (see Note 5).

At February 13, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Deposit Insurance Coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, ”Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont)

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 13, 2026, the date of its inception.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 6,000,000 Public Shares (or 6,900,000 Public Shares if the underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Public Share.

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 300,000 Private Placement Shares (or 309,000 Private Placement Shares if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per Private Placement Share, for an aggregate purchase price of $3,000,000 (or $3,090,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. A portion of the proceeds from the Private Placement Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On February 13, 2026, Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 1,725,000 ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 225,000 shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares). Prior to closing of this offering, our sponsor will transfer (i) to our Chief Executive Officer, Dr. Someit Sidhu 150,000 founder shares for his services, (ii) to our Chief Financial Officer, Mr. Nicholas Fernandez 50,000 founder shares for his services, (iii) to each of our independent directors 25,000 founder shares for their board services, and (iv) to an independent consultant 25,000 founder shares for his services in connection to this offering.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) 180 days after the completion of a Business Combination subsequent to a Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Public ordinary shares for cash, securities or other property.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 5 — RELATED PARTY TRANSACTIONS (Cont)

Administrative Support Agreement

The Company intends to enter into an agreement, commencing on the date that the securities are first listed on the Nasdaq through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or its affiliates, a total of $20,000 per month for officer compensation and administrative services.

Promissory Note — Related Party

On February 12, 2026, the Sponsor entered into an agreement to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of the clositng of the Proposed Public Offering or the date on which the Company determines not to conduct a Proposed Public Offering. As of February 13, 2026, the Company had borrowed $13,000 under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement shares of the post-Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. As of February 13, 2026, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Shares and any shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed before or on the effective date of the Proposed Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option to purchase up to 900,000 additional Public Shares to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

NOTE 6 — COMMITMENTS AND CONTINGENCIES (Cont)

The underwriter will be entitled to a cash underwriting discount of $0.10 per Public Share, or $600,000 in the aggregate (or $690,000 if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriter will be entitled to a deferred fee of $0.30 per Share, or $1,800,000 in the aggregate (or $2,070,000 in the aggregate if the underwriter’s over-allotment option is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7 — SHAREHOLDER’S EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At February 13, 2026, there were no preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares, with a par value of $0.0001 per share. At February 13, 2026, there were 1,725,000 ordinary shares issued and outstanding, of which an aggregate of up to 225,000 shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, so that the number of ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

The Founder Shares will automatically convert into ordinary shares at the time of a Business Combination or earlier at the option of the holders.

Note 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reporting segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

February 13, 2026
Deferred offering costs	$33,619

For the Period from January 13, 2026 (Inception) through February 13, 2026
Formation, general and administrative expenses	$19,587

JATT II ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 13, 2026

Note 8 — SEGMENT INFORMATION (Cont)

Formation, general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation, general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation, general and administrative expenses are the significant segment expenses regularly provided to the CODM.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 13, 2026, the date that the financial statements were available to be issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Through the date of this filing, the Company has drawn an additional $69,636 from the promissory note. The aggregate outstanding from the promissory note is $82,636.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

JATT II ACQUISITION CORP.

CONDENSED BALANCE SHEET

JUNE 30, 2026

(UNAUDITED)

Assets
Current Assets
Cash	$1,641,241
Prepaid expenses	188,302
Total Current Assets	1,829,543
Long term prepaid insurance	100,284
Cash and investments held in Trust Account	60,409,419
Total Assets	$62,339,246

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$77,820
Accrued offering costs	275,000
Total Current Liabilities	352,820
Deferred professional fees	381,182
Deferred underwriting fee payable	1,800,000
Total Liabilities	2,534,002

Commitments and Contingencies (Note 6)
Ordinary shares subject to possible redemption, $0.0001 par value; 6,000,000 shares at redemption value of $10.07 per share	60,409,419

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,800,000 issued and outstanding (excluding 6,000,000 shares subject to possible redemption)	180
Additional paid-in capital	—
Accumulated deficit	(604,355)
Total Shareholders’ Deficit	(604,175)
Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$62,339,246

The accompanying notes are an integral part of these unaudited condensed financial statements.

JATT II ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,	For the Period from January 13, 2026 (Inception) Through June 30,
	2026	2026
Formation, general and administrative costs	$678,843	$747,636
Share-based compensation expense	83,417	83,417
Loss from operations	(762,260)	(831,053)

Other income:
Change in fair value of over-allotment option liability	47,288	47,288
Interest earned on cash and investments held in Trust Account	409,419	409,419
Total other income	456,707	456,707

Net loss	$(305,553)	$(374,346)

Basic and diluted weighted average redeemable ordinary shares outstanding	4,681,319	2,535,714

Basic and diluted net loss per redeemable ordinary share	$(0.05)	$(0.09)

Basic and diluted weighted average non-redeemable ordinary shares outstanding	1,734,066	1,626,786

Basic and diluted net loss per non-redeemable ordinary share	$(0.05)	$(0.09)

The accompanying notes are an integral part of these unaudited condensed financial statements.

JATT II ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND

FOR THE PERIOD FROM JANUARY 13, 2026 (INCEPTION) THROUGH JUNE 30, 2026

(UNAUDITED)

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — January 13, 2026 (Inception)	—	$—	$—	$—	$—

Issuance of ordinary shares to Sponsor (1)	1,725,000	173	24,827	—	25,000

Net loss	—	—	—	(68,793)	(68,793)

Balance – March 31, 2026	1,725,000	173	24,827	(68,793)	(43,793)

Sale of Private Placement Shares	300,000	30	2,999,970	—	3,000,000

Forfeiture of Founder Shares	(225,000)	(23)	23	—	—

Allocated value of transaction costs to ordinary shares	—	—	(25,183)	—	(25,183)

Share-based compensation	—	—	83,417	—	83,417

Accretion of ordinary shares to redemption amount	—	—	(3,083,054)	(230,009)	(3,313,063)

Net loss	—	—	—	(305,553)	(305,553)

Balance – June 30, 2026	1,800,000	$180	$—	$(604,355)	$(604,175)

(1)
Includes an aggregate of up to 225,000 ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (Note 5). The Founder Shares were forfeited on June 4, 2026, the expiration date of the over-allotment option, as the over-allotment option remained unexercised (Note 5).

The accompanying notes are an integral part of these unaudited condensed financial statements.

JATT II ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 13, 2026 (INCEPTION) THROUGH JUNE 30, 2026

(UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(374,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of general and administrative expenses through the promissory note – related party	51,432
Interest earned on cash and investments held in Trust Account	(409,419)
Share-based compensation expense	83,417
Change in fair value of over-allotment option liability	(47,288)
Changes in operating assets and liabilities:
Prepaid expenses	(188,222)
Long term prepaid insurance	(100,284)
Accounts payable and accrued expenses	77,820
Deferred professional fees	381,182
Net cash used in operating activities	(525,708)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(60,000,000)
Net cash used in investing activities	(60,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Public Shares, net of underwriting discounts paid	59,400,000
Proceeds from sale of Private Placement Shares	3,000,000
Repayment of promissory note – related party	(106,141)
Payment of offering costs	(126,910)
Net cash provided by financing activities	62,166,949

Net Change in Cash	1,641,241
Cash – Beginning of period	—
Cash – End of period	$1,641,241

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$401,910
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000
Offering costs paid through promissory note - related party	$54,629
Prepaid expenses paid by Sponsor through promissory note-related party	$80
Deferred underwriting fee payable	$1,800,000
Forfeiture of Founder Shares	$23

The accompanying notes are an integral part of these unaudited condensed financial statements.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

JATT II Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 13, 2026. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company will have 24 months from the closing of this offering to complete the initial business combination (the “completion window”).

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from January 13, 2026 (inception) through June 30, 2026 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Initial Public Offering

The Company’s Sponsor is JATT Ventures II L.P. (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on April 16, 2026. On April 20, 2026, the Company consummated the Initial Public Offering of 6,000,000 ordinary shares (the “Public Shares”), at $10.00 per Public Share, generating gross proceeds of $60,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 300,000 private placement shares (each a “Private Placement Share” and, collectively, the “Private Placement Shares”) to the Sponsor at a price of $10.00 per Private Placement Share, generating gross proceeds of $3,000,000.

Transaction costs amounted to $2,881,539, consisting of $600,000 of cash underwriting fee, $1,800,000 of deferred underwriting fee, and $481,539 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The rules of Nasdaq require that the Company must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. The Company anticipates structuring the initial business combination so that the post transaction company in which the public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure the initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such business combination if the post transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the Initial Public Offering, on April 20, 2026, an amount of $60,000,000 ($10.00 per Public Share) from the net proceeds of the sale of the Public Shares and the Private Placement Shares was placed in the trust account (the “Trust Account”), with U.S.-based trust account, Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in a Trust Account will initially be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earliest of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (less taxes paid or payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). The Public Shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.

The Sponsor, officers, directors and advisors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to the founder shares, Private Placement Shares and any Public Shares they may acquire during or after this offering in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines that it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to the founder shares, Private Placement Shares and any Public Shares they may acquire during or after this offering in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association (the “Articles”) (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and Private Placement Shares if the Company fails to complete the initial Business Combination within the completion window, although they will be entitled to liquidating distributions from assets outside the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them, any Private Placement Shares held by them and any Public Shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination. If the Company submits the initial business combination to the public shareholders for a vote, the Company will complete the initial business combination only if it is approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a majority of the holders of the shares present in person or by proxy and entitled to vote thereon at a general meeting of the Company.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Company will have until (i) the period ending on the date that is 24 months from the closing of the Initial Public Offering, or such earlier liquidation as the Company’s board of directors may approve, in which the Company must complete an initial business combination or (ii) such other time period in which the Company must complete an initial business combination pursuant to an amendment to the Company’s Articles. However, if the Company has not completed a Business Combination within the completion window, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account (less taxes paid or payable and up to $100,000 of interest to pay liquidation expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for the public shares and completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the completion window. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the completion window. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the completion window, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Share ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, less taxes payable and up to $100,000 of interest to pay dissolution expenses, provided that this liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination Agreement

On June 29, 2026, the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, Talawar Tx Inc., a Delaware corporation (the “Talawar”) and Talawar Merger Sub, a Cayman Islands exempted company (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Talawar (the “Merger”). At the time the Merger becomes effective (the “Effective Time”), (a)(i) each of the Company’s ordinary share, par value $0.0001 per share (the “Company Shares”) will be automatically converted as of the Effective Time into the right to receive one (1) share of common stock of Talawar, par value $0.0001 per share (the “Talawar Common Stock”), in each case following the conversion of Talawar’s outstanding convertible securities and the completion of a stock split of Talawar shares, each as effected immediately prior to the Effective Time, and on the terms and subject to the conditions set forth in the Business Combination Agreement.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Redemption

The Company will provide the holders of the Company’s shares the right to have all or a portion of their Company’s shares redeemed for cash in connection with the Business Combination, in accordance with the Company’s governing documents, for a per-share price equal to the pro rata portion of the funds then in the Company’s Trust Account, including interest earned on the funds held in the Trust Account (less taxes paid or payable (other than excise or similar taxes)).

Equity Incentive Plan and Employee Stock Purchase Plan

Upon closing, the board of directors of Talawar will approve and adopt an Equity Incentive Plan (the “Equity Incentive Plan”) and an employee stock purchase plan (the “Employee Stock Purchase Plan”). The initial number of shares of Talawar Common Stock to be reserved and available for issuance under the Equity Incentive Plan will equal 12% of Talawar’s fully-diluted shares as of immediately after the closing, provided that the number of shares reserved for issuance under the Equity Incentive Plan shall be subject to an automatic annual increase in an amount equal to 5% of the aggregate number of shares of Talawar’s Common Stock outstanding as of the end of the immediately preceding calendar year, or such lesser amount as may be determined by the post-closing board. The Employee Stock Purchase Plan shall reserve for grant an amount of Talawar Common Stock as shall be mutually agreed by the parties.

PIPE Financing

Pursuant to the terms of the Business Combination Agreement, each of the Company and Talawar shall use commercially reasonable efforts to consummate the PIPE Financing (as defined below) at or prior to the closing and to satisfy or cause to be satisfied the conditions of the closing obligations contained in any PIPE Subscription Agreements (as defined below) and consummate the transactions contemplated thereby, including using its commercially reasonable efforts to enforce its rights, as applicable, under such PIPE Subscription Agreements to cause the other parties to such PIPE Subscription Agreement, as applicable, to pay to (or as directed by) Talawar the applicable purchase price under such PIPE Subscription Agreement in accordance with its terms. Unless otherwise approved in writing by each of the Company and Talawar, neither the Company nor the Talawar may amend, modify, supplement or waive (or permit any waiver of) any provision of, or terminate or abandon its plans with respect to, or provide consent to amend, modify, supplement, waive, assign or terminate any provision or remedy under, or any replacements of, such PIPE Subscription Agreement, other than, in each case, any assignment or transfer contemplated in such PIPE Subscription Agreement or expressly permitted by such PIPE Subscription Agreement (without any further amendment, modification or waiver to such assignment or transfer provision).

Conditions to Closing

The consummation of the transactions is subject to the receipt of the requisite approval of the shareholders of the Company and stockholders of Talawar, and the fulfillment of certain other conditions, as described in greater detail below.

Mutual Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the transaction are subject to the satisfaction or written waiver (where permissible) of certain conditions, including: (i) no adverse law or order has been entered into that would make the Business Combination Agreement, or the transactions, illegal or otherwise prevent or prohibit consummation of the transactions; (ii) the registration statement has been declared effective by the SEC and remains effective as of the closing; and (iii) receipt of the conditional approval for the listing of Talawar’s Common Stock on Nasdaq upon the closing.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

Talawar’s Conditions to Closing

The obligations of Talawar to consummate the transactions are further subject to the satisfaction or written waiver (where permissible) of additional conditions, including: (i) the truth and accuracy of the representations and warranties of the Company, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by the Company with its agreements and covenants under the Business Combination Agreement; (iii) no Company material adverse effect (as defined in the Business Combination Agreement) having occurred; (iv) the available cash (as defined in the Business Combination Agreement) will not be less than $125,000,000, after the payment or accrual of certain expenses; and (v) the delivery by the Company of the Registration Rights and Lock-Up Agreement (as defined below), duly executed by the Company and the Sponsor, to Talawar.

The Company’s Conditions to Closing

The obligations of the Company to consummate the transactions are further subject to the satisfaction or written waiver (where available) of additional conditions, including: (i) the truth and accuracy of the representations and warranties of Talawar, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance Talawar with its agreements and covenants under the Business Combination Agreement; (iii) no Talawar material adverse effect (as defined in the Business Combination Agreement) having occurred; and (iv) the delivery by Talawar of the Registration Rights and Lock-Up Agreement, duly executed by certain stockholders and key persons, to the Company.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor and Talawar entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to (a) vote in favor of the Business Combination Agreement and the transactions (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the governing documents of the Company, any other anti-dilution or similar protections with respect to the Company’s ordinary shares and any redemption rights, and (c) surrender for no consideration, in connection with the closing, 150,000 Company’s ordinary shares.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company, Talawar, and certain of Talawar’s stockholders (the “Supporting Talawar Stockholders”) entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which Talawar stockholders agreed, among other things, to (a) support and vote (or provide a written consent) in favor of the Business Combination Agreement and the transactions, (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements providing for redemption rights, put rights, purchase rights, or similar rights that are not generally available to all stockholders to be terminated effective as of the closing, and (c) release any claims against the parties.

The Stockholder Support Agreement restricts the supporting company stockholders from, among other things, directly or indirectly, (a) selling, assigning, transferring (including by operation of law), creating any lien or pledge, disposing of, or otherwise encumbering any of the shares or otherwise, or agreeing to do any of the foregoing, except if pursuant to the Business Combination Agreement or to another stockholder bound by the terms of the Stockholder Support Agreement; (b) depositing any shares into a voting trust or entering into a voting agreement or arrangement or granting any proxy or power of attorney with respect thereto that is inconsistent with the Stockholder Support Agreement; and (c) entering into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any shares, except as set forth in the Business Combination Agreement or the Stockholder Support Agreement.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

PIPE Financing (Private Placement)

Concurrently with the execution of the Business Combination Agreement, on June 29, 2026, the Company, Talawar and certain investors (the “PIPE Investors”) each entered into a subscription agreement with Talawar (collectively, the “PIPE Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the closing date immediately prior to or substantially concurrently with the closing, and Talawar has agreed to issue and sell to each such PIPE Investor on the closing date immediately following the closing, the number of shares of Talawar Common Stock set forth in the applicable PIPE Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all PIPE Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all PIPE Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable PIPE Subscription Agreement. Pursuant to the PIPE Subscription Agreements, the PIPE Investors have agreed to purchase an aggregate of 22.5 million shares of Talawar Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per PIPE Share in a private placement for an aggregate amount of $225 million. The PIPE Financing purchase price of $10.00 per share implies an equity valuation of the Company of $120,000,000 prior to the PIPE Financing.

The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, (i) the Talawar Common Stock having been approved for listing on Nasdaq; (ii) all conditions precedent to the closing shall have been satisfied or waived and the closing of the Business Combination shall be scheduled to occur immediately prior to or substantially concurrently with the closing of the PIPE Financing; and (iii) the absence of specified adverse judgements, orders, laws, rules or regulations enjoining or otherwise prohibiting the consummation of the transactions contemplated by the PIPE Subscription Agreements.

The obligations of Talawar to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) material truth and accuracy of the representations and warranties of the PIPE Investors, subject to customary bringdown standards; and (ii) material compliance by the PIPE Investors with their covenants, agreements and conditions under the PIPE Subscription Agreement.

The obligations of the PIPE Investors to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) the material truth and accuracy of the representations and warranties of Talawar in the PIPE Subscription Agreements, subject to customary bringdown standards; and (ii) material compliance by the Company with its covenants, agreements and conditions under the PIPE Subscription Agreements.

The PIPE Subscription Agreements provide that Talawar will grant the PIPE Investors certain customary registration rights.

Registration Rights and Lock-Up Agreement

In connection with the closing, the Company, certain Company’s shareholders (including the Sponsor), Talawar and certain Talawar Stockholders will enter into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, Talawar will agree that, within 30 calendar days following the closing date, Talawar will file with the SEC a registration statement registering the resale of certain shares of Talawar Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and Talawar will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders will be entitled to customary piggyback registration rights.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Registration Rights and Lock-Up Agreement will also provide that, for a period of one hundred eighty (180) days after the closing, subject to certain exceptions, the holders party to the Registration Rights and Lock-Up Agreement will not, with respect to the lock-up shares (as defined in the Registration Rights and Lock-Up Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder with respect to, any security, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii).

Liquidity and Capital Resources

In connection with the Company’s assessment of going concern in accordance with Financial Accounting Standards Board (“FASB”) ASC 205-40, “Presentation of Financial Statement - Going Concern”, the Company does not believe it will need to raise additional funds in order to meet the expenditures required to operate its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Initial Business Combination. The Company’s management has determined that upon the consummation of the Initial Public Offering and the sale of the Private Placement Shares, the Company has sufficient funds to finance the working capital needs of the Company within one year from the date of issuance of the unaudited condensed financial statements. As of June 30, 2026, the Company had $1,641,241 cash and a working capital of $1,476,723.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on April 17, 2026, as well as the Company’s Current Report on Form 8-K, as filed with the SEC on April 24, 2026. The interim results for the three months ended June 30, 2026 and for the period from January 13, 2026 (inception) through June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $1,641,241 and did not have any cash equivalent as of June 30, 2026.

Cash and Investments Held in Trust Account

As of June 30, 2026, the assets held in the Trust Account amounting to $60,409,419 are held in cash and US Treasury bills. The Company classifies its U.S. Treasury bills and equivalent securities as held to maturity in accordance with ASC Topic 320, “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying unaudited condensed balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. Offering costs allocated to Public Shares were charged to temporary equity and offering costs allocated to Private Placement Shares were charged to shareholders’ deficit.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Income Taxes

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period from inception through June 30, 2026.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying unaudited condensed balance sheet, primarily due to their short-term nature, except for the over-allotment liability which is measured at fair value based on unobservable inputs (see Note 8).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the unaudited condensed balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and is accounted for as a liability pursuant to ASC 480 since the underwriters have not exercised their option as of the Initial Public Offering. The over-allotment option was forfeited on June 4, 2026, expiration date, as it remained unexercised, and the over-allotment option liability was derecognized.

Share-Based Payment Arrangements

The Company accounts for share awards in accordance with FASB ASC 718, “Compensation—Stock Compensation,” which requires that all equity awards be accounted for at their “fair value.” Fair value is measured on the grant date and is equal to the underlying value of the share. Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a Business Combination). For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of June 30, 2026, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s unaudited condensed balance sheet. As of June 30, 2026, the ordinary shares subject to possible redemption reflected in the unaudited condensed balance sheet are reconciled in the following table:

Gross proceeds	$60,000,000
Less:
Proceed allocated to the over-allotment option	(47,288)
Public Shares issuance costs	(2,856,356)
Plus:
Remeasurement of carrying value to redemption value	3,313,063
Ordinary shares subject to possible redemption, June 30, 2026	$60,409,419

Net Loss per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from net loss per ordinary share as the redemption value approximates fair value.

As of June 30, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per ordinary share:

	For the Three Months Ended June 30, 2026		For the Period from January 13, 2026 (inception) through June 30, 2026
	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss	$(222,963)	$(82,590)	$(228,044)	$(146,302)

Denominator:
Basic and diluted weighted average ordinary shares outstanding	4,681,319	1,734,066	2,535,714	1,626,786
Basic and diluted net loss per ordinary share	$(0.05)	$(0.05)	$(0.09)	$(0.09)

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 13, 2026, inception.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering on April 20, 2026, the Company sold 6,000,000 Units at a purchase price of $10.00 per Public Share,

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 300,000 Private Placement Shares to the Sponsor at a price of $10.00 per Private Placement Share, generating gross proceeds of $3,000,000. A portion of the proceeds from the Private Placement Shares was added to the proceeds from the Initial Public Offering held in the Trust Account.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On February 13, 2026, Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 1,725,000 ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 225,000 shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). On April 16, 2026, the management team received indirect interest in founder shares through membership interests in the Sponsor, including (i) to our Chief Executive Officer, Dr. Someit Sidhu 150,000 founder shares for his services, (ii) to our Chief Financial Officer, Mr. Nicholas Fernandez 50,000 founder shares for his services, (iii) to each of four independent directors 25,000 founder shares for their board services, and (iv) to an independent consultant 25,000 founder shares for his services in connection to the Initial Public Offering. The 225,000 Founder Shares were forfeited on June 4, 2026, the expiration date of the over-allotment option, as the over-allotment option remained unexercised.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 5 — RELATED PARTY TRANSACTIONS (Cont)

The Founder Shares will remain with the Sponsor if the holders of the Founder Shares are no longer serving the Company prior to the initial Business Combination. The transfer of the Founder Shares to the holders of such interests are in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under FASB ASC 718, stock-based compensation associated with equity classified awards is measured at fair value upon the assignment date. The total fair value of the 325,000 Founder Shares on April 16, 2026 was $800,800 or $2.46 per share. The Company established the initial fair value of the Founder Shares on April 16, 2026, the date of the grant agreement, using a calculation prepared by a third-party valuation team which takes into consideration the underlying share price of $10.00 and implied market adjustment of 24.6%. Stock-based compensation shall be subject to straight-line monthly vesting over the course of 24 months from the date when the registration statement of the Initial Public Offering became effective, provided that the holder continues to work for the Company as an officer, director or advisor. If the limited partner is an officer, director or advisor of the Company immediately prior to the consummation of a Business Combination, any unvested share interests owned by limited partner will vest in full on consummation of the Business Combination. Any share interest that is not vested when a limited partner ceases to work as an officer, director or advisor to the Company shall be forfeited and cancelled unless the general partner decides otherwise, whereby the general partner shall make the decision that such share interests shall not be forfeited and cancelled. As of June 30, 2026, the Company recognized stock-based compensation expense of $83,417 and will continue to recognize such expense over the course of 24 months from the closing of the Initial Public Offering.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) 180 days after the completion of a Business Combination subsequent to a Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Public ordinary shares for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on April 16, 2026 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or its affiliates, a total of $20,000 per month for officer compensation and administrative services. For the three months ended June 30, 2026 and for the period from January 13, 2026 (inception) through June 30, 2026, the Company incurred $50,000 in fees for these services, respectively, of which $10,000 is included in accounts payable and accrued expenses in the accompanying unaudited condensed balance sheet.

In connection with the closing of the Company’s Initial Public Offering, the Company’s Chief Financial Officer (“CFO”) received compensation from the Sponsor consisting of a one-time, lump-sum payment of $35,714 for services rendered in connection with the Initial Public Offering.

Promissory Note — Related Party

On February 12, 2026, the Sponsor entered into an agreement to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan was non-interest bearing, unsecured and due at the earlier of the closing of the Initial Public Offering or the date on which the Company determines not to conduct an Initial Public Offering. The Company had borrowed $106,141 under the promissory note which was fully repaid subsequent to the closing of the Initial Public Offering on April 28, 2026. Borrowings under the promissory note are no longer available.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 5 — RELATED PARTY TRANSACTIONS (Cont)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement shares of the post-Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. As of June 30, 2026, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Shares and any shares that may be issued upon conversion of Working Capital Loans are entitled to registration rights pursuant to a registration and shareholder rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 900,000 additional Public Shares to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The over-allotment option expired on June 4, 2026 as it remained unexercised.

The underwriters were entitled to a cash underwriting discount of $600,000 (1.0% of the gross proceeds of the Public Shares sold in the Initial Public Offering) which was paid at the closing of the Initial Public Offering.

Additionally, the underwriters are entitled to a deferred underwriting discount of 3.0% of the gross proceeds of the Initial Public Offering held in the Trust Account, $1,800,000 in the aggregate, due upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement. The underwriters agree that, at the Company’s sole and absolute discretion, up to $500,000 of the deferred underwriting discount may be paid to third parties that did not participate in the Initial Public Offering and that assist the Company in consummating its Initial Business Combination.

Deferred Professional Fees

As of June 30, 2026, the Company had a total of $381,182 of deferred professional fees incurred to be paid to the Company’s service providers upon consummation of the Business Combination. The deferred fees are classified as a non-current liability in the accompanying condensed balance sheets.

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 7 — STOCKHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2026, there were no preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares, with a par value of $0.0001 per share. At June 30, 2026, there were 1,800,000 ordinary shares issued and outstanding which includes the 300,000 Private Placement Shares and excludes 6,000,000 shares subject to possible redemption, so that the number of ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares).

The Founder Shares will automatically convert into ordinary shares at the time of a Business Combination or earlier at the option of the holders.

NOTE 8 — FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2026, assets held in the Trust Account were comprised of $244 in cash and $60,409,175 in U.S. Treasury securities classified as held-to-maturity securities. For the period from January 13, 2026 (inception) through June 30, 2026, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the gross holding gain and fair value of held-to-maturity securities at June 30, 2026:

	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
June 30, 2026	U.S. Treasury Securities (Mature on 7/21/2026)	1	$60,409,175	$1,761	$60,410,936

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 8 — FAIR VALUE MEASUREMENTS (Cont)

The initial fair value of the over-allotment liability on April 20, 2026 was $47,288. As of June 30, 2026, there was no longer over-allotment option liability included in the Company’s unaudited condensed balance sheet as the full over-allotment option expired unexercised on June 4, 2026. The value of the over-allotment liability was determined using Black Scholes Valuation Model. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the over-allotment liability as of the initial measurement date:

April 20, 2026
Closing stock price	$10.00
Exercise price	$10.00
Volatility	1.67%
Daily treasury yield curve rate	3.70%
Expected term (years)	0.12

The following table presents the changes in the fair value of Level 3 over-allotment option liability:

Over-allotment Option Liability
Balance — January 13, 2026 (inception)	$—
Initial value at Initial Public Offering	47,288
Change in fair value due to expiration	(47,288)
Balance – June 30, 2026	$—

NOTE 9 — SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their unaudited condensed financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the unaudited condensed balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, CODM reviews several key metrics, which include the following:

June 30, 2026
Cash	$1,641,241
Cash and investments held in Trust Account	$60,409,419

	For the Three Months Ended June 30, 2026	For the Period from January 13, 2026 (Inception) through June 30, 2026
Formation, general and administrative costs	$678,843	$747,636
Share-based compensation expense	$83,417	$83,417
Interest earned on cash and investments held in Trust Account	$409,419	$409,419

JATT II ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

(UNAUDITED)

NOTE 9 — SEGMENT INFORMATION (Cont)

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM also reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement.

Formation, general and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the completion window. The CODM also reviews formation, general and administrative costs and share-based compensation expense to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation, general and administrative costs as reported on the accompanying unaudited condensed statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

JATT II ACQUISITION CORP.,

TALAWAR MERGER SUB,

and

TALAWAR TX INC.

dated as of June 29, 2026

ANNEXES AND EXHIBITS

Annex A	Key Supporting Company Stockholders
Annex B	Key Person

Exhibit A	Form of Registration Rights and Lock-up Agreement

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of June 29, 2026, is made by and among JATT II Acquisition Corp., a Cayman Islands exempted company (“JATT”), Talawar Tx Inc., a Delaware corporation (the “Company” and, from after the Closing, “PubCo”), Talawar Merger Sub, a Cayman Islands exempted company (“Merger Sub”, and collectively with JATT and the Company, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) JATT is a blank check company incorporated as a Cayman Islands exempted company on January 13, 2026, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of the Company that was incorporated for purposes of consummating the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor shall agree to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of JATT, any other anti-dilution or similar protections with respect to the JATT Shares (whether resulting from the transactions contemplated by the Investor Subscription Agreements or otherwise) and any redemption rights and (c) agree to surrender for no consideration, in connection with the Closing, 150,000 JATT Shares;

WHEREAS, prior to the Effective Time, in connection with the Merger, the Company shall effect the Stock Split in accordance with Section 2.4(e);

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into JATT (the “Merger”), with JATT as the surviving company in the Merger and, after giving effect to the Merger, JATT will be a wholly-owned Subsidiary of PubCo, and (b) each JATT Share will be automatically converted as of the Effective Time into the right to receive one (1) PubCo Share, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, JATT, the Company and certain investors (the “PIPE Investors”) are each entering into a subscription agreement with the Company (collectively, the “Investor Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date immediately prior to or substantially concurrently with the Closing, and the Company has agreed to issue and sell to each such PIPE Investor on the Closing Date immediately following the Closing, the number of PubCo Shares set forth in the applicable Investor Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Investor Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all Investor Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Investor Subscription Agreement;

WHEREAS, at the Closing, JATT, certain JATT Shareholders (including the Sponsor), the Company and certain Company Stockholders will enter into a Registration Rights and Lock-up Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights and Lock-up Agreement”), pursuant to which, among other things, such JATT Shareholders and Company Stockholders party thereto will (a) be granted certain registration rights with respect to their respective PubCo Shares, and (b) for the designated period specified therein, shall not transfer their PubCo Shares, in each case, subject to the terms and upon the conditions set forth in the Registration Rights and Lock-up Agreement;

WHEREAS, the JATT Board, following receipt by the JATT Board of an opinion of Houlihan Lokey, Inc., to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other conditions contained therein, the PubCo Shares to be received in exchange for JATT shares in connection with the Merger is fair, from a financial point of view to the unaffiliated shareholders of JATT (the “JATT Fairness Opinion”), has (a) approved this Agreement, such other Ancillary Documents to which JATT is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of JATT Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, such other Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, as the sole shareholder of Merger Sub will, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve this Agreement, such other Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

WHEREAS, each Company Stockholder listed on Annex A attached hereto (collectively, the “Key Supporting Company Stockholders”) will duly execute and deliver to JATT a stockholder support agreement (collectively, the “Stockholder Support Agreements”), pursuant to which, among other things, each such Key Supporting Company Stockholder will agree to, among other things, (a) support and vote (or provide a written consent) in favor of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing, and (c) a release of claims against the Company, JATT, Merger Sub; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger be treated as a “reorganization” within the meaning of Section 368 of the Code for U.S. federal income Tax purposes (clauses (a)-(b), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AI Tools” means artificial intelligence or machine learning tools, applications Software or other artificial intelligence-enabled items of Company IT Systems.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Ancillary Documents” means the (a) Registration Rights and Lock-up Agreement, (b) Sponsor Support Agreement, (c) Investor Subscription Agreements, (d) Stockholder Support Agreements, and (e) each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Available Cash” means, without duplication, an amount equal to the sum of (a) the gross amount of cash available in the aggregate, whether in or outside the Trust Account (after deducting the amount required to satisfy the JATT Shareholder Redemption Amount) plus (b) the aggregate gross proceeds of the PIPE Financing that have been, or will be, funded in connection with, or prior to, the Closing plus (c) the aggregate gross proceeds from any convertible securities financing (including in respect of simple agreements for future equity) or any other alternative financing involving JATT and/or the Company that have been, or will be, funded in connection with, or prior to, the Closing.

“Business” means the business of, directly or indirectly, developing therapeutic programs and treatments to address significant unmet medical needs.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in (a) the Cayman Islands and (b) New York, New York are open for the general transaction of business.

“Cayman Act” means the Cayman Islands Companies Act (As Revised).

“Certificates” has the meaning set forth in Section 2.1(k).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company and its controlled Affiliates, taken as a whole, or a majority of the voting power of Equity Securities of the Company, or (ii) acquires, is granted, leased or licensed or otherwise purchases all or substantially all of assets, properties or businesses of the Company and its controlled Affiliates, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, liquidation, dissolution, recapitalization, reorganization, amalgamation, scheme of arrangement, purchase of assets, share exchange, business combination, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any issuance, sale or acquisition of any portion of the Equity Securities or voting power or similar investment in the Company or any of its Subsidiaries (other than the issuance of the applicable class of shares of capital stock of the Company in accordance with the terms of the Company Convertible Instruments). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including the Investor Subscription Agreements and the PIPE Financing contemplated thereunder) shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 5.13(b).

“Company Convertible Instruments” means convertible financing instruments that convert into Company Shares, including simple agreements for future equity.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to JATT by the Company on the date of this Agreement.

“Company Equity Plan” means, collectively, (a) Talawar Tx Inc. 2026 Equity Incentive Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive Equity Securities of the Company or benefits measured in whole or in part by reference to Equity Securities of the Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due and payable, the Company in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, auditors, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Document, (c) any costs, fees and expenses incurred in connection with the preparation and audit of the PCAOB Financials and other one-time expenses in connection with its preparation for readiness to be a publicly-traded company, (d) 50% of the filing fees in connection with the Registration Statement / Proxy Statement to be filed with the SEC (“Registration Statement Fees”), and (e) filing fees paid to any other regulatory authority, including NASDAQ. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any JATT Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.5 (Capitalization), and Section 3.16 (Brokerage).

“Company Intellectual Property” means collectively, Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by the Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than the Company) that is licensed to the Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company, or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Entity, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which the Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.4 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by the Company at the written request or with the written consent of JATT, (x) any changes in GAAP or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the transactions contemplated by this Agreement, (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby, (xiii) any determination by, or delay of a determination by, the FDA or any other Governmental Entity, or any panel, or advisory body empowered or appointed thereby, with respect to any applications, approvals or clearances relating to the Company’s or its competitors’ or potential competitors’ product candidates, products, or programs, (xiv) any results, outcomes, data, indications, adverse events, side effects or safety observations arising from preclinical trials, clinical trials or testing (including any stability testing), including any requirement to conduct further clinical studies or tests or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of any new side effects, adverse events or safety observations, with respect to the Company’s or its competitors’ product candidates, products or program, (xv) the results of, or any data derived from, any preclinical or clinical testing being conducted by or on behalf of any actual competitor of the Company or any announcements thereof, or (xvi) any regulatory, preclinical or clinical, competitive, pricing reimbursement or manufacturing effects, changes, events, facts, circumstances or occurrences relating to or affecting any product candidate of the Company or any product or product candidate competitive with or related to any product candidate of the Company; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Company, taken as a whole, relative to other participants operating in the industries or markets in which the Company operates.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Options” has the meaning set forth in Section 2.4(d).

“Company Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company.

“Company Related Party” means any officer, director, employee, partner, member, manager, or direct or indirect equityholder of the Company, any Affiliate of the Company, and any immediate family member of any of the foregoing.

“Company Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company designated as “Common Stock” pursuant to its Governing Documents.

“Company Preferred Shares” means the shares of Series L Preferred Stock, par value $0.00001 per share, of the Company.

“Company Shares” means, collectively, the Company Common Shares and the Company Preferred Shares.

“Company Stockholder” means the holders of Company Shares as of any determination time prior to the Effective Time. For the avoidance of doubt, the holders of Company Convertible Instruments will become Company Stockholders immediately prior to the Closing upon conversion of such Company Convertible Instruments for Company Shares pursuant to Section 2.4(a).

“Company Stockholder Written Consent” has the meaning set forth in Section 5.13(b).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 5.13(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 27, 2026, by and between the Company and JATT.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company, LLC.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Cooley” has the meaning set forth in Section 8.19(b).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that the Company maintains, sponsors or contributes to, or under or with respect to which the Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means any federal, state, local, municipal, foreign, international, or multinational law, regulation, or other applicable requirement, policy, guidance or treaty relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (including as amended by the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act 49 U.S.C. § 5101 et seq.; the Solid Waste Disposal Act (including as amended by the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks)) 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act 33 U.S.C. §§ 1151, 1251 et seq.; the Clean Air Act 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act 42 U.S.C. § 300f et seq.; the Occupational Safety and Health Act 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. § 136 et seq.; the Endangered Species Act 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act 42 U.S.C. § 4321 et seq.; and the River and Harbors Appropriation Act 33 U.S.C. § 403 et seq.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $120,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(b).

“Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“FDA” means the United States Food and Drug Administration.

“Financial Information” has the meaning set forth in Section 3.6(a).

“Financial Information Delivery Failure” has the meaning set forth in Section 7.1(h).

“Financial Information Delivery Deadline” means the date that is sixty (60) days following the date hereof.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce such Party to enter into this Agreement, (d) an intention to deceive another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) an intention to deceive another Party, to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Effective Time calculated on a fully-diluted basis (with Company Preferred Shares deemed included on an as-converted to Company Common Shares basis), including (x) the Company Shares issuable upon the conversion of the Company Options solely to the extent exercised prior to Closing and (y) any Company Shares and any other shares of capital stock of the Company underlying the Equity Securities issued in connection with any Company Interim Financing, plus (b) the aggregate number of Company Shares issuable upon the full conversion of Company Convertible Instruments that are outstanding as of immediately prior to the Effective Time. “Fully-Diluted Shares” shall not include Company Shares issuable upon the conversion of Exchanged Options or issued pursuant to the Company Equity Plan.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposals” has the meaning set forth in Section 5.8.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body entitled under applicable Law to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance” means any (i) substance, chemical, material, compound, waste, pollutant, contaminant, special waste, product or derivative regulated or subject to rules of liability under any present or future Environmental Law or that is listed, classified, defined, or regulated as hazardous, toxic, corrosive, ignitable, reactive, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any present or future Environmental Law or constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; (ii) petroleum and petroleum products and their refined or derived products (including waste or used oil, gasoline, heating oil, kerosene or any other petroleum products or substances or materials derived from or commingled with any petroleum products); (iii) lead, lead-based paint, toxic mold, radon, polychlorinated biphenyls, radioactive materials, per- and polyfluoralkyl substances (PFAS) “hazardous wastes,” or “hazardous constituents” or the subject of a cleanup standard or sampling requirement promulgated by a properly authorized Governmental Entity, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials; and (iv) any compound, mixture, solution, product, or other substance or material that contains any substance or material referred to in clause (i), (ii) or (iii) above.

“Healthcare Laws” means (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Federal Health Care Fraud law (18 U.S.C. § 1347), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA (42 U.S.C. §§1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), and any comparable Laws); (iv) licensing, disclosure and reporting requirements; and (v) any non-US equivalents of any of the foregoing.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security (including, for the avoidance of doubt, the Company Convertible Instruments), (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, whether or not such Indebtedness has been assumed by such Person, and (h) all break-fees, prepayment penalties, premiums, costs and other amounts payable in connection with the prepayment or repayment of any of the items described in clauses (a) through (g).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; (f) any other intellectual or similar proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world; and (g) all legal rights arising from items (a) through (f), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“JATT” has the meaning set forth in the introductory paragraph to this Agreement.

“JATT Acquisition Proposal” means any, direct or indirect, acquisition, merger, business combination, “initial business combination” as described in the Prospectus or similar transaction, in one transaction or a series of transactions, involving JATT or involving all or a material portion of the assets, Equity Securities or businesses of JATT (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a JATT Acquisition Proposal.

“JATT Board” has the meaning set forth in the recitals to this Agreement.

“JATT Board Recommendation” has the meaning set forth in Section 5.8.

“JATT Closing Statement” has the meaning set forth in Section 2.3(b).

“JATT D&O Persons” has the meaning set forth in Section 5.14(a).

“JATT Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by JATT on the date of this Agreement.

“JATT Dissenting Shares” has the meaning set forth in Section 2.1(j).

“JATT Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, JATT in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of JATT, and any other fees, expenses, commissions or other amounts that are expressly allocated to JATT pursuant to this Agreement or any Ancillary Document, including any working capital loans or other liabilities or obligations of JATT to Sponsor. Notwithstanding the foregoing or anything to the contrary herein, JATT Expenses shall not include any Company Expenses.

“JATT Financial Statements” means all of the financial statements of JATT included in the JATT SEC Documents.

“JATT Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Capitalization), Section 4.3 (Brokerage) and Section 4.4 (Trust Account).

“JATT Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of JATT, or (b) the ability of JATT to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement(provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.10 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) the extent of JATT Shares redeemed pursuant to the JATT Shareholder Redemption Right, or (vii) the failure to obtain the JATT Shareholder Approval; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (iv) may be taken into account in determining whether a JATT Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on JATT relative to other similarly situated special purposes acquisition companies operating in the industries or markets in which JATT operates.

“JATT Redeeming Stock” means the JATT Shares in respect of which the eligible (as determined in accordance with the Governing Documents of JATT) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its JATT Shareholder Redemption Right.

“JATT Related Parties” means, with respect to JATT, (a) the Sponsor and (b) any director, officer, employee, partner, member, manager, direct or indirect equityholder or Affiliate of JATT or the Sponsor.

“JATT SEC Documents” has the meaning set forth in Section 4.5(a).

“JATT Shareholder” means each holder of JATT Shares, in its capacity as holder.

“JATT Shareholder Approval” means, collectively, the Required JATT Shareholder Approval and the Other JATT Shareholder Approval.

“JATT Shareholder Redemption Amount” means the aggregate amount payable with respect to all shares of JATT Redeeming Stock.

“JATT Shareholder Redemption Right” means the right of the holders of JATT Shares to redeem all or a portion of their JATT Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of JATT.

“JATT Shareholders Meeting” has the meaning set forth in Section 5.8.

“JATT Shares” means, collectively, the JATT ordinary shares.

“JATT Treasury Stock” has the meaning set forth in Section 2.4(c).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Person” means the individual set forth on Annex B.

“Key Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“knowledge” has the meaning set forth in Section 8.12.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub‑license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lookback Date” means April 1, 2026.

“Material Contracts” has the meaning set forth in Section 3.11(b).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company on a non-exclusive basis under standard terms and conditions.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other JATT Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of JATT Shares entitled to vote thereon, whether in person or by proxy at the JATT Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JATT and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Business Combination Proposal.

“Outside Date” has the meaning set forth in Section 7.1(d).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financials” has the meaning set forth in Section 5.17

“Permits” means any approvals, authorizations, clearances, declarations of conformity, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Company and do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by the Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Information” means any information that (a) identifies or makes identifiable, relates to, describes, is linked to, could reasonably be linked to, directly or indirectly, any identified or identifiable individual or household (e.g., name, address telephone number, email address, or government-issued identifier), or can reasonably be associated with or used to identify, contact, or precisely locate an individual or household, (b) is payment card information, or (c) is otherwise protected or governed by any applicable Privacy Law or defined in any applicable Privacy Law as “personal information,” “personal data,” “personally identifiable information,” “sensitive information,” or a substantially similar term.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Plan of Merger” has the meaning set forth in Section 2.1(b).

“Pre-Closing JATT Holders” means the holders of JATT Shares at any time prior to the Effective Time, together with their successors and assigns.

“Privacy Laws” means all Laws relating to the Processing or protection of Personal Information, data breach and notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information (including, to the extent applicable, Payment Card Industry Security Standards), and email, text message, or telephone communications that apply to the Company.

“Proceeding” means any lawsuit, litigation, action, audit, investigations, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“PubCo Equity Incentive Plan” has the meaning set forth in Section 5.18(a).

“PubCo Shares” means, from after the Closing, the shares of common stock in the capital of PubCo, par value $0.0001 per share, pursuant to its Governing Documents.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is licensed pursuant to: (a) any license that is a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software this is considered “free” or “open source software” by the Open Source foundation or the Free Software Foundation or (c) any similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of JATT.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required JATT Shareholder Approval” means the approval of the Business Combination Proposal by the affirmative vote of the holders of the requisite number of JATT Shares entitled to vote thereon, whether in person or by proxy at the JATT Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JATT and applicable Law.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the JATT Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” means JATT Ventures II L.P., a Cayman Islands exempted limited partnership.

“Sponsor Director” has the meaning set forth in Section 5.16(a).

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Stock Split” has the meaning set forth in Section 2.4(e).

“Stockholder Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Taxing Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Share Consideration” means an aggregate number of PubCo Shares equal to (a) the Equity Value divided by (b) $10.00.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” means the Investment Management Trust Agreement, dated April 16, 2026, by and between JATT and Continental.

“Trustee” means Continental.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by the Company or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Company.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid JATT Expenses” means the JATT Expenses that are unpaid as of immediately prior to the Closing.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article II

MERGER

Section 2.1 Merger.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the Cayman Act, on the Closing Date, Merger Sub shall merge with and into JATT at the Effective Time. Following the Effective Time, and as a result of the Merger, the separate existence of Merger Sub shall cease, and JATT shall continue as the surviving company of the Merger (the “Surviving Company”).

(b) At the Closing, the Parties hereto shall cause the Merger to be consummated by filing with the Registrar of Companies of the Cayman Islands a plan of merger, in a form reasonably satisfactory to the Company and JATT (the “Plan of Merger”) and the accompanying documents required by the Cayman Act. The Merger shall become effective on the data, and at the time, of the filing of such Plan of Merger and accompanying documents or at such later time permitted by the Cayman Act as may be agreed by the Company, JATT and Merger Sub and specified in the Plan of Merger (the “Effective Time”).

(c) At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description including choses in action, rights, privileges, agreements, powers, business, undertaking, goodwill, benefits, immunities, privileges and franchises, Liabilities and duties of JATT and Merger Sub shall vest in and become the property of every description including choses in action, rights, privileges, agreements, powers, business, undertaking, goodwill, benefits, immunities, privileges and franchises, Liabilities and duties of JATT as the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by JATT of any and all agreements, covenants, duties and obligations of JATT and Merger Sub set forth in this Agreement and the other transaction documents to which JATT or Merger Sub is a party, and the Surviving Company shall thereafter exist as a wholly owned Subsidiary of PubCo and the separate corporate existence of Merger Sub shall cease to exist.

(d) At the Effective Time, the Parties shall cause the Governing Documents of JATT, as in effect immediately prior to the Effective Time, to be amended and restated in the forms agreed to by the Parties, and, as so amended and restated, shall be the Memorandum and Articles of Association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(e) At the Effective Time, (i) the directors and officers of PubCo shall be the individuals determined in accordance with Section 5.16, each to hold office in accordance with the Governing Documents of PubCo until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal, while (ii) each of the directors and officers of JATT immediately prior to the Effective Time shall cease to hold office, and the parties shall cause the initial board of directors and officers of Surviving Company to be comprised of those individuals designated by the Company, each to hold office in accordance with the Governing Documents of the Surviving Company until they are removed or resign in accordance with the Governing Documents of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, all of the shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) validly issued, fully paid and non-assessable JATT Share, which shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(g) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each JATT Share issued and outstanding as of immediately prior to the Effective Time (other than any shares of JATT Treasury Stock and JATT Redeeming Stock and any JATT Dissenting Shares) shall be automatically canceled and extinguished and converted into the right to receive one (1) PubCo Share.

(h) Notwithstanding anything to the contrary in this Agreement, if there are any shares of JATT Shares that are owned by JATT as treasury shares or any shares of JATT Shares owned by any direct or indirect Subsidiary of JATT immediately prior to the Effective Time (the “JATT Treasury Stock”), such shares of JATT Treasury Stock shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(i) Each share of JATT Redeeming Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist as of immediately prior to the Closing and shall thereafter represent only the right to be paid a pro rata share of the JATT Shareholder Redemption Amount in accordance with the Governing Documents of JATT. For the avoidance of doubt, consistent with Section 8.5 of the Amended and Restated Memorandum and Articles of Association of JATT, each share of JATT Redeeming Stock shall not be entitled to participate in the profits of JATT in respect of the period after the date specified as the date of redemption of such JATT Redeeming Stock in the applicable redemption notice, which shall be no later than the day immediately preceding the Closing Date.

(j) Notwithstanding any provision of this Agreement to the contrary, JATT Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 238 of the Cayman Act (such JATT Shares being referred to collectively as the “JATT Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the Cayman Act with respect to such shares) shall not be converted into a right to receive the consideration described in Section 2.1(g) above, but instead shall be entitled to only such rights as are granted by Section 238 of the Cayman Act; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 238 of the Cayman Act, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Act, such JATT Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the consideration described in Section 2.1(g) above without interest thereon, upon transfer of such shares. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT shall provide the Company written notice as promptly as practicable following receipt of any demands received by JATT for appraisal of JATT Shares, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to JATT prior to the Effective Time that relates to such demand. Except with the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld, or delayed), JATT shall not make any payment with respect to, or settle, or offer to settle, any such demands from after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms.

(k) From and after the Effective Time, each JATT Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the JATT Shares and the JATT Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such JATT Shares except as otherwise expressly provided for herein or under applicable Law.

(l) If, between the date of this Agreement and the Closing, the outstanding Equity Securities of the Company or JATT shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of Equity Securities of the Company or JATT, as applicable, will be appropriately adjusted to provide to the relevant holders the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(l) shall not (i) be construed to permit JATT, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (ii) apply to any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummate in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

Section 2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date upon which the Closing actually occurs is referred to herein as “Closing Date”) or at such other place, date and/or time as JATT and the Company may agree in writing.

Section 2.3 Allocation Schedule; JATT Closing Statement.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to JATT an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares and Company Options held by each Company Stockholder (including the number of Company Shares after giving effect to the conversion of the Company Convertible Instruments), (ii) all Unpaid Company Expenses as of the Closing (which shall include the amounts and wire transfer instructions for the payment thereof), (iii) the Transaction Share Consideration, the Fully-Diluted Shares and the Exchange Ratio, and (iv) a certification, duly executed by an authorized officer of the Company, that (A) the information and calculations delivered pursuant to clauses (i), (ii) and (iii) is, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (B) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.4(c). The Company will review any comments to the Allocation Schedule provided by JATT or any of its Representatives and incorporate any reasonable comments proposed by JATT or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (1) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.4(c)), and (2) the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to JATT Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.

(b) No later than one (1) Business Day following the expiration of the JATT Shareholder Redemption Right deadline (and in any event prior to the Closing Date), JATT shall deliver to the Company a written statement setting forth: (i) the JATT Shareholder Redemption Amount; (ii) the amount of cash available in the Trust Account (net of the JATT Shareholder Redemption Amount) and all Unpaid JATT Expenses as of the Closing (which shall include the amounts and wire transfer instructions for the payment thereof); and (iii) the number of JATT Shares and JATT Treasury Stock outstanding as of immediately prior to the Effective Time, in each case after giving full effect to all valid exercises of the JATT Shareholder Redemption Right (such written statement, the “JATT Closing Statement”). JATT will review any comments to the JATT Closing Statement provided by the Company or any of its Representatives and incorporate any reasonable comments proposed by the Company or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, the Company and the Exchange Agent shall be entitled to rely upon the JATT Closing Statement for purposes of allocating the transaction consideration to the JATT Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.

Section 2.4 Treatment of Company Equity Securities.

(a) Immediately prior to the Stock Split, the Company Convertible Instruments shall be converted into Company Shares pursuant to their terms and each such Company Convertible Instrument shall no longer be issued or outstanding and shall instead automatically be canceled, extinguished, retired and shall cease to exist, and each holder of the Company Convertible Instruments shall thereafter cease to have any rights with respect to such Company Convertible Instruments, other than, for the avoidance of doubt, with respect to the Company Shares into which such Company Convertible Instruments have been converted and then as expressly provided herein.

(b) Immediately prior to the Stock Split, the Company Preferred Shares shall be automatically converted into Company Common Shares in accordance with the terms of the Governing Documents of the Company.

(c) Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plan, under the underlying grant, award or similar agreement, and if required, by the by the holders of Company Convertible Instruments, and otherwise to give effect to the provisions of this Section 2.4, and shall provide JATT with evidence reasonably satisfactory to JATT of the foregoing.

(d) Immediately prior to the Effective Time, each option to purchase Company Shares (each, a “Company Option”) that is outstanding and unexercised, whether then vested or unvested, shall be converted into an option to purchase a number PubCo Shares (rounded down to the nearest whole share) (such option, an “Exchanged Option”) equal to (i) the number of Company Shares subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Shares purchasable pursuant to each Exchanged Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Shares purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code (including that share amounts will be rounded down to the nearest whole share and exercise prices will be rounded up to the nearest whole cent). Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Company Option immediately prior to the Effective Time.

(e) Immediately prior to the Effective Time, the Company shall effect a stock split pursuant to which each Company Share that is issued and outstanding immediately prior to the Effective Time shall be split into a number of PubCo Shares determined by multiplying each such Company Share by the Exchange Ratio (the “Stock Split”), without interest.

(f) For purposes of calculating the aggregate number of PubCo Shares to be issued to each Company Stockholder pursuant to the Stock Split and the aggregate number of Exchanged Options to be granted to each holder of Company Options pursuant to the terms of this Section 2.4, all Company Shares held by such holder or underlying such Company Options shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis, and the number of PubCo Shares and Exchanged Options to be issued shall be rounded down to the nearest whole share.

Section 2.5 Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, the Company shall appoint an exchange agent reasonably acceptable to JATT (the “Exchange Agent”) (it being understood and agreed that Continental (or any of its Affiliates) shall be deemed to be acceptable to JATT) and enter into an exchange agent agreement (the “Exchange Agent Agreement”) with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the JATT Shares and each JATT Share held in book-entry form on the stock transfer books of JATT immediately prior to the Effective Time, which shall be converted into the right to receive PubCo Shares issuable in respect of such JATT Shares pursuant to Section 2.1(g) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then JATT and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of JATT and the Company shall mutually agree to any changes to the Exchange Agent Agreement in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed). JATT shall reasonably cooperate with the Company and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b) At the Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the JATT Shareholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of PubCo Shares in book-entry form representing the PubCo Shares issuable pursuant to Section 2.1(g), in exchange for the JATT Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the PubCo Shares issuable pursuant to Section 2.1(g) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(c) Each JATT Shareholder holding a Certificate whose JATT Shares have been converted into the right to receive a number of the PubCo Shares pursuant to Section 2.1(g) shall be entitled to receive the number of PubCo Shares to which he, she or it is entitled upon the surrender to the Exchange Agent of such Certificate (or affidavit of loss in lieu thereof). Each JATT Shareholder holding JATT Shares in book-entry form whose JATT Shares have been converted into the right to receive a number of PubCo Shares pursuant to Section 2.1(g) shall automatically be entitled to receive the number of PubCo Shares to which he, she or it is entitled.

(d) On the Closing Date, PubCo shall cause the applicable number of PubCo Shares to be issued to the applicable JATT Shareholders in book-entry form; provided, however, that in the case of any JATT Shares represented by a Certificate, the Exchange Agent shall not issue such consideration until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with Section 2.5(a).

(e) If any PubCo Share is to be issued to a Person other than the JATT Shareholder in whose name the surrendered Certificate or the transferred JATT Share in book-entry form is registered, it shall be a condition to the issuance of the PubCo Shares issuable pursuant to Section 2.1(g), that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such JATT Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or JATT Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer taxes have been paid or are not payable.

(f) No interest will be paid or accrued on any PubCo Shares issuable in exchange for JATT Shares. From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each JATT Share (other than, for the avoidance of doubt, the JATT Shares cancelled and extinguished pursuant to Section 2.1(h)) shall solely represent the right to receive the corresponding PubCo Shares issuable with respect thereto pursuant to Section 2.1(g).

(g) At the Effective Time, the stock transfer books of JATT shall be closed and there shall be no transfers of JATT Shares that were outstanding immediately prior to the Effective Time.

(h) Any portion of the Exchange Fund that remains unclaimed by a JATT Shareholder twelve (12) months following the Closing Date shall be delivered to PubCo or as otherwise instructed by PubCo, and any JATT Shareholder who has not exchanged his, her or its JATT Shares, as the case may be, for the applicable portion of the PubCo Shares issuable pursuant to Section 2.1(g), in accordance with this Section 2.5, prior to that time, shall thereafter look only to PubCo for the issuance of the applicable portion of the PubCo Shares issuable pursuant to Section 2.1(g), without any interest thereon. None of the Surviving Company, PubCo, or any of their respective Affiliates, shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the PubCo Shares issuable pursuant to Section 2.1(g) remaining unclaimed by the JATT Shareholder immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of PubCo free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Withholding. JATT, the Company, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In the case of any such withholding payable in PubCo Shares, PubCo or the Exchange Agent, as applicable, shall be permitted to sell such portion of the PubCo Shares otherwise issuable to such Person as is necessary to generate cash to satisfy such withholding obligations. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to JATT, in each case, as of the date of this Agreement as follows:

Section 3.1 Organization; Authority; Enforceability. The Company is (a) a corporation duly incorporated, validly existing, and in good standing, under the Laws of the State of Delaware, (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to the Company and (c) the Company has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and the Company has taken all corporate action necessary in order to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Company has duly approved this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by the Company and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of the Company, as in effect on the date hereof, have been made available to JATT. The Company does not have, and has never had, any Subsidiaries.

Section 3.2 No Dissolution; Bankruptcy or Insolvency. No measures have been taken or threatened for the dissolution and liquidation or declaration of bankruptcy of the Company and no events have occurred which would justify any such measures to be taken, in particular (a) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of the Company and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings, nor are any such proceedings threatened; and (b) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of any of the Company and no step has been taken for or with a view to the appointment of such a person. The Company is neither over-indebted, nor insolvent nor unable to pay their debts as they fall due pursuant to the respective applicable Law.

Section 3.3 Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the Company are up to date and contain complete and accurate records in all material respects of all matters since the Lookback Date, which were required to be dealt with in such documents pursuant to the relevant applicable Law.

Section 3.4 Noncontravention. Except for the filings pursuant to this Agreement, the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon any of the such Party’s assets, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the Company or (iii) any Law or Order to which the Company is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to the Company. The Company is not in material violation of any of its Governing Documents.

Section 3.5 Capitalization.

(a) Section 3.5(a) of the Company Disclosure Schedules sets forth with respect to the Company as of the date hereof, the Equity Securities issued by the Company (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 3.5(a) of the Company Disclosure Schedules comprise all of the share capital and other Equity Securities of the Company that are issued and outstanding as of the date hereof and the holders of the Equity Securities are the registered and sole legal and beneficial owners of the Equity Securities free from any Liens.

(b) Except as set forth on Section 3.5(b) of the Company Disclosure Schedules, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Documents or the Governing Documents of the Company:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of any the Company to which the Company is a party;

(v) the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by the Company.

(c) Except as set forth on Section 3.5(c) of the Company Disclosure Schedules, all of the issued and outstanding Equity Securities of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d) The Company does not currently own, directly or indirectly, any Equity Securities in any Person, and the Company has not agreed to acquire any Equity Securities of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

Section 3.6 Financial Information; Liabilities.

(a) Attached as Section 3.6(a) of the Company Disclosure Schedules is preliminary, unaudited financial information of the Company as of the date set forth therein (the “Financial Information”). The Financial Information has been prepared in good faith but is preliminary in nature and have not been audited, footnoted or reviewed by independent accountants.

(b) The Company has no material Liabilities as of the date hereof of a type required to be disclosed on a balance sheet prepared in accordance with GAAP, other than (i) Liabilities reflected in the Financial Information; (ii) Liabilities incurred after the date of the Financial Information in the ordinary course of business; or (iii) Liabilities arising under this Agreement, the Ancillary Documents and/or the performance by the Company of its obligations hereunder or thereunder, including the Company Expenses.

(c) The Company has no outstanding indebtedness for borrowed money.

(d) The Company does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC.

Section 3.7 No Company Material Adverse Effect. Since the Lookback Date through the date hereof, there has been no Company Material Adverse Effect.

Section 3.8 Absence of Certain Developments. Since the Lookback Date, the Company has conducted its business in all material respects in the ordinary course of business. Since the Lookback Date, other than as set forth in Section 3.8 of the Company Disclosure Schedules the Company has not taken (or has had taken on its behalf) any action that would, if taken after the date hereof, require JATT’s consent under Section 5.1(b) of this Agreement.

Section 3.9 Real Property. The Company does not own or lease, and has never owned or leased, any real property.

Section 3.10 Tax Matters.

(a) The Company has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material Tax Returns filed by the Company, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by the Company for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) The Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Company does not file a Tax Return, or pay Tax, that the Company is or may be subject to taxation, or required to file a Tax Return in, that jurisdiction, which claim has not been settled or resolved.

(d) The Company is not currently and has not been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Company, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Company has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against the Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against the Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Company or extending a period of collection, assessment or deficiency for Taxes, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Company is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.

(f) The Company will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the ordinary course of business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) the Company or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (viii) “net CFC tested income” of the Company within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (ix) election made pursuant to Section 965(h) of the Code.

(g) There is no Lien for Taxes on any of the assets of the Company, other than Permitted Liens.

(h) The Company has no material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise. The Company is not a party to or bound by any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(i) The unpaid Taxes of the Company (i) did not, as of the date of the Financial Information, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Financial Information and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Company in filing its Tax Returns.

(j) The Company has not taken any action nor is aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 3.11 Contracts.

(a) Except as set forth on Section 3.11(a) of the Company Disclosure Schedules, the Company is not a party to, or bound by, any (other than any Contracts that are no longer in effect and under which the Company has no continuing or potential material Liability):

(i) collective bargaining agreement;

(ii) leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or its Subsidiaries holds any leased real property.;

(iii) (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $350,000 or (y) Contract requiring the payment of any compensation by the Company that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(iv) Contract under which the Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $500,000;

(v) written license or royalty Contract licensing-in or granting to the Company right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $100,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; (y) entered in the ordinary course of business containing only non-exclusive licenses under Intellectual Property where the license is incidental to the primary purpose of the relevant Contract; or (z) whereby Intellectual Property is implicitly licensed;

(vi) written license or royalty Contract licensing out or granting any rights in or immunity under any Company Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which the Company grants non-exclusive licenses that are immaterial to the business of the Company; or (x) whereby Company Owned Intellectual Property is non-exclusively or implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Company solely to the extent necessary for such Person to provide services thereto;

(vii) Contract that the Company reasonably expects will require aggregate future payments to or from the Company in excess of $500,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the ordinary course of business;

(viii) joint venture, partnership or similar Contract;

(ix) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of the Company (other than those providing for sales or dispositions of (x) assets and inventory in the ordinary course of business, and (y) assets no longer used in the businesses of the Company, in each case, under which there are material outstanding obligations of the Company) (including any sale or disposition agreement that has been executed, but has not closed);

(x) Contract that materially limits or restricts, or purports to limit or restrict, the Company (or after the Closing, JATT or the Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(xi) Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person;

(xii) Contract involving the payment of any earnout or similar contingent payment;

(xiii) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $100,000 in any single instance or in excess of $500,000 in the aggregate, or (z) that by its terms limits or restricts the Company from engaging or competing in any line of business in any jurisdiction;

(xiv) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by the Company in an amount in excess of $250,000 annually or $1,000,000 over the life of the Contract;

(xv) Contract that relates to the future acquisition of material business, assets or properties by the Company(including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement;

(xvi) (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the ordinary course of business; or

(xvii) Contract pursuant to which any Person (other than the Company) has guaranteed the Liabilities of the Company.

(b) each Contract listed on Section 3.11(a) of the Company Disclosure Schedules (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Company and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Company has made available to JATT a copy of each Material Contract. With respect to all Material Contracts, none of the Company or, to the knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). The Company has not received any written claim or notice, or, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).

(c) Set forth on Section 3.11(c) of the Company Disclosure Schedules is a list of the material suppliers. Since the Lookback Date, no such material supplier has canceled, terminated or, materially and adversely altered its relationship with the Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Company (in each case, would be or reasonably be expected to be material). There have been no disputes between the Company and any material supplier since the Lookback Date which would be or reasonably be expected to be material.

(d) Other than as set forth in their Governing Documents, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person which is not the Company.

Section 3.12 Intellectual Property.

(a) As of the date of this Agreement, there is not and, to the knowledge of the Company, since the Lookback Date there have not been, any Proceedings pending (or, to the knowledge of the Company, threatened, and, since the Lookback Date, the Company has not received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Company Intellectual Property. To the knowledge of the Company, none of the Company, its products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(b) As of the date of this Agreement, (i) to the knowledge of the Company, no Person is, infringing upon, misappropriating or otherwise violating any Company Intellectual Property in a manner that is material to the Company; and (ii) the Company has not sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Company.

(c) The Company is the sole and exclusive owner of all right, title, and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Company owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Company as currently conducted and as contemplated to be conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby.

(d) All publicly available Software used by the Company in connection with the Company’s business have been used in all material respects in accordance with the terms of its governing license. The Company has not used any publicly available Software in connection with Company Owned Intellectual Property, nor licensed or distributed to any third party any combination of publicly available Software and Company Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Company Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Company Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce Company Owned Intellectual Property in any manner.

(e) No current or former director, officer, manager, employee, agent or third-party representative of the Company has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Company, in each case except as would not be material to the Company. Except as disclosed in Section 3.12(e) of the Company Disclosure Schedules, the Company has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have contributed to the creation of any Company Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Company Owned Intellectual Property to the Company, or all such rights, title, and interest in and to such Company Owned Intellectual Property have vested in the Company by operation of Law, in each case except where the failure to do so is not material to the Company. To the knowledge of the Company, no Person is in violation of any such written assignment agreements.

(f) The Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Company (and any confidential information owned by any Person to whom any of the Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such trade secret or confidential information has been disclosed by the Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. To the knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(g) No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company in the development of any Intellectual Property owned by the Company nor does any such Person have any rights, title, or interest in or to any Company Owned Intellectual Property. The Company is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company is obligated to grant any license, rights, or immunity in or to any Company Owned Intellectual Property to any Person.

(h) The Company IT Systems are sufficient in all material respects for the current business operations of the Company. The Company has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the Company IT Systems owned by the Company and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Company have maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Company as currently conducted.

(i) Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company immediately prior to the Closing.

Section 3.13 Data Security; Data Privacy.

(a) The Company has not experienced any material Security Breaches or material security incidents or a material failure of the Company IT Systems since the Lookback Date, and the Company has not received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material security incident or material failure of the Company IT Systems since the Lookback Date. Since the Lookback Date, the Company has not received any uncured written complaint, claim, demand, inquiry or other notice, including notice of investigation, from any Person (including any Governmental Entity or self- regulatory authority or entity) regarding any of the Company’s Processing of Personal Information or compliance with applicable Privacy Laws.

(b) Except as would not be or reasonably be expected to be material, to the Company’s knowledge, the Company is, and since the Lookback Date has been, in compliance with all applicable Privacy Laws. To the Company’s knowledge, the Company has a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the Company in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the Company except where the failure to have such right would not be material to the Company. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable privacy and security requirements or result in or give rise to any right of termination or other right to impair or limit the Company’s right to own or process any Personal Information used in or necessary for the conduct of the business of the Company, except where such termination, impairment or limitation would not be material to the Company.

Section 3.14 Information Supplied. The information supplied in writing by the Company expressly for inclusion in the Registration Statement / Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time the Registration Statement / Proxy Statement is declared effective, (b) the time the Registration Statement / Proxy Statement(or any amendment thereof or supplement thereto) is first mailed to JATT Shareholders, or (c) the time of JATT Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings), except that no warranty, representation or covenant is made by the Company with respect to (i) statements made or incorporated by reference therein based on information supplied by JATT or its Affiliates for inclusion therein or (ii) any projections or forecasts, including any forward looking statements, or information derived from third party sources which the Company believes to be accurate, included in such materials.

Section 3.15 Litigation. There are no Proceedings (or to the knowledge of the Company, investigations by a Governmental Entity) pending or threatened in writing against the Company or any director or officer of the Company (in their capacity as such), and since the Lookback Date the Company has not been subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by the Company against any other Person. There are no ongoing internal investigations by the Company with respect to any current employee of the Company.

Section 3.16 Brokerage. The Company has no Liability in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or JATT to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 3.17 Labor Matters.

(a) Section 3.17(a) of the Company Disclosure Schedules sets forth a complete list of all employees of the Company as of the date hereof and title and/or job description, job location and base compensation and any bonuses paid with respect to the last fiscal year, or if the Company is less than one year since incorporation with respect to the current fiscal year, whereby bonuses shall be the target bonuses agreed upon but not yet paid between Company and employee and any bonuses already paid. As of the date hereof, all employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

(b) All employment agreements between the Company and their employees are in writing and contain only customary terms and conditions. The Company do not retain, and have not retained in the past, any consultants or freelancers that could be requalified as employees under applicable Laws.

(c) As at the date of this Agreement, no material salary increases have been resolved but not yet implemented by the Company. Any claims of current or former employees of the Company, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Financial Information as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the ordinary course of business.

(d) The Company is a party to or negotiating any collective bargaining agreement with respect to its employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the knowledge of the Company, threatened against the Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Since the Lookback Date, (i) no labor union or other labor organization, or group of employees of the Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the knowledge of the Company, threatened, material unfair labor practice charges against the Company.

(e) The Company, is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, the Company has not implemented any mass layoff of their employees.

(f) Except as set forth on Section 3.17(f) of the Company Disclosure Schedules, the Company do not have in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the Company have no obligation to pay any bonus or similar payments to any present or former employee or consultant. The Company has no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g) Except as would not reasonably be expected to result in material Liabilities to the Company, since the Lookback Date, (i) the Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) the Company has not been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) the Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) each individual who since the Lookback Date has provided or is providing services to the Company, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(h) To the knowledge of the Company, no employee or individual independent contractor of the Company is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to the Company; or (ii) owed to any third party. No senior executive has provided, to the knowledge of the Company, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with the Company within the first twelve (12) months following the Closing.

(i) Since the Lookback Date, the Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by the Company. With respect to each such allegation with potential merit, the Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. The Company does not reasonably expect any material Liabilities with respect to any such allegations.

Section 3.18 Employee Benefit Plans.

(a) Section 3.18(a) of the Company Disclosure Schedules sets forth a list of each material Employee Benefit Plan. The Company has made available to JATT correct and complete copies of the constituting documents of the Employee Benefit Plans. The Employee Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of the Company. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Financial Information. All Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.

(b) None of the Employee Benefit Plans is or was, nor does the Company have or reasonably expect to have any liability or obligation (whether contingent or otherwise) under or with respect to, (i) a Multiemployer Plan, (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA.

(c) Except as set forth on Section 3.18(c) of the Company Disclosure Schedules and other than as set forth in this Agreement, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Employee Benefit Plan or otherwise, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Employee Benefit Plan or otherwise, (iii) result in (either alone or in conjunction with any other event including any termination of employment), or cause the acceleration of the time of payment, vesting or funding, delivery of, forfeiture, or increase the amount or value, of any such payment, benefit or compensation under a Employee Benefit Plan or otherwise to any employees of the Company or director of the Company, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).

(d) No Person has any right against the Company to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A, Section 457A, or Section 4999 of the Code or otherwise. Each Employee Benefit Plan, to the extent subject to Section 409A or Section 457A of the Code complies in form and operation with Section 409A and 457A of the Code in all material respects.

(e) The Company is in material compliance with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.

Section 3.19 Insurance. The Company have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the Company) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the Company operates. As of the date of this Agreement: (a) all such insurance policies held by, or for the benefit of, the Company as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Company has not received a written notice of cancellation of any of the said insurance policies or of any material changes that are required in the conduct of the business of the Company as a condition to the continuation of coverage under, or renewal of, any of the insurance policies. The Company is not is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any insurance policy. Since the Lookback Date, there have been no claims by or with respect to the Company under any insurance policy as to which coverage has been denied or disputed in any respect by the underwriters of such insurance policy.

Section 3.20 Compliance with Laws; Permits.

(a) The Company is, and since the Lookback Date have been, in material compliance with all Laws applicable to the conduct of the business of the Company and, since the Lookback Date, no uncured written notices have been received by the Company from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b) The Company hold all Permits required for the ownership and use of its assets and properties or the conduct of their businesses as currently conducted and are in compliance in all material respects with all terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. The Company is not in material default under any such Permit and to the knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the Company to use such Permit or conduct its business.

Section 3.21 Title to and Sufficiency of Assets. The Company has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible assets, properties and rights free and clear of all Liens other than Permitted Liens. All such assets that are material to the operation of the business of the Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible assets comprise all the material assets used or held by the Company for the carrying on of the business of the Company as currently conducted and such assets comprise all material assets necessary for the carrying on of the business of the Company as currently conducted.

Section 3.22 Anti-Corruption Law Compliance.

(a) Since the Lookback Date, in connection with or relating to the business of the Company, the Company, and to the knowledge of the Company, no director, officer, manager, employee, agent or third-party representative of the Company(in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of the Company, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of the Company are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 3.23 Anti-Money Laundering Compliance.

(a) The Company maintains and implements (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Laws. There are no matters of material non-compliance with any Law that any Governmental Entity has required the Company to correct since the Lookback Date.

(b) Neither the Company nor, to the knowledge of the Company, any of its directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any applicable Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of the Company, governmental investigations, alleging any violations of any applicable Laws by the Company or any of their respective directors, officers, managers, or employees.

Section 3.24 Affiliate Transactions.

(a) (x) There are no Contracts (except for the Governing Documents) between the Company, on the one hand, and any Company Non-Party Affiliate on the other hand and (y) no Company Non-Party Affiliate (i) owes any amount to the Company, (ii) owns any material assets, tangible or intangible, necessary for the conduct of the business of the Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of the Company.

(b) Since the Lookback Date through the date hereof, none of following transactions have taken place unless consented by JATT or in the ordinary course of business:

(i) the declaration, making or payment of any dividend, other distribution or return of capital (whether in cash or in kind) by the Company to any Company Stockholder;

(ii) any payment by the Company to any Company Non-Party Affiliate in connection with any redemption, purchase or other acquisition of shares in the capital, partnership interests or other securities of the Company;

(iii) any (i) loan made or owed by the Company to any Company Non-Party Affiliate, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by the Company to, or on behalf of, or for the benefit of, any Company Non-Party Affiliate or any payments made to any officer, director, employee or independent contractor of a Company Non-Party Affiliate solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Company Non-Party Affiliate, other than compensation, benefits or expense reimbursement (in each case, of the types available to the executives or otherwise on arms’ length terms) paid or provided in the ordinary course of business to individuals who are officers, directors or employees of the Company;

(iv) any Lien made, created or granted over any asset of the Company in favor of any Company Non-Party Affiliate;

(v) any guarantee by the Company of any Liability of any Company Non-Party Affiliate;

(vi) any discharge, forgiveness or waiver by the Company of any Liability owed by any Company Non-Party Affiliate to the Company;

(vii) material increases in the compensation or bonus payable by the Company to any Company Non-Party Affiliate;

(viii) the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by the Company to or in favor of an Company Non-Party Affiliate;

(ix) the sale, purchase, transfer or disposal of any material asset or right of the Company not referenced in clause (viii) above to or in favor of a Company Non-Party Affiliate, other than in the ordinary course of business; and

(x) any commitment or agreement to do any of the foregoing.

Section 3.25 Environmental Matters.

(a) The Company has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.

(b) No material Proceeding or Order is pending or, to the knowledge of the Company, threatened with respect to the Company’s compliance with or Liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 3.26 Healthcare Laws.

(a) The Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, and the Company has not received written notification of any pending Proceeding from the FDA or any other regulatory authority, agency or Governmental Entity alleging that any operation or activity of the Company is in violation of any applicable Healthcare Law. There have been no inspections of the Company or any of its contract research organization(s) by the FDA or any other regulatory authority.

(b) All preclinical and clinical (if any) investigations conducted or sponsored by the Company, or in which the Company has participated, intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority, agency or Governmental Entity by the Company, have been so filed, maintained or furnished. To the knowledge of the Company, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). The Company or any officer, employee or agent of the Company, has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority, agency or Governmental Entity or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority, agency or Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company or any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C.§335a(b) or any similar Healthcare Law.

(d) Neither the Company or any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against the Company or any of their officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of the Company. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(e) The Company has not received any written notice, correspondence or other communication from the FDA or any other regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, the Company.

(f) No data generated by the Company with respect to its products are the subject of any written regulatory Proceeding, either pending or, to the Company’s knowledge, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(g) Neither the Company or, any director, officer or, to the knowledge of the Company, any agent, employee, Affiliate or other Person acting on behalf of any the Company, has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 3.27 No Other Representations. Except for the representations and warranties contained in Article III and in any certificate or agreement delivered pursuant hereto, neither the Company nor any other Person on behalf of the Company or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to JATT and the Company disclaims any such representation or warranty.

Except for the specific representations and warranties contained in this Article III (as modified by the Company Disclosure Schedule) and in any certificate or agreement delivered pursuant hereto, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to JATT or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to JATT by any director, officer, employee, agent, consultant, or Representative of the Company or any of its Affiliates), and neither the Company nor any other Person will have or be subject to any liability or obligation to JATT or any other Person resulting from the distribution to JATT or any such party’s use of, or reliance upon any such information.

Section 3.28 Inspections; JATT’s Representations. The Company has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of JATT and on the accuracy of the representations and warranties set forth in Article IV by JATT pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by JATT or its Affiliates or representatives, except for those set forth in Article IV by JATT pursuant to this Agreement. The Company specifically acknowledges and agree to JATT’s disclaimer of any representations or warranties other than those set forth in Article IV by JATT pursuant to this Agreement, whether made by either JATT or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, its Affiliates or representatives by JATT or any of its Affiliates or representatives), other than those set forth in Article IV by JATT pursuant to this Agreement. The Company specifically acknowledges and agrees that, without limiting the generality of this Section 3.28, neither JATT nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Company specifically acknowledge and agree that except for the representations and warranties set forth in Article IV, JATT has not made any other express or implied representation or warranty with respect to JATT, its assets or Liabilities, the businesses of JATT or the transactions contemplated by this Agreement or the Ancillary Documents.

Article IV

REPRESENTATIONS AND WARRANTIES RELATING TO JATT

Subject to Section 8.8, except (a) as set forth on the JATT Disclosure Schedules, or (b) as set forth in any JATT SEC Documents (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), JATT hereby represents and warrants to the Company, in each case, as of the date of this Agreement as follows:

Section 4.1 Organization; Authority Enforceability. JATT is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. JATT is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a JATT Material Adverse Effect. Subject to receipt of the Required JATT Shareholder Approval, JATT has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Documents to which JATT is a party and the transactions contemplated hereby and thereby have been duly approved and authorized, following receipt by the JATT Fairness Opinion, by all requisite JATT Board action on the part of JATT. No other proceedings on the part of JATT (including any action by JATT Board or JATT Shareholders), except for the receipt of the Required JATT Shareholder Approval, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which JATT is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Documents to be executed and delivered by JATT at Closing will be, duly executed and delivered by JATT and constitute valid and binding agreement of JATT, enforceable against JATT in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. JATT is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.

Section 4.2 Capitalization.

(a) As of the date of this Agreement, the share capital of JATT consists of 7,800,000 JATT Shares. The Equity Securities set forth in this Section 4.2(a) comprise all of the Equity Securities of JATT that are issued and outstanding (without considering the exercise of any JATT Shareholder Redemption Right).

(b) Except as set forth (x) in the JATT SEC Documents, (y) on Section 4.2(b) of JATT Disclosure Schedules, or (z) in this Agreement, the Ancillary Documents or the Governing Documents of JATT:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which JATT is a party or which are binding upon JATT providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) JATT is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) JATT is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of JATT.

(c) All of the issued and outstanding Equity Securities of JATT, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law.

(d) JATT does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

Section 4.3 Brokerage. Except as set forth on Section 4.3 of JATT Disclosure Schedules, JATT has not incurred any Liability in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or JATT to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.4 Trust Account. As of the date hereof, JATT has at least $60,000,000 dollars in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of JATT, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by JATT or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by JATT. JATT is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in JATT SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) JATT Shareholders who shall have exercised their JATT Shareholder Redemption Rights, (ii) the underwriters of JATT’s initial public offering, who are entitled to the deferred underwriting discount (as such term is defined in the JATT SEC Documents) and (iii) JATT with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to $100,000 of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the knowledge of JATT, investigations) pending or, to the knowledge of JATT, threatened with respect to the Trust Account.

Section 4.5 JATT SEC Documents; Controls.

(a) JATT has timely filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of JATT’s securities to the date hereof, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “JATT SEC Documents”) and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional JATT SEC Documents”). As of their respective dates, each of the JATT SEC Documents and each of the Additional JATT SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied, or will comply, as applicable, in all material respects with the applicable requirements of the Securities Act, or the

Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such JATT SEC Documents. None of JATT SEC Documents contained, when filed or, if amended prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any JATT SEC Filing. To the knowledge of JATT, as of the date hereof, (i) none of JATT SEC Documents are the subject of ongoing SEC review and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any JATT SEC Document.

(b) The financial statements of JATT contained or incorporated by reference in JATT SEC Documents and each of the Additional JATT SEC Documents, including all notes and schedules thereto, complied, or will comply, as applicable, in all material respects, when filed or if amended prior the date hereof, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in shareholders’ equity and cash flows of JATT as at the respective dates of, and for the periods referred to, in such financial statements. JATT has no off-balance sheet arrangements that are not disclosed in JATT SEC Documents. No financial statements other than those of JATT are required by GAAP to be included in the consolidated financial statements of JATT.

(c) No notice of any SEC review or investigation of JATT or JATT SEC Documents has been received by JATT. Since the consummation of its initial public offering, all comment letters received by JATT from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of JATT are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of JATT’s securities, JATT has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any JATT SEC Document. Each such certification is true and correct. JATT maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act designed to ensure that material information relating to JATT is made known to JATT’s principal executive officer and principal financial officer by others within JATT. As used in this Section 4.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) JATT has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 4.6 Information Supplied; Proxy/Registration Statement. None of the information supplied or to be supplied by JATT for inclusion in the Registration Statement / Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time Registration Statement / Proxy Statement is declared effective, (b) the time the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to JATT Shareholders, or (c) the time of JATT Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by JATT or that are included in such filings and/or mailings), except that no warranty, representation or covenant is made by JATT with respect to (i) statements made or incorporated by reference therein based on information supplied by the Company or its Affiliates for inclusion therein or (ii) any projections or forecasts including any forward looking statements, or information derived from third party sources which JATT believes to be accurate, included in such materials.

Section 4.7 Litigation. As of the date of this Agreement, there are no material Proceedings (or to the knowledge of JATT, investigations by any Governmental Entity) pending or, to the knowledge of JATT, threatened against JATT or, to the knowledge of JATT, any director, officer or employee of JATT (in their capacity as such) and since JATT’s date of incorporation there have not been any such Proceedings and JATT is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by JATT against any other Person.

Section 4.8 Listing. The issued and outstanding JATT Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the knowledge of JATT, threatened against JATT by Nasdaq or the SEC with respect to any intention by such entity to deregister JATT Shares or prohibit or terminate the listing of JATT Shares on Nasdaq. JATT has taken no action that is designed to terminate the registration of JATT Shares under the Securities Exchange Act. JATT has not received any written or, to the knowledge of JATT, oral deficiency notice from Nasdaq relating to the continued listing requirements of JATT Shares.

Section 4.9 Investment Company. JATT is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 4.10 Noncontravention. Except for the filings pursuant to this Agreement, the consummation by JATT of the transactions contemplated by this Agreement and the Ancillary Documents do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which JATT is a party, (ii) any Governing Document of JATT, or (iii) any Law or Order to which JATT is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to JATT. JATT is not in material violation of any of its Governing Documents.

Section 4.11 Business Activities.

(a) Since its incorporation, JATT has not conducted any material business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in Governing Documents of JATT, there is no Contract, commitment, or Order binding upon JATT or to which JATT is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of JATT or any acquisition of property by JATT or the conduct of business by JATT after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to JATT.

(b) Except for this Agreement and the transactions contemplated by this Agreement, JATT has no interests, rights, obligations or Liabilities with respect to, and JATT is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

Section 4.12 JATT Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which JATT is a party is an exhibit to the JATT SEC Documents.

Section 4.13 Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of JATT of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the JATT Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the JATT Financial Statements in the ordinary course of the operation of business of JATT; (c) incurred in connection with the Merger; or (d) which would not, individually or in the aggregate, reasonably be expected to have an JATT Material Adverse Effect.

Section 4.14 Employees; Benefit Plans. Other than as described in the JATT SEC Documents, JATT has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by JATT’s officers and directors in connection with activities on JATT’s behalf in an aggregate amount not in excess of the amount of cash held by JATT outside of the Trust Account, JATT has no unsatisfied material liability with respect to any employee or individual independent contractor. Other than as described in the JATT SEC Documents, JATT does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers or employees. Neither the execution and delivery of this Agreement or the other Ancillary Documents to which it is a party nor the consummation of the Merger: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of JATT; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 4.15 Tax Matters.

(a) JATT has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material Tax Returns filed by JATT, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by JATT for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) JATT has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where JATT does not file a Tax Return, or pay Tax, that JATT is or may be subject to taxation by, or required to file a Tax Return in, that jurisdiction, which claim has not been settled or resolved. The income Tax Returns of JATT made available to the Company, if any, reflect all of the jurisdictions in which JATT is required to remit material income Tax.

(d) JATT is not and has not been the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to JATT, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. JATT has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against JATT have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against JATT.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to JATT or extending a period of collection, assessment or deficiency for Taxes, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. JATT is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of JATT.

(f) JATT will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the ordinary course of business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) JATT or its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (viii) “net CFC tested income” of JATT within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (ix) election made pursuant to Section 965(h) of the Code.

(g) There is no Lien for Taxes on any of the assets of JATT, other than Permitted Liens.

(h) JATT has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Documents, if any). JATT is not party to or bound by any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(i) The unpaid Taxes of JATT (i) did not, as of the date of this Agreement, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of JATT in filing its Tax Returns.

(j) At all times since its incorporation, JATT has been properly classified as a C corporation within the meaning of Section 1361(a)(2) of the Code for U.S. federal income Tax purposes. JATT has never made the election provided under Section 897(i) of the Code.

(k) JATT has not taken any action and is not aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 4.16 Compliance with Laws. JATT is, and has been since its formation, in compliance in all material respects with all Laws, and no uncured written notices have been received by JATT from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 4.17 Anti-Corruption Law Compliance.

(a) To the knowledge of JATT, no director, officer, manager, employee, agent or third-party representative of JATT (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of JATT, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of JATT are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws

Section 4.18 Anti-Money Laundering Compliance.

(a) JATT maintains and implements procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Laws. There are no matters of material non-compliance with any applicable Law that any Governmental Entity has required JATT to correct.

(b) None of JATT or any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any applicable Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the knowledge of JATT, governmental investigations, alleging any violations of any applicable Laws by JATT or any of their respective directors, officers, managers, or employees.

Section 4.19 Affiliate Transactions. Except as set forth in Section 4.19 of JATT Disclosure Schedules, there are no Contracts between (a) JATT, on the one hand, and (b) JATT Related Parties.

Section 4.20 Inspections; Company’s Representations. JATT has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. JATT agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Company and on the accuracy of the representations and warranties set forth in Article III by the Company pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Company or its Affiliates or representatives, except for those set forth in Article III by the Company pursuant to this Agreement. JATT specifically acknowledges and agrees to the Company’s disclaimer of any representations or warranties other than those set forth in Article III by the Company pursuant to this Agreement, whether made by either the Company or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to JATT or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to JATT or its Affiliates or representatives by the Company or any of its Affiliates or representatives), other than those set forth in Article III by the Company pursuant to this Agreement. JATT specifically acknowledges and agrees that, without limiting the generality of this Section 4.20, neither the Company nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. JATT specifically acknowledges and agrees that except for the representations and warranties set forth in Article V, the Company has not made any other express or implied representation or warranty with respect to the Company, its assets or Liabilities, the businesses of the Company or the transactions contemplated by this Agreement or the Ancillary Documents.

Article V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or PIPE Financing or as consented to in writing by JATT (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Company in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Company.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement, any Ancillary Document, the PIPE Financing, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by JATT (which consent shall not be unreasonably conditioned, withheld or delayed) not do any of the following:

(i) amend or otherwise modify any of its Governing Documents in any manner that would be adverse to JATT, except as otherwise required by Law;

(ii) make any changes to its accounting policies, methods or practices, other than as permitted under GAAP or applicable Law;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the Company, (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Equity Securities of the Company (other than (A) fundraising transactions from and after the date hereof (excluding the PIPE Financing) for aggregate net proceeds of up to $30,000,000 to the Company (the “Company Interim Financing”) and (B) grants and issuances of Company Options to new hires and consultants of the Company not to exceed the Company Options set forth in Section 5.1(b)(iii) of the Company Disclosure Schedules);

(iv) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder as of the date hereof of the Company;

(v) adjust, split, combine or reclassify any of its Equity Securities (except for the Stock Split);

(vi) (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the ordinary course of business, and (C) other Indebtedness not to exceed $5,000,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the Company or in the ordinary course of business, or (z) amend or modify in any material respect any Indebtedness;

(vii) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $5,000,000;

(viii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the date hereof would be a Material Contract, in each case other than in the ordinary course of business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the Company;

(ix) other than inventory and other assets acquired in the ordinary course of business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $250,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the Company;

(xi) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by the Company not covered by insurance in excess of $250,000 in any single instance or in excess of $1,000,000 in the aggregate, (x) granting injunctive or other equitable remedy against the Company, (y) which imposes any material restrictions on the operations of businesses of the Company or (z) by the equityholders of the Company or any other Person which relates to the transactions contemplated by this Agreement;

(xii) except as required under applicable Law, the terms of any Employee Benefit Plan existing as of the date hereof with JATT’s prior agreement, (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Company (other than annual salary and target bonus adjustments made in the ordinary course of business), (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of the Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any Employee Benefit Plan, (D) grant any new awards under any Employee Benefit Plan (other than grants and issuances of Company Options or other incentive equity arrangements offered to new hires and consultants of the Company), (E) amend or modify any outstanding award under any Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Company, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of JATT, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $350,000;

(xiii) (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, the Company, other than (x) non-exclusive licenses, sublicenses or other rights granted to service provides granted in the ordinary course, (y) inventory or products in the ordinary course of business, or (z) assets with an aggregate fair market value less than $500,000; or (B) subject any Company Owned Intellectual Property to the terms of clauses (i) and (ii) of Section 3.12(d);

(xiv) disclose any trade secrets and any other material confidential information of the Company to any Person except pursuant to written obligations of confidentiality and non-use consistent with past practice;

(xv) fail to take any action required to maintain any material insurance policies of the Company in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (3) actions in the ordinary course of business);

(xvi) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, or (G) enter into any Tax sharing, Tax allocation, or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes);

(xvii) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(xviii) except as included as a Company Expense, incur any Liability, in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or JATT to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; or

(xix) agree or commit to do any of the foregoing.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give JATT, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.

Section 5.2 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party is contemplated to be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement and (ii) using reasonable best efforts to consummate the PIPE Financing, on the terms and subject to the conditions set forth in the Investor Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. JATT shall promptly inform the Company of any communication between JATT, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform JATT of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. In the event that any Governmental Entity opens or threatens to open any investigation or inquiry into the transactions contemplated by this Agreement under any antitrust Laws, each of the Parties shall, to the extent legally permissible, use commercially reasonable efforts to cooperate in good faith with each other and with such Governmental Entity in connection with any such investigation or inquiry. Without limiting the foregoing, each Party and their respective Affiliates shall not enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of JATT and the Company. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall require JATT or its Affiliates to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of JATT) or JATT (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of JATT, the Company, or, in the case of the Company, JATT in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of JATT, the Company, or, in the case of the Company, JATT, the opportunity to attend and participate in such meeting or discussion.

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JATT, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of JATT, or any of its respective Representatives (in their capacity as a representative of JATT) or, in the case of the Company or any of its Representatives (in their capacity as a representative of the Company). JATT and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, neither JATT nor the Company shall settle any Transaction Litigation without the consent of the Company or JATT, as applicable.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to JATT and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company) for the purpose of consummating the Merger. Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to JATT or its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company or any Company Non-Party Affiliates or any of their respective Representatives, on the one hand, and JATT, any JATT Related Party or any of their respective Representatives on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, JATT shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of JATT (in a manner so as to not interfere with the normal business operations of JATT). Notwithstanding the foregoing, JATT shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which JATT is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of JATT with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to JATT under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), JATT shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or

Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if JATT, any JATT Related Party or any of their respective Representatives, on the one hand, and the Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that JATT shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order. Without limiting the generality of the foregoing, within two (2) Business Days of the date hereof, JATT shall provide to the Company for informational purposes only a copy of the signed written JATT Fairness Opinion.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and JATT or, after the Closing, the Company; provided, however, that each Party, the Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with the Company, if the disclosing Person is JATT or the Sponsor, or JATT, if the disclosing party is the Company or any of its Representatives, and give the Company or JATT, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with the Company and give the Company the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Company Non-Party Affiliates and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and JATT prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, JATT shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and JATT shall consider such comments in good faith. The Company, on the one hand, and JATT, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JATT, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by the Company and JATT prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and JATT prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JATT, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall be treated as a reorganization within the meaning of Section 368 of the Code. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.5(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) JATT and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying for the Intended Tax Treatment. In furtherance of the foregoing, the Company shall not permit JATT to liquidate or to be treated as liquidating for U.S. federal income tax purposes for a period of at least twelve (12) months following the Closing.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted by tax counsel in such connection, each of JATT and the Company shall, and shall cause their Affiliates to, (i) reasonably cooperate in order to facilitate the issuance of any such tax opinion and (ii) deliver to such counsel, to the extent requested by such counsel, a duly executed certificate reasonably satisfactory to such Party and such counsel dated as of the date requested by such counsel, containing such customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render any such opinion; provided, that, notwithstanding anything herein to the contrary, nothing in this Agreement shall require any counsel to the Company or its advisors to provide an opinion with respect to any Tax matters relating to or affecting JATT or the JATT Shareholders, including that the Merger qualifies for the Intended Tax Treatment; provided, further, that neither this provision nor any other provision in this Agreement shall require the provision of a Tax opinion by any Party’s counsel or advisors to be an express condition precedent to the Closing.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing JATT Holders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising if applicable, as a result of JATT’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (i) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (ii) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective directors and executive officers not to, and will use reasonable best efforts to cause its employees, equityholders, advisors (including financial advisors, attorneys, accountants and consultants), agents and other representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company) (other than in connection with the PIPE Financing or the transactions contemplated by this Agreement or the Investor Subscription Agreements); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify JATT promptly upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep JATT reasonably informed on a current basis of any modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, JATT shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective directors and executive officers not to, and will use reasonable best efforts to cause its employees, equityholders, advisors (including financial advisors, attorneys, accountants and consultants), agents and other representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to a JATT Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a JATT Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a JATT Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of JATT (or any Affiliate or successor of JATT) (other than in connection with the PIPE Financing or the transactions contemplated by this Agreement or the Investor Subscription Agreements); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. JATT agrees to (A) notify the Company promptly upon receipt of any JATT Acquisition Proposal by JATT, and to describe the material terms and conditions of any such JATT Acquisition Proposal in reasonable detail (including the identity of the Persons making such JATT Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

Section 5.7 Preparation of Registration Statement / Proxy Statement. JATT shall promptly provide to the Company such information concerning JATT and the shareholders of JATT as is either required by the federal securities laws or reasonably requested by the Company for inclusion in the Registration Statement / Proxy Statement. As promptly as practicable after the receipt by the Company from JATT of all such information, JATT and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either JATT or the Company, as applicable), and the Company shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of JATT which will be included therein and which will be used for the JATT Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to exercise the JATT Shareholder Redemption Right, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by JATT’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of JATT and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements of, and any other information with respect to, the Company for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of JATT or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. JATT, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of JATT to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including using reasonable best efforts to deliver customary Tax representation letters to counsel to enable counsel to deliver a Tax opinion requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of JATT, the Company, or, in the case of the Company, JATT, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of JATT, the Company, or, in the case of the Company, JATT (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) JATT shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing JATT Holders. JATT shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of JATT Shares for offering or sale in any jurisdiction, and JATT and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 JATT Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, JATT shall (a) commence mailing the Proxy Statement to the shareholders of JATT as of the applicable record date and (b) use reasonable best efforts to duly convene and hold a meeting of its shareholders (the “JATT Shareholders Meeting”) in accordance with the Governing Documents of JATT, to be held as promptly as reasonably practicable and, unless otherwise agreed by JATT and the Company in writing, in any event not more than thirty (30) days following the date that the Registration Statement / Proxy Statement is declared effective under the Securities Act for the purposes of obtaining the JATT Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to exercise the JATT Shareholder Redemption Right. JATT shall, through approval of its board of directors, recommend to its shareholders (the “JATT Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (iii) the adoption and approval of each other proposal reasonably agreed to by JATT and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (iv) the adoption and approval of a proposal for the adjournment of the JATT Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (iv) together, the “Transaction Proposals”); provided that JATT may adjourn the JATT Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the JATT Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that JATT has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing JATT Holders prior to the JATT Shareholders Meeting or (D) if the holders of JATT Shares have elected to redeem a number of JATT Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.2(d) not being satisfied; provided that, without the consent of the Company, in no event shall JATT adjourn the JATT Shareholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Outside Date. The JATT recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, JATT covenants that none of the JATT Board or JATT nor any committee of the JATT Board shall withdraw or modify, or propose publicly or by formal action of the JATT Board, any committee of the JATT Board or JATT to withdraw or modify, in a manner adverse to the Company, the JATT Board Recommendation or any other recommendation by the JATT Board or JATT of the proposals set forth in the Registration Statement / Proxy Statement; provided, that, the JATT Board may change, withdraw, withhold, qualify or modify the JATT Board Recommendation (a “Change in Recommendation”) if the JATT Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law.

Section 5.9 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within five (5) Business Days) following the date of this Agreement, the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of JATT. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, JATT shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on

Section 5.10 of the JATT Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) amend or otherwise modify any of its Governing Documents in any manner that would be adverse to the Company, except as otherwise required by Law;

(b) make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(c) sell, issue, redeem, assign, transfer, pledge, mortgage, charge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of JATT (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating JATT to issue, deliver or sell any Equity Securities of JATT;

(d) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder as of the date hereof of JATT, other than redemptions from the Trust Account that are required pursuant to the Governing Documents of JATT;

(e) adjust, split, combine or reclassify any of its Equity Securities;

(f) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the ordinary course of business or (C) working capital loans);

(g) fail to maintain its existence or, without prior notice to the Company, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including Equity Securities of another Person;

(h) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, JATT, except as required or contemplated by this Agreement;

(i) amend the Trust Agreement or any other agreement related to the Trust Account;

(j) except to the extent required by applicable Law, (i) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (ii) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of Taxes, (iii) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (iv) file any amended material Tax Return, (v) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (vi) fail to pay any material amount of Tax as it becomes due or (vii) enter into any Tax sharing, Tax allocation, or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes);

(k) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(l) except as included as a JATT Expense, incur any Liability, in connection with this Agreement or the Ancillary Documents, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or JATT to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

(m) except (x) as required under applicable Law, the terms of any benefit plan of JATT existing as of the date hereof with Company’s prior agreement, or (y) in respect of any option plan of JATT (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of JATT, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any benefit plan of JATT with or for the benefit of any current or former directors, officers, employees or individual consultants of JATT, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any benefit plan of JATT, (D) grant any new awards under any benefit plan of JATT, (E) amend or modify any outstanding award under any benefit plan of JATT, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of JATT, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of the Company, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $350,000; or

(n) agree or commit to do any of the foregoing.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of JATT and (b) subject to the condition set forth in Section 6.3(d), nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, JATT from using the funds held by JATT outside the Trust Account to pay any JATT Expenses or from otherwise distributing or paying over any funds held by JATT outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing. JATT and the Company shall use their respective reasonable best efforts and shall cooperate in good faith to cause: (a) the Company to submit an initial listing application to Nasdaq in connection with the transactions contemplated by this Agreement; (b) the Company to satisfy all applicable initial listing standards and requirements of Nasdaq and obtain Nasdaq’s approval of its initial listing application; (c) the Company, taking into account its contemplated combination with JATT, to satisfy all applicable initial listing requirements of Nasdaq, including sufficient round lot holders, unrestricted publicly-held Company Shares and public float (including those expected to be held by historic stakeholders of the Company); and (d) the PubCo Shares issuable in accordance with this Agreement, including the Merger and the PIPE Financing, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. From the date hereof through the Closing, JATT shall use reasonable best efforts to ensure JATT remains listed as a public company on Nasdaq and maintain the listing of the JATT Shares on Nasdaq. From the date hereof through the Closing, JATT shall promptly notify the Company of any communications or correspondence from the Nasdaq with respect to any potential suspension of listing or delisting action contemplated or threatened by the Nasdaq. Prior to the Closing Date, JATT shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the JATT Shares to be delisted from Nasdaq and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, JATT shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of JATT pursuant to the JATT Shareholder Redemption Right, (B) pay the amounts due to the underwriters of JATT’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to JATT in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. Notwithstanding anything in this Agreement or the Governing Documents of JATT to the contrary, any payments made after the Closing in respect of JATT Redeeming Stock are made after Closing solely as a matter of ministerial and administrative convenience. Such payments do not reflect, and shall not be construed as reflecting, any continued ownership of, or rights with respect to, such JATT Redeeming Stock at or after the Closing. All right, title, and interest in and to each share of JATT Redeeming Stock shall be automatically cancelled and cease to exist as of immediately prior to the Closing and shall thereafter represent only the right to be paid a pro rata share of the JATT Shareholder Redemption Amount in accordance with the Governing Documents of JATT, and not as a continuing shareholder or owner of the Company any kind. For the avoidance of doubt, consistent with Section 8.5 of the Amended and Restated Memorandum and Articles of Association of JATT, each share of JATT Redeeming Stock shall not be entitled to participate in the profits of JATT (or, for the avoidance of doubt, the Company) in respect of the period after the date specified as the date of redemption of such JATT Redeeming Stock in the applicable redemption notice, which shall be no later than the day immediately preceding the Closing Date.

Section 5.13 Additional Stockholder Support Agreements; Company Stockholder Approval.

(a) From and after the date hereof, the Company shall use its reasonable best efforts to obtain an executed stockholder support agreement (in the form of the Stockholder Support Agreement) from each of the other Company Stockholders who has not executed such documents as of the date hereof. The Company shall timely provide to the Company Stockholders all advance notices required to be given to such Company Stockholders in connection with this Agreement, the Merger and the transactions contemplated by this Agreement under the Company’s Governing Documents or other applicable Contracts and under applicable Law (or otherwise obtain waivers with respect to the same).

(b) As promptly as reasonably practicable (and in any event within two (2) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to JATT a true and correct copy of the adoption and approval of this Agreement and the transactions contemplated hereby by the Company Stockholders acting by written consent in lieu of a meeting (in form and substance reasonably satisfactory to JATT) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL and the Company’s Governing Documents (the “Company Stockholder Written Consent”). The Company, through the approval of the Company Board shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) (the “Company Board Recommendation”).

Section 5.14 JATT Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of JATT, as provided in the applicable JATT’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) PubCo will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, PubCo shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable JATT’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the JATT’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of JATT (the “JATT D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such JATT D&O Person was a director or officer of JATT on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall not have any obligation under this Section 5.14 to any JATT D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such JATT D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) JATT shall purchase, at or prior to the Closing, and PubCo shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any comparable insurance policies of JATT as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under JATT’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of JATT, PubCo or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by JATT prior to the date of this Agreement and, in such event, JATT or one of its Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by JATT prior to the date of this Agreement.

(d) If PubCo or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo shall assume all of the obligations set forth in this Section 5.14.

(e) The JATT D&O Persons entitled to the indemnification, expense reimbursement, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of JATT.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) PubCo shall perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, PubCo shall advance expenses in connection with such indemnification as provided in the Company’s Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Company (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of the Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall have no obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and PubCo shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of the Company in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under the Company’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement.

(d) If PubCo or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo to assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of PubCo.

Section 5.16 Post-Closing Directors and Officers.

(a) PubCo shall take all such action necessary or appropriate such that immediately following the Effective Time, the board of directors of PubCo shall consist of (i) one (1) director designated in writing by the Sponsor, which designee shall be Dr. Someit Sidhu (the “Sponsor Director”), and (ii) up to six (6) other directors designated in writing by the Company; provided, however, that such directors, as well as their respective class designations and committee memberships, designated pursuant to the foregoing sentence shall be determined sufficiently in advance to allow for inclusion of such Persons in the Registration Statement / Proxy Statement.

(b) The board of directors of PubCo as of immediately following the Effective Time shall comply with Nasdaq rules and the majority of the directors shall be independent under Nasdaq listing standards.

(c) The officers of PubCo as of immediately following the Effective Time shall consist of those officers designated by the Company.

Section 5.17 PCAOB Financials.

(a) The Company shall, as promptly as reasonably practicable, deliver to JATT the audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that is required to be included in the Registration Statement / Proxy Statement (collectively, the “PCAOB Financials”). All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Company as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain a report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) JATT shall use its reasonable best efforts (i) to assist, upon advance written notice, the Company in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 PubCo Equity Incentive Plan; PubCo Employee Stock Purchase Plan. Upon Closing, the board of directors of PubCo shall approve and adopt:

(a) an equity incentive plan (the “PubCo Equity Incentive Plan”), in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving for grant thereunder a number of PubCo Shares representing, in the aggregate, 12% of the PubCo Shares issued and outstanding, on a fully-diluted basis, immediately after the Closing; provided that the number of shares reserved for issuance under the PubCo Equity Incentive Plan shall be subject to an automatic annual increase in an amount equal to 5% of the aggregate number of PubCo Shares outstanding as of the end of the immediately preceding calendar year, or such lesser amount as may be determined by the board of directors of PubCo; and

(b) an employee stock purchase plan (the “PubCo Employee Stock Purchase Plan”), effective as of the Closing Date, reserving for grant thereunder such number of PubCo Shares as shall be mutually agreed by the Parties.

Section 5.19 PIPE Financing. Each of JATT and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to negotiate and enter into Investor Subscription Agreements, pursuant to which PIPE Investors agree to purchase a number of shares of PubCo Shares as set forth in such Investor Subscription Agreements in a private placement on the terms and conditions described or contemplated therein (and reasonably acceptable to the Company and JATT), including using their respective commercially reasonable efforts to consummate the PIPE Financing at or prior to the Closing and to satisfy on a timely basis all conditions and covenants applicable to the Company and JATT, respectively, in the Investor Subscription Agreements and otherwise comply with its obligations thereunder and to enforce the rights of the Company and JATT under the Investor Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) the Company the applicable purchase price under each PIPE Investor’s applicable Investor Subscription Agreements in accordance with its terms. JATT and the Company shall keep the other party reasonably informed regarding the status of negotiations and discussions relating to the PIPE Financing. JATT and the Company shall give the other party prompt written notice upon (A) becoming aware of any breach or default by any party to any of the Investor Subscription Agreements or any termination (or purported termination) of any of the Investor Subscription Agreements, (B) the receipt of any written notice or other written communication from any party to any Investor Subscription Agreements with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Investor Subscription Agreement or any provisions of any Investor Subscription Agreement and (C) if the Company does not expect to receive all or any portion of the PIPE Financing Amount on the terms, in the manner or from the sources contemplated by the Investor Subscription Agreements. JATT or the Company shall not, without the prior written consent of the other party, amend, modify, supplement or waive (or permit any waiver of) any provision of, or terminate or abandon its plans with respect to, or provide consent to amend, modify, supplement, waive, assign or terminate any provision or remedy under, or any replacements of, any Investor Subscription Agreement, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided, that, in the case of any such assignment or transfer, the initial party to such Investor Subscription Agreements remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Company Shares or other Equity Securities of the Company.

Article VI

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Party for whose benefit such condition exists of the following conditions:

(a) no Order or Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the transactions contemplated by this Agreement (including the Merger) shall be in effect;

(b) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(c) the Company Stockholder Written Consent shall have been obtained;

(d) the Required JATT Shareholder Approval shall have been obtained;

(e) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, the Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Company Shares shall have been conditionally approved for listing on Nasdaq, subject to official notice of issuance; and

(f) the Business Combination Proposal shall have been approved.

Section 6.2 Other Conditions to the Obligations of JATT. The obligations of JATT to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, prior written waiver by JATT of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the of the Company set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to JATT the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to JATT;

(ii) the Registration Rights and Lock-Up Agreements, duly executed by (A) the Company Stockholders holding 2% or more of the Company Shares outstanding immediately prior to the Effective Time (excluding in any case any shares issued in the PIPE Financing) and (B) the Key Person.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the JATT Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) the representations and warranties of JATT (other than the JATT Fundamental Representations) contained in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “JATT Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a JATT Material Adverse Effect;

(b) JATT shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no JATT Material Adverse Effect shall have occurred that is continuing;

(d) the Available Cash shall be equal to at least $125,000,000, after the payment of, or accrual for, any Company Expenses or JATT Expenses;

(e) at or prior to the Closing, JATT shall have delivered, or caused to be delivered, the following documents:

(i) a certificate duly executed by an authorized officer of JATT, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) the Registration Rights and Lock-up Agreement, duly executed by JATT and the Sponsor.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. JATT may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by JATT’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

Article VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, solely:

(a) by mutual written consent of JATT and the Company;

(b) by JATT, if any of the representations or warranties set forth in Article III shall not be true and correct or if the Company has failed to perform or has otherwise breached any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by JATT, and (ii) the Outside Date; provided, however, that JATT is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied (assuming the Closing occurred as of such date);

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if JATT has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to JATT by the Company and (ii) the Outside Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied (assuming the Closing occurred as of such date);

(d) by either JATT or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to January 31, 2027 (the “Outside Date”); provided that in the event that there shall have been a Financial Statement Delivery Failure by the Financial Statement Delivery Deadline which shall have been cured prior to the end of the 30-day cure period provided in Section 7.1(h), then the Outside Date shall be automatically extended without further action by the Parties to the date that is the number of days after the original Outside Date equal to the number of days from the Financial Statement Delivery Deadline until the date on which the Company cured the Financial Statement Delivery Failure (and in the case of such extension, any reference to the Outside Date in this Agreement shall be a reference to the Outside Date, as extended); and provided further that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to JATT if JATT’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Date;

(e) by either JATT or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement (including the Merger) and such Order or other action shall have become final and nonappealable;

(f) by either JATT or the Company if the JATT Shareholders Meeting has been held (including any adjournment thereof), has concluded, JATT’s shareholders have duly voted and the Required JATT Shareholder Approval was not obtained;

(g) by JATT, if the Company has not delivered, or caused to be delivered, to JATT, the written consents of the Company Stockholders sufficient to constitute the Company Stockholder Written Consent in accordance with Section 5.13(a) on or prior to the Company Stockholder Written Consent Deadline; or

(h) by JATT, if the Company has not delivered the PCAOB Financials on or prior to the Financial Statement Delivery Deadline (any failure to deliver the PCAOB Financials by such date, the “Financial Statement Delivery Failure”), provided that such termination right shall become available to JATT only if the Financial Statement Delivery Failure is not cured within the 30-day period after receipt by the Company of written notice from JATT of such Financial Statement Delivery Failure, which the Company may cure by providing the PCAOB Financials by the end of such period, and in any case JATT shall cease to have the right to terminate this Agreement pursuant to this Section 7.1(h) after the expiration of such 30-day cure period upon the Company’s delivery of the PCAOB Financials to JATT, and provided further that JATT shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement that would cause the conditions specified in Section 6.3(a) or Section 6.3(b) not to be satisfied (assuming the Closing occurred as of such date).

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article VIII and Article I (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, but subject to Section 8.18, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any Investor Subscription Agreement, any Confidentiality Agreement, any Stockholder Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

Article VIII

MISCELLANEOUS

Section 8.1 Non-Survival. All of the representations and warranties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any JATT Non‑Party Affiliate, except in the case of Fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of JATT and the Company.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by JATT and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to JATT, to:

JATT II Acquisition Corp. 153 Central Avenue C/O 56 Westfield, NJ 07091 Attention: Nicholas Fernandes Email: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017 Attention: Adam Namoury E-mail: [***]

(b)	If to the Company or Merger Sub, to:

Talawar Tx Inc. 40 West 57th Street, 28th Floor New York, NY 10019 Attention: Marc Schegerin and Evan Taddeo Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP 55 Hudson Yards New York, New York 10001 Attention: Divakar Gupta, Brandon Fenn and William Sorabella E-mail: [***]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, for the avoidance of doubt, that (a) the payment of any Registration Statement Fees due prior to the Closing shall be borne equally by the Company and JATT, (b) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and JATT shall pay, or cause to be paid, all Unpaid JATT Expenses and (c) if the Closing occurs, then the Surviving Company shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid JATT Expenses from the funds of the Surviving Company, including funds released from the Trust Account.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) references from or through any date mean from and including or through and including such date, respectively, (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (l) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to JATT, any documents or other materials posted to the electronic data room on “Box.com” made available to JATT and its advisors under the project name “Talawar Tx Inc” as of 10:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the JATT Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the JATT Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the JATT Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV are not limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14 and Section 5.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13.

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of JATT. For all purposes of this Agreement, the phrase “to the Company’s knowledge”, “to the knowledge of the Company” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry. For all purposes of this Agreement, the phrase “to JATT’s knowledge”, “to the knowledge of JATT” and “known by JATT” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the JATT Disclosure Schedules, assuming reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the JATT Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any JATT Related Party (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the JATT Related Parties, in the case of JATT, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) except in the case of Fraud, none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, JATT or any Non-Party Affiliate concerning the Company, JATT, this Agreement or the transactions contemplated hereby.

Section 8.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of JATT set forth herein, (b) waive any inaccuracies in the representations and warranties of JATT set forth herein or (c) waive compliance by JATT with any of the agreements or conditions set forth herein. JATT may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED

WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if such court declines to accept jurisdiction, the United States District Court for the Southern District of New York, or, if such court declines to accept jurisdiction, any other state or federal court within the State of New York for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of JATT, filed with the SEC (File No. 333-294294) on April 17, 2026 (the “Prospectus”). The Company acknowledges and agrees and understands that JATT has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of JATT’s public shareholders (including overallotment shares acquired by JATT’s underwriters, the “Public Shareholders”), and JATT may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of JATT entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between JATT or any of its Representatives, on the one hand, and, the Company or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company (on its own behalf and on behalf of its Representatives) hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with JATT or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with JATT or its Affiliates).

Section 8.19 Legal Representation; Privilege.

(a) The Parties agree that, notwithstanding the fact that Greenberg Traurig, LLP (“GT”) may have, prior to Closing, jointly represented JATT and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented JATT and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, GT will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to JATT or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, hereby agrees, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with GT’s future representation of one or more of the Sponsor or its respective Affiliates in which the interests of such Person are adverse to the interests of JATT, the Company or any of its respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by GT of JATT, the Sponsor, or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of GT with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor shall be controlled by the Sponsor and shall not pass to or be claimed by JATT or the Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by JATT or any of its Affiliates (including, after the Effective Time, the Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Cooley LLP (“Cooley”) and Maples and Calder (Cayman) LLP (“Maples”) may have, prior to Closing, jointly represented the Company and/or its Affiliates in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Cooley and/or Maples will be permitted in the future, after Closing, to represent the Company or its Affiliates in connection with matters in which such Persons are adverse to JATT or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. JATT and/or the Sponsor, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Cooley’s and/or Maples’s future representation of one or more of the Company or its respective Affiliates (including, following the Closing, JATT) in which the interests of such Person are adverse to the interests of JATT and/or the Sponsor or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Cooley and Maples of the Company or any of its respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company shall be deemed the client of Cooley and Maples with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Company shall be controlled by the Company and shall not pass to or be claimed by JATT or the Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by JATT or any of its Affiliates (including, after the Effective Time, the Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

JATT II ACQUISITION CORP.

By:	/s/ Someit Sidhu
Name:	Dr. Someit Sidhu
Title:	Chief Executive Officer

TALAWAR TX INC.

By:	/s/ Marc Schegerin
Name:	Marc Schegerin
Title:	Chief Executive Officer

TALAWAR MERGER SUB

By:	/s/ Marc Schegerin
Name:	Marc Schegerin
Title:	Director

Annex A

Key Supporting Company Stockholders

Khanda Therapeutics L.P.

Annex B

Key Person

Marc Schegerin

Exhibit A

Form of Registration Rights and Lock-Up Agreement

Attached.

Annex B

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [•] between JATT II Acquisition Corp, a Cayman Islands exempted company, with limited liability (the “Surviving Company” or “JATT”) and Talawar Merger Sub, a Cayman Islands exempted company, with limited liability, wholly owned by Talawar (defined below) (the “Merging Company” or “Merger Sub”).

Whereas the Surviving Company is a Cayman Islands exempted company, with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Companies Act (As Revised) (the “Statute”).

Whereas the Merging Company is a Cayman Islands exempted company, with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Statute.

Whereas the director of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, in accordance with section 233(3) of the Statute, that the Merging Company will (i) merge with and into the Surviving Company, with the undertaking, property, rights, privileges, agreements, powers, franchises, liabilities and duties of the Merging Company vesting automatically in the Surviving Company and (ii) cease to exist, with the Surviving Company continuing as the surviving company (the “Merger”).

Whereas, the Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement (defined below), (ii) this Plan of Merger and (iii) the provisions of Part 16 of the Statute.

Whereas the shareholders of each of the Surviving Company and the Merging Company have, in accordance with section 233(6) of the Statute, authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Statute.

Each of the Surviving Company and the Merging Company deems it desirable and in the commercial interests of the Surviving Company and the Merging Company (respectively) to, and wishes to, enter into this Plan of Merger pursuant to the provisions of Part 16 of the Statute.

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement dated 29 June 2026 and made between, (i) the Surviving Company, (ii) the Merging Company, and (iii) Talawar Tx Inc., a Delaware corporation (“Talawar”) (the “Business Combination Agreement”) a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1.
The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.
2.
The surviving company (as defined in the Statute) is the Surviving Company and following the Merger, the name of the Surviving Company shall be [•].
3.
The registered office of the Surviving Company is c/o Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106 and the registered office of the Merging Company is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
4.
Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, and the Merging Company has 1 share in issue.

5.
Immediately prior to the Effective Date (as defined below), the authorised share capital of the Surviving Company is US$20,100 divided into 200,000,000 ordinary shares, of par value $0.0001 each, and 1,000,000 preference shares of par value $0.0001 each, and the Surviving Company has [[•] ordinary shares in issue and 1,000,000 preference shares in issue].
6.
On the Effective Date, immediately following the Merger, the authorised share capital of the Surviving Company shall be [US$20,100 divided into 200,000,000 ordinary shares, of par value $0.0001 each, and 1,000,000 preference shares of par value $0.0001 each].
7.
The date and time on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute, which is [•] (the “Effective Date”).
8.
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Business Combination Agreement in the form annexed at Annexure 1 hereto.
9.
Pursuant to Section 2.1 of the Business Combination Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person,
(i)
all of the shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) validly issued, fully paid and non-assessable JATT Share, which shall constitute the only issued and outstanding share in the capital of the Surviving Company,
(ii)
each JATT Share issued and outstanding as of immediately prior to the Effective Time (other than any shares of JATT Treasury Stock and JATT Redeeming Stock and any JATT Dissenting Shares) shall be automatically canceled and extinguished and converted into the right to receive one (1) PubCo Share,
(iii)
if there are any shares of JATT Shares that are owned by JATT as treasury shares or any shares of JATT Shares owned by any direct or indirect Subsidiary of JATT immediately prior to the Effective Time, such shares of JATT Treasury Stock shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor, and
10.
Pursuant to Section 2.1(i) of the Business Combination Agreement, each share of JATT Redeeming Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist as of immediately prior to the Closing and shall thereafter represent only the right to be paid a pro rata share of the JATT Shareholder Redemption Amount in accordance with the Governing Documents of JATT. For the avoidance of doubt, consistent with Section 8.5 of the Amended and Restated Memorandum and Articles of Association of JATT, each share of JATT Redeeming Stock shall not be entitled to participate in the profits of JATT in respect of the period after the date specified as the date of redemption of such JATT Redeeming Stock in the applicable redemption notice, which shall be no later than the day immediately preceding the Closing Date.
11.
On the Effective Date (but not before), the Merging Company will be struck from the Register of Companies of the Cayman Islands.
12.
On the Effective Date, the amended and restated memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association (the “Second Amended and Restated Memorandum and Articles of Association”) in the form annexed at Annexure 2 hereto, and the authorised share capital of the Surviving Company shall be as set out therein.
13.
The rights and restrictions attaching to the shares in the Surviving Company are set out in the Second Amended and Restated Memorandum and Articles of Association.

14.
There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.
15.
The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
16.
The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
17.
The names and addresses of each director of the Surviving Company are:

[•].

18.
This Plan of Merger has been approved by the board of directors of the Surviving Company and by the sole director of the Merging Company pursuant to section 233(3) of the Statute.
19.
This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute.
20.
This Plan of Merger has been authorised by special resolution of the shareholders of the Surviving Company pursuant to section 233(6) of the Statute.
21.
At any time prior to the Effective Date, this Plan of Merger may be:
a.
terminated by the board of directors of the Surviving Company or the sole director of the Merging Company;
b.
amended by the board of directors of the Surviving Company and the sole director of the Merging Company to:
i.
change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies in the Cayman Islands; and
ii.
effect any other changes to this Plan of Merger which the directors of the Surviving Company and the sole director of the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the sole shareholder of the Merging Company, as determined by the directors of the Surviving Company and the sole director of the Merging Company, respectively.
22.
If this Plan of Merger is amended or terminated in accordance with this clause after it has been filed with the Registrar of Companies in the Cayman Islands but before it has become effective, the constituent companies shall file or cause to be filed notice of the amendment or termination (as applicable) with the Registrar of Companies in the Cayman Islands in accordance with sections 235(2) and 235(4) of the Statute and shall distribute copies of such notice in accordance with section 235(3) of the Statute.
23.
This Plan of Merger may be executed in counterparts.
24.
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Signature Page Follows]

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

JATT II Acquisition Corp
By:	/s/
	Name:	[•]
	Title:	Director

Talawar Merger Sub
By:	/s/
	Name:	Marc Schegerin
	Title:	Sole Director

Annex 1

Business Combination Agreement

Annex 2

Second Amended and Restated Memorandum and Articles

Annex C

Investment Banking	Valuation & Financial Advisory

June 29, 2026

Board of Directors

JATT II Acquisition Corp.

153 Central Avenue, Suite 56

Westfield, NJ 07091

Ladies and Gentlemen:

Houlihan Capital, LLC (“Houlihan Capital”) understands that JATT II Acquisition Corp. (the “Client”, “JATT II” or “SPAC”) intends to pursue a business combination transaction (the “Transaction”) with Talawar TX, Inc., a Delaware corporation together with its affiliates, (“Talawar” or the “Company”), pursuant to a non-binding letter of intent (“LOI”) between the SPAC and the Company dated as of May 20, 2026 and the draft business combination agreement (“BCA”), dated June 29, 2026. The LOI and BCA contemplate a $120 million pre-money valuation of the Company’s equity on a fully diluted, cash-free, debt-free basis (the “Purchase Price”). At the closing of the Transaction (“Closing”), all outstanding equity and equity equivalents of the Company will be converted into the surviving entity (“PubCo”) common shares valued at $10.00 per share. The Transaction includes PIPE financing aimed at raising $225 million. This Opinion is conditioned upon the terms of the final Transaction being consistent in all material respects with this definition of the Transaction.

Pursuant to an engagement letter dated June 10, 2026, the Board of Directors of the SPAC (the “Board”) engaged Houlihan Capital as its financial advisor to render a written opinion (the “Opinion”), whether or not favorable, as to whether, as of the date of such Opinion, that the consideration to be issued or paid in the Transaction is fair, from a financial point of view, to the unaffiliated shareholders of the Client.

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital’s investigation included, among other things, the following:

•
Held discussions with certain members of SPAC management (“SPAC Management”) and Company management (“Company Management”) regarding the Transaction, the business of Talawar, and the future outlook for the Company;
•
Review of information provided by Client and the Company including, but not limited to:
o
Non-binding letter of intent between JATT II and Talawar, dated May 20, 2026;
o
The JATT II trust statement, dated June 17, 2026;
o
JATT II and Talawar business combination Sources and Uses;
o
The draft business combination agreement, dated June [ ], 2026;
o
Talawar investor presentations; and
o
JATT II’s SEC filings;
•
Reviewed the industry in which the Company operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

200 West Madison Suite 2150 Chicago, IL 60606

Tel: 312.450.8600 Fax: 312.277.7599

www.houlihan.com

Board of Directors of JATT II Acquisition Corp.

June 29, 2026

Fairness Opinion - Confidential

•
Developed indications of value for the Company using generally accepted valuation methodologies; and
•
Reviewed certain other relevant, publicly available information, including economic, industry, and Company specific information.

Our analyses contained herein are confidential and addressed to, and provided exclusively for use by, the Board. Our written opinion may be used (i) by the Board in evaluating the Transaction, (ii) in disclosure materials to shareholders of the SPAC, (iii) in filings with the U.S. Securities and Exchange Commission (the “SEC”) (including the filing of the fairness opinion and the data and analysis presented by Houlihan Capital to the Board), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Board’s recommendation to its equityholders with respect to the adoption of the Transaction or how any equityholder of the SPAC should vote with respect to such adoption or the statutory or other method by which the SPAC is seeking such vote in accordance with the terms of the Transaction, applicable law, and the SPAC’s organizational instruments.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, fraud, or gross negligence), nor will any such claim be asserted by or on behalf of you or your affiliates against any such person with respect to the Opinion other than Houlihan Capital.

We have relied upon and assumed, without independent verification, the accuracy, completeness, and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. We have further relied upon the assurances and representations from SPAC Management and Company Management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading in any material respect for the purposes of the Opinion. Houlihan Capital had reasonable opportunity to ask questions of Company Management with regard to the information provided to Houlihan Capital in connection with the preparation of the Opinion. We have not assumed responsibility for any independent verification of this information, nor have we assumed any obligation to verify this information. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

Several analytical methodologies have been employed herein, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. In arriving at the Opinion, Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

Our only opinion is the formal written opinion Houlihan Capital has expressed as to whether, as of the date hereof, that the consideration to be issued or paid in the Transaction is fair, from a financial point of view, to the unaffiliated shareholders of the Client. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of the SPAC, its equityholders, or any other party to proceed with or effect the proposed Transaction, (ii)

C-2

Board of Directors of JATT II Acquisition Corp.

June 29, 2026

Fairness Opinion - Confidential

financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the SPAC, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the SPAC, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the SPAC, its equityholders, or any other party.

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital’s Opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the Opinion. Houlihan Capital is under no obligation to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals or affiliates, has any ownership or other beneficial interests in any party to the Transaction or any of their affiliates and has provided no previous investment banking or consulting services to any party to the Transaction or any of their affiliates. There is no current agreement between Houlihan Capital, its principals, or affiliates and any party to the Transaction or any of their affiliates providing for the provision of future services by Houlihan Capital, its principals, or any of its affiliates to or for the benefit of any party to the Transaction or any of their affiliates. Houlihan Capital was not requested to and did not (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the proposed Transaction, (ii) negotiate or recommend the terms of the proposed Transaction, or (iii) advise the Board with respect to alternatives to the proposed Transaction. Houlihan Capital was engaged on a fixed fee basis, and its compensation is not contingent upon the completion of the Transaction.

In an engagement letter dated June 10, 2026, the SPAC has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services relating to the Opinion.

As of the date hereof, it is Houlihan Capital’s opinion that the consideration to be issued or paid in the Transaction is fair, from a financial point of view, to the unaffiliated shareholders of the Client. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Respectfully submitted,

Houlihan Capital, LLC

C-3

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws (our “bylaws”) to be in effect upon the closing of the business combination agreement that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions or any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have or will enter into, and intend to continue to enter into, separate indemnification agreements with each of our director, executive officers and other officers as determined from time to time by our board of directors or our compensation committee. These agreements provide that we will indemnify each of our directors and officers with whom we have entered into indemnification agreements to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director (and their affiliated funds) or officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for certain actions or proceedings arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we will agree in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We will maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 21. Exhibits and Financial Statement Schedules

(1) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-4, which Exhibit Index is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description

2.1†

Business Combination Agreement, dated June 29, 2026, by and among JATT II Acquisition Corp., Talawar Tx Inc., and Talawar Merger Sub (included as Annex A to the proxy statement/prospectus) (incorporated by reference to Exhibit 10.2 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026)

2.2	Form of Plan of Merger (included as Annex B to the proxy statement/prospectus)

3.1

Amended and Restated Memorandum and Articles of Association of JATT II Acquisition Corp. (incorporated by reference to Exhibit 3.1 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 21, 2026)

3.2*	Amended and Restated Memorandum and Articles of Association of JATT II Acquisition Corp. to be in effect at Closing

3.3*	Certificate of Incorporation of Talawar Tx Inc. in effect prior to the Closing

3.4*	Form of Amended and Restated Certificate of Incorporation of Talawar Tx Inc. to be effect at Closing

3.5*	Bylaws of Talawar Tx Inc. in effect prior to the Closing

3.6*	Form of Bylaws of Talawar Tx Inc. to be in effect at Closing

4.1*	Specimen Common Stock Certificate

4.2

Specimen Certificate of JATT II Acquisition Corp. Ordinary Share (incorporated by reference to Exhibit 4.1 to JATT II Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-294294), filed with the SEC on April 2, 2026)

5.1*	Opinion of Cooley LLP

10.1

Sponsor Support Agreement, dated June 29, 2026, by and between JATT Ventures II L.P. and Talawar Tx Inc (incorporated by reference to Exhibit 10.1 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026).

10.2

Stockholder Support Agreement, dated June 29, 2026, by and among JATT II Acquisition Corp., Talawar Tx Inc., and certain stockholders of Talawar Tx Inc. (incorporated by reference to Exhibit 10.2 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026)

10.3

Form of PIPE Subscription Agreement (Institutions) (incorporated by reference to Exhibit 10.3 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026)

10.4

Form of PIPE Subscription Agreement (Individual) (incorporated by reference to Exhibit 10.4 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026)

10.5

Form of Registration Rights and Lock-up Agreement (incorporated by reference to Exhibit 10.5 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2026)

Exhibit Number	Description
10.6

Letter Agreement dated April 16, 2026, among JATT II Acquisition Corp., JATT Ventures II L.P. and each of the officers and directors of JATT II Acquisition Corp. (incorporated by reference to Exhibit 10.1 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2026)

10.7

Investment Management Trust Agreement, dated April 16, 2026, between JATT II Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2026)

10.8

Registration Rights Agreement, dated April 16, 2026, among JATT II Acquisition Corp., JATT Ventures II L.P. and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2026)

10.9

Private Placement Shares Purchase Agreement among JATT II Acquisition Corp. and JATT Ventures II L.P. (incorporated by reference to Exhibit 10.4 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2026)

10.10

Administrative Services and Indemnification Agreement, dated April 16, 2026, between JATT II Acquisition Corp. and JATT Ventures II L.P. (incorporated by reference to Exhibit 10.5 to JATT II Acquisition Corp’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2026)

10.11

Promissory Note issued to JATT Ventures II L.P (incorporated by reference to Exhibit 10.6 to JATT II Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-294294), filed with the SEC on April 2, 2026)

10.12

Securities Subscription Agreement between JATT Ventures II L.P. and JATT II Acquisition Corp. (incorporated by reference to Exhibit 10.7 to JATT II Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-294294), filed with the SEC on April 2, 2026)

10.13	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to JATT II Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-294294), filed with the SEC on April 2, 2026)

10.14*††	Talawar 2026 Equity Incentive Plan

10.15*††	Talawar 2026 Employee Stock Purchase Plan

10.16#	Patent and Know-How Licence Agreement by and between Talawar Tx Inc. and Khanda Therapeutics LP dated May 6, 2026

10.17#	Patent and Know-How Licence Agreement by and between Talawar Tx Inc. and Khanda Therapeutics LP dated June 1, 2026

10.18#	Antibody Discovery and Option Agreement by and between Talawar Tx Inc. and Khanda Therapeutics LP

21.1	List of Subsidiaries

23.1	Consent of WithumSmith+Brown, PC

Exhibit Number	Description
23.2	Consent of BDO USA, P.C., independent registered public accounting firm of Talawar Tx Inc.

23.3*	Consent of Cooley LLP

24.1	Power of Attorney (included on this signature page)

99.1	Consent of Houlihan Capital, LLC.

101.INS	Inline XBRL Taxonomy Extension Schema Document

101.SCH	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Label Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Calculation of Registration Fee Table

*	To be filed by amendment.
†

Schedules and certain portions of the exhibits omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

††	Indicates a management contract or compensatory plan
#

As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts, on August 28, 2026.

TALAWAR TX INC.

By:	/s/ Marc Schegerin
Name:	Marc Schegerin
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Schegerin and Kristine Callahan, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Schegerin	Chief Executive Officer and Director	August 28, 2026
Marc Schegerin	(Principal Executive Officer and Principal Financial Officer)

/s/ Kristine Callahan	Chief Financial Officer	August 28, 2026
Kristine Callahan	(Principal Accounting Officer)

/s/ Daniel Becker
Daniel Becker	Chairman	August 28, 2026

/s/ Christine Borowski
Christine Borowski	Director	August 28, 2026

/s/Someit Sidhu
Someit Sidhu	Director	August 28, 2026

/s/ Praveen Tipirneni
Praveen Tipirneni	Director	August 28, 2026